Exhibit 4.7

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

Dated as of May 29, 2015

among

PARINA LEASING LIMITED,

CUCLILLO LEASING LIMITED,

RAYADOR LEASING LIMITED,

CANASTERO LEASING LIMITED,

LATAM AIRLINES GROUP S.A.,

WILMINGTON TRUST COMPANY,

as Pass Through Trustee under each of the Pass Through Trust Agreements

WILMINGTON TRUST COMPANY,

as Subordination Agent

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Escrow Agent

WILMINGTON TRUST COMPANY,

as Paying Agent

and

MAPLESFS LIMITED,

as Put & Call Trustee

Schedules

Schedule I	Aircraft
Schedule II	Trust Supplements
Schedule III	Required Terms
Schedule IV	Process Agents

Annex

Annex A	Definitions

Exhibits

Exhibit A	Form of Funding Notice
Exhibit B	Form of Participation Agreement
Exhibit C	Form of Indenture and Security Agreement
Exhibit D	Form of Chilean Mortgage
Exhibit E	Form of Brazilian Mortgage
Exhibit F	Form of Lease
Exhibit G	Form of Sublease
Exhibit H	Form of Assignment of Insurances
Exhibit I	Form of Lease Assignment
Exhibit J	Form of Sublease Assignment

Exhibit K-1	Form of Purchase Agreement Assignment (Boeing)
Exhibit K-2	Form of Purchase Agreement Assignment (Airbus A321 – LAN)
Exhibit K-3	Form of Purchase Agreement Assignment (Airbus A321 – TAM)
Exhibit K-4	Form of Purchase Agreement Assignment (Airbus A350)
Exhibit L-1	Form of Airframe Warranties Agreement (A321 – LAN)
Exhibit L-2	Form of Airframe Warranties Agreement (A321 – LAN – Initial Sublease)
Exhibit L-3	Form of Airframe Warranties Agreement (A321 – TAM)
Exhibit L-4	Form of Airframe Warranties Agreement (A321 – TAM – Initial Sublease)
Exhibit L-5	Form of Airframe Warranties Agreement (A350)
Exhibit M-1	Form of Engine Warranties Agreement (Rolls Royce)
Exhibit M-2	Form of Engine Warranties Agreement (CFM)
Exhibit M-3	Form of Engine Warranties Agreement (CFM – Initial Sublease)
Exhibit N	Form of Subordination Acknowledgment
Exhibit O	Form of Note Guarantee

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT, dated as of May 29, 2015, is made by and among (i) LATAM AIRLINES GROUP S.A., a company incorporated under the laws of the Republic of Chile (“LATAM” or “Lessee”), (ii) PARINA LEASING LIMITED, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “2015 Narrowbody Owner”), (iii) CUCLILLO LEASING LIMITED, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “2016 Narrowbody Owner”), (iv) RAYADOR LEASING LIMITED, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “2015 Widebody Owner”), (v) CANASTERO LEASING LIMITED, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “2016 Widebody Owner” and together with the 2015 Narrowbody Owner, the 2016 Narrowbody Owner and the 2015 Widebody Owner, collectively, the “Owners” and each, individually, an “Owner”), (vi) WILMINGTON TRUST COMPANY (“WTC”), a Delaware trust company, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity, together with any successor in interest and any successor or other trustee appointed as provided in the applicable Pass Through Trust Agreement (as defined below), the “Pass Through Trustee”) under each of the two separate Pass Through Trust Agreements, (vii) WILMINGTON TRUST COMPANY, a Delaware trust company, as subordination agent and trustee (in such capacity together with its successors in such capacity, the “Subordination Agent”) under the Intercreditor Agreement (as defined below), (viii) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent (in such capacity together with its successors in such capacity, the “Escrow Agent”), under each of the Escrow and Paying Agent Agreements (as defined below), (ix) WILMINGTON TRUST COMPANY, a Delaware trust company, as Paying Agent (in such capacity together with its successors in such capacity, the “Paying Agent”) under each of the Escrow and Paying Agent Agreements, and (x) MaplesFS Limited, a limited company organized under the laws of the Cayman Islands (in such capacity together with its successors in such capacity, the “Put & Call Trustee”).

WITNESSETH:

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto;

WHEREAS, the Lessee has obtained commitments from a Manufacturer pursuant to an Aircraft Purchase Agreement for the delivery scheduled in or prior to March 2016 of the 17 aircraft described in Schedule I hereto and (i) the Lessee and the 2015 Narrowbody Owner wish to finance pursuant to this Note Purchase Agreement the Airbus A321-200 aircraft delivered during 2015 as described in such schedule (the “2015 Narrowbody Aircraft”), (ii) the Lessee and the 2016 Narrowbody Owner wish to finance pursuant to this Note Purchase Agreement the Airbus A321-200 aircraft delivered during 2016 as described in such schedule (the “2016 Narrowbody Aircraft” and, together with the 2015 Narrowbody Aircraft, collectively, the “Narrowbody Aircraft”), (iii) the Lessee and the 2015 Widebody Owner wish to finance pursuant to this Note Purchase Agreement the Boeing 787 -9 aircraft and Airbus A350-900 aircraft delivered during 2015 as described in such schedule (the “2015 Widebody Aircraft” (iv) the Lessee and the 2016 Widebody Owner wish to finance pursuant to this Note Purchase Agreement the Boeing 787-9 aircraft and Airbus A350-900 aircraft delivered during 2016 as described in such schedule (the “2016 Widebody Aircraft” and, together with the 2015 Widebody Aircraft, collectively the “Widebody Aircraft”; the Narrowbody Aircraft and the Widebody Aircraft, collectively the “Aircraft” and each an “Aircraft”);

WHEREAS, (a) the designated Owner of each Aircraft will use the proceeds of the issuance of Equipment Notes, together with the proceeds of the initial rent payment under the Lease for such Aircraft, to fund the acquisition of such Aircraft from the Manufacturer and (b) simultaneously with such purchase, such Owner will enter into a Lease for such Aircraft with the Lessee and will transfer possession of such Aircraft to the Lessee in accordance with such Lease;

WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the Trust Supplements described in Schedule II hereto, and concurrently with the execution and delivery of this Note Purchase Agreement, two separate grantor trusts (the “Class A Pass Through Trust”, and the “Class B Pass Through Trust”, respectively, and collectively, the “Pass Through Trusts” and, individually, each a “Pass Through Trust”) have been created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (together with any other pass through certificates for which such pass through certificates may be exchanged, collectively, the “Certificates”) to provide financing, among other things, for the purchase by such Pass Through Trusts of the Equipment Notes to be issued in respect of, and secured by a security interest in, each of the Aircraft;

WHEREAS, LATAM and the Owners have entered into the Purchase Agreement, dated as of May 14, 2015 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Certificate Purchase Agreement”) with Citigroup Global Markets Inc., as representative of the Initial Purchasers named therein (the “Initial Purchasers”), and the Depositary, which provides that LATAM will cause the Pass Through Trustee under the Class A Pass Through Trust (the “Class A Pass Through Trustee”), and the Pass Through Trustee under the Class B Pass Through Trust (the “Class B Pass Through Trustee”) to issue and sell the Class A Certificates and the Class B Certificates respectively, to the Initial Purchasers on the Issuance Date;

WHEREAS, LATAM may in the future enter into Trust Supplements further to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance of the Additional Series Pass Through Certificates to provide financing for the purchase by the Additional Series Pass Through Trustee of the Additional Series Equipment Notes, if issued in respect of, and secured by a security interest in, the Aircraft;

WHEREAS, concurrently with the execution and delivery of this Note Purchase Agreement, (i) the Escrow Agent and the Depositary have entered into that certain Deposit Agreement (Class A), dated as of the Issuance Date, relating to the Class A Pass Through Trust and that certain Deposit Agreement (Class B), dated as of the Issuance Date, relating to the Class B Pass Through Trust (each such agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms, a “Deposit Agreement” and collectively, the “Deposit Agreements”) whereby the Escrow Agent has agreed to direct the Initial Purchasers to make certain deposits referred to therein on the Issuance Date (the “Initial Deposits”) and to permit the applicable Pass Through Trustees to make additional deposits from time to time thereafter (the Initial Deposits together with such additional deposits are collectively referred to as the “Deposits”), and (ii) Citigroup Global Markets Inc., as representative of the Initial Purchasers, the applicable Pass Through Trustees, the Paying Agent and the Escrow Agent have entered into that certain Escrow and Paying Agent Agreement (Class A), dated as of the Issuance Date, relating to the Class A Pass Through Trust and that certain Escrow and Paying Agent Agreement (Class B), dated as of the Issuance Date, relating to the Class B Pass Through Trust (each such agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms, an “Escrow and Paying Agent Agreement”, and collectively, the “Escrow and Paying Agent Agreements”), whereby, among other things, (a) the Initial Purchasers have agreed to deliver an amount equal to the amount of the Initial Deposits to the Depositary on behalf of the applicable Escrow Agent and (b) the applicable Escrow Agent, upon the Depositary receiving such Initial Deposits, has agreed to deliver escrow receipts to be affixed to each Certificate;

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WHEREAS, concurrently with the execution and delivery of this Note Purchase Agreement (i) LATAM has entered into a Charge over Shares (Owner Parent) with respect to each Owner whereby LATAM has pledged all of its interest in the shares of such Owner to the Subordination Agent; (ii) the Put & Call Trustee has entered into the Charge over Shares (Put & Call Trustee) in respect of each Owner whereby the Put & Call Trustee has pledged all of its prospective interest in the shares of such Owner to the Subordination Agent; (iii) LATAM and the Put & Call Trustee have entered into a Put Option Agreement in respect of each Owner; and (iv) the LATAM and the Subordination Agent have entered into a Call Option Agreement in respect of each Owner;

WHEREAS, subject to the terms and conditions of this Note Purchase Agreement, each Pass Through Trustee of each Pass Through Trust then in existence and each of the Subordination Agent, WTC and each Owner will enter into the applicable Financing Agreements to which it is intended to be a party relating to each Aircraft;

WHEREAS, upon the financing of each Aircraft, each Pass Through Trustee will fund its purchase of the related series of Equipment Notes in respect of such Aircraft with the proceeds of one or more Deposits withdrawn by the applicable Escrow Agent under the related Deposit Agreement bearing the same interest rate as the Certificates issued by the applicable Pass Through Trust; and

WHEREAS, concurrently with the execution and delivery of this Note Purchase Agreement, (i) the Class A Liquidity Provider has entered into the Class A Liquidity Facility for the benefit of the Holders of the Certificates issued by the Class A Pass Through Trust and the Class B Liquidity Provider has entered into the Class B Liquidity Facility for the benefit of the Holders of the Certificates issued by the Class B Pass Through Trust, in each case with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust and (ii) the Pass Through Trustees, the Liquidity Providers and the Subordination Agent have entered into the Intercreditor Agreement.

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NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Financing of Aircraft.

(a)         Agreement to Finance. LATAM confirms that it has entered into each Aircraft Purchase Agreement with the applicable Manufacturer pursuant to which LATAM has agreed to purchase, and such Manufacturer has agreed to deliver, the Aircraft in the months specified in Schedule I hereto, all on and subject to terms and conditions specified in such Aircraft Purchase Agreement. LATAM agrees to enter into a Purchase Agreement Assignment with respect to each Aircraft with the applicable Owner pursuant to which LATAM will assign the right to purchase such Aircraft and the other relevant rights and obligations under the applicable Aircraft Purchase Agreement to such Owner. Each Owner agrees to finance all such Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the applicable Financing Agreements, by the date referred to in clause (a) of the definition of Delivery Period Termination Date.

(b)          Funding Notice. In furtherance of the foregoing, and in respect of each Aircraft to be purchased and financed by it, the designated Owner agrees to give the parties hereto, the Depositary and each of the Rating Agencies not less than one Business Day’s prior notice (including in the case of a substitute Funding Notice under Section 1(f) or a Funding Notice in respect of a Substitute Aircraft under Section 1(h)), substantially in the form of Exhibit A hereto (each, a “Funding Notice”), of the date scheduled for the financing as contemplated hereby in respect of such Aircraft (the “Funding Date”), which notice shall:

(i)  specify the Funding Date of such Aircraft (which shall be a Business Day on or prior to the Cut-Off Date);

(ii)  instruct each Pass Through Trustee of each Pass Through Trust then in existence to enter into the Participation Agreement included in the Financing Agreements with respect to such Aircraft in such form and at such a time on or before the Funding Date as specified in such Funding Notice and to perform its obligations thereunder;

(iii)  instruct each Pass Through Trustee to deliver to the applicable Escrow Agent the “Withdrawal Certificate” and the related “Applicable Notice of Purchase Withdrawal” contemplated by Section 1.02(c) of the applicable Escrow and Paying Agent Agreement with respect to the Equipment Notes to be issued to such Pass Through Trustee in connection with the financing of such Aircraft; and

(iv)  specify the aggregate principal amount of each series of Equipment Notes to be issued, and purchased by each Pass Through Trustee, in connection with the financing of such Aircraft scheduled to be consummated on such Funding Date (which aggregate principal amount shall be as specified in, or as adjusted in accordance with, as the case may be, the Required Terms).

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(c)         [Reserved].

(d)         Entering into Financing Agreements. Upon receipt of a Funding Notice, each Pass Through Trustee of each Pass Through Trust then in existence shall, and shall cause the Subordination Agent to, enter into and perform their obligations under each applicable Participation Agreement and follow the other instructions specified in such Funding Notice; provided that, with respect to each Aircraft to be financed:

(i)  subject to clauses (ii)-(iv) immediately below, the applicable Financing Agreements, as executed and delivered, shall be substantially in the respective forms thereof annexed hereto and (x) the amortization schedule for each Equipment Note shall be as set forth in the relevant table attached as part of Schedule III hereto and (y) the relevant Financing Agreements shall provide for the purchase by the applicable Pass Through Trustee of Equipment Notes of the related series in the principal amounts specified in Schedule III hereto;

(ii)  subject to clauses (iii) and (iv) immediately below, if (x) the Lessee shall have obtained from each Rating Agency a Rating Agency Confirmation with respect to each Class of Certificates then rated by such Rating Agency in connection with any material modifications of the applicable Financing Agreements from the forms of Financing Agreements annexed hereto (including the form of Equipment Note included in the form Indenture annexed hereto) and delivered such Rating Agency Confirmation to each Pass Through Trustee of each Pass Through Trust then in existence on or before the applicable Funding Date or (y) such Rating Agency Confirmation shall have been obtained with respect to material modifications of the Financing Agreements relating to another or any Aircraft or with respect to material modifications of the forms of the Financing Agreements annexed hereto and the applicable Financing Agreements incorporate such material modifications without additional material modifications, the applicable Financing Agreements, as executed and delivered, may incorporate such material modifications, if any;

(iii)  the applicable Financing Agreements, as executed and delivered, shall comply with the Required Terms; and

(iv)  the Lessee is not required to obtain or deliver a Rating Agency Confirmation or a certification pursuant to Section 2(b)(ii) of this Note Purchase Agreement in connection with any modifications to the applicable Financing Agreements that are not material or that are expressly permitted by the Required Terms or by Section 5(e) of this Note Purchase Agreement.

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Notwithstanding the foregoing, (x) the Financing Agreements with respect to any Aircraft and the forms of Financing Agreements annexed hereto may be modified to the extent required for the issuance or the successive redemption and issuance, as applicable, of Equipment Notes or Additional Series Equipment Notes, as the case may be, pursuant to Section 4(b)(iv) of this Note Purchase Agreement, subject to the terms of such Section and of Section 8.01(c) or 8.01(d) of the Intercreditor Agreement, whichever may be applicable, and the Lessee shall pay the reasonable costs and expenses of the Rating Agencies in connection with obtaining any Rating Agency Confirmation in connection therewith, and (y) no Owner is required to deliver a certification pursuant to Section 2(b)(ii) of this Note Purchase Agreement in connection with any modifications of the Financing Agreements contemplated by this sentence. With respect to each Aircraft financed by it, the applicable Owner shall cause WTC (or such other Person that meets the eligibility requirements to act as loan trustee under the applicable Indenture) to execute as the applicable Loan Trustee the Financing Agreements relating to such Aircraft to which such Loan Trustee is intended to be a party, and shall concurrently therewith execute such Financing Agreements to which such Owner is intended to be a party and perform its respective obligations thereunder. Upon the request of one or more Rating Agencies, each Owner shall deliver or cause to be delivered to such Rating Agency or Rating Agencies a true and complete copy of each Financing Agreement relating to the financing of each Aircraft owned by such Owner, together with a true and complete set of the closing documentation (including legal opinions) delivered to the applicable Loan Trustee, the Subordination Agent and each Pass Through Trustee of each Pass Through Trust then in existence under the applicable Participation Agreement.

(e)         Registration of Equipment Notes. Each Owner agrees that all Equipment Notes issued by it pursuant to any Indenture to which an Aircraft shall have been subjected shall initially be registered in the name of the Subordination Agent on behalf of the applicable Pass Through Trustee (or, in the case of any Additional Series Equipment Notes, on behalf of the Additional Series Pass Through Trustee with respect to the corresponding Additional Series Pass Through Certificates).

(f)         Postponement of Delivery and Funding. If, on the Funding Date for any Aircraft, the financing of such Aircraft as contemplated hereunder shall not be consummated for whatever reason, the Lessee shall give the parties hereto and the Depositary prompt notice thereof. Promptly after the Lessee has identified (x) a new Funding Date on which such Aircraft may be subjected to the financing as provided herein or (y) a Substitute Aircraft that may be subjected to the financing as provided herein in lieu of such Aircraft and the Funding Date for such Substitute Aircraft (all on and subject to the terms and conditions hereof and of the applicable Financing Agreements), the Lessee shall give the parties hereto and the Depositary a substitute Funding Notice specifying such new Funding Date for such Aircraft or the Funding Date for such Substitute Aircraft. Upon receipt of any such substitute Funding Notice, each Pass Through Trustee of each Pass Through Trust then in existence shall comply with its obligations under Section 7.01 of the applicable Trust Supplement and thereafter the financing of such Aircraft, as specified in such substitute Funding Notice, shall take place on the re-scheduled Funding Date therefor (all on and subject to the terms and conditions hereof and of the applicable Financing Agreements) unless further postponed as provided herein.

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(g)        Delivery of Aircraft from Manufacturer. Anything in this Section 1 or elsewhere to the contrary notwithstanding, (i) the 2015 Narrowbody Owner shall have the right to accept delivery of each 2015 Narrowbody Aircraft, (ii) the 2016 Narrowbody Owner shall have the right to accept delivery of each 2016 Narrowbody Aircraft, (iii) the 2015 Widebody Owner shall have the right to accept delivery of each 2015 Widebody Aircraft and (iv) the 2016 Widebody Owner shall have the right to accept delivery of each 2016 Widebody Aircraft, in each case from the applicable Manufacturer under the applicable Aircraft Purchase Agreement prior to the Funding Date for such Aircraft by utilization of bridge financing of such Aircraft or using such Owner’s or Lessee’s own funds or otherwise and to specify a Funding Date for such Aircraft that, in the case of any Aircraft that is not a Substitute Aircraft, shall be no later than 90 days after the delivery of such Aircraft to such Owner by the applicable Manufacturer under the applicable Aircraft Purchase Agreement and, in each case, shall be no later than the Cut-Off Date and otherwise complying with the provisions of Section 1(b) hereof.

(h)        Substitute Aircraft. If the Funding Date for any Aircraft is delayed more than 30 days beyond the last day of the month set forth opposite such Aircraft under the heading “Scheduled Delivery Month” in Schedule I hereto, the Lessee may substitute therefor an aircraft not included in the Aircraft, but meeting the following conditions (each, a “Substitute Aircraft” and, collectively, the “Substitute Aircraft”): (i) a Substitute Aircraft must be of the same model as the Aircraft being replaced and (ii) the Lessee shall obtain a Rating Agency Confirmation with respect to each Class of Certificates then rated by the Rating Agencies in connection with the replacement of any Aircraft by a Substitute Aircraft. Upon the satisfaction of the conditions set forth above with respect to a Substitute Aircraft, the Aircraft it replaced shall cease to be subject to this Note Purchase Agreement and all rights and obligations of the parties hereto concerning such Aircraft shall cease, and such Substitute Aircraft shall become, and thereafter be, subject to the terms and conditions of this Note Purchase Agreement to the same extent as such Aircraft.

(i)         No Liability for Failure to Purchase Equipment Notes. Neither the Lessee nor any Owner shall have any liability for the failure of any Pass Through Trustee to purchase Equipment Notes with respect to any Aircraft.

(j)         Withdrawals Limited to Available Deposits. Anything herein to the contrary notwithstanding, neither the Lessee nor any Owner shall have the right, nor shall it be entitled, at any time to request the issuance of Series A Equipment Notes or Series B Equipment Notes in respect of the Aircraft to the Class A Pass Through Trustee, or the Class B Pass Through Trustee, respectively, in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the applicable Deposit Agreement.

(k)         Notice of Event of Loss. In the case of any Aircraft, if, prior to the date on which such Aircraft is subjected to a financing in the manner provided herein, an event has occurred and is continuing that constitutes an Event of Loss (as defined in the form of the Indenture annexed hereto, as such form is modified from time to time in accordance with the terms hereof) with respect to such Aircraft or that would constitute such an Event of Loss but for the requirement that notice be given or time elapse or both, the Lessee will as promptly as practicable (and, in any event, within 15 days after the occurrence of the relevant Event of Loss) give notice of such event to each Pass Through Trustee and the Subordination Agent and instruct each Pass Through Trustee, and each Pass Through Trustee agrees, to execute and deliver to the applicable Escrow Agent a duly completed Withdrawal Certificate (as defined in the applicable Escrow and Paying Agent Agreement) together with a relevant Notice of Event of Loss Withdrawal (as defined in the applicable Escrow and Paying Agent Agreement).

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SECTION 2. Conditions Precedent. The obligation of each of the Pass Through Trustees of each Pass Through Trust then in existence to enter into, and to cause the Subordination Agent to enter into, a Participation Agreement relating to any Aircraft as directed pursuant to a Funding Notice and to perform its obligations thereunder is subject to satisfaction of the following conditions:

(a)         no Triggering Event shall have occurred;

(b)         subject to Section 1(d)(iv) and the last paragraph of Section 1(d), the applicable Owner shall have delivered a certificate to each Pass Through Trustee of each Pass Through Trust then in existence and each Liquidity Provider stating that (i) such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement comply with the Required Terms and (ii) if any substantive modifications of such Financing Agreements from the forms of Financing Agreements attached to this Note Purchase Agreement have been made, (x) such substantive modifications do not materially and adversely affect the Holders of the Class A Certificates, the Holders of the Class B Certificates, or any Liquidity Provider and (y) if required pursuant to Section 1(d)(ii), such Owner has obtained from each Rating Agency a Rating Agency Confirmation with respect to each Class of Certificates then rated by such Rating Agency with respect to such modifications, and such certification shall be true and correct; and

(c)         such Pass Through Trustee shall not have received any notice pursuant to Section 1(k) of a relevant event with respect to such Aircraft.

Anything herein to the contrary notwithstanding, the obligation of each Pass Through Trustee of each Pass Through Trust then in existence to purchase Equipment Notes hereunder shall terminate on the Cut-Off Date.

SECTION 3. Representations and Warranties.

(a)          Representations and Warranties of the Owners. Each Owner represents and warrants, as to itself, that:

(i)   Due Incorporation; Good Standing; Corporate Power; Etc. It is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the full corporate power, authority and legal right under the laws of the Cayman Islands to execute and deliver this Note Purchase Agreement and each Financing Agreement to which it will be a party and to carry out its obligations under this Note Purchase Agreement and each Financing Agreement to which it will be a party;

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(ii)   Authorization; No Conflicts. The execution and delivery by such Owner of this Note Purchase Agreement and the performance by such Owner of its obligations under this Note Purchase Agreement have been duly authorized by such Owner and will not violate its Certificate of Incorporation or memorandum and articles of association or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

(iii)   Enforceability. This Note Purchase Agreement constitutes the legal, valid and binding obligation of such Owner, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity; and

(iv)   No Withholding. As of the date hereof, all payments to be made by such Owner under this Agreement and each of the other Financing Agreements may be made by it free and clear of, and without deduction for or on account of, any Chilean taxes and no deductions or withholdings are required to be made therefrom pursuant to the laws or regulations of Chile as of the date hereof.

(b)        Representations and Warranties of LATAM. LATAM represents and warrants that:

(i)         Due Incorporation; Good Standing; Corporate Power; Etc. LATAM is duly incorporated, validly existing and in good standing under the laws of the Republic of Chile and has the full corporate power, authority and legal right under the laws of the Republic of Chile to execute and deliver this Note Purchase Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of LATAM under this Note Purchase Agreement and each Financing Agreement to which it will be a party;

(ii)        Authorization; No Conflicts. The execution and delivery by LATAM of this Note Purchase Agreement and the performance by LATAM of its obligations under this Note Purchase Agreement have been duly authorized by LATAM and will not violate its Certificate of Incorporation or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

(iii)       Enforceability. This Note Purchase Agreement constitutes the legal, valid and binding obligation of LATAM, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity; and

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(iv)        No Withholding. As of the date hereof, all payments to be made by LATAM under this Agreement and each of the other Financing Agreements may be made by it free and clear of, and without deduction for or on account of, any Chilean taxes and no deductions or withholdings are required to be made therefrom pursuant to the laws or regulations of Chile as of the date hereof.

(c)          Representations and Warranties of WTC. WTC represents and warrants that:

(i)   Due Incorporation; Good Standing; Corporate Power; Etc. WTC is a Delaware trust company duly organized and validly existing in good standing under the laws of the State of Delaware, holds a valid certificate to do business as a Delaware trust company and has the full corporate power, authority and legal right under the laws of the United States and of the state of the United States in which it is located and pertaining to its trust and fiduciary powers to execute and deliver this Note Purchase Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, under this Note Purchase Agreement and each Financing Agreement to which it will be a party;

(ii)   Due Authorization; No Conflicts. The execution and delivery by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of this Note Purchase Agreement and the performance by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of its obligations under this Note Purchase Agreement have been duly authorized by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii)  Enforceability. This Note Purchase Agreement constitutes the legal, valid and binding obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(d)        Representations and Warranties of the Pass Through Trustee. Each Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in Section 7.15 of the Basic Pass Through Trust Agreement and Section 7.04 of the applicable Trust Supplement are true and correct as of the date hereof.

(e)        Representations and Warranties of the Subordination Agent. The Subordination Agent represents and warrants that:

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(i)    Due Incorporation; Good Standing; Corporate Power; Etc. The Subordination Agent is a Delaware trust company duly organized and validly existing in good standing under the laws of the State of Delaware, holds a valid certificate to do business as a Delaware trust company, and has the full corporate power, authority and legal right under the laws of the United States and of the state of the United States in which it is located and pertaining to its trust and fiduciary powers to execute and deliver this Note Purchase Agreement and each Financing Agreement to which it is or will be a party and to perform its obligations under this Note Purchase Agreement and each Financing Agreement to which it is or will be a party;

(ii)   Due Authorization; Enforceability. This Note Purchase Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Note Purchase Agreement constitutes the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

(iii)   Compliance with Laws; No Conflicts. None of the execution, delivery and performance by the Subordination Agent of this Note Purchase Agreement contravenes any law, rule or regulation of the state of the United States in which it is located or any United States governmental authority or agency regulating the Subordination Agent’s trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent or contravenes the Subordination Agent’s articles of association or by-laws or results in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

(iv)   No Governmental Consents. Neither the execution and delivery by the Subordination Agent of this Note Purchase Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency of the state of the United States in which it is located or any federal governmental authority or agency regulating the Subordination Agent’s trust or fiduciary powers;

(v)   Certain Tax Matters. There are no Taxes payable by the Subordination Agent imposed by any state of the United States in which it is located or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Note Purchase Agreement or the Intercreditor Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by any state of the United States in which it is located or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities); and

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(vi)   No Proceedings. There are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Note Purchase Agreement.

(f)          Representations and Warranties of the Escrow Agent. The Escrow Agent represents and warrants that:

(i)   Due Incorporation; Good Standing; Corporate Power; Etc. The Escrow Agent is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States and of the state of the United States in which it is located and pertaining to its banking, trust and fiduciary powers to execute and deliver this Note Purchase Agreement, each Deposit Agreement and each Escrow and Paying Agent Agreement (collectively, the “Escrow Agent Agreements”) and to carry out the obligations of the Escrow Agent under each of the Escrow Agent Agreements;

(ii)   Due Authorization; No Conflicts. The execution and delivery by the Escrow Agent of each of the Escrow Agent Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its charter or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii)   Enforceability. Each of the Escrow Agent Agreements constitutes the legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(g)         Representations and Warranties of the Paying Agent. The Paying Agent represents and warrants that:

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(i)   Due Incorporation; Good Standing; Corporate Power; Etc. The Paying Agent is a Delaware trust company duly organized and validly existing in good standing under the laws of the State of Delaware, holds a valid certificate to do business as a Delaware trust company, and has the full corporate power, authority and legal right under the laws of the United States and of the state in which it is located and pertaining to its trust and fiduciary powers to execute and deliver this Note Purchase Agreement and each Escrow and Paying Agent Agreement (collectively, the “Paying Agent Agreements”) and to carry out the obligations of the Paying Agent under each of the Paying Agent Agreements;

(ii)   Due Authorization; No Conflicts. The execution and delivery by the Paying Agent of each of the Paying Agent Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii)   Enforceability. Each of the Paying Agent Agreements constitutes the legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(h)         Representations and Warranties of the Put & Call Trustee. The Put & Call Trustee represents and warrants that:

(i)   Due Incorporation; Good Standing; Corporate Power; Etc. MaplesFS Limited is a company validly existing and in good standing under the laws of the Cayman Islands and has the full corporate power, authority and legal right under the laws of the Cayman Islands and pertaining to its trust and fiduciary powers to execute and deliver this Note Purchase Agreement and each Operative Agreement to which it is a party and to carry out the obligations of the Put & Call Trustee under each such Operative Agreement to which it is a party;

(ii)   Due Authorization; No Conflicts. The execution and delivery by the Put & Call Trustee of each of this Note Purchase Agreement and each Operative Agreement to which it is a party and the performance by the Put & Call Trustee of its obligations hereunder and thereunder have been duly authorized by the Put & Call Trustee and will not violate its memorandum and articles of association or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound, in each case, in connection with the Operative Agreements; and

(iii)   Enforceability. Each of the this Note Purchase Agreement and each Operative Agreement to which it is a party constitutes the legal, valid and binding obligations of the Put & Call Trustee enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

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SECTION 4. Covenants.

(a)	Covenants of the Owners.

(i)   Maintenance of Corporate Existence. Each Owner shall at all times maintain its corporate existence.

(ii)   Special Purpose. No Owner shall:

(A)   enter into any business or other activity other than (i) the entry into, the exercise of rights under, and the performance of all obligations to be performed by it pursuant to, and as permitted by, the Operative Agreements or any documents executed or to be executed by it in connection with the transactions contemplated thereby, (ii) paying expenses incurred in the ordinary course of the business contemplated by the Operative Agreements, and (iii) activities incidental to the foregoing, including without limitation arrangements for the management and/or administration of the Owners;

(B)    contract for, create, incur or assume any indebtedness (including contingent liability therefor), grant any credit, guarantee any debts or grant any indemnity other than pursuant to the Operative Agreements; and

(C)    enter into any contract or agreement with any Person, nor create or incur, any liability to any Person, other than such contracts or liabilities, or both, as expressly provided for or permitted or contemplated by the Operative Agreements to which such Owner is a party, and contracts, liabilities, ordinary operating costs and overhead expenses as have arisen or may arise in the ordinary course of carrying on business in accordance with this Section 4(a)(ii).

(iii)    Merger, Consolidation, Acquisition of the Owners. No Owner shall consolidate with or merge into any other Person or convey, transfer or lease any of its assets to any Person, except for leasing of its Aircraft under the Leases to which it is a party and such other conveyances, transfers or leases permitted by the Operative Agreements.

(b)	Covenants by LATAM.

(i)   Maintenance of Corporate Existence. Subject to, and except as contemplated by, Section 4(b)(ii) of this Note Purchase Agreement, LATAM shall at all times maintain its corporate existence.

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(ii)  Merger, Consolidation, Acquisition of LATAM.

(A)  LATAM shall not consolidate with or merge into any other Person under circumstances where LATAM is not the surviving Person or convey, transfer or lease substantially all of its assets as an entirety to any Person unless (1) immediately prior to such transaction and immediately after giving effect to such transaction no “Event of Default” under any Lease or any Indenture will have occurred or be continuing; (2) the Person formed by such consolidation or into which LATAM is merged or the Person that acquires by conveyance, transfer or lease substantially all of the assets of LATAM as an entirety shall be organized and validly existing under (x) the laws of the Republic of Chile or any territory thereof or (y) the laws of the United States of America or any state thereof of the District of Columbia, provided that, in the case of clause (y), such Person shall be a United States certificated air carrier, if and so long as such status is a condition to the benefits of Section 1110 of the United States Bankruptcy Reform Act of 1978, as amended, with respect to any Leases or any Aircraft, and (3) such Person shall execute and deliver to the Pass Through Trustees, the Subordination Agent, the Escrow Agent and the Paying Agent an agreement in form and substance reasonably satisfactory to them containing an assumption by such successor Person of the due and punctual performance and observance of each covenant and condition of this Note Purchase Agreement.

(B)  Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of LATAM as an entirety in accordance with this Section 4(b), the successor Person formed by such consolidation or into which LATAM is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, LATAM under this Agreement with the same effect as if such successor Person had been named as the Lessee herein.

(C)  Each of the Pass Through Trustees, the Subordination Agent, the Escrow Agent and the Paying Agent may request an officer’s certificate and an opinion of counsel of LATAM (or such successor Person) as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease, and any such assumption, complies with the provisions of this Section 4(b).

(iii)   Certain Reports to Subordination Agent. Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of LATAM to make payments of Rent or any other payments to be made by it pursuant to any Lease and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, LATAM shall, at the Subordination Agent’s request from time to time but in any event no more frequently than once every three months, provide to the Subordination Agent a statement setting forth the following information with respect to each Aircraft then subject to the lien of an Indenture: (A) whether the Aircraft are currently in service or parked in storage, (B) the maintenance status of the Aircraft, and (C) the location of the Engines (as defined in the respective Indentures to which such Aircraft are subject). As used in this Section 4(b)(iii), the terms “Triggering Event”, “Indenture Event of Default” and “Regular Distribution Date” have the respective meanings set forth in the Intercreditor Agreement.

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(iv)  Refinancing of Equipment Notes; Additional Series Equipment Notes. The Lessee shall have the option to cause each Owner to (A), with respect to Equipment Notes issued by it, redeem any Series B Equipment Notes (or any Additional Series Equipment Notes) and issue new Equipment Notes with the same Series designation as that of the redeemed Equipment Notes, (B) issue one or more series at any time outstanding of Additional Series Equipment Notes, in each case, under any Indenture to which such Owner is a party and (C) at any time following the payment in full of any Additional Series Equipment Notes previously issued by it, issue new Additional Series Equipment Notes of the same series designation as such Additional Series Equipment Notes that have been paid in full, provided that the Lessee shall have obtained a Rating Agency Confirmation with respect to any Class of Certificates then rated by such Rating Agency that will remain outstanding in connection with such issuance or such redemption and issuance, as applicable, and provided further that any such issuance or redemption and issuance, as applicable, shall be subject to the terms of Section 8.01(c) or 8.01(d), as applicable, of the Intercreditor Agreement. If any such new Equipment Notes or Additional Series Equipment Notes are to be so issued, the pass through trustee of the pass through trust that acquires such new Equipment Notes or the Additional Series Pass Through Trustee, as applicable, shall execute and deliver an instrument (which may be a joinder agreement) by which such pass through trustee or Additional Series Pass Through Trustee, as applicable, becomes a party hereto, and each of the parties hereto agrees, at the Lessee’s request, to enter into any amendments to (or any amendment and restatement of) this Note Purchase Agreement (including, without limitation, any modifications of the Indenture Form and the Participation Agreement Form) and any other Operative Agreements as may be necessary or desirable to give effect to such issuance or redemption and issuance of any such new Equipment Notes or Additional Series Equipment Notes, as applicable, and the issuance of pass through certificates by any pass through trust that acquires any such new Equipment Notes or Additional Series Equipment Notes, as applicable, and to make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith) and to provide for any credit support for any pass through certificates relating to any such new Equipment Notes or Additional Series Equipment Notes (including, without limitation, to provide for payment of fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support); provided, however, that any Additional Series Pass Through Certificates will not have the benefit of any liquidity facility.

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(v)  LATAM shall, and shall ensure that any transferee of an interest in an Owner shall, upon reasonable request of any of the Owners, provide any information and documentation LATAM or such transferee can provide to facilitate the Owner’s continuing compliance with FATCA.

(c)	Covenants by WTC.

(i)  Situs of Activity. Except with the consent of each Owner, which shall not be unreasonably withheld, WTC will act as Pass Through Trustee and Subordination Agent solely through its offices within the State of Delaware, except for such services as may be performed for it by independent agents in the ordinary course of business, but not directly by it, in other states.

(d)	Covenants by the Pass Through Trustees.

(i)  Tax Forms of the Pass Through Trustees. On or prior to the date this Note Purchase Agreement is executed, each Pass Through Trustee shall have provided a completed and executed copy of IRS Form W-9 to each of the Owners, the Lessee, the Subordination Agent, the Liquidity Providers, the Escrow Agent, the Paying Agent and the Depositary. Upon reasonable request of any of the Owners, each of the Pass Through Trustees shall provide any additional information and documentation (including, without limitation, information and documentation relating to the Pass Through Trusts) that such Owners are required to request to facilitate their continuing compliance with FATCA.

(ii)   Tax Forms of Pass Through Trustee of New or Additional Series Pass Through Trust. If any new Equipment Notes or Additional Series Equipment Notes shall be issued under any Indenture as provided in Section 4(b)(iv), on or prior to the date such new Equipment Notes or Additional Series Equipment Notes, as applicable, shall have been so issued, the pass through trustee of the pass through trust that acquires such new Equipment Notes or the Additional Series Pass Through Trustee, as applicable, shall have provided a completed and executed copy of IRS Form W-9 to each of the Owners and the Subordination Agent and, if a liquidity facility shall have been provided with respect to such new pass through trust or the Additional Series Pass Through Trust, to the provider of such liquidity facility and, if such new Equipment Notes or Additional Series Equipment Notes shall be issued on or prior to the Delivery Period Termination Date, to the Escrow Agent, the Paying Agent and the Depositary.

SECTION 5. Depositary Downgrade and Replacement of Depositary.

(a)         Depositary Downgrade and Option to Replace. If (1) the Depositary’s Short-Term Rating issued by Moody’s is downgraded below P-1 or the Depositary’s Long-Term Rating issued by Standard & Poor’s is downgraded below A-, as applicable (each such minimum rating, a “Depositary Threshold Rating”), or (2) LATAM, in its sole discretion, gives written notice to the Depositary of LATAM’s election that the Depositary be replaced, LATAM shall, within 35 days after such event occurring, cause the Depositary to be replaced with a depositary bank meeting the terms and on the conditions set forth in Section 5(c) (a “Replacement Depositary”).

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(b)	[Reserved].

(c)	Terms and Preconditions for Replacement of Depositary.

(i)  Minimum Credit Ratings; Confirmation from Ratings Agency. Any Replacement Depositary may either be (x) one that meets the Depositary Threshold Ratings or (y) one that does not meet the Depositary Threshold Ratings, so long as, in the case of either of the immediately preceding clauses (x) and (y), LATAM shall have obtained a Rating Agency Confirmation with respect to each Class of Certificates then rated by such Rating Agency in connection with the replacement of the Depositary with such Replacement Depositary.

(ii)  Certain Fees and Expenses. LATAM shall pay all fees, expenses and other amounts then owing to the replaced Depositary. LATAM shall also pay (x) any up-front fee of the Replacement Depositary and (y) all out-of-pocket expenses (including reasonable fees and expenses of legal counsel) of the parties hereto (including, without limitation, all amounts payable to the Rating Agencies) incurred in connection with such replacement.

(iii)  Replacement Deposit Agreements; Opinions and Other Closing Requirements. LATAM shall cause the Replacement Depositary to enter into a Replacement Deposit Agreement for each of the Class A Certificates and the Class B Certificates with the Escrow Agent (and the Escrow Agent agrees to enter into any such Replacement Deposit Agreement upon request of LATAM) and shall cause the Replacement Depositary to deliver to LATAM and each Rating Agency legal opinions and other closing documentation substantially similar in scope and substance as those that were delivered by the Depositary being replaced in connection with the execution and delivery of the Deposit Agreement being replaced.

(d)        Withdrawal Certificate and Notice of Replacement Withdrawal. Upon satisfaction of the conditions set forth in Section 5(c), LATAM shall instruct each Pass Through Trustee, and each Pass Through Trustee agrees, to execute and deliver to the Escrow Agent a duly completed Withdrawal Certificate (as defined in the Escrow and Paying Agent Agreements) together with a Notice of Replacement Withdrawal (as defined in the Escrow and Paying Agent Agreements).

(e)        Amendments to Documents. Each of the parties hereto agrees, at LATAM’s request, to enter into any amendments to this Note Purchase Agreement, the Escrow and Paying Agent Agreements and any other Operative Agreements as may be necessary or desirable to give effect to the replacement of the Depositary with the Replacement Depositary and the replacement of the Deposit Agreements with the Replacement Deposit Agreements.

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(f)         Effect of Replacement. Until the execution and delivery of the Replacement Deposit Agreements, the Deposit Agreements with the Depositary being replaced shall remain in full force and effect. Upon the execution and delivery of the Replacement Deposit Agreements, the Replacement Depositary shall be deemed to be the Depositary under the Deposit Agreements with all of the rights and obligations of the Depositary hereunder and under the other Operative Agreements and the Replacement Deposit Agreements shall be deemed to be the Deposit Agreements hereunder and under the other Operative Agreements.

SECTION 6. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents or waivers required or permitted by the terms and provisions of this Note Purchase Agreement shall be in English and in writing, and given by United States registered or certified mail, return receipt requested, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) to the relevant party hereto at the address or facsimile number set forth below the signature of such party at the foot of this Note Purchase Agreement or to such other address or facsimile number as such party may hereafter specify by notice to the other parties.

SECTION 7. Expenses. So long as no Equipment Notes have been issued in respect of any Aircraft, each of LATAM and each Owner agrees, jointly and severally, to pay:

(a)        Certain Liquidity Provider Fees. To the Subordination Agent when due an amount or amounts equal to the fees payable to the applicable Liquidity Provider under Section 2.03 of each Liquidity Facility and under the related Fee Letter (as defined in the Intercreditor Agreement);

(b)        Under the Liquidity Facilities. To the Subordination Agent when due (i) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings while such Downgrade Advance shall be outstanding and (ii) any other amounts owed to the applicable Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances), except to the extent payable pursuant to clause (i) of this sentence;

(c)        Under the Pass Through Trust Agreements. All compensation and reimbursement of expenses, disbursements and advances payable by LATAM under the Pass Through Trust Agreements in respect of each Pass Through Trust then in existence;

(d)        Under the Intercreditor Agreement. All compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement; and

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(e)         Escrow Agent and Paying Agent. In the event LATAM or any Owner requests any amendment to any Operative Agreement, all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agent and/or the Paying Agent in connection therewith.

For purposes of this Section 7, the terms “Applied Downgrade Advance”, “Downgrade Advance” and “Investment Earnings” shall have the meanings specified in each Liquidity Facility.

SECTION 8. Further Assurances. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Note Purchase Agreement.

SECTION 9. Miscellaneous.

(a)         Survival of Representations and Covenants. Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of LATAM, each Owner, the Subordination Agent, the Escrow Agent, the Paying Agent, the Put & Call Trustee and each Pass Through Trustee, and LATAM’s, each Owner’s, the Subordination Agent’s, the Escrow Agent’s, the Paying Agent’s, the Put & Call Trustee’s and each Pass Through Trustee’s obligations under any and all thereof, shall survive the expiration or other termination of this Note Purchase Agreement and the other agreements referred to herein.

(b)        Counterparts; Amendments; Effect of Headings; Successors and Assigns. This Note Purchase Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Note Purchase Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Note Purchase Agreement, but all of such counterparts together shall constitute one instrument. Neither this Note Purchase Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The Table of Contents to this Note Purchase Agreement and the headings of the various Sections and Subsections of this Note Purchase Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Note Purchase Agreement shall be binding upon, and shall inure to the benefit of, LATAM and its successors and permitted assigns, each Owner and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Escrow Agent and its successors as Escrow Agent under the Escrow and Paying Agent Agreements, the

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(c)         Paying Agent and its successors as Paying Agent under the Escrow and Paying Agent Agreements and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

(d)        Benefits of Agreement. This Note Purchase Agreement is not intended to, and shall not, provide any Person not a party hereto (other than the Initial Purchasers, each of the beneficiaries of Section 7 hereof, each Liquidity Provider as a beneficiary of Section 2(b) hereof and the Depositary as a beneficiary of Section 5(c)(ii) hereof) with any rights of any nature whatsoever against any of the parties hereto, and no Person not a party hereto (other than the Initial Purchasers, each of the beneficiaries of Section 7 hereof, each Liquidity Provider as a beneficiary of Section 2(b) hereof and the Depositary as a beneficiary of Section 5(c)(ii) hereof) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Note Purchase Agreement. To the extent that this Note Purchase Agreement expressly confers upon, gives or grants any right, power, privilege, benefit, interest, remedy or claim to any of the beneficiaries of Section 7 hereof (including, but not limited to, rights, powers, privileges, benefits, interests, remedies and claims under Section 7) to each Liquidity Provider with respect to Section 2(b) hereof, or to the Depositary with respect to Section 5(c)(ii) hereof, each such party is hereby recognized as a third party beneficiary hereunder and may enforce any such right, power, privilege, benefit, interest, remedy or claim.

SECTION 10. Governing Law. THIS NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS NOTE PURCHASE AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

SECTION 11. Submission to Jurisdiction. Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Agreements hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note Purchase Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts. Each of the Owners and LATAM and the Put & Call Trustee hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents of any of the aforementioned courts in any such suit, action or proceeding by mailing copies thereof by registered or certified mail, postage prepaid, to its agent for process set forth in Schedule IV.

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SECTION 12. Limited Recourse. Notwithstanding any other provision of this Agreement or any other Operative Agreement, the obligations of any Owner to make any payments under the Equipment Notes, this Agreement or any other Operative Agreement shall be equal to the nominal amount of each payment or, if less, the actual amount received or recovered from time to time by or on behalf of such Owner which consists of funds which are entitled to be applied by such Owner in making such payment in accordance with this Agreement and the other Operative Agreements from its Collateral, including amounts payable to such Owner under any related Lease and the proceeds of any contingent claims that are included in its Collateral, and no party hereto will have further recourse to such Owner in respect of such obligations beyond its rights under this Agreement and the other Operative Agreements. On enforcement of this Agreement and the other Operative Agreements, after realization of its Collateral, including amounts payable to any Owner under any related Lease and liquidation of any contingent claims that are included in its Collateral, and distribution of all proceeds in Collateral, including the proceeds of any such Lease payments and contingent claims, in accordance with this Agreement and the other Operative Agreements, none of the parties hereto may take any further steps against such Owner or against any of its directors or officers in respect of such obligations. No party hereto (other than the Subordination Agent or the Loan Trustee, in each case acting on the direction of the Controlling Party) will, until the expiry of one year and one day after the payment of all sums outstanding and owing under the latest maturing Equipment Note of any Owner then rated, take any corporate action or other steps or legal proceedings for the winding- up, dissolution or re-organization or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, examiner, sequestrator or similar officer of any Owner, or against any of the revenues and assets of any Owner; provided, however, that nothing shall prevent any party hereto from otherwise participating in such bankruptcy or other proceeding instituted by any other Person. This Section 12 shall not prevent any payment becoming due for the purposes of an Indenture Event of Default.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

LATAM AIRLINES GROUP S.A.

BY:	/s/ Cristian Toro
	Name:	Cristian Toro
	Title:	Authorized Signatory
	Address:	LATAM Airlines Group S.A.
Edificio Huidobro
Avda. Presidente Piesco 5711
Piso 20
Las Condes, Santiago
Chile
	Attn:	General Counsel/
Corporate Finance Director
	Fax:	+ 56 2 565 8764
Email:
GrupoTesoreriaPagosChile_2@lanchile.com

PARINA LEASING LIMITED

BY:	/s/ Cristian Toro
	Name:	Cristian Toro
	Title:	Authorized Signatory
	Address:	Parina Leasing Limited
c/o MaplesFS Limited
PO Box 1093
Queensgate House
George Town
Grand Cayman
KY-1104
Cayman Islands

[2015-1 EETC Note Purchase Agreement Signature Page]

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CUCLILLO LEASING LIMITED

BY:	/s/ Cristian Toro
	Name:	Cristian Toro
	Title:	Authorized Signatory
	Address:	Cuclillo Leasing Limited
c/o MaplesFS Limited
PO Box 1093
Queensgate House
George Town
Grand Cayman
KY-1104
Cayman Islands

RAYADOR LEASING LIMITED

BY:	/s/ Cristian Toro
	Name:	Cristian Toro
	Title:	Authorized Signatory
	Address:	Rayador Leasing Limited
c/o MaplesFS Limited
PO Box 1093
Queensgate House
George Town
Grand Cayman
KY-1104
Cayman Islands

CANASTERO LEASING LIMITED

BY:	/s/ Cristian Toro
	Name:	Cristian Toro
	Title:	Authorized Signatory
	Address:	Canastero Leasing Limited
c/o MaplesFS Limited
PO Box 1093
Queensgate House
George Town
Grand Cayman
KY-1104
Cayman Islands

[2015-1 EETC Note Purchase Agreement Signature Page]

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WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as otherwise provided herein, but solely as Escrow Agent

BY:	/s/ Melinda Morales Romay
	Name:	Melinda Morales Romay
	Title:	Banking Officer
	Address:	1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust
Administration/Drew Davis
Facsimile: 302-636-4140
Email:
DHDavis@wilmingtontrust.com

WILMINGTON TRUST COMPANY, not in its individual capacity, except as otherwise provided herein, but solely as Paying Agent

BY:	/s/ Melinda Morales Romay
	Name:	Melinda Morales Romay
	Title:	Financial Services Officer
	Address:	1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust
Administration/Drew Davis
Facsimile: 302-636-4140
Email:
DHDavis@wilmingtontrust.com

[2015-1 EETC Note Purchase Agreement Signature Page]

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WILMINGTON TRUST COMPANY, not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee

BY:	/s/ Melinda Morales Romay
	Name:	Melinda Morales Romay
	Title:	Banking Officer
	Address:	1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust
Administration/Drew Davis
Facsimile: 302-636-4140
Email:
DHDavis@wilmingtontrust.com

WILMINGTON TRUST COMPANY, not in its individual capacity, except as otherwise provided herein, but solely as Subordination Agent

BY:	/s/ Melinda Morales Romay
	Name:	Melinda Morales Romay
	Title:	Financial Services Officer
	Address:	1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust
Administration/Drew Davis
Facsimile: 302-636-4140
Email:
DHDavis@wilmingtontrust.com

[2015-1 EETC Note Purchase Agreement Signature Page]

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MAPLES LIMITED, not in its individual capacity but solely as Put & Call Trustee

BY:	/s/ Cleveland Stewart
	Name:	Cleveland Stewart
	Title:	Authorized Signatory
	Address:	MaplesFS Limited
PO Box 1093
Boundary Hall
Cricket Square
Grand Cayman
KY-1102
Cayman Islands

[2015-1 EETC Note Purchase Agreement Signature Page]

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SCHEDULE I to

NOTE PURCHASE AGREEMENT

AIRCRAFT

Schedule I

No.	Registration No.	Airframe Manufacturer	Airframe Model (including generic manufacturer and model)	Delivery Rank or Airframe MSN	Engine Manufacturer	Engine Model (including generic manufacturer and model)	Scheduled Delivery Month
1.	TBD	Airbus	A-321-200	Rank 96	CFM International, Inc.	CFM56-5B3/3	July 2015
2.	TBD	Airbus	A-321-200	Rank 72	CFM International, Inc.	CFM56-5B3/3	September 2015
3.	TBD	Airbus	A-321-200	Rank 93	CFM International, Inc.	CFM56-5B3/3	October 2015
4.	TBD	Airbus	A-321-200	Rank 112	CFM International, Inc.	CFM56-5B3/3	October 2015
5.	TBD	Airbus	A-321-200	Rank 103	CFM International, Inc.	CFM56-5B3/3	December 2015
6.	TBD	Airbus	A-321-200	Rank 113	CFM International, Inc.	CFM56-5B3/3	December 2015
7.	TBD	Airbus	A-321-200	Rank 114	CFM International, Inc.	CFM56-5B3/3	December 2015
8.	TBD	Airbus	A-321-200	Rank 92	CFM International, Inc.	CFM56-5B3/3	January 2016
9.	TBD	Airbus	A-321-200	Rank 120	CFM International, Inc.	CFM56-5B3/3	February 2016
10.	TBD	Airbus	A-321-200	Rank 135	CFM International, Inc.	CFM56-5B3/3	March 2016
11.	TBD	Airbus	A-321-200	Rank 136	CFM International, Inc.	CFM56-5B3/3	March 2016
12.	TBD	Airbus	A350-900	0024	Rolls Royce plc	Trent XWB-84	December 2015
13.	TBD	Airbus	A350-900	0027	Rolls Royce plc	Trent XWB-84	February 2016
14.	TBD	Boeing	787-9	38478	Rolls Royce plc	Trent 1000	August 2015
15.	TBD	Boeing	787-9	38479	Rolls Royce plc	Trent 1000	September 2015
16.	TBD	Boeing	787-9	38461	Rolls Royce plc	Trent 1000	December 2015
17.	TBD	Boeing	787-9	38459	Rolls Royce plc	Trent 1000	January 2016

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

SCHEDULE II to

NOTE PURCHASE AGREEMENT

TRUST SUPPLEMENTS

Trust Supplement No. 2015-1A, dated as of the Issuance Date, between LATAM and the Pass Through Trustee in respect of the LATAM Pass Through Trust, Series 2015-1A.

Trust Supplement No. 2015-1B, dated as of the Issuance Date, between LATAM and the Pass Through Trustee in respect of the LATAM Pass Through Trust, Series 2015-1B.

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

SCHEDULE III to

NOTE PURCHASE AGREEMENT

REQUIRED TERMS

Equipment Notes

Obligor:        Parina Leasing Limited/Cuclillo Leasing Limited/Rayador Leasing Limited/Canastero Leasing Limited

Guarantor(s): Each Owner

Maximum Principal Amount:          $1,020,823,000

The original principal amount and amortization schedule of the Series A Equipment Notes, and the Series B Equipment Notes issued with respect to an Aircraft shall be as set forth in the following tables (provided that if any Equipment Note is issued on or after any date scheduled for a principal payment in the applicable amortization table below, the original principal amount of such Equipment Note will be reduced by the aggregate principal amount scheduled for payment on or prior to such issuance date and the principal amortization schedule for such Equipment Note will commence on the first scheduled principal payment date in such schedule occurring after the issuance of such Equipment Note):

PRINCIPAL AMOUNTS OF EQUIPMENT NOTES

Aircraft	Rank or Expected MSN	Series A	Series B	Total
A321-200	Rank 96	33,556,000	6,496,000	40,052,000
A321-200	Rank 72	32,549,000	6,505,000	39,054,000
A321-200	Rank 93	31,786,000	6,511,000	38,297,000
A321-200	Rank 112	31,786,000	6,511,000	38,297,000
A321-200	Rank 103	31,309,000	6,523,000	37,832,000
A321-200	Rank 113	31,308,000	6,523,000	37,831,000
A321-200	Rank 114	31,308,000	6,523,000	37,831,000
A321-200	Rank 92	30,860,000	6,540,000	37,400,000
A321-200	Rank 120	30,062,000	6,540,000	36,602,000
A321-200	Rank 135	29,530,000	6,539,000	36,069,000
A321-200	Rank 136	29,530,000	6,539,000	36,069,000
A350-900	0024	87,248,000	18,177,000	105,425,000
A350-900	0027	83,826,000	18,237,000	102,063,000
B787-9	38478	85,396,000	16,795,000	102,191,000
B787-9	38479	84,098,000	16,809,000	100,907,000
B787-9	38461	81,086,000	16,893,000	97,979,000
B787-9	38459	79,975,000	16,949,000	96,924,000
Total		$845,213,000	$175,610,000	$1,020,823,000

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

AMORTIZATION SCHEDULES

The following tables set forth the principal amortization schedule for each series of Equipment Notes issued with respect to an Aircraft.

A. A321-200

	Rank 96
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$33,556,000.00	$0.00	$6,496,000.00
May 15, 2016	1,680,927.90	31,875,072.10	768,874.04	5,727,125.96
August 15, 2016	441,061.95	31,434,010.15	164,868.30	5,562,257.66
November 15, 2016	1,941,018.75	29,492,991.40	41,217.00	5,521,040.66
February 15, 2017	440,974.51	29,052,016.89	41,217.00	5,479,823.66
May 15, 2017	440,929.23	28,611,087.66	41,217.00	5,438,606.66
August 15, 2017	440,882.88	28,170,204.78	35,572.61	5,403,034.05
November 15, 2017	440,835.43	27,729,369.35	164,740.52	5,238,293.53
February 15, 2018	440,786.82	27,288,582.53	164,713.12	5,073,580.41
May 15, 2018	440,737.04	26,847,845.49	164,685.06	4,908,895.35
August 15, 2018	440,686.05	26,407,159.44	164,656.28	4,744,239.07
November 15, 2018	440,633.80	25,966,525.64	164,626.83	4,579,612.24
February 15, 2019	440,580.25	25,525,945.39	164,596.62	4,415,015.62
May 15, 2019	481,492.81	25,044,452.58	164,565.67	4,250,449.95
August 15, 2019	481,426.34	24,563,026.24	164,533.92	4,085,916.03
November 15, 2019	481,358.16	24,081,668.08	164,501.38	3,921,414.65
February 15, 2020	481,288.24	23,600,379.84	164,468.00	3,756,946.65
May 15, 2020	481,216.50	23,119,163.34	164,433.75	3,592,512.90
August 15, 2020	481,142.89	22,638,020.45	164,398.61	3,428,114.29
November 15, 2020	481,067.33	22,156,953.12	164,362.55	3,263,751.74
February 15, 2021	480,989.77	21,675,963.35	164,325.51	3,099,426.23
May 15, 2021	480,910.13	21,195,053.22	164,287.48	2,935,138.75
August 15, 2021	480,828.32	20,714,224.90	164,248.43	2,770,890.32
November 15, 2021	480,744.28	20,233,480.62	164,208.31	2,606,682.01
February 15, 2022	480,657.93	19,752,822.69	164,167.07	2,442,514.94
May 15, 2022	480,569.16	19,272,253.53	164,124.70	2,278,390.24
August 15, 2022	480,477.90	18,791,775.63	182,273.35	2,096,116.89
November 15, 2022	480,384.06	18,311,391.57	218,601.52	1,877,515.37
February 15, 2023	480,287.52	17,831,104.05	218,537.90	1,658,977.47
May 15, 2023	480,188.20	17,350,915.85	273,022.85	1,385,954.62
August 15, 2023	480,085.97	16,870,829.88	254,756.88	1,131,197.74
November 15, 2023	479,980.73	16,390,849.15	1,131,197.74	0.00
February 15, 2024	479,872.35	15,910,976.80	0.00	0.00
May 15, 2024	479,760.72	15,431,216.08	0.00	0.00
August 15, 2024	479,645.70	14,951,570.38	0.00	0.00
November 15, 2024	479,527.14	14,472,043.24	0.00	0.00
February 15, 2025	479,404.91	13,992,638.33	0.00	0.00
May 15, 2025	479,278.85	13,513,359.48	0.00	0.00
August 15, 2025	479,148.79	13,034,210.69	0.00	0.00
November 15, 2025	479,014.58	12,555,196.11	0.00	0.00
February 15, 2026	478,876.02	12,076,320.09	0.00	0.00
May 15, 2026	478,732.93	11,597,587.16	0.00	0.00
August 15, 2026	478,585.11	11,119,002.05	0.00	0.00
November 15, 2026	478,432.36	10,640,569.69	0.00	0.00
February 15, 2027	478,274.43	10,162,295.26	0.00	0.00
May 15, 2027	478,111.11	9,684,184.15	0.00	0.00
August 15, 2027	477,942.13	9,206,242.02	0.00	0.00
November 15, 2027	9,206,242.02	0.00	0.00	0.00

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

	Rank 72
	Series A		Series B
	Scheduled Payments of	Equipment Note	Scheduled Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$32,549,000.00	$0.00	$6,505,000.00
May 15, 2016	471,908.20	32,077,091.80	736,458.50	5,768,541.50
August 15, 2016	1,942,803.60	30,134,288.20	40,700.25	5,727,841.25
November 15, 2016	442,776.88	29,691,511.32	40,700.25	5,687,141.00
February 15, 2017	442,749.51	29,248,761.81	40,700.25	5,646,440.75
May 15, 2017	442,721.49	28,806,040.32	40,701.05	5,605,739.70
August 15, 2017	442,692.81	28,363,347.51	165,660.95	5,440,078.75
November 15, 2017	442,663.45	27,920,684.06	165,644.38	5,274,434.37
February 15, 2018	442,633.37	27,478,050.69	165,627.44	5,108,806.93
May 15, 2018	442,602.57	27,035,448.12	165,610.06	4,943,196.87
August 15, 2018	442,571.02	26,592,877.10	165,592.26	4,777,604.61
November 15, 2018	442,538.68	26,150,338.42	165,574.04	4,612,030.57
February 15, 2019	442,505.56	25,707,832.86	165,555.34	4,446,475.23
May 15, 2019	483,732.90	25,224,099.96	165,536.20	4,280,939.03
August 15, 2019	483,691.77	24,740,408.19	165,516.55	4,115,422.48
November 15, 2019	483,649.59	24,256,758.60	165,496.42	3,949,926.06
February 15, 2020	483,606.32	23,773,152.28	165,475.76	3,784,450.30
May 15, 2020	483,561.94	23,289,590.34	165,454.56	3,618,995.74
August 15, 2020	483,516.38	22,806,073.96	165,432.83	3,453,562.91
November 15, 2020	483,469.64	22,322,604.32	165,410.50	3,288,152.41
February 15, 2021	483,421.64	21,839,182.68	165,387.59	3,122,764.82
May 15, 2021	483,372.36	21,355,810.32	165,364.06	2,957,400.76
August 15, 2021	483,321.75	20,872,488.57	165,339.89	2,792,060.87
November 15, 2021	483,269.74	20,389,218.83	165,315.08	2,626,745.79
February 15, 2022	483,216.30	19,906,002.53	165,289.56	2,461,456.23
May 15, 2022	483,161.39	19,422,841.14	165,263.33	2,296,192.90
August 15, 2022	483,104.91	18,939,736.23	183,571.84	2,112,621.06
November 15, 2022	483,046.85	18,456,689.38	220,207.92	1,892,413.14
February 15, 2023	482,987.11	17,973,702.27	220,168.56	1,672,244.58
May 15, 2023	482,925.66	17,490,776.61	275,118.18	1,397,126.40
August 15, 2023	482,862.40	17,007,914.21	256,737.09	1,140,389.31
November 15, 2023	482,797.28	16,525,116.93	1,140,389.31	0.00
February 15, 2024	482,730.22	16,042,386.71	0.00	0.00
May 15, 2024	482,661.15	15,559,725.56	0.00	0.00
August 15, 2024	482,589.98	15,077,135.58	0.00	0.00
November 15, 2024	482,516.61	14,594,618.97	0.00	0.00
February 15, 2025	482,440.98	14,112,177.99	0.00	0.00
May 15, 2025	482,362.98	13,629,815.01	0.00	0.00
August 15, 2025	482,282.51	13,147,532.50	0.00	0.00
November 15, 2025	482,199.46	12,665,333.04	0.00	0.00
February 15, 2026	482,113.73	12,183,219.31	0.00	0.00
May 15, 2026	482,025.18	11,701,194.13	0.00	0.00
August 15, 2026	481,933.73	11,219,260.40	0.00	0.00
November 15, 2026	481,839.20	10,737,421.20	0.00	0.00
February 15, 2027	481,741.48	10,255,679.72	0.00	0.00
May 15, 2027	481,640.42	9,774,039.30	0.00	0.00
August 15, 2027	481,535.87	9,292,503.43	0.00	0.00
November 15, 2027	9,292,503.43	0.00	0.00	0.00

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-2

	Rank 93
	Series A		Series B
	Scheduled Payments of	Equipment Note	Scheduled Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$31,786,000.00	$0.00	$6,511,000.00
May 15, 2016	1,101,925.33	30,684,074.67	220,526.12	6,290,473.88
August 15, 2016	443,759.50	30,240,315.17	166,183.10	6,124,290.78
November 15, 2016	443,741.00	29,796,574.17	166,172.68	5,958,118.10
February 15, 2017	443,722.08	29,352,852.09	166,162.00	5,791,956.10
May 15, 2017	443,702.71	28,909,149.38	166,151.07	5,625,805.03
August 15, 2017	443,682.88	28,465,466.50	166,139.90	5,459,665.13
November 15, 2017	443,662.57	28,021,803.93	166,128.45	5,293,536.68
February 15, 2018	443,641.79	27,578,162.14	166,116.71	5,127,419.97
May 15, 2018	443,620.49	27,134,541.65	166,104.71	4,961,315.26
August 15, 2018	443,598.68	26,690,942.97	166,092.40	4,795,222.86
November 15, 2018	443,576.32	26,247,366.65	166,079.81	4,629,143.05
February 15, 2019	443,553.41	25,803,813.24	166,066.88	4,463,076.17
May 15, 2019	484,946.27	25,318,866.97	166,053.64	4,297,022.53
August 15, 2019	484,917.83	24,833,949.14	166,040.07	4,130,982.46
November 15, 2019	484,888.67	24,349,060.47	166,026.13	3,964,956.33
February 15, 2020	484,858.76	23,864,201.71	166,011.85	3,798,944.48
May 15, 2020	484,828.06	23,379,373.65	165,997.22	3,632,947.26
August 15, 2020	484,796.58	22,894,577.07	165,982.16	3,466,965.10
November 15, 2020	484,764.25	22,409,812.82	165,966.75	3,300,998.35
February 15, 2021	484,731.07	21,925,081.75	165,950.90	3,135,047.45
May 15, 2021	484,697.00	21,440,384.75	165,934.63	2,969,112.82
August 15, 2021	484,662.01	20,955,722.74	165,917.93	2,803,194.89
November 15, 2021	484,626.05	20,471,096.69	165,900.76	2,637,294.13
February 15, 2022	484,589.11	19,986,507.58	165,883.13	2,471,411.00
May 15, 2022	484,551.13	19,501,956.45	165,865.00	2,305,546.00
August 15, 2022	484,512.10	19,017,444.35	184,257.03	2,121,288.97
November 15, 2022	484,471.95	18,532,972.40	221,054.33	1,900,234.64
February 15, 2023	484,430.65	18,048,541.75	221,027.12	1,679,207.52
May 15, 2023	484,388.17	17,564,153.58	276,219.92	1,402,987.60
August 15, 2023	484,344.42	17,079,809.16	257,777.70	1,145,209.90
November 15, 2023	484,299.41	16,595,509.75	1,145,209.90	0.00
February 15, 2024	484,253.05	16,111,256.70	0.00	0.00
May 15, 2024	484,205.29	15,627,051.41	0.00	0.00
August 15, 2024	484,156.08	15,142,895.33	0.00	0.00
November 15, 2024	484,105.37	14,658,789.96	0.00	0.00
February 15, 2025	484,053.07	14,174,736.89	0.00	0.00
May 15, 2025	483,999.15	13,690,737.74	0.00	0.00
August 15, 2025	483,943.51	13,206,794.23	0.00	0.00
November 15, 2025	483,886.09	12,722,908.14	0.00	0.00
February 15, 2026	483,826.82	12,239,081.32	0.00	0.00
May 15, 2026	483,765.61	11,755,315.71	0.00	0.00
August 15, 2026	483,702.37	11,271,613.34	0.00	0.00
November 15, 2026	483,637.02	10,787,976.32	0.00	0.00
February 15, 2027	483,569.46	10,304,406.86	0.00	0.00
May 15, 2027	483,499.59	9,820,907.27	0.00	0.00
August 15, 2027	483,427.31	9,337,479.96	0.00	0.00
November 15, 2027	9,337,479.96	0.00	0.00	0.00

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-3

	Rank 112
	Series A		Series B
	Scheduled Payments of	Equipment Note	Scheduled Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$31,786,000.00	$0.00	$6,511,000.00
May 15, 2016	1,101,925.33	30,684,074.67	220,526.12	6,290,473.88
August 15, 2016	443,759.50	30,240,315.17	166,183.10	6,124,290.78
November 15, 2016	443,741.00	29,796,574.17	166,172.68	5,958,118.10
February 15, 2017	443,722.08	29,352,852.09	166,162.00	5,791,956.10
May 15, 2017	443,702.71	28,909,149.38	166,151.07	5,625,805.03
August 15, 2017	443,682.88	28,465,466.50	166,139.90	5,459,665.13
November 15, 2017	443,662.57	28,021,803.93	166,128.45	5,293,536.68
February 15, 2018	443,641.79	27,578,162.14	166,116.71	5,127,419.97
May 15, 2018	443,620.49	27,134,541.65	166,104.71	4,961,315.26
August 15, 2018	443,598.68	26,690,942.97	166,092.40	4,795,222.86
November 15, 2018	443,576.32	26,247,366.65	166,079.81	4,629,143.05
February 15, 2019	443,553.41	25,803,813.24	166,066.88	4,463,076.17
May 15, 2019	484,946.27	25,318,866.97	166,053.64	4,297,022.53
August 15, 2019	484,917.83	24,833,949.14	166,040.07	4,130,982.46
November 15, 2019	484,888.67	24,349,060.47	166,026.13	3,964,956.33
February 15, 2020	484,858.76	23,864,201.71	166,011.85	3,798,944.48
May 15, 2020	484,828.06	23,379,373.65	165,997.22	3,632,947.26
August 15, 2020	484,796.58	22,894,577.07	165,982.16	3,466,965.10
November 15, 2020	484,764.25	22,409,812.82	165,966.75	3,300,998.35
February 15, 2021	484,731.07	21,925,081.75	165,950.90	3,135,047.45
May 15, 2021	484,697.00	21,440,384.75	165,934.63	2,969,112.82
August 15, 2021	484,662.01	20,955,722.74	165,917.93	2,803,194.89
November 15, 2021	484,626.05	20,471,096.69	165,900.76	2,637,294.13
February 15, 2022	484,589.11	19,986,507.58	165,883.13	2,471,411.00
May 15, 2022	484,551.13	19,501,956.45	165,865.00	2,305,546.00
August 15, 2022	484,512.10	19,017,444.35	184,257.03	2,121,288.97
November 15, 2022	484,471.95	18,532,972.40	221,054.33	1,900,234.64
February 15, 2023	484,430.65	18,048,541.75	221,027.12	1,679,207.52
May 15, 2023	484,388.17	17,564,153.58	276,219.92	1,402,987.60
August 15, 2023	484,344.42	17,079,809.16	257,777.70	1,145,209.90
November 15, 2023	484,299.41	16,595,509.75	1,145,209.90	0.00
February 15, 2024	484,253.05	16,111,256.70	0.00	0.00
May 15, 2024	484,205.29	15,627,051.41	0.00	0.00
August 15, 2024	484,156.08	15,142,895.33	0.00	0.00
November 15, 2024	484,105.37	14,658,789.96	0.00	0.00
February 15, 2025	484,053.07	14,174,736.89	0.00	0.00
May 15, 2025	483,999.15	13,690,737.74	0.00	0.00
August 15, 2025	483,943.51	13,206,794.23	0.00	0.00
November 15, 2025	483,886.09	12,722,908.14	0.00	0.00
February 15, 2026	483,826.82	12,239,081.32	0.00	0.00
May 15, 2026	483,765.61	11,755,315.71	0.00	0.00
August 15, 2026	483,702.37	11,271,613.34	0.00	0.00
November 15, 2026	483,637.02	10,787,976.32	0.00	0.00
February 15, 2027	483,569.46	10,304,406.86	0.00	0.00
May 15, 2027	483,499.59	9,820,907.27	0.00	0.00
August 15, 2027	483,427.31	9,337,479.96	0.00	0.00
November 15, 2027	9,337,479.96	0.00	0.00	0.00

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-4

	Rank 103
	Series A		Series B
	Scheduled Payments of	Equipment Note	Scheduled Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$31,309,000.00	$0.00	$6,523,000.00
May 15, 2016	416,342.72	30,892,657.28	189,765.07	6,333,234.93
August 15, 2016	445,590.25	30,447,067.03	167,072.62	6,166,162.31
November 15, 2016	445,588.31	30,001,478.72	167,071.53	5,999,090.78
February 15, 2017	445,586.34	29,555,892.38	167,070.41	5,832,020.37
May 15, 2017	445,584.30	29,110,308.08	167,069.27	5,664,951.10
August 15, 2017	445,582.23	28,664,725.85	167,068.11	5,497,882.99
November 15, 2017	445,580.11	28,219,145.74	167,066.90	5,330,816.09
February 15, 2018	445,577.93	27,773,567.81	167,065.67	5,163,750.42
May 15, 2018	445,575.70	27,327,992.11	167,064.43	4,996,685.99
August 15, 2018	445,573.42	26,882,418.69	167,063.13	4,829,622.86
November 15, 2018	445,571.09	26,436,847.60	167,061.80	4,662,561.06
February 15, 2019	445,568.68	25,991,278.92	167,060.47	4,495,500.59
May 15, 2019	487,285.39	25,503,993.53	167,059.08	4,328,441.51
August 15, 2019	487,282.42	25,016,711.11	167,057.66	4,161,383.85
November 15, 2019	487,279.37	24,529,431.74	167,056.19	3,994,327.66
February 15, 2020	487,276.24	24,042,155.50	167,054.70	3,827,272.96
May 15, 2020	487,273.02	23,554,882.48	167,053.18	3,660,219.78
August 15, 2020	487,269.73	23,067,612.75	167,051.60	3,493,168.18
November 15, 2020	487,266.35	22,580,346.40	167,049.98	3,326,118.20
February 15, 2021	487,262.88	22,093,083.52	167,048.33	3,159,069.87
May 15, 2021	487,259.31	21,605,824.21	167,046.63	2,992,023.24
August 15, 2021	487,255.65	21,118,568.56	167,044.87	2,824,978.37
November 15, 2021	487,251.89	20,631,316.67	167,043.08	2,657,935.29
February 15, 2022	487,248.03	20,144,068.64	167,041.23	2,490,894.06
May 15, 2022	487,244.05	19,656,824.59	167,039.34	2,323,854.72
August 15, 2022	487,239.96	19,169,584.63	185,595.36	2,138,259.36
November 15, 2022	487,235.77	18,682,348.86	222,708.76	1,915,550.60
February 15, 2023	487,231.44	18,195,117.42	222,705.91	1,692,844.69
May 15, 2023	487,227.00	17,707,890.42	278,375.70	1,414,468.99
August 15, 2023	487,222.42	17,220,668.00	259,814.44	1,154,654.55
November 15, 2023	487,217.72	16,733,450.28	1,154,654.55	0.00
February 15, 2024	487,212.86	16,246,237.42	0.00	0.00
May 15, 2024	487,207.86	15,759,029.56	0.00	0.00
August 15, 2024	487,202.72	15,271,826.84	0.00	0.00
November 15, 2024	487,197.41	14,784,629.43	0.00	0.00
February 15, 2025	487,191.94	14,297,437.49	0.00	0.00
May 15, 2025	487,186.29	13,810,251.20	0.00	0.00
August 15, 2025	487,180.48	13,323,070.72	0.00	0.00
November 15, 2025	487,174.47	12,835,896.25	0.00	0.00
February 15, 2026	487,168.26	12,348,727.99	0.00	0.00
May 15, 2026	487,161.86	11,861,566.13	0.00	0.00
August 15, 2026	487,155.25	11,374,410.88	0.00	0.00
November 15, 2026	487,148.40	10,887,262.48	0.00	0.00
February 15, 2027	487,141.34	10,400,121.14	0.00	0.00
May 15, 2027	487,134.03	9,912,987.11	0.00	0.00
August 15, 2027	487,126.46	9,425,860.65	0.00	0.00
November 15, 2027	9,425,860.65	0.00	0.00	0.00

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-5

	Rank 113
	Series A		Series B
	Scheduled Payments of	Equipment Note	Scheduled Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$31,308,000.00	$0.00	$6,523,000.00
May 15, 2016	415,342.72	30,892,657.28	189,765.07	6,333,234.93
August 15, 2016	445,590.25	30,447,067.03	167,072.62	6,166,162.31
November 15, 2016	445,588.31	30,001,478.72	167,071.53	5,999,090.78
February 15, 2017	445,586.34	29,555,892.38	167,070.41	5,832,020.37
May 15, 2017	445,584.30	29,110,308.08	167,069.27	5,664,951.10
August 15, 2017	445,582.23	28,664,725.85	167,068.11	5,497,882.99
November 15, 2017	445,580.11	28,219,145.74	167,066.90	5,330,816.09
February 15, 2018	445,577.93	27,773,567.81	167,065.67	5,163,750.42
May 15, 2018	445,575.70	27,327,992.11	167,064.43	4,996,685.99
August 15, 2018	445,573.42	26,882,418.69	167,063.13	4,829,622.86
November 15, 2018	445,571.09	26,436,847.60	167,061.80	4,662,561.06
February 15, 2019	445,568.68	25,991,278.92	167,060.47	4,495,500.59
May 15, 2019	487,285.39	25,503,993.53	167,059.08	4,328,441.51
August 15, 2019	487,282.42	25,016,711.11	167,057.66	4,161,383.85
November 15, 2019	487,279.37	24,529,431.74	167,056.19	3,994,327.66
February 15, 2020	487,276.24	24,042,155.50	167,054.70	3,827,272.96
May 15, 2020	487,273.02	23,554,882.48	167,053.18	3,660,219.78
August 15, 2020	487,269.73	23,067,612.75	167,051.60	3,493,168.18
November 15, 2020	487,266.35	22,580,346.40	167,049.98	3,326,118.20
February 15, 2021	487,262.88	22,093,083.52	167,048.33	3,159,069.87
May 15, 2021	487,259.31	21,605,824.21	167,046.63	2,992,023.24
August 15, 2021	487,255.65	21,118,568.56	167,044.87	2,824,978.37
November 15, 2021	487,251.89	20,631,316.67	167,043.08	2,657,935.29
February 15, 2022	487,248.03	20,144,068.64	167,041.23	2,490,894.06
May 15, 2022	487,244.05	19,656,824.59	167,039.34	2,323,854.72
August 15, 2022	487,239.96	19,169,584.63	185,595.36	2,138,259.36
November 15, 2022	487,235.77	18,682,348.86	222,708.76	1,915,550.60
February 15, 2023	487,231.44	18,195,117.42	222,705.91	1,692,844.69
May 15, 2023	487,227.00	17,707,890.42	278,375.70	1,414,468.99
August 15, 2023	487,222.42	17,220,668.00	259,814.44	1,154,654.55
November 15, 2023	487,217.72	16,733,450.28	1,154,654.55	0.00
February 15, 2024	487,212.86	16,246,237.42	0.00	0.00
May 15, 2024	487,207.86	15,759,029.56	0.00	0.00
August 15, 2024	487,202.72	15,271,826.84	0.00	0.00
November 15, 2024	487,197.41	14,784,629.43	0.00	0.00
February 15, 2025	487,191.94	14,297,437.49	0.00	0.00
May 15, 2025	487,186.29	13,810,251.20	0.00	0.00
August 15, 2025	487,180.48	13,323,070.72	0.00	0.00
November 15, 2025	487,174.47	12,835,896.25	0.00	0.00
February 15, 2026	487,168.26	12,348,727.99	0.00	0.00
May 15, 2026	487,161.86	11,861,566.13	0.00	0.00
August 15, 2026	487,155.25	11,374,410.88	0.00	0.00
November 15, 2026	487,148.40	10,887,262.48	0.00	0.00
February 15, 2027	487,141.34	10,400,121.14	0.00	0.00
May 15, 2027	487,134.03	9,912,987.11	0.00	0.00
August 15, 2027	487,126.46	9,425,860.65	0.00	0.00
November 15, 2027	9,425,860.65	0.00	0.00	0.00

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-6

	Rank 114
	Series A		Series B
	Scheduled Payments of	Equipment Note	Scheduled Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$31,308,000.00	$0.00	$6,523,000.00
May 15, 2016	415,342.72	30,892,657.28	189,765.07	6,333,234.93
August 15, 2016	445,590.25	30,447,067.03	167,072.62	6,166,162.31
November 15, 2016	445,588.31	30,001,478.72	167,071.53	5,999,090.78
February 15, 2017	445,586.34	29,555,892.38	167,070.41	5,832,020.37
May 15, 2017	445,584.30	29,110,308.08	167,069.27	5,664,951.10
August 15, 2017	445,582.23	28,664,725.85	167,068.11	5,497,882.99
November 15, 2017	445,580.11	28,219,145.74	167,066.90	5,330,816.09
February 15, 2018	445,577.93	27,773,567.81	167,065.67	5,163,750.42
May 15, 2018	445,575.70	27,327,992.11	167,064.43	4,996,685.99
August 15, 2018	445,573.42	26,882,418.69	167,063.13	4,829,622.86
November 15, 2018	445,571.09	26,436,847.60	167,061.80	4,662,561.06
February 15, 2019	445,568.68	25,991,278.92	167,060.47	4,495,500.59
May 15, 2019	487,285.39	25,503,993.53	167,059.08	4,328,441.51
August 15, 2019	487,282.42	25,016,711.11	167,057.66	4,161,383.85
November 15, 2019	487,279.37	24,529,431.74	167,056.19	3,994,327.66
February 15, 2020	487,276.24	24,042,155.50	167,054.70	3,827,272.96
May 15, 2020	487,273.02	23,554,882.48	167,053.18	3,660,219.78
August 15, 2020	487,269.73	23,067,612.75	167,051.60	3,493,168.18
November 15, 2020	487,266.35	22,580,346.40	167,049.98	3,326,118.20
February 15, 2021	487,262.88	22,093,083.52	167,048.33	3,159,069.87
May 15, 2021	487,259.31	21,605,824.21	167,046.63	2,992,023.24
August 15, 2021	487,255.65	21,118,568.56	167,044.87	2,824,978.37
November 15, 2021	487,251.89	20,631,316.67	167,043.08	2,657,935.29
February 15, 2022	487,248.03	20,144,068.64	167,041.23	2,490,894.06
May 15, 2022	487,244.05	19,656,824.59	167,039.34	2,323,854.72
August 15, 2022	487,239.96	19,169,584.63	185,595.36	2,138,259.36
November 15, 2022	487,235.77	18,682,348.86	222,708.76	1,915,550.60
February 15, 2023	487,231.44	18,195,117.42	222,705.91	1,692,844.69
May 15, 2023	487,227.00	17,707,890.42	278,375.70	1,414,468.99
August 15, 2023	487,222.42	17,220,668.00	259,814.44	1,154,654.55
November 15, 2023	487,217.72	16,733,450.28	1,154,654.55	0.00
February 15, 2024	487,212.86	16,246,237.42	0.00	0.00
May 15, 2024	487,207.86	15,759,029.56	0.00	0.00
August 15, 2024	487,202.72	15,271,826.84	0.00	0.00
November 15, 2024	487,197.41	14,784,629.43	0.00	0.00
February 15, 2025	487,191.94	14,297,437.49	0.00	0.00
May 15, 2025	487,186.29	13,810,251.20	0.00	0.00
August 15, 2025	487,180.48	13,323,070.72	0.00	0.00
November 15, 2025	487,174.47	12,835,896.25	0.00	0.00
February 15, 2026	487,168.26	12,348,727.99	0.00	0.00
May 15, 2026	487,161.86	11,861,566.13	0.00	0.00
August 15, 2026	487,155.25	11,374,410.88	0.00	0.00
November 15, 2026	487,148.40	10,887,262.48	0.00	0.00
February 15, 2027	487,141.34	10,400,121.14	0.00	0.00
May 15, 2027	487,134.03	9,912,987.11	0.00	0.00
August 15, 2027	487,126.46	9,425,860.65	0.00	0.00
November 15, 2027	9,425,860.65	0.00	0.00	0.00

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-7

	Rank 92
	Series A		Series B
	Scheduled Payments of	Equipment Note	Scheduled Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$30,860,000.00	$0.00	$6,540,000.00
May 15, 2016	0.00	30,860,000.00	0.00	6,540,000.00
August 15, 2016	215,401.07	30,644,598.93	333,833.39	6,206,166.61
November 15, 2016	447,591.46	30,197,007.47	167,977.93	6,038,188.68
February 15, 2017	447,602.24	29,749,405.23	167,984.02	5,870,204.66
May 15, 2017	447,613.27	29,301,791.96	167,990.24	5,702,214.42
August 15, 2017	447,624.57	28,854,167.39	167,996.61	5,534,217.81
November 15, 2017	447,636.14	28,406,531.25	168,003.13	5,366,214.68
February 15, 2018	447,647.98	27,958,883.27	168,009.82	5,198,204.86
May 15, 2018	447,660.11	27,511,223.16	168,016.65	5,030,188.21
August 15, 2018	447,672.54	27,063,550.62	168,023.67	4,862,164.54
November 15, 2018	447,685.27	26,615,865.35	168,030.84	4,694,133.70
February 15, 2019	447,698.32	26,168,167.03	168,038.21	4,526,095.49
May 15, 2019	489,716.24	25,678,450.79	168,045.75	4,358,049.74
August 15, 2019	489,732.45	25,188,718.34	168,053.48	4,189,996.26
November 15, 2019	489,749.05	24,698,969.29	168,061.42	4,021,934.84
February 15, 2020	489,766.10	24,209,203.19	168,069.55	3,853,865.29
May 15, 2020	489,783.58	23,719,419.61	168,077.89	3,685,787.40
August 15, 2020	489,801.52	23,229,618.09	168,086.47	3,517,700.93
November 15, 2020	489,819.93	22,739,798.16	168,095.25	3,349,605.68
February 15, 2021	489,838.83	22,249,959.33	168,104.29	3,181,501.39
May 15, 2021	489,858.25	21,760,101.08	168,113.53	3,013,387.86
August 15, 2021	489,878.18	21,270,222.90	168,123.07	2,845,264.79
November 15, 2021	489,898.66	20,780,324.24	168,132.84	2,677,131.95
February 15, 2022	489,919.71	20,290,404.53	168,142.88	2,508,989.07
May 15, 2022	489,941.34	19,800,463.19	168,153.22	2,340,835.85
August 15, 2022	489,963.58	19,310,499.61	186,858.21	2,153,977.64
November 15, 2022	489,986.45	18,820,513.16	224,260.69	1,929,716.95
February 15, 2023	490,009.98	18,330,503.18	224,276.18	1,705,440.77
May 15, 2023	490,034.18	17,840,469.00	280,381.68	1,425,059.09
August 15, 2023	490,059.10	17,350,409.90	261,705.27	1,163,353.82
November 15, 2023	490,084.74	16,860,325.16	1,163,353.82	0.00
February 15, 2024	490,111.16	16,370,214.00	0.00	0.00
May 15, 2024	490,138.36	15,880,075.64	0.00	0.00
August 15, 2024	490,166.39	15,389,909.25	0.00	0.00
November 15, 2024	490,195.29	14,899,713.96	0.00	0.00
February 15, 2025	490,225.07	14,409,488.89	0.00	0.00
May 15, 2025	490,255.80	13,919,233.09	0.00	0.00
August 15, 2025	490,287.49	13,428,945.60	0.00	0.00
November 15, 2025	490,320.20	12,938,625.40	0.00	0.00
February 15, 2026	490,353.97	12,448,271.43	0.00	0.00
May 15, 2026	490,388.84	11,957,882.59	0.00	0.00
August 15, 2026	490,424.87	11,467,457.72	0.00	0.00
November 15, 2026	490,462.09	10,976,995.63	0.00	0.00
February 15, 2027	490,500.58	10,486,495.05	0.00	0.00
May 15, 2027	490,540.38	9,995,954.67	0.00	0.00
August 15, 2027	490,581.56	9,505,373.11	0.00	0.00
November 15, 2027	9,505,373.11	0.00	0.00	0.00

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-8

	Rank 120
	Series A		Series B
	Scheduled Payments of	Equipment Note	Scheduled Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$30,062,000.00	$0.00	$6,540,000.00
May 15, 2016	0.00	30,062,000.00	0.00	6,540,000.00
August 15, 2016	0.00	30,062,000.00	0.00	6,540,000.00
November 15, 2016	0.00	30,062,000.00	274,012.05	6,265,987.95
February 15, 2017	235,822.11	29,826,177.89	380,634.37	5,885,353.58
May 15, 2017	448,178.41	29,377,999.48	168,308.95	5,717,044.63
August 15, 2017	448,198.62	28,929,800.86	168,320.35	5,548,724.28
November 15, 2017	448,219.33	28,481,581.53	168,332.02	5,380,392.26
February 15, 2018	448,240.51	28,033,341.02	168,343.98	5,212,048.28
May 15, 2018	448,262.22	27,585,078.80	168,356.22	5,043,692.06
August 15, 2018	448,284.46	27,136,794.34	168,368.76	4,875,323.30
November 15, 2018	448,307.25	26,688,487.09	168,381.61	4,706,941.69
February 15, 2019	448,330.60	26,240,156.49	168,394.77	4,538,546.92
May 15, 2019	490,475.60	25,749,680.89	168,408.28	4,370,138.64
August 15, 2019	490,504.59	25,259,176.30	168,422.11	4,201,716.53
November 15, 2019	490,534.32	24,768,641.98	168,436.31	4,033,280.22
February 15, 2020	490,564.81	24,278,077.17	168,450.87	3,864,829.35
May 15, 2020	490,596.09	23,787,481.08	168,465.82	3,696,363.53
August 15, 2020	490,628.20	23,296,852.88	168,481.12	3,527,882.41
November 15, 2020	490,661.15	22,806,191.73	168,496.86	3,359,385.55
February 15, 2021	490,694.96	22,315,496.77	168,513.02	3,190,872.53
May 15, 2021	490,729.71	21,824,767.06	168,529.59	3,022,342.94
August 15, 2021	490,765.38	21,334,001.68	168,546.61	2,853,796.33
November 15, 2021	490,802.03	20,843,199.65	168,564.13	2,685,232.20
February 15, 2022	490,839.68	20,352,359.97	168,582.10	2,516,650.10
May 15, 2022	490,878.40	19,861,481.57	168,600.58	2,348,049.52
August 15, 2022	490,918.19	19,370,563.38	187,372.11	2,160,677.41
November 15, 2022	490,959.13	18,879,604.25	224,901.69	1,935,775.72
February 15, 2023	491,001.21	18,388,603.04	224,929.44	1,710,846.28
May 15, 2023	491,044.54	17,897,558.50	281,227.00	1,429,619.28
August 15, 2023	491,089.11	17,406,469.39	262,506.65	1,167,112.63
November 15, 2023	491,135.01	16,915,334.38	1,167,112.63	0.00
February 15, 2024	491,182.27	16,424,152.11	0.00	0.00
May 15, 2024	491,230.96	15,932,921.15	0.00	0.00
August 15, 2024	491,281.11	15,441,640.04	0.00	0.00
November 15, 2024	491,332.82	14,950,307.22	0.00	0.00
February 15, 2025	491,386.12	14,458,921.10	0.00	0.00
May 15, 2025	491,441.10	13,967,480.00	0.00	0.00
August 15, 2025	491,497.81	13,475,982.19	0.00	0.00
November 15, 2025	491,556.35	12,984,425.84	0.00	0.00
February 15, 2026	491,616.77	12,492,809.07	0.00	0.00
May 15, 2026	491,679.17	12,001,129.90	0.00	0.00
August 15, 2026	491,743.63	11,509,386.27	0.00	0.00
November 15, 2026	491,810.25	11,017,576.02	0.00	0.00
February 15, 2027	491,879.11	10,525,696.91	0.00	0.00
May 15, 2027	491,950.35	10,033,746.56	0.00	0.00
August 15, 2027	492,024.03	9,541,722.53	0.00	0.00
November 15, 2027	9,541,722.53	0.00	0.00	0.00

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-9

	Rank 135
	Series A		Series B
	Scheduled Payments of	Equipment Note	Scheduled Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$29,530,000.00	$0.00	$6,539,000.00
May 15, 2016	0.00	29,530,000.00	0.00	6,539,000.00
August 15, 2016	0.00	29,530,000.00	0.00	6,539,000.00
November 15, 2016	0.00	29,530,000.00	0.00	6,539,000.00
February 15, 2017	0.00	29,530,000.00	265,546.96	6,273,453.04
May 15, 2017	75,793.00	29,454,207.00	541,578.21	5,731,874.83
August 15, 2017	448,772.68	29,005,434.32	168,644.08	5,563,230.75
November 15, 2017	448,802.51	28,556,631.81	168,660.91	5,394,569.84
February 15, 2018	448,833.04	28,107,798.77	168,678.14	5,225,891.70
May 15, 2018	448,864.34	27,658,934.43	168,695.78	5,057,195.92
August 15, 2018	448,896.38	27,210,038.05	168,713.85	4,888,482.07
November 15, 2018	448,929.23	26,761,108.82	168,732.37	4,719,749.70
February 15, 2019	448,962.88	26,312,145.94	168,751.34	4,550,998.36
May 15, 2019	491,234.95	25,820,910.99	168,770.82	4,382,227.54
August 15, 2019	491,276.74	25,329,634.25	168,790.74	4,213,436.80
November 15, 2019	491,319.58	24,838,314.67	168,811.21	4,044,625.59
February 15, 2020	491,363.52	24,346,951.15	168,832.19	3,875,793.40
May 15, 2020	491,408.61	23,855,542.54	168,853.72	3,706,939.68
August 15, 2020	491,454.87	23,364,087.67	168,875.80	3,538,063.88
November 15, 2020	491,502.37	22,872,585.30	168,898.46	3,369,165.42
February 15, 2021	491,551.10	22,381,034.20	168,921.74	3,200,243.68
May 15, 2021	491,601.17	21,889,433.03	168,945.64	3,031,298.04
August 15, 2021	491,652.57	21,397,780.46	168,970.19	2,862,327.85
November 15, 2021	491,705.39	20,906,075.07	168,995.40	2,693,332.45
February 15, 2022	491,759.67	20,414,315.40	169,021.31	2,524,311.14
May 15, 2022	491,815.46	19,922,499.94	169,047.95	2,355,263.19
August 15, 2022	491,872.80	19,430,627.14	187,886.01	2,167,377.18
November 15, 2022	491,931.79	18,938,695.35	225,542.70	1,941,834.48
February 15, 2023	491,992.46	18,446,702.89	225,582.68	1,716,251.80
May 15, 2023	492,054.89	17,954,648.00	282,072.33	1,434,179.47
August 15, 2023	492,119.13	17,462,528.87	263,308.02	1,170,871.45
November 15, 2023	492,185.28	16,970,343.59	1,170,871.45	0.00
February 15, 2024	492,253.38	16,478,090.21	0.00	0.00
May 15, 2024	492,323.55	15,985,766.66	0.00	0.00
August 15, 2024	492,395.84	15,493,370.82	0.00	0.00
November 15, 2024	492,470.35	15,000,900.47	0.00	0.00
February 15, 2025	492,547.16	14,508,353.31	0.00	0.00
May 15, 2025	492,626.40	14,015,726.91	0.00	0.00
August 15, 2025	492,708.14	13,523,018.77	0.00	0.00
November 15, 2025	492,792.49	13,030,226.28	0.00	0.00
February 15, 2026	492,879.56	12,537,346.72	0.00	0.00
May 15, 2026	492,969.50	12,044,377.22	0.00	0.00
August 15, 2026	493,062.40	11,551,314.82	0.00	0.00
November 15, 2026	493,158.41	11,058,156.41	0.00	0.00
February 15, 2027	493,257.65	10,564,898.76	0.00	0.00
May 15, 2027	493,360.31	10,071,538.45	0.00	0.00
August 15, 2027	493,466.50	9,578,071.95	0.00	0.00
November 15, 2027	9,578,071.95	0.00	0.00	0.00

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-10

	Rank 136
	Series A		Series B
	Scheduled Payments of	Equipment Note	Scheduled Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$29,530,000.00	$0.00	$6,539,000.00
May 15, 2016	0.00	29,530,000.00	0.00	6,539,000.00
August 15, 2016	0.00	29,530,000.00	0.00	6,539,000.00
November 15, 2016	0.00	29,530,000.00	0.00	6,539,000.00
February 15, 2017	0.00	29,530,000.00	265,546.96	6,273,453.04
May 15, 2017	75,793.00	29,454,207.00	541,578.21	5,731,874.83
August 15, 2017	448,772.68	29,005,434.32	168,644.08	5,563,230.75
November 15, 2017	448,802.51	28,556,631.81	168,660.91	5,394,569.84
February 15, 2018	448,833.04	28,107,798.77	168,678.14	5,225,891.70
May 15, 2018	448,864.34	27,658,934.43	168,695.78	5,057,195.92
August 15, 2018	448,896.38	27,210,038.05	168,713.85	4,888,482.07
November 15, 2018	448,929.23	26,761,108.82	168,732.37	4,719,749.70
February 15, 2019	448,962.88	26,312,145.94	168,751.34	4,550,998.36
May 15, 2019	491,234.95	25,820,910.99	168,770.82	4,382,227.54
August 15, 2019	491,276.74	25,329,634.25	168,790.74	4,213,436.80
November 15, 2019	491,319.58	24,838,314.67	168,811.21	4,044,625.59
February 15, 2020	491,363.52	24,346,951.15	168,832.19	3,875,793.40
May 15, 2020	491,408.61	23,855,542.54	168,853.72	3,706,939.68
August 15, 2020	491,454.87	23,364,087.67	168,875.80	3,538,063.88
November 15, 2020	491,502.37	22,872,585.30	168,898.46	3,369,165.42
February 15, 2021	491,551.10	22,381,034.20	168,921.74	3,200,243.68
May 15, 2021	491,601.17	21,889,433.03	168,945.64	3,031,298.04
August 15, 2021	491,652.57	21,397,780.46	168,970.19	2,862,327.85
November 15, 2021	491,705.39	20,906,075.07	168,995.40	2,693,332.45
February 15, 2022	491,759.67	20,414,315.40	169,021.31	2,524,311.14
May 15, 2022	491,815.46	19,922,499.94	169,047.95	2,355,263.19
August 15, 2022	491,872.80	19,430,627.14	187,886.01	2,167,377.18
November 15, 2022	491,931.79	18,938,695.35	225,542.70	1,941,834.48
February 15, 2023	491,992.46	18,446,702.89	225,582.68	1,716,251.80
May 15, 2023	492,054.89	17,954,648.00	282,072.33	1,434,179.47
August 15, 2023	492,119.13	17,462,528.87	263,308.02	1,170,871.45
November 15, 2023	492,185.28	16,970,343.59	1,170,871.45	0.00
February 15, 2024	492,253.38	16,478,090.21	0.00	0.00
May 15, 2024	492,323.55	15,985,766.66	0.00	0.00
August 15, 2024	492,395.84	15,493,370.82	0.00	0.00
November 15, 2024	492,470.35	15,000,900.47	0.00	0.00
February 15, 2025	492,547.16	14,508,353.31	0.00	0.00
May 15, 2025	492,626.40	14,015,726.91	0.00	0.00
August 15, 2025	492,708.14	13,523,018.77	0.00	0.00
November 15, 2025	492,792.49	13,030,226.28	0.00	0.00
February 15, 2026	492,879.56	12,537,346.72	0.00	0.00
May 15, 2026	492,969.50	12,044,377.22	0.00	0.00
August 15, 2026	493,062.40	11,551,314.82	0.00	0.00
November 15, 2026	493,158.41	11,058,156.41	0.00	0.00
February 15, 2027	493,257.65	10,564,898.76	0.00	0.00
May 15, 2027	493,360.31	10,071,538.45	0.00	0.00
August 15, 2027	493,466.50	9,578,071.95	0.00	0.00
November 15, 2027	9,578,071.95	0.00	0.00	0.00

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-11

B. A350-900

	0024
	Series A		Series B
	Scheduled Payments of	Equipment Note	Scheduled Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$87,248,000.00	$0.00	$18,177,000.00
May 15, 2016	1,160,040.32	86,087,959.68	528,298.92	17,648,701.08
August 15, 2016	1,241,717.57	84,846,242.11	465,577.99	17,183,123.09
November 15, 2016	1,241,712.17	83,604,529.94	465,574.94	16,717,548.15
February 15, 2017	1,241,706.66	82,362,823.28	465,571.84	16,251,976.31
May 15, 2017	1,241,701.01	81,121,122.27	465,568.64	15,786,407.67
August 15, 2017	1,241,695.23	79,879,427.04	465,565.39	15,320,842.28
November 15, 2017	1,241,689.31	78,637,737.73	465,562.05	14,855,280.23
February 15, 2018	1,241,683.24	77,396,054.49	465,558.64	14,389,721.59
May 15, 2018	1,241,677.04	76,154,377.45	465,555.12	13,924,166.47
August 15, 2018	1,241,670.68	74,912,706.77	465,551.54	13,458,614.93
November 15, 2018	1,241,664.15	73,671,042.62	465,547.87	12,993,067.06
February 15, 2019	1,241,657.49	72,429,385.13	465,544.09	12,527,522.97
May 15, 2019	1,357,908.60	71,071,476.53	465,540.25	12,061,982.72
August 15, 2019	1,357,900.33	69,713,576.20	465,536.27	11,596,446.45
November 15, 2019	1,357,891.81	68,355,684.39	465,532.22	11,130,914.23
February 15, 2020	1,357,883.09	66,997,801.30	465,528.07	10,665,386.16
May 15, 2020	1,357,874.15	65,639,927.15	465,523.78	10,199,862.38
August 15, 2020	1,357,864.96	64,282,062.19	465,519.40	9,734,342.98
November 15, 2020	1,357,855.55	62,924,206.64	465,514.90	9,268,828.08
February 15, 2021	1,357,845.86	61,566,360.78	465,510.28	8,803,317.80
May 15, 2021	1,357,835.93	60,208,524.85	465,505.54	8,337,812.26
August 15, 2021	1,357,825.73	58,850,699.12	465,500.67	7,872,311.59
November 15, 2021	1,357,815.24	57,492,883.88	465,495.67	7,406,815.92
February 15, 2022	1,357,804.47	56,135,079.41	465,490.52	6,941,325.40
May 15, 2022	1,357,793.41	54,777,286.00	465,485.23	6,475,840.17
August 15, 2022	1,357,782.01	53,419,503.99	517,194.92	5,958,645.25
November 15, 2022	1,357,770.32	52,061,733.67	620,618.11	5,338,027.14
February 15, 2023	1,357,758.27	50,703,975.40	620,610.18	4,717,416.96
May 15, 2023	1,357,745.88	49,346,229.52	775,744.08	3,941,672.88
August 15, 2023	1,357,733.13	47,988,496.39	724,019.76	3,217,653.12
November 15, 2023	1,357,720.01	46,630,776.38	3,217,653.12	0.00
February 15, 2024	1,357,706.49	45,273,069.89	0.00	0.00
May 15, 2024	1,357,692.56	43,915,377.33	0.00	0.00
August 15, 2024	1,357,678.22	42,557,699.11	0.00	0.00
November 15, 2024	1,357,663.42	41,200,035.69	0.00	0.00
February 15, 2025	1,357,648.18	39,842,387.51	0.00	0.00
May 15, 2025	1,357,632.46	38,484,755.05	0.00	0.00
August 15, 2025	1,357,616.24	37,127,138.81	0.00	0.00
November 15, 2025	1,357,599.49	35,769,539.32	0.00	0.00
February 15, 2026	1,357,582.21	34,411,957.11	0.00	0.00
May 15, 2026	1,357,564.36	33,054,392.75	0.00	0.00
August 15, 2026	1,357,545.93	31,696,846.82	0.00	0.00
November 15, 2026	1,357,526.87	30,339,319.95	0.00	0.00
February 15, 2027	1,357,507.18	28,981,812.77	0.00	0.00
May 15, 2027	1,357,486.80	27,624,325.97	0.00	0.00
August 15, 2027	1,357,465.72	26,266,860.25	0.00	0.00
November 15, 2027	26,266,860.25	0.00	0.00	0.00

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-12

	0027
	Series A		Series B
	Scheduled Payments of	Equipment Note	Scheduled Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$83,826,000.00	$0.00	$18,237,000.00
May 15, 2016	0.00	83,826,000.00	0.00	18,237,000.00
August 15, 2016	0.00	83,826,000.00	0.00	18,237,000.00
November 15, 2016	0.00	83,826,000.00	765,550.11	17,471,449.89
February 15, 2017	658,284.66	83,167,715.34	1,060,650.87	16,410,799.02
May 15, 2017	1,249,706.71	81,918,008.63	469,314.94	15,941,484.08
August 15, 2017	1,249,763.07	80,668,245.56	469,346.73	15,472,137.35
November 15, 2017	1,249,820.78	79,418,424.78	469,379.26	15,002,758.09
February 15, 2018	1,249,879.88	78,168,544.90	469,412.60	14,533,345.49
May 15, 2018	1,249,940.41	76,918,604.49	469,446.74	14,063,898.75
August 15, 2018	1,250,002.42	75,668,602.07	469,481.71	13,594,417.04
November 15, 2018	1,250,065.95	74,418,536.12	469,517.54	13,124,899.50
February 15, 2019	1,250,131.08	73,168,405.04	469,554.26	12,655,345.24
May 15, 2019	1,367,648.74	71,800,756.30	469,591.91	12,185,753.33
August 15, 2019	1,367,729.59	70,433,026.71	469,630.49	11,716,122.84
November 15, 2019	1,367,812.48	69,065,214.23	469,670.08	11,246,452.76
February 15, 2020	1,367,897.52	67,697,316.71	469,710.67	10,776,742.09
May 15, 2020	1,367,984.75	66,329,331.96	469,752.31	10,306,989.78
August 15, 2020	1,368,074.25	64,961,257.71	469,795.05	9,837,194.73
November 15, 2020	1,368,166.13	63,593,091.58	469,838.92	9,367,355.81
February 15, 2021	1,368,260.46	62,224,831.12	469,883.94	8,897,471.87
May 15, 2021	1,368,357.30	60,856,473.82	469,930.17	8,427,541.70
August 15, 2021	1,368,456.78	59,488,017.04	469,977.67	7,957,564.03
November 15, 2021	1,368,558.97	58,119,458.07	470,026.46	7,487,537.57
February 15, 2022	1,368,663.98	56,750,794.09	470,076.60	7,017,460.97
May 15, 2022	1,368,771.92	55,382,022.17	470,128.13	6,547,332.84
August 15, 2022	1,368,882.89	54,013,139.28	522,470.91	6,024,861.93
November 15, 2022	1,368,997.01	52,644,142.27	627,118.90	5,397,743.03
February 15, 2023	1,369,114.40	51,275,027.87	627,196.26	4,770,546.77
May 15, 2023	1,369,235.18	49,905,792.69	784,177.16	3,986,369.61
August 15, 2023	1,369,359.49	48,536,433.20	731,977.04	3,254,392.57
November 15, 2023	1,369,487.46	47,166,945.74	3,254,392.57	0.00
February 15, 2024	1,369,619.24	45,797,326.50	0.00	0.00
May 15, 2024	1,369,755.00	44,427,571.50	0.00	0.00
August 15, 2024	1,369,894.87	43,057,676.63	0.00	0.00
November 15, 2024	1,370,039.03	41,687,637.60	0.00	0.00
February 15, 2025	1,370,187.67	40,317,449.93	0.00	0.00
May 15, 2025	1,370,340.96	38,947,108.97	0.00	0.00
August 15, 2025	1,370,499.11	37,576,609.86	0.00	0.00
November 15, 2025	1,370,662.32	36,205,947.54	0.00	0.00
February 15, 2026	1,370,830.80	34,835,116.74	0.00	0.00
May 15, 2026	1,371,004.80	33,464,111.94	0.00	0.00
August 15, 2026	1,371,184.56	32,092,927.38	0.00	0.00
November 15, 2026	1,371,370.30	30,721,557.08	0.00	0.00
February 15, 2027	1,371,562.35	29,349,994.73	0.00	0.00
May 15, 2027	1,371,760.95	27,978,233.78	0.00	0.00
August 15, 2027	1,371,966.42	26,606,267.36	0.00	0.00
November 15, 2027	26,606,267.36	0.00	0.00	0.00

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-13

C. B787-9

	38478
	Series A		Series B
	Scheduled Payments of	Equipment Note	Scheduled Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$85,396,000.00	$0.00	$16,795,000.00
May 15, 2016	4,156,924.70	81,239,075.30	445,412.80	16,349,587.20
August 15, 2016	1,641,794.29	79,597,281.01	445,412.80	15,904,174.40
November 15, 2016	3,141,703.86	76,455,577.15	445,412.80	15,458,761.60
February 15, 2017	1,141,611.34	75,313,965.81	445,412.80	15,013,348.80
May 15, 2017	1,141,516.62	74,172,449.19	445,412.80	14,567,936.00
August 15, 2017	1,141,419.69	73,031,029.50	852,877.82	13,715,058.18
November 15, 2017	1,141,320.41	71,889,709.09	134,533.04	13,580,525.14
February 15, 2018	1,141,218.77	70,748,490.32	426,739.90	13,153,785.24
May 15, 2018	1,141,114.66	69,607,375.66	426,681.19	12,727,104.05
August 15, 2018	1,141,008.00	68,466,367.66	426,621.03	12,300,483.02
November 15, 2018	1,140,898.72	67,325,468.94	426,559.40	11,873,923.62
February 15, 2019	1,140,786.72	66,184,682.22	426,496.24	11,447,427.38
May 15, 2019	1,246,896.46	64,937,785.76	426,431.51	11,020,995.87
August 15, 2019	1,246,757.42	63,691,028.34	426,365.11	10,594,630.76
November 15, 2019	1,246,614.84	62,444,413.50	426,297.04	10,168,333.72
February 15, 2020	1,246,468.59	61,197,944.91	426,227.23	9,742,106.49
May 15, 2020	1,246,318.55	59,951,626.36	426,155.59	9,315,950.90
August 15, 2020	1,246,164.59	58,705,461.77	426,082.09	8,889,868.81
November 15, 2020	1,246,006.57	57,459,455.20	426,006.64	8,463,862.17
February 15, 2021	1,245,844.33	56,213,610.87	425,929.21	8,037,932.96
May 15, 2021	1,245,677.76	54,967,933.11	425,849.66	7,612,083.30
August 15, 2021	1,245,506.67	53,722,426.44	425,767.98	7,186,315.32
November 15, 2021	1,245,330.89	52,477,095.55	425,684.08	6,760,631.24
February 15, 2022	1,245,150.27	51,231,945.28	425,597.83	6,335,033.41
May 15, 2022	1,244,964.62	49,986,980.66	425,509.21	5,909,524.20
August 15, 2022	1,244,773.75	48,742,206.91	472,605.13	5,436,919.07
November 15, 2022	1,244,577.47	47,497,629.44	566,861.60	4,870,057.47
February 15, 2023	1,244,375.57	46,253,253.87	566,728.54	4,303,328.93
May 15, 2023	1,244,167.82	45,009,086.05	708,097.93	3,595,231.00
August 15, 2023	1,243,954.02	43,765,132.03	660,756.61	2,934,474.39
November 15, 2023	1,243,733.89	42,521,398.14	2,934,474.39	0.00
February 15, 2024	1,243,507.24	41,277,890.90	0.00	0.00
May 15, 2024	1,243,273.75	40,034,617.15	0.00	0.00
August 15, 2024	1,243,033.16	38,791,583.99	0.00	0.00
November 15, 2024	1,242,785.21	37,548,798.78	0.00	0.00
February 15, 2025	1,242,529.56	36,306,269.22	0.00	0.00
May 15, 2025	1,242,265.89	35,064,003.33	0.00	0.00
August 15, 2025	1,241,993.88	33,822,009.45	0.00	0.00
November 15, 2025	1,241,713.16	32,580,296.29	0.00	0.00
February 15, 2026	1,241,423.37	31,338,872.92	0.00	0.00
May 15, 2026	1,241,124.10	30,097,748.82	0.00	0.00
August 15, 2026	1,240,814.93	28,856,933.89	0.00	0.00
November 15, 2026	1,240,495.43	27,616,438.46	0.00	0.00
February 15, 2027	1,240,165.13	26,376,273.33	0.00	0.00
May 15, 2027	1,239,823.53	25,136,449.80	0.00	0.00
August 15, 2027	1,239,470.12	23,896,979.68	0.00	0.00
November 15, 2027	23,896,979.68	0.00	0.00	0.00

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-14

	38479
	Series A		Series B
	Scheduled Payments of	Equipment Note	Scheduled Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$84,098,000.00	$0.00	$16,809,000.00
May 15, 2016	2,593,952.20	81,504,047.80	812,555.92	15,996,444.08
August 15, 2016	3,644,100.86	77,859,946.94	228,190.60	15,768,253.48
November 15, 2016	1,144,031.83	76,715,915.11	428,151.62	15,340,101.86
February 15, 2017	1,143,961.09	75,571,954.02	428,111.74	14,911,990.12
May 15, 2017	1,143,888.70	74,428,065.32	428,070.91	14,483,919.21
August 15, 2017	1,143,814.60	73,284,250.72	428,029.12	14,055,890.09
November 15, 2017	1,143,738.71	72,140,512.01	427,986.33	13,627,903.76
February 15, 2018	1,143,661.03	70,996,850.98	427,942.51	13,199,961.25
May 15, 2018	1,143,581.44	69,853,269.54	427,897.63	12,772,063.62
August 15, 2018	1,143,499.91	68,709,769.63	427,851.66	12,344,211.96
November 15, 2018	1,143,416.38	67,566,353.25	427,804.54	11,916,407.42
February 15, 2019	1,143,330.77	66,423,022.48	427,756.26	11,488,651.16
May 15, 2019	1,249,852.60	65,173,169.88	427,706.77	11,060,944.39
August 15, 2019	1,249,746.31	63,923,423.57	427,656.04	10,633,288.35
November 15, 2019	1,249,637.33	62,673,786.24	427,603.99	10,205,684.36
February 15, 2020	1,249,525.53	61,424,260.71	427,550.64	9,778,133.72
May 15, 2020	1,249,410.85	60,174,849.86	427,495.86	9,350,637.86
August 15, 2020	1,249,293.16	58,925,556.70	427,439.70	8,923,198.16
November 15, 2020	1,249,172.37	57,676,384.33	427,382.02	8,495,816.14
February 15, 2021	1,249,048.37	56,427,335.96	427,322.81	8,068,493.33
May 15, 2021	1,248,921.03	55,178,414.93	427,262.03	7,641,231.30
August 15, 2021	1,248,790.25	53,929,624.68	427,199.59	7,214,031.71
November 15, 2021	1,248,655.89	52,680,968.79	427,135.45	6,786,896.26
February 15, 2022	1,248,517.82	51,432,450.97	427,069.53	6,359,826.73
May 15, 2022	1,248,375.91	50,184,075.06	427,001.78	5,932,824.95
August 15, 2022	1,248,230.02	48,935,845.04	474,306.64	5,458,518.31
November 15, 2022	1,248,079.98	47,687,765.06	568,965.73	4,889,552.58
February 15, 2023	1,247,925.65	46,439,839.41	568,864.03	4,320,688.55
May 15, 2023	1,247,766.85	45,192,072.56	710,840.97	3,609,847.58
August 15, 2023	1,247,603.42	43,944,469.14	663,348.54	2,946,499.04
November 15, 2023	1,247,435.16	42,697,033.98	2,946,499.04	0.00
February 15, 2024	1,247,261.90	41,449,772.08	0.00	0.00
May 15, 2024	1,247,083.43	40,202,688.65	0.00	0.00
August 15, 2024	1,246,899.52	38,955,789.13	0.00	0.00
November 15, 2024	1,246,709.99	37,709,079.14	0.00	0.00
February 15, 2025	1,246,514.58	36,462,564.56	0.00	0.00
May 15, 2025	1,246,313.03	35,216,251.53	0.00	0.00
August 15, 2025	1,246,105.10	33,970,146.43	0.00	0.00
November 15, 2025	1,245,890.54	32,724,255.89	0.00	0.00
February 15, 2026	1,245,669.01	31,478,586.88	0.00	0.00
May 15, 2026	1,245,440.25	30,233,146.63	0.00	0.00
August 15, 2026	1,245,203.93	28,987,942.70	0.00	0.00
November 15, 2026	1,244,959.70	27,742,983.00	0.00	0.00
February 15, 2027	1,244,707.23	26,498,275.77	0.00	0.00
May 15, 2027	1,244,446.11	25,253,829.66	0.00	0.00
August 15, 2027	1,244,175.97	24,009,653.69	0.00	0.00
November 15, 2027	24,009,653.69	0.00	0.00	0.00

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-15

	38461
	Series A		Series B
	Scheduled Payments of	Equipment Note	Scheduled Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$81,086,000.00	$0.00	$16,893,000.00
May 15, 2016	1,078,539.32	80,007,460.68	490,848.50	16,402,151.50
August 15, 2016	1,154,013.53	78,853,447.15	432,693.63	15,969,457.87
November 15, 2016	1,154,008.51	77,699,438.64	432,690.81	15,536,767.06
February 15, 2017	1,154,003.38	76,545,435.26	432,687.92	15,104,079.14
May 15, 2017	1,153,998.13	75,391,437.13	432,684.96	14,671,394.18
August 15, 2017	1,153,992.76	74,237,444.37	432,681.93	14,238,712.25
November 15, 2017	1,153,987.26	73,083,457.11	432,678.82	13,806,033.43
February 15, 2018	1,153,981.62	71,929,475.49	432,675.65	13,373,357.78
May 15, 2018	1,153,975.85	70,775,499.64	432,672.40	12,940,685.38
August 15, 2018	1,153,969.94	69,621,529.70	432,669.06	12,508,016.32
November 15, 2018	1,153,963.89	68,467,565.81	432,665.65	12,075,350.67
February 15, 2019	1,153,957.68	67,313,608.13	432,662.14	11,642,688.53
May 15, 2019	1,261,997.84	66,051,610.29	432,658.56	11,210,029.97
August 15, 2019	1,261,990.15	64,789,620.14	432,654.87	10,777,375.10
November 15, 2019	1,261,982.24	63,527,637.90	432,651.10	10,344,724.00
February 15, 2020	1,261,974.13	62,265,663.77	432,647.24	9,912,076.76
May 15, 2020	1,261,965.81	61,003,697.96	432,643.27	9,479,433.49
August 15, 2020	1,261,957.28	59,741,740.68	432,639.19	9,046,794.30
November 15, 2020	1,261,948.53	58,479,792.15	432,635.00	8,614,159.30
February 15, 2021	1,261,939.54	57,217,852.61	432,630.72	8,181,528.58
May 15, 2021	1,261,930.29	55,955,922.32	432,626.31	7,748,902.27
August 15, 2021	1,261,920.82	54,694,001.50	432,621.78	7,316,280.49
November 15, 2021	1,261,911.08	53,432,090.42	432,617.12	6,883,663.37
February 15, 2022	1,261,901.06	52,170,189.36	432,612.36	6,451,051.01
May 15, 2022	1,261,890.78	50,908,298.58	432,607.44	6,018,443.57
August 15, 2022	1,261,880.19	49,646,418.39	480,664.80	5,537,778.77
November 15, 2022	1,261,869.32	48,384,549.07	576,783.09	4,960,995.68
February 15, 2023	1,261,858.13	47,122,690.94	576,775.71	4,384,219.97
May 15, 2023	1,261,846.61	45,860,844.33	720,952.31	3,663,267.66
August 15, 2023	1,261,834.76	44,599,009.57	672,881.36	2,990,386.30
November 15, 2023	1,261,822.56	43,337,187.01	2,990,386.30	0.00
February 15, 2024	1,261,810.01	42,075,377.00	0.00	0.00
May 15, 2024	1,261,797.05	40,813,579.95	0.00	0.00
August 15, 2024	1,261,783.73	39,551,796.22	0.00	0.00
November 15, 2024	1,261,769.98	38,290,026.24	0.00	0.00
February 15, 2025	1,261,755.81	37,028,270.43	0.00	0.00
May 15, 2025	1,261,741.20	35,766,529.23	0.00	0.00
August 15, 2025	1,261,726.12	34,504,803.11	0.00	0.00
November 15, 2025	1,261,710.57	33,243,092.54	0.00	0.00
February 15, 2026	1,261,694.50	31,981,398.04	0.00	0.00
May 15, 2026	1,261,677.91	30,719,720.13	0.00	0.00
August 15, 2026	1,261,660.78	29,458,059.35	0.00	0.00
November 15, 2026	1,261,643.07	28,196,416.28	0.00	0.00
February 15, 2027	1,261,624.77	26,934,791.51	0.00	0.00
May 15, 2027	1,261,605.83	25,673,185.68	0.00	0.00
August 15, 2027	1,261,586.24	24,411,599.44	0.00	0.00
November 15, 2027	24,411,599.44	0.00	0.00	0.00

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-16

	38459
	Series A		Series B
	Scheduled Payments of	Equipment Note	Scheduled Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance
At Issuance	$0.00	$79,975,000.00	$0.00	$16,949,000.00
May 15, 2016	0.00	79,975,000.00	0.00	16,949,000.00
August 15, 2016	558,297.68	79,416,702.32	865,471.28	16,083,528.72
November 15, 2016	1,159,951.14	78,256,751.18	435,321.53	15,648,207.19
February 15, 2017	1,159,979.07	77,096,772.11	435,337.31	15,212,869.88
May 15, 2017	1,160,007.69	75,936,764.42	435,353.41	14,777,516.47
August 15, 2017	1,160,036.95	74,776,727.47	435,369.94	14,342,146.53
November 15, 2017	1,160,066.93	73,616,660.54	435,386.83	13,906,759.70
February 15, 2018	1,160,097.62	72,456,562.92	435,404.15	13,471,355.55
May 15, 2018	1,160,129.06	71,296,433.86	435,421.87	13,035,933.68
August 15, 2018	1,160,161.27	70,136,272.59	435,440.03	12,600,493.65
November 15, 2018	1,160,194.27	68,976,078.32	435,458.65	12,165,035.00
February 15, 2019	1,160,228.09	67,815,850.23	435,477.72	11,729,557.28
May 15, 2019	1,269,119.19	66,546,731.04	435,497.28	11,294,060.00
August 15, 2019	1,269,161.19	65,277,569.85	435,517.32	10,858,542.68
November 15, 2019	1,269,204.25	64,008,365.60	435,537.87	10,423,004.81
February 15, 2020	1,269,248.41	62,739,117.19	435,558.95	9,987,445.86
May 15, 2020	1,269,293.71	61,469,823.48	435,580.59	9,551,865.27
August 15, 2020	1,269,340.20	60,200,483.28	435,602.79	9,116,262.48
November 15, 2020	1,269,387.92	58,931,095.36	435,625.56	8,680,636.92
February 15, 2021	1,269,436.91	57,661,658.45	435,648.95	8,244,987.97
May 15, 2021	1,269,487.21	56,392,171.24	435,672.97	7,809,315.00
August 15, 2021	1,269,538.88	55,122,632.36	435,697.62	7,373,617.38
November 15, 2021	1,269,591.95	53,853,040.41	435,722.97	6,937,894.41
February 15, 2022	1,269,646.50	52,583,393.91	435,749.01	6,502,145.40
May 15, 2022	1,269,702.55	51,313,691.36	435,775.78	6,066,369.62
August 15, 2022	1,269,760.19	50,043,931.17	484,250.53	5,582,119.09
November 15, 2022	1,269,819.46	48,774,111.71	581,180.52	5,000,938.57
February 15, 2023	1,269,880.44	47,504,231.27	581,220.69	4,419,717.88
May 15, 2023	1,269,943.16	46,234,288.11	726,620.32	3,693,097.56
August 15, 2023	1,270,007.72	44,964,280.39	678,219.66	3,014,877.90
November 15, 2023	1,270,074.20	43,694,206.19	3,014,877.90	0.00
February 15, 2024	1,270,142.63	42,424,063.56	0.00	0.00
May 15, 2024	1,270,213.15	41,153,850.41	0.00	0.00
August 15, 2024	1,270,285.79	39,883,564.62	0.00	0.00
November 15, 2024	1,270,360.66	38,613,203.96	0.00	0.00
February 15, 2025	1,270,437.87	37,342,766.09	0.00	0.00
May 15, 2025	1,270,517.48	36,072,248.61	0.00	0.00
August 15, 2025	1,270,599.62	34,801,648.99	0.00	0.00
November 15, 2025	1,270,684.39	33,530,964.60	0.00	0.00
February 15, 2026	1,270,771.90	32,260,192.70	0.00	0.00
May 15, 2026	1,270,862.27	30,989,330.43	0.00	0.00
August 15, 2026	1,270,955.63	29,718,374.80	0.00	0.00
November 15, 2026	1,271,052.10	28,447,322.70	0.00	0.00
February 15, 2027	1,271,151.85	27,176,170.85	0.00	0.00
May 15, 2027	1,271,254.99	25,904,915.86	0.00	0.00
August 15, 2027	1,271,361.72	24,633,554.14	0.00	0.00
November 15, 2027	24,633,554.14	0.00	0.00	0.00

Indenture for Each Aircraft

Debt Rate (as such term is defined in clause (i) of the definition of “Debt Rate” in the form of Indenture and Security Agreement included as Exhibit C to the Note Purchase Agreement (as such form may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Note Purchase Agreement, the “Indenture Form”)) (x) for Series A (computed on the basis of a 360-day year consisting of twelve 30-day months, payable semi-annually in arrears): initially, 4.200%, and (y) for Series B (computed on the basis of a 360-day year consisting of twelve 30-day months, payable semi-annually in arrears): initially, 4.500% in each case as may be changed from time to time pursuant to Section 2(d) of the relevant Registration Rights Agreement.

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-17

Past Due Rate:	The lesser of (a) with respect to (i) any payment made to a Noteholder (as such term is defined in the Indenture Form) under any Series of Equipment Notes relating to such Aircraft, the Debt Rate then applicable to such Series plus 1% and (ii) any other payment made under any Operative Agreement (as such term is defined in the Indenture Form) to any other Person, the Debt Rate (as such term is defined in clause (ii) of the definition of “Debt Rate” in the Indenture Form) plus 1% (computed on the basis of a year of 360 days comprised of twelve 30-day months) and (b) the maximum rate permitted by applicable law.

Payment Dates:	February 15th, May 15th, August 15th and November 15th commencing the first such date after issuance thereof.

Make-Whole Amount:	As provided in Article II of the Indenture Form.

Redemption:	As provided in Article II of the Indenture Form.

Participation Agreement for Each Aircraft

The applicable Loan Trustee, the Subordination Agent, the Liquidity Providers, the Pass Through Trustees and the Escrow Agent shall be indemnified against Expenses and Taxes (as such terms are defined in the Participation Agreement Form referred to below) to the extent set forth in Section 4.03 and 4.04 of the form of the Participation Agreement included as Exhibit B to the Note Purchase Agreement (as such form may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Note Purchase Agreement, the “Participation Agreement Form”).

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-18

RENT SCHEDULES1

A 321-200

Rank 96

Basic Rent Payment Date	Series A Installment	Series B Installment
5/29/2015	$-	$-
8/15/2015	172,254.13	35,728.00
11/15/2015	352,338.00	352,338.00
2/15/2016	352,338.00	352,338.00
5/15/2016	2,033,265.90	2,033,265.90
8/15/2016	775,750.21	229,298.47
11/15/2016	2,271,075.86	103,792.40
2/15/2017	750,650.92	103,328.71
5/15/2017	745,975.41	102,865.02
8/15/2017	741,299.30	96,756.93
11/15/2017	736,622.58	225,524.65
2/15/2018	731,945.20	223,643.92
5/15/2018	727,267.16	221,762.84
8/15/2018	722,588.43	219,881.35
11/15/2018	717,908.97	217,999.52
2/15/2019	713,228.77	216,117.26
5/15/2019	749,515.24	214,234.60
8/15/2019	744,393.09	212,351.48
11/15/2019	739,269.94	210,467.94
2/15/2020	734,145.75	208,583.91
5/15/2020	729,020.49	206,699.40
8/15/2020	723,894.11	204,814.38
11/15/2020	718,766.54	202,928.84
2/15/2021	713,637.78	201,042.72
5/15/2021	708,507.75	199,156.03
8/15/2021	703,376.38	197,268.74
11/15/2021	698,243.64	195,380.83
2/15/2022	693,109.48	193,492.24
5/15/2022	687,973.80	191,602.99
8/15/2022	682,836.56	207,905.24
11/15/2022	677,697.70	242,182.84
2/15/2023	672,557.13	239,659.95
5/15/2023	667,414.79	291,686.35
8/15/2023	662,270.59	270,348.87
11/15/2023	657,124.44	1,143,923.71
2/15/2024	651,976.27	-
5/15/2024	646,825.98	-
8/15/2024	641,673.47	-
11/15/2024	636,518.63	-
2/15/2025	631,361.36	-
5/15/2025	626,201.55	-
8/15/2025	621,039.06	-
11/15/2025	615,873.79	-
2/15/2026	610,705.58	-
5/15/2026	605,534.29	-
8/15/2026	600,359.78	-
11/15/2026	595,181.88	-
2/15/2027	590,000.41	-
5/15/2027	584,815.21	-
8/15/2027	579,626.06	-
11/15/2027	9,302,907.56	-

1 The initial Series A Installment and the initial Series B Installment may be adjusted to reflect the actual delivery date of each Aircraft

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Rank 72

Basic Rent Payment Date	Series A Installment	Series B Installment
5/29/2015	$-	$-
8/15/2015	-	-
11/15/2015	281,006.37	60,171.25
2/15/2016	341,764.50	341,764.50
5/15/2016	813,672.70	813,672.70
8/15/2016	2,279,613.06	105,596.34
11/15/2016	759,186.91	105,138.46
2/15/2017	754,510.38	104,680.59
5/15/2017	749,833.49	104,223.51
8/15/2017	745,156.23	228,725.52
11/15/2017	740,478.60	226,845.27
2/15/2018	735,800.55	224,964.83
5/15/2018	731,122.10	223,084.14
8/15/2018	726,443.23	221,203.22
11/15/2018	721,763.89	219,322.09
2/15/2019	717,084.11	217,440.68
5/15/2019	753,665.15	215,559.05
8/15/2019	748,544.82	213,677.11
11/15/2019	743,423.88	211,794.92
2/15/2020	738,302.29	209,912.43
5/15/2020	733,180.04	208,029.63
8/15/2020	728,057.08	206,146.53
11/15/2020	722,933.42	204,263.08
2/15/2021	717,808.99	202,379.30
5/15/2021	712,683.78	200,495.16
8/15/2021	707,557.76	198,610.65
11/15/2021	702,430.87	196,725.76
2/15/2022	697,303.10	194,840.45
5/15/2022	692,174.42	192,954.71
8/15/2022	687,044.74	209,404.01
11/15/2022	681,914.08	243,974.91
2/15/2023	676,782.35	241,458.21
5/15/2023	671,649.53	293,930.93
8/15/2023	666,515.55	272,454.76
11/15/2023	661,380.38	1,153,218.69
2/15/2024	656,243.95	-
5/15/2024	651,106.21	-
8/15/2024	645,967.10	-
11/15/2024	640,826.53	-
2/15/2025	635,684.48	-
5/15/2025	630,540.85	-
8/15/2025	625,395.57	-
11/15/2025	620,248.55	-
2/15/2026	615,099.73	-
5/15/2026	609,948.98	-
8/15/2026	604,796.27	-
11/15/2026	599,641.43	-
2/15/2027	594,484.40	-
5/15/2027	589,325.06	-
8/15/2027	584,163.28	-
11/15/2027	9,390,074.72	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-2

Rank 93

Basic Rent Payment Date	Series A Installment	Series B Installment
5/29/2015	$-	$-
8/15/2015	-	-
11/15/2015	163,168.13	35,810.50
2/15/2016	333,753.00	333,753.00
5/15/2016	1,435,678.33	1,435,678.33
8/15/2016	765,942.28	236,950.93
11/15/2016	761,264.31	235,070.95
2/15/2017	756,586.11	233,190.83
5/15/2017	751,907.66	231,310.58
8/15/2017	747,228.95	229,430.21
11/15/2017	742,549.97	227,549.68
2/15/2018	737,870.73	225,669.00
5/15/2018	733,191.19	223,788.18
8/15/2018	728,511.37	221,907.20
11/15/2018	723,831.22	220,026.07
2/15/2019	719,150.76	218,144.74
5/15/2019	755,886.31	216,263.25
8/15/2019	750,765.93	214,381.57
11/15/2019	745,645.14	212,499.68
2/15/2020	740,523.89	210,617.61
5/15/2020	735,402.18	208,735.35
8/15/2020	730,280.00	206,852.82
11/15/2020	725,157.31	204,970.11
2/15/2021	720,034.10	203,087.13
5/15/2021	714,910.36	201,203.91
8/15/2021	709,786.05	199,320.45
11/15/2021	704,661.14	197,436.70
2/15/2022	699,535.63	195,552.69
5/15/2022	694,409.46	193,668.37
8/15/2022	689,282.64	210,194.42
11/15/2022	684,155.12	244,918.83
2/15/2023	679,026.86	242,404.76
5/15/2023	673,897.86	295,111.00
8/15/2023	668,768.03	273,561.31
11/15/2023	663,637.41	1,158,093.51
2/15/2024	658,505.90	-
5/15/2024	653,373.49	-
8/15/2024	648,240.12	-
11/15/2024	643,105.77	-
2/15/2025	637,970.36	-
5/15/2025	632,833.89	-
8/15/2025	627,696.26	-
11/15/2025	622,557.43	-
2/15/2026	617,417.36	-
5/15/2026	612,275.96	-
8/15/2026	607,133.18	-
11/15/2026	601,988.96	-
2/15/2027	596,843.21	-
5/15/2027	591,695.86	-
8/15/2027	586,546.84	-
11/15/2027	9,435,523.50	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-3

Rank 112

Basic Rent Payment Date	Series A Installment	Series B Installment
5/29/2015	$-	$-
8/15/2015	-	-
11/15/2015	163,168.13	35,810.50
2/15/2016	333,753.00	333,753.00
5/15/2016	1,435,678.33	1,435,678.33
8/15/2016	765,942.28	236,950.93
11/15/2016	761,264.31	235,070.95
2/15/2017	756,586.11	233,190.83
5/15/2017	751,907.66	231,310.58
8/15/2017	747,228.95	229,430.21
11/15/2017	742,549.97	227,549.68
2/15/2018	737,870.73	225,669.00
5/15/2018	733,191.19	223,788.18
8/15/2018	728,511.37	221,907.20
11/15/2018	723,831.22	220,026.07
2/15/2019	719,150.76	218,144.74
5/15/2019	755,886.31	216,263.25
8/15/2019	750,765.93	214,381.57
11/15/2019	745,645.14	212,499.68
2/15/2020	740,523.89	210,617.61
5/15/2020	735,402.18	208,735.35
8/15/2020	730,280.00	206,852.82
11/15/2020	725,157.31	204,970.11
2/15/2021	720,034.10	203,087.13
5/15/2021	714,910.36	201,203.91
8/15/2021	709,786.05	199,320.45
11/15/2021	704,661.14	197,436.70
2/15/2022	699,535.63	195,552.69
5/15/2022	694,409.46	193,668.37
8/15/2022	689,282.64	210,194.42
11/15/2022	684,155.12	244,918.83
2/15/2023	679,026.86	242,404.76
5/15/2023	673,897.86	295,111.00
8/15/2023	668,768.03	273,561.31
11/15/2023	663,637.41	1,158,093.51
2/15/2024	658,505.90	-
5/15/2024	653,373.49	-
8/15/2024	648,240.12	-
11/15/2024	643,105.77	-
2/15/2025	637,970.36	-
5/15/2025	632,833.89	-
8/15/2025	627,696.26	-
11/15/2025	622,557.43	-
2/15/2026	617,417.36	-
5/15/2026	612,275.96	-
8/15/2026	607,133.18	-
11/15/2026	601,988.96	-
2/15/2027	596,843.21	-
5/15/2027	591,695.86	-
8/15/2027	586,546.84	-
11/15/2027	9,435,523.50	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-4

Rank 103

Basic Rent Payment Date	Series A Installment	Series B Installment
5/29/2015	$-	$-
8/15/2015	-	-
11/15/2015	-	-
2/15/2016	270,301.03	60,337.75
5/15/2016	745,087.22	745,087.22
8/15/2016	769,963.15	238,321.51
11/15/2016	765,282.51	236,440.86
2/15/2017	760,601.87	234,560.18
5/15/2017	755,921.17	232,679.50
8/15/2017	751,240.46	230,798.81
11/15/2017	746,559.73	228,918.08
2/15/2018	741,878.96	227,037.35
5/15/2018	737,198.16	225,156.62
8/15/2018	732,517.34	223,275.85
11/15/2018	727,836.49	221,395.06
2/15/2019	723,155.58	219,514.28
5/15/2019	760,193.82	217,633.46
8/15/2019	755,074.35	215,752.63
11/15/2019	749,954.84	213,871.76
2/15/2020	744,835.27	211,990.89
5/15/2020	739,715.65	210,110.00
8/15/2020	734,596.00	208,229.07
11/15/2020	729,476.28	206,348.12
2/15/2021	724,356.52	204,467.16
5/15/2021	719,236.69	202,586.17
8/15/2021	714,116.80	200,705.13
11/15/2021	708,996.86	198,824.09
2/15/2022	703,876.86	196,943.00
5/15/2022	698,756.77	195,061.90
8/15/2022	693,636.62	211,738.73
11/15/2022	688,516.41	246,764.18
2/15/2023	683,396.10	244,255.85
5/15/2023	678,275.73	297,420.20
8/15/2023	673,155.27	275,727.22
11/15/2023	668,034.73	1,167,644.41
2/15/2024	662,914.09	-
5/15/2024	657,793.35	-
8/15/2024	652,672.53	-
11/15/2024	647,551.59	-
2/15/2025	642,430.55	-
5/15/2025	637,309.38	-
8/15/2025	632,188.12	-
11/15/2025	627,066.71	-
2/15/2026	621,945.17	-
5/15/2026	616,823.50	-
8/15/2026	611,701.69	-
11/15/2026	606,579.71	-
2/15/2027	601,457.60	-
5/15/2027	596,335.30	-
8/15/2027	591,212.82	-
11/15/2027	9,524,832.19	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-5

Rank 113

Basic Rent Payment Date	Series A Installment	Series B Installment
5/29/2015	$-	$-
8/15/2015	-	-
11/15/2015	-	-
2/15/2016	270,292.40	60,337.75
5/15/2016	744,076.72	744,076.72
8/15/2016	769,963.15	238,321.51
11/15/2016	765,282.51	236,440.86
2/15/2017	760,601.87	234,560.18
5/15/2017	755,921.17	232,679.50
8/15/2017	751,240.46	230,798.81
11/15/2017	746,559.73	228,918.08
2/15/2018	741,878.96	227,037.35
5/15/2018	737,198.16	225,156.62
8/15/2018	732,517.34	223,275.85
11/15/2018	727,836.49	221,395.06
2/15/2019	723,155.58	219,514.28
5/15/2019	760,193.82	217,633.46
8/15/2019	755,074.35	215,752.63
11/15/2019	749,954.84	213,871.76
2/15/2020	744,835.27	211,990.89
5/15/2020	739,715.65	210,110.00
8/15/2020	734,596.00	208,229.07
11/15/2020	729,476.28	206,348.12
2/15/2021	724,356.52	204,467.16
5/15/2021	719,236.69	202,586.17
8/15/2021	714,116.80	200,705.13
11/15/2021	708,996.86	198,824.09
2/15/2022	703,876.86	196,943.00
5/15/2022	698,756.77	195,061.90
8/15/2022	693,636.62	211,738.73
11/15/2022	688,516.41	246,764.18
2/15/2023	683,396.10	244,255.85
5/15/2023	678,275.73	297,420.20
8/15/2023	673,155.27	275,727.22
11/15/2023	668,034.73	1,167,644.41
2/15/2024	662,914.09	-
5/15/2024	657,793.35	-
8/15/2024	652,672.53	-
11/15/2024	647,551.59	-
2/15/2025	642,430.55	-
5/15/2025	637,309.38	-
8/15/2025	632,188.12	-
11/15/2025	627,066.71	-
2/15/2026	621,945.17	-
5/15/2026	616,823.50	-
8/15/2026	611,701.69	-
11/15/2026	606,579.71	-
2/15/2027	601,457.60	-
5/15/2027	596,335.30	-
8/15/2027	591,212.82	-
11/15/2027	9,524,832.19	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-6

Rank 114

Basic Rent Payment Date	Series A Installment	Series B Installment
5/29/2015	$-	$-
8/15/2015	-	-
11/15/2015	-	-
2/15/2016	270,292.40	60,337.75
5/15/2016	744,076.72	744,076.72
8/15/2016	769,963.15	238,321.51
11/15/2016	765,282.51	236,440.86
2/15/2017	760,601.87	234,560.18
5/15/2017	755,921.17	232,679.50
8/15/2017	751,240.46	230,798.81
11/15/2017	746,559.73	228,918.08
2/15/2018	741,878.96	227,037.35
5/15/2018	737,198.16	225,156.62
8/15/2018	732,517.34	223,275.85
11/15/2018	727,836.49	221,395.06
2/15/2019	723,155.58	219,514.28
5/15/2019	760,193.82	217,633.46
8/15/2019	755,074.35	215,752.63
11/15/2019	749,954.84	213,871.76
2/15/2020	744,835.27	211,990.89
5/15/2020	739,715.65	210,110.00
8/15/2020	734,596.00	208,229.07
11/15/2020	729,476.28	206,348.12
2/15/2021	724,356.52	204,467.16
5/15/2021	719,236.69	202,586.17
8/15/2021	714,116.80	200,705.13
11/15/2021	708,996.86	198,824.09
2/15/2022	703,876.86	196,943.00
5/15/2022	698,756.77	195,061.90
8/15/2022	693,636.62	211,738.73
11/15/2022	688,516.41	246,764.18
2/15/2023	683,396.10	244,255.85
5/15/2023	678,275.73	297,420.20
8/15/2023	673,155.27	275,727.22
11/15/2023	668,034.73	1,167,644.41
2/15/2024	662,914.09	-
5/15/2024	657,793.35	-
8/15/2024	652,672.53	-
11/15/2024	647,551.59	-
2/15/2025	642,430.55	-
5/15/2025	637,309.38	-
8/15/2025	632,188.12	-
11/15/2025	627,066.71	-
2/15/2026	621,945.17	-
5/15/2026	616,823.50	-
8/15/2026	611,701.69	-
11/15/2026	606,579.71	-
2/15/2027	601,457.60	-
5/15/2027	596,335.30	-
8/15/2027	591,212.82	-
11/15/2027	9,524,832.19	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-7

Rank 92

Basic Rent Payment Date	Series A Installment	Series B Installment
5/29/2015	$-	$-
8/15/2015	-	-
11/15/2015	-	-
2/15/2016	158,414.67	35,970.00
5/15/2016	324,030.00	324,030.00
8/15/2016	539,431.07	407,408.39
11/15/2016	769,359.75	237,797.30
2/15/2017	764,670.82	235,913.64
5/15/2017	759,982.02	234,030.04
8/15/2017	755,293.39	232,146.52
11/15/2017	750,604.90	230,263.08
2/15/2018	745,916.56	228,379.74
5/15/2018	741,228.38	226,496.45
8/15/2018	736,540.38	224,613.29
11/15/2018	731,852.55	222,730.19
2/15/2019	727,164.91	220,847.21
5/15/2019	764,481.99	218,964.32
8/15/2019	759,356.18	217,081.54
11/15/2019	754,230.59	215,198.88
2/15/2020	749,105.28	213,316.32
5/15/2020	743,980.21	211,433.87
8/15/2020	738,855.43	209,551.58
11/15/2020	733,730.92	207,669.39
2/15/2021	728,606.71	205,787.35
5/15/2021	723,482.82	203,905.42
8/15/2021	718,359.24	202,023.68
11/15/2021	713,236.00	200,142.07
2/15/2022	708,113.11	198,260.61
5/15/2022	702,990.59	196,379.35
8/15/2022	697,868.44	213,192.61
11/15/2022	692,746.70	248,492.94
2/15/2023	687,625.37	245,985.50
5/15/2023	682,504.46	299,567.89
8/15/2023	677,384.02	277,737.18
11/15/2023	672,264.04	1,176,441.55
2/15/2024	667,144.57	-
5/15/2024	662,025.61	-
8/15/2024	656,907.18	-
11/15/2024	651,789.34	-
2/15/2025	646,672.07	-
5/15/2025	641,555.43	-
8/15/2025	636,439.44	-
11/15/2025	631,324.13	-
2/15/2026	626,209.54	-
5/15/2026	621,095.69	-
8/15/2026	615,982.64	-
11/15/2026	610,870.40	-
2/15/2027	605,759.03	-
5/15/2027	600,648.58	-
8/15/2027	595,539.08	-
11/15/2027	9,605,179.53	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-8

Rank 120

Basic Rent Payment Date	Series A Installment	Series B Installment
5/29/2015	$-	$-
8/15/2015	-	-
11/15/2015	-	-
2/15/2016	49,101.27	11,445.00
5/15/2016	315,651.00	315,651.00
8/15/2016	315,651.00	73,575.00
11/15/2016	315,651.00	347,587.05
2/15/2017	551,473.11	451,126.73
5/15/2017	761,353.28	234,519.18
8/15/2017	756,667.61	232,637.10
11/15/2017	751,982.24	230,755.17
2/15/2018	747,297.12	228,873.39
5/15/2018	742,612.30	226,991.76
8/15/2018	737,927.79	225,110.30
11/15/2018	733,243.59	223,229.00
2/15/2019	728,559.71	221,347.86
5/15/2019	765,997.24	219,466.93
8/15/2019	760,876.24	217,586.17
11/15/2019	755,755.67	215,705.62
2/15/2020	750,635.55	213,825.27
5/15/2020	745,515.90	211,945.15
8/15/2020	740,396.75	210,065.21
11/15/2020	735,278.11	208,185.54
2/15/2021	730,159.97	206,306.11
5/15/2021	725,042.43	204,426.91
8/15/2021	719,925.43	202,547.97
11/15/2021	714,809.05	200,669.34
2/15/2022	709,693.28	198,790.96
5/15/2022	704,578.18	196,912.89
8/15/2022	699,463.75	213,787.67
11/15/2022	694,350.05	249,209.31
2/15/2023	689,237.05	246,706.92
5/15/2023	684,124.87	300,474.02
8/15/2023	679,013.47	278,589.87
11/15/2023	673,902.94	1,180,242.65
2/15/2024	668,793.28	-
5/15/2024	663,684.56	-
8/15/2024	658,576.78	-
11/15/2024	653,470.04	-
2/15/2025	648,364.35	-
5/15/2025	643,259.77	-
8/15/2025	638,156.35	-
11/15/2025	633,054.16	-
2/15/2026	627,953.24	-
5/15/2026	622,853.67	-
8/15/2026	617,755.49	-
11/15/2026	612,658.81	-
2/15/2027	607,563.66	-
5/15/2027	602,470.17	-
8/15/2027	597,378.37	-
11/15/2027	9,641,910.62	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-9

Rank 135

Basic Rent Payment Date	Series A Installment	Series B Installment
5/29/2015	$-	$-
8/15/2015	-	-
11/15/2015	-	-
2/15/2016	-	-
5/15/2016	254,942.33	60,485.75
8/15/2016	310,065.00	73,563.75
11/15/2016	310,065.00	73,563.75
2/15/2017	310,065.00	339,110.71
5/15/2017	385,858.00	612,154.56
8/15/2017	758,041.85	233,127.67
11/15/2017	753,359.57	231,247.26
2/15/2018	748,677.67	229,367.05
5/15/2018	743,996.23	227,487.06
8/15/2018	739,315.19	225,607.30
11/15/2018	734,634.63	223,727.79
2/15/2019	729,954.52	221,848.52
5/15/2019	767,512.48	219,969.55
8/15/2019	762,396.31	218,090.80
11/15/2019	757,280.74	216,212.37
2/15/2020	752,165.82	214,334.23
5/15/2020	747,051.60	212,456.40
8/15/2020	741,938.07	210,578.87
11/15/2020	736,825.29	208,701.68
2/15/2021	731,713.25	206,824.85
5/15/2021	726,602.03	204,948.38
8/15/2021	721,491.62	203,072.29
11/15/2021	716,382.08	201,196.59
2/15/2022	711,273.46	199,321.30
5/15/2022	706,165.77	197,446.45
8/15/2022	701,059.05	214,382.72
11/15/2022	695,953.37	249,925.69
2/15/2023	690,848.76	247,428.32
5/15/2023	685,745.27	301,380.16
8/15/2023	680,642.93	279,442.54
11/15/2023	675,541.83	1,184,043.75
2/15/2024	670,441.99	-
5/15/2024	665,343.50	-
8/15/2024	660,246.39	-
11/15/2024	655,150.74	-
2/15/2025	650,056.61	-
5/15/2025	644,964.11	-
8/15/2025	639,873.27	-
11/15/2025	634,784.19	-
2/15/2026	629,696.94	-
5/15/2026	624,611.64	-
8/15/2026	619,528.36	-
11/15/2026	614,447.22	-
2/15/2027	609,368.29	-
5/15/2027	604,291.75	-
8/15/2027	599,217.65	-
11/15/2027	9,678,641.71	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-10

Rank 136

Basic Rent Payment Date	Series A Installment	Series B Installment
5/29/2015	$-	$-
8/15/2015	-	-
11/15/2015	-	-
2/15/2016	-	-
5/15/2016	254,942.33	60,485.75
8/15/2016	310,065.00	73,563.75
11/15/2016	310,065.00	73,563.75
2/15/2017	310,065.00	339,110.71
5/15/2017	385,858.00	612,154.56
8/15/2017	758,041.85	233,127.67
11/15/2017	753,359.57	231,247.26
2/15/2018	748,677.67	229,367.05
5/15/2018	743,996.23	227,487.06
8/15/2018	739,315.19	225,607.30
11/15/2018	734,634.63	223,727.79
2/15/2019	729,954.52	221,848.52
5/15/2019	767,512.48	219,969.55
8/15/2019	762,396.31	218,090.80
11/15/2019	757,280.74	216,212.37
2/15/2020	752,165.82	214,334.23
5/15/2020	747,051.60	212,456.40
8/15/2020	741,938.07	210,578.87
11/15/2020	736,825.29	208,701.68
2/15/2021	731,713.25	206,824.85
5/15/2021	726,602.03	204,948.38
8/15/2021	721,491.62	203,072.29
11/15/2021	716,382.08	201,196.59
2/15/2022	711,273.46	199,321.30
5/15/2022	706,165.77	197,446.45
8/15/2022	701,059.05	214,382.72
11/15/2022	695,953.37	249,925.69
2/15/2023	690,848.76	247,428.32
5/15/2023	685,745.27	301,380.16
8/15/2023	680,642.93	279,442.54
11/15/2023	675,541.83	1,184,043.75
2/15/2024	670,441.99	-
5/15/2024	665,343.50	-
8/15/2024	660,246.39	-
11/15/2024	655,150.74	-
2/15/2025	650,056.61	-
5/15/2025	644,964.11	-
8/15/2025	639,873.27	-
11/15/2025	634,784.19	-
2/15/2026	629,696.94	-
5/15/2026	624,611.64	-
8/15/2026	619,528.36	-
11/15/2026	614,447.22	-
2/15/2027	609,368.29	-
5/15/2027	604,291.75	-
8/15/2027	599,217.65	-
11/15/2027	9,678,641.71	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-11

A350-900

0024

Basic Rent Payment Date	Series A Installment	Series B Installment
5/29/2015	$-	$-
8/15/2015	-	-
11/15/2015	-	-
2/15/2016	753,241.07	168,137.25
5/15/2016	2,076,144.32	2,076,144.32
8/15/2016	2,145,641.15	664,125.88
11/15/2016	2,132,597.71	658,885.07
2/15/2017	2,119,554.22	653,644.26
5/15/2017	2,106,510.65	648,403.37
8/15/2017	2,093,467.01	643,162.48
11/15/2017	2,080,423.29	637,921.53
2/15/2018	2,067,379.49	632,680.54
5/15/2018	2,054,335.61	627,439.49
8/15/2018	2,041,291.64	622,198.41
11/15/2018	2,028,247.57	616,957.29
2/15/2019	2,015,203.44	611,716.09
5/15/2019	2,118,417.14	606,474.88
8/15/2019	2,104,150.83	601,233.58
11/15/2019	2,089,884.36	595,992.24
2/15/2020	2,075,617.78	590,750.86
5/15/2020	2,061,351.06	585,509.37
8/15/2020	2,047,084.20	580,267.85
11/15/2020	2,032,817.20	575,026.26
2/15/2021	2,018,550.03	569,784.60
5/15/2021	2,004,282.72	564,542.87
8/15/2021	1,990,015.24	559,301.06
11/15/2021	1,975,747.58	554,059.18
2/15/2022	1,961,479.75	548,817.20
5/15/2022	1,947,211.74	543,575.14
8/15/2022	1,932,943.51	590,048.12
11/15/2022	1,918,675.11	687,652.87
2/15/2023	1,904,406.47	680,662.99
5/15/2023	1,890,137.62	828,815.02
8/15/2023	1,875,868.54	768,363.58
11/15/2023	1,861,599.22	3,253,851.72
2/15/2024	1,847,329.64	-
5/15/2024	1,833,059.79	-
8/15/2024	1,818,789.68	-
11/15/2024	1,804,519.26	-
2/15/2025	1,790,248.55	-
5/15/2025	1,775,977.53	-
8/15/2025	1,761,706.17	-
11/15/2025	1,747,434.45	-
2/15/2026	1,733,162.37	-
5/15/2026	1,718,889.91	-
8/15/2026	1,704,617.05	-
11/15/2026	1,690,343.76	-
2/15/2027	1,676,070.04	-
5/15/2027	1,661,795.83	-
8/15/2027	1,647,521.14	-
11/15/2027	26,542,662.28	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-12

0027

Basic Rent Payment Date	Series A Installment	Series B Installment
5/29/2015	$-	$-
8/15/2015	-	-
11/15/2015	-	-
2/15/2016	136,915.80	31,914.75
5/15/2016	880,173.00	880,173.00
8/15/2016	880,173.00	205,166.25
11/15/2016	880,173.00	970,716.36
2/15/2017	1,538,457.66	1,257,204.68
5/15/2017	2,122,967.72	653,936.43
8/15/2017	2,109,902.16	648,688.43
11/15/2017	2,096,837.36	643,440.81
2/15/2018	2,083,773.34	638,193.63
5/15/2018	2,070,710.13	632,946.88
8/15/2018	2,057,647.77	627,700.57
11/15/2018	2,044,586.27	622,454.73
2/15/2019	2,031,525.71	617,209.38
5/15/2019	2,135,916.99	611,964.54
8/15/2019	2,121,637.53	606,720.21
11/15/2019	2,107,359.26	601,476.46
2/15/2020	2,093,082.27	596,233.26
5/15/2020	2,078,806.58	590,990.66
8/15/2020	2,064,532.24	585,748.69
11/15/2020	2,050,259.34	580,507.36
2/15/2021	2,035,987.92	575,266.69
5/15/2021	2,021,718.03	570,026.73
8/15/2021	2,007,449.76	564,787.51
11/15/2021	1,993,183.15	559,549.06
2/15/2022	1,978,918.29	554,311.40
5/15/2022	1,964,655.26	549,074.57
8/15/2022	1,950,394.12	596,128.40
11/15/2022	1,936,134.97	694,898.60
2/15/2023	1,921,877.89	687,920.87
5/15/2023	1,907,622.97	837,845.81
8/15/2023	1,893,370.31	776,823.70
11/15/2023	1,879,120.01	3,291,004.49
2/15/2024	1,864,872.17	-
5/15/2024	1,850,626.93	-
8/15/2024	1,836,384.37	-
11/15/2024	1,822,144.63	-
2/15/2025	1,807,907.86	-
5/15/2025	1,793,674.18	-
8/15/2025	1,779,443.75	-
11/15/2025	1,765,216.72	-
2/15/2026	1,750,993.25	-
5/15/2026	1,736,773.53	-
8/15/2026	1,722,557.74	-
11/15/2026	1,708,346.04	-
2/15/2027	1,694,138.70	-
5/15/2027	1,679,935.89	-
8/15/2027	1,665,737.87	-
11/15/2027	26,885,633.17	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-13

B787-9

38478

Basic Rent Payment Date	Series A Installment	Series B Installment
5/29/2015	$-	$-
8/15/2015	139,480.13	29,391.25
11/15/2015	896,658.00	896,658.00
2/15/2016	896,658.00	896,658.00
5/15/2016	5,053,582.70	5,053,582.70
8/15/2016	2,494,804.58	629,345.66
11/15/2016	3,977,475.31	624,334.76
2/15/2017	1,944,394.90	619,323.87
5/15/2017	1,932,313.26	614,312.97
8/15/2017	1,920,230.41	1,016,767.10
11/15/2017	1,908,146.22	288,827.44
2/15/2018	1,896,060.72	579,520.81
5/15/2018	1,883,973.81	574,661.27
8/15/2018	1,871,885.44	569,800.95
11/15/2018	1,859,795.58	564,939.83
2/15/2019	1,847,704.14	560,077.88
5/15/2019	1,941,835.62	555,215.07
8/15/2019	1,928,604.17	550,351.31
11/15/2019	1,915,370.64	545,486.64
2/15/2020	1,902,134.93	540,620.98
5/15/2020	1,888,896.97	535,754.29
8/15/2020	1,875,656.67	530,886.54
11/15/2020	1,862,413.92	526,017.66
2/15/2021	1,849,168.61	521,147.66
5/15/2021	1,835,920.67	516,276.41
8/15/2021	1,822,669.97	511,403.92
11/15/2021	1,809,416.37	506,530.13
2/15/2022	1,796,159.77	501,654.93
5/15/2022	1,782,900.05	496,778.34
8/15/2022	1,769,637.05	539,087.28
11/15/2022	1,756,370.64	628,026.94
2/15/2023	1,743,100.68	621,516.69
5/15/2023	1,729,826.99	756,510.38
8/15/2023	1,716,549.42	701,202.96
11/15/2023	1,703,267.78	2,967,487.23
2/15/2024	1,689,981.92	-
5/15/2024	1,676,691.60	-
8/15/2024	1,663,396.64	-
11/15/2024	1,650,096.84	-
2/15/2025	1,636,791.95	-
5/15/2025	1,623,481.72	-
8/15/2025	1,610,165.91	-
11/15/2025	1,596,844.26	-
2/15/2026	1,583,516.48	-
5/15/2026	1,570,182.27	-
8/15/2026	1,556,841.29	-
11/15/2026	1,543,493.24	-
2/15/2027	1,530,137.73	-
5/15/2027	1,516,774.40	-
8/15/2027	1,503,402.84	-
11/15/2027	24,147,897.97	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-14

38479

Basic Rent Payment Date	Series A Installment	Series B Installment
5/29/2015	$-	$-
8/15/2015	-	-
11/15/2015	726,046.07	155,483.25
2/15/2016	883,029.00	883,029.00
5/15/2016	3,476,981.20	3,476,981.20
8/15/2016	4,499,893.36	408,150.60
11/15/2016	1,961,561.27	605,544.47
2/15/2017	1,949,478.20	600,687.89
5/15/2017	1,937,394.22	595,830.80
8/15/2017	1,925,309.29	590,973.21
11/15/2017	1,913,223.34	586,115.09
2/15/2018	1,901,136.41	581,256.43
5/15/2018	1,889,048.38	576,397.19
8/15/2018	1,876,959.24	571,537.38
11/15/2018	1,864,868.96	566,676.92
2/15/2019	1,852,777.48	561,815.84
5/15/2019	1,947,294.34	556,954.10
8/15/2019	1,934,064.59	552,091.66
11/15/2019	1,920,833.28	547,228.48
2/15/2020	1,907,600.29	542,364.59
5/15/2020	1,894,365.59	537,499.86
8/15/2020	1,881,129.08	532,634.38
11/15/2020	1,867,890.72	527,768.00
2/15/2021	1,854,650.41	522,900.74
5/15/2021	1,841,408.06	518,032.58
8/15/2021	1,828,163.61	513,163.44
11/15/2021	1,814,916.95	508,293.31
2/15/2022	1,801,667.99	503,422.11
5/15/2022	1,788,416.65	498,549.83
8/15/2022	1,775,162.81	541,050.92
11/15/2022	1,761,906.35	630,374.06
2/15/2023	1,748,647.18	623,871.50
5/15/2023	1,735,385.16	759,448.72
8/15/2023	1,722,120.18	703,959.33
11/15/2023	1,708,852.09	2,979,647.15
2/15/2024	1,695,580.76	-
5/15/2024	1,682,306.04	-
8/15/2024	1,669,027.75	-
11/15/2024	1,655,745.78	-
2/15/2025	1,642,459.91	-
5/15/2025	1,629,169.96	-
8/15/2025	1,615,875.74	-
11/15/2025	1,602,577.08	-
2/15/2026	1,589,273.70	-
5/15/2026	1,575,965.41	-
8/15/2026	1,562,651.97	-
11/15/2026	1,549,333.10	-
2/15/2027	1,536,008.55	-
5/15/2027	1,522,678.01	-
8/15/2027	1,509,341.18	-
11/15/2027	24,261,755.05	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-15

38461

Basic Rent Payment Date	Series A Installment	Series B Installment
5/29/2015	$-	$-
8/15/2015	-	-
11/15/2015	-	-
2/15/2016	700,042.47	156,260.25
5/15/2016	1,929,942.32	1,929,942.32
8/15/2016	1,994,091.87	617,217.83
11/15/2016	1,981,969.71	612,347.21
2/15/2017	1,969,847.49	607,476.55
5/15/2017	1,957,725.20	602,605.85
8/15/2017	1,945,602.85	597,735.11
11/15/2017	1,933,480.43	592,864.33
2/15/2018	1,921,357.92	587,993.53
5/15/2018	1,909,235.34	583,122.68
8/15/2018	1,897,112.69	578,251.77
11/15/2018	1,884,989.95	573,380.83
2/15/2019	1,872,867.12	568,509.84
5/15/2019	1,968,790.73	563,638.81
8/15/2019	1,955,532.06	558,767.71
11/15/2019	1,942,273.25	553,896.57
2/15/2020	1,929,014.33	549,025.39
5/15/2020	1,915,755.28	544,154.13
8/15/2020	1,902,496.11	539,282.82
11/15/2020	1,889,236.81	534,411.44
2/15/2021	1,875,977.36	529,540.01
5/15/2021	1,862,717.74	524,668.51
8/15/2021	1,849,458.00	519,796.93
11/15/2021	1,836,198.10	514,925.28
2/15/2022	1,822,938.01	510,053.57
5/15/2022	1,809,677.77	505,181.76
8/15/2022	1,796,417.33	548,372.29
11/15/2022	1,783,156.71	639,083.10
2/15/2023	1,769,895.90	632,586.91
5/15/2023	1,756,634.86	770,274.78
8/15/2023	1,743,373.63	714,093.12
11/15/2023	1,730,112.16	3,024,028.15
2/15/2024	1,716,850.47	-
5/15/2024	1,703,588.51	-
8/15/2024	1,690,326.32	-
11/15/2024	1,677,063.84	-
2/15/2025	1,663,801.09	-
5/15/2025	1,650,538.04	-
8/15/2025	1,637,274.68	-
11/15/2025	1,624,011.00	-
2/15/2026	1,610,746.97	-
5/15/2026	1,597,482.59	-
8/15/2026	1,584,217.84	-
11/15/2026	1,570,952.69	-
2/15/2027	1,557,687.14	-
5/15/2027	1,544,421.14	-
8/15/2027	1,531,154.69	-
11/15/2027	24,667,921.23	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-16

38459

Basic Rent Payment Date	Series A Installment	Series B Installment
5/29/2015	$-	$-
8/15/2015	-	-
11/15/2015	-	-
2/15/2016	410,538.33	93,219.50
5/15/2016	839,737.50	839,737.50
8/15/2016	1,398,035.18	1,056,147.53
11/15/2016	1,993,826.51	616,261.23
2/15/2017	1,981,674.96	611,379.64
5/15/2017	1,969,523.80	606,498.20
8/15/2017	1,957,372.98	601,617.00
11/15/2017	1,945,222.57	596,735.98
2/15/2018	1,933,072.56	591,855.20
5/15/2018	1,920,922.97	586,974.62
8/15/2018	1,908,773.83	582,094.28
11/15/2018	1,896,625.13	577,214.20
2/15/2019	1,884,476.91	572,334.36
5/15/2019	1,981,185.62	567,454.80
8/15/2019	1,967,901.87	562,575.50
11/15/2019	1,954,618.73	557,696.48
2/15/2020	1,941,336.25	552,817.75
5/15/2020	1,928,054.44	547,939.36
8/15/2020	1,914,773.35	543,061.27
11/15/2020	1,901,492.99	538,183.51
2/15/2021	1,888,213.41	533,306.12
5/15/2021	1,874,934.62	528,429.08
8/15/2021	1,861,656.68	523,552.41
11/15/2021	1,848,379.59	518,676.17
2/15/2022	1,835,103.42	513,800.32
5/15/2022	1,821,828.19	508,924.92
8/15/2022	1,808,553.95	552,497.19
11/15/2022	1,795,280.74	643,979.36
2/15/2023	1,782,008.61	637,481.25
5/15/2023	1,768,737.59	776,342.15
8/15/2023	1,755,467.75	719,767.01
11/15/2023	1,742,199.14	3,048,795.28
2/15/2024	1,728,931.79	-
5/15/2024	1,715,665.82	-
8/15/2024	1,702,401.22	-
11/15/2024	1,689,138.09	-
2/15/2025	1,675,876.51	-
5/15/2025	1,662,616.52	-
8/15/2025	1,649,358.23	-
11/15/2025	1,636,101.70	-
2/15/2026	1,622,847.03	-
5/15/2026	1,609,594.29	-
8/15/2026	1,596,343.60	-
11/15/2026	1,583,095.04	-
2/15/2027	1,569,848.74	-
5/15/2027	1,556,604.78	-
8/15/2027	1,543,363.34	-
11/15/2027	24,892,206.46	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-17

NOTE VALUE SCHEDULES

A 321-200

Rank 96

Delivery Date and Basic Rent Payment Dates	Note Value
5/29/2015	$-
7/1/2015	40,052,000.00
8/15/2015	40,052,000.00
11/15/2015	40,052,000.00
2/15/2016	40,052,000.00
5/15/2016	37,602,198.06
8/15/2016	36,996,267.81
11/15/2016	35,014,032.06
2/15/2017	34,531,840.55
5/15/2017	34,049,694.32
8/15/2017	33,573,238.83
11/15/2017	32,967,662.88
2/15/2018	32,362,162.94
5/15/2018	31,756,740.84
8/15/2018	31,151,398.51
11/15/2018	30,546,137.88
2/15/2019	29,940,961.01
5/15/2019	29,294,902.53
8/15/2019	28,648,942.27
11/15/2019	28,003,082.73
2/15/2020	27,357,326.49
5/15/2020	26,711,676.24
8/15/2020	26,066,134.74
11/15/2020	25,420,704.86
2/15/2021	24,775,389.58
5/15/2021	24,130,191.97
8/15/2021	23,485,115.22
11/15/2021	22,840,162.63
2/15/2022	22,195,337.63
5/15/2022	21,550,643.77
8/15/2022	20,887,892.52
11/15/2022	20,188,906.94
2/15/2023	19,490,081.52
5/15/2023	18,736,870.47
8/15/2023	18,002,027.62
11/15/2023	16,390,849.15
2/15/2024	15,910,976.80
5/15/2024	15,431,216.08
8/15/2024	14,951,570.38
11/15/2024	14,472,043.24
2/15/2025	13,992,638.33
5/15/2025	13,513,359.48
8/15/2025	13,034,210.69
11/15/2025	12,555,196.11
2/15/2026	12,076,320.09
5/15/2026	11,597,587.16
8/15/2026	11,119,002.05
11/15/2026	10,640,569.69
2/15/2027	10,162,295.26
5/15/2027	9,684,184.15
8/15/2027	9,206,242.02
11/15/2027	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-18

Rank 72

Delivery Date and Basic Rent Payment Dates	Note Value
5/29/2015	$-
8/15/2015	-
9/1/2015	39,054,000.00
11/15/2015	39,054,000.00
2/15/2016	39,054,000.00
5/15/2016	37,845,633.30
8/15/2016	35,862,129.45
11/15/2016	35,378,652.32
2/15/2017	34,895,202.56
5/15/2017	34,411,780.02
8/15/2017	33,803,426.26
11/15/2017	33,195,118.43
2/15/2018	32,586,857.62
5/15/2018	31,978,644.99
8/15/2018	31,370,481.71
11/15/2018	30,762,368.99
2/15/2019	30,154,308.09
5/15/2019	29,505,038.99
8/15/2019	28,855,830.67
11/15/2019	28,206,684.66
2/15/2020	27,557,602.58
5/15/2020	26,908,586.08
8/15/2020	26,259,636.87
11/15/2020	25,610,756.73
2/15/2021	24,961,947.50
5/15/2021	24,313,211.08
8/15/2021	23,664,549.44
11/15/2021	23,015,964.62
2/15/2022	22,367,458.76
5/15/2022	21,719,034.04
8/15/2022	21,052,357.29
11/15/2022	20,349,102.52
2/15/2023	19,645,946.85
5/15/2023	18,887,903.01
8/15/2023	18,148,303.52
11/15/2023	16,525,116.93
2/15/2024	16,042,386.71
5/15/2024	15,559,725.56
8/15/2024	15,077,135.58
11/15/2024	14,594,618.97
2/15/2025	14,112,177.99
5/15/2025	13,629,815.01
8/15/2025	13,147,532.50
11/15/2025	12,665,333.04
2/15/2026	12,183,219.31
5/15/2026	11,701,194.13
8/15/2026	11,219,260.40
11/15/2026	10,737,421.20
2/15/2027	10,255,679.72
5/15/2027	9,774,039.30
8/15/2027	9,292,503.43
11/15/2027	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-19

Rank 93

Delivery Date and Basic Rent Payment Dates	Note Value
5/29/2015	$-
8/15/2015	-
10/1/2015	38,297,000.00
11/15/2015	38,297,000.00
2/15/2016	38,297,000.00
5/15/2016	36,974,548.55
8/15/2016	36,364,605.95
11/15/2016	35,754,692.27
2/15/2017	35,144,808.19
5/15/2017	34,534,954.41
8/15/2017	33,925,131.63
11/15/2017	33,315,340.61
2/15/2018	32,705,582.11
5/15/2018	32,095,856.91
8/15/2018	31,486,165.83
11/15/2018	30,876,509.70
2/15/2019	30,266,889.41
5/15/2019	29,615,889.50
8/15/2019	28,964,931.60
11/15/2019	28,314,016.80
2/15/2020	27,663,146.19
5/15/2020	27,012,320.91
8/15/2020	26,361,542.17
11/15/2020	25,710,811.17
2/15/2021	25,060,129.20
5/15/2021	24,409,497.57
8/15/2021	23,758,917.63
11/15/2021	23,108,390.82
2/15/2022	22,457,918.58
5/15/2022	21,807,502.45
8/15/2022	21,138,733.32
11/15/2022	20,433,207.04
2/15/2023	19,727,749.27
5/15/2023	18,967,141.18
8/15/2023	18,225,019.06
11/15/2023	16,595,509.75
2/15/2024	16,111,256.70
5/15/2024	15,627,051.41
8/15/2024	15,142,895.33
11/15/2024	14,658,789.96
2/15/2025	14,174,736.89
5/15/2025	13,690,737.74
8/15/2025	13,206,794.23
11/15/2025	12,722,908.14
2/15/2026	12,239,081.32
5/15/2026	11,755,315.71
8/15/2026	11,271,613.34
11/15/2026	10,787,976.32
2/15/2027	10,304,406.86
5/15/2027	9,820,907.27
8/15/2027	9,337,479.96
11/15/2027	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-20

Rank 112

Delivery Date and Basic Rent Payment Dates	Note Value
5/29/2015	$-
8/15/2015	-
10/1/2015	38,297,000.00
11/15/2015	38,297,000.00
2/15/2016	38,297,000.00
5/15/2016	36,974,548.55
8/15/2016	36,364,605.95
11/15/2016	35,754,692.27
2/15/2017	35,144,808.19
5/15/2017	34,534,954.41
8/15/2017	33,925,131.63
11/15/2017	33,315,340.61
2/15/2018	32,705,582.11
5/15/2018	32,095,856.91
8/15/2018	31,486,165.83
11/15/2018	30,876,509.70
2/15/2019	30,266,889.41
5/15/2019	29,615,889.50
8/15/2019	28,964,931.60
11/15/2019	28,314,016.80
2/15/2020	27,663,146.19
5/15/2020	27,012,320.91
8/15/2020	26,361,542.17
11/15/2020	25,710,811.17
2/15/2021	25,060,129.20
5/15/2021	24,409,497.57
8/15/2021	23,758,917.63
11/15/2021	23,108,390.82
2/15/2022	22,457,918.58
5/15/2022	21,807,502.45
8/15/2022	21,138,733.32
11/15/2022	20,433,207.04
2/15/2023	19,727,749.27
5/15/2023	18,967,141.18
8/15/2023	18,225,019.06
11/15/2023	16,595,509.75
2/15/2024	16,111,256.70
5/15/2024	15,627,051.41
8/15/2024	15,142,895.33
11/15/2024	14,658,789.96
2/15/2025	14,174,736.89
5/15/2025	13,690,737.74
8/15/2025	13,206,794.23
11/15/2025	12,722,908.14
2/15/2026	12,239,081.32
5/15/2026	11,755,315.71
8/15/2026	11,271,613.34
11/15/2026	10,787,976.32
2/15/2027	10,304,406.86
5/15/2027	9,820,907.27
8/15/2027	9,337,479.96
11/15/2027	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-21

Rank 103

Delivery Date and Basic Rent Payment Dates	Note Value
5/29/2015	$-
8/15/2015	-
11/15/2015	-
12/1/2015	37,832,000.00
2/15/2016	37,832,000.00
5/15/2016	37,225,892.21
8/15/2016	36,613,229.34
11/15/2016	36,000,569.50
2/15/2017	35,387,912.75
5/15/2017	34,775,259.18
8/15/2017	34,162,608.84
11/15/2017	33,549,961.83
2/15/2018	32,937,318.23
5/15/2018	32,324,678.10
8/15/2018	31,712,041.55
11/15/2018	31,099,408.66
2/15/2019	30,486,779.51
5/15/2019	29,832,435.04
8/15/2019	29,178,094.96
11/15/2019	28,523,759.40
2/15/2020	27,869,428.46
5/15/2020	27,215,102.26
8/15/2020	26,560,780.93
11/15/2020	25,906,464.60
2/15/2021	25,252,153.39
5/15/2021	24,597,847.45
8/15/2021	23,943,546.93
11/15/2021	23,289,251.96
2/15/2022	22,634,962.70
5/15/2022	21,980,679.31
8/15/2022	21,307,843.99
11/15/2022	20,597,899.46
2/15/2023	19,887,962.11
5/15/2023	19,122,359.41
8/15/2023	18,375,322.55
11/15/2023	16,733,450.28
2/15/2024	16,246,237.42
5/15/2024	15,759,029.56
8/15/2024	15,271,826.84
11/15/2024	14,784,629.43
2/15/2025	14,297,437.49
5/15/2025	13,810,251.20
8/15/2025	13,323,070.72
11/15/2025	12,835,896.25
2/15/2026	12,348,727.99
5/15/2026	11,861,566.13
8/15/2026	11,374,410.88
11/15/2026	10,887,262.48
2/15/2027	10,400,121.14
5/15/2027	9,912,987.11
8/15/2027	9,425,860.65
11/15/2027	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-22

Rank 113

Delivery Date and Basic Rent Payment Dates	Note Value
5/29/2015	$-
8/15/2015	-
11/15/2015	-
12/1/2015	37,831,000.00
2/15/2016	37,831,000.00
5/15/2016	37,225,892.21
8/15/2016	36,613,229.34
11/15/2016	36,000,569.50
2/15/2017	35,387,912.75
5/15/2017	34,775,259.18
8/15/2017	34,162,608.84
11/15/2017	33,549,961.83
2/15/2018	32,937,318.23
5/15/2018	32,324,678.10
8/15/2018	31,712,041.55
11/15/2018	31,099,408.66
2/15/2019	30,486,779.51
5/15/2019	29,832,435.04
8/15/2019	29,178,094.96
11/15/2019	28,523,759.40
2/15/2020	27,869,428.46
5/15/2020	27,215,102.26
8/15/2020	26,560,780.93
11/15/2020	25,906,464.60
2/15/2021	25,252,153.39
5/15/2021	24,597,847.45
8/15/2021	23,943,546.93
11/15/2021	23,289,251.96
2/15/2022	22,634,962.70
5/15/2022	21,980,679.31
8/15/2022	21,307,843.99
11/15/2022	20,597,899.46
2/15/2023	19,887,962.11
5/15/2023	19,122,359.41
8/15/2023	18,375,322.55
11/15/2023	16,733,450.28
2/15/2024	16,246,237.42
5/15/2024	15,759,029.56
8/15/2024	15,271,826.84
11/15/2024	14,784,629.43
2/15/2025	14,297,437.49
5/15/2025	13,810,251.20
8/15/2025	13,323,070.72
11/15/2025	12,835,896.25
2/15/2026	12,348,727.99
5/15/2026	11,861,566.13
8/15/2026	11,374,410.88
11/15/2026	10,887,262.48
2/15/2027	10,400,121.14
5/15/2027	9,912,987.11
8/15/2027	9,425,860.65
11/15/2027	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-23

Rank 114

Delivery Date and Basic Rent Payment Dates	Note Value
5/29/2015	$-
8/15/2015	-
11/15/2015	-
12/1/2015	37,831,000.00
2/15/2016	37,831,000.00
5/15/2016	37,225,892.21
8/15/2016	36,613,229.34
11/15/2016	36,000,569.50
2/15/2017	35,387,912.75
5/15/2017	34,775,259.18
8/15/2017	34,162,608.84
11/15/2017	33,549,961.83
2/15/2018	32,937,318.23
5/15/2018	32,324,678.10
8/15/2018	31,712,041.55
11/15/2018	31,099,408.66
2/15/2019	30,486,779.51
5/15/2019	29,832,435.04
8/15/2019	29,178,094.96
11/15/2019	28,523,759.40
2/15/2020	27,869,428.46
5/15/2020	27,215,102.26
8/15/2020	26,560,780.93
11/15/2020	25,906,464.60
2/15/2021	25,252,153.39
5/15/2021	24,597,847.45
8/15/2021	23,943,546.93
11/15/2021	23,289,251.96
2/15/2022	22,634,962.70
5/15/2022	21,980,679.31
8/15/2022	21,307,843.99
11/15/2022	20,597,899.46
2/15/2023	19,887,962.11
5/15/2023	19,122,359.41
8/15/2023	18,375,322.55
11/15/2023	16,733,450.28
2/15/2024	16,246,237.42
5/15/2024	15,759,029.56
8/15/2024	15,271,826.84
11/15/2024	14,784,629.43
2/15/2025	14,297,437.49
5/15/2025	13,810,251.20
8/15/2025	13,323,070.72
11/15/2025	12,835,896.25
2/15/2026	12,348,727.99
5/15/2026	11,861,566.13
8/15/2026	11,374,410.88
11/15/2026	10,887,262.48
2/15/2027	10,400,121.14
5/15/2027	9,912,987.11
8/15/2027	9,425,860.65
11/15/2027	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-24

Rank 92

Delivery Date and Basic Rent Payment Dates	Note Value
5/29/2015	$-
8/15/2015	-
11/15/2015	-
1/1/2016	37,400,000.00
2/15/2016	37,400,000.00
5/15/2016	37,400,000.00
8/15/2016	36,850,765.54
11/15/2016	36,235,196.15
2/15/2017	35,619,609.89
5/15/2017	35,004,006.38
8/15/2017	34,388,385.20
11/15/2017	33,772,745.93
2/15/2018	33,157,088.13
5/15/2018	32,541,411.37
8/15/2018	31,925,715.16
11/15/2018	31,309,999.05
2/15/2019	30,694,262.52
5/15/2019	30,036,500.53
8/15/2019	29,378,714.60
11/15/2019	28,720,904.13
2/15/2020	28,063,068.48
5/15/2020	27,405,207.01
8/15/2020	26,747,319.02
11/15/2020	26,089,403.84
2/15/2021	25,431,460.72
5/15/2021	24,773,488.94
8/15/2021	24,115,487.69
11/15/2021	23,457,456.19
2/15/2022	22,799,393.60
5/15/2022	22,141,299.04
8/15/2022	21,464,477.25
11/15/2022	20,750,230.11
2/15/2023	20,035,943.95
5/15/2023	19,265,528.09
8/15/2023	18,513,763.72
11/15/2023	16,860,325.16
2/15/2024	16,370,214.00
5/15/2024	15,880,075.64
8/15/2024	15,389,909.25
11/15/2024	14,899,713.96
2/15/2025	14,409,488.89
5/15/2025	13,919,233.09
8/15/2025	13,428,945.60
11/15/2025	12,938,625.40
2/15/2026	12,448,271.43
5/15/2026	11,957,882.59
8/15/2026	11,467,457.72
11/15/2026	10,976,995.63
2/15/2027	10,486,495.05
5/15/2027	9,995,954.67
8/15/2027	9,505,373.11
11/15/2027	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-25

Rank 120

Delivery Date and Basic Rent Payment Dates	Note Value
5/29/2015	$-
8/15/2015	-
11/15/2015	-
2/1/2016	36,602,000.00
2/15/2016	36,602,000.00
5/15/2016	36,602,000.00
8/15/2016	36,602,000.00
11/15/2016	36,327,987.95
2/15/2017	35,711,531.47
5/15/2017	35,095,044.11
8/15/2017	34,478,525.14
11/15/2017	33,861,973.79
2/15/2018	33,245,389.30
5/15/2018	32,628,770.86
8/15/2018	32,012,117.64
11/15/2018	31,395,428.78
2/15/2019	30,778,703.41
5/15/2019	30,119,819.53
8/15/2019	29,460,892.83
11/15/2019	28,801,922.20
2/15/2020	28,142,906.52
5/15/2020	27,483,844.61
8/15/2020	26,824,735.29
11/15/2020	26,165,577.28
2/15/2021	25,506,369.30
5/15/2021	24,847,110.00
8/15/2021	24,187,798.01
11/15/2021	23,528,431.85
2/15/2022	22,869,010.07
5/15/2022	22,209,531.09
8/15/2022	21,531,240.79
11/15/2022	20,815,379.97
2/15/2023	20,099,449.32
5/15/2023	19,327,177.78
8/15/2023	18,573,582.02
11/15/2023	16,915,334.38
2/15/2024	16,424,152.11
5/15/2024	15,932,921.15
8/15/2024	15,441,640.04
11/15/2024	14,950,307.22
2/15/2025	14,458,921.10
5/15/2025	13,967,480.00
8/15/2025	13,475,982.19
11/15/2025	12,984,425.84
2/15/2026	12,492,809.07
5/15/2026	12,001,129.90
8/15/2026	11,509,386.27
11/15/2026	11,017,576.02
2/15/2027	10,525,696.91
5/15/2027	10,033,746.56
8/15/2027	9,541,722.53
11/15/2027	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-26

Rank 135

Delivery Date and Basic Rent Payment Dates	Note Value
5/29/2015	$-
8/15/2015	-
11/15/2015	-
2/15/2016	-
3/1/2016	36,069,000.00
5/15/2016	36,069,000.00
8/15/2016	36,069,000.00
11/15/2016	36,069,000.00
2/15/2017	35,803,453.04
5/15/2017	35,186,081.83
8/15/2017	34,568,665.07
11/15/2017	33,951,201.65
2/15/2018	33,333,690.47
5/15/2018	32,716,130.35
8/15/2018	32,098,520.12
11/15/2018	31,480,858.52
2/15/2019	30,863,144.30
5/15/2019	30,203,138.53
8/15/2019	29,543,071.05
11/15/2019	28,882,940.26
2/15/2020	28,222,744.55
5/15/2020	27,562,482.22
8/15/2020	26,902,151.55
11/15/2020	26,241,750.72
2/15/2021	25,581,277.88
5/15/2021	24,920,731.07
8/15/2021	24,260,108.31
11/15/2021	23,599,407.52
2/15/2022	22,938,626.54
5/15/2022	22,277,763.13
8/15/2022	21,598,004.32
11/15/2022	20,880,529.83
2/15/2023	20,162,954.69
5/15/2023	19,388,827.47
8/15/2023	18,633,400.32
11/15/2023	16,970,343.59
2/15/2024	16,478,090.21
5/15/2024	15,985,766.66
8/15/2024	15,493,370.82
11/15/2024	15,000,900.47
2/15/2025	14,508,353.31
5/15/2025	14,015,726.91
8/15/2025	13,523,018.77
11/15/2025	13,030,226.28
2/15/2026	12,537,346.72
5/15/2026	12,044,377.22
8/15/2026	11,551,314.82
11/15/2026	11,058,156.41
2/15/2027	10,564,898.76
5/15/2027	10,071,538.45
8/15/2027	9,578,071.95
11/15/2027	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-27

Rank 136

Delivery Date and Basic Rent Payment Dates	Note Value
5/29/2015	$-
8/15/2015	-
11/15/2015	-
2/15/2016	-
3/1/2016	36,069,000.00
5/15/2016	36,069,000.00
8/15/2016	36,069,000.00
11/15/2016	36,069,000.00
2/15/2017	35,803,453.04
5/15/2017	35,186,081.83
8/15/2017	34,568,665.07
11/15/2017	33,951,201.65
2/15/2018	33,333,690.47
5/15/2018	32,716,130.35
8/15/2018	32,098,520.12
11/15/2018	31,480,858.52
2/15/2019	30,863,144.30
5/15/2019	30,203,138.53
8/15/2019	29,543,071.05
11/15/2019	28,882,940.26
2/15/2020	28,222,744.55
5/15/2020	27,562,482.22
8/15/2020	26,902,151.55
11/15/2020	26,241,750.72
2/15/2021	25,581,277.88
5/15/2021	24,920,731.07
8/15/2021	24,260,108.31
11/15/2021	23,599,407.52
2/15/2022	22,938,626.54
5/15/2022	22,277,763.13
8/15/2022	21,598,004.32
11/15/2022	20,880,529.83
2/15/2023	20,162,954.69
5/15/2023	19,388,827.47
8/15/2023	18,633,400.32
11/15/2023	16,970,343.59
2/15/2024	16,478,090.21
5/15/2024	15,985,766.66
8/15/2024	15,493,370.82
11/15/2024	15,000,900.47
2/15/2025	14,508,353.31
5/15/2025	14,015,726.91
8/15/2025	13,523,018.77
11/15/2025	13,030,226.28
2/15/2026	12,537,346.72
5/15/2026	12,044,377.22
8/15/2026	11,551,314.82
11/15/2026	11,058,156.41
2/15/2027	10,564,898.76
5/15/2027	10,071,538.45
8/15/2027	9,578,071.95
11/15/2027	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-28

A350-900

0024

Delivery Date and Basic
Rent Payment Dates	Note Value
5/29/2015	$-
8/15/2015	-
11/15/2015	-
12/1/2015	105,425,000.00
2/15/2016	105,425,000.00
5/15/2016	103,736,660.76
8/15/2016	102,029,365.20
11/15/2016	100,322,078.09
2/15/2017	98,614,799.59
5/15/2017	96,907,529.94
8/15/2017	95,200,269.32
11/15/2017	93,493,017.96
2/15/2018	91,785,776.08
5/15/2018	90,078,543.92
8/15/2018	88,371,321.70
11/15/2018	86,664,109.68
2/15/2019	84,956,908.10
5/15/2019	83,133,459.25
8/15/2019	81,310,022.65
11/15/2019	79,486,598.62
2/15/2020	77,663,187.46
5/15/2020	75,839,789.53
8/15/2020	74,016,405.17
11/15/2020	72,193,034.72
2/15/2021	70,369,678.58
5/15/2021	68,546,337.11
8/15/2021	66,723,010.71
11/15/2021	64,899,699.80
2/15/2022	63,076,404.81
5/15/2022	61,253,126.17
8/15/2022	59,378,149.24
11/15/2022	57,399,760.81
2/15/2023	55,421,392.36
5/15/2023	53,287,902.40
8/15/2023	51,206,149.51
11/15/2023	46,630,776.38
2/15/2024	45,273,069.89
5/15/2024	43,915,377.33
8/15/2024	42,557,699.11
11/15/2024	41,200,035.69
2/15/2025	39,842,387.51
5/15/2025	38,484,755.05
8/15/2025	37,127,138.81
11/15/2025	35,769,539.32
2/15/2026	34,411,957.11
5/15/2026	33,054,392.75
8/15/2026	31,696,846.82
11/15/2026	30,339,319.95
2/15/2027	28,981,812.77
5/15/2027	27,624,325.97
8/15/2027	26,266,860.25
11/15/2027	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-29

0027

Delivery Date and Basic
Rent Payment Dates	Note Value
5/29/2015	$-
8/15/2015	-
11/15/2015	-
2/1/2016	102,063,000.00
2/15/2016	102,063,000.00
5/15/2016	102,063,000.00
8/15/2016	102,063,000.00
11/15/2016	101,297,449.89
2/15/2017	99,578,514.36
5/15/2017	97,859,492.71
8/15/2017	96,140,382.91
11/15/2017	94,421,182.87
2/15/2018	92,701,890.39
5/15/2018	90,982,503.24
8/15/2018	89,263,019.11
11/15/2018	87,543,435.62
2/15/2019	85,823,750.28
5/15/2019	83,986,509.63
8/15/2019	82,149,149.55
11/15/2019	80,311,666.99
2/15/2020	78,474,058.80
5/15/2020	76,636,321.74
8/15/2020	74,798,452.44
11/15/2020	72,960,447.39
2/15/2021	71,122,302.99
5/15/2021	69,284,015.52
8/15/2021	67,445,581.07
11/15/2021	65,606,995.64
2/15/2022	63,768,255.06
5/15/2022	61,929,355.01
8/15/2022	60,038,001.21
11/15/2022	58,041,885.30
2/15/2023	56,045,574.64
5/15/2023	53,892,162.30
8/15/2023	51,790,825.77
11/15/2023	47,166,945.74
2/15/2024	45,797,326.50
5/15/2024	44,427,571.50
8/15/2024	43,057,676.63
11/15/2024	41,687,637.60
2/15/2025	40,317,449.93
5/15/2025	38,947,108.97
8/15/2025	37,576,609.86
11/15/2025	36,205,947.54
2/15/2026	34,835,116.74
5/15/2026	33,464,111.94
8/15/2026	32,092,927.38
11/15/2026	30,721,557.08
2/15/2027	29,349,994.73
5/15/2027	27,978,233.78
8/15/2027	26,606,267.36
11/15/2027	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-30

B787-9

38478

Delivery Date and Basic Rent Payment Dates	Note Value
5/29/2015	$-
8/1/2015	102,191,000.00
8/15/2015	102,191,000.00
11/15/2015	102,191,000.00
2/15/2016	102,191,000.00
5/15/2016	97,588,662.50
8/15/2016	95,501,455.41
11/15/2016	91,914,338.75
2/15/2017	90,327,314.61
5/15/2017	88,740,385.19
8/15/2017	86,746,087.68
11/15/2017	85,470,234.23
2/15/2018	83,902,275.56
5/15/2018	82,334,479.71
8/15/2018	80,766,850.68
11/15/2018	79,199,392.56
2/15/2019	77,632,109.60
5/15/2019	75,958,781.63
8/15/2019	74,285,659.10
11/15/2019	72,612,747.22
2/15/2020	70,940,051.40
5/15/2020	69,267,577.26
8/15/2020	67,595,330.58
11/15/2020	65,923,317.37
2/15/2021	64,251,543.83
5/15/2021	62,580,016.41
8/15/2021	60,908,741.76
11/15/2021	59,237,726.79
2/15/2022	57,566,978.69
5/15/2022	55,896,504.86
8/15/2022	54,179,125.98
11/15/2022	52,367,686.91
2/15/2023	50,556,582.80
5/15/2023	48,604,317.05
8/15/2023	46,699,606.42
11/15/2023	42,521,398.14
2/15/2024	41,277,890.90
5/15/2024	40,034,617.15
8/15/2024	38,791,583.99
11/15/2024	37,548,798.78
2/15/2025	36,306,269.22
5/15/2025	35,064,003.33
8/15/2025	33,822,009.45
11/15/2025	32,580,296.29
2/15/2026	31,338,872.92
5/15/2026	30,097,748.82
8/15/2026	28,856,933.89
11/15/2026	27,616,438.46
2/15/2027	26,376,273.33
5/15/2027	25,136,449.80
8/15/2027	23,896,979.68
11/15/2027	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-31

38479

Delivery Date and Basic
Rent Payment Dates	Note Value
5/29/2015	$-
8/15/2015	-
9/1/2015	100,907,000.00
11/15/2015	100,907,000.00
2/15/2016	100,907,000.00
5/15/2016	97,500,491.88
8/15/2016	93,628,200.42
11/15/2016	92,056,016.97
2/15/2017	90,483,944.14
5/15/2017	88,911,984.53
8/15/2017	87,340,140.81
11/15/2017	85,768,415.77
2/15/2018	84,196,812.23
5/15/2018	82,625,333.16
8/15/2018	81,053,981.59
11/15/2018	79,482,760.67
2/15/2019	77,911,673.64
5/15/2019	76,234,114.27
8/15/2019	74,556,711.92
11/15/2019	72,879,470.60
2/15/2020	71,202,394.43
5/15/2020	69,525,487.72
8/15/2020	67,848,754.86
11/15/2020	66,172,200.47
2/15/2021	64,495,829.29
5/15/2021	62,819,646.23
8/15/2021	61,143,656.39
11/15/2021	59,467,865.05
2/15/2022	57,792,277.70
5/15/2022	56,116,900.01
8/15/2022	54,394,363.35
11/15/2022	52,577,317.64
2/15/2023	50,760,527.96
5/15/2023	48,801,920.14
8/15/2023	46,890,968.18
11/15/2023	42,697,033.98
2/15/2024	41,449,772.08
5/15/2024	40,202,688.65
8/15/2024	38,955,789.13
11/15/2024	37,709,079.14
2/15/2025	36,462,564.56
5/15/2025	35,216,251.53
8/15/2025	33,970,146.43
11/15/2025	32,724,255.89
2/15/2026	31,478,586.88
5/15/2026	30,233,146.63
8/15/2026	28,987,942.70
11/15/2026	27,742,983.00
2/15/2027	26,498,275.77
5/15/2027	25,253,829.66
8/15/2027	24,009,653.69
11/15/2027	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-32

38461

Delivery Date and Basic Rent Payment Dates	Note Value
5/29/2015	$-
8/15/2015	-
11/15/2015	-
12/1/2015	97,979,000.00
2/15/2016	97,979,000.00
5/15/2016	96,409,612.18
8/15/2016	94,822,905.02
11/15/2016	93,236,205.70
2/15/2017	91,649,514.40
5/15/2017	90,062,831.31
8/15/2017	88,476,156.62
11/15/2017	86,889,490.54
2/15/2018	85,302,833.27
5/15/2018	83,716,185.02
8/15/2018	82,129,546.02
11/15/2018	80,542,916.48
2/15/2019	78,956,296.66
5/15/2019	77,261,640.26
8/15/2019	75,566,995.24
11/15/2019	73,872,361.90
2/15/2020	72,177,740.53
5/15/2020	70,483,131.45
8/15/2020	68,788,534.98
11/15/2020	67,093,951.45
2/15/2021	65,399,381.19
5/15/2021	63,704,824.59
8/15/2021	62,010,281.99
11/15/2021	60,315,753.79
2/15/2022	58,621,240.37
5/15/2022	56,926,742.15
8/15/2022	55,184,197.16
11/15/2022	53,345,544.75
2/15/2023	51,506,910.91
5/15/2023	49,524,111.99
8/15/2023	47,589,395.87
11/15/2023	43,337,187.01
2/15/2024	42,075,377.00
5/15/2024	40,813,579.95
8/15/2024	39,551,796.22
11/15/2024	38,290,026.24
2/15/2025	37,028,270.43
5/15/2025	35,766,529.23
8/15/2025	34,504,803.11
11/15/2025	33,243,092.54
2/15/2026	31,981,398.04
5/15/2026	30,719,720.13
8/15/2026	29,458,059.35
11/15/2026	28,196,416.28
2/15/2027	26,934,791.51
5/15/2027	25,673,185.68
8/15/2027	24,411,599.44
11/15/2027	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-33

38459

Delivery Date and Basic Rent Payment Dates	Note Value
5/29/2015	$-
8/15/2015	-
11/15/2015	-
1/1/2016	96,924,000.00
2/15/2016	96,924,000.00
5/15/2016	96,924,000.00
8/15/2016	95,500,231.04
11/15/2016	93,904,958.37
2/15/2017	92,309,641.99
5/15/2017	90,714,280.89
8/15/2017	89,118,874.00
11/15/2017	87,523,420.24
2/15/2018	85,927,918.47
5/15/2018	84,332,367.54
8/15/2018	82,736,766.24
11/15/2018	81,141,113.32
2/15/2019	79,545,407.51
5/15/2019	77,840,791.04
8/15/2019	76,136,112.53
11/15/2019	74,431,370.41
2/15/2020	72,726,563.05
5/15/2020	71,021,688.75
8/15/2020	69,316,745.76
11/15/2020	67,611,732.28
2/15/2021	65,906,646.42
5/15/2021	64,201,486.24
8/15/2021	62,496,249.74
11/15/2021	60,790,934.82
2/15/2022	59,085,539.31
5/15/2022	57,380,060.98
8/15/2022	55,626,050.26
11/15/2022	53,775,050.28
2/15/2023	51,923,949.15
5/15/2023	49,927,385.67
8/15/2023	47,979,158.29
11/15/2023	43,694,206.19
2/15/2024	42,424,063.56
5/15/2024	41,153,850.41
8/15/2024	39,883,564.62
11/15/2024	38,613,203.96
2/15/2025	37,342,766.09
5/15/2025	36,072,248.61
8/15/2025	34,801,648.99
11/15/2025	33,530,964.60
2/15/2026	32,260,192.70
5/15/2026	30,989,330.43
8/15/2026	29,718,374.80
11/15/2026	28,447,322.70
2/15/2027	27,176,170.85
5/15/2027	25,904,915.86
8/15/2027	24,633,554.14
11/15/2027	-

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-34

Lease for Each Aircraft

Lessee:	LATAM Airlines Group S.A.

Lessor:	The applicable Owner that is a party to the Indenture for such Aircraft.

Term:	The Term shall end on the final Basic Rent Payment Date (as each such term is defined in the form of Lease contained in Exhibit F to the Note Purchase Agreement (the “Lease Form”).

Payment Dates:	Payment Date under and as defined in the related Indenture.

Basic Rent:	Basic Rent payable on each Payment Date under the Lease with respect to an Aircraft shall in all events be in an amount that is at least equal to the aggregate of the following amounts payable on that date (x) the amount payable by the related Owner under the related Indenture in respect of the scheduled principal of, and interest on, the Series A Equipment Notes issued with respect to the Aircraft leased under such Lease, and (y) the amount payable by the related Owner under the related Indenture in respect of the scheduled principal of, and interest on, the Series B Equipment Notes issued with respect to the Aircraft leased under such Lease.

Supplemental Rent:	Supplemental Rent shall be, without duplication (x) any amount that the Lessee assumes or agrees to pay to the related Owner or any other Person under the related Lease, the Participation Agreement or any other Operative Agreement (as such term is defined in the Indenture Form) with respect to the relevant Aircraft (excluding Basic Rent for such Aircraft and Termination Payments described below) and (y) any amount (other than principal of or interest on the Equipment Notes but including interest at the Past Due Rate) payable by the related Owner under the terms of the Participation Agreement or any other Operative Agreement with respect to the relevant Aircraft or payable by such Owner or expended or incurred by such Owner, in performance of its obligations (in each case pursuant to, or as contemplated by, the Operative Agreements with respect to such Aircraft) including any amounts payable by such Owner to any Indenture Indemnitee (as defined in the relevant Indenture) pursuant to any Operative Agreement with respect to such Aircraft.

Agreed Value:	At all times, as of any date, an amount sufficient to pay in full the aggregate unpaid principal amount of the related Equipment Notes outstanding as of such date (if all Rent (as defined in the Lease Form) due under the Lease prior to such date has been duly paid in full and assuming timely payment of all such Equipment Notes as of such date) together with accrued and unpaid interest on all such Equipment Notes as of such date.

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-35

Termination Payments:	Provisions requiring certain amounts to be paid by Lessee in connection with the termination of the Lease (including in connection with the purchase of the Aircraft by the Lessee) pursuant to Sections 3(e), 5(a) and (b), 9(a), and 14 of the Lease Form shall in all cases require payment of (a) an amount in Dollars sufficient to pay in full the aggregate unpaid principal amount of the related Equipment Notes outstanding as of such date of termination (if all Rent due under the Lease prior to such date has been duly paid in full and assuming timely payment of such Equipment Notes as of such date) together with accrued and unpaid interest on all such Equipment Notes as of such date, (b) all other amounts due and payable by Lessee under the Operative Agreements (as such term is defined in the Indenture Form) to which Lessee is a party as of such date and (c) in the case of any such termination resulting from the exercise of the Lessee’s voluntary early purchase option under Sections 5(a) and (b), an amount sufficient to pay the Make-Whole Amount payable under Article II of the Indenture Form in connection with any such termination of the Lease.

All-risk hull insurance:	Not less than 115% of the Agreed Value.

Minimum Liability Insurance Amount:	Not less than $750,000,000 for Airbus A321-200 aircraft and $1,000,000,000 for Boeing 787-9 aircraft and Airbus A350-900 aircraft

Prohibited Modifications

1.	The parties may not modify in any material adverse respect the Granting Clause of the Indenture Form or equivalent clause of any form of Security Document included as an Exhibit to the Note Purchase Agreement or the Indenture Form, as the case may be, so as to deprive the Noteholders or the Related Noteholders (as defined in the Indenture Form) of a first priority security interest in and mortgage lien on the Aircraft (as defined in the Indenture Form) or any Collateral (as defined in any such form of Security Document), as the case may be or, to the extent assigned thereunder, the Warranty Rights (as defined in the Indenture Form) or to eliminate any of the obligations intended to be secured thereby, or otherwise modify in any material adverse respect as regards the interests of the Noteholders, the Subordination Agent, the Liquidity Providers or the Loan Trustee (as defined in the Indenture Form) the provisions of Article II or Article III, or Sections 4.01, 4.02, 5.02, 9.01(a), 9.01(b), 10.04, 10.11, 10.15 of the Indenture Form or the definition of “Make-Whole Amount” in Annex A to the Indenture Form.

2.	The parties may not modify in any material adverse respect as regards the interests of the Noteholders, the Subordination Agent, the Liquidity Providers or the Loan Trustee (as defined in the Participation Agreement Form) the provisions of Sections 3.01(d), 3.01(f)(i), 3.01(r), 4.01(g) 4.02(g), 4.04, 6.01(e), 6.01(f), 6.02(b), 6.02(c), 6.03(b), 6.03(c), 7.03, or 7.08 of the Participation Agreement Form, or the provisions of Sections 3.01(g) or (h) of the Participation Agreement Form so as to eliminate the requirement to deliver to the Noteholders or the Loan Trustee (as defined in the Participation Agreement Form), as the case may be, the legal opinions to be provided to such Persons thereunder (recognizing that the lawyers rendering such opinions may be changed) or otherwise modify the terms of the Participation Agreement Form to deprive the Pass Through Trustees, the Subordination Agent, the Liquidity Providers or the Loan Trustee (as defined in the Participation Agreement Form) of any indemnity, or right of reimbursement, for Claims in its favor.

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-36

3.	The parties may not modify in any material adverse respect as regards the interests of the Noteholders, the Subordination Agent, the Liquidity Providers or the Loan Trustee (as defined in the Participation Agreement Form) the provisions of Sections 3(a), (b) or (c), 5(a) or (b), 7(a), 7(e), 9(a) or (b) or 10(c) of the Lease Form or otherwise modify the terms of the Lease Form to deprive the Owner, the Pass Through Trustees, the Subordination Agent, the Liquidity Providers or the Loan Trustee (as defined in the Participation Agreement Form) of any indemnity, or right of reimbursement, for Claims in its favor.

4.	Nothing in the two immediately preceding paragraphs shall prohibit any modification of the Indenture Form, the Participation Agreement Form or the Lease Form to give effect to (a) the redemption of any Series B Equipment Notes (or any Additional Series Equipment Notes) and issuance of new Equipment Notes with the same series designation as that of the redeemed Equipment Notes, (b) the issuance of any Additional Series Equipment Notes, or (c) at any time following the payment in full of any previously issued Additional Series Equipment Notes, the issuance of new Additional Series Equipment Notes of the same series designation as such Additional Series Equipment Notes that have been paid in full, or the issuance of pass through certificates by any pass through trust that acquires any such new Equipment Notes or Additional Series Equipment Notes, as applicable, or to provide for any credit support for any pass through certificates relating to any such new Equipment Notes or Additional Series Equipment Notes, as applicable, in each case, as provided in Section 4(b)(iv) of the Note Purchase Agreement.

5.	The parties may not modify in any material adverse respect as regards the interests of the Noteholders, the Subordination Agent, the Liquidity Providers or the Loan Trustee (as defined in the Participation Agreement Form) the definition of “Term” or the provisions of Sections 4.1.3, 4.1.4, 4.1.9, 4.1.10, 4.4, 4.5.5, 13.3, 18 and 19 of the form of Initial Sublease contained in Exhibit G to the Note Purchase Agreement.

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Sch. III-37

SCHEDULE IV to

NOTE PURCHASE AGREEMENT

PROCESS AGENTS

Process Agent for the Owners, LATAM and the Initial Sublessee:

Law Debenture Corporate Services, Inc., 400 Madison Avenue, Suite 4D, New York, New York 10017 or as notified to the parties by LATAM from time to time.

Process Agent for the Put & Call Trustee:

Law Debenture Corporate Services, Inc., 400 Madison Avenue, Suite 4D, New York, New York 10017 or as notified to the parties by the Put & Call Trustee from time to time.

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

ANNEX A to

NOTE PURCHASE AGREEMENT

DEFINITIONS

(a)          Certain Rules of Construction. Unless the context otherwise requires, the following rules of construction shall apply for all purposes of the Note Purchase Agreement (including this Annex A).

(i)   Singular and Plural. The definitions stated in this Annex A apply equally to both the singular and the plural forms of the terms defined.

(ii)   References to Parts. All references in the Note Purchase Agreement to designated “Sections”, “Subsections”, “Schedules”, “Exhibits”, “Annexes” and other subdivisions are to the designated Section, Subsection, Schedule, Exhibit, Annex or other subdivision of the Note Purchase Agreement, unless otherwise specifically stated.

(iii)   Reference to the Whole. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to the Note Purchase Agreement as a whole and not to any particular Section, Subsection, Schedule, Exhibit, Annex or other subdivision.

(iv)   Reference to Government. All references in the Note Purchase Agreement to a “government” are to such government and any instrumentality or agency thereof.

(v)   Including Without Limitation. Unless the context otherwise requires, whenever the words “including”, “include” or “includes” are used herein, they shall be deemed to be followed by the phrase “without limitation”.

(vi)   Notice and Notify. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice as set forth in Section 6 of the Note Purchase Agreement.

(vii)   Reference to Persons. All references in the Note Purchase Agreement to a Person shall include successors and permitted assigns of such Person.

(b)	Definitions.

“2015 Narrowbody Owner” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“2015 Widebody Owner” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

“2016 Narrowbody Owner” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“2016 Widebody Owner” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Additional Series Equipment Notes” means Equipment Notes of each series issued under an Indenture and designated other than as “Series A” or “Series B” issued thereunder, if any, in the principal amount and maturities and bearing interest as specified in Schedule I to such Indenture amended at the time of original issuance of such Additional Series Equipment Notes under the heading for such series.

“Additional Series Pass Through Certificates” means the pass through certificates, if any, issued by any Additional Series Pass Through Trust (including, without limitation, any “Refinancing Certificates” (as such term is defined in the Intercreditor Agreement) issued by a “Refinancing Trust” described in clause (ii) of the definition of “Additional Series Pass Through Trust”).

“Additional Series Pass Through Trust” means (i) a grantor trust, if any, created pursuant to the applicable Pass Through Trust Agreement to facilitate the issuance and sale of pass through certificates in connection with the issuance of any Additional Series Equipment Notes and (ii) any “Refinancing Trust” (as such term is defined in the Intercreditor Agreement) created in connection with any subsequent redemption of such Additional Series Equipment Notes and issuance of new Additional Series Equipment Notes.

“Additional Series Pass Through Trust Agreement” means a Trust Supplement entered into in connection with the creation of an Additional Series Pass Through Trust, together with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Additional Series Pass Through Trustee” means, with respect to any Additional Series Pass Through Trust, the trustee under the Additional Series Pass Through Trust Agreement for such Additional Series Pass Through Trust, in its capacity as pass through trustee thereunder.

“Administration Agreement” means, with respect to each Owner, the administration agreement dated on or about the Issuance Date between such Owner, the Lessee, the Subordination Agent and the Administrator as to the administration of the Owners.

“Administrator” means MaplesFS Limited in its capacity as administrator under each Administration Agreement.

“Aircraft” has the meaning set forth in the second recital to the Note Purchase Agreement.

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“Aircraft Purchase Agreement” means, as applicable, (i) Purchase Agreement Number 3256, dated as of October 29, 2007, between The Boeing Company and LATAM (f/k/a LAN Airlines S.A.) relating to Boeing Model 787-916/-816 Aircraft as amended, supplemented or modified from time to time, (ii) A320 Family/A330 Purchase Agreement, dated November 14, 2006, between Airbus S.A.S., as seller, and TAM – Linhas Aereas S.A., as buyer, as amended, supplemented or modified from time to time, (iii) Second A320 Family Purchase Agreement, dated as of March 20, 1998, as amended pursuant to Amendment No.1, dated February 24, 2000, and as amended and restated pursuant to a deed of amendment and restatement dated August 1, 2000, between Airbus S.A.S. (f/k/a Airbus GIE and Airbus Industrie GIE), as seller, and LATAM (f/k/a LAN Airlines S.A. and LAN Chile S.A.), as buyer, as further amended, supplemented or modified from time to time, and (iv) A350 XWB Amended and Restated Purchase Agreement, dated December 20, 2005 as amended and restated on January 21, 2008, between Airbus S.A.S., as seller, and TAM – Linhas Aereas S.A., as buyer, as novated by the Novation Agreement, dated July 21, 2014, among Airbus S.A.S., as seller, TAM – Linhas Aereas S.A., as original buyer, and LATAM, as new buyer, and as amended, supplemented or modified from time to time (including, in each case, all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreements).

“Airframe Warranties Agreement” means each airframe warranties agreement between the Lessee, the Initial Sublessee, if applicable, the applicable Owner, the Loan Trustee and the Manufacturer in respect of an airframe comprising an Aircraft, substantially in the form of Exhibit L-1, L-2, L-3, L-4 or L-5, as applicable, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Assignment of Insurances” means, with respect to each Aircraft, the Assignment of Insurances among LATAM and/or TAM Linhas Aereas S.A., as applicable, and the applicable Owner substantially in the form of Exhibit H, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Bankruptcy Law” means any domestic or foreign bankruptcy, insolvency, receivership or similar law.

“Basic Pass Through Trust Agreement” means that certain Pass Through Trust Agreement, dated as of May 29, 2015, between LATAM and WTC, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms (but does not include any Trust Supplement).

“Brazilian Mortgage” means, with respect to any Aircraft registered in Brazil, the Brazilian law Mortgage Agreement between the related Owner, and the Loan Trustee substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Santiago, Chile, Wilmington, Delaware or, if different from the foregoing, the city and state in which any Loan Trustee, any Pass Through Trustee or the Subordination Agent maintains its Corporate Trust Office or receives and disburses funds.

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“Call Option Agreement (2015 Narrowbody Owner)” means the Call Option Agreement, dated as of the Issuance Date, between LATAM and the Subordination Agent in respect of the 2015 Narrowbody Owner, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Call Option Agreement (2015 Widebody Owner)” means the Call Option Agreement, dated as of the Issuance Date, between LATAM and the Subordination Agent in respect of the 2015 Widebody Owner, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Call Option Agreement (2016 Narrowbody Owner)” means the Call Option Agreement, dated as of the Issuance Date, between LATAM and the Subordination Agent in respect of the 2016 Narrowbody Owner, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Call Option Agreement (2016 Widebody Owner)” means the Call Option Agreement, dated as of the Issuance Date, between LATAM and the Subordination Agent in respect of the 2016 Widebody Owner, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Call Option Agreements” means, collectively the Call Option Agreement (2015 Narrowbody Owner), the Call Option Agreement (2016 Narrowbody Owner), the Call Option Agreement (2015 Widebody Owner) and the Call Option Agreement (2016 Widebody Owner).

“Certificate Purchase Agreement” has the meaning set forth in the fifth recital to the Note Purchase Agreement.

“Certificates” has the meaning set forth in the fourth recital to the Note Purchase Agreement.

“Charge over Shares (Owner Parent)” means, with respect to each Owner, the Charge over Shares between LATAM, as the sole shareholder of each such Owner, and the Subordination Agent in respect of 100% of the shares in such Owner, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Charge over Shares (Put & Call Trustee)” means, with respect to each Owner, the Charge over Shares between the Put & Call Trustee, as the prospective sole shareholder of such Owner, and the Subordination Agent in respect of 100% of the shares in such Owner, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Chilean Mortgage” means, with respect to each Aircraft, except any Aircraft subject to a Brazilian Mortgage, the Chilean law Mortgage Agreement between the related Owner and the Loan Trustee substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class” means the class of Certificates issued by a Pass Through Trust.

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“Class A Certificates” means the Certificates issued by the Class A Pass Through Trust.

“Class A Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Class A Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Class A Pass Through Trust” has the meaning set forth in the fourth recital to the Note Purchase Agreement.

“Class A Pass Through Trustee” has the meaning set forth in the fifth recital to the Note Purchase Agreement.

“Class B Certificates” means the Certificates issued by the Class B Pass Through Trust.

“Class B Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Class B Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Class B Pass Through Trust” has the meaning set forth in the fourth recital to the Note Purchase Agreement.

“Class B Pass Through Trustee” has the meaning set forth in the fifth recital to the Note Purchase Agreement.

“Corporate Trust Office” has the meaning set forth in Section 1.01 of the Intercreditor Agreement.

“Cut-Off Date” means the earlier of:

(a)	the day after the Delivery Period Termination Date; and

(b)	the date on which a Triggering Event occurs.

“Declaration of Trust” means the declaration of trust dated on or about the Issuance Date made by the Administrator in respect of, among other things, the issued share capital of the Owner.

“Delivery Period Termination Date” means the earlier of:

(a)        June 30, 2016 (provided that, if a labor strike occurs or continues at either Manufacturer after the Issuance Date and on or prior to June 30, 2016, such date shall be extended by adding thereto the number of days that such strike continues in effect after the Issuance Date, but not more than 60 days and excluding any period of a strike at such Manufacturer after all aircraft of such Manufacturer shall have been financed hereunder); and

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(b)        the date on which Equipment Notes issued with respect to all of the Aircraft have been purchased by the Pass Through Trustees in accordance with the Note Purchase Agreement.

“Deposits” has the meaning set forth in the seventh recital to the Note Purchase Agreement.

“Deposit Agreements” has the meaning set forth in the seventh recital to the Note Purchase Agreement, subject to Section 5(f) of the Note Purchase Agreement.

“Depositary” means, subject to Section 5(f) of the Note Purchase Agreement, Natixis, acting through its New York Branch.

“Depositary Threshold Rating” has the meaning set forth in Section 5(a) of the Note Purchase Agreement.

“Directors Services Agreement” means, with respect to each Owner, the directors services agreement dated May 29, 2015 between such Owner, the Subordination Agent and the Administrator.

“Engine Warranties Agreement” means each Engine Warranties Agreement among the applicable Engine Manufacturer, the Lessee, the Initial Sublessee, if applicable, the applicable Owner and the Loan Trustee, substantially in the form of Exhibit M-1, M-2 or M-3, as applicable, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Engine Manufacturer” means, as applicable, Rolls Royce plc, and its successors and assigns or CFM International, Inc., and its successors and assigns.

“Equipment Notes” means and includes any equipment notes issued under any Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Note Purchase Agreement and of such Indenture) and any Equipment Note issued under any such Indenture in exchange for or replacement of any other Equipment Note.

“Escrow Agent” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Escrow Agent Agreements” has the meaning set forth in Section 3(f)(i) of the Note Purchase Agreement.

“Escrow and Paying Agent Agreements” has the meaning set forth in the sixth recital to the Note Purchase Agreement.

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“Financing Agreements” means, collectively, with respect to any Aircraft, the Participation Agreement, the Indenture and the Equipment Notes issued under such Indenture, the Note Guarantee, the Local Mortgage, the Assignment of Insurances, the Purchase Agreement Assignment, the Manufacturer’s Consent, if applicable, the Airframe Warranties Agreement, if applicable, the Engine Warranties Agreement, if applicable, the Lease, the Lease Assignment, the Sublease Assignment, if applicable, and the Subordination Acknowledgment, if applicable, in each case relating to such Aircraft.

“Funding Date” has the meaning set forth in Section 1(b) of the Note Purchase Agreement.

“Funding Notice” has the meaning set forth in Section 1(b) of the Note Purchase Agreement.

“Government Entity” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

“Holder” means, with respect to any Certificate, the Person in whose name such Certificate is registered in the Register.

“Indenture” means with respect to an Aircraft, an indenture and security agreement substantially in the form of the Indenture Form to which such Aircraft shall have been subjected, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Indenture Form” has the meaning set forth on Schedule III to the Note Purchase Agreement.

“Initial Deposits” has the meaning set forth in the sixth recital to the Note Purchase Agreement.

“Initial Purchasers” has the meaning set forth in the fifth recital to the Note Purchase Agreement.

“Initial Sublessee” means TAM Linhas Aereas S.A., and its successors and permitted assigns.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issuance Date, among the Pass Through Trustees, the Liquidity Providers and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms; provided that for purposes of any LATAM Provisions (as defined in the Intercreditor Agreement), no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by LATAM.

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“Issuance Date” means the date of the original issuance of the Certificates.

“Lease” means, with respect to each Aircraft, the Lease Agreement MSN [        ] between the applicable Owner, as lessor, and LATAM, as lessee, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Lease Assignment” means, with respect to each Aircraft registered in Brazil, the Lease Security Assignment, between the applicable Owner and the Loan Trustee substantially in the form of Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Liquidity Facilities” means, collectively, the Class A Liquidity Facility and the Class B Liquidity Facility.

“Liquidity Providers” means, collectively, the Class A Liquidity Provider and the Class B Liquidity Provider.

“Loan Trustee” means, with respect to any Aircraft, the “Loan Trustee” as defined in the Financing Agreements in respect of such Aircraft.

“Local Mortgage” means, with respect to each Aircraft, the Brazilian Mortgage or the Chilean Mortgage, as applicable.

“Long-Term Rating” means, for any entity (a) in the case of Moody’s, the long- term senior unsecured debt rating of such entity and (b) in the case of Standard & Poor’s, the long-term issuer credit rating of such entity.

“Manufacturer” means, as applicable, Airbus S.A.S., a company organized under the laws of France, and its successors and assigns or The Boeing Company, a company organized under the laws of Delaware, and its successors and assigns.

“Manufacturer’s Consent” means, with respect to an Aircraft manufactured by The Boeing Company, a consent and agreement substantially in the form of Exhibit A to the relevant Purchase Agreement Assignment.

“Moody’s” means Moody’s Investors Service, Inc.

“Narrowbody Aircraft” has the meaning set forth in the second recital to the Note Purchase Agreement.

“Narrowbody Owner” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

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“Note Guarantee” means, with respect to each Aircraft, the Guarantee issued by each Owner (other than the Owner purchasing such Aircraft) for the benefit of the Loan Trustee, substantially in the form of Exhibit O to the Note Purchase Agreement, as such guarantee may be amended, supplemented or otherwise modified from time to time.

“Note Purchase Agreement” means the Note Purchase Agreement to which this Annex A is attached.

“Notice of Purchase Withdrawal” with respect to each Deposit Agreement, has the meaning set forth in Section 2.3(a) of such Deposit Agreement.

“Operative Agreements” means, collectively, each Pass Through Trust Agreement, the Note Purchase Agreement, each Escrow and Paying Agent Agreement, each Deposit Agreement, each Liquidity Facility, the Intercreditor Agreement, the Pledge Agreements, the Call Option Agreements, the Put Option Agreements, the Administration Agreements, the Directors Services Agreements, the Certificates and, with respect to each Aircraft in respect of which Equipment Notes shall have been issued, the Financing Agreements.

“Owner” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Participation Agreement” means with respect to an Aircraft, a participation agreement substantially in the form of the Participation Agreement Form relating to the financing of such Aircraft, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Participation Agreement Form” has the meaning set forth on Schedule III to the Note Purchase Agreement.

“Pass Through Trust” has the meaning set forth in the third recital to the Note Purchase Agreement.

“Pass Through Trust Agreement” means each of the two separate Trust Supplements referred to in the third recital to the Note Purchase Agreement, each dated as of the Issuance Date, by and between LATAM and the Pass Through Trustee, together in each case with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Pass Through Trustee” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Paying Agent” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Paying Agent Agreements” has the meaning set forth in Section 3(g)(i) of the Note Purchase Agreement.

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“Person” means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

“Pledge Agreement” means each of the Charges over Shares (Owner Parent) and the Charges over Shares (Put & Call Trustee).

“Purchase Agreement Assignment” means, with respect to each Aircraft, the Purchase Agreement Assignment among the applicable Manufacturer, LATAM, the applicable Owner and the Loan Trustee substantially in the form of Exhibit K-1, K-2, K-3 or K-4, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Put Option Agreement (2015 Narrowbody Owner)” means the Put Option Agreement, dated as of the Issuance Date, between LATAM and the Put & Call Trustee in respect of the 2015 Narrowbody Owner, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Put Option Agreement (2015 Widebody Owner)” means the Put Option Agreement, dated as of the Issuance Date, between LATAM and the Put & Call Trustee in respect of the 2015 Widebody Owner, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Put Option Agreement (2016 Narrowbody Owner)” means the Put Option Agreement, dated as of the Issuance Date, between LATAM and the Put & Call Trustee in respect of the 2016 Narrowbody Owner, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Put Option Agreement (2016 Widebody Owner)” means the Put Option Agreement, dated as of the Issuance Date, between LATAM the Put & Call Trustee in respect of the 2016 Widebody Owner, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Put Option Agreements” means, collectively, the Put Option Agreement (2015 Narrowbody Owner), the Put Option Agreement (2016 Narrowbody Owner), the Put Option Agreement (2015 Widebody Owner) and the Put Option Agreement (2016 Widebody Owner).

“Put & Call Trustee” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Rating Agencies” means, with respect to any Class of Certificates, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate such Class of Certificates and which shall then be rating such Class of Certificates. The initial Rating Agencies with respect to the Class A Certificates and the Class B Certificates will be Standard & Poor’s and Moody’s.

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“Rating Agency Confirmation” means, in the case of any action or event that, pursuant to the express terms of the Note Purchase Agreement, requires a “Rating Agency Confirmation” with respect to any Class of Certificates in connection therewith, a written confirmation from each of the Rating Agencies then rating such Class of Certificates to the effect that such action or event would not result in (i) a reduction of the rating for such Class of Certificates by such Rating Agency below the then current rating for such Class of Certificates issued by such Rating Agency (before the downgrading of such rating, if any, as a result of the downgrading of the Depositary below the applicable Depositary Threshold Rating, if applicable) or (ii) a withdrawal or suspension of the rating of such Class of Certificates by such Rating Agency.

“Register” means, with respect to the Class A Certificates, the register maintained pursuant to Sections 3.04 and 7.12 of the Basic Pass Through Trust Agreement with respect to the Class A Pass Through Trust, and with respect to the Class B Certificates, the register maintained pursuant to Sections 3.04 and 7.12 of the Basic Pass Through Trust Agreement with respect to the Class B Pass Through Trust.

“Registration Rights Agreement” has the meaning assigned to such term in the Intercreditor Agreement.

“Replacement Deposit Agreement” means, for each Class of Certificates, a deposit agreement substantially in the form of the replaced Deposit Agreement for such Class of Certificates as shall permit the Rating Agencies to issue a Rating Agency Confirmation with respect to such Class of Certificates in connection with the replacement of the Depositary with the Replacement Depositary party to such deposit agreement.

“Replacement Depositary” has the meaning set forth in Section 5(a) of the Note Purchase Agreement.

“Required Terms” means the provisions set forth on Schedule III to the Note Purchase Agreement.

“Series A Equipment Notes” means Equipment Notes issued under an Indenture and designated as “Series A” thereunder.

“Series B Equipment Notes” means Equipment Notes issued under an Indenture and designated as “Series B” thereunder.

“Short-Term Rating” means, for any entity (a) in the case of Moody’s, the short- term senior unsecured debt rating of such entity and (b) in the case of Standard & Poor’s, the short-term issuer credit rating of such entity.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sublease Assignment” means, with respect to any Aircraft being subleased to a Permitted Sublessee, the Sublease Security Assignment entered into between LATAM and the Loan Trustee substantially in the form of Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

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“Subordination Agent” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Subordination Acknowledgment” means, with respect to any Aircraft, the subordination acknowledgment with respect to the rights of any Permitted Sublessee (including the Initial Sublessee) in relation to the Aircraft under any Permitted Sublease (including the Initial Sublease) entered into, or to be entered into, by such Permitted Sublessee (or the Initial Sublessee, as the case may be) substantially in the form of Exhibit N.

“Substitute Aircraft” has the meaning set forth in Section 1(h) of the Note Purchase Agreement.

“Taxes” means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

“Taxing Authority” means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

“Triggering Event” has the meaning assigned to such term in the Intercreditor Agreement.

“Trust Supplement” means (i) each agreement supplemental to the Basic Pass Through Trust Agreement referred to in Section II to the Note Purchase Agreement and (ii) in the case of any Additional Series Pass Through Trust Certificates, if issued, whether in connection with the initial issuance of any Additional Series Equipment Notes or in connection with any subsequent redemption of such Additional Series Equipment Notes and issuance of new Additional Series Equipment Notes, an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (a) a separate trust is created for the benefit of the holders of the pass through certificates of a class, (b) the issuance of the pass through certificates of such class representing fractional undivided interests in such trust is authorized and (c) the terms of the pass through certificates of such class are established.

“United States” means the United States of America.

“Widebody Aircraft” has the meaning set forth in the second recital to the Note Purchase Agreement.

“Widebody Owner” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“WTC” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

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EXHIBIT A to

NOTE PURCHASE AGREEMENT

FORM OF FUNDING NOTICE

FUNDING NOTICE

Dated as of [_______]

To each of the addressees listed in Schedule A hereto

Re:	Funding Notice in accordance with Note Purchase Agreement referred to below

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement, dated as of May 29, 2015, among LATAM Airlines Group S.A. (“LATAM”), Parina Leasing Limited (the “2015 Narrowbody Owner”), Cuclillo Leasing Limited (the “2016 Narrowbody Owner”), Rayador Leasing Limited (the “2015 Widebody Owner”), Canastero Leasing Limited (the “2016 Widebody Owner” and, together with the 2015 Narrowbody Owner, the 2016 Narrowbody Owner and the 2015 Widebody Owner, collectively the “Owners”), Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements (as defined therein) (the “Pass Through Trustee”), Wilmington Trust Company, as Subordination Agent (the “Subordination Agent”), Wilmington Trust, National Association, as Escrow Agent (the “Escrow Agent”), Wilmington Trust Company, as Paying Agent (the “Paying Agent”) and MaplesFS Limited, as Put & Call Trustee (as in effect from time to time, the “Note Purchase Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement or, to the extent not defined therein, the Intercreditor Agreement.

Pursuant to Section 1(b) of the Note Purchase Agreement, the undersigned hereby notifies you, in respect of the aircraft described in Schedule B hereto (the “Aircraft”), of the following:

(1)	The Funding Date of the Aircraft shall be [ ];

(2)	The Equipment Notes to be issued in respect of the Aircraft are described in Schedule C hereto, and the aggregate amount of each series of Equipment Notes to be issued, and purchased by the respective Pass Through Trustees referred to below, on the Funding Date, in connection with the financing of such Aircraft is as follows:

(a)	the Class A Pass Through Trustee shall purchase Series A Equipment Notes in the amount of $[ ]; and

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(b)	the Class B Pass Through Trustee shall purchase Series B Equipment Notes in the amount of $[ ];

The [2015 Narrowbody Owner]/[2016 Narrowbody Owner]/[2015 Widebody Owner]/[2016 Widebody Owner] hereby instructs the Class A Pass Through Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated as of [                ] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit A hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

The [2015 Narrowbody Owner]/[2016 Narrowbody Owner]/[2015 Widebody Owner]/[2016 Widebody Owner] hereby instructs the Class B Pass Through Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated as of [                ] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit B hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

The [2015 Narrowbody Owner]/[2016 Narrowbody Owner]/[2015 Widebody Owner]/[2016 Widebody Owner] hereby instructs each Pass Through Trustee to (i) purchase Equipment Notes of the related series and in an amount set forth opposite such Pass Through Trustee in clause (2) above with a portion of the proceeds of the withdrawals of Deposits referred to in the applicable Notice of Purchase Withdrawal referred to above and (ii) re-deposit with the Depositary the excess, if any, of the amount so withdrawn over the purchase price of such Equipment Notes.

The [2015 Narrowbody Owner]/[2016 Narrowbody Owner]/[2015 Widebody Owner]/[2016 Widebody Owner] hereby instructs each Pass Through Trustee to (a) enter into the Participation Agreement ([     ]) dated as of [                 ] among the [2015 Narrowbody Owner]/[2016 Narrowbody Owner]/[2015 Widebody Owner]/[2016 Widebody Owner] and Wilmington Trust Company, as Loan Trustee, Subordination Agent and each Pass Through Trustee, substantially in the form previously provided, (b) perform its obligations thereunder and (c) deliver such certificates, documents and legal opinions relating to such Pass Through Trustee as are required thereby.

Yours faithfully,

[2015 Narrowbody Owner]/[2016 Narrowbody Owner]/[2015 Widebody Owner]/[2016 Widebody Owner]

By:	Name:
Title:

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Schedule A to

Funding Notice

Wilmington Trust Company, as

Pass Through Trustee

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Admin/ Drew Davis

Reference: LATAM 2015-1 EETC

Telephone: 302-636-6182

Facsimile: 302-636-4140

Wilmington Trust Company, as

Subordination Agent and Paying Agent

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Admin/ Drew Davis

Reference: LATAM 2015-1 EETC

Telephone: 302-636-6182

Facsimile: 302-636-4140

Wilmington Trust, National Association, as

Escrow Agent

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Admin/ Drew Davis

Reference: LATAM 2015-1 EETC

Telephone: 302-636-6182

Facsimile: 302-636-4140

Natixis, acting through its New York Branch, as

Depositary

1251 Avenue of the Americas

NewYork, NY 10020

Attention: Aviation Finance Portfolio

Reference: LATAM 2015-1 EETC

Facsimile: 646-282-2321

Standard & Poor’s Ratings Services

Av. Brigadeiro Faria Lima 201,

floor 24 B,

São Paulo – SP - Brazil – 05426-100

Attention: Marcus Fernandes

Reference: LATAM 2015-1 EETC

Telephone: +55 11 3039-9734

Facsimile: +55 11 3039-9701

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Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

New York, NY 10007

Attention: Jonathan Root

Reference: LATAM 2015-1 EETC

Telephone: 212-553-1672

Email: Jonathan.Root@moodys.com

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Schedule B to

Funding Notice

Aircraft

One [Aircraft Manufacturer and Model] aircraft bearing Registration Mark          and manufacturer’s serial number          together with two [Engine Manufacturer and Model] engines bearing manufacturer’s serial numbers        and        .

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Schedule C to

Funding Notice

Equipment Notes

Relevant Pass Through Trustee	Series of Equipment Notes	Equipment Note No.	Original Principal Amount

Class A Pass Through Trustee	Series 2015-1A-	No. A- -	$

Class B Pass Through Trustee	Series 2015-1B-	No. B- -	$

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Annex A to

Funding Notice

WITHDRAWAL CERTIFICATE

(Class [A][B])

Wilmington Trust, National Association,

as Escrow Agent

1100 North Market Street

Wilmington, Delaware 19890-1605

Attention: Corporate Trust Admin/Drew Davis

Reference: LATAM 2015-1 EETC

Telephone: 302-636-6182

Facsimile: 302-636-4140

Ladies and Gentlemen:

Reference is made to the Escrow and Paying Agent Agreement (Class [A][B]), dated as of May 29, 2015 (the “Agreement”). We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied. Pursuant to Section 1.02(c) of the Agreement, please execute the attached Notice of Purchase Withdrawal and immediately transmit by facsimile to the Depositary, at Depositary, Natixis, acting through its New York Branch, as depositary, 1251 Avenue of the Americas, New York, NY 10020, Reference: LATAM 2015-1 EETC (Fax: 646-282-2321).

Capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement.

Very truly yours,

Wilmington Trust Company,
not in its individual capacity but solely as Pass Through Trustee

By:
Name:
Title:

Dated: As of [_______, 20 ]

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Exhibit A to

Funding Notice

NOTICE OF PURCHASE WITHDRAWAL (Class A)

Natixis,

acting through its New York Branch, as Depositary,

1251 Avenue of the Americas

NewYork, NY 10020

Attention: Aviation Finance Portfolio

Reference: LATAM 2015-1 EETC

Facsimile: 646-282-2321

Ladies and Gentlemen:

Reference is made to the Deposit Agreement (Class A) dated as of May 29, 2015 (the “Deposit Agreement”) between Wilmington Trust, National Association, as Escrow Agent, and Natixis, acting through its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[        ], from Account No. [        ].

The undersigned hereby directs the Depositary to pay the entire amount of the Deposit to [insert account details of LATAM] [insert account details of Pass Through Trustee]2 on [        ], 20        , upon the telephonic request of a representative of the Pass Through Trustee.

Wilmington Trust, National Association, as Escrow Agent

By
Name:
Title:

Dated: As of [_____, 20__]

[2]	If any excess amounts, that would need to be re-deposited pursuant to Section 2.4 of the Deposit Agreement (Class A) and the applicable Funding Notice, have been identified as of the date of this notice, the account to be specified here should be that of the Pass Through Trustee so that the Pass Through Trustee can re-deposit such excess amounts with the Depositary in accordance with Section 2.4. If any such excess amounts are identified following delivery of this notice, a separate substantially similar notice may be sent specifying such account of the Pass Through Trustee. If there are no such excess amounts, the account number specified here should be that of LATAM.

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

Exhibit B to

Funding Notice

NOTICE OF PURCHASE WITHDRAWAL (Class B)

Natixis,

acting through its New York Branch, as Depositary,

1251 Avenue of the Americas

NewYork, NY 10020

Attention: Aviation Finance Portfolio

Reference: LATAM 2015-1 EETC

Facsimile: 646-282-2321

Ladies and Gentlemen:

Reference is made to the Deposit Agreement (Class B) dated as of May 29, 2015 (the “Deposit Agreement”) between Wilmington Trust, National Association, as Escrow Agent, and Natixis, acting through its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[______], from Account No. [__________].

The undersigned hereby directs the Depositary to pay the entire amount of the Deposit to [insert account details of LATAM] [insert account details of Pass Through Trustee]3 on [        ], 20        , upon the telephonic request of a representative of the Pass Through Trustee.

Wilmington Trust, National Association, as Escrow Agent

By
Name:
Title:

Dated: As of [_______, 20__]

[3]	If any excess amounts, that would need to be re-deposited pursuant to Section 2.4 of the Deposit Agreement (Class B) and the applicable Funding Notice, have been identified as of the date of this notice, the account to be specified here should be that of the Pass Through Trustee so that the Pass Through Trustee can re-deposit such excess amounts with the Depositary in accordance with Section 2.4. If any such excess amounts are identified following delivery of this notice, a separate substantially similar notice may be sent specifying such account of the Pass Through Trustee. If there are no such excess amounts, the account number specified here should be that of LATAM.

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

EXHIBIT B to

NOTE PURCHASE AGREEMENT

FORM OF PARTICIPATION AGREEMENT

(A representative copy of a Participation Agreement is filed as Exhibit 4.8 to the Registration Statement on Form F-4 pursuant to Instruction 2 of Item 601 of Regulation S-K.)

Note Purchase Agreement

LATAM 2015-1 Aircraft EETC

EXHIBIT C to

NOTE PURCHASE AGREEMENT

FORM OF INDENTURE

(A representative copy of an Indenture and Security Agreement is filed as Exhibit 4.9 to the Registration Statement on Form F-4 pursuant to Instruction 2 of Item 601 of Regulation S-K.)

EXHIBIT D to

NOTE PURCHASE AGREEMENT

FORM OF CHILEAN MORTGAGE

(A representative copy of a Chilean Aircraft Mortgage Agreement is filed as Exhibit 4.15 to the Registration Statement on Form F-4 pursuant to Instruction 2 of Item 601 of Regulation S-K.)

EXHIBIT E to

NOTE PURCHASE AGREEMENT

FORM OF BRAZILIAN MORTGAGE

(A representative copy of a Brazilean Aircraft Mortgage Agreement is filed as Exhibit 4.16 to the Registration Statement on Form F-4 pursuant to Instruction 2 of Item 601 of Regulation S-K.)

EXHIBIT F to

NOTE PURCHASE AGREEMENT

FORM OF LEASE

(A representative copy of a Lease Agreement is filed as Exhibit 4.11 to the Registration Statement on Form F-4 pursuant to Instruction 2 of Item 601 of Regulation S-K.)

EXHIBIT G to

NOTE PURCHASE AGREEMENT

FORM OF SUBLEASE

[Attached.]

Form Document

DATED AS OF _______________, 201[•]

LATAM AIRLINES GROUP S.A.

AS LESSOR

AND

TAM LINHAS AÉREAS S.A. AS LESSEE

AIRCRAFT SUBLEASE AGREEMENT

RELATING TO

ONE (1) AIRBUS MODEL [A321-200/A350-900]1 AIRCRAFT

TO BE REGISTERED IN BRAZIL WITH RESERVED

BRAZILIAN NATIONALITY AND

REGISTRATION MARK [•]

BEARING MANUFACTURER'S SERIAL NUMBER [•]

AND TWO (2) [ROLLS-ROYCE TRENT/CFM INTERNATIONAL]2

MODEL [XWB-84/CFM56-5B3/3]3 ENGINES

Certain rights, title and interests of the Lessor in and to this Aircraft Sublease Agreement have been, or will be, assigned to and are, or will be, subject to a security interest in favor of Wilmington Trust Company, not in its individual capacity but solely as loan trustee for the Secured Parties.

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2 Delete as appropriate

3 Delete as appropriate

AIRCRAFT SUBLEASE AGREEMENT dated as of ____________, 201[•]

BETWEEN:

(1)	LATAM AIRLINES GROUP S.A., (formerly having the legal name LAN Airlines S.A. and doing business as LAN Airlines) a company (sociedad anónima) organized under the laws of the Republic of Chile, as lessor ("Lessor"); and

(2)	TAM LINHAS AÉREAS S.A. a company organised and existing under the laws of Brazil, having its principal place of business is Avenida Jurandir, 856, Lote 4, 7th Andar, Jardim Ceci, CEP 04072 000, São Paulo SP, Brazil, registered with the Ministry of Finance under CNPJ No. 02.012.862/0001-60 acting through its branch office at Rodovia MG 10 S/N, Aeroporto Internacional Tancredo Neves, Minas Gerais / MG Brazil, registered with the Ministry of Finance under CNPJ No. 02.012.862/0005-93, as lessee ("Lessee").

WHEREAS

(A)	Owner (as defined below) (i) has acquired the Aircraft (as defined below) with proceeds obtained from issuance, in the United States of America, of Equipment Notes pursuant to the Indenture and (ii) has agreed to lease the Aircraft to Lessor in accordance with the terms of the Head Lease (as defined below).

(B)	Lessor and Lessee recognize that the Cape Town Convention has been implemented in Brazil and is applicable and enforceable in accordance with its terms and that this Agreement shall be subject to the Cape Town Convention.

(C)	The Aircraft (as defined below) will be registered in Brazil on or about the Delivery Date (as defined below).

(D)	Lessor wishes to lease the Aircraft to Lessee and Lessee accepts such lease from Lessor subject to the representations, warranties, covenants and other agreements set forth in this Agreement.

Accordingly, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement capitalized words and expressions defined in the Head Lease and not expressly defined herein have the same meanings when used in this Agreement unless otherwise specified herein, all references to time shall refer to Santiago, Chile time, and solely for the purposes hereof, references in this Agreement to the word "possession" shall mean merely "use", "enjoyment" and “direct possession” and shall not imply any of the other tenets of ownership which may arise out of or be implied either by use of the Spanish term "posesión" under the laws of Chile or the use of the Portuguese term "posse" under the laws of Brazil (including, but not limited to, the concept of “indirect possession” and the right of alienation). In addition, such terms that are defined in the Cape Town Convention and used herein, regardless of whether such terms are capitalized, shall have the meanings assigned to them in the Cape Town Convention.

The following expressions have the meanings set out below:

"Agreement" means this Aircraft Sublease Agreement as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and the terms of the Financing Agreements.

"Aircraft" means the Airframe, together with the two Engines, whether or not either of such Engines may from time to time be installed on such Airframe or on any other airframe and, where the context permits, references to the "Aircraft" shall include the Manuals and Technical Records for the Aircraft.

"Aircraft Mortgage" means the Brazilian law aircraft mortgage dated the Delivery Date granted by the Owner in favor of the Loan Trustee and the related consents thereto issued by Lessor and Lessee.

"Airframe" means the Airbus [A321-200/A350-900]4 aircraft with reserved Brazilian nationality and registration mark [•] bearing manufacturer's serial number [•] (excluding the two Engines and the engines from time to time installed thereon), leased on the Delivery Date by Lessor to Lessee under this Agreement and any and all Parts, so long as the same shall be incorporated or installed in or attached to such Airframe or so long as title thereto shall remain vested in Owner in accordance with the terms of Section 8(a) (Replacement of Parts) of the Head Lease after the removal from such Airframe.

"ANAC" means the Brazilian Civil Aviation Agency (Agência Nacional de Aviação Civil) and any successor thereto.

"Block Hour" means the elapsed time computed as of the time the engines of the Aircraft are turned on for departure until the actual time they are turned off after landing at the end of each flight.

"Brazil" means the Federative Republic of Brazil.

"Business Day" means any day on which banks conduct normal business in São Paulo, Brazil and Santiago, Chile.

"Cape Town Convention" means, together, the official English language text of each of the Convention on International Interests in Mobile Equipment and the Protocol thereto on Matters Specific to Aircraft Equipment, each as opened for signature on 16 November 2001 at Cape Town, South Africa and in accordance with the Declarations lodged by Brazil under the Protocol and the Convention at the time of the deposit of its Instrument of Accession, as ratified by the Federative Government of Brazil through Presidential Decree No. 8,008 of May 15, 2015.

4 Delete as appropriate

"Civil Aviation Authority" shall mean the ANAC and/or any of its sub-departments, including the RAB and any successor thereof.

"Conditions Precedent" means the conditions specified in Schedule 1.

"DGAC" means the Dirección General de Aeronáutica Civil of Chile and any successor thereof.

"Delivery" means the time when the events described in Clause 4.1.1 (Agreement) of this Agreement shall have been completed.

"Delivery Date" means the date on which Delivery occurs.

"Delivery Location" means an airport authorized under the operation specifications of both Lessee and Lessor that is mutually agreed between Lessee and Lessor.

"Deregistration Power of Attorney" means an irrevocable power of attorney issued by the Lessee authorizing the Loan Trustee or such other person as the Loan Trustee may from time to time specify to do anything or act or to give any consent or approval which may be required, inter alia, to obtain deregistration and export of the Aircraft upon termination of the lease of the Aircraft under this Agreement.

"Dollar" and the sign "$" mean the lawful currency for the time being of the United States of America.

"Engine" means (i) each of the two [Rolls-Royce Trent/CFM International] 5 model [XWB-84/CFM56-5B3/3] 6 engines bearing manufacturer's serial numbers [•] and [•], whether or not from time to time installed on the Airframe or any other airframe or any replacement engine for any such engine subjected to this Agreement pursuant to a lease supplement executed by Lessee and Lessor; and (ii) any other engine that may from time to time be installed on the Airframe that is or becomes the property of Owner and subject to the Head Lease or any engine that, having been removed from the Airframe, remains the property of Owner and subject to the Head Lease, in each case pursuant to this Agreement, together with all Parts from time to time belonging to, installed in or appurtenant to any such engine but excluding any Engine which has been replaced with a Replacement Engine in accordance with the Head Lease. An engine which is not an Engine, may be installed on the Airframe from time to time, it being confirmed, for the avoidance of doubt that the two [Rolls-Royce Trent/CFM International]7 model [XWB-84/CFM56-5B3/3]8 engines installed on the Airframe on the date hereof are the Installed Engines.

5 Delete as appropriate

6 Delete as appropriate

7 Delete as appropriate

8 Delete as appropriate

"FAA" means the Federal Aviation Administration of the United States and any successor thereof.

"Governing Law" means the internal laws of the State of New York.

"Head Lease" means the lease agreement (as the same may be amended, supplemented or otherwise modified from time to time, in accordance with the terms thereof and the terms of the Financing Agreements), as may be supplemented and amended from time to time, made between Owner as lessor and Lessor as lessee in respect of, inter alia, the Aircraft.

"IDERAs" shall mean collectively the (i) irrevocable de-registration and export request authorization executed by the Lessee in favor of the Loan Trustee for the Aircraft and (ii) irrevocable de-registration and export request authorization executed by the Owner in favor of the Loan Trustee for the Aircraft and "IDERA" shall mean any one of them (as the context may require).

"Installed Engines" means the two [Rolls-Royce Trent/CFM International] 9 model [XWB-84/CFM56-5B3/3]10 engines bearing manufacturer's serial numbers [•] and [•] which are installed on the Airframe on the date of Delivery.

"Insurances" shall mean any and all contracts or policies of insurance maintained by the Lessee in respect in respect of the Aircraft in form and substance satisfactory to the Loan Trustee and in accordance with Section 10 (Insurance) of the Head Lease.

"Lease Agreement" means this Agreement.

"Lease Default" means any Lease Event of Default or any event or circumstance, which with the giving of notice and/or lapse of time and/or determination of materiality and/or fulfillment of any other condition, would constitute a Lease Event of Default.

"Lease Event of Default" means any event or condition specified in Schedule 2 hereto.

"Lease Jurisdiction" means Brazil, the country under whose laws Lessee is organized and existing and in which the Lease Agreement is registered.

"Loan Trustee" means Wilmington Trust Company, not in its individual capacity, except as expressly set forth herein, but solely as Loan Trustee on behalf of the Secured Parties.

"Maintenance Conditions" means the conditions specified in Schedule 3.

9 Delete as appropriate

10 Delete as appropriate

"Material Adverse Change" means a material adverse change in (a) the ability of Lessee to perform its obligations under this Agreement, (b) the validity or enforceability of this Agreement, or (c) the timely payment of the Rent or any other amounts under this Agreement, if any such material adverse change as set forth in (a) - (c) above (i) affects the ability of Lessee to operate the Aircraft (ii) adversely affects the value of the Aircraft, (iii) affects the economic benefits accruing to Lessor or its Affiliates by virtue of this Agreement or (iv) affects the rights and remedies of the Owner, the Secured Parties or the Loan Trustee under the Head Lease or any of the Security Documents.

"Minimum Equipment List" means the minimum equipment list approved by the relevant Aviation Authority;

"Operations Manual" means the operations manual approved by the relevant Aviation Authority.

"Operations Specifications" means the operations specifications approved by the relevant Aviation Authority.

"Owner" means [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]11, an exempted company incorporated and existing under the laws of the Cayman Islands, being owner of the Aircraft and lessor under the Head Lease.

"Owner's Consent" means the owner's consent letter from the Owner, substantially in the form of Exhibit A hereto.

"Post-Delivery Authorizations and Filings" has the meaning given to such term in the Participation Agreement.

"Pre-Delivery Authorizations and Filings" shall mean the:

(a)	print-out of the authorization of the Central Bank of Brazil (registration of financial operations—ROF) approving the financial condition of this Lease Agreement with respect to the remittance of all regularly scheduled payments due thereunder, by Lessee, certified as accurate by a director of or an officer of or in- house counsel to Lessee;

(b)	a copy of the evidence, in the form of a “protocol”, of the filing with the RAB of this Lease Agreement, the Owner Consent, the Subordination Agreement and the Aircraft Mortgage, together with their respective sworn translations into Portuguese;

11 Delete as appropriate

(c)	evidence of filing of this Lease Agreement, Subordination Agreement and the Aircraft Mortgage, each together with its sworn public translation into Portuguese, with the RTD of the City of São Paulo; and

(d)	a copy of a letter from the Lessee to the Brazilian air traffic control authority pursuant to which the Lessee authorizes the addressee to issue to the Owner and the Lessee, amongst others, upon request from time to time, a statement of account of all sums due by the Lessee to the authority in respect of the Aircraft along with a filing receipt (protocolo) in respect of the filing of such letter with ANAC.

"Process Agent" means Law Debenture Corporate Services Inc.

"RAB" means the Brazilian Aeronautical Registry ("Registro Aeronáutico Brasileiro"), the Brazilian aircraft registry under the authority and administration of Brazil.

"Redelivery Conditions" means the conditions specified in Schedule 4.

"Redelivery Location" means an airport as designated by either of the Lessor or, during the exercise of remedies, the Loan Trustee each in its sole discretion.

"Rent" shall have the meaning ascribed to such term in Clause 5.1 (Rent).

"Replacement Engine" means, as the context may require, (a) a [Rolls-Royce Trent/CFM International]12 model [XWB-84/CFM56-5B3/3]13 engine or (b) an improved engine of the same or other manufacturer as in relation to the Engine it is replacing, which, in the case of any engine described in (a) or (b) hereof, shall be in compliance with the requirements of Section 9(b) (Event of Loss with Respect to an Engine) of the Head Lease.

"ROF" shall mean the Registration of Financial Operation ("Registro de Opearação Financeira") issued by the Central Bank of Brazil.

"RTD" shall mean the Registry of Titles and Deeds ("Registro de Títulos e Documentos")

of the City of São Paulo, State of São Paulo, Brazil.

"SECEX/DECEX" shall mean the Foreign Trade Department ("Secretaria de Comércio Exterior") in Brazil.

"Subordination Agreement" shall mean the Subordination Agreement to be entered into, or as the context may require, entered into in the form of Exhibit D hereto and made by and among Lessor, Lessee and the Loan Trustee whereby (a) Lessor agrees and confirms that certain claims which Lessor may have from time to time against Lessee under or pursuant to this Lease Agreement are entirely subject and subordinate to any and all claims which, at the relevant time, any Indemnified Person (other than Lessor) may have against Lessee and (b) Lessee acknowledges all rights, title and interest of Lessor, the Owner, the Loan Trustee and the Secured Parties under the Financing Agreements.

12 Delete as appropriate

13 Delete as appropriate

"Term" means the period commencing on the Delivery Date and ending on the earlier of (i) the second anniversary of the Delivery Date, renewable at the end of such period by mutual agreement in writing between the Lessor and the Lessee for a new period as determined by the parties and (ii) such earlier date as may be elected by the Lessor in accordance with Section 4.1.9.

"United States Bankruptcy Code" means Section 101 et seq. of Title 11 of the United States Code.

1.2	Construction

Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as the same may be amended, modified and supplemented from time to time in accordance with the terms thereof, (ii) references to parties to agreements shall be deemed to include the successors and permitted assignees and permitted transferees of such parties, (iii) the singular includes the plural and vice versa, (iv) references to legislation and enactments include successor provisions, modifications, supplements and amendments thereto, and (v) a word denoting any gender includes all genders.

2.	REPRESENTATIONS AND WARRANTIES

2.1	Lessee's Representations and Warranties

Lessee represents and warrants to Lessor that:

2.1.1	Status: Lessee is a company duly incorporated and validly existing under the laws of the Lease Jurisdiction; is an air carrier of property and passengers in scheduled air transportation, registered, licensed or otherwise certificated or duly authorized by the Civil Aviation Authority to engage in such air transportation; is duly qualified or otherwise authorized to do business as an air carrier in all jurisdictions in which it has air routes; has the requisite corporate power to own its assets and carry on its business as it is being conducted and is the holder of all necessary air transportation licenses required in connection therewith and with the use and operation of the Aircraft; and is a Leasing Affiliate and a Permitted Sublessee.

2.1.2	Power and Authority: Lessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.

2.1.3	Legal Validity: this Agreement has been duly authorized, executed and delivered by Lessee, and this Agreement constitutes the legal, valid and binding obligation of Lessee.

2.1.4	No Conflict: the entry into and performance by Lessee of, and the transactions contemplated by, this Agreement do not and will not:

(a)	conflict with any Applicable Laws binding on Lessee; or

(b)	conflict with the constitutional documents of Lessee; or

(c)	conflict with or result in default under any agreement or instrument which is binding upon Lessee or any of its assets nor result in the creation of any security interest over any of its assets or over the Aircraft.

2.1.5	Authorization: all authorizations, consents, registrations and notifications (including the Pre-Delivery Authorizations and Filings but excluding the Post-Delivery Authorizations and Filings) required in connection with the entry into, performance, validity and enforceability of this Agreement and the transactions contemplated by this Agreement have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect.

2.1.6	No Immunity:

(a)	Lessee is subject to civil and commercial law with respect to its obligations under this Agreement; and

(b)	neither Lessee nor any of its property, assets or revenues is entitled to any right of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution, setoff, execution or from any other legal process with respect to any of its obligations under this Agreement and the entry into and performance of this Agreement by Lessee constitute private and commercial acts.

2.1.7	Pari Passu: the obligations of the Lessee under this Agreement rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of the Lessee except as may be limited by applicable bankruptcy, insolvency, concurso mercantil, reorganization (including "falência" and "recuperação judicial" under Brazilian law), moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2.1.8	No Lease Default:

(a)	no Lease Default has occurred and is continuing or would reasonably be expected to result from the entry into or performance of this Agreement; and

(b)	no other event or condition has occurred and is continuing which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfillment of any other applicable condition, or any combination of the foregoing, would reasonably be expected to constitute) a material default under any agreement or instrument which is binding on Lessee or any assets of Lessee and which would materially and adversely affect the ability of Lessee to operate the Aircraft or the rights and remedies of Lessor, the Owner, the Secured Parties or the Loan Trustee under the Head Lease or any of the Security Documents.

2.1.9	Registration:

(a)	except for (i) the registration of this Agreement, the Owner's Consent, the Subordination Agreement, the Bill of Sale, the IDERAs, the Sublease Assignment and any notice and acknowledgement in respect thereof and the Aircraft Mortgage with the RAB, (ii) the approval of the conditions established herein by SECEX/DECEX and by the Brazilian Federal Revenue Office, specially the granting of the temporary admission tax regime (“regime especial de admissão temporária”) for the Aircraft, (iii) the approval of the financial conditions of this Agreement by the Central Bank of Brazil, (iv) the translation of this Agreement, the Bill of Sale, the Subordination Agreement, the Owner's Consent, the IDERAs and the Aircraft Mortgage into Portuguese by a public translator, (v) the registration of this Agreement, the Bill of Sale, the Subordination Agreement, the Owner’s Consent, the IDERAs and the Aircraft Mortgage at the RTD, no registration, recording, filing, notarization or consularization of any of the Financing Agreements, (vi) the authorization codes issued by the RAB in the capacity of an authorizing entry point for purposes of Cape Town Convention; and (vii) registration of the security interests relating to this Agreement and any of the Financing Agreements, as applicable, with the International Registry for purposes of Cape Town Convention and no payment of any Tax and no other action whatsoever is necessary or desirable to be taken to ensure the validity, enforceability or priority of the liabilities and obligations of the Lessee or the rights of the Lessor against the Lessee under the Financing Agreements or the rights of the Owner, the Loan Trustee or the beneficiaries in respect of the Aircraft, this Agreement or any other Financing Agreement; and

(b)	under the laws of the United States, Chile or the Lease Jurisdiction the property rights (to the extent that such rights have been created by this Agreement) of the Owner in the Aircraft and the security interest of the Owner and the Loan Trustee in the Aircraft have been fully established, perfected and protected and will have priority in all respects over the claims of all creditors of Lessee other than liens created by law and except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

2.1.10	Taxes: Lessee has delivered all necessary returns and payments due to the tax authorities in the Lease Jurisdiction and all other jurisdictions in which Lessee is required to pay Taxes and/or file tax returns or reports.

2.1.11	Full Disclosure: each of this Agreement and any other document, certificate or statement furnished to Lessor by or on behalf of Lessee in connection with the transactions contemplated hereby or thereby (including, without limitation, financial information) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading; all forecasts and opinions contained herein and therein were honestly made on reasonable grounds after due and careful inquiry by Lessee; and there is no fact or circumstance which has not been disclosed by Lessee to Lessor in writing on or before the date of this Agreement and which materially adversely affects or will materially adversely affect the ability of Lessee to carry on its business or to perform its obligations under this Agreement.

2.1.12	Litigation/Disputes: no litigation, arbitration or administrative proceedings are pending or, to Lessee's knowledge, threatened against Lessee which, if adversely determined, could have a Material Adverse Change and there are no material disputes or litigation between (i) Lessee and/or Lessor and/or any of its Affiliates and (ii) any of the equity investors in Lessee or any of the Lessee's Affiliates.

2.1.13	Fines: there have been no fines or penalties in excess of US$5,000,000 (five million Dollars) or more that have been imposed against Lessee by the ANAC, the RAB, the DGAC or the Civil Aviation Authority or the aviation authority with primary oversight over Lessee, if different, during the last two years, except for those fines and penalties that have been described in a schedule to this Agreement, which schedule shall have been agreed to by Lessor.

2.1.14	Pilots: all of Lessee's pilots who will operate the Aircraft possess appropriate pilot certificates issued, approved or revalidated by the Civil Aviation Authority with all ratings and qualifications for all operation of the Aircraft.

2.1.15	Other Personnel: Lessee's dispatchers and other loading personnel have been trained and licensed by the Civil Aviation Authority to dispatch the Aircraft fully loaded with passengers and/or cargo in accordance with Lessee's operations manual, any directives issued by the Civil Aviation Authority, Manufacturer's service bulletins and recommendations, and all Applicable Laws.

2.1.16	The obligations of Lessee under this Agreement, including, without limitation, the obligation of Lessee to pay the Rent, are not subject to any law, rule or regulation of the Lease Jurisdiction or any agency or instrumentality thereof with regard to any preference for payment of obligations or any rescheduling of the payment of any debt or other obligations, except for applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally. If required by Lessor at any time, Lessee will use its best efforts to obtain for its obligations under this Agreement, including, without limitation, its obligation to pay the Rent, any preference for payment under, or any exclusion from, any law, rule or regulation of the Lease Jurisdiction or any agency or instrumentality thereof (including, without limitation, the Civil Aviation Authority) afforded to equipment operating under similar agreements, and any exception or waiver from any rescheduling of the payment of any debt or other obligations imposed under any such law, rule or regulation.

2.1.17	As of the date hereof, (i) payments to Lessor of the Rent under this Agreement will not be subject to net income tax in the Lease Jurisdiction, and, withholding of any Taxes will not be required in the Lease Jurisdiction upon such payments to Lessor, and (ii) there are no Taxes imposed by the Lease Jurisdiction or any agency or instrumentality thereof on or by virtue of the execution or delivery of this Agreement.

2.1.18	There are no Liens on the Aircraft other than Permitted Liens.

2.1.19	The choice of New York law to govern this Agreement will be recognized and given effect by the courts of the Lease Jurisdiction, and the submission by Lessee to the jurisdiction of the courts of São Paulo and New York are legal, valid and binding under the laws of the Lease Jurisdiction and will be enforced in any action brought before a court of competent jurisdiction therein.

2.1.20	Bankruptcy: No bankruptcy, concurso mercantil, insolvency, moratorium, suspension of payments, reorganization, or other like proceeding (including "falência", “recuperação extrajudicial” and "recuperação judicial" under Brazilian law), initiated by or affecting the Lessee will affect the rights of the Lessor, the Owner, the Loan Trustee or any Person claiming through the Lessor or the Owner to repossess the Aircraft as a result thereof, upon termination of this Agreement or as a result of any Lease Event of Default, except for the time necessary to evidence to the relevant court, or any relevant administrative authority, if requested thereby, that Lessee does not own the Aircraft.

2.1.21	Lessee has fulfilled and will continue to fulfill all of its obligations and covenants set forth herein on its part to be performed.

2.1.22	None of the execution, delivery and performance of this Agreement will result in the Lessor, the Loan Trustee or any other beneficiary:

(a)	having any liability in respect of taxes in Brazil (save and to the extent that any such person is already liable in respect of taxes in Brazil prior to the entry into of this Agreement); or

(b)	having or being deemed to have a place of business in Brazil (save and to the extent any such person already has such a place of business in Brazil prior to the entry into of this Agreement).

2.1.23	The Lessor is not subject to the Brazilian Consumers Protection Code (Law No. 8078 of September 11, 1990) with respect to its obligations under this Agreement, and the Lessee acknowledges and agrees that its obligations hereunder are not unconscionable or abusive.

2.1.24	Air Carrier Authorizations: The Lessee has obtained all licenses, certificates and authorizations required by Civil Aviation Authority and, if applicable, the Lease Jurisdiction, in order to operate the Aircraft.

2.1.25	No Filing or Stamp Taxes: Except as required under this Agreement, it is not necessary to ensure the legality, validity, priority, enforceability, admissibility in evidence or effectiveness of this Agreement, the Owner's Consent or any of the other Financing Agreements that such document or any other instrument or document be filed, recorded, registered or enrolled in any court, public office or registry or elsewhere in Brazil or that any stamp, documentary, registration or similar duty, tax, fee or charge be paid in Brazil on or in relation to this Agreement and the other Financing Agreements.

2.2	Lessor's Representations and Warranties

Lessor represents and warrants to Lessee that:

2.2.1	Status: Lessor is a company duly incorporated and validly existing under the laws of Chile and has the corporate power to carry on its business as it is now being conducted.

2.2.2	Power and Authority: Lessor has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.

2.2.3	Legal Validity: this Agreement constitutes Lessor's legal, valid and binding obligation.

2.2.4	Non-Conflict: the entry into and performance by Lessor of, and the transactions contemplated by, this Agreement do not and will not:

(a)	conflict with any Applicable Laws binding on Lessor; or

(b)	conflict with the constitutional documents of Lessor; or

(c)	conflict with any document which is binding upon Lessor or any of its assets.

2.2.5	Authorization: all authorizations, consents, registrations and notifications required under the laws of the Governing Law in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement by Lessor have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect.

2.2.6	Consent of Owner: the written consent of the Owner to the lease of the Aircraft pursuant to this Agreement has been (or will on or before the Delivery Date be) obtained.

2.2.7	No Immunity: Lessor is subject to civil and commercial law with respect to its obligations under this Agreement.

3.	CONDITIONS PRECEDENT

3.1	Conditions Precedent

The effectiveness and validity of the rights and obligations created hereunder are conditioned upon the transfer of title to the Aircraft to the Owner. In addition, Lessor's obligation to effect Delivery under this Agreement is subject to satisfaction of each of the Conditions Precedent set forth in Schedule 1 hereto. Satisfaction of the conditions precedent shall be evidenced by delivery of the Owner's Consent.

3.2	Waiver

The Conditions Precedent are for the benefit of Lessor and the Owner and may be waived or deferred in whole or in part and with or without conditions by agreement among Lessor and the Owner. If any Conditions Precedent are not satisfied on the Delivery Date and each of Lessor and the Owner nonetheless agrees that Lessor will deliver the Aircraft to Lessee, Lessee will ensure that such Conditions Precedent are fulfilled within twenty

(20) Business Days after the Delivery Date.

4.	COMMENCEMENT

4.1	Lease

4.1.1	Agreement: Subject to the provisions of Clause 3.1 (Conditions Precedent) Lessor hereby agrees, on the Delivery Date, to lease the Aircraft to Lessee hereunder, and Lessee hereby agrees, subject to the foregoing, to accept delivery of, and to lease the Aircraft from Lessor hereunder, and the Term shall thereupon commence. Lessee acknowledges and agrees that at all times during the Term title to the Aircraft (including the Manuals and Technical Records) shall remain vested in Owner and shall be subject to the Head Lease and the other Financing Agreements.

4.1.2	Acceptance: Lessee hereby agrees that satisfaction (including any waiver or deferral of such Conditions Precedent by Lessor and the Owner) of the conditions precedent set forth in Schedule 1 shall constitute deemed acceptance of the Aircraft by Lessee from Lessor under this Agreement and Lessee shall sign and deliver to Lessor an Aircraft Acceptance Certificate substantially in the form set out in Exhibit B hereto forthwith upon such deemed acceptance.

4.1.3	Acknowledgement: LESSEE ACKNOWLEDGES AND AGREES THAT (I) THIS AGREEMENT (AND LESSEE'S RIGHTS AND INTEREST HEREUNDER) IS SUBJECT AND SUBORDINATE TO ALL THE TERMS OF THE HEAD LEASE AND (II) THAT LESSEE HAS NO RIGHTS HEREUNDER WHICH ARE MORE EXTENSIVE THAN THE CORRESPONDING RIGHTS OF LESSOR UNDER THE HEAD LEASE (AND LESSEE ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THE HEAD LEASE) AND (III) THIS AGREEMENT IS SUBJECT AND SUBORDINATE TO ALL THE TERMS OF THE SECURITY DOCUMENTS AND (IV) THAT THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THE FINANCING AGREEMENTS SHALL REMAIN IN FULL FORCE AND EFFECT, AND THAT LESSEE'S RIGHT TO USE THE AIRCRAFT MAY BE TERMINATED PURSUANT TO THE TERMS OF THIS AGREEMENT AND THE FINANCING AGREEMENTS. LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT AT ALL TIMES HEREUNDER TITLE TO THE AIRCRAFT LEASED HEREUNDER SHALL REMAIN VESTED IN OWNER AND LESSEE'S ONLY INTEREST IN THE AIRCRAFT SHALL BE THAT OF A LESSEE'S LEASEHOLD INTEREST UNDER THIS AGREEMENT. LESSEE EXPRESSLY RECOGNIZES AND ACKNOWLEDGES THAT THE FOREGOING, INCLUDING WITHOUT LIMITATION, THE SUBORDINATION SET FORTH HEREIN, ARE ESSENTIAL FOR THE STRUCTURING AND ENTERING INTO THIS AGREEMENT FROM AN ECONOMIC-FINANCING AND LEGAL STAND POINT.

4.1.4	Special Termination: In the event that the Delivery Date shall not occur on or prior to [•] the obligation of Lessor to lease the Aircraft pursuant to this Agreement shall immediately terminate.

4.1.5	Absolute Obligation: The obligation of Lessee to pay Rent hereunder shall be absolute and unconditional as more fully set forth in Clause 14 (Absolute Obligations).

4.1.6	Time of the Essence: Subject to any applicable grace period expressly provided for in this Agreement, if any, time is of the essence with regard to each payment due and every obligation owing from Lessee under this Clause and the other provisions of this Agreement.

4.1.7	Continuing Obligation: Except to the extent that it is expressly provided to the contrary in this Agreement, the Term shall not be terminated or interrupted nor shall Rent nor any other amount cease to be payable or be suspended under this Agreement nor the amount thereof be reduced by reason of, inter alia:

(a)	the occurrence of an Event of Loss;

(b)	the occurrence of any event which may (but has not yet) become an Event of Loss;

(c)	any requisitioning for hire or use or any hijacking, theft or other seizure of the Aircraft, Engine or Part;

(d)	the fact that the Airframe, any Engine or any Part has been damaged;

(e)	the fact that the Aircraft, Engine or Part is under inspection in accordance with the terms of this Agreement by Lessor, its servants, employees, agents or subcontractors or is in the course of any survey, repair, overhaul, maintenance or modification;

(f)	any grounding or condemnation of the Aircraft, Engine or Part or any other Aircraft by, the Civil Aviation Authority or any other Government Body;

(g)	any other event or circumstance affecting the use, employment or operation of the Aircraft, Engine or Part; or

(h)	the arrest or detention of the Aircraft, Engine, or Part or any other aircraft for any reason whatsoever.

4.1.8	Authorizations: Lessee shall, at its sole cost and expense, promptly obtain and maintain at all times (if and to the extent that, by virtue of this Agreement, it becomes the legal obligation of Lessee so to obtain and maintain, instead of or in addition to, Lessor (pursuant to the Head Lease)) in full force and effect and comply in all material respects with each of the approvals set forth in Section 3.01(r) of the Participation Agreement and any and all such other consents, approvals, licenses and authorizations (including, without limitation, any foreign exchange licenses, the property certificate, airworthiness certificate, the relevant import declaration to be issued within the Brazilian foreign trade electronic system (the "Siscomex") and the financial registration by the ROF), and all renewals and extensions thereof and make or cause to be made any and all such filings and registrations and all renewals and extensions thereof as shall now or hereafter be required under Applicable Laws (including foreign exchange laws) for the execution, delivery and performance by Lessee of this Agreement and each of the Financing Agreements to which it is or will become a party or the perfection and protection of the interests of Lessor, Owner and the Secured Parties under this Agreement or any other Financing Agreement to which the Lessee is a party, and will promptly furnish copies thereof to Lessor and Owner. Moreover, the Lessee agrees and acknowledges that the Lessee is the importer of the Aircraft into Brazil for all purposes and that under no circumstances shall the Lessor, the Owner or the Loan Trustee assume responsibility for the import of the Aircraft into Brazil. The Lessee assumes such responsibility and assumes responsibility for all related customs duties, taxes, fees, import, and other charges incurred in connection with the import of the Aircraft into Brazil.

4.1.9	Unilateral Termination: the Lessor or the Lessee may terminate this Agreement upon not less than forty-five (45) days' notice to the other party (with a copy to the Owner and the Loan Trustee). To this effect Lessee expressly recognizes and agrees the forty-five (45) period set forth herein is sufficient to allow Lessee to take all action which may be necessary or advisable, in accordance with market practice and legal requirements, as applicable, to rearrange and reschedule its operations (including but not limited to flight plans, schedules, crew assignments, use of airport slots) for removal of the Aircraft from Lessee’s fleet and redelivery to Lessor in compliance with the Redelivery Conditions pursuant to Clause 4.2 below. Lessee further acknowledges that, by virtue of this Clause 4.1.9, Aircraft may need to be removed from its operational fleet within such period

4.1.10	Liens: Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Airframe or either Engine or any Part, title thereto or any interest therein or in or to this Agreement or any of its rights hereunder or thereunder except Permitted Liens. Lessee will promptly, at its own cost and expense, take such action as may be necessary duly to discharge or satisfy (by bonding or otherwise) any Lien that is not a Permitted Lien or a Lien of the Security Documents if the same shall arise at any time.

4.2	Return of the Aircraft

Lessee will, upon the termination or expiration of this Agreement (other than following an Event of Loss with respect to the Aircraft), at its own risk and expense, cause the Airframe, together with the Manuals and Technical Records therefor, to be delivered to Lessor pursuant to this Clause 4.2 (Return of the Aircraft) and the Redelivery Conditions set forth in Schedule 4 hereto, fully equipped with the Engines installed thereon to be redelivered in accordance with Clause 4.3 (Place of Redelivery) in a condition which is consistent and compliant with its obligations under this Agreement and otherwise in such condition as may reasonably be requested by the Lessor.

4.3	Place of Redelivery

The Aircraft, when returned pursuant to Clause 4.2 (Return of the Aircraft), shall be returned to the Redelivery Location.

4.4	Termination of the Head Lease

Lessee shall immediately return and redeliver the Aircraft to Lessor, for redelivery to the Owner, in case of termination of the Head Lease for any reason whatsoever including, but not limited to, any "lease event of default" pursuant to Sections 13(g), 13(h), 13(i), 13(j) or 13(k) of the Head Lease, irrespective of punctual and due performance by Lessee of its own obligations under this Agreement. Lessee further agrees that its quiet enjoyment is conditioned upon and subordinated to Lessor being in full compliance with its obligations under the Head Lease.

4.5	Acknowledgements

For the avoidance of doubt the parties hereto acknowledge that:

4.5.1	Lessor will remain "Lessee" (pursuant to and as defined in the Head Lease) from Owner, at all times during the Term;

4.5.2	unless expressly stated in this Agreement or other documents executed by the parties hereto, there shall be no contractual relationship, rights, remedies, liabilities or obligations between Lessee and the Owner;

4.5.3	possession and operational control of the Aircraft will pass from Lessor to Lessee at Delivery, but such transfer of possession and operational control shall convey to Lessee no rights of ownership or title to the Aircraft;

4.5.4	this Agreement accords Lessee only such possessory rights and operational control to the Aircraft as are set forth herein and is not intended to accord Lessee the rights of a lessee for purposes of the United States Bankruptcy Code or Article 2A of the Uniform Commercial Code or the right to claim other benefits of a lessee not specifically contemplated herein; and

4.5.5	in the event of a bankruptcy of Lessee (including any bankruptcy, insolvency, concurso mercantil, moratorium, suspension of payment, reorganization (including "falência", “recuperação extrajudicial” and "recuperação judicial" under Brazilian law) or other like proceeding initiated by or against or otherwise affecting Lessee) (i) without any rights in the Aircraft as contemplated hereby, Lessee, its estate, or the trustee of its estate, cannot provide adequate protection of Lessor's interest in the Aircraft, (ii) Lessee, its estate, or the trustee of its estate, does not and will never have an equity interest in the Aircraft and (iii) the Aircraft is not and could not be necessary to an effective reorganization of Lessee. Lessee has and shall have no rights in the Aircraft which is the subject of this Agreement, other than its limited rights of possession and operational control as granted under this Agreement.

4.6	Deregistration and Export

The Lessee shall, following redelivery of the Aircraft and forthwith upon the request of the Lessor or the Loan Trustee (as applicable), at the Lessee's expense promptly provide the Lessor or the Loan Trustee (as applicable) with (or procure that the Lessor or the Loan Trustee (as applicable) shall be provided with) all necessary assistance for the export of the Aircraft from the Lease Jurisdiction and the deregistration of the Aircraft from ANAC and in particular in connection with the obtaining of (i) a certificate of airworthiness for export from ANAC; (ii) a declaration of export clearance (“declaração de despacho de exportação – DDE”) from the Federal Revenue Office of Brazil; and (iii) a export registry (“registro de exportação – RE”) from the Federal Revenue Office of Brazil.

5.	PAYMENTS

5.1	Rent

Lessee agrees to pay Lessor the rent (the "Rent") throughout the Term in accordance with Clause 5.2 (Payment) in Dollars and in an aggregate amount calculated as follows:

5.1.1	[•] Dollars ($[•]), or such other sum in Dollars as Lessor and Lessee may agree from time to time per month.

5.1.2	The Lessor and Lessee acknowledge and agree that included in the Rent are:

(a)	the provision of the use of the Aircraft to the Lessee for the duration of the Term in accordance with the terms and conditions of this Agreement; and

(b)	the cost of hull, war, allied perils and third party legal liability insurance provided by Lessor in respect of the Aircraft as required by the Owner pursuant to the terms and conditions of the Head Lease.

5.2	Payment

Within five (5) Business Days following the end of each month during the Term, Lessor shall submit an invoice to Lessee for an amount equal to the rate set forth in Clause 5.1 (Rent). Payment shall be made within thirty (30) days following the submission of such invoice.

6.	MANUFACTURER'S WARRANTIES

All rights which Lessor may have under any warranty with respect to the Aircraft or any Engine or any Part issued by any manufacturer, vendor, sub-contractor or supplier shall remain fully vested in Lessor.

7.	POST-DELIVERY AUTHORIZATIONS AND FILINGS

The Lessee hereby covenants with the Lessor that it shall deliver to Lessor each of the Post-Delivery Authorizations and Filings or, as appropriate, evidence that the same have been made within the time limits set out in Section 3.01 (u)(iv) of the Participation Agreement.

8.	UNDERTAKINGS

8.1	Lessee's Undertakings

Lessee covenants with Lessor that, throughout the Term:

8.1.1	Lessee shall comply with the provisions of Sections 7(c) (Maintenance) through 7(j) (Substitution of Engines) of the Head Lease, which shall apply to this Agreement as if the same were set out herein in full;

8.1.2	a written record of information regarding the registration, location, operation, use, insurance, maintenance and condition of the Aircraft during the Term and the Block Hours actually flown by the Aircraft during the Term will be kept by Lessee and made available to Lessor and the Owner at any time during the Term upon the request of any of them;

8.1.3	Lessee will (i) preserve and maintain at all times its status as a duly certificated air carrier pursuant to the laws of the Lease Jurisdiction, (ii) maintain its corporate existence under and in compliance with all Applicable Laws, (iii) conduct its business in all material respects in accordance with all Applicable Laws and regulations binding on it and its operations or assets, (iv) promptly provide Lessor with such financial and other information concerning its affairs as Lessor may from time to time reasonably request in connection with the transactions contemplated by this Agreement and (v) at all times throughout the Term remain a Leasing Affiliate and a Permitted Sublessee;

8.1.4	Lessee shall, as promptly as practicable, provide to Lessor such information as may be reasonably requested by Lessor in order to comply with any request or requirement for information in respect of the Aircraft by any Government Body;

8.1.5	promptly after Lessee knows that any Lease Default under this Agreement has occurred, Lessee will provide Lessor with a notice of such Lease Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that Lessee has taken or proposes to take with respect thereto;

8.1.6	at its expense, Lessee shall (i) execute, acknowledge, deliver, file, notarize and register all such further agreements, instruments, certificates, documents and assurances, and perform such acts, as Lessor shall deem reasonably necessary or appropriate to effectuate the purposes of this Agreement and the Financing Agreements, (ii) promptly obtain from time to time and maintain in full force and effect all such governmental licenses, public concessions, authorizations, consents, permits, exemptions and approvals as may be required in any jurisdiction to enable Lessee to comply with its obligations under this Agreement, and (iii) promptly provide Lessor with evidence of the foregoing reasonably satisfactory in form and substance to Lessor;

8.1.7	neither Lessee, nor anyone claiming through it or under it, shall set up, claim or seek to take advantage of any law now or hereafter in force in any jurisdiction where the Aircraft or any portion thereof may be situated in order to prevent, hinder or delay any effort on the part of Lessor and the Owner or the Loan Trustee to de-register the Aircraft, regain possession of the Aircraft or any portion thereof, or re-export the Aircraft from any jurisdiction in which the Aircraft may be located upon the occurrence of any Lease Event of Default, and Lessee, for itself and all who may at any time claim through or under it, hereby waives, to the fullest extent that it may be lawful so to do, the benefit of all such laws;

8.1.8	Lessee shall provide Lessor, the Owner and the Loan Trustee prompt notice of the commencement of any and all litigation or arbitral proceedings not covered by Insurances (except for deductibles standard in the airline industry) and of all proceedings (whether or not covered by Insurances) in any jurisdiction (i) which might adversely affect the Owner's ownership or other interests in the Aircraft and (ii) which relate to the Aircraft and where the amount involved not covered by Insurances is in excess of $100,000;

8.1.9	Lessee shall take no action to challenge, question or adversely affect the Owner's ownership of the Aircraft and the Liens under the Financing Agreements; and

8.1.10	Lessee agrees that it shall not:

(a)	maintain, use or operate the Aircraft or any Part in violation of any airworthiness certificate, license or registration relating to the Aircraft of or issued by any Government Body or government having jurisdiction over Lessee, Lessor, Owner or the Aircraft;

(b)	maintain, use or operate the Aircraft in violation of any law or any rule, regulation, order or directive of or by any government or Government Body having jurisdiction over Lessee, Lessor, Owner or the Aircraft or any government where the Aircraft is operated, except for minor or nonrecurring violations which are cured promptly that:

(i)	do not involve any material risk of the sale, forfeiture or loss of or damage to the Aircraft or any interest therein;

(ii)	do not involve any material risk of Lessor or any other Indemnified Person being subject to material civil penalties;

(iii)	do not involve any risk of criminal penalties being imposed against or upon Lessor, Lessee or any Indemnified Person;

(iv)	do not subject Lessee, Owner or Lessor to any fine or penalty of enforcement action which would cause a Material Adverse Change in the business or operations of Lessee, Owner or Lessor, the operation of the Aircraft or the rights of Lessor hereunder or of the Owner or any other Secured Party under any other Financing Agreement in the Aircraft; and

(v)	do not involve any material risk to third parties;

(c)	make any alteration in or modification or addition to the Aircraft or any Engine or any Part, remove any Engine from the Aircraft or any Part from the Aircraft or install on or attach to the Aircraft anything not being part of the Aircraft on the Delivery Date of the Aircraft unless expressly permitted to do so in accordance with the terms and conditions of this Agreement and the Head Lease; or

(d)	pledge, or allow to be pledged, the credit of the Owner, the Secured Parties or the Loan Trustee for any maintenance, service, repairs, overhaul of, or modifications to, or alterations or additions to, the Aircraft, any Engine, or any Part;

provided, however, that in any event Lessee will not knowingly operate the Aircraft in violation of any applicable safety or maintenance standard, law, rule, regulation or directive. If any such law, rule, regulation, order or directive requires alteration of the Aircraft, Lessee will immediately notify Lessor and make the Aircraft available to Lessor for Lessor to conform the Aircraft thereto or obtain conformance therewith at no expense to Lessee and Lessor will maintain the Aircraft in proper operating condition under such laws, rules, regulations, orders and directives; provided, further, however, that Lessee may, in good faith, diligently contest the validity or application of any such law, rule, regulation, order or directive in any reasonable manner which does not adversely affect the interest of any of the Owner, the Loan Trustee or the Secured Parties or have any material risk of adversely affecting the Aircraft, the rights of Lessor or the obligations of Lessee under this Agreement, or the rights of the Owner under the Head Lease or the rights of the Loan Trustee under the Security Documents. Upon the commencement of any such contest, Lessee shall promptly deliver to Lessor a certificate signed by a duly authorized official or officer of Lessee stating the facts with respect thereto;

(e)	operate, maintain or repair or permit the operation, maintenance or repair of, the Aircraft for any purpose for which it is not designed, or for any purpose other than the commercial transport of cargo, passengers and/or the repatriation of crew members;

(f)	operate, or permit the operation of, the Aircraft outside the areas permitted by the Insurances required hereby or in any manner which is contrary to the requirements of such Insurances or at any time when any of such Insurances are not in force, in or through any recognized or threatened areas of hostilities unless covered by war risk and allied perils Insurances;

(g)	operate, maintain or repair or permit the operation, maintenance or repair of, the Aircraft in a manner which discriminates against the Aircraft when compared to all other similar aircraft owned, operated or leased by Lessee; or

(h)	cause or permit to be done by, with, to, about or in connection with the Aircraft, any Engine or any Part anything in breach of any Applicable Laws, any requirement of a government agency having jurisdiction, any mandatory requirement of a manufacturer or supplier, any provision of any international convention applicable to Lessee or any provision of any rule or regulation issued under an international convention applicable to Lessee, if the effect of any of the foregoing may be reasonably expected to result in its being requisitioned for title or arrested or otherwise to jeopardize Lessor's interest in and to the Aircraft, the Engines and the Parts (other than by reason of any Permitted Lien).

8.2	Nameplate and Other Markings

Lessee shall maintain and keep at all times, and ensure that the same shall not be painted over, the metal nameplate required under the Head Lease, having dimensions of not less than five inches by four inches, in the cockpit of the Airframe adjacent to the airworthiness certificate therein and in a prominent position on each of the Engines bearing the inscription "THIS [AIRFRAME/ENGINE] IS OWNED BY [PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED]14, LEASED TO LATAM AIRLINES GROUP S.A., AND FURTHER LEASED TO TAM LINHAS AÉREAS S.A. AND SUBJECT TO A MORTGAGE IN FAVOUR OF WILMINGTON TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS LOAN TRUSTEE, AS LOAN TRUSTEE ACTING ON BEHALF OF CERTAIN SECURED PARTIES" or such other inscription as Lessor or Loan Trustee from time to time may reasonably request (such nameplate to be affixed within ten (10) days after the Delivery Date or the date of such request, as the case may be). Except as provided above, Lessee shall not allow the name or other indication of any other Person to be placed on the Airframe or Engines, if such name or other indication could be interpreted as a claim of ownership or other interest therein; provided, that the Aircraft and Engines may be marked with the customary name, colours or insignia of Lessee or any manufacturer(s) of the Airframe, Engines and Parts.

14 Delete as appropriate

9.	INSURANCE UNDERTAKINGS

Lessee shall procure that the Aircraft is insured in accordance with the provisions of Section 10 (Insurance) of the Head Lease as if such provisions were incorporated in full in this Agreement. Upon execution of this Agreement, Lessee shall deliver, or cause to be delivered, to Lessor (with copies to the Owner and the Loan Trustee) a certificate of insurance naming both Lessee, Lessor and Loan Trustee as insured parties under said policies. Lessee will:

9.1.1	comply with the terms and conditions of each policy of the Insurances and Reinsurances and not do, consent or agree to any act or omission which:

(a)	invalidates or may invalidate the Insurances or Reinsurances; or

(b)	renders or may render void or voidable the whole or any part of any of the Insurances or Reinsurances; or

(c)	brings any particular liability within the scope of an exclusion or exception to the Insurances or Reinsurances;

9.1.2	not use, operate, or locate the Aircraft or suffer or permit the Aircraft to be used, operated or located during the Term in any manner which would prejudice the title, rights or interests of the Owner, the Lessor or the Secured Parties in the Insurances, the Reinsurances, the Aircraft, any Engine or any Part or any Manuals and Technical Records;

9.1.3	not take out without the prior written approval of Lessor any insurance or reinsurance in respect of the Aircraft other than those arranged by Lessee pursuant to this Agreement unless relating solely to hull total loss, business interruption, profit commission and deductible risk; and

9.1.4	provide any other insurance and reinsurance related information, or assistance, in respect of the Insurances or Reinsurances as Lessor or Loan Trustee may reasonably require.

10.	INDEMNITY

10.1	General

Lessee agrees to defend, indemnify and hold harmless Lessor on demand from and against any and all Claims (regardless of when the same are made or incurred, but without duplication of any indemnity obligations owed by Lessee to the Owner or any other Indemnified Person to the extent paid by Lessee and received by the Owner or such other Indemnified Person):

10.1.1	which may at any time be suffered or incurred directly or indirectly as a result of or connected with the possession, delivery, performance, management, ownership, registration, control, maintenance, condition, service, repair, overhaul, leasing, use, operation or redelivery of the Aircraft, any Engine or Part (either in the air or on the ground), or the occurrence of any Lease Default, whether or not the Claim may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing or use or otherwise, and regardless of when the same arises or whether it arises out of or is attributable to any act or omission, negligent or otherwise, of Lessor or the Owner; or

10.1.2	which arise out of any act or omission which invalidates or which renders voidable any of the Insurances or Reinsurances; or

10.1.3	which may at any time be suffered or incurred as a consequence of any design, article or material in the Aircraft, any Engine or any Part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right, or a breach of any obligation of confidentiality owed to any person in respect of any of the matters referred to in this Clause 10.1.3; but excluding any Claim in relation to the Owner to the extent that such Claim:

(a)	is covered pursuant to another indemnity provision of this Agreement; or

(b)	arises as a result of the willful misconduct or gross negligence of the Owner as determined by a final decision of a court of competent jurisdiction; or

(c)	arises as a result of a material breach by Lessor of its representations and warranties contained in Clause 2.2 (Lessor's Representations and Warranties) or as a result of the failure by Lessor to perform any of its obligations under the Head Lease (other than as a consequence of a breach by Lessor of its obligations under this Agreement); or

(d)	comprises costs or expenses for which Lessor has expressly agreed to be responsible under any other provision of this Agreement.

10.2	Duration

The indemnities contained in this Agreement shall continue in full force throughout the Term and shall continue in full force and effect after the expiry or termination of the Term solely in relation to matters occurring prior to the expiry or termination of the Term.

11.	EVENT OF LOSS

Lessee shall comply with the provisions of Section 9 (Loss, Destruction, Requisition, Etc.) of the Head Lease, which shall be deemed to be incorporated herein mutatis mutandis as if references to "Lessor" be LATAM Airlines Group S.A., as Lessor under this Agreement and references "Lessee" be TAM Linhas Aereas S.A., as Lessee under this Agreement. The indemnities and agreements provided for in this Clause 11 (Event of Loss) and Section 9 (Loss, Destruction, Requisition, Etc.) of the Head Lease shall survive the expiration or other termination of the Term and shall continue in full force and effect but only in relation to matters occurring prior to the expiry or termination or the Term.

12.	MAINTENANCE CONDITIONS

The Lessor and Lessee each agree to perform or cause to be performed, as applicable, the Maintenance Conditions in respect of the Aircraft.

13.	LEASE EVENT OF DEFAULT

13.1	Rights and Remedies

If a Lease Event of Default occurs and is continuing, Lessor may at its option (and without prejudice to any of its other rights under this Agreement), at any time thereafter:

13.1.1	terminate the Term (but without prejudice to the continuing obligations of Lessee under this Agreement) whereupon all rights of Lessee under this Agreement shall cease; and/or

13.1.2	proceed by appropriate court action or actions to enforce performance of this Agreement, to turn over and seek repossession of the Aircraft, and to recover damages for the breach of this Agreement; and/or

13.1.3	require Lessee to redeliver the Aircraft promptly to Lessor or Loan Trustee (or an agent designated by the Loan Trustee) at the Redelivery Location (under the penalty of characterizing wrongful possession (esbulho possessório) of the Aircraft by the Lessee), in accordance with article 1210 et. Seq. of the Brazilian Civil Code (or any successor or similar statute). Lessee agrees that such characterization will be sufficient for Lessor to obtain a court preliminary injunction for immediate repossession of the Aircraft without Lessee being heard in court, as permitted by article 928 of the Brazilian Code of Civil Procedure; and/or

13.1.4	if Lessee does not redeliver the Aircraft as provided for in Clause 13.1.3 immediately above or pursuant to Clause 4.2 (Return of the Aircraft), take possession of the Aircraft, for which purpose Lessor may, subject to the lex situs, enter any premises belonging to or in the occupation of or under the control of Lessee where the Aircraft may be located, or cause the Aircraft to be redelivered to Lessor or Loan Trustee at the location specified by Lessor or Loan Trustee, as applicable, and Lessor is hereby irrevocably by way of security for Lessee's obligations under this Agreement appointed attorney for Lessee in causing the redelivery or in directing the pilots of Lessee or other pilots to fly the Aircraft to the location specified by Lessor or the Loan Trustee, as applicable, and will have all the powers and authorizations necessary for taking that action;

provided, however, that this Agreement shall automatically be deemed to have been declared in default and all commitments of Lessor under this Agreement shall automatically terminate without any notice if any Lease Event of Default pursuant to subsections (f), (g), (h), (i) or (j) of Schedule 2 hereto occurs.

13.2	Default Indemnity

If a Lease Event of Default occurs, Lessee will indemnify Lessor on demand against any Claims which it may sustain or incur directly or indirectly as a result of such Lease Event of Default, including (but not limited to):

13.2.1	any amount of principal, interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any unpaid amount; and

13.2.2	any Claim sustained or incurred by Lessor owing to Lessee's failure to redeliver the Aircraft on the date, at the place and in the condition required by this Agreement.

13.3	Repossession of Aircraft

If a Lease Event of Default under this Agreement occurs, Lessor may repossess or otherwise deal with the Aircraft as if this Agreement had never been entered into and if such Lease Event of Default is also a "lease event of default" pursuant to which the Owner has declared the Head Lease to be in default in accordance with Section 14 (Remedies) thereof, the Owner or the Loan Trustee may repossess or otherwise deal with the Aircraft at such time and in such manner and on such terms as the Owner or the Loan Trustee considers appropriate, free and clear of any interest of Lessee, as if this Agreement had never been entered into.

13.4	Export

If a Lease Event of Default occurs, Lessee will at the request of Lessor immediately take all steps necessary to (i) export the Aircraft from the country where the Aircraft is for the time being situated, (ii) enable the Aircraft to be redelivered to Lessor (and if such Lease Event of Default is also an Event of Default, to the Owner or the Loan Trustee) in accordance with this Agreement, (iii) enable the Lessor (or the Owner or Loan Trustee if such Lease Event of Default is also an Event of Default) to de-register the Aircraft in Brazil. Lessee hereby irrevocably and by way of security for its obligations under this Agreement appoints (which appointment is coupled with an interest) Lessor as its attorney to execute and deliver any documentation and to do any act or thing required in connection with the foregoing.

13.5	Unilateral Termination

13.5.1	Without prejudice to the Lessor's other remedies under this Agreement, the Lessee agrees that the occurrence of a Lease Event of Default shall entitle the Lessor to automatically and unilaterally terminate this Agreement (de pleno direito) without requirement of any notice or judicial interpellation (interpelação) for all legal purposes. The intent of the parties is that this Clause 13.5 (Unilateral Termination) constitutes and shall be interpreted as an express resolutory condition (condição resolutória expressa) as that term is known in Brazil.

13.5.2	Lessee acknowledges and agrees that (a) the punctual receipt of Rents and other amounts from Lessee under this Agreement is of vital importance to Lessor’s existence and indispensable for its financial and economic healthiness; and (b) the occurrence of a Lease Event of Default will adversely affect Lessor’s ability to honour its own obligations owed to third parties and, accordingly, Lessee understands and expressly agrees that, upon the occurrence of a Lease Event of Default, the Aircraft shall be immediately returned to the Lessor under the terms of this Clause 13 (Lease Event of Default) (even taking into consideration that the Aircraft is operated in regular transportation, that is, pre-scheduled flights) so that the Lessor may re-lease the Aircraft and mitigate Lessor’s losses and damages. For the sake of clarity, the will of the parties is to make clear that on the specific case of this Agreement and the respective negotiations between the Lessor and the Lessee, the Rent has been mutually calculated under the assumption that the Aircraft will be immediately returned to the Lessor upon the occurrence of a Lease Event of Default. Therefore, Lessor and Lessee expressly agree that upon the occurrence of a Lease Event of Default the Aircraft shall be returned to the Lessor despite the fact that the Aircraft is used in Lessee’s commercial activity.

14.	ABSOLUTE OBLIGATIONS

14.1.1	This Agreement is a net lease, and, except as may otherwise be expressly provided herein or in the Financing Agreements, it is intended that Lessee shall pay or cause to be paid all costs, charges, fees, assessments, expenses, withholdings and taxes of every character whether foreseen or unforeseen, ordinary or extraordinary, incurred in connection with or arising out of the use, operation, maintenance, repair, modification, alteration, replacement and leasing of the Aircraft (and Lessee does hereby waive any defense based on Section 129,I of the Brazilian Aeronautical Code), including, without limitation, the costs, expenses and taxes and similar levies set forth in this Agreement. Lessee's obligation to pay all Rent and to perform all other obligations hereunder is absolute and unconditional and shall not be affected or reduced by any circumstances or for any reason whatsoever, including, without limitation, (i) any setoff, counterclaim, recoupment, defense, or other right which Lessee may have against Lessor, Owner, the Secured Parties, the Manufacturer, the Engine Manufacturer or any Person providing services with respect to the Aircraft, or any other Person, for any reason whatsoever (whether in connection with the transactions contemplated hereby or otherwise), including, without limitation, any breach by Lessor or any other Person of its warranties contained herein or in the Financing Agreements; (ii) any defect in the title, airworthiness, eligibility of registration under the Act or any other Applicable Law, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft (subject to the provisions of Clause 11 (Event of Loss) hereof), any interruption or cessation in the use of or possession thereof by or availability to Lessee for any reason whatsoever, whether arising out of or related to an act or omission of Lessor, the Manufacturer, the Engine Manufacturer or any other Person; (iii) any Lien with respect to the Aircraft; (iv) the invalidity or unenforceability or lack of due authorization or other infirmity of this Agreement or any absence of right, power or authority of any Person to enter into any Financing Agreement; (v) any Taxes; (vi) any change, waiver, extension, indulgence or liability or other act or omission in respect of any liability or obligation of Lessor, Owner, any Secured Party or the Loan Trustee; (vii) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lessee, Lessor, Owner or the Loan Trustee or any disaffirmance, rejection or other action taken with respect to this Agreement or any Financing Agreement or any other Person, or by any court, in any such proceeding; or (viii) any other circumstances or happening of any nature whatsoever, whether or not similar to any of the foregoing; it being the express intention of Lessor and Lessee that all Rent payable hereunder shall be payable in all events, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Agreement or the Financing Agreements.

14.1.2	This Agreement shall not, except as expressly set forth herein, be cancellable by Lessee and, except as expressly set forth elsewhere in this Agreement, Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, abate, cancel, quit, reduce, defer, suspend or surrender this Agreement or the Aircraft or any obligation imposed upon Lessee hereunder or under the Financing Agreements (including, without limitation, payment of Rent), except in accordance with the terms hereof and thereof.

14.1.3	If for any reason whatsoever this Agreement shall be terminated in whole or in part by operation of Applicable Laws, except as specifically provided herein, Lessee, if and to the extent that Lessee retains the use and possession of the Aircraft, nonetheless agrees to pay to Lessor an amount equal to each Rent payment at the time such payments would have become due and payable in accordance with the terms hereof and the Financing Agreements had this Agreement not been terminated in whole or in part and so long as such payments are made and all other terms and conditions hereof are complied with by Lessee, Lessor and Lessee will deem this Agreement to remain in full force and effect.

14.1.4	Nothing contained in this Agreement shall be construed as a waiver of Lessee's right to seek any claim against Lessor or any other Person arising out of the transactions contemplated by the Financing Agreement in a separate proceeding.

15.	MISCELLANEOUS

15.1	Waivers, Remedies Cumulative

The rights of Lessee and Lessor under this Agreement may be exercised as often as necessary, are cumulative and not exclusive of their rights under any Applicable Law; and may be waived only in writing and specifically. Delay by Lessee or Lessor in exercising, or not exercising, any such right will not constitute a waiver of that right.

15.2	Severability

If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

15.2.1	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

15.2.2	the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

15.3	Remedy

If Lessee fails to comply with any provision of this Agreement, Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat such non-compliance as a Lease Default until such time, if any, as such Lease Default is cured, effect compliance on behalf of Lessee.

15.4	Time of Essence

The time stipulated in this Agreement for all payments payable by either party hereunder and the prompt, punctual performance of each party's other obligations under this Agreement are of the essence of this Agreement.

15.5	Notices

All notices, consents and other communications provided for herein or under or in connection with (including any modifications of, or waivers or consents under, this Agreement) this Agreement shall be in writing, in English, and shall be given or made by fax or in writing, and faxed, mailed or delivered to Lessor, Owner or the Loan Trustee, as applicable, and shall be given in accordance with Section 17 (Notices) of the Participation Agreement; or, as to any party, at such other address as shall be designated by such party in a notice to each other party hereto. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by fax (provided such transmission by fax is in legible form and is accompanied by or generates a simultaneous confirmation of transmission), personally delivered, or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. All notices, consents and other communications hereunder to be given to Lessor, Lessee, Owner or Loan Trustee, as applicable, shall be given to it at its address and contact numbers as follows:

Lessor:

LATAM Airlines Group S.A.

Edificio Huidobro

Avda. Presidente Riesco 5711

Piso 20

Las Condes, Santiago

Chile

Attention:	General Counsel/Corporate Finance Director
Telephone:	+ 56 2 565 3952
Fax:	+ 56 2 565 8764

With a copy by e-mail to:

GrupoTesoreriaPagosChile_2@lanchile.com

(it being agreed that such electronic notification shall not constitute notice under this Clause 15.5 (Notices))

Lessee:

TAM Linhas Aéreas S.A.

Avenida Jurandir, 856

Lote 4, 2º Andar

Jardim Ceci

CEP 04072-000

São Paulo, SP

Brasil

Attention:	Felipe Campos, Director of International Contracts
Telephone:	+55 11 5582-8359
Fax:	+55 11 5581 9167

Owner:

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing

Limited/Canastero Leasing Limited]15

c/o MaplesFS Limited

PO Box 1093

Queensgate House

George Town

Grand Cayman

15 Delete as appropriate

KY1-1102

Cayman Islands

Attention: Wanda Ebanks

Facsimile: +1 345 949 8080

With a copy to the Loan Trustee

Loan Trustee:

Wilmington Trust Company

1100 North Market Street

Wilmington

DE 19890-1605

Telephone: +1 302 636 6000

Fax: +1 302 636 4140

Attention: Corporate Trust Administration

(it being agreed that electronic notification shall not constitute notice under this Clause 15.5 (Notices)).

15.6	Governing Law and Jurisdiction

15.6.1	THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES.

15.6.2	Any suit, action or proceeding against any of the parties hereto with respect to this Agreement or any judgment entered by any court in respect thereof may be brought in the Tribunales de Primera Instancia dependientes de la Corte de Apelaciones de Santiago, the courts of the state of São Paulo, Brazil or in the Supreme Court of the State of New York, County of New York or in the United States of America District Court for the Southern District of New York as either party hereto in its sole discretion may elect, and each party hereto hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each of Lessee and Lessor hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the aforesaid courts in New York, Chile and Brazil may be made upon its Process Agent, and Lessee and Lessor hereby irrevocably appoints its respective Process Agent as its true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of its Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or of any judgment based thereon. Each of Lessee and Lessor hereby agrees to pay to its respective Process Agent such compensation as shall be agreed upon from time to time by it and its respective Process Agent for the Process Agent's services hereunder. Each of Lessee and Lessor hereby agrees that its respective submission to jurisdiction and its designation of its respective Process Agent is made for the express benefit of the Secured Parties, Owner and the Loan Trustee and their respective successors, subrogees, and assigns. Each of Lessee and Lessor hereby agrees that it will at all times continuously maintain a process agent to receive service of process in the City, County and State of New York, Chile and in Brazil on behalf of itself and its properties with respect to this Agreement, and in the event that, for any reason, the process agent named pursuant to this Clause 15.6.2 shall no longer serve as process agent to receive service of process on Lessee's or Lessor's behalf, as the case may be, Lessee or Lessor shall promptly appoint a successor Process Agent. Each party hereby irrevocably further consents to the service of process in any suit, action or proceeding in the aforesaid courts in New York by the mailing thereof by either party hereto by registered or certified mail, postage prepaid, or, if in the courts of Chile by service in the manner acceptable under the Law of Chile, or, if in the courts of Brazil, by service in the manner acceptable under the laws of Brazil, to Lessor and to Lessee at the applicable address specified in Clause 15.5 (Notices) above. Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any of the aforesaid courts in New York, Brazil or Chile and hereby further irrevocably waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

15.6.3	Lessee and Lessor each:

(a)	waives to the fullest extent permitted by Applicable Laws any objection which Lessee or Lessor (as the case may be) may now or hereafter have to the courts referred to in this Clause on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement;

(b)	waives to the fullest extent permitted by Applicable Laws any objection which Lessee or Lessor (as the case may be) may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the courts referred to in this Clause; and

(c)	agrees that a judgment or order of any court referred to in this Clause in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

15.6.4	Nothing in this Clause 15.6 (Governing Law and Jurisdiction) limits the right of either party to bring proceedings against the other in connection with this Agreement in any other court of competent jurisdiction where the Aircraft is physically present. The Lessee expressly recognizes and consents that in any action or proceeding brought against the Lessee in the courts of Brazil, the Lessor, Owner and Loan Trustee shall each be entitled to any rights and remedies provided by the laws of Brazil, and the Lessee hereby irrevocably waives each of the following rights: (i) to request the Lessor, the Owner and/or the Loan Trustee to post a judicial bond, and (ii) to introduce without cause a recusation of the court or of any judge of the court where such action or proceeding was brought.

15.6.5	Each party irrevocably and unconditionally:

(a)	agrees that if the other party brings legal proceedings against it or its assets in relation to this Agreement no immunity from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

(b)	waives any such right of immunity which it or its assets now has or may in the future acquire; and

(c)	consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order of judgment which may be made or given in such proceedings.

15.7	Sole and Entire Agreement

This Agreement is the sole and entire agreement between Lessee and Lessor in relation to the lease of the Aircraft, and supersedes all previous agreements in relation to such lease. Any amendments to this Agreement must be made in writing and signed on behalf of the Lessor and the Lessee and, with respect to Sections 4.1.3, 4.1.4, 4.1.9, 4.1.10, 4.4, 4.5.5, 13.3, 18 and 19, or any other term hereof that is expressly stated to be for the benefit of the Loan Trustee, the Loan Trustee.

15.8	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.9	Law No. 11.101 (as amended by Law No. 11.196)

The Lessee and the Lessor acknowledge and agree that (i) Lessor may exercise any and all remedies under this Agreement at any time, including, without limitation, repossession rights, regardless of any request by Lessee for judicial or out-of-court reorganization and/or the approval by Brazilian courts of any reorganization plan and/or the declaration of Lessee's bankruptcy pursuant to Article 199, First and Second Paragraphs of Law No. 11.101 of February 9, 2005, as amended; and (ii) any and all credits or amounts payable by Lessee under this Agreement shall not be subject to or impacted by any reorganization applied for by Lessee pursuant to Articles 199, Second Paragraph, and 49, Third Paragraph of Law No. 11.101 of February 9, 2005, as amended.

15.10	Third Party Beneficiary

The Lessee and the Lessor acknowledge and agree that the Loan Trustee shall be an express third party beneficiary of the provisions of this Agreement expressed to be for its benefit.

16.	DISCLAIMERS AND WAIVERS

LESSOR AND LESSEE AGREE THAT THE DISCLAIMERS, WAIVERS AND CONFIRMATIONS SET FORTH IN CLAUSES 16.1 (EXCLUSION) TO 16.3 (CONFIRMATION) BELOW SHALL APPLY AT ALL TIMES DURING THE TERM WITH EFFECT FROM LESSEE'S ACCEPTANCE OF THE AIRCRAFT PURSUANT TO ITS EXECUTION OF AN AIRCRAFT ACCEPTANCE CERTIFICATE IN ACCORDANCE WITH CLAUSE 4.1.2 (ACCEPTANCE), WHICH SHALL BE CONCLUSIVE EVIDENCE THAT LESSEE HAS FULLY INSPECTED THE AIRCRAFT AND EVERY PART THEREOF AND THAT THE AIRCRAFT, THE ENGINES, THE PARTS AND THE MANUALS AND TECHNICAL RECORDS ARE TECHNICALLY ACCEPTABLE TO LESSEE AND ARE IN SUITABLE CONDITION FOR DELIVERY TO AND ACCEPTANCE BY LESSEE.

16.1	Exclusion

THE AIRCRAFT IS TO BE LEASED AND DELIVERED HEREUNDER "AS IS, WHERE IS", AND LESSEE AGREES AND ACKNOWLEDGES THAT, SAVE AS EXPRESSLY STATED IN THIS AGREEMENT:

16.1.1	NEITHER LESSOR NOR ANY INDEMNIFIED PERSON WILL HAVE ANY LIABILITY IN RELATION TO, AND LESSOR HAS NOT AND WILL NOT BE DEEMED TO HAVE MADE OR GIVEN (WHETHER BY VIRTUE OF HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE), ANY CONDITIONS, WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO, THE AIRCRAFT OR ANY ENGINE OR PART, INCLUDING (BUT NOT LIMITED TO) THE DESCRIPTION, AIRWORTHINESS, COMPLIANCE WITH SPECIFICATIONS, OPERATION, MERCHANTABILITY, FREEDOM FROM INFRINGEMENT OF PATENT OR OTHER PROPRIETARY RIGHTS, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, VALUE, DURABILITY, CONDITION, OR DESIGN, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER MATTER WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE) WITH RESPECT TO THE AIRCRAFT, ANY ENGINE OR ANY PART; AND

16.1.2	NEITHER LESSOR NOR ANY INDEMNIFIED PERSON SHALL HAVE ANY OBLIGATION OR LIABILITY WHATSOEVER TO LESSEE (WHETHER ARISING IN CONTRACT OR IN TORT, AND WHETHER ARISING BY REFERENCE TO NEGLIGENCE OR STRICT LIABILITY OF LESSOR OR OTHERWISE) FOR:

(a)	ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH;

(b)	THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO;

(c)	ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR ANY OTHER DIRECT, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE; OR

(d)	THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT, ANY ENGINE OR ANY PART.

16.2	Waiver

LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND LESSOR, ALL ITS RIGHTS IN RESPECT OF ANY CONDITION, WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR AND ALL CLAIMS AGAINST LESSOR HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF ANY OF THE MATTERS REFERRED TO IN CLAUSE 16.1 (EXCLUSION) (BUT WITHOUT PREJUDICE TO LESSEE'S RIGHTS IN RESPECT OF ANY EXPRESS COVENANT OR REPRESENTATION BY LESSOR IN THIS AGREEMENT).

16.3	Confirmation

LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF THIS CLAUSE 16 (DISCLAIMERS AND WAIVERS) AND ACKNOWLEDGES THAT THE RENT AND OTHER AMOUNTS HAVE BEEN CALCULATED BASED ON ITS PROVISIONS.

17.	BROKERS AND OTHER THIRD PARTIES

17.1	No Brokers

Each of the parties hereby represents and warrants to the other that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement, to any Person.

17.2	Indemnity

Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon this Agreement or the Aircraft, if such claim, suit, damage, cost or expense arises out of any breach by the indemnifying party, its employees or agents of Clause 17.1 (No Brokers).

18.	SUBORDINATION

LESSEE HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE RIGHTS OF LESSEE UNDER THIS AGREEMENT AND TO THE USE OF THE AIRCRAFT AS PROVIDED FOR HEREUNDER ARE SUBJECT AND SUBORDINATE IN ALL RESPECTS TO THE HEAD LEASE AND THE SECURITY DOCUMENTS AND THE RIGHTS AND INTERESTS OF THE OWNER AND THE SECURED PARTIES IN, TO AND UNDER THE HEAD LEASE, THE SECURITY DOCUMENTS AND THE OTHER FINANCING AGREEMENTS AND THAT LESSEE WILL NOT INTERFERE WITH ANY RIGHTS TO REPOSSESSION UNDER THE HEAD LEASE.

It is acknowledged and agreed between the Lessor and the Lessee that so long as any Event of Default under the Head Lease has occurred and is continuing, all rights of the Lessor hereunder shall be exercisable by the Loan Trustee to the exclusion of the Lessor, and all protections granted to the Lessor hereunder relating to the exercise of such rights shall be available and applicable to the Loan Trustee in exercising such rights in the place of the Lessor.

19.	FURTHER ASSURANCES

Lessor and Lessee will, at the cost and expense of Lessor and Lessee, promptly execute and deliver all further instruments and documents and take all further action that may be necessary in order to give effect to the provisions of this Agreement, the Head Lease and the other Financing Agreements.

20.	POSSESSION

20.1.1	Except in the terms permitted by the Head Lease other than Section 7(e)(v) of the Head Lease, which shall not apply to the Lessee hereunder, the Lessee shall not, without the prior written consent of Lessor, Owner and the Loan Trustee, sublease (whether directly, under a Dry Lease, Wet Lease or Charter) or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or any Part to any Person or firm or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe (it being agreed, for the avoidance of doubt, that charter operations of the Aircraft that are not for the provision of a charter by another air carrier shall not be restricted by the terms of this Clause 20 (Possession)), provided, that the rights of any transferee who receives possession by reason of a transfer permitted by this Clause 20 (Possession) (other than the transfer of an Engine which is deemed an Event of Loss) SHALL BE SUBJECT AND SUBORDINATE TO, AND ANY TRANSFER PERMITTED BY THIS CLAUSE 20 (POSSESSION) SHALL BE MADE EXPRESSLY SUBJECT AND SUBORDINATE TO, ALL THE TERMS OF THIS AGREEMENT, THE HEAD LEASE AND THE SECURITY DOCUMENTS, including, without limitation, Lessor's and Owner's respective rights to repossession pursuant to Clause 13.1 (Rights and Remedies) hereof (in relation to Lessor) and Section 14 (Remedies) of the Head Lease (in relation to Owner) and to terminate and avoid such sublease upon such repossession and to require such sublessee to forthwith deliver the Airframe and/or any Engine subject to such sublease upon repossession, and Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Agreement to the same extent as if such sublease or transfer had not occurred and that any such sublease shall include appropriate provisions for the maintenance and insurance of the Aircraft subleased thereby at least as beneficial to Lessor as the provisions hereof, and such sublease shall contain provisions comparable to those set forth in Section 9 (Loss, Destruction, Requisition, Etc.) and Section 10 (Insurance) of the Head Lease and Lessor shall be provided with certificates by each sublessee and confirmations in accordance with Section 10(e) (Certificates) of the Head Lease. Lessee shall take appropriate measures to ensure that each transferee or sublessee under any of the foregoing provisions is aware of, and does not cause any breach of, any obligation of Lessee hereunder.

20.1.2	No pooling agreement, sublease or other relinquishment of possession of any Airframe or any Engine or any Part shall affect in any way the registration of the Aircraft, discharge or diminish any of Lessee's obligations hereunder or under any of the other Financing Agreements or constitute a waiver of Lessor's rights or remedies or those in favour of the Owner and the Secured Parties hereunder or under any of the other Financing Agreements;

20.1.3	Lessor agrees, for the benefit of Lessee and for the benefit of any mortgagee or other holder of a security interest in any engine (other than an Engine) owned by Lessee, any lessor of any engine (other than an Engine) leased to Lessee and any conditional vendor of any engine (other than an Engine) purchased by Lessee subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine so owned, leased or purchased and that neither Lessor, nor Owner, nor their respective successors or assigns will acquire or claim, as against Lessee or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe; provided, however, that such agreement of Lessor shall not be for the benefit of any lessor of or secured party in respect of any airframe (other than the Airframe) leased to Lessee or purchased by Lessee subject to a conditional sale or other security agreement or for the benefit of any mortgagee of or any other holder of a security interest in an airframe owned by Lessee, unless such lessor, conditional vendor, other secured party or mortgagee has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against Lessor or Owner, any right, title or interest in an Engine as a result of such Engine being installed on such airframe.

20.1.4	Lessee acknowledges that throughout the Term it will exercise solely the direct possession (“posse direta” or “posse precária” as the term is known under Brazilian law) of the Aircraft, and that Owner shall keep the ownership and indirect possession (“posse indireta”) thereof.

21.	OBLIGATIONS TO BE PERFORMED IN BRAZIL AND UNDER THE CAPE TOWN CONVENTION

21.1	Certain Obligations

For the purposes of Section 585, §2nd of the Brazilian Code of Civil Procedure, Lessor and Lessee recognize that this Agreement was legally and validly executed and delivered pursuant to its governing law and that certain obligations set forth in this Agreement are to be performed in or from Brazil. Lessor and Lessee further recognize and accept that this Agreement is subject to Cape Town Convention.

21.2	Cape Town Convention

21.2.1	As an essential condition for entering into this Agreement, Lessor and Lessee agree that this Agreement shall be interpreted, construed and executed under and in accordance with the terms of the Cape Town Convention. Lessee agrees to comply in full with Cape Town Convention.

21.2.2	At Lessee's cost, the Lessee shall do and join with Lessor in doing all such acts as may be necessary to perfect recognition of Owner’s title and interest in, and the interest of Lessor and the Secured Parties in, the Aircraft in accordance with the Cape Town Convention. The Lessee hereby irrevocably consents to Lessor’s registering the international interest constituted by this Agreement, the Head Lease as well as any Security Document in the Airframe and each Engine, if applicable, under the Cape Town Convention, in the order of priority as set forth in the Participation Agreement. Lessee hereby agrees to (i) register as a "transacting user entity" with the International Registry and (ii) to execute, deliver and file the IDERA with the appropriate Government Body in the Lease Jurisdiction. Lessee shall apply for such authorizing entry point access code not later than five Business Days prior to the scheduled Delivery Date.

21.2.3	The parties hereto agree that the International Interests in respect of the Airframe and each Engine shall be filed with the International Registry in accordance with Section 3.01(u)(i) of the Participation Agreement.

[Signatures on following page.]

[SIGNATURE PAGE TO THE AIRCRAFT LEASE AGREEMENT BETWEEN LATAM AIRLINES GROUP S.A. AND TAM LINHAS AÉREAS S.A. DATED [•] IN RESPECT OF AIRCRAFT MSN [•]]

IN WITNESS whereof the parties hereto have executed this Agreement on the date shown at the beginning of this Agreement.

Lessor

LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

[SIGNATURE PAGE TO THE AIRCRAFT LEASE AGREEMENT BETWEEN LATAM AIRLINES GROUP S.A. AND TAM LINHAS AÉREAS S.A. DATED [•] IN RESPECT OF AIRCRAFT MSN [•]]

Lessee

TAM LINHAS AÉREAS S.A.

By:
Name:
Title:

By:
Name:
Title:

Witnesses:

Name:
ID:

Name:
ID:

SCHEDULE 1

CONDITIONS PRECEDENT

The effectiveness of, and the obligations contemplated to be performed under, this Agreement are subject to the condition that on or prior to the Delivery Date:

(a)	Lessee shall deliver to Lessor, the Owner and the Loan Trustee in a form and content reasonably acceptable to Lessor:

(i)	a certificate which has been signed by a duly authorized officer of Lessee, (A) confirming (1) that the representations and warranties made by the Lessee in this Agreement are true and correct, (2) that no Default shall have occurred and be continuing in relation to this Agreement, and (3) that no action or proceeding or governmental action has been instituted or threatened, or any order, judgment or decree issued, to set aside, restrain, enjoin or prevent the completion and consummation of the transactions contemplated by this Agreement or any other agreements or documents relating thereto; and (B) attaching thereto and certifying as true and correct (1) a copy of the constitutive documents and the Bylaws (including, among others, the "estatuto social consolidado"), and the minutes of the board of directors' of Lessee approving this transaction, (2) a copy of the power of attorney of Lessee's specific officers, duly authorized to execute, deliver and perform, on behalf of Lessee, this Agreement and such other agreements and documents relating thereto, and (3) a list of the names and titles, and specimen of the signatures, of the person(s) authorized on behalf of Lessee to sign, make, perform and execute this Agreement and such other agreements and documents relating thereto;

(ii)	the Aircraft Acceptance Certificate in the form of Exhibit B to this Agreement; and

(iii)	a Deregistration Power of Attorney in favour of the Loan Trustee in the form of Exhibit C to this Agreement;

(b)	Lessor shall have received all sums currently due to Lessor by Lessee under this Agreement or otherwise, if any; and

(c)	Lessor shall deliver or cause to be delivered to the Owner and the Loan Trustee:

(i)	(1) a written opinion of counsel in Chile, (2) a written opinion of counsel in New York and (3) a written opinion of counsel in the Lease Jurisdiction, in each case in form and substance satisfactory to the Loan Trustee and including, without limitation, confirmation that:

(A)	all steps necessary to protect the rights, title and interests of Lessor, the Owner and the Secured Parties under the Financing Agreements have been taken or will be taken, including, without limitation, the filing and recording of the Lease and such other documents (including, without limitation, the other Security Documents) as may be reasonably required in order to perfect all of the Liens of the Security Documents in Chile, the United States and the Lease Jurisdiction and where the Aircraft will be based, and

(B)	no bankruptcy, insolvency, moratorium, suspension of payments, reorganization, or other like proceeding, initiated by or affecting Lessor or Lessee will affect the rights of Lessor, the Owner, or any Person claiming through Lessor or the Owner to repossess the Aircraft as a result thereof, upon termination of this Agreement (as a result of any Event of Default or otherwise) or the Head Lease.

(ii)	an executed counterpart of this Agreement;

(iii)	Letters of appointment by Lessor and Lessee of their respective Process Agents and the respective Process Agents' signed acceptance of such appointment;

(iv)	evidence of the issue of each approval, license and consent which may be required in relation to, or in connection with the performance by Lessee of any of its obligations under this Agreement;

(v)	evidence that on the Delivery Date all filings, registrations, recordings and other actions have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of this Agreement and that all steps necessary in (i) the jurisdiction where the Owner is located, (ii) if different, the jurisdiction where the Aircraft is located, (iii) if different, the jurisdiction where Lessor is located and (iv) if different, the jurisdiction where Lessee is located, to protect the rights, title and interests of the Owner and the Secured Parties under the Financing Agreements, have been taken or will be taken, including, without limitation, the filing and recording of this Agreement and such other documents (including, without limitation, the other Security Documents) as may be required in order to perfect all of the Liens of the Security Documents in each such jurisdiction;

(vi)	original or copies of certificates of insurance and reinsurance and brokers' undertakings relating to the Insurances effected by Lessee in compliance with the provisions of Section 10 (Insurance) of the Head Lease and this Agreement, reflecting that the Insurances required to be maintained will be in full force and effect during the Term;

(vii)	Owner shall have provided to Lessor an Owner's Consent Letter in the form of Exhibit A hereto;

(viii)	evidence that all Pre-Delivery Authorization and Filings have been taken;

(ix)	an executed original of the Subordination Agreement;

(x)	an executed duplicate original of the IDERAs; and

(xi)	priority search certificates identifying the registrations made with the International Registry with respect to the Airframe and Engines provided in Clause 21.2 (Cape Town Convention) hereof, in the priority set forth therein and confirming that no other undischarged registrations have been made with respect to the Airframe or Engines.

SCHEDULE 2

LEASE EVENTS OF DEFAULT

The following events shall constitute "Lease Events of Default" hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body in the Lease Jurisdiction, the United States of America, Chile or any other jurisdiction, or the administration or interpretation thereof) and each such Lease Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

(a)	Payment: a payment of Rent shall not be made when due in a manner required by this Agreement and such failure to pay shall continue for a period of three (3) Business Days after the due date thereof; or any other payment by the Lessee under the terms of this Agreement shall not be made when due and such failure to pay shall continue for a period of five (5) Business Days after notice of such failure to Lessee; and/or

(b)	Insurance: Lessee fails to comply with any provision of Clause 9 (Insurance Undertakings) of this Agreement, or any Insurances required to be maintained under this Agreement is cancelled or terminated for any reason whatsoever, or a notice of cancellation is given in respect of any such Insurances; and/or

(c)	Other Failure to Perform: Lessee shall have failed to perform or observe, in any material respect (or, in the case of any covenant or agreement already subject to a materiality qualifier, in all respects), any other material covenant or agreement (i.e., other than those covered by the preceding Clauses (a) or (b) of this Schedule 2) to be performed or observed by it hereunder or under any other Financing Agreement to which it is a party, and such failure materially adversely affects the rights and interests of Lessor or Owner and is unremediable, or if remediable and Lessee is diligently proceeding to remedy such failure, shall continue unremedied for a period of thirty (30) days after notice thereof has been given by Lessor, Owner or the Loan Trustee to Lessee; and/or

(d)	Representations and Warranties: Any material representation or warranty of Lessee or in any document or certificate furnished by Lessee in connection therewith or pursuant thereto shall be untrue, inaccurate or misleading in any material respect (or, in the case of any representation or warranty already subject to a materiality qualifier, in all respects) and such misrepresentation or breach of warranty materially adversely affects rights and interests of Lessor, Owner or the Secured Parties and, if remediable and Lessee, is diligently proceeding to remedy such misrepresentation or breach (and so long as there is no material risk of the sale, forfeiture or loss of the Aircraft or any interest therein), shall continue unremedied for a period of thirty (30) days after notice thereof has been given by Lessor to Lessee; and/or

(e)	Governmental Approvals: Any license, consent, approval or authorization of, or any filing or registration with, any governmental authority or agency necessary for the performance by Lessee of its obligations under this Agreement or any other Financing Agreement or in connection herewith or therewith shall be revoked, not applied for or not issued or shall cease to remain in full force or shall be modified, in each such case in a manner which would materially adversely affect the rights and remedies of Lessor hereunder or of Owner under the Head Lease or of the Loan Trustee under the Loan Documents and the situation remains unremedied for thirty (30) days; provided, however, that there shall be no such remedial period of thirty (30) days with respect to the air carrier license under Chile or the Lease Jurisdiction of Lessor or Lessee, respectively; and/or

(f)	Voluntary Appointment of Receiver; Inability to Pay Debts; Payment Moratorium; Assignment: Lessee shall apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee, conciliator, intervenor, visitor, syndic, custodian or liquidator of itself or of a substantial part of its property, or Lessee shall admit in writing submitted in connection with judicial or other similar procedures its inability to pay its debts generally as they come due, shall announce a moratorium on payment of its debts or any class of its debts, or shall make a general assignment for the benefit of creditors or any creditor exercises a contractual right to assume the operations or financial management of Lessee; and/or

(g)	Voluntary Insolvency Proceeding: Lessee shall file a voluntary petition or commence a case in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy or insolvency or similar laws as now or hereafter in effect (including in connection with "falência", “recuperação extrajudicial” or "recuperação judicial" under Brazilian law) or an answer admitting the material allegations of a petition filed against Lessee in any such proceedings, or Lessee shall by voluntary petition, answer or consent to or seek relief under the provisions of any other now existing or future bankruptcy, insolvency, concurso mercantil, reorganization or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; and/or

(h)	Involuntary Appointment of Receiver: an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Lessee, a conciliator, intervenor, visitor, syndic, receiver, trustee, custodian or liquidator of Lessee or of any substantial part of its property, or sequestering any substantial part of the property of Lessee, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of sixty (60) days (or remain unappealed and not fully secured by judicial deposits made into the competent court for a period of sixty (60) days or such applicable shorter period for appeal as provided for under Brazilian law in the case of a proceeding in the Lease Jurisdiction) after the date of entry thereof; provided, that Lessee shall promptly provide Lessor and Owner with reasonable evidence to show that such order, judgment or decree was made without any merit and Lessee is diligently contesting and taking all actions required to dismiss, stay or vacate such order, judgment or decree; and/or

(i)	Involuntary Insolvency Proceeding: a petition against Lessee in a proceeding under any bankruptcy laws or other insolvency or similar laws (including in connection with "falência", “recuperação extrajudicial” or "recuperação judicial" under Brazilian law) as now or hereafter in effect shall be filed and shall not be withdrawn or dismissed or fully secured by cash deposits made into the competent court within sixty (60) days thereafter or such shorter period as provided for under Brazilian law in case of proceedings taking place in Brazil (provided that Lessee shall promptly provide Owner with reasonable evidence to show that such petition was made without any merit and Lessee is diligently contesting and taking all actions required to dismiss such petition), or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property or the Aircraft and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of sixty (60) days or such shorter period as provided for under Brazilian law in case of proceedings taking place in Brazil (provided that Lessee shall promptly provide Owner and the Loan Trustee with reasonable evidence to show that such assumption was made without any merit and Lessee is diligently contesting and taking all actions required to relinquish, stay or terminate such jurisdiction, custody or control); and/or

(j)	Other Insolvency Matters: any additional procedure similar to those referred to in subparagraphs (f), (g), (h) and (i) above for the relief of financially distressed debtors under the laws of the Lease Jurisdiction or any other jurisdiction is entered into by Lessee, voluntarily or involuntarily, and is not withdrawn or dismissed within sixty (60) days thereafter or such shorter period as provided for under Brazilian law in case of proceedings taking place in Brazil; and/or

(k)	Change of Business; Asset Transfer: Lessee shall (i) cease, or announce its intention to cease, to conduct its business as a passenger and/or cargo airline, (ii) assign, lease transfer or otherwise dispose of all or any material part of the asset or property (whether by a single transaction or a number of related or unrelated transactions and whether at the same time or over a period of time) comprising Lessee's aircraft or aircraft related business, or (iii) cease to hold, whether by virtue of the revocation, suspension or non- renewal thereof or otherwise, its air transport business license or any air transport license or its equivalent required to enable Lessee to carry out its principal business or the franchises, concessions, permits, rights or privileges required for the conduct of the business or operations of Lessee shall be revoked, cancelled or otherwise terminated or the free and continued use and exercise thereof curtailed or prevented, and as a result thereof the preponderant business activity of Lessee shall cease to be that of a commercial airline; and/or

(l)	Change in Law: there shall be any change (or such change shall be enacted or made by notice or otherwise and shall be scheduled to become thereafter effective) in the laws, regulations or treaties of Chile, the United States or the Lease Jurisdiction, or any governmental or political agency, subdivision or instrumentality thereof which materially adversely affects the validity, legality or perfection or priority of Lessor's rights and interest under the Head Lease, Owner's title, rights and interest to and in the Aircraft, or the Secured Parties' rights in the Aircraft under any Security Document, or which materially adversely affects Lessor's interests under this Agreement or materially adversely affects Lessee's ability to meet its obligations under this Agreement; and/or

(m)	Judgments: a final judgment, or in the aggregate, judgments, for the payment of money in excess of US$5,000,000 (or the equivalent thereof in any currency), in the case of Lessee, shall be rendered against Lessee and the same shall remain undischarged for a period of thirty (30) calendar days during which neither execution of such judgment shall be effectively stayed nor adequate bonding fully covering such judgment shall exist; and/or

(n)	Condemnation: any governmental authority shall have condemned, seized or appropriated all or substantially all of the property of Lessee; and/or

(o)	Repudiation of Financing Agreements: Lessee shall do or cause to be done any act or thing evidencing or establishing its intention to repudiate this Agreement or any other Financing Agreement to which it is a party; and/or

(p)	Leasing Affiliate: Lessee shall cease at any time to be a Leasing Affiliate; and/or

(q)	Cross Default: Any Event of Default under the Head Lease or any Event of Default under any other Financing Agreement occurs. In this respect, Lessor and Lessee expressly agree that cross default provisions are essential for the structuring and entering into this agreement from an economic-financing and legal standpoint.

SCHEDULE 3

MAINTENANCE CONDITIONS

From the Delivery Date until expiration or earlier termination of the Term and redelivery of the Aircraft, the following conditions shall constitute the "Maintenance Conditions":

1.	All maintenance and repair of the Aircraft which is the responsibility of Lessee shall be previously approved by Lessor and carried out by one or more maintenance performers approved by the Civil Aviation Authority.

2.	Lessor and Lessee hereby agree and understand that the Approved Maintenance Program and Minimum Equipment List and associated procedures to be used for the Aircraft during the lease operations detailed in this Agreement shall remain those approved by the DGAC for the Lessor.

3.	Lessor and Lessee further agree and understand that any transfer of operational control shall be conducted in accordance with the primary operator's established procedures detailed in the Operations Manual, Chapter XXXV and also in accordance with the primary operator's approved Operations Specifications issued by the DGAC and the Operations Specifications issued to the Lessor by the FAA.

4.	Lessee shall be responsible for preflight, transit and daily checks for the Aircraft and for all checks at level "A" and above of the Aircraft; provided, however, that the Aircraft shall always be maintained in accordance with the Approved Maintenance Program.

5.	Lessee shall perform or cause to be performed all service, inspection, maintenance, modification, storage, repair and overhaul in respect of the Aircraft under a written continuous airworthiness maintenance and inspection program which is authorized and/or approved by the DGAC and adopted by the Lessee (with the approval of the Civil Aviation Authority).

6.	The Lessor shall at all times comply with, or procure that the Lessee complies with, (i) all service, inspection, maintenance, modification, repair, storage and overhaul regulations, directives and instructions which are made mandatory by the DGAC and the Civil Aviation Authority upon operators of Airbus aircraft of the same type as the Aircraft and engines of the same type as the Engines; and (ii) all mandatory service, inspection, maintenance, modification, repair and overhaul manuals, instructions and bulletins published by the Manufacturer or the manufacturers of engines, equipment, accessories or parts installed on the Aircraft.

7.	If the Lessor desires to have a third party accomplish, on a continuous basis, some or all of the maintenance requirements (including engine maintenance) under the Approved Maintenance Program, such maintenance by such third party must be accomplished in accordance with the provisions of this Agreement and any such maintenance performer must be appropriately licensed by the DGAC and the Civil Aviation Authority. All such service, inspection, maintenance, modification, storage, repair and overhaul of the Aircraft and each Part to be conducted by the Lessee (or the Lessor, if applicable) shall be accomplished by such party at its expense, so as:

a.	to keep the Aircraft equipped with the Engines and Parts installed at the Delivery Date or with substitutes or replacements made in accordance with the terms and conditions of this Agreement and the Head Lease;

b.	to keep the Aircraft in good repair and operating condition with all its equipment, components and systems functioning in accordance with their intended use. The Lessor shall promptly carry out, or ensure that the Lessee carries out, the correction of all deferred maintenance items and treatment or correction of all corrosion, in accordance with the provisions of the Manufacturer's "Corrosion Prevention Manual", as amended and supplemented;

c.	to keep the Aircraft clean by international airline standards and in good appearance; and

d.	to keep the Aircraft in a condition which complies with the certificate of airworthiness issued by the Civil Aviation Authority and capable of being operated pursuant to the standards and rules for the time being prescribed by the Civil Aviation Authority for commercial passenger and/or cargo revenue service.

8.	The Lessor shall ensure that the Aircraft shall have accomplished thereon, and be maintained in compliance with, all outstanding mandatory orders, directives and instructions affecting the Aircraft and all parts thereon by the compliance dates therefor prescribed by the DGAC and the Civil Aviation Authority. In addition, the Lessor shall at all times maintain, or ensure that Lessee at all times maintain, the Aircraft to the highest standards of maintenance applied to any other aircraft owned or operated by the Lessor.

9.	No Secured Party shall bear responsibility or liability for any grounding or suspension of operations of the Aircraft resulting from Airworthiness Directives, Service Bulletins, or any repairs or modifications to the Aircraft by Lessee or any other Person.

10.	Replacement of Parts: Lessee, at its own cost and expense, will promptly replace or cause to be replaced all Parts that may from time to time be incorporated or installed in or attached to the Airframe or any Engine and that may from time to time be defective and not economically repairable, become time-expired or due for replacement or worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever.

a.	In addition, Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing for which the Lessee is responsible pursuant to this Agreement, any Part, whether or not time-expired, due for replacement, worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that Lessee will, at its own cost and expense, replace (or cause to be replaced) such Part as promptly as practicable.

b.	Each replacement Part shall be free and clear of all Liens except Permitted Liens and shall be in at least as good operating condition as, and shall have value, utility and performance characteristics at least equal to, or, if applicable, comparable to, the Part replaced (assuming such replaced Part was in the condition and repair required to be maintained by the terms hereof).

c.	Each Part at any time removed from the Airframe or each Part removed from any Engine shall remain the property of Owner and subject to the Head Lease, no matter where located, until such time as such Part shall be replaced by a Part that has been incorporated or installed in or attached to the Airframe or, as the case may be, an Engine and that meets the requirements for a replacement Part specified above.

d.	Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or, as the case may be, an Engine as above provided and title thereto being vested in Owner free and clear of all Liens except Permitted Liens and such replacement Part becoming or being deemed to be subject to the Head Lease, then, without further act (i) title to the replaced Part shall, upon becoming vested in Lessor pursuant to the Head Lease, thereupon vest in Lessee free and clear of all rights of Lessor, Owner and the Secured Parties and shall no longer be deemed a Part hereunder and (ii) such replacement Part shall become subject to the Head Lease and this Agreement and be deemed part of the Airframe or, as the case may be, such Engine for all purposes hereof to the same extent as the Part originally incorporated or installed in or attached to the Airframe or, as the case may be, an Engine.

11.	Temporary Installation of Parts and Engines: Lessee may install or permit the installation of any engine on the Airframe or any part on the Airframe or any Engine by way of substitution, replacement, renewal or mandatory modification; provided, that such temporary installation is carried out in accordance with and does not breach the terms of the Head Lease.

12.	Pooling of Parts: Any Part removed from the Airframe or any Engine may be subjected by Lessee to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of Lessee's business with other air carriers; provided, that such pooling of parts is carried out in accordance with the provisions of the Head Lease.

SCHEDULE 4

REDELIVERY CONDITIONS

At the time of return of the Aircraft, pursuant to Clause 4.2 (Return of the Aircraft) of this Agreement, the following conditions shall constitute the "Redelivery Conditions":

1.	Such Aircraft shall have a valid Certificate of Airworthiness.

2.	The Airframe for such Aircraft and such Engines or engines shall be free and clear of all Liens (other than any Permitted Liens or other Liens arising under or in connection with any Security Document).

3.	The Airframe for such Aircraft and such Engines or engines shall be in as good operating condition as when originally accepted by Lessee under this Agreement, ordinary wear and tear excepted, and in proper operating condition for scheduled revenue passenger and cargo flights as provided in this Agreement.

4.	Such Aircraft shall, except as otherwise provided herein, be in substantially the same configuration and have installed the same or equivalent avionics and other equipment, safety equipment and appurtenances as when such Aircraft was originally delivered to Lessee (it being agreed that the records of the Manufacturer, including the Purchase Agreement and the Manuals and Technical Records, shall be prima facie evidence thereof).

5.	The Airframe for such Aircraft shall have cleared, without exception or deferred items, a recently completed major check as would be required to clear such Aircraft for at least the next 12 months and such Engines and major components shall have at least 50 percent of the hours, cycles or time (whichever is more limiting) in each case remaining until the next anticipated engine refurbishment, overhaul or inspection requiring removal.

6.	Lessee shall also at its own expense (a) remove or paint over all names, insignia and other indications of Lessee from the exterior and interior of such Aircraft in a good, workman-like manner; (b) transfer or cause to be transferred, or reassign or cause to be reassigned, to Lessor, or as Lessor may direct, to the extent then possible all warranties and performance guarantees obtained by Lessee with respect to such Aircraft together with all documents related thereto that may be required to effect such transfer or reassignment; (c) if requested by Lessor, obtain an export certificate of airworthiness (if available) for, and obtain or submit any applicable approval, permit, license or report for the re-export of, such Aircraft from the ANAC and deregister such Aircraft from the registry maintained by Brazil; and (d) if requested by Lessor obtain from the Federal Revenue Office of Brazil (i) a declaration of export clearance (“declaração de despacho de exportação – DDE”); and (ii) an export registry (“registro de exportação – RE”). If Lessee fails to remove the registration or to obtain the export certificate of airworthiness, the declaration of export clearance, the export registry or such re-export approval, permit or license as provided above, Lessor may do so at the cost and expense of Lessee and, in such event, Lessee shall upon demand reimburse Lessor for the cost thereof.

7.	If requested by Lessor, Lessee shall perform a flight test demonstration, at Lessee’s expense and during normal business hours, for a period of not more than two hours at the Redelivery Location. Personnel designated by Lessor may participate in such demonstration flight. A pilot selected by Lessor may accompany Lessee’s pilot and occupy the observer’s seat during such demonstration. The purpose of the demonstration flight will be to ascertain that all systems and their components are functioning satisfactorily and, in the event they are not so functioning, they will be corrected by Lessee or provision made therefor by Lessee.

8.	In addition to the Redelivery Conditions set forth in this Schedule 4, Lessee will perform any specific return conditions as set forth in Section 5(g) (Specific Return Provisions) of the Head Lease as may reasonably be requested by the Lessor.

If any of the requirements specified in Clause 4.2 (Return of the Aircraft) and this Schedule 4 of this Agreement shall not be satisfied at the time of return, Lessee shall (at Lessor’s election) either promptly remedy any deficiency or make a payment fully compensating Lessor for the remedy of such deficiency.

EXHIBIT A

Owner's Consent Letter

São Paulo, [•] _____, 201[•].

OWNER REGISTRATION

CONSENT

To:

Brazilian Aeronautical Registry (“RAB”) Avenida Presidente Vargas, 850, Centro 20071-001 Rio de Janeiro, RJ Brazil

In the capacity of sole owner of one (1) Airbus Model [A321-200/A350- 900] aircraft bearing manufacturer's serial number [•] and Brazilian registration mark [•] (the "Aircraft"), we hereby confirm our consent with the registration with the RAB of (i) the Aircraft and (ii) a certain Aircraft Sublease Agreement related to the Aircraft, dated [•], 201[•] entered into by and between TAM Linhas Aéreas S.A. ("TAM"), as lessee and LATAM Airlines Group S.A. ("LATAM"), as lessor ("Sub-Lease"), duly lodged with the abovementioned registry on or about the date hereof. Pursuant to the terms of the Financing Agreements (as defined in the Sub-Lease, including by reference to other documents), we agreed to purchase the Aircraft from Airbus S.A.S. and to lease it to LATAM, which, subsequently, with our express consent, subleased the Aircraft to TAM.

São Paulo, ____de [•] de 201[•].

CONSENTIMENTO DO

PROPRIETÁRIO PARA REGISTRO

Para:

Registro Aeronáutico Brasileiro (“RAB”) Avenida Presidente Vargas, 850, Centro 20071-001 Rio de Janeiro, RJ Brasil

Na qualidade de única proprietária de uma (1) aeronave Airbus, modelo [A321-200/A350-900] com número de série do fabricante [•] e marca de registro brasileiro [•] (a "Aeronave"), por este instrumento confirmamos nosso consentimento com o registro no RAB (i) da Aeronave e (ii) do Contrato de Arrendamento da Aeronave relativo à Aeronave, datado de [•] de 201[•], celebrado entre a TAM Linhas Aéreas S.A. ("TAM"), como arrendatária e LATAM Airlines Group S.A. ("LATAM"), como arrendadora ("Sub- Arrendamento"), devidamente protocolado perante o acima referido registro na presente data ou em data próxima. Conforme previsto nos Documentos da Operação (conforme definido no Sub-Arrendamento, incluindo pela referência a outros documentos) nós concordamos em comprar a Aeronave da Airbus S.A.S. e em arrendá-la para a LATAM, que, por sua vez, como o nosso expresso consentimento, subarrendou a Aeronave para a TAM.

We hereby expressly disclaim any obligation or liability in relation to our foregoing consent.

Sincerely,

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]

By:
Name:
Title:

Witnesseth:

1.

Name:
ID:

2.

Name:
ID:

Nós expressamente por meio desta nos eximimos de qualquer obrigação ou responsabilidade em relação ao consentimento.

Atenciosamente,

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]

Por:
Nome:
Cargo:

Testemunhas:

1.

Nome:
RG:

2.

Nome:
RG:

EXHIBIT B

Aircraft Acceptance Certificate

TAM Linhas Aéreas S.A. ("Lessee") on this day of __________, 201[•] confirms that it has accepted from LATAM Airlines Group S.A. ("Lessor") the following described Airbus model [A321-200/A350-900]16 aircraft ("Aircraft") pursuant to and in accordance with the terms of that certain Aircraft Sublease Agreement dated as of________, 201[•] between the Lessor and the Lessee ("Lease Agreement"):

One (1) Airbus model [A321-200/A350-900]17 airframe, bearing manufacturer's serial number [•] together with the Engines, all parts, appliances, components, instruments, accessories, accessions, attachments, avionics (including, without limitation, radio, radar, navigation systems and other electronic equipment), other equipment (including, without limitation, all buyer-designated equipment and all buyer-furnished equipment) and components of whatever nature incorporated or installed in or attached to the Aircraft or such Engines, and all Manuals and Technical Records pertaining to the Aircraft and Engines.

Lessee further certifies for the avoidance of doubt that the two [Rolls-Royce Trent/CFM International]18 model [XWB-84/1000/CFM56-5B3/3]19 engines installed on the Airframe on the date hereof bearing Manufacturer's Serial Nos. [•] and [•] respectively.

Lessee further certifies (a) that it has irrevocably accepted the above-described Aircraft for all purposes of the Lease Agreement and the other Financing Agreements as being airworthy, in good working order and repair without defect or inherent vice in title, condition, design, operation or fitness for use, and (b) that the Aircraft conforms in all respects with all of the requirements of the Lease Agreement.

Capitalized terms used in this Aircraft Acceptance Certificate not otherwise defined herein shall have the meaning assigned thereto in the Lease Agreement.

16 Delete as appropriate

17 Delete as appropriate

18 Delete as appropriate

19 Delete as appropriate

IN WITNESS WHEREOF, Lessee has caused this Aircraft Acceptance Certificate to be executed in its name by its duly authorized representative on this ____ day of _______________.

TAM LINHAS AÉREAS S.A.

By:
Name:
Title:

By:
Name:
Title:

Witnesses:

By:
Name:
I.D.:

By:
Name:
I.D.:

EXHIBIT C

Form of Deregistration Power of Attorney

IRREVOCABLE DEREGISTRATION POWER OF ATTORNEY

MSN [•]

By this Power of Attorney, TAM LINHAS AÉREAS S.A., a company incorporated and registered under the laws of the Federative Republic of Brazil, having its principal offices in the City of São Paulo, at Avenida Jurandir No. 856, Lote 4, 7th floor, registered with the General Roll of Taxpayers of the Ministry of Finance (CNPJ) under No. 02.012.862/0001-60 and whose branch office is at [•], Brazil, registered with the Ministry of Finance under CNPJ N° [•] (the "Grantor"), herein represented by, João Raphael Moysés, Attorney-in-Fact, and Andrea Lopes de Campos, Attorney-in-Fact, absolutely, unconditionally, irrevocably and irreversibly appoints WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Loan Trustee, in its capacity as security agent (which includes its successors and assigns) (the "Principal"), as its Attorney-in-fact, being expressly authorised and empowered to do any and all of the following in its own name, which appointment is coupled with an interest:

1.	To represent the Grantor, in its own name, in the Federative Republic of Brazil before all ministries, agencies, offices, subdivisions and departments thereof, including, without limitation, the Civil Aviation Secretariat (SAC), the Brazilian Civil Aviation Agency (ANAC), the Co-ordination Commission for Civil Air Transportation (COTAC), the Brasilian Aeronautical Registry (RAB), the Empresa Brasileira de Infra-Estrutura Aeroportuaria (INFRAERO), the Foreign Trade Secretariat (SECEX), the Registry of Deeds and Documents, the Brazilian Tax and Customs authorities, the Federal Revenue Secretariat and the Central Bank of Brazil, in all sections, divisions, subdivisions thereof, for the purpose of:

(i)	deregistering, on behalf of the Grantor, the registration of the Airbus [A321- 200/A350-900] Aircraft with manufacturer's serial number [•] and Registration Marks [•] (the "Aircraft"), and any lease to which the Aircraft is then subject (the "Lease"), including but not limited to that certain Aircraft Lease Agreement entered between [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited] and LATAM Airlines Group S.A. on or about the date hereof (“Aircraft Lease Agreement”) from the aircraft register maintained by RAB;

(ii)	signing any corresponding petitions, consents, approvals or any other documents, to pay all costs related thereto and to take any other measures necessary or desirable to cancel the registration of the Aircraft with RAB and any lease to which the Aircraft is subject pursuant to the Lease or the Aircraft Lease Agreement and receiving any documents issued by any ministry mentioned above confirming such deregistrations;

(iii)	taking any other action necessary or desirable for the repossession and export of the Aircraft from Brazil upon the termination of the lease of the Aircraft; and

(iv)	enabling either the Principal to exercise or enforce its rights against Grantor.

in each case, upon the occurrence of an Event of Default that is continuing under the Lease or the Aircraft Lease Agreement, as the case may be.

2.	Generally to do all such acts and execute all such documents, whether by hand or under seal, and deliver any documents under seal or otherwise as may be necessary or desirable to give effect to the terms of this Power of Attorney.

3.	At its discretion to delegate to any person all of the foregoing powers and authorities upon terms as the Principal shall think proper.

4.	The Grantor hereby undertakes from time to time and at all times to indemnify the Principal against all costs and claims, expenses and liabilities howsoever incurred by the Principal in connection herewith and further declares that all and every one of the measures the Principal, or any substitute appointed by the Principal, or any substitute appointed by the Principal pursuant to paragraph 3 above, may in their discretion take pursuant to this Power of Attorney, shall be as good, valid and effectual for all purposes as if the same had been done by Grantor itself.

5.	This Power of Attorney shall be governed by the laws of Brazil and shall be absolutely and unconditionally irrevocable and irreversible as established by Articles 683 and 684 of the Brazilian Civil Code (Law No. 10.406, of January 10, 2002). The Grantor hereby expressly waives and renounces any rights to revoke this Power of Attorney. The Grantor represents, warrants and covenants that this Power of Attorney is irrevocably granted to the Principal in the interest of the Principal ("em causa própria") pursuant to Article 685 of the Brazilian Civil Code, and constitutes the valid, legally and irrevocably binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms.

IN WITNESS WHEREOF, this Power of Attorney has been executed by the Grantor on [•] , 201[•].

TAM LINHAS AÉREAS S.A.

By:		By:
Name:	João Raphael Moysés	NAME:	ANDREA LOPES DE CAMPOS
Title:	Attorney-in-fact	Title:	Attorney-in-fact

Witnessed:

By:	By:
Name:	NAME:
I.D.:	I.D.:

EXHIBIT D

Form of Subordination Agreement

LEASE SUBORDINATION AGREEMENT (MSN [•])

Wilmington Trust Company, not in its

individual capacity but solely as Loan

Trustee (the "Loan Trustee")

LATAM Airlines Group S.A.

Edificio Huidobro

Avda. Presidente Riesco 5711

Piso 20

Las Condes, Santiago

Chile

("LATAM")

Re:         Lease Agreement in respect of one Airbus model [A321-200/A350-900]20 Aircraft with Manufacturer’s Serial Number [•] and Brazilian registration mark [•] (the "Aircraft")

Dated as of [●]

Ladies and Gentlemen:

We refer to the lease agreement dated as of [●] (the "Lease") between LATAM, as lessor, and TAM LINHAS AEREAS S.A. (the "Lessee"), as lessee. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Participation Agreement, as defined below.

The undersigned lessee hereby irrevocably and unconditionally acknowledges and confirms that the Lease and any rights of the lessee under the Lease are and shall be, at all times, fully and completely subject and subordinate to all of the terms of the Participation Agreement dated as of [●], 201[•] among, inter alios, the Lessee, the Owner, LATAM, the Loan Trustee and the Secured Parties party thereto, the Indenture dated as of [●], 201[•] between the Owner, as assignor, and the Loan Trustee, as assignee, and the Brazilian Law Aircraft Mortgage, dated [●], 201[•] between the Owner, as mortgagor, and the Loan Trustee, as mortgagee (the "Mortgage"), including, without limitation, the respective rights, title and interests of the Loan Trustee thereunder. In furtherance of the foregoing, the Lessee acknowledges that its right to use the Aircraft shall be terminated ipso facto in the event of enforcement by the Loan Trustee of the lien over the Aircraft created by the Indenture and/or the Mortgage.

20 Delete as appropriate

The effectiveness and validity of the rights and obligations created hereunder are conditioned upon the transfer of title to the Aircraft to the Owner.

This Acknowledgement shall be governed by the laws of the State of New York.

Yours truly,

TAM LINHAS AEREAS S.A.

By:
Name:
Title:

By:
Name:
Title:

Witnesses:

No. 1:	No. 2:
Name/ID:	Name/ID:

EXHIBIT H to

NOTE PURCHASE AGREEMENT

FORM OF ASSIGNMENT OF INSURANCES

[Attached.]

Form Document

ASSIGNMENT OF INSURANCES

THIS ASSIGNMENT OF INSURANCES dated as of [•] (this "Assignment") is between LATAM AIRLINES GROUP S.A., a company existing under the laws of Chile, as assignor (the "Assignor") and WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Loan Trustee, as assignee (the "Loan Trustee"),

WITNESSETH:

WHEREAS, Assignor (formerly having the legal name LAN Airlines S.A. and doing business as LAN Airlines) and [Avoceta Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]1 have or shall enter into the Lease Agreement (the "Lease") relating to one (1) [Airbus/Boeing] 2 [A321-200/A350-900/787-9] 3 aircraft bearing manufacturer's serial number [•] with two (2) [Rolls-Royce Trent/CFM International]4 model [XWB-84/1000/CFM56-5B3/3]5 engines (the "Aircraft");

WHEREAS, pursuant to the Lease, Assignor is required to effect and maintain, or cause to be effected and maintained, the Insurances (as hereinafter defined) on the Aircraft;

WHEREAS, Assignor desires to assign to the Loan Trustee certain of its rights and interests under the Insurances and Requisition Compensation (as hereinafter defined); and

WHEREAS, the Loan Trustee accepts the assignment of Assignor's rights and interests to the Insurances and Requisition Compensation.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and the Loan Trustee hereby agree as follows:

Section 1. Definitions. For all purposes of this Assignment, unless the context otherwise requires, the following terms shall have the following meanings:

"Assigned Property" means all of Assignor's right, title and interest, present and future, in, to and under the Insurances and any and all Requisition Compensation.

"Insurances" means the benefit of all policies and contracts of insurance (other than aircraft third party, passenger, baggage, cargo, mail and general third party liability insurances) from time to time taken out by Assignor pursuant to the Lease relating to the Aircraft, the Engines and/or any part of any thereof and any and all proceeds thereof (including all claims of whatsoever nature thereunder other than returns of premium in respect thereof).

1 Delete as appropriate

2 Delete as appropriate

3 Delete as appropriate

4 Delete as appropriate

5 Delete as appropriate

"Requisition Compensation" shall mean all monies or other compensation from time to time payable in respect of a Compulsory Acquisition of an Aircraft.

Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in Annex A of the Lease for all purposes of this Assignment.

Section 2.           Assignment. As security for the due and punctual payment, performance and discharge in full by Assignor of the Secured Obligations and the Related Secured Obligations, Assignor hereby assigns to the Loan Trustee by way of security the Assigned Property. Subject to Section 3, the Lien of this Assignment shall remain in full force and effect pending the payment, performance and discharge in full of the Secured Obligations and the Related Secured Obligations.

Section 3.           Reassignment. Upon the release of the Lien of the Security Documents with respect to the Aircraft in accordance with the terms of the Security Documents, the Loan Trustee shall, at the written request of and direction from Assignor execute, at Assignor's sole cost and expense, such documents as Assignor may reasonably require and deliver to the Loan Trustee in order to effect the reassignment of the Assigned Property to Assignor and release of the Assigned Property from this Assignment and take such other action as Assignor shall reasonably request and direct in order to effect such reassignment and release.

Section 4.           Assignor's Covenants. Assignor hereby covenants with the Loan Trustee that:

(a)          except as contemplated hereby, it shall not assign any of its right, title and interest in or to the Assigned Property or any part thereof, it shall not create or grant or, permit to subsist or suffer to exist, any Lien over the Assigned Property or any part thereof or any interest therein other than Permitted Liens, it shall duly and promptly at its own cost and expense pay or cause to be paid all sums required to be paid and take such other action as may be necessary to discharge any such Lien so created, permitted to subsist or suffered to exist by it as aforesaid, and it shall not knowingly do anything or take any action which has or would have the effect of prejudicing the rights of the Loan Trustee in any part of the Assigned Property; and

(b)         it shall (i) no later than the Delivery Date for the Aircraft, execute the notice of assignment of insurances (substantially in the form of Exhibit A) and (ii) promptly after execution thereof deliver, or cause to be delivered, such notice to the insurer or broker through whom the Insurances are affected.

Section 5.           Continuing Obligations. Notwithstanding anything herein contained, Assignor shall remain liable with respect to the Assigned Property to perform all the obligations assumed by it with respect to the Assigned Property and no exercise by the Loan Trustee of any of its rights under this Assignment shall constitute or be deemed to constitute an assumption or acceptance by the Loan Trustee of any obligation of Assignor with respect to the Assigned Property.

Section 6.           Continuing Security. It is declared and agreed by the parties hereto that until the Loan Trustee has reassigned and released all of the Assigned Property in accordance with Section 3:

(a)           the security created by this Assignment shall:

(i)         be a continuing security for the payment, performance and discharge in full by Assignor of the Secured Obligations and the Related Secured Obligations and accordingly the security so created shall not be satisfied by an intermediate payment, performance, discharge or satisfaction of any part of the Secured Obligations or the Related Secured Obligations;

(ii)       be in addition to and shall not in any way discharge, impair, prejudice or otherwise affect, the security created by any deposit of documents, or any guarantee, lien, bill, note, mortgage or other security now or hereafter held by the Loan Trustee or any right or remedy of the Loan Trustee thereunder, and shall not in any way be discharged, impaired, prejudiced or otherwise affected thereby, or by the invalidity or unenforceability thereof, or by the Loan Trustee releasing, discharging, modifying or refraining from perfecting or enforcing any of the same or granting time or indulgence or compounding with any person liable;

(iii)         not be discharged, impaired, prejudiced or otherwise affected by any amendment, modification, variation, supplement, novation, restatement or replacement of all or any part of the Secured Obligations or the Related Secured Obligations; and

(iv)         not be discharged, impaired, prejudiced or otherwise affected by any other act, fact, matter, event, circumstance, omission or thing (including, without limitation the invalidity, unenforceability or illegality of any of the Secured Obligations or the Related Secured Obligations or the bankruptcy, liquidation, winding-up, insolvency, dissolution, administration, reorganization or amalgamation of, or other analogous event of or with respect to Assignor or any other person) which, but for this provision, might operate to discharge, impair, prejudice or otherwise affect the rights of the Loan Trustee under this Assignment, the Lease, the Participation Agreement or any other Financing Agreement or Related Financing Agreement or which, but for this provision, might constitute a legal or equitable discharge of the security hereby created; and

(b)         all the rights and powers vested in the Loan Trustee by this Assignment may be exercised, subject to the terms of this Assignment, from time to time and as often as the Loan Trustee may deem necessary or advisable.

Section 7.           Enforcement of Lien. Upon the occurrence and during the continuation of a Lease Event of Default, the Lien constituted by this Assignment shall become enforceable and the Loan Trustee shall be entitled:

(a)         to the extent not in conflict with the terms and conditions of the Insurances, to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under any of the Insurances or in respect of any of the property assigned pursuant to Section 2;

(b)         to settle, adjust, refer to arbitration, compromise or arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of Assignor having a claim which relates or is alleged to relate in any way to the Assigned Property or any part thereof;

(c)         to the extent not in conflict with the terms and conditions of the Insurances, to bring, prosecute, enforce, defend and abandon all such suits, legal actions and other proceedings in relation to the Assigned Property or any part thereof as may seem to the Loan Trustee in its discretion to be expedient; and

(d)         to do all such other acts or things which the Loan Trustee may consider necessary or desirable in its discretion for the realization of the Assigned Property or any part thereof or incidental or conducive to any of the matters, powers, authorities or discretions conferred on the Loan Trustee under or by virtue of this Assignment and to exercise in relation to the Assigned Property or any part thereof all such powers, authorities and discretions as the Loan Trustee would be capable of exercising if the Loan Trustee were the absolute beneficial owner of the same.

Section 8.          Other Provisions.

(a)     No failure or delay on the part of the Loan Trustee to exercise any right, power or remedy under this Assignment shall operate as a waiver thereof, nor shall any single or partial exercise by the Loan Trustee of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy, nor shall the giving by the Loan Trustee of any consent to any act which by the terms of this Assignment requires such consent prejudice the right of the Loan Trustee to withhold or give consent to the doing of any other similar act. The remedies provided in this Assignment are cumulative and are not exclusive of any remedies provided by Applicable Law.

(b)     The Loan Trustee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Assignment, or to make any payment or to make any claim or to take any action to collect any monies hereby assigned or to enforce any rights and benefits hereby assigned to the Loan Trustee or to which the Loan Trustee may at any time be entitled under this Assignment.

(c)     The Loan Trustee shall not be under any obligation of any kind or assume or be under any obligation with respect to the Assigned Property or be under any liability whatsoever as a result of any failure of Assignor to perform its obligations in connection with this Assignment. The Loan Trustee shall not be liable as an assignee in respect of the security created hereunder to account or be liable for any loss upon the realization thereof.

(d)     Any settlement or discharge between the Loan Trustee and Assignor and/or any other person shall be conditional upon no security or payment to the Loan Trustee by Assignor or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, liquidation, winding-up, insolvency, dissolution, administration, reorganization, amalgamation or other analogous event or proceedings for the time being in force.

(e)     All proceeds of the exercise of any remedies pursuant to this Assignment shall be applied by the Loan Trustee in the manner and the order of priority set forth in Article III of the Indenture.

(f)     In addition to the rights and remedies afforded to the Loan Trustee herein, the Loan Trustee shall be afforded all of the rights, protections, immunities and indemnities afforded to the Loan Trustee pursuant to the terms of the Participation Agreement and the other Financing Agreements as if such rights, protections, immunities and indemnities were expressly set forth herein.

Section 9.     Further Assurances. Assignor further undertakes at its own cost and expense from time to time to execute, sign, file, perfect (and maintain perfection), do and (if required) register (or cause the same to be executed, signed, filed, perfected (and perfection maintained), done and (if required) registered every such further assurance, document, act or thing as in the opinion of the Loan Trustee may be reasonably necessary for the purpose of obtaining the full benefits of this Assignment or for perfecting or more effectively constituting the security constituted by this Assignment or to establish, maintain, protect, preserve or enforce the same or for exercising the rights and powers hereby conferred on the Loan Trustee or as the Loan Trustee may reasonably request.

Section 10.     Successors. This Assignment and the security hereby created shall be binding upon and inure to the benefit of each of the parties hereto and its successors and permitted assigns, except that no party may assign any of its rights or obligations hereunder unless otherwise expressly permitted by the Financing Agreements.

Section 11.     Governing Law and Jurisdiction.

(a)     THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)     Each of the Loan Trustee and Assignor hereby submits to the jurisdiction of, and agrees to accept process issued from the courts of, each jurisdiction referred to in and in the manner contemplated by Section 18(b) of the Lease as if said Section was set forth in full herein.

Section 12.      Notices. For the purposes of this Assignment, all notices and other communications shall be in writing, in English, and shall be given or made by fax, mail, overnight delivery service or personal delivery and faxed, mailed or delivered to the intended recipient at the address specified below; or, as to any party, at such other address as shall be designated by such party in writing in a notice to each other party hereto. Except as otherwise provided in this Assignment, all such communications shall be deemed to have been duly given when transmitted by fax (provided such transmission by fax is in legible form and is accompanied by or generates a substantially simultaneous confirmation of transmission), or delivered or, in the case of a mailed notice, upon issuance by the relevant postal authority of a receipt confirming delivery, in each case given or addressed as aforesaid.

(i)	If to the Assignor:

LATAM AIRLINES GROUP S.A.

Edificio Huidobro

Av. Presidente Riesco 5711

Piso 20

Las Condes

Santiago

Chile

Attention: Senior Vice President Corporate Finance / General

Counsel

Facsimile: + 56 22 565 8764

With a copy to:

Email: GrupoTesoreriaPagosChile_2@lanchile.com

(it being agreed that such electronic notification shall not constitute notice under this Section 12)

(ii)	If to the Loan Trustee

Wilmington Trust Company

1100 North Market Street

Wilmington

DE 19890-1605

Telephone: +1 302 636 6000

Fax: +1 302 636 4140

Attention: Corporate Trust Administration

(it being agreed that electronic notification shall not constitute notice under this Section 12).

Section 13.     Counterparts. This Assignment may be executed in any number of counterparts, each of which when executed shall be considered an original, and when taken together shall constitute but one and the same instrument, and any of the parties hereto may execute this Assignment by signing any such counterpart.

Section 14.    Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Laws, the Assignor hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 15.    Entire Agreement. This Assignment and the other Financing Agreements embody the entire agreement between the Assignor and the Assignee and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

Section 16. Waivers, Amendments, Etc. No provision of this Assignment may be amended, changed, waived, discharged or terminated other than by an instrument in writing executed by or on behalf of the Assignor and the Loan Trustee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Insurances to be duly executed as of the day and year first above written.

ASSIGNOR

LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

By:
Name:
Title:

ASSIGNEE

WILMINGTON TRUST COMPANY, not in its
individual capacity but solely as Loan Trustee

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

[FORM OF NOTICE OF ASSIGNMENT OF INSURANCES]

To: [              ]

LATAM AIRLINES GROUP S.A. (the "Assignor") and WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Loan Trustee (the "Loan Trustee"), hereby give notice that by an Assignment of Insurances dated as of              201[•] (the "Assignment of Insurances") between Assignor and the Loan Trustee, Assignor has assigned to the Loan Trustee, all of Assignor's right, title and interest in and to any hull all risks and war risks insurances and all claims and return of premiums in connection therewith, in respect of the airframe and engines and in each case all appliances, components, parts, instruments, appurtenances, accessories, furnishings and other equipment of any nature related thereto, all as described below. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Assignment of Insurances.

Description: One (1) [Airbus][Boeing] model [A321-200][A350-900][787-9] aircraft bearing manufacturer's serial number [•], Chilean registration mark [•] and two (2) [Rolls-Royce Trent/CFM International] 6 model [XWB-84/1000/CFM56-5B3/3] 7 engines bearing manufacturer's serial numbers [ESN1] and [ESN2], or such other engines as may from time to time be subject to the Lease and the Lien of the Security Documents and in each case all appliances, components, parts, instruments, appurtenances, accessories, furnishings and other equipment of any nature which may from time to time be subject to the Lease and the Lien of the Security Documents.

Where settlement of any claim (in respect of "all risks" insurance and "war risks" insurance) on the basis of a total loss of the Aircraft or Airframe is to be made to or to the order of Contract Party(ies), the Contract Party(ies) have agreed that payment shall be made to Loan Trustee and where settlement of any claim (other than a total loss of the Aircraft or Airframe) (in respect of "all risks" insurance and "war risks" insurance) is to be made otherwise than to a repairer, it shall be paid (a) to the Loan Trustee if the amount of the claim equals or exceeds two million dollars ($2,000,000) in the case of the Airframe and in the case of an Engine inclusive of deductible.

For the purposes of the foregoing paragraph, the term “Contract Party(ies)” shall have the same meaning ascribed to such term in any certificate of insurance issued by you in respect of the insurances for the aircraft referred to above.

This Notice and the instructions herein contained are irrevocable.

Yours faithfully,

6 Delete as appropriate

7 Delete as appropriate

LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

WILMINGTON TRUST COMPANY, not in its
individual capacity but solely as Loan Trustee

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT I to

NOTE PURCHASE AGREEMENT

FORM OF LEASE ASSIGNMENT

[Attached.]

Form Document

DATED AS OF

___________________201[•]

BETWEEN

[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING

LIMITED/CANASTERO LEASING LIMITED]

AS GRANTOR

AND

WILMINGTON TRUST COMPANY

NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY

AS LOAN TRUSTEE

LEASE SECURITY ASSIGNMENT

IN RESPECT OF ONE (1) [A321-200/A350-900]

AIRCRAFT WITH MANUFACTURER'S SERIAL

NUMBER [•]

-i-

LEASE SECURITY ASSIGNMENT, dated as __________________ of 201[•] (the "Agreement"), between [PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED] (the "Grantor") and WILMINGTON TRUST COMPANY, not in its individual capacity but solely as loan trustee (the "Loan Trustee").

WHEREAS, pursuant to the terms of a Lease Agreement MSN [•], dated _____________________ 201[•], (the “Lease”), the Grantor as lessor leased one (1) Airbus [A321-200/A350-900] aircraft bearing manufacturer’s serial number [•] and Brazilian Registration Mark (the “Aircraft”) to LATAM Airlines Group S.A.;

WHEREAS, pursuant to an Indenture and Security Agreement ([MSN]) dated                             201[•] the ("Indenture") among, inter alios, the Grantor and the Loan Trustee, the Grantor will issue [two/three] separate series of Equipment Notes (the "Equipment Notes"), the proceeds of which will be used to assist in financing the acquisition by the Grantor of the Aircraft;

WHEREAS, it is a requirement under the Indenture and the other Financing Agreements that the Grantor executes and delivers this Agreement; and

WHEREAS, to secure, among other things, the due and punctual repayment of the Equipment Notes and the performance of the Grantor's other obligations under the Financing Agreements, whether by the Grantor itself or by a third party for and on behalf of the Grantor, the Grantor has agreed to grant to the Loan Trustee a security interest in the Grantor's right, title and interest in and to the Lease.

NOW, THEREFORE, in consideration of the foregoing promises and of the mutual covenants hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which the Grantor hereby acknowledges, the Grantor and the Loan Trustee hereby agree as follows:

GRANTING CLAUSE

NOW, THEREFORE, THIS LEASE SECURITY ASSIGNMENT WITNESSETH, that, to secure (x)(a) the prompt, complete and punctual payment and repayment when due (whether at stated maturity, by acceleration or otherwise) of the principal of, and interest on (including interest on any overdue amounts), and Make-Whole Amount, if any, with respect to, and all other amounts due under, the Equipment Notes, (b) all other amounts payable by the Grantor and the Obligors under the Financing Agreements, (c) the performance and observance by the Grantor and the Obligors of all agreements and covenants to be performed or observed by the Grantor and/or the Obligors for the benefit of the Noteholders and the Indenture Indemnitees contained in the Financing Agreements, and (y) the Related Secured Obligations (the obligations in (x) and (y) being hereinafter referred to collectively as the “Secured Obligations”)) and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the promises and of the covenants herein contained, the Grantor has granted, mortgaged and confirmed, and does hereby grant, mortgage and confirm, unto the Loan Trustee for and on behalf of the Secured Parties and their respective successors, assigns and transferees a perfected security interest in all estate, right, title and interest (present and future) that the Grantor may now or hereafter have in, to and under the following described property, rights, interests and privileges (collectively, the “Lease Collateral”), to wit:

1.	the Lease, together with all rights, powers, privileges, options and other benefits of the Grantor as lessor under the Lease, including, without limitation, the immediate and continuing right to receive and collect all Rent, income, revenues, issues, profits, insurance proceeds, condemnation awards and other payments, tenders and security now or hereafter payable to or receivable by the Grantor under the Lease, and the right of the Grantor to execute any election or option or to give any notice, consent, waiver or approval, to receive copies of all notices and other instruments or communications, to accept surrender or redelivery of the aircraft the subject of the Lease or any part thereof, as well as all the rights, powers and remedies on the part of the Grantor as lessor under the Lease, to take such action upon the occurrence of an event of default thereunder (howsoever defined), including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Lease or by law, and to do any and all other things whatsoever which the Grantor or any lessor is or may be entitled to do under or in respect of the Lease and any right to restitution from the Lessee or any other person in respect of any determination of invalidity of the Lease;

2.	all payments or proceeds payable to the Grantor under or with respect to the Lease; and

3.	all proceeds of the foregoing.

Any and all properties referred to in this Granting Clause which are hereafter acquired by the Grantor, shall, without further conveyance, assignment or act by the Grantor or the Loan Trustee thereby become and be subject to the security interest hereby granted as fully and completely as though specifically described herein.

HABENDUM CLAUSE

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Loan Trustee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Secured Parties, and for the uses and purposes and subject to the terms and conditions of this Agreement.

The Grantor does hereby constitute the Loan Trustee the true and lawful attorney of the Grantor (which appointment is coupled with an interest), irrevocably, with full power (in the name of the Grantor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Financing Agreements and all other property which now or hereafter constitutes part of the Lease Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Loan Trustee may deem to be necessary or advisable in the premises; provided that the Loan Trustee agrees not to exercise such power of attorney unless a Lease Event of Default shall be continuing.

The Grantor does hereby warrant and represent that (except as permitted herein) it has not assigned, pledged or granted a Lien in respect of any of its right, title and interest hereby assigned to anyone other than the Loan Trustee.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

1.	DEFINITIONS

For all purposes of this Agreement, capitalized terms used herein and not otherwise defined herein have the meanings specified in the Lease whether by reference to another document or otherwise.

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE GRANTOR

The Grantor hereby represents, warrants and covenants that, at all times while any of the Secured Obligations remain outstanding and/or unperformed:

(a)	except for the Lien granted hereunder (and the rights and remedies of the Loan Trustee related to such Lien), the Grantor is and will at all times in the future, so long as any of the Secured Obligations remain outstanding and/or unperformed, be the sole legal owner of the Lease Collateral, free and clear of any and all Liens. The Grantor will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary to duly discharge any Lien if the same shall arise at any time;

(b)	except as contemplated hereby, the Grantor has not previously made nor will it make, so long as any of the Secured Obligations remain outstanding and/or unperformed, any sale, assignment, pledge, mortgage, hypothecation or transfer of the Lease Collateral;

(c)	the Grantor has legal authority to grant a Lien in respect of the Lease Collateral in the manner hereby done or contemplated and will defend the Grantor’s title to the Lease Collateral against the claims of any and all Persons;

(d)	no consent or approval of any governmental entity, or of any securities exchange, is necessary to the validity of the Lien effected hereby;

(e)	the Grantor will not cause or consent to any act or omission or failure to act which would constitute, or result, directly or indirectly, in the occurrence of a Lease Event of Default;

(f)	at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Loan Trustee may reasonably request, in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Loan Trustee to exercise and enforce its rights and remedies hereunder;

(g)	the Grantor shall not directly or indirectly assign, convey or otherwise transfer any of its right, title or interest in and to any of the Lease Collateral;

(h)	The Grantor shall:

(i)	duly perform all of its obligations under the Lease and take all actions necessary to keep the Lease in full force and effect;

(ii)	promptly upon acquiring actual knowledge of the same, notify the Loan Trustee of any material default (whether by the Grantor or the Lessee) under or cancellation, termination or rescission or purported cancellation, termination or rescission of the Lease specifying in reasonable detail the nature of such default, cancellation, rescission or termination; and

(iii)	not, without the Loan Trustee's prior written consent, in any way modify, cancel, terminate or amend or consent to the modification, cancellation, termination or amendment of the Lease.

(i)	The Grantor, at its expense, will take, or cause to be taken, all actions (including the filing of financing statements under the Uniform Commercial Code in all applicable jurisdictions and perfection in any other jurisdiction in relation to any Financing Agreement) to (A) cause the security interested granted in respect of the Lease Collateral to at all times be and remain perfected, and (B) establish the priority of the Lease Collateral including, if applicable, by making filings in respect of one or more of the prospective international interests, international interests or associated rights with the International Registry; and

(j)	The Grantor shall preserve, renew and keep in full force and effect its corporate existence and comply with the provisions of its constitutional documents.

3.	REMEDIES

3.1	General

(a)	If a Lease Event of Default shall have occurred and be continuing and so long as the same shall be continuing unremedied, then and in every such case, the Loan Trustee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to the Financing Agreements and this Clause 3 and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code.

(b)	Subject to the consent of the Secured Parties, the Loan Trustee shall be entitled, at any sale pursuant to this Clause 3, to credit against any purchase price bid at such sale by the Loan Trustee all or any part of the unpaid obligations owing to the Loan Trustee and secured by the Lien of this Agreement. The Loan Trustee shall, upon any such purchase, acquire good title to the property so purchased, to the extent permitted by applicable law, free of all rights of redemption.

(c)	The Loan Trustee agrees to give to the Grantor at least ten (10) days’ prior written revocable notice of any foreclosure of the Lien of this Agreement, or of any other action to cause the Grantor to lose any rights in the Lease Collateral (which period of notice the parties hereto confirm is commercially reasonable).

3.2	Discontinuance of Proceedings

In case the Loan Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Loan Trustee, then and in every such case, the Loan Trustee and the Grantor shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Lease Collateral, and all rights, remedies and powers of the Loan Trustee shall continue as if no such proceedings had been instituted.

3.3	Remedies Cumulative

Each and every right, power and remedy given to the Loan Trustee specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Loan Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Loan Trustee in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Grantor or to be an acquiescence therein.

3.4	No Liability of Loan Trustee

Notwithstanding anything herein contained, the Loan Trustee shall not be under any obligation or liability under the Lease by reason of this Agreement or anything arising out of, or in connection with, it. The Loan Trustee shall not be under any obligation of any (i) kind to assume or perform or fulfil any obligation of the Grantor in, under or pursuant to the Lease or be under any liability whatsoever as a result of any failure of the Grantor to perform any of its obligations in connection therewith; (ii) except as otherwise provided in the Financing Agreements, to enforce against any of the parties thereto any term or condition of the Financing Agreements or to enforce any rights and benefits hereby assigned or to which the Loan Trustee may at any time be entitled; or (iii) to make any enquiries as to the nature or sufficiency of any payment received by the Loan Trustee hereunder or to make any claim or take any action to collect any moneys hereby assigned.

4.	MISCELLANEOUS

4.1	No Legal Title to Lease Collateral in the Loan Trustee

The Loan Trustee shall have no legal title to any part of the Lease Collateral. No transfer, by operation of law or otherwise, of any right, title and interest of the Loan Trustee in and to the Lease Collateral or hereunder shall operate to terminate this Agreement or entitle the Loan Trustee or any successor or transferee of the Loan Trustee to an accounting or to the transfer to it of legal title to any part of the Lease Collateral.

4.2	Agreement for Benefit of the Loan Trustee and Secured Parties

Nothing in this Agreement, whether express or implied, shall be construed to give to any person other than the Grantor, the Loan Trustee and the Secured Parties any legal or equitable right, remedy or claim under or in respect of this Agreement.

4.3	No Action Contrary to the Grantor’s Rights; Quiet Enjoyment

Notwithstanding any of the provisions of this Agreement to the contrary, so long as no Lease Event of Default shall have occurred and be continuing, the Loan Trustee agrees that neither it nor any Person claiming by, through or under the Loan Trustee, will take any action in violation of the Grantor’s rights.

4.4	Further Assurances

(a)	The Grantor will promptly and duly execute and deliver to the Loan Trustee such further documents and take such further action as the Loan Trustee may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the Loan Trustee hereunder.

(b)	If a Lease Event of Default shall have occurred and be continuing, the Grantor shall, promptly upon the earlier of (i) becoming aware of the occurrence of such Lease Event of Default or (ii) receipt of notice from the Loan Trustee of the occurrence of such Lease Event of Default, provide notice to the Lessee of the rights of the Loan Trustee in respect of the Lease resulting from such Lease Event of Default in form and substance satisfactory to the Loan Trustee.

4.5	Notices

All notices hereunder shall be given in the manner set forth in Section 7.01 of the Participation Agreement, as if said Section 7.01 were set forth in full herein, and shall be addressed to the parties at the addresses set out in Schedule 1 to the Participation Agreement.

4.6	No Waiver

No failure on the part of the Loan Trustee or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Loan Trustee or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

4.7	Governing Law

THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

4.8	Successors and Assigns

This Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and all holders of the Secured Obligations secured hereby and their respective successors and assigns, except that the Grantor shall not be permitted to assign or otherwise transfer this Agreement or any rights or interests herein or in the Lease Collateral or any part thereof, or otherwise to sell, assign, pledge, mortgage, hypothecate or transfer the Lease Collateral or any part thereof. The Grantor shall not be permitted to delegate any of its duties or obligations hereunder. The Loan Trustee may assign this Agreement or any or all of its rights hereunder.

4.9	Termination

Upon (or at any time after) payment in full of the Secured Obligations and all other amounts due under, or otherwise due to the Secured Parties, the Loan Trustee shall execute and deliver to or as directed in writing by the Grantor an appropriate instrument releasing the Lease Collateral from the Lien of this Agreement, and the Loan Trustee shall execute and deliver such instrument as aforesaid and, at the Grantor’s cost and expense, will execute and deliver such other instruments or documents as may be reasonably requested by the Grantor to give effect to such release;

provided, however, that this Agreement shall earlier terminate and this Agreement shall be of no further force or effect and the rights of the Secured Parties shall terminate (and the Loan Trustee shall release, by an appropriate instrument, the Lease Collateral from the Lien of this Agreement) upon any sale or other final disposition by the Loan Trustee of all property part of the Lease Collateral and the final distribution by the Loan Trustee of all monies or other property or proceeds constituting part of the Lease Collateral in accordance with the terms hereof.

Except as aforesaid otherwise provided this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

4.10	Severability

If any provision hereof should be held invalid, illegal, or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Loan Trustee in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the Grantor hereby waives any provision of law which would render any provision hereof prohibited or unenforceable in any respect.

4.11	Headings

Clause headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

4.12	Counterparts

This Agreement may be executed in separate counterparts each of which when so executed and delivered shall be an exchangeable original, but all such counterparts shall together constitute but one and the same agreement.

4.13	Entire Agreement

This Agreement constitutes, on and as of the date hereof, the entire agreement of the Grantor and the Loan Trustee with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the Loan Trustee and the Grantor with respect to such subject matter are hereby superseded in their entirety.

4.14	Submission to Jurisdiction; Waivers

The Grantor (a) hereby irrevocably submits itself to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York and any appellate court from any thereof for the purposes of any suit, action or other proceeding arising out of this Agreement, or the subject matter hereof or any of the transactions contemplated hereby, brought by the Loan Trustee or its successors, subrogees or permitted assigns, (b) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts, and (c) to the extent that it has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process, hereby waives such immunity, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the above-named courts by reason of sovereign immunity or otherwise, that it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, or attachment either prior to judgment or in aid of execution, by reason of any immunity, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such courts or under any applicable laws. The Grantor hereby consents to service of process in any suit, action or other proceeding arising out of this Agreement or the subject matter hereof or any of the transactions contemplated hereby. The Grantor hereby agrees that its submission to jurisdiction is made for the express benefit of the Loan Trustee and its successors, subrogees, and assigns. The Grantor further agrees that a final judgment against the Grantor in any such action or proceeding shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, a certified or true copy of which final judgment shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Grantor therein described; provided that nothing in this Clause shall affect the right of the Loan Trustee or its respective successors, subrogees or assigns to serve legal process in any other manner permitted by law or affect the right of the Loan Trustee or its respective successors, subrogees or assigns to bring any action or proceeding against the Grantor or its property in the courts of other jurisdictions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or representatives thereunto duly authorized, as of the day and year first above written.

WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Loan Trustee

By:
Name:
Title:

By:
Name:
Title:

[PARINA LEASING
LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED],
as Grantor

By:
Name:
Title:

EXHIBIT J to

NOTE PURCHASE AGREEMENT

FORM OF SUBLEASE ASSIGNMENT

[Attached.]

Form Document

DATED AS OF

_____________________201[•]

BETWEEN

LATAM AIRLINES GROUP S.A.

AS GRANTOR

AND

WILMINGTON TRUST COMPANY

NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY

AS LOAN TRUSTEE

SUBLEASE SECURITY ASSIGNMENT

IN RESPECT OF ONE (1) [A321-200/A350-900]

AIRCRAFT WITH MANUFACTURER'S SERIAL

NUMBER [•]

-i-

SUBLEASE SECURITY ASSIGNMENT, dated as of__________________201[•] (the "Agreement"), between LATAM AIRLINES GROUP S.A. (the "Grantor") and WILMINGTON TRUST COMPANY, not in its individual capacity but solely as loan trustee (the "Loan Trustee").

WHEREAS, pursuant to the terms of a Lease Agreement MSN [•], dated______________201[•], (the “Head Lease”),[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited] (the "Owner"), as lessor leased one (1) Airbus [A321-200/A350-900] aircraft bearing manufacturer’s serial number [•] and Brazilian Registration Mark (the “Aircraft”) to the Grantor;

WHEREAS, pursuant to the terms of an Aircraft Sublease Agreement, dated______________201[•] , the Grantor as lessor subleased the Aircraft to TAM Linhas Aéreas S.A. as lessee (the “Lessee”);

WHEREAS, pursuant to an Indenture and Security Agreement ([MSN]) dated_______________201[•] the ("Indenture") among, inter alios, the Owner and the Loan Trustee, the Owner will issue [two/three] separate series of Equipment Notes (the "Equipment Notes"), the proceeds of which will be used to assist in financing the acquisition by the Owner of the Aircraft;

WHEREAS, it is a requirement under the Indenture and the other Financing Agreements that the Owner executes and delivers this Agreement; and

WHEREAS, to secure, among other things, the due and punctual repayment of the Equipment Notes and the performance of the Owner's other obligations under the Financing Agreements, whether by the Owner itself or by a third party for and on behalf of the Owner, the Grantor has agreed to grant to the Loan Trustee a security interest in the Grantor's right, title and interest in and to the Sublease.

NOW, THEREFORE, in consideration of the foregoing promises and of the mutual covenants hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which the Grantor hereby acknowledges, the Grantor and the Loan Trustee hereby agree as follows:

GRANTING CLAUSE

NOW, THEREFORE, THIS SUBLEASE SECURITY ASSIGNMENT WITNESSETH, that, to secure (x)(a) the prompt, complete and punctual payment and repayment when due (whether at stated maturity, by acceleration or otherwise) of the principal of, and interest on (including interest on any overdue amounts), and Make-Whole Amount, if any, with respect to, and all other amounts due under, the Equipment Notes, (b) all other amounts payable by the Owner and the Obligors under the Financing Agreements, (c) the performance and observance by the Owner and the Obligors of all agreements and covenants to be performed or observed by the Owner and/or the Obligors for the benefit of the Noteholders and the Indenture Indemnitees contained in the Financing Agreements, and (y) the Related Secured Obligations (the obligations in (x) and (y) being hereinafter referred to collectively as the “Secured Obligations”)) and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the promises and of the covenants herein contained, the Grantor has granted, mortgaged and confirmed, and does hereby grant, mortgage and confirm, unto the Loan Trustee for and on behalf of the Secured Parties and their respective successors, assigns and transferees a perfected security interest in all estate, right, title and interest (present and future) that the Grantor may now or hereafter have in, to and under the following described property, rights, interests and privileges (collectively, the “Lease Collateral”), to wit:

1.	the Aircraft Sublease Agreement, dated ______________ 201[•] between the Grantor as lessor and TAM Linhas Aéreas S.A. as lessee (as modified or supplemented or amended from time to time) (the "Lease"), together with all rights, powers, privileges, options and other benefits of the Grantor as lessor under the Lease, including, without limitation, the immediate and continuing right to receive and collect all Rent (as defined in the Lease), income, revenues, issues, profits, insurance proceeds, condemnation awards and other payments, tenders and security now or hereafter payable to or receivable by the Grantor under the Lease, and the right of the Grantor to execute any election or option or to give any notice, consent, waiver or approval, to receive copies of all notices and other instruments or communications, to accept surrender or redelivery of the aircraft the subject of the Lease or any part thereof, as well as all the rights, powers and remedies on the part of the Grantor as lessor under the Lease, to take such action upon the occurrence of an event of default thereunder (howsoever defined), including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Lease or by law, and to do any and all other things whatsoever which the Grantor or any lessor is or may be entitled to do under or in respect of the Lease and any right to restitution from the Lessee or any other person in respect of any determination of invalidity of the Lease;

2.	all payments or proceeds payable to the Grantor under or with respect to the Lease; and

3.	all proceeds of the foregoing.

Any and all properties referred to in this Granting Clause which are hereafter acquired by the Grantor, shall, without further conveyance, assignment or act by the Grantor or the Loan Trustee thereby become and be subject to the security interest hereby granted as fully and completely as though specifically described herein.

HABENDUM CLAUSE

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Loan Trustee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Secured Parties, and for the uses and purposes and subject to the terms and conditions of this Agreement.

The Grantor does hereby constitute the Loan Trustee the true and lawful attorney of the Grantor (which appointment is coupled with an interest), irrevocably, with full power (in the name of the Grantor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Financing Agreements and all other property which now or hereafter constitutes part of the Lease Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Loan Trustee may deem to be necessary or advisable in the premises; provided that the Loan Trustee agrees not to exercise such power of attorney unless a Lease Event of Default shall be continuing.

The Grantor does hereby warrant and represent that (except as permitted herein) it has not assigned, pledged or granted a Lien in respect of any of its right, title and interest hereby assigned to anyone other than the Loan Trustee.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

1.	DEFINITIONS

For all purposes of this Agreement, capitalized terms used herein and not otherwise defined herein have the meanings specified in the Head Lease whether by reference to another document or otherwise.

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE GRANTOR

The Grantor hereby represents, warrants and covenants that, at all times while any of the Secured Obligations remain outstanding and/or unperformed:

(a)	except for the Lien granted hereunder (and the rights and remedies of the Loan Trustee related to such Lien), the Grantor is and will at all times in the future, so long as any of the Secured Obligations remain outstanding and/or unperformed, be the sole legal owner of the Lease Collateral, free and clear of any and all Liens. The Grantor will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary to duly discharge any Lien if the same shall arise at any time;

(b)	except as contemplated hereby, the Grantor has not previously made nor will it make, so long as any of the Secured Obligations remain outstanding and/or unperformed, any sale, assignment, pledge, mortgage, hypothecation or transfer of the Lease Collateral;

(c)	the Grantor has legal authority to grant a Lien in respect of the Lease Collateral in the manner hereby done or contemplated and will defend the Grantor’s title to the Lease Collateral against the claims of any and all Persons;

(d)	no consent or approval of any governmental entity, or of any securities exchange, is necessary to the validity of the Lien effected hereby;

(e)	the Grantor will not cause or consent to any act or omission or failure to act which would constitute, or result, directly or indirectly, in the occurrence of a Lease Event of Default;

(f)	at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Loan Trustee may reasonably request, in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Loan Trustee to exercise and enforce its rights and remedies hereunder;

(g)	the Grantor shall not directly or indirectly assign, convey or otherwise transfer any of its right, title or interest in and to any of the Lease Collateral;

(h)	The Grantor shall:

(i)	duly perform all of its obligations under the Lease and take all actions necessary to keep the Lease in full force and effect;

(ii)	promptly upon acquiring actual knowledge of the same, notify the Loan Trustee of any material default (whether by the Grantor or the Lessee) under or cancellation, termination or rescission or purported cancellation, termination or rescission of the Lease specifying in reasonable detail the nature of such default, cancellation, rescission or termination; and

(iii)	not, without the Loan Trustee's prior written consent, in any way modify, cancel, terminate or amend or consent to the modification, cancellation, termination or amendment of the Lease.

(i)	The Grantor, at its expense, will take, or cause to be taken, all actions (including the filing of financing statements under the Uniform Commercial Code in all applicable jurisdictions and perfection in any other jurisdiction in relation to any Financing Agreement) to (A) cause the security interested granted in respect of the Lease Collateral to at all times be and remain perfected, and (B) establish the priority of the Lease Collateral including, if applicable, by making filings in respect of one or more of the prospective international interests, international interests or associated rights with the International Registry; and

(j)	The Grantor shall preserve, renew and keep in full force and effect its corporate existence and comply with the provisions of its constitutional documents.

3.	REMEDIES

3.1	General

(a)	If a Lease Event of Default shall have occurred and be continuing and so long as the same shall be continuing unremedied, then and in every such case, the Loan Trustee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to the Financing Agreements and this Clause 3 and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code.

(b)	Subject to the consent of the Secured Parties, the Loan Trustee shall be entitled, at any sale pursuant to this Clause 3, to credit against any purchase price bid at such sale by the Loan Trustee all or any part of the unpaid obligations owing to the Loan Trustee and secured by the Lien of this Agreement. The Loan Trustee shall, upon any such purchase, acquire good title to the property so purchased, to the extent permitted by applicable law, free of all rights of redemption.

(c)	The Loan Trustee agrees to give to the Grantor at least ten (10) days’ prior written revocable notice of any foreclosure of the Lien of this Agreement, or of any other action to cause the Grantor to lose any rights in the Lease Collateral (which period of notice the parties hereto confirm is commercially reasonable).

3.2	Discontinuance of Proceedings

In case the Loan Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Loan Trustee, then and in every such case, the Loan Trustee and the Grantor shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Lease Collateral, and all rights, remedies and powers of the Loan Trustee shall continue as if no such proceedings had been instituted.

3.3	Remedies Cumulative

Each and every right, power and remedy given to the Loan Trustee specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Loan Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Loan Trustee in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Grantor or to be an acquiescence therein.

3.4	No Liability of Loan Trustee

Notwithstanding anything herein contained, the Loan Trustee shall not be under any obligation or liability under the Lease by reason of this Agreement or anything arising out of, or in connection with, it. The Loan Trustee shall not be under any obligation of any (i) kind to assume or perform or fulfil any obligation of the Grantor in, under or pursuant to the Lease or be under any liability whatsoever as a result of any failure of the Grantor to perform any of its obligations in connection therewith; (ii) except as otherwise provided in the Financing Agreements, to enforce against any of the parties thereto any term or condition of the Financing Agreements or to enforce any rights and benefits hereby assigned or to which the Loan Trustee may at any time be entitled; or (iii) to make any enquiries as to the nature or sufficiency of any payment received by the Loan Trustee hereunder or to make any claim or take any action to collect any moneys hereby assigned.

4.	MISCELLANEOUS

4.1	No Legal Title to Lease Collateral in the Loan Trustee

The Loan Trustee shall have no legal title to any part of the Lease Collateral. No transfer, by operation of law or otherwise, of any right, title and interest of the Loan Trustee in and to the Lease Collateral or hereunder shall operate to terminate this Agreement or entitle the Loan Trustee or any successor or transferee of the Loan Trustee to an accounting or to the transfer to it of legal title to any part of the Lease Collateral.

4.2	Agreement for Benefit of the Loan Trustee and the Secured Parties

Nothing in this Agreement, whether express or implied, shall be construed to give to any person other than the Grantor, the Loan Trustee and the Secured Parties any legal or equitable right, remedy or claim under or in respect of this Agreement.

4.3	No Action Contrary to the Grantor’s Rights; Quiet Enjoyment

Notwithstanding any of the provisions of this Agreement to the contrary, so long as no Lease Event of Default shall have occurred and be continuing, the Loan Trustee agrees that neither it nor any Person claiming by, through or under the Loan Trustee, will take any action in violation of the Grantor’s rights.

4.4	Further Assurances

(a)	The Grantor will promptly and duly execute and deliver to the Loan Trustee such further documents and take such further action as the Loan Trustee may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the Loan Trustee hereunder.

(b)	If a Lease Event of Default shall have occurred and be continuing, the Grantor shall, promptly upon the earlier of (i) becoming aware of the occurrence of such Lease Event of Default or (ii) receipt of notice from the Loan Trustee of the occurrence of such Lease Event of Default, provide notice to the Lessee of the rights of the Loan Trustee in respect of the Lease resulting from such Lease Event of Default in form and substance satisfactory to the Loan Trustee.

4.5	Notices

All notices hereunder shall be given in the manner set forth in Section 7.01 of the Participation Agreement, as if said Section 7.01 were set forth in full herein, and shall be addressed to the parties at the addresses set out in Schedule 1 to the Participation Agreement.

4.6	No Waiver

No failure on the part of the Loan Trustee or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Loan Trustee or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

4.7	Governing Law

THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

4.8	Successors and Assigns

This Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and all holders of the Secured Obligations secured hereby and their respective successors and assigns, except that the Grantor shall not be permitted to assign or otherwise transfer this Agreement or any rights or interests herein or in the Lease Collateral or any part thereof, or otherwise to sell, assign, pledge, mortgage, hypothecate or transfer the Lease Collateral or any part thereof. The Grantor shall not be permitted to delegate any of its duties or obligations hereunder. The Loan Trustee may assign this Agreement or any or all of its rights hereunder.

4.9	Termination

Upon (or at any time after) payment in full of the Secured Obligations and all other amounts due under, or otherwise due to the Secured Parties, the Loan Trustee shall execute and deliver to or as directed in writing by the Grantor an appropriate instrument releasing the Lease Collateral from the Lien of this Agreement, and the Loan Trustee shall execute and deliver such instrument as aforesaid and, at the Grantor’s cost and expense, will execute and deliver such other instruments or documents as may be reasonably requested by the Grantor to give effect to such release; provided, however, that this Agreement shall earlier terminate and this Agreement shall be of no further force or effect and the rights of the Secured Parties shall terminate (and the Loan Trustee shall release, by an appropriate instrument, the Lease Collateral from the Lien of this Agreement) upon any sale or other final disposition by the Loan Trustee of all property part of the Lease Collateral and the final distribution by the Loan Trustee of all monies or other property or proceeds constituting part of the Lease Collateral in accordance with the terms hereof.

Except as aforesaid otherwise provided this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

4.10	Severability

If any provision hereof should be held invalid, illegal, or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Loan Trustee in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the Grantor hereby waives any provision of law which would render any provision hereof prohibited or unenforceable in any respect.

4.11	Headings

Clause headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

4.12	Counterparts

This Agreement may be executed in separate counterparts each of which when so executed and delivered shall be an exchangeable original, but all such counterparts shall together constitute but one and the same agreement.

4.13	Entire Agreement

This Agreement constitutes, on and as of the date hereof, the entire agreement of the Grantor and the Loan Trustee with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the Loan Trustee and the Grantor with respect to such subject matter are hereby superseded in their entirety.

4.14	Submission to Jurisdiction; Waivers

The Grantor (a) hereby irrevocably submits itself to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York and any appellate court from any thereof for the purposes of any suit, action or other proceeding arising out of this Agreement, or the subject matter hereof or any of the transactions contemplated hereby, brought by the Loan Trustee or its successors, subrogees or permitted assigns, (b) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts, and (c) to the extent that it has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process, hereby waives such immunity, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the above-named courts by reason of sovereign immunity or otherwise, that it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, or attachment either prior to judgment or in aid of execution, by reason of any immunity, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such courts or under any applicable laws. The Grantor hereby consents to service of process in any suit, action or other proceeding arising out of this Agreement or the subject matter hereof or any of the transactions contemplated hereby. The Grantor hereby agrees that its submission to jurisdiction is made for the express benefit of the Loan Trustee and its successors, subrogees, and assigns. The Grantor further agrees that a final judgment against the Grantor in any such action or proceeding shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, a certified or true copy of which final judgment shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Grantor therein described; provided that nothing in this Clause shall affect the right of the Loan Trustee or its respective successors, subrogees or assigns to serve legal process in any other manner permitted by law or affect the right of the Loan Trustee or its respective successors, subrogees or assigns to bring any action or proceeding against the Grantor or its property in the courts of other jurisdictions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or representatives thereunto duly authorized, as of the day and year first above written.

WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Loan Trustee

By:
Name:
Title:

By:
Name:
Title:

LATAM AIRLINES GROUP S.A.,
as Grantor

By:
Name:
Title:

EXHIBIT K-1 to

NOTE PURCHASE AGREEMENT

FORM OF PURCHASE AGREEMENT ASSIGNMENT (BOEING)

[Attached.]

Form Document

DATED______________________201[•]

BETWEEN

LATAM AIRLINES GROUP S.A.

AS ASSIGNOR

AND

[RAYADOR LEASING LIMITED/CANASTERO LEASING LIMITED]1

AS ASSIGNEE

AND

CONSENT AND AGREEMENT

BY

THE BOEING COMPANY

ONE (1) BOEING MODEL 787-9 AIRCRAFT

BEARING MANUFACTURER'S SERIAL NUMBER [•]

PURCHASE AGREEMENT ASSIGNMENT

1 Delete as appropriate

PURCHASE AGREEMENT ASSIGNMENT

THIS PURCHASE AGREEMENT ASSIGNMENT dated as of ______________, 201[•] (this "Assignment") between LATAM AIRLINES GROUP S.A. (formerly having the legal name LAN Airlines S.A. and doing business as LAN Airlines), a company organized under the laws of the Republic of Chile ("Assignor") and [RAYADOR LEASING LIMITED/CANASTERO LEASING LIMITED] 2 , an exempted company incorporated and existing under the laws of the Cayman Islands ("Assignee").

WITNESSETH:

WHEREAS, Assignor and The Boeing Company (the "Manufacturer") are parties to the Purchase Agreement, providing for, inter alia, the sale by the Manufacturer to Assignor of the Aircraft;

WHEREAS, Assignee wishes to acquire certain rights and interests under the Purchase Agreement and Assignor, on the terms and conditions hereinafter set forth, is willing to assign to Assignee certain of Assignor's rights and interests under the Purchase Agreement, and Assignee is willing to accept such assignment, pursuant to the terms of this Assignment; and

WHEREAS, the Manufacturer is willing to execute and deliver to Assignee on the Delivery Date a Consent and Agreement to the provisions hereof in substantially the form of Exhibit A hereto in respect of each Aircraft.

NOW THEREFORE, in consideration of the mutual covenants herein contained and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. For all purposes of this Assignment, unless the context otherwise requires, the following terms shall have the following respective meanings:

"Aircraft" shall mean the Boeing Model 787-9 airframe described with manufacturer's serial number [•] (the "Airframe"), together with the Rolls-Royce model Trent T1000 engines as more particularly described in the Purchase Assignment Supplement with respect to the Airframe installed thereon and each other engine described in any Purchase Assignment Supplement hereto (collectively, the "Engines"), together with the equipment, components and accessories installed thereon (other than buyer-furnished equipment that has not been converted to seller- purchased equipment pursuant to the Purchase Agreement) pursuant to the Purchase Agreement, and together with all technical records, manuals and data with respect thereto provided pursuant to the Purchase Agreement (collectively, the "Manuals and Technical Records").

"Banking Day" shall mean (i) with respect to any payment in Dollars, any day other than a Saturday, Sunday or day on which commercial banks are required or authorized to close in New York, New York, Wilmington, Delaware, or, if different from the foregoing, the city in which the Loan Trustee, any Pass Through Trustee or the Subordination Agent maintains its corporate trust office or receives and disburses funds; and (ii) for any other purpose, any day other than a Saturday, Sunday or day on which commercial banks are required or authorized to close in New York, New York, and Santiago, Chile..

2 Delete as appropriate

"Delivery" shall mean the time when Assignor accepts delivery of such Aircraft under Section 2 of the Lease.

"Delivery Date" shall mean the date on which the Delivery for such Aircraft occurs and as more fully discussed in Section 5(a).

"Dollars", "U.S. Dollars", "U.S.$", "US$" and "$" shall mean immediately available and freely transferable lawful currency of the United States of America from time to time.

"Engine Manufacturer" shall mean Rolls-Royce plc, and its successors and assigns.

"Indenture" shall mean that certain indenture and security agreement [MSN] dated on or about the date of the Lease between the Assignee and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, including by any indenture supplement executed and delivered pursuant to the Indenture.

"Lease" shall mean the Lease Agreement dated as of________________, 201[•] between Assignee, as lessor, and Assignor, as lessee, providing for the lease of the Aircraft, as amended, modified or supplemented, from time to time in accordance with the terms thereof.

"Loan Trustee" shall mean Wilmington Trust Company, not in its individual capacity, but solely as Loan Trustee.

"Participation Agreement" shall mean that certain participation agreement ([MSN]), dated as of the Delivery Date, among the Assignee, the Assignor, the Pass Through Trustee under each Pass Through Trust Agreement in effect as of the date of execution and delivery of such participation agreement, the Subordination Agent and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

"Purchase Agreement" shall mean the purchase agreement no. 3256 dated as of 29th October 2007, between Assignor and the Manufacturer and as amended and supplemented from time to time, providing for inter alia the purchase by Assignor from the Manufacturer of the Aircraft, as more particularly described in the Purchase Agreement. The Purchase Agreement incorporates by reference the terms and conditions of Aircraft General Terms Agreement AGTA-

LAN, dated as of 9th May, 1997 between Manufacturer and Assignor.

"Purchase Assignment Supplement" shall mean the purchase assignment supplement entered into between Assignor and Assignee, substantially in the form of Exhibit B hereto.

"Purchase Price" shall mean the amount in Dollars in respect of the purchase of such Aircraft as shall be notified by Assignor to Assignee at least three (3) Business Days prior to the Delivery Date for the Aircraft upon agreement with the Manufacturer and pursuant to the terms of the Purchase Agreement.

All other capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Participation Agreement.

Section 2. Effective as to the Assignor and Assignee as of the date of delivery of a Purchase Assignment Supplement to Assignor (with copies to the Manufacturer and the Loan Trustee) with respect to the Aircraft, Assignor does hereby sell, assign, transfer and set over unto Assignee, its successors and permitted assigns, all of Assignor's rights and interests in and to the Purchase Agreement as and to the extent it relates to the Aircraft and the purchase and ownership thereof, except as and to the extent expressly reserved below, including in such assignment:

(a)      the right upon valid tender by the Manufacturer to purchase the Aircraft pursuant to the Purchase Agreement (including the right to accept delivery of the Aircraft, such acceptance to be exercised by an authorized representative of the Assignee, who shall be an employee or representative of the Assignor) provided that the Manufacturer shall have received written notice in advance of the identity and authority of such authorized representative and the right, upon payment of the Purchase Price for the Aircraft, to take title to the Aircraft and to be named the "Buyer" in the bill of sale and invoice to be delivered by the Manufacturer for the Aircraft pursuant to the Purchase Agreement;

(b)      all claims for damages in respect of the Aircraft arising as a result of any default by the Manufacturer under the Purchase Agreement in respect of the Aircraft or by any supplier of parts or equipment installed on or in the Aircraft;

(c)      all warranty and indemnity provisions contained in the Purchase Agreement and all claims arising thereunder, in respect of the Aircraft;

(d)      any and all rights of Assignor to compel performance of the terms of the Purchase Agreement in respect of the Aircraft; and

(e)      all of Assignor's rights and interests in or arising out of (including any credits for or repayment of) any advance payments made or to be made by Assignor in respect of the Aircraft under the Purchase Agreement and any other payments or deposits made by Assignor in respect of the Aircraft under the Purchase Agreement or any other agreement or amounts credited or to be credited or paid or to be paid by the Manufacturer or the Engine Manufacturer to Assignor thereunder (whether by way of a credit memorandum or otherwise).

reserving exclusively to Assignor, however:

(i)      all of Assignor's rights and interests in and to the Purchase Agreement as and to the extent that it relates to aircraft other than the Aircraft or the purchase or operation of such other aircraft and to the extent that it relates to any other matters not directly pertaining to the Aircraft;

(ii)      the right to obtain services, training, data and demonstration and test flights pursuant to the Purchase Agreement; and

(iii)      the right to maintain plant representatives at the Manufacturer's plant pursuant to the Purchase Agreement.

Assignee hereby accepts the assignment set forth above.

Notwithstanding the foregoing, so long and only so long as no Lease Event of Default under the Lease shall have occurred and be continuing, Assignee hereby authorizes Assignor during the Term of the Lease for the Aircraft (such Term to commence on the Delivery Date for the Aircraft), to the exclusion of Assignee, to exercise in Assignor's name (A) the right to enforce any warranty or indemnity under the Purchase Agreement and retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Purchase Agreement in respect of the Aircraft, (B) all rights to demand, accept and retain all rights in and to all property (other than the Aircraft), data and services of any kind which the Manufacturer is obligated to provide or does provide pursuant to the Purchase Agreement with respect to the Aircraft, and, (C) so long and only so long as no Lease Event of Default under the Lease shall have occurred and be continuing, the right to exercise all other rights and powers of the "Customer" under the Purchase Agreement assigned to Assignee hereunder in respect of the Aircraft except that:

(a)      the Assignor may not exercise any of the rights assigned hereunder referred to in Section 2(a) unless prior to the exercise thereof the Assignee shall have delivered to the Manufacturer written notice that the Assignee has released such rights with respect to the Aircraft; and

(b)      the Assignor may not enter into any change order or other amendment, modification or supplement to the Purchase Agreement if such change order, amendment, modification or supplement would (i) increase the price of the Aircraft beyond the Purchase Price for the Aircraft, (ii) result in any rescission, cancellation or termination of the Purchase Agreement or any aircraft warranties in respect of the Aircraft, or (iii) materially diminish the rights and interests assigned hereunder.

For all purposes of this Assignment, the Manufacturer shall not be deemed to have knowledge of or need recognize the occurrence, the continuance or the discontinuance of any Lease Event of Default under the Lease, or of the Aircraft becoming no longer subject to the Lease, unless and until the Manufacturer shall have received from Assignee (or the Loan Trustee, so long as the security interest in Assignee's interest in the Purchase Agreement granted under the Indenture (as set forth in Section 8 below) shall not have been released by the Loan Trustee) written notice thereof, addressed to the Manufacturer at, if by mail, Vice President – Contracts, P.O. Box 3707, Mail Code 21-34, Seattle, Washington, 98124, U.S.A. or if by facsimile, facsimile no. (425) 237-1706. Until such time as notice of a Lease Event of Default under, or of the termination of the Lease shall have been given by Assignee (or the Loan Trustee so long as the security interest in Assignee's interest in the Purchase Agreement granted under the Indenture (as set forth in Section 8 below) shall not have been released by the Loan Trustee) to the Manufacturer, the Manufacturer shall deal solely and exclusively with Assignor. Thereafter, until Assignee (or the Loan Trustee, as the case may be) shall have notified the Manufacturer that any such Lease Event of Default is no longer continuing (which notice shall be given at Assignor's written request promptly after the remedy thereof), the Manufacturer shall deal solely and exclusively with Assignee (or the Loan Trustee, as the case may be). The Manufacturer may act with acquittance and conclusively rely on such notice. For the avoidance of doubt, in the event the Manufacturer receives any notice from both Assignee and the Loan Trustee, the notice from the Loan Trustee shall control. With respect to the rights, powers, duties and obligations of Customer under the Purchase Agreement, all actions taken or agreements entered into by Assignor in accordance with the terms of this Assignment during the period prior to Manufacturer's receipt of a notice of the occurrence of a Lease Event of Default are final and binding on Assignee and the Loan Trustee.

Section 3. It is expressly agreed that, anything herein contained to the contrary notwithstanding: (a) prior to the Delivery Date for the Aircraft, Assignor will perform its obligations with respect to the Aircraft to be performed by it on or before such Delivery Date, (b) Assignor shall at all times remain liable to the Manufacturer under the Purchase Agreement to perform all duties and obligations of the "Customer" thereunder to the same extent as if this Assignment had not been executed, (c) the exercise by Assignee or Loan Trustee of any of the rights assigned hereunder shall not release Assignor from any of its duties or obligations to the Manufacturer under the Purchase Agreement, except to the extent that such exercise by Assignee or Loan Trustee shall constitute performance of such duties and obligations and (d) except as specifically provided in the next succeeding paragraph with respect to Assignee or Loan Trustee, Assignee or Loan Trustee shall not have any obligation or liability under the Purchase Agreement by reason of or arising out of this Assignment or be obligated to perform any of the obligations or duties of Assignor under the Purchase Agreement or to make any payment (except in the case of Assignee, the obligation to pay on the relevant Delivery Date (as set forth in the relevant Purchase Assignment Supplement) the Purchase Price for the Aircraft upon the terms and conditions set forth in the Purchase Agreement and this Assignment) or to make any inquiry as to the sufficiency of any payment received by it or to present or file any claim or to take any other action to collect or enforce any claim for any payment assigned hereunder.

Notwithstanding anything else contained in this Assignment to the contrary (but without in any way releasing Assignor from any of its duties or obligations under the Purchase Agreement), Assignee confirms for the benefit of the Manufacturer that, insofar as the provisions of the Purchase Agreement relate to the Aircraft, in exercising any rights under the Purchase Agreement with respect to the Aircraft, or in making any claim with respect to the Aircraft or other things (including, without limitation, the Manuals and Technical Records and other services) delivered or to be delivered pursuant to the Purchase Agreement with respect to the Aircraft, the terms and conditions of the Purchase Agreement, including, without limitation, the Disclaimer and Release, and Exclusion of Consequential and Other Damages provisions in Exhibit C, Part 2, Article 12 thereof and the indemnity and insurance provisions in Article 8 thereof, shall apply to, and be binding upon, Assignee to the same extent as if Assignee had been the original "Customer" thereunder. Assignee further agrees, expressly for the benefit of the Manufacturer, that at any time and from time to time upon the written request of the Manufacturer, Assignee shall promptly and duly execute and deliver any and all such further assurances, instruments and documents and take all such further action as the Manufacturer may reasonably request in order to obtain the full benefits of Assignee's agreements set forth in this paragraph.

Nothing contained herein shall subject the Manufacturer to any liability to which it would not otherwise be subject under the Purchase Agreement or modify in any respect the contract rights of the Manufacturer thereunder (except as provided in the Consent and Agreement) or require the Manufacturer to divest itself of title to or possession of any Aircraft or other goods and services until delivery thereof and payment therefor on the date of such delivery as provided therein.

Effective at any time after a Lease Event of Default under the Lease has occurred, and for so long as such Lease Event of Default is continuing, Assignor does hereby constitute Assignee, its successors and permitted assigns, Assignor's true and lawful attorney, irrevocably, with full power (in the name of Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due and to become due under or arising out of the Purchase Agreement in respect of the Aircraft, to the extent that the same have been assigned by this Assignment and, for such period as Assignee may exercise rights with respect thereto under this Assignment, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute (or, if previously commenced, assume control of) any proceedings and to obtain any recovery in connection therewith that Assignee may deem to be necessary or advisable in the premises. This appointment as attorney-in-fact is coupled with an interest.

Section 4. On the Delivery Date for the Aircraft, upon and subject to the terms and conditions of this Assignment and the Lease and in particular but without limitation subject to (i) the due fulfillment to the satisfaction of, or waiver by, the Assignor, of the conditions precedent set forth in Section 3 of the Participation Agreement, and the payment, if applicable, by the Assignor of any indemnity required to be paid by the Assignor under any of the Financing Agreements as a condition precedent of the Assignee's agreement to purchase the Aircraft and (ii) the Delivery Date being, unless otherwise agreed by the Assignee in writing, a Banking Day falling on or after the date of this Assignment, the Assignee agrees with the Assignor to purchase the Aircraft from the Manufacturer and to pay, or cause to be paid, the Purchase Price for the Aircraft to the Manufacturer's account no.[ 910-1-012764 with JPMorgan Chase, New York, New York U.S.A., ABA No. 021000021] and to apply the advance payments and credit memos in such manner as the parties may separately agree.

Section 5. (a) Upon and subject to the terms and conditions of this Assignment, the sale and delivery of the Aircraft by the Manufacturer to the Assignee pursuant to this Assignment and the Purchase Agreement shall take place on the relevant Delivery Date (as set forth in the relevant Purchase Assignment Supplement) by the Manufacturer delivering to the Assignee or its duly authorized representative the bill of sale for the Aircraft duly completed and executed by the Manufacturer in favor of the Assignee (being evidence of the Manufacturer's title to the Aircraft and of the transfer thereof to the Assignee free and clear of all liens) immediately whereupon title to the Aircraft shall pass from the Manufacturer to the Assignee and the Assignor hereby waives any right it might have to the beneficial title of the Aircraft by virtue of any advance payments made by, or on behalf of, the Assignor in respect of the Aircraft.

(b) The Assignee shall not be responsible for any delay in, or change in the place of, delivery of the Aircraft under the Purchase Agreement or hereunder (whether or not the same be permitted thereby).

Section 6. ASSIGNOR SHALL NOT BE DEEMED TO HAVE GIVEN, AND HEREBY EXPRESSLY DISCLAIMS, ANY IMPLIED REPRESENTATION OR WARRANTY AS TO THE AIRWORTHINESS, CONDITION, MERCHANTABILITY, DESIGN, OPERATION OR FITNESS FOR USE OF THE AIRCRAFT OR ANY PART THEREOF, OR ANY OTHER IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO ANY AIRCRAFT.

Section 7. Assignor agrees that at any time and from time to time upon the written request of Assignee, Assignor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Assignee may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

Section 8. Assignor does hereby represent and warrant that it has not assigned or pledged, and hereby covenants that it will not assign or pledge so long as this Assignment shall remain in effect, the whole or any part of the rights hereby assigned to anyone other than Assignee. Assignor hereby acknowledges and agrees that Assignee has assigned to the Loan Trustee, as collateral security for Assignee's obligations under the Indenture and the other Financing Agreements, all of Assignee's right, title and interest in and to the Purchase Agreement (as it relates to the Aircraft) and this Assignment pursuant to the Indenture, and Assignor hereby consents to such assignment.

Section 9. Assignee agrees that it will not enter into any agreement with the Manufacturer that would amend, modify, rescind, cancel or terminate the Purchase Agreement in respect of the Aircraft or take any other action to amend, modify, rescind, cancel or terminate any of Assignor's rights in respect of the Aircraft, without the prior written consent of Assignor and the Loan Trustee.

Section 10. Each of Assignee and Assignor agrees, expressly for the benefit of the Manufacturer, that it will not disclose, directly or indirectly, any terms of the Purchase Agreement disclosed to it in writing; provided that (a) Assignee may use, retain and disclose any such relevant information to its special counsel and public accountants, who shall maintain the confidentiality of the Purchase Agreement, (b) Assignee may disclose any such relevant information as required by Applicable Law or governmental regulations, (c) to the extent that Assignee may have received a subpoena or other written demand under color of legal right for such information, Assignee may disclose such information, but it shall first, as soon as practicable upon receipt of such demand, furnish a copy thereof to Assignor and to the Manufacturer, and Assignee shall afford Assignor and the Manufacturer reasonable opportunity, at the moving person's cost and expense, to obtain a protective order or other reasonably satisfactory assurance of confidential treatment for the information required to be disclosed, (d) Assignee may disclose any such relevant information to any bona fide potential purchaser or lessee of the Aircraft (subject to execution by such potential purchaser or lessee of a confidentiality undertaking substantially similar to this Section 10) and (e) Assignee may disclose any such relevant information to any Secured Party, the Loan Trustee, any person with whom any Secured Party is in good faith conducting negotiations relating to the possible transfer and sale of such Secured Party's interests in the Purchase Agreement and the Aircraft and to their respective special counsel and financial advisors (who shall maintain the confidentiality of the Purchase Agreement to the extent required by this Section 10) and to any bank examiners (who will only be provided the sections of the Purchase Agreement relevant to the Assignment).

Section 11. This Assignment may be executed by the parties hereto in separate counterparts each of which when so executed and delivered shall be an exchangeable original, but all such counterparts shall together constitute but one and the same agreement.

Section 12. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 13. Assignor (a) hereby irrevocably submits itself to the jurisdiction of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Assignment, or the subject matter hereof or any of the transactions contemplated hereby, brought by Assignee or its successors, subrogees or permitted assigns, (b) hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such courts, and (c) to the extent that it has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process, hereby waives such immunity, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the above-named courts by reason of sovereign immunity or otherwise, that it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, or attachment either prior to judgment or in aid of execution, by reason of any immunity, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Assignment or the subject matter hereof may not be enforced in or by such courts or under any Applicable Laws. Assignor further agrees that a final judgment against Assignor in any such suit, action or proceeding shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, a certified or true copy of which final judgment shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of Assignor therein described; provided that nothing in this Section 13 shall affect the right of Assignee or its respective successors, subrogees or assigns to serve legal process in any other manner permitted by law or affect the right of Assignee or its respective successors, subrogees or assigns to bring any suit, action or proceeding against Assignor or its property in the courts of other jurisdictions.

Section 14. For the purposes of this Assignment, all notices and other communications shall be in writing, in English, and shall be given or made by fax, mail or personal delivery and faxed, mailed or delivered to the intended recipient (other than the Manufacturer) at the address specified below, or, as to any party, at such other address as shall be designated by such party in a notice to each other party hereto. Except as otherwise provided in this Assignment, all such communications shall be deemed to have been duly given when transmitted by fax (provided such transmission by fax is in legible form and is accompanied by or generates a substantially simultaneous confirmation of transmission), or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

(i)	If to Assignee:

[Rayador Leasing Limited/Canastero Leasing Limited]

c/o MaplesFS Limited

PO Box 1093

Queensgate House

George Town

Grand Cayman

KY1-1102

Cayman Islands

Attention: Wanda Ebanks

Facsimile: +1 345 949 8080

With a copy to the Loan Trustee:

Wilmington Trust Company

1100 North Market Street

Wilmington, DE 19890-1605

Attention:         Corporate Trust Administration

Telephone:       302-636-6000

Fax:                  302-636-4140

(ii)	if to Assignor:

LATAM Airlines Group S.A.

Edificio Huidobro

Avda. Presidente Riesco 5711

Piso 20

Las Condes, Santiago

Chile

Attention:           Corporate Finance Director

Telephone:        +(56-2) 2 565 3952

Fax:                    +(56-2) 2 565 8764

With a copy to:

Email: GrupoTesoreriaPagosChile_2@lanchile.com

(it being agreed that such electronic notification shall not constitute a notice hereunder)

*       *        *

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement Assignment to be duly executed as of the day and year first above written.

LATAM AIRLINES GROUP S.A.
as Assignor

By:
Name:
Title:

[RAYADOR LEASING LIMITED/CANASTERO LEASING
LIMITED] as Assignee

By:
Name:
Title:

Signature Page to Purchase Agreement Assignment

Wilmington Trust Company, as Loan Trustee for the Secured Parties and as holder of a security interest in the right, title and interest of Assignee in and to the Purchase Agreement (as it relates to the Aircraft) and this Assignment pursuant to the terms of the Indenture, agrees to the terms and conditions of this Assignment and agrees that its rights and remedies under the Indenture in respect of the property expressed to be assigned under this Assignment shall be subject to the terms and conditions of this Assignment (including, without limitation, the second paragraph of Section 3 and Section 10 hereof) and of the Purchase Agreement.

WILMINGTON TRUST COMPANY, not in its
individual capacity, but solely as Loan Trustee

By:
Name:
Title:

Signature Page to Purchase Agreement Assignment

EXHIBIT A

[FORM OF CONSENT AND AGREEMENT]

THE BOEING COMPANY

CONSENT AND AGREEMENT

The undersigned, THE BOEING COMPANY, a Delaware corporation (the "Manufacturer"), hereby acknowledges notice of and consents to all of the terms of the Purchase Agreement Assignment (herein called the "Assignment"); capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Assignment) dated as of__________________, 201[•] between LATAM AIRLINES GROUP S.A. (formerly having the legal name LAN Airlines S.A. and doing business as LAN Airlines), as Assignor and [RAYADOR LEASING LIMITED/CANASTERO LEASING LIMITED], as Assignee, relating to the assignment by Assignor of, among other things, certain of its rights and interests under the Purchase Agreement in respect of one Boeing Model 787-9 aircraft bearing manufacturer's serial number [MSN] (the "Aircraft"), and hereby confirms to Assignee and the Loan Trustee that: (i) all representations, warranties, indemnities and agreements of the Manufacturer under the Purchase Agreement with respect to the Aircraft shall, subject to the terms and conditions thereof and of the Assignment, inure to the benefit of Assignee and the Loan Trustee to the same extent as if originally named the "Customer" therein except as provided by Section 2 of the Assignment; (ii) Assignee and the Loan Trustee shall not be liable for any of the obligations or duties of Assignor under the Purchase Agreement, nor shall the Assignment give rise to any duties or obligations whatsoever on the part of Assignee or the Loan Trustee owing to the Manufacturer, except for Assignee's and the Loan Trustee's agreement in the Assignment with respect to the Aircraft that, in exercising any right under the Purchase Agreement with respect to the Aircraft, or in making any claim with respect to the Aircraft or other things (including, without limitation, the Manuals and Technical Records and other goods and services) delivered or to be delivered pursuant to the Purchase Agreement with respect to the Aircraft, the terms and conditions of the Purchase Agreement relating to the Aircraft or such other things, including, without limitation, the Disclaimer and Release, and Exclusion of Consequential and Other Damages provisions in Exhibit C, Part 2, Article 12 thereof and the indemnity and insurance provisions in Article 8 thereof, shall apply to, and be binding upon, Assignee and Loan Trustee to the same extent as Assignor; (iii) the Manufacturer agrees that the Assignment constitutes an agreement by Assignee as permitted by the Purchase Agreement; (iv) if, at such time as the Assignee or the Loan Trustee shall notify the Manufacturer that the Assignee or the Loan Trustee, as applicable, is entitled to possession of the Aircraft upon exercise of its remedies pursuant to the Lease or any other Financing Agreement, the Assignee or the Loan Trustee, as applicable, desires to lease or sell the Aircraft, to a person who is not then a party to a Boeing Customer Service General Terms Agreement with the Manufacturer, to the extent permitted under the laws of the United States of America, the Manufacturer agrees that it will then offer to such lessee or purchaser, subject to execution of an agreement so to lease or sell the Aircraft, a Customer Service General Terms Agreement on the Manufacturer's then standard terms and conditions for a person in the category in which the Manufacturer reasonably determines such lessee or purchaser falls; provided that if such lessee or purchaser is then a party to a Customer Service General Terms Agreement with the Manufacturer, such Customer Service General Terms Agreement shall apply to such lessee or purchaser of the Aircraft provided however that nothing herein shall be deemed to constitute any consent by the Manufacturer to any further assignment by the Assignee or the Loan Trustee of its rights in respect of the Purchase Agreement; (v) the Manufacturer will continue to recognize Assignor's rights to enforce any of the warranties and indemnities under the Purchase Agreement and pay to Assignor all payments that the Manufacturer may be required to make (and that have been assigned to Assignee under the Assignment) in respect of the Aircraft under the Purchase Agreement unless and until the Manufacturer shall have received written notice from Assignee addressed to the Manufacturer at, if by mail, Vice President – Contracts, P.O. Box 3707, Mail Code 21-34, Seattle, Washington, 98124, U.S.A. or if by facsimile, facsimile no. (425) 237- 1706, that a Lease Event of Default has occurred and is continuing under the Lease (which such notice shall be conclusive proof thereof between the Manufacturer and Assignor) whereupon the Manufacturer will, until Assignee shall have notified the Manufacturer in writing that no such Lease Event of Default is continuing, make any and all payments and take all actions that it may be required thereafter to make or take in respect of the Aircraft under the Purchase Agreement and the right to receive which has been assigned to Assignee under the Assignment, directly to Assignee at its address as from time to time notified to the Manufacturer in writing; provided, however, that so long as the security interest in Assignee's interest in the Purchase Agreement granted under the Indenture shall not have been released by the Loan Trustee, if the Manufacturer shall have received written notice from the Loan Trustee, addressed to the Manufacturer at the preceding address, stating that a Lease Event of Default under the Lease shall have occurred and is continuing, the Manufacturer will, until the Loan Trustee shall have notified the Manufacturer in writing that no such Lease Event of Default is continuing, pay directly to the Loan Trustee at the Loan Trustee's account at a bank or financial institution located in the United States to be advised from time to time upon request, any and all amounts that the Manufacturer thereafter may be required to make in respect of the Aircraft under the Purchase Agreement, and the right to receive payments of which have been sold, assigned, transferred and set over under the Assignment (for the avoidance of doubt, in the event the Manufacturer receives any notice from both Assignee and the Loan Trustee, the notice from the Loan Trustee shall control); (vi) the Manufacturer agrees that it will not assert any lien or claim against the Aircraft, any engine or any part thereof arising with respect to or in connection with any work or other services performed by the Manufacturer or at its direction on the Aircraft, such engine or such part on or prior to the technical acceptance by the Assignee of the Aircraft on the Delivery Date; and (vii) the Manufacturer hereby agrees that it shall on the date on which the Aircraft is delivered to the Assignee under the Purchase Agreement, subject to payment to it of the Purchase Price in respect of the Aircraft by the Assignee pursuant to the Purchase Agreement and the Assignment, forthwith upon receipt thereof deliver to and in favor of the Assignee the Bill of Sale and the other documents in respect of the Aircraft required to be delivered by the Manufacturer under the Purchase Agreement on the date the Aircraft is delivered.

Exh. A-1

The Manufacturer hereby represents and warrants that (A) the Manufacturer is a corporation duly organized and validly existing in good standing under the law of the State of Delaware, (B) the making and performance in accordance with its terms of the Purchase Agreement and this Consent and Agreement in respect of the Aircraft have been duly authorized by all necessary corporate action on the part of the Manufacturer, do not require any stockholder approval, contravene the Manufacturer's Restated Certificate of Incorporation or Bylaws or any indenture, credit agreement or other contractual agreement to which the Manufacturer is a party or by which it is bound and do not, as to the making thereof, contravene any law binding on the Manufacturer, (C) to the best of the Manufacturer's knowledge and belief, all applicable provisions of the Purchase Agreement have been complied with to effect the assignment contemplated by the Assignment, and (D) each of the Purchase Agreement and this Consent and Agreement constitutes the legal, valid and binding obligation of the Manufacturer enforceable against the Manufacturer in accordance with its terms, in each case subject to: (i) the limitation of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except for the agreement of the Manufacturer in this Consent and Agreement, nothing contained in this Consent and Agreement or in the Assignment shall subject the Manufacturer to any liability to which it would not otherwise be subject under the Purchase Agreement or modify in any respect the Manufacturer's contract rights thereunder or require the Manufacturer to transfer title to, or possession of, the Aircraft prior to receipt of payment in full therefor as provided therein.

The Manufacturer hereby confirms to the Loan Trustee that:

(i)	upon receipt by the Manufacturer of a notice from the Loan Trustee addressed to the Manufacturer at the preceding address that the security constituted by the Indenture has become enforceable, the Assignment, including all warranties therein assigned, shall (to the extent assigned by the Assignment) inure to the benefit of the Loan Trustee; and

(ii)	except as provided in the attestation executed by the Loan Trustee on the signature page of the Assignment, the Loan Trustee shall not be liable for any of the obligations or duties of Assignor under the Purchase Agreement or of Assignee under the Assignment, nor shall the Indenture give rise to any duties or obligations whatsoever on the part of the Loan Trustee owing to the Manufacturer.

The provisions of the preceding paragraph are subject to the following conditions:

Assignee's right, title and interest in the Purchase Agreement in respect of the Aircraft assigned to the Loan Trustee pursuant to the Indenture may not be further assigned by the Loan Trustee, without the prior written consent of the Manufacturer.

The Manufacturer further consents and agrees to the security assignment by Assignee to the Loan Trustee of Assignee's right, title and interest in and to the Purchase Agreement as it relates to the Aircraft, the Assignment and this Consent and Agreement in respect of the Aircraft pursuant to the Indenture.

It is understood that the execution by the Manufacturer of this Consent and Agreement is subject to the condition that Assignee shall lease the Aircraft to the Assignor pursuant to the Lease.

*             *            *

Exh. A-2

This Consent and Agreement shall be governed by, and construed in accordance with, the law of the State of Washington, excluding the conflict of laws principles thereof.

Dated________________, 20 .

THE BOEING COMPANY

By:
Name:
Title:

MSN [MSN]

Exh. A-3

EXHIBIT B

[FORM OF PURCHASE ASSIGNMENT SUPPLEMENT]

PURCHASE ASSIGNMENT SUPPLEMENT NO.__

THIS PURCHASE ASSIGNMENT SUPPLEMENT dated____________, 201[•] (this "Purchase Assignment Supplement") is between LATAM AIRLINES GROUP S.A. (formerly having the legal name LAN Airlines S.A. and doing business as LAN Airlines), a company organized under the laws of the Republic of Chile ("Assignor") and [RAYADOR LEASING LIMITED/CANASTERO LEASING LIMITED], an exempted company incorporated and existing under the laws of the Cayman Islands ("Assignee") and supplements that Purchase Agreement Assignment dated as of_________________, 201[•] (the "Purchase Assignment") between Assignor and Assignee. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Assignment.

WITNESSETH:

WHEREAS, Assignor and Assignee have entered into the Purchase Assignment, pursuant to which Assignor has agreed to assign to Assignee certain of its rights under the Purchase Agreement; and

WHEREAS, pursuant to the terms of Purchase Assignment, the Assignor and Assignee desire to assign certain of the Assignor's rights relating to the aircraft described below to Assignee.

NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, each of the Assignor and Assignee hereby agrees as follows:

1.	The Purchase Assignment is hereby amended to add thereto the aircraft described below. Manufacturer's serial number for the Airframe: [MSN]

Engine Manufacturer's serial number for the Engines:                           and

Chilean Registration Number:

2.	The expected Delivery Date with respect to such aircraft shall be:

3.	All of the terms and provisions of the Purchase Assignment are hereby incorporated by reference in this Purchase Assignment Supplement to the same extent as if fully set forth herein.

4.	This Purchase Assignment Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

* * *

Exh. B-1

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Assignment Supplement No.             to be duly executed on the day and year first above written.

LATAM AIRLINES GROUP S.A.
as Assignor

By:
Name:
Title:

[RAYADOR LEASING
LIMITED/CANASTERO LEASING
LIMITED] as Assignee

By:
Name:
Title:

Acknowledged and Agreed:

THE BOEING COMPANY

By:
Name:
Title:

Exh. B-2

EXHIBIT K-2 to

NOTE PURCHASE AGREEMENT

FORM OF PURCHASE AGREEMENT ASSIGNMENT (AIRBUS A321 – LAN)

[Attached.]

Form Document

DATED ________________________2015

LATAM AIRLINES GROUP S.A.

AS ASSIGNOR

AND

[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING
LIMITED/CANASTERO LEASING LIMITED]1
AS ASSIGNEE

PURCHASE AGREEMENT ASSIGNMENT
RELATING TO

ONE (1) AIRBUS A321 AIRCRAFT WITH
MANUFACTURER'S SERIAL NUMBER [•] AND
CHILEAN REGISTRATION MARK [•] EQUIPPED WITH
TWO (2) CFM INTERNATIONAL PROPULSION
SYSTEMS

1 Delete as appropriate

		Page

Section 1.	Definitions and Interpretation	1

Section 2.	Assignment	4

Section 3.	Payment of Purchase Price	4

Section 4.	Rights and Obligations of the Assignor and Assignee	5

Section 5.	Agency	5

Section 6.	Representations, Warranties and Undertakings	6

Section 7.	Onward Transfer of Rights	6

Section 8.	Notification ("Signification")	6

Section 9.	Non-Disclosure	7

Section 10.	Further Acts	7

Section 11.	Waiver	7

Section 12.	Illegality	7

Section 13.	Notices	8

Section 14.	Counterparts	9

Section 15.	Effective Date	9

Section 16.	Governing Law and Jurisdiction	9

Section 17.	Third Party Rights	10

Schedule 1	Form of Aircraft Bill of Sale	1

Schedule 2	Form of Certificate of Acceptance	1

Schedule 3	Notice, Acknowledgement and Consent	1

THIS PURCHASE AGREEMENT ASSIGNMENT (this "Agreement") dated _______________ 2015 is made

BETWEEN:

(1)	LATAM AIRLINES GROUP S.A., a corporation organised and existing under the laws of Chile whose principal place of business is at Edificio Huidobro, Avenida Presidente Riesco 5711, piso 20, Las Condes, Santiago, Chile (formerly having the legal name LAN Airlines S.A. and Lan Chile S.A. and doing business as LAN Airlines) (the "Assignor"); and

(2)	[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED][2] , a company incorporated and existing under the laws of the Cayman Islands having its registered office at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1- 1104, Cayman Islands (the "Assignee").

RECITALS

(A)	WHEREAS, the Assignor and Airbus (as defined below) are parties to the Purchase Agreement (as defined below);

(B)	WHEREAS, pursuant to the Purchase Agreement, Airbus as seller undertakes, among other things, to supply and sell, and the Assignor as buyer undertakes, among other things, to purchase and accept delivery, of certain Airbus aircraft and related goods and services including the Aircraft (as defined below); and

(C)	WHEREAS, in connection with the financing of the acquisition of the Aircraft, the Assignor wishes to assign certain of its rights under the Purchase Agreement in respect of the Aircraft to the Assignee upon the terms and subject to the conditions of this Agreement.

IT IS AGREED AS FOLLOWS:

Section 1.          Definitions and Interpretation.

1.1          In this Agreement, including the recitals and the schedules, the following terms shall have the following meanings:

"Airbus" means Airbus S.A.S., a Société par actions simplifiee duly created and existing under French law, whose principal place of business is at 1, rond-point Maurice Bellonte, 31700 Blagnac, Cédex, France (formerly known as Airbus G.I.E. and Airbus Industrie G.I.E.) and includes its successors and assigns.

2 Delete as appropriate

"Airbus Bill of Sale" means the bill of sale relating to the Aircraft substantially in the form set out in Schedule 1 (Form of Aircraft Bill of Sale), duly completed with respect to the Aircraft and executed by a duly authorised representative of Airbus.

"Aircraft" means collectively (i) the Airframe (ii) the Propulsion Systems attached thereto, and where the context so admits, (iii) the Manuals and Technical Records.

"Airframe" means the Airbus A321 aircraft bearing manufacturer’s serial number [•] (excluding the Propulsion Systems) together with all Parts incorporated in, installed on or attached to such airframe on the Delivery Date.

"Beneficiaries" means the Loan Trustee and the Secured Parties and their successors, assigns and transferees, provided that (i) such successors, assigns and/or transferees are not owned or controlled by an aircraft manufacturer and (ii) are not in direct or indirect competition with Airbus.

"Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for general business in Paris, Hamburg and Santiago and, if a payment in Dollars is required to be made on that day, New York City.

"Buyer Furnished Equipment" means the buyer furnished equipment supplied by or on behalf of the Assignor in respect of the Aircraft on or prior to the Delivery Date pursuant to the Purchase Agreement.

"Certificate of Acceptance" means the certificate of acceptance relating to the Aircraft substantially in the form set out in Schedule 2 (Form of Certificate of Acceptance), duly completed with respect to the Aircraft and executed by the duly authorised representative of the Assignor as agent for the Assignee.

"Conditions Precedent" means the conditions specified in Section 3.01 and Section 3.02 of the Participation Agreement.

"Delivery" means the delivery of and transfer of title to the Aircraft to the Assignee in accordance with the Purchase Agreement and this Agreement.

"Delivery Date" means the date on which Delivery takes place.

"Expected Delivery Date" means the date on which the Aircraft is expected to be available for Delivery.

"Lease Agreement" means the lease agreement entered into as of ______________________, 2015 in respect of the Aircraft between the Assignee, as lessor, and the Assignor, as lessee.

"Lien" means (a) any lien, mortgage, charge, deed of trust, encumbrance, pledge, hypothecation, attachment, licence, assignment by way of security or security interest howsoever arising, (b) any other preferential arrangement resulting in a secured transaction or having the same economic or legal effect as any of the foregoing, (c) any agreement to give any of the foregoing, (d) any arrangement to prefer one creditor over another creditor, or (e) the interest of a vendor or lessor under any conditional sale agreement, lease, hire purchase agreement or other title retention arrangement, except as may have been created by the Assignor in favour of the Assignee.

"Loan Trustee" means [Wilmington Trust Company], not in its individual capacity but solely as Loan Trustee including its successors and assigns, provided that such successors and/or assigns (i) are not owned or controlled by an aircraft manufacturer and (ii) are not in direct or indirect competition with Airbus.

"Manuals and Technical Records" means those records, logs, manuals, technical data and other materials and documents relating to the Aircraft, together with any amendments thereto as shall be delivered pursuant to the Purchase Agreement.

"Notice, Acknowledgement and Consent" means the notice of this Agreement and the acknowledgement and consent of Airbus thereto and the agreement of the Assignor and the Assignee to the terms of such consent substantially in the form set out in Schedule 3 (Form of Notice, Acknowledgement and Consent to Purchase Agreement Assignment in Respect of Airbus [A321/A350] Aircraft Bearing Manufacturer's Serial Number [•]).

"Part" means an appliance, component, part, instrument, accessory, furnishing or other equipment of any nature excluding Buyer Furnished Equipment and the Propulsion Systems.

"Participation Agreement" means the participation agreement entered or to be entered into between, amongst others, the Assignor, the Beneficiaries and the Assignee relating to the Aircraft.

"Propulsion Systems" means collectively the two (2) CFM International model CFM56- 5B3/3 aircraft engines bearing manufacturer's serial numbers [•] and [•].3

"Purchase Agreement" means the Airbus A320 family purchase agreement dated 20 March 1998 between the Assignor, as purchaser, and Airbus, as seller, such purchase agreement together with its various letter agreements, exhibits and appendices (the “Original A320 Family Purchase Agreement”), as amended and restated by way of a deed of amendment and restatement of the Original A320 Family Purchase Agreement dated 2 August 2000, and as supplemented from time to time, relating to inter alia the purchase of the Aircraft.

"Purchase Price" means the purchase price of the Aircraft calculated in accordance with the Purchase Agreement to be paid to Airbus on the Delivery Date.

"Secured Parties" means:

(i) Wilmington Trust Company, as Loan Trustee,

3 Airbus. To be confirmed.

(ii) Wilmington Trust Company , as Pass Through Trustee,

(iii) Wilmington Trust Company, as Subordination Agent,

(iv)  Natixis, acting through its New York branch, as Liquidity Provider and including such person's successors and assigns provided that such successors and/or assigns (i) are not owned or controlled by an aircraft manufacturer and (ii) are not in direct or indirect competition with Airbus and "Secured Party" shall mean any of them.

1.2          In this Agreement a reference to any Clause, paragraph or Schedule is a reference to such Clause, paragraph or Schedule of this Agreement, and the headings of Clauses and Schedules are inserted for convenience of reference only and shall not affect the interpretation.

1.3          Reference to any document or agreement means such document or agreement as originally signed, or as modified, amended, varied, or supplemented from time to time.

Section 2.           Assignment.

2.1          Subject to the terms and conditions of this Agreement, the Assignor assigns with full title guarantee to the Assignee, in respect of the Aircraft:

(a)          the right to accept delivery of, purchase and, upon receipt of the Purchase Price by Airbus, take title to the Aircraft and to be named the "Buyer" in the Airbus Bill of Sale and invoice or similar document to be delivered in respect of the Aircraft at Delivery pursuant to the Purchase Agreement; and

(b)          the right to compel performance by Airbus of its obligations corresponding to the rights assigned under this Section 2.1.

2.2          The Assignee accepts the assignment contained in Section 2.1 above subject to the terms of this Agreement.

Section 3.          Payment of Purchase Price.

3.1          Subject to the terms and conditions of this Agreement and the fulfilment to the satisfaction of, or due waiver by, the Assignee of the Conditions Precedent, the Assignee shall, on the Delivery Date, purchase the Aircraft and pay the Purchase Price to Airbus.

3.2          The Assignor shall give to the Assignee prior written notice of the Expected Delivery Date. Such notice shall be received by the Assignee not later than the third Business Day prior to the Expected Delivery Date.

3.3          The payments to be made pursuant to Section 3.1 shall be made to such account as Airbus may specify to the Assignee.

3.4          The Assignor shall pay any amounts (other than those to be paid by the Assignee pursuant to Section 3.1) remaining to be paid by the "Buyer" under the Purchase Agreement in respect of the Aircraft when invoiced.

Section 4.          Rights and Obligations of the Assignor and Assignee.

4.1          The Assignee shall have no obligation or liability under the Purchase Agreement by reason of or arising out of this Agreement, provided that to the extent that the Assignee exercises any rights under the Purchase Agreement or makes any claim with respect to the Aircraft or any part thereof, the terms and conditions of the Purchase Agreement shall apply to and be binding upon the Assignee and the Assignee shall be subject to all obligations, restrictions, limitations and conditions of the Purchase Agreement with respect to the exercise of such rights or the making of such claim to the same extent as if the Assignee had been named "Buyer" thereunder.

4.2          The assignment referred to in Section 2.1 shall not constitute a novation of the Purchase Agreement. Notwithstanding this Agreement, the Assignor shall remain fully liable to Airbus to perform all the obligations and duties of the "Buyer" under the Purchase Agreement and the exercise by the Assignee of any of the rights assigned hereunder shall not release the Assignor from any of its duties or obligations to Airbus under the Purchase Agreement, save to the extent that such exercise by the Assignee shall constitute performance of such duties and obligations.

4.3          The parties agree, and stipulate in favour of Airbus, that, save to the extent rights are hereby assigned to the Assignee, all other terms of the Purchase Agreement shall continue to apply and have full effect between the Assignor and Airbus and nothing herein shall modify in any way the rights of Airbus under the Purchase Agreement or subject Airbus to any liabilities, obligations, costs, losses, expenses or damages to which it would not otherwise be subject.

Section 5.          Agency.

5.1          The Assignee appoints (and the Assignor hereby accepts such appointment) the Assignor as its sole agent to exercise on behalf of the Assignee the rights assigned to the Assignee under Section 2.1 and to sign and issue the Certificate of Acceptance provided however that this agency shall not authorise or entitle the Assignor to exercise any of the rights relating to passage of title to the Aircraft or the right to receive the Airbus Bill of Sale.

5.2          The Assignee undertakes to ratify and confirm and shall be bound by any act performed or omission made by the Assignor as its agent pursuant to this Section 5 (Agency).

5.3          The Assignor shall not be entitled to appoint any third party as its agent to exercise on its behalf any of its rights resulting from this Section 5 (Agency).

Section 6.          Representations, Warranties and Undertakings.

6.1          The Assignor represents and warrants to the Assignee that:

(a)          the Purchase Agreement is in full force and effect and is enforceable in accordance with its terms;

(b)          it is not in default under the Purchase Agreement;

(c)          it has not created or allowed to subsist any Lien over the whole or any part of the rights hereby assigned with respect to the Aircraft and the Purchase Agreement; and

(d)          upon Delivery of the Aircraft to the Assignee, the Assignee will acquire such title to the Aircraft as would have been conveyed to the Assignor under the Purchase Agreement but for the execution of this Agreement.

6.2          Each of the Assignor and the Assignee for itself undertakes that it shall not enter into any agreement with Airbus which would substantially amend, modify, rescind, cancel or terminate the Purchase Agreement in respect of the Aircraft without the prior consent of the other party, other than, in respect of the Assignor, to seek, request or authorise changes in the specification of the Aircraft or to order additional parts, equipment or furnishings for the Aircraft.

6.3         The Assignor undertakes that it shall:

(a)          exercise its rights (to the extent not assigned under this Agreement) and perform its duties and obligations under the Purchase Agreement; and

(b)          on or prior to the Delivery Date, notify Airbus of this Agreement in accordance with Clause 136 of the Law of Property Act (1925) and obtain the execution by Airbus of the Notice, Acknowledgement and Consent.

6.4          Each of the Assignor and the Assignee represents and warrants for itself that it shall, on or prior to the Delivery Date, have obtained any and all authorisations, licences, consents and approvals as are necessary or advisable for it to obtain in order to permit it to perform any of its obligations hereunder.

Section 7. Onward Transfer of Rights. Neither the Assignor nor the Assignee may assign, sell, transfer, delegate or otherwise dispose of any of its respective rights or obligations hereunder without the prior written consent of the other party and Airbus.

Section 8. Notification ("Signification"). In addition to the notice requirement set out in Section 6.3(b), this Agreement shall, at the Assignor’s cost and expense, be notified to Airbus on or within fourteen (14) days following the Delivery Date in accordance with the provisions of Article 1690 of the French Civil Code.

Section 9. Non-Disclosure. Each of the Assignor and the Assignee agrees that it shall not disclose to any person the terms of this Agreement and the Notice, Acknowledgement and Consent, except:

(a)          in connection with any legal proceedings arising out of or in connection with this Agreement; or

(b)          to any Beneficiary, provided that the Assignor or the Assignee disclosing such information shall cause and ensure that it obtains an undertaking in favour of the parties to this Agreement and Airbus from such Beneficiary in terms similar to this Section 9 (Non-Disclosure); or

(c)          as required by any applicable law or governmental regulations provided that the Assignor and/or the Assignee, as the case may be, shall use their reasonable efforts to obtain assurance that such information will be treated confidentially; or

(d)          to its accountants, auditors or legal advisers, provided that such accountants, auditors or legal advisers are under an ethical obligation to or agree to treat such information as confidential; or

(e)          with the prior written consent of Airbus, such consent not to be unreasonably withheld.

Section 10. Further Acts. The parties agree that at any time and from time to time, and at the cost of the Assignor, they shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may reasonably be necessary in order to give full effect to this Agreement and the rights and powers herein granted.

Section 11. Waiver. No term or provision of this Agreement may be changed, waived, discharged or terminated except by written instruments signed by or on behalf of each of the parties hereto and previously consented to in writing by Airbus.

Section 12.         Illegality.

12.1         If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect neither the legality, validity or enforceability of the remaining provisions shall in any way be affected or impaired.

12.2         Any provision of this Agreement which may prove to be or become illegal, invalid or unenforceable in whole or in part shall so far as reasonably possible be performed according to the spirit and purpose of this Agreement.

Section 13. Notices. Any notice or other communication given or made under this Agreement shall be in writing and, provided it shall be addressed as set out below, shall be deemed to have been duly given:

(a)          if sent by personal delivery, upon delivery at the address of the relevant party (provided that if the date of delivery is not a Business Day, notice shall be deemed to have been received on the first following Business Day);

(b)          if sent by post, then five (5) Business Days after posting; and

(c)          if sent by facsimile, when dispatched with correct confirmation printout (provided that if the date of receipt is not a Business Day, notice shall be deemed to have been received on the first following Business Day), to the parties as follows:

in the case of the Assignor to:

LATAM Airlines Group S.A.

Edificio Huidobro

Avenida Presidente Riesco 5711

piso 20

Las Condes

Santiago

Chile

Fax:           +56 22 565 8764

Attention:	Fleet Management Director

in the case of the Assignee to:

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo

Leasing Limited/Canastero Leasing Limited]4

c/o Maples Corporate Services Limited

PO Box 309,

Ugland House,

Grand Cayman,

KY1-1104,

Cayman Islands

Fax:                      +1 345 949 8080

Attention:            Wanda Ebanks

4 Delete as appropriate

in the case of Airbus to:

Airbus S.A.S.

1, rond-point Maurice Bellonte

31707 Blagnac Cedex

France

Fax:                  +33 5 61 93 41 95

Attention:        Vice-President Contracts and Delivery

Section 14. Counterparts. This Agreement may be executed by the parties in separate counterparts and any single counterpart or set of counterparts executed and delivered by the parties shall constitute one and the same Agreement and a full original Agreement for all purposes.

Section 15. Effective Date. This Agreement shall enter into effect and be binding upon the parties from the Delivery Date.

Section 16.         Governing Law and Jurisdiction.

16.1         This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

16.2         The parties irrevocably agree that the courts of England shall have exclusive jurisdiction to settle any disputes arising out of or in connection with this Agreement

16.3         Each of the parties irrevocably and unconditionally waives: (a) any immunity from the jurisdiction of the court mentioned in Clause 16.2 above and any immunity from suit, judgement, execution, set-off, attachment, arrest, specific performance, injunction or other judicial order or remedy to which it or any of its assets may be entitled at present or in the future in any jurisdiction in respect of any legal action or proceedings with respect to or in connection with this Agreement; and (b) any objections to such jurisdiction on the ground of venue or forum non conveniens or any similar grounds.

16.4         The Assignor irrevocably appoints the London office of the Assignor at present of 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ, England as its agent for service of process relating to any proceedings before the courts of England and Wales arising out of or in connection with the Relevant Documents (as defined in the Notice, Acknowledgement and Consent) and agrees to maintain the process agent in England notified to the parties.

16.5         The Assignee irrevocably appoints as its agent for service of process relating to any proceedings before the courts of England and Wales the person from time to time appointed by the Assignee as its agent for service of process in the United Kingdom pursuant to the Companies Act 2006 of the United Kingdom of Great Britain and Northern Ireland (such agent being as of this time [Mr. Gonzalo Garcia] of 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ, England).

Section 17. Third Party Rights. No person who is not a party to this Agreement (other than Airbus) shall be entitled to enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999. Notwithstanding the foregoing, this Agreement may be amended without the consent of any third party (other than Airbus).

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as a deed in three (3) originals on the day and year first above written.

SCHEDULE 1

FORM OF AIRCRAFT BILL OF SALE

(the “Bill of Sale”)

Know all men by these presents that Airbus S.A.S., a Société par Actions Simplifiée existing under French law and having its principal office at 1, rond-point Maurice Bellonte, 31707 Blagnac Cedex, FRANCE (the “Seller”), is, this            day of                             201[•], the owner of the title to the following airframe (the “Airframe”), the engines as specified (the “Propulsion Systems”) and all appliances, components, parts, instruments, accessories, furnishings, modules and other equipment of any nature, excluding buyer furnished equipment (“BFE”), incorporated therein, installed thereon or attached thereto on the date hereof (the “Parts”):

AIRFRAME:	PROPULSION SYSTEMS:
AIRBUS Model A321-200	CFM International model CFM56-5B3/3

MANUFACTURER'S SERIAL NUMBER:	ENGINE SERIAL NUMBERS:
[•]	LH (#1): [•]
REGISTRATION MARK:	RH (#2): [•]
[•]

and has such title to the BFE as was acquired by it from LATAM Airlines Group S.A. pursuant to a bill of sale dated ______________201[•] (the “BFE Bill of Sale”).

The Airframe, Propulsion Systems and Parts are hereafter together referred to as the “Aircraft”.

The Seller does, this          day of_________________201[•], sell, transfer and deliver all of its above described rights, title and interest in and to the Aircraft and the BFE to the following entity and to its successors and assigns forever, said Aircraft and the BFE to be the property thereof:

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]5

c/o Maples Corporate Services Limited

P.O. Box 309, Ugland House,

Grand Cayman, KY1-1104,

CAYMAN ISLANDS (the “Buyer”)

The Seller hereby warrants to the Buyer, its successors and assigns that it has (i) good and lawful right to sell, deliver and transfer title to the Aircraft to the Buyer and that there was conveyed to the Buyer good, legal and valid title to the Aircraft, free and clear of all liens, claims, charges, encumbrances and rights of others and that the Seller will warrant and defend such title forever against all claims and demands whatsoever and (ii) such title to the BFE as Seller has acquired from LATAM Airlines Group S.A. pursuant to the BFE Bill of Sale.

This Bill of Sale is governed by and shall be construed in accordance with the laws of England and Wales.

5 Delete as appropriate

IN WITNESS WHEREOF, the Seller has caused this instrument to be executed by its duly authorised representative this_______day of________________201[•] in Hamburg, Germany.

AIRBUS S.A.S.

Name:

Title:

Signature:

SCHEDULE 2

FORM OF CERTIFICATE OF ACCEPTANCE

In accordance with the terms of Clause 8 of the A320 purchase agreement dated 14 November 2006 between TAM - Linhas Aereas S.A. (“TAM”)(the “Customer”) and Airbus S.A.S., as novated to LATAM Airlines Group S.A. (the”Customer”) on 30 October 2014 and supplemented from time to time (the "Purchase Agreement"), the technical acceptance tests relating to one Airbus A321-200 aircraft bearing manufacturer’s serial number [•] and registration mark [•] (the “Aircraft”) have taken place in Hamburg, Germany.

In view of said tests having been carried out with satisfactory results, the Customer as agent of [•] (the “Owner”) pursuant to the purchase agreement assignment dated                              201[•] and made between the Customer and the Owner, hereby approves the Aircraft as being in conformity with the provisions of the Purchase Agreement and accepts the Aircraft for delivery in accordance with the provisions of the Purchase Agreement.

Such acceptance shall not impair the rights that may be derived from the airframe warranties relating to the Aircraft set forth in the Purchase Agreement.

Any right at law or otherwise to revoke this acceptance of the Aircraft is hereby irrevocably waived.

IN WITNESS WHEREOF, the Customer, as agent of the Owner, has caused this instrument to be executed by its duly authorised representative this _______ day of _______________ 201[•] in Hamburg, Germany.

LATAM Airlines Group S.A. as agent of [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]6 as Owner

Name:

Title:

Signature:

 6 Delete as appropriate

SCHEDULE 3

FORM OF NOTICE, ACKNOWLEDGEMENT AND CONSENT TO PURCHASE AGREEMENT ASSIGNMENT IN RESPECT OF AIRBUS A321 AIRCRAFT BEARING MANUFACTURER'S SERIAL NUMBER [•]

(the "Notice, Acknowledgement and Consent")

1.	Notice

Reference is made to a purchase agreement assignment made between LATAM Airlines Group S.A. (the "Assignor") and [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]7 (the "Assignee") and dated __________ 201[●] in respect of the Aircraft, more particularly described therein (the "Purchase Agreement Assignment"). The Assignor hereby notifies Airbus S.A.S., a Société par actions simplifiee duly created and existing under French law ("Airbus") that it has assigned certain of its rights under the Purchase Agreement to the Assignee on the terms set out in the attached Purchase Agreement Assignment.

2.	Consent

Airbus acknowledges and consents to the assignment provisions contained in Section 2.1 of the Purchase Agreement Assignment subject to the terms of this Notice, Acknowledgement and Consent.

3.	Interpretation

Capitalised terms used and not defined in this Notice, Acknowledgement and Consent shall have the meaning ascribed to them in the Purchase Agreement Assignment.

4.	Rights and Obligations of the Parties

4.1	Nothing herein or in the Purchase Agreement Assignment shall modify in any way the rights of Airbus under the Purchase Agreement or subject Airbus to any obligations, losses, costs, expenses, damages or liabilities to which it would not otherwise be subject nor require Airbus to transfer title to or possession of the Aircraft prior to receipt of payment in full of the Purchase Price of such Aircraft.

4.2	No novation shall take place by reason of the execution and performance of the Purchase Agreement Assignment and this Notice, Acknowledgement and Consent in relation to the obligations contained in the Purchase Agreement and the Assignor shall not be discharged from any of its duties or obligations under the Purchase Agreement save to the extent that such duties or obligations are performed by the Assignee.

7 Delete as appropriate

4.3	The Assignee agrees expressly for the benefit of Airbus that to the extent that the Assignee exercises any rights under the Purchase Agreement or makes any claim with respect to the Aircraft or any part thereof, the terms and conditions of the Purchase Agreement shall apply to and be binding upon the Assignee, and the Assignee shall be subject to all obligations, restrictions, limitations and conditions of the Purchase Agreement with respect to the exercise of such rights or the making of such claim to the same extent as if the Assignee had been named "Buyer" thereunder.

4.4	Airbus accepts the stipulations in its favour contained in the Purchase Agreement Assignment.

5.	Agency

5.1	If the Assignee and the Assignor shall at any time be in dispute as to which of them is the beneficiary of any particular assigned right or interest under the Purchase Agreement, Airbus shall be entitled to perform the corresponding obligations exclusively in favour of the Assignor until both the Assignee and the Assignor notify Airbus in writing of their agreement as to which of them is the beneficiary of such right.

5.2	Airbus shall be fully entitled to rely upon anything said or done or omitted by the Assignor as agent pursuant to Section 5 (Agency) of the Purchase Agreement Assignment as if such thing had been said or done or omitted by the Assignee itself, and the Assignee shall ratify and confirm any act performed or omission made by the Assignor as its agent.

6.	Indemnity

The Assignor hereby indemnifies and holds harmless Airbus from and against any and all costs, expenses, losses, damages and liabilities (including any taxes or duties of any kind) imposed on, incurred by or asserted against Airbus in any way relating to or arising out of this Notice, Acknowledgement and Consent and the Purchase Agreement Assignment, unless and except to the extent that such costs, expenses, losses, damages and liabilities are directly caused by the gross negligence or wilful misconduct of Airbus. Any claim for payment by Airbus shall be substantiated by the certificate of its Vice-President, Contracts Administration and Delivery Transactions (which shall, in the absence of manifest error, be conclusive and binding on the parties).

7.	Notices

7.1	Any notice or other communication given or made under this Notice, Acknowledgement and Consent shall be in writing and, provided it shall be addressed as set out below, shall be deemed to have been duly given:

(a)          if sent by personal delivery, upon delivery at the address of the relevant party (provided that if the date of delivery is not a Business Day, notice shall be deemed to have been received on the first following Business Day);

(b)          if sent by post, then five (5) Business Days after posting; and

(c)          if sent by facsimile, when dispatched with correct confirmation printout (provided that if the date of receipt is not a Business Day, notice shall be deemed to have been received on the first following Business Day), to the parties as follows:

in the case of the Assignor to:

LATAM Airlines Group S.A.

Edificio Huidobro

Avenida Presidente Riesco 5711

piso 20

Las Condes

Santiago

Chile

Fax:     +56 22 565 8764

Attention:        Fleet Management Director

in the case of the Assignee to:

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]

c/o Maples Corporate Services Limited

PO Box 309,

Ugland House,

Grand Cayman,

KY1-1104,

Cayman Islands

Fax:     +1 345 949 8080

Attention:       Wanda Ebanks

in the case of Airbus to:

Airbus S.A.S.

1, rond-point Maurice Bellonte

31707 Blagnac Cedex

France

Fax:     +33 5 61 93 41 95

Attention:          Vice-President Contracts and Delivery

8.	Non Disclosure

Each of the Assignor and the Assignee agrees that it shall not disclose to any person the terms of the Purchase Agreement Assignment or this Notice, Acknowledgement and Consent (together, the "Relevant Documents"), except:

(a)	in connection with any legal proceedings arising out of or in connection with the Relevant Documents; or

(b)	to any Beneficiary, provided that the Assignor or the Assignee disclosing such information shall cause and ensure that it obtains an undertaking in favour of the parties to this Notice, Acknowledgement and Consent from such Beneficiary in terms similar to this Section 7 (Non Disclosure); or

(c)	as required by any applicable law or governmental regulations; or

(d)	to its accountants, auditors or legal advisers provided that such accountants, auditors or legal advisers are under an ethical obligation to or agree to treat such information as confidential; or

(e)	with the prior written consent of Airbus such consent not to be unreasonably withheld.

9.	Illegality

9.1	If at any time any provision of this Notice, Acknowledgement and Consent is or becomes illegal, invalid or unenforceable in any respect neither the legality, validity or enforceability of the remaining provisions shall in any way be affected or impaired.

9.2	Any provision of this Consent which may prove to be or become illegal, invalid or unenforceable in whole or in part shall so far as reasonably possible be performed according to the spirit and purpose of this Consent.

10.	Counterparts

This Notice, Acknowledgement and Consent may be executed by the parties in separate counterparts and any single counterpart or set of counterparts executed and delivered by the parties shall constitute one and the same agreement and a full original agreement for all purposes.

11.	Governing Law and Jurisdiction

This Notice, Acknowledgement and Consent shall be governed by and construed in accordance with the laws of England and Wales. The courts of England shall have exclusive jurisdiction over any dispute arising out of this Notice, Acknowledgement and Consent.

12.	Purchase Agreement Consent

This Notice, Acknowledgement and Consent shall constitute the consent of Airbus required in respect of the Purchase Agreement Assignment pursuant to the Purchase Agreement.

13.	Effective Date

This Notice, Acknowledgement and Consent shall enter into effect and be binding upon the parties from the Delivery Date.

14.	Third Parties

The terms of this Notice, Acknowledgement and Consent may only be enforced by a party to it and the operation of the Contracts (Rights of third Parties) Act 1999 is excluded. This Consent may be amended without the consent of any third party.

IN WITNESS WHEREOF, the parties hereto have executed this Notice, Acknowledgement and Consent in three (3) originals on the day and year written below.

Dated:__________________________________201[●]

LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

AIRBUS S.A.S.

By:
Name:
Title:

[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED][8]

By:
Name:
Title:

8 Delete as appropriate

EXECUTION PAGE

PURCHASE AGREEMENT ASSIGNMENT MSN [•]

THE ASSIGNOR

EXECUTED and DELIVERED	)
as a DEED	)
by LATAM AIRLINES GROUP S.A.
and signed by	)
)
_______________ its________________________	)
being a person who in accordance with the	)
laws of Chile is acting under the	)
authority of the company	)
)
in the presence of:	)

By:
Name:
Title:

THE ASSIGNEE

EXECUTED and DELIVERED	)
as a DEED	)
by [PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING
LIMITED/CANASTERO LEASING LIMITED][9]	)
and signed by	)
)
its	)
being a person who in accordance with the	)
laws of the Cayman Islands is acting	)
under the authority of the company	)
)
in the presence of:	)

By:
Name:
Title:

9 Delete as appropriate

EXHIBIT K-3 to

NOTE PURCHASE AGREEMENT

FORM OF PURCHASE AGREEMENT ASSIGNMENT (AIRBUS A321 – TAM)

[Attached.]

Form Document

DATED_____________________2015

LATAM AIRLINES GROUP S.A.

AS ASSIGNOR

AND

[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED]1

AS ASSIGNEE

PURCHASE AGREEMENT ASSIGNMENT

RELATING TO

ONE (1) AIRBUS A321 AIRCRAFT WITH

MANUFACTURER'S SERIAL NUMBER [•] AND

CHILEAN REGISTRATION MARK [•] EQUIPPED WITH

TWO (2) CFM INTERNATIONAL PROPULSION

SYSTEMS

1 Delete as appropriate

		Page

Section 1.	Definitions and Interpretation	1

Section 2.	Assignment	4

Section 3.	Payment of Purchase Price	4

Section 4.	Rights and Obligations of the Assignor and Assignee	5

Section 5.	Agency	5

Section 6.	Representations, Warranties and Undertakings	5

Section 7.	Onward Transfer of Rights	6

Section 8.	Notification ("Signification")	6

Section 9.	Non-Disclosure	6

Section 10.	Further Acts	7

Section 11.	Waiver	7

Section 12.	Illegality	7

Section 13.	Notices	7

Section 14.	Counterparts	8

Section 15.	Effective Date	9

Section 16.	Governing Law and Jurisdiction	9

Section 17.	Third Party Rights	9

Schedule 1	Form of Aircraft Bill of Sale	1

Schedule 2	Form of Certificate of Acceptance	1

Schedule 3	Notice, Acknowledgement and Consent	1

THIS PURCHASE AGREEMENT ASSIGNMENT (this "Agreement") dated ___________ 2015 is made

BETWEEN:

(1)	LATAM AIRLINES GROUP S.A., a corporation organised and existing under the laws of Chile whose principal place of business is at Edificio Huidobro, Avenida Presidente Riesco 5711, piso 20, Las Condes, Santiago, Chile (the "Assignor"); and

(2)	[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED][2] , a company incorporated and existing under the laws of the Cayman Islands having its registered office at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1- 1104, Cayman Islands (the "Assignee").

RECITALS

(A)	WHEREAS, the Assignor and Airbus (as defined below) are parties to the Purchase Agreement (as defined below);

(B)	WHEREAS, pursuant to the Purchase Agreement, Airbus as seller undertakes, among other things, to supply and sell, and the Assignor as buyer undertakes, among other things, to purchase and accept delivery, of certain Airbus aircraft and related goods and services including the Aircraft (as defined below); and

(C)	WHEREAS, in connection with the financing of the acquisition of the Aircraft, the Assignor wishes to assign certain of its rights under the Purchase Agreement in respect of the Aircraft to the Assignee upon the terms and subject to the conditions of this Agreement.

IT IS AGREED AS FOLLOWS:

Section 1.          Definitions and Interpretation.

1.1       In this Agreement, including the recitals and the schedules, the following terms shall have the following meanings:

"Airbus" means Airbus S.A.S., a Société par actions simplifiee duly created and existing under French law, whose principal place of business is at 1, rond-point Maurice Bellonte, 31700 Blagnac, Cédex, France (formerly known as Airbus G.I.E. and Airbus Industrie G.I.E.) and includes its successors and assigns.

"Airbus Bill of Sale" means the bill of sale relating to the Aircraft substantially in the form set out in Schedule 1 (Form of Aircraft Bill of Sale), duly completed with respect to the Aircraft and executed by a duly authorised representative of Airbus.

2 Delete as appropriate

"Aircraft" means collectively (i) the Airframe (ii) the Propulsion Systems attached thereto, and where the context so admits, (iii) the Manuals and Technical Records.

"Airframe" means the Airbus A321 aircraft bearing manufacturer’s serial number [•] (excluding the Propulsion Systems) together with all Parts incorporated in, installed on or attached to such airframe on the Delivery Date.

"Beneficiaries" means the Loan Trustee and the Secured Parties and their successors, assigns and transferees, provided that (i) such successors, assigns and/or transferees are not owned or controlled by an aircraft manufacturer and (ii) are not in direct or indirect competition with Airbus.

"Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for general business in Paris, Hamburg and Santiago and, if a payment in Dollars is required to be made on that day, New York City.

"Buyer Furnished Equipment" means the buyer furnished equipment supplied by or on behalf of the Assignor in respect of the Aircraft on or prior to the Delivery Date pursuant to the Purchase Agreement.

"Certificate of Acceptance" means the certificate of acceptance relating to the Aircraft substantially in the form set out in Schedule 2 (Form of Certificate of Acceptance), duly completed with respect to the Aircraft and executed by the duly authorised representative of the Assignor as agent for the Assignee.

"Conditions Precedent" means the conditions specified in Section 3.01 and Section 3.02 of the Participation Agreement.

"Delivery" means the delivery of and transfer of title to the Aircraft to the Assignee in accordance with the Purchase Agreement and this Agreement.

"Delivery Date" means the date on which Delivery takes place.

"Expected Delivery Date" means the date on which the Aircraft is expected to be available for Delivery.

"Lease Agreement" means the lease agreement entered into as of_________________, 2015 in respect of the Aircraft between the Assignee, as lessor, and the Assignor, as lessee.

"Lien" means (a) any lien, mortgage, charge, deed of trust, encumbrance, pledge, hypothecation, attachment, licence, assignment by way of security or security interest howsoever arising, (b) any other preferential arrangement resulting in a secured transaction or having the same economic or legal effect as any of the foregoing, (c) any agreement to give any of the foregoing, (d) any arrangement to prefer one creditor over another creditor, or (e) the interest of a vendor or lessor under any conditional sale agreement, lease, hire purchase agreement or other title retention arrangement, except as may have been created by the Assignor in favour of the Assignee.

"Loan Trustee" means [Wilmington Trust Company], not in its individual capacity but solely as Loan Trustee including its successors and assigns, provided that such successors and/or assigns (i) are not owned or controlled by an aircraft manufacturer and (ii) are not in direct or indirect competition with Airbus.

"Manuals and Technical Records" means those records, logs, manuals, technical data and other materials and documents relating to the Aircraft, together with any amendments thereto as shall be delivered pursuant to the Purchase Agreement.

"Notice, Acknowledgement and Consent" means the notice of this Agreement and the acknowledgement and consent of Airbus thereto and the agreement of the Assignor and the Assignee to the terms of such consent substantially in the form set out in Schedule 3 (Form of Notice, Acknowledgement and Consent to Purchase Agreement Assignment in Respect of Airbus [A321/A350] Aircraft Bearing Manufacturer's Serial Number [•]).

"Part" means an appliance, component, part, instrument, accessory, furnishing or other equipment of any nature excluding Buyer Furnished Equipment and the Propulsion Systems.

"Participation Agreement" means the participation agreement entered or to be entered into between, amongst others, the Assignor, the Beneficiaries and the Assignee relating to the Aircraft.

"Propulsion Systems" means collectively the two (2) CFM International model CFM56- 5B3/3 aircraft engines bearing manufacturer's serial numbers [•] and [•].3

"Purchase Agreement" means the Airbus A320F/A330 purchase agreement dated 14 November 2006 between TAM Linhas Aéreas S.A., as purchaser, and Airbus, as seller (as novated to the Assignor on 30 October 2014), such purchase agreement together with its various letter agreements, exhibits and appendices, as amended and supplemented from time to time, relating to inter alia the purchase of the Aircraft.

"Purchase Price" means the purchase price of the Aircraft calculated in accordance with the Purchase Agreement to be paid to Airbus on the Delivery Date.

"Secured Parties" means:

(i) Wilmington Trust Company, as Loan Trustee,

(ii) Wilmington Trust Company , as Pass Through Trustee,

(iii) Wilmington Trust Company, as Subordination Agent,

3 Airbus. To be confirmed.

(iv) Natixis, acting through its New York branch , as Liquidity Provider and including such person's successors and assigns provided that such successors and/or assigns (i) are not owned or controlled by an aircraft manufacturer and (ii) are not in direct or indirect competition with Airbus and "Secured Party" shall mean any of them.

1.2           In this Agreement a reference to any Clause, paragraph or Schedule is a reference to such Clause, paragraph or Schedule of this Agreement, and the headings of Clauses and Schedules are inserted for convenience of reference only and shall not affect the interpretation.

1.3           Reference to any document or agreement means such document or agreement as originally signed, or as modified, amended, varied, or supplemented from time to time.

Section 2.               Assignment.

2.1           Subject to the terms and conditions of this Agreement, the Assignor assigns with full title guarantee to the Assignee, in respect of the Aircraft:

(a)          the right to accept delivery of, purchase and, upon receipt of the Purchase Price by Airbus, take title to the Aircraft and to be named the "Buyer" in the Airbus Bill of Sale and invoice or similar document to be delivered in respect of the Aircraft at Delivery pursuant to the Purchase Agreement; and

(b)          the right to compel performance by Airbus of its obligations corresponding to the rights assigned under this Section 2.1.

2.2           The Assignee accepts the assignment contained in Section 2.1 above subject to the terms of this Agreement.

Section 3.               Payment of Purchase Price.

3.1           Subject to the terms and conditions of this Agreement and the fulfilment to the satisfaction of, or due waiver by, the Assignee of the Conditions Precedent, the Assignee shall, on the Delivery Date, purchase the Aircraft and pay the Purchase Price to Airbus.

3.2           The Assignor shall give to the Assignee prior written notice of the Expected Delivery Date. Such notice shall be received by the Assignee not later than the third Business Day prior to the Expected Delivery Date.

3.3           The payments to be made pursuant to Section 3.1 shall be made to such account as Airbus may specify to the Assignee.

3.4           The Assignor shall pay any amounts (other than those to be paid by the Assignee pursuant to Section 3.1) remaining to be paid by the "Buyer" under the Purchase Agreement in respect of the Aircraft when invoiced.

Section 4.              Rights and Obligations of the Assignor and Assignee.

4.1          The Assignee shall have no obligation or liability under the Purchase Agreement by reason of or arising out of this Agreement, provided that to the extent that the Assignee exercises any rights under the Purchase Agreement or makes any claim with respect to the Aircraft or any part thereof, the terms and conditions of the Purchase Agreement shall apply to and be binding upon the Assignee and the Assignee shall be subject to all obligations, restrictions, limitations and conditions of the Purchase Agreement with respect to the exercise of such rights or the making of such claim to the same extent as if the Assignee had been named "Buyer" thereunder.

4.2          The assignment referred to in Section 2.1 shall not constitute a novation of the Purchase Agreement. Notwithstanding this Agreement, the Assignor shall remain fully liable to Airbus to perform all the obligations and duties of the "Buyer" under the Purchase Agreement and the exercise by the Assignee of any of the rights assigned hereunder shall not release the Assignor from any of its duties or obligations to Airbus under the Purchase Agreement, save to the extent that such exercise by the Assignee shall constitute performance of such duties and obligations.

4.3          The parties agree, and stipulate in favour of Airbus, that, save to the extent rights are hereby assigned to the Assignee, all other terms of the Purchase Agreement shall continue to apply and have full effect between the Assignor and Airbus and nothing herein shall modify in any way the rights of Airbus under the Purchase Agreement or subject Airbus to any liabilities, obligations, costs, losses, expenses or damages to which it would not otherwise be subject.

Section 5.              Agency.

5.1          The Assignee appoints (and the Assignor hereby accepts such appointment) the Assignor as its sole agent to exercise on behalf of the Assignee the rights assigned to the Assignee under Section 2.1 and to sign and issue the Certificate of Acceptance provided however that this agency shall not authorise or entitle the Assignor to exercise any of the rights relating to passage of title to the Aircraft or the right to receive the Airbus Bill of Sale.

5.2          The Assignee undertakes to ratify and confirm and shall be bound by any act performed or omission made by the Assignor as its agent pursuant to this Section 5 (Agency).

5.3          The Assignor shall not be entitled to appoint any third party as its agent to exercise on its behalf any of its rights resulting from this Section 5 (Agency).

Section 6.              Representations, Warranties and Undertakings.

6.1          The Assignor represents and warrants to the Assignee that:

(a)          the Purchase Agreement is in full force and effect and is enforceable in accordance with its terms;

(b)          it is not in default under the Purchase Agreement;

(c)          it has not created or allowed to subsist any Lien over the whole or any part of the rights hereby assigned with respect to the Aircraft and the Purchase Agreement; and

(d)          upon Delivery of the Aircraft to the Assignee, the Assignee will acquire such title to the Aircraft as would have been conveyed to the Assignor under the Purchase Agreement but for the execution of this Agreement.

6.2           Each of the Assignor and the Assignee for itself undertakes that it shall not enter into any agreement with Airbus which would substantially amend, modify, rescind, cancel or terminate the Purchase Agreement in respect of the Aircraft without the prior consent of the other party, other than, in respect of the Assignor, to seek, request or authorise changes in the specification of the Aircraft or to order additional parts, equipment or furnishings for the Aircraft.

6.3           The Assignor undertakes that it shall:

(a)          exercise its rights (to the extent not assigned under this Agreement) and perform its duties and obligations under the Purchase Agreement; and

(b)          on or prior to the Delivery Date, notify Airbus of this Agreement in accordance with Clause 136 of the Law of Property Act (1925) and obtain the execution by Airbus of the Notice, Acknowledgement and Consent.

6.4           Each of the Assignor and the Assignee represents and warrants for itself that it shall, on or prior to the Delivery Date, have obtained any and all authorisations, licences, consents and approvals as are necessary or advisable for it to obtain in order to permit it to perform any of its obligations hereunder.

Section 7. Onward Transfer of Rights. Neither the Assignor nor the Assignee may assign, sell, transfer, delegate or otherwise dispose of any of its respective rights or obligations hereunder without the prior written consent of the other party and Airbus.

Section 8.     Notification ("Signification"). In addition to the notice requirement set out in Section 6.3(b), this Agreement shall, at the Assignor’s cost and expense, be notified to Airbus on or within fourteen (14) days following the Delivery Date in accordance with the provisions of Article 1690 of the French Civil Code.

Section 9.     Non-Disclosure. Each of the Assignor and the Assignee agrees that it shall not disclose to any person the terms of this Agreement and the Notice, Acknowledgement and Consent, except:

(a)          in connection with any legal proceedings arising out of or in connection with this Agreement; or

(b)          to any Beneficiary, provided that the Assignor or the Assignee disclosing such information shall cause and ensure that it obtains an undertaking in favour of the parties to this Agreement and Airbus from such Beneficiary in terms similar to this Section 9 (Non-Disclosure); or

(c)          as required by any applicable law or governmental regulations provided that the Assignor and/or the Assignee, as the case may be, shall use their reasonable efforts to obtain assurance that such information will be treated confidentially; or

(d)          to its accountants, auditors or legal advisers, provided that such accountants, auditors or legal advisers are under an ethical obligation to or agree to treat such information as confidential; or

(e)          with the prior written consent of Airbus, such consent not to be unreasonably withheld.

Section 10. Further Acts. The parties agree that at any time and from time to time, and at the cost of the Assignor, they shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may reasonably be necessary in order to give full effect to this Agreement and the rights and powers herein granted.

Section 11. Waiver. No term or provision of this Agreement may be changed, waived, discharged or terminated except by written instruments signed by or on behalf of each of the parties hereto and previously consented to in writing by Airbus.

Section 12.             Illegality.

12.1         If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect neither the legality, validity or enforceability of the remaining provisions shall in any way be affected or impaired.

12.2         Any provision of this Agreement which may prove to be or become illegal, invalid or unenforceable in whole or in part shall so far as reasonably possible be performed according to the spirit and purpose of this Agreement.

Section 13. Notices. Any notice or other communication given or made under this Agreement shall be in writing and, provided it shall be addressed as set out below, shall be deemed to have been duly given:

(a)          if sent by personal delivery, upon delivery at the address of the relevant party (provided that if the date of delivery is not a Business Day, notice shall be deemed to have been received on the first following Business Day);

(b)          if sent by post, then five (5) Business Days after posting; and

(c)          if sent by facsimile, when dispatched with correct confirmation printout (provided that if the date of receipt is not a Business Day, notice shall be deemed to have been received on the first following Business Day), to the parties as follows:

in the case of the Assignor to:

LATAM Airlines Group S.A.

Edificio Huidobro

Avenida Presidente Riesco 5711

piso 20

Las Condes

Santiago

Chile

Fax:      +56 22 565 8764

Attention:        Fleet Management Director

in the case of the Assignee to:

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo

Leasing Limited/Canastero Leasing Limited]4

c/o Maples Corporate Services Limited

PO Box 309,

Ugland House,

Grand Cayman,

KY1-1104,

Cayman Islands

Fax:                 +1 345 949 8080

Attention:          Wanda Ebanks

in the case of Airbus to:

Airbus S.A.S.

1, rond-point Maurice Bellonte

31707 Blagnac Cedex

France

Fax:                 +33 5 61 93 41 95

Attention:        Vice-President Contracts and Delivery

Section 14. Counterparts. This Agreement may be executed by the parties in separate counterparts and any single counterpart or set of counterparts executed and delivered by the parties shall constitute one and the same Agreement and a full original Agreement for all purposes.

4 Delete as appropriate

Section 15. Effective Date. This Agreement shall enter into effect and be binding upon the parties from the Delivery Date.

Section 16.   Governing Law and Jurisdiction.

16.1        This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

16.2        The parties irrevocably agree that the courts of England shall have exclusive jurisdiction to settle any disputes arising out of or in connection with this Agreement

16.3        Each of the parties irrevocably and unconditionally waives: (a) any immunity from the jurisdiction of the court mentioned in Clause 16.2 above and any immunity from suit, judgement, execution, set-off, attachment, arrest, specific performance, injunction or other judicial order or remedy to which it or any of its assets may be entitled at present or in the future in any jurisdiction in respect of any legal action or proceedings with respect to or in connection with this Agreement; and (b) any objections to such jurisdiction on the ground of venue or forum non conveniens or any similar grounds.

16.4        The Assignor irrevocably appoints the London office of the Assignor at present of 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ, England as its agent for service of process relating to any proceedings before the courts of England and Wales arising out of or in connection with the Relevant Documents (as defined in the Notice, Acknowledgement and Consent) and agrees to maintain the process agent in England notified to the parties.

16.5        The Assignee irrevocably appoints as its agent for service of process relating to any proceedings before the courts of England and Wales the person from time to time appointed by the Assignee as its agent for service of process in the United Kingdom pursuant to the Companies Act 2006 of the United Kingdom of Great Britain and Northern Ireland (such agent being as of this time [Mr. Gonzalo Garcia] of 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ, England).

Section 17. Third Party Rights. No person who is not a party to this Agreement (other than Airbus) shall be entitled to enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999. Notwithstanding the foregoing, this Agreement may be amended without the consent of any third party (other than Airbus).

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as a deed in three (3) originals on the day and year first above written.

SCHEDULE 1

FORM OF AIRCRAFT BILL OF SALE

(the “Bill of Sale”)

Know all men by these presents that Airbus S.A.S., a Société par Actions Simplifiée existing under French law and having its principal office at 1, rond-point Maurice Bellonte, 31707 Blagnac Cedex, FRANCE (the “Seller”), is, this                  day of                       201[•], the owner of the title to the following airframe (the “Airframe”), the engines as specified (the “Propulsion Systems”) and all appliances, components, parts, instruments, accessories, furnishings, modules and other equipment of any nature, excluding buyer furnished equipment (“BFE”), incorporated therein, installed thereon or attached thereto on the date hereof (the “Parts”):

AIRFRAME:	PROPULSION SYSTEMS:
AIRBUS Model A321-200	CFM International model CFM56-5B3/3

MANUFACTURER'S SERIAL NUMBER:	ENGINE SERIAL NUMBERS:
[•]	LH (#1): [•]
REGISTRATION MARK:	RH (#2): [•]
[•]

and has such title to the BFE as was acquired by it from LATAM Airlines Group S.A. pursuant to a bill of sale dated ______________201[•] (the “BFE Bill of Sale”).

The Airframe, Propulsion Systems and Parts are hereafter together referred to as the “Aircraft”.

The Seller does, this         day of__________________201[•], sell, transfer and deliver all of its above described rights, title and interest in and to the Aircraft and the BFE to the following entity and to its successors and assigns forever, said Aircraft and the BFE to be the property thereof:

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]5

c/o Maples Corporate Services Limited

P.O. Box 309, Ugland House,

Grand Cayman, KY1-1104,

CAYMAN ISLANDS (the “Buyer”)

The Seller hereby warrants to the Buyer, its successors and assigns that it has (i) good and lawful right to sell, deliver and transfer title to the Aircraft to the Buyer and that there was conveyed to the Buyer good, legal and valid title to the Aircraft, free and clear of all liens, claims, charges, encumbrances and rights of others and that the Seller will warrant and defend such title forever against all claims and demands whatsoever and (ii) such title to the BFE as Seller has acquired from LATAM Airlines Group S.A. pursuant to the BFE Bill of Sale.

This Bill of Sale is governed by and shall be construed in accordance with the laws of England and Wales.

5 Delete as appropriate

IN WITNESS WHEREOF, the Seller has caused this instrument to be executed by its duly authorised representative this _______ day of_______________201[•] in Hamburg, Germany.

AIRBUS S.A.S.

Name:

Title:

Signature:

SCHEDULE 2

FORM OF CERTIFICATE OF ACCEPTANCE

In accordance with the terms of Clause 8 of the A320F/A330 purchase agreement dated dated 14 November 2006 between TAM - Linhas Aereas S.A. ("TAM") and Airbus S.A.S., as novated to LATAM Airlines Group S.A. (the "Customer") on 30 October 2014 and supplemented from time to time (the "Purchase Agreement"), the technical acceptance tests relating to one Airbus A321-200 aircraft bearing manufacturer’s serial number [•] and registration mark [•] (the “Aircraft”) have taken place in Hamburg, Germany.

In view of said tests having been carried out with satisfactory results, the Customer as agent of [•] (the “Owner”) pursuant to the purchase agreement assignment dated______________201[•] and made between the Customer and the Owner, hereby approves the Aircraft as being in conformity with the provisions of the Purchase Agreement and accepts the Aircraft for delivery in accordance with the provisions of the Purchase Agreement.

Such acceptance shall not impair the rights that may be derived from the airframe warranties relating to the Aircraft set forth in the Purchase Agreement.

Any right at law or otherwise to revoke this acceptance of the Aircraft is hereby irrevocably waived.

IN WITNESS WHEREOF, the Customer, as agent of the Owner, has caused this instrument to be executed by its duly authorised representative this _______ day of ___________ 201[•] in Hamburg, Germany.

LATAM Airlines Group S.A. as agent of [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]6 as Owner

Name:

Title:

Signature:

6 Delete as appropriate

SCHEDULE 3

FORM OF NOTICE, ACKNOWLEDGEMENT AND CONSENT TO PURCHASE

AGREEMENT ASSIGNMENT IN RESPECT OF AIRBUS A321 AIRCRAFT BEARING

MANUFACTURER'S SERIAL NUMBER [•]

(the "Notice, Acknowledgement and Consent")

1.	Notice

Reference is made to a purchase agreement assignment made between LATAM Airlines Group S.A. (the "Assignor") and [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]7 (the "Assignee") and dated _____ 201[●] in respect of the Aircraft, more particularly described therein (the "Purchase Agreement Assignment"). The Assignor hereby notifies Airbus S.A.S., a Société par actions simplifiee duly created and existing under French law ("Airbus") that it has assigned certain of its rights under the Purchase Agreement to the Assignee on the terms set out in the attached Purchase Agreement Assignment.

2.	Consent

Airbus acknowledges and consents to the assignment provisions contained in Section 2.1 of the Purchase Agreement Assignment subject to the terms of this Notice, Acknowledgement and Consent.

3.	Interpretation

Capitalised terms used and not defined in this Notice, Acknowledgement and Consent shall have the meaning ascribed to them in the Purchase Agreement Assignment.

4.	Rights and Obligations of the Parties

4.1	Nothing herein or in the Purchase Agreement Assignment shall modify in any way the rights of Airbus under the Purchase Agreement or subject Airbus to any obligations, losses, costs, expenses, damages or liabilities to which it would not otherwise be subject nor require Airbus to transfer title to or possession of the Aircraft prior to receipt of payment in full of the Purchase Price of such Aircraft.

4.2	No novation shall take place by reason of the execution and performance of the Purchase Agreement Assignment and this Notice, Acknowledgement and Consent in relation to the obligations contained in the Purchase Agreement and the Assignor shall not be discharged from any of its duties or obligations under the Purchase Agreement save to the extent that such duties or obligations are performed by the Assignee.

4.3	The Assignee agrees expressly for the benefit of Airbus that to the extent that the Assignee exercises any rights under the Purchase Agreement or makes any claim with respect to the Aircraft or any part thereof, the terms and conditions of the Purchase Agreement shall apply to and be binding upon the Assignee, and the Assignee shall be subject to all obligations, restrictions, limitations and conditions of the Purchase Agreement with respect to the exercise of such rights or the making of such claim to the same extent as if the Assignee had been named "Buyer" thereunder.

7 Delete as appropriate

4.4	Airbus accepts the stipulations in its favour contained in the Purchase Agreement Assignment.

5.	Agency

5.1	If the Assignee and the Assignor shall at any time be in dispute as to which of them is the beneficiary of any particular assigned right or interest under the Purchase Agreement, Airbus shall be entitled to perform the corresponding obligations exclusively in favour of the Assignor until both the Assignee and the Assignor notify Airbus in writing of their agreement as to which of them is the beneficiary of such right.

5.2	Airbus shall be fully entitled to rely upon anything said or done or omitted by the Assignor as agent pursuant to Section 5 (Agency) of the Purchase Agreement Assignment as if such thing had been said or done or omitted by the Assignee itself, and the Assignee shall ratify and confirm any act performed or omission made by the Assignor as its agent.

6.	Indemnity

The Assignor hereby indemnifies and holds harmless Airbus from and against any and all costs, expenses, losses, damages and liabilities (including any taxes or duties of any kind) imposed on, incurred by or asserted against Airbus in any way relating to or arising out of this Notice, Acknowledgement and Consent and the Purchase Agreement Assignment, unless and except to the extent that such costs, expenses, losses, damages and liabilities are directly caused by the gross negligence or wilful misconduct of Airbus. Any claim for payment by Airbus shall be substantiated by the certificate of its Vice-President, Contracts Administration and Delivery Transactions (which shall, in the absence of manifest error, be conclusive and binding on the parties).

7.	Notices

7.1	Any notice or other communication given or made under this Notice, Acknowledgement and Consent shall be in writing and, provided it shall be addressed as set out below, shall be deemed to have been duly given:

(a)          if sent by personal delivery, upon delivery at the address of the relevant party (provided that if the date of delivery is not a Business Day, notice shall be deemed to have been received on the first following Business Day);

(b)	if sent by post, then five (5) Business Days after posting; and

(c)          if sent by facsimile, when dispatched with correct confirmation printout (provided that if the date of receipt is not a Business Day, notice shall be deemed to have been received on the first following Business Day), to the parties as follows:

in the case of the Assignor to:

LATAM Airlines Group S.A.

Edificio Huidobro

Avenida Presidente Riesco 5711

piso 20

Las Condes

Santiago

Chile

Fax:       +56 22 565 8764

Attention:        Fleet Management Director

in the case of the Assignee to:

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing

Limited/Canastero Leasing Limited]

c/o Maples Corporate Services Limited

PO Box 309,

Ugland House,

Grand Cayman,

KY1-1104,

Cayman Islands

Fax:        +1 345 949 8080

Attention:        Wanda Ebanks

in the case of Airbus to:

Airbus S.A.S.

1, rond-point Maurice Bellonte

31707 Blagnac Cedex

France

Fax:        +33 5 61 93 41 95

Attention:             Vice-President Contracts and Delivery

8.	Non Disclosure

Each of the Assignor and the Assignee agrees that it shall not disclose to any person the terms of the Purchase Agreement Assignment or this Notice, Acknowledgement and Consent (together, the "Relevant Documents"), except:

(a)	in connection with any legal proceedings arising out of or in connection with the Relevant Documents; or

(b)	to any Beneficiary, provided that the Assignor or the Assignee disclosing such information shall cause and ensure that it obtains an undertaking in favour of the parties to this Notice, Acknowledgement and Consent from such Beneficiary in terms similar to this Section 7 (Non Disclosure); or

(c)	as required by any applicable law or governmental regulations; or

(d)	to its accountants, auditors or legal advisers provided that such accountants, auditors or legal advisers are under an ethical obligation to or agree to treat such information as confidential; or

(e)	with the prior written consent of Airbus such consent not to be unreasonably withheld.

9.	Illegality

9.1	If at any time any provision of this Notice, Acknowledgement and Consent is or becomes illegal, invalid or unenforceable in any respect neither the legality, validity or enforceability of the remaining provisions shall in any way be affected or impaired.

9.2	Any provision of this Consent which may prove to be or become illegal, invalid or unenforceable in whole or in part shall so far as reasonably possible be performed according to the spirit and purpose of this Consent.

10.	Counterparts

This Notice, Acknowledgement and Consent may be executed by the parties in separate counterparts and any single counterpart or set of counterparts executed and delivered by the parties shall constitute one and the same agreement and a full original agreement for all purposes.

11.	Governing Law and Jurisdiction

This Notice, Acknowledgement and Consent shall be governed by and construed in accordance with the laws of England and Wales. The courts of England shall have exclusive jurisdiction over any dispute arising out of this Notice, Acknowledgement and Consent.

12.	Purchase Agreement Consent

This Notice, Acknowledgement and Consent shall constitute the consent of Airbus required in respect of the Purchase Agreement Assignment pursuant to the Purchase Agreement.

13.	Effective Date

This Notice, Acknowledgement and Consent shall enter into effect and be binding upon the parties from the Delivery Date.

14.	Third Parties

The terms of this Notice, Acknowledgement and Consent may only be enforced by a party to it and the operation of the Contracts (Rights of third Parties) Act 1999 is excluded. This Consent may be amended without the consent of any third party.

IN WITNESS WHEREOF, the parties hereto have executed this Notice, Acknowledgement and Consent in three (3) originals on the day and year written below.

Dated:__________________________________201[●]

LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

AIRBUS S.A.S.

By:
Name:
Title:

[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED][8]

By:
Name:
Title:

8 Delete as appropriate

EXECUTION PAGE

PURCHASE AGREEMENT ASSIGNMENT MSN [•]

THE ASSIGNOR

EXECUTED and DELIVERED	)
as a DEED	)
by LATAM AIRLINES GROUP S.A.
and signed by	)
)
_____________ its______________________	)
being a person who in accordance with the	)
laws of Chile is acting under the	)
authority of the company	)
)
in the presence of:	)

By:
Name:
Title:

THE ASSIGNEE

EXECUTED and DELIVERED	)
as a DEED	)
by [PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING
LIMITED/CANASTERO LEASING LIMITED][9]	)
and signed by	)
)
________________ its_____________________	)
being a person who in accordance with the	)
laws of the Cayman Islands is acting	)
under the authority of the company	)
)
in the presence of:	)

By:
Name:
Title:

9 Delete as appropriate

EXHIBIT K-4 to

NOTE PURCHASE AGREEMENT

FORM OF PURCHASE AGREEMENT ASSIGNMENT (AIRBUS A350)

[Attached.]

Form Document

DATED________________________2015

LATAM AIRLINES GROUP S.A.

AS ASSIGNOR

AND

[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED]1

AS ASSIGNEE

PURCHASE AGREEMENT ASSIGNMENT

RELATING TO

ONE (1) AIRBUS A350XWB AIRCRAFT WITH MANUFACTURER'S SERIAL NUMBER [•] AND CHILEAN REGISTRATION MARK [•] EQUIPPED WITH TWO (2) ROLLS-ROYCE TRENT PROPULSION SYSTEMS

1 Delete as appropriate

		Page

Section 1.	Definitions and Interpretation	1

Section 2.	Assignment	4

Section 3.	Payment of Purchase Price	4

Section 4.	Rights and Obligations of the Assignor and Assignee	5

Section 5.	Agency	5

Section 6.	Representations, Warranties and Undertakings	5

Section 7.	Onward Transfer of Rights	6

Section 8.	Notification ("Signification")	6

Section 9.	Non-Disclosure	6

Section 10.	Further Acts	7

Section 11.	Waiver	7

Section 12.	Illegality	7

Section 13.	Notices	7

Section 14.	Counterparts	7

Section 15.	Effective Date	8

Section 16.	Governing Law and Jurisdiction	9

Section 17.	Third Party Rights	9

Schedule 1	Form of Aircraft Bill of Sale	1

Schedule 2	Form of Certificate of Acceptance	1

Schedule 3	Notice, Acknowledgement and Consent	1

THIS PURCHASE AGREEMENT ASSIGNMENT (this "Agreement") dated ______________ 2015 is made

BETWEEN:

(1)	LATAM AIRLINES GROUP S.A., a corporation organised and existing under the laws of Chile whose principal place of business is at Edificio Huidobro, Avenida Presidente Riesco 5711, piso 20, Las Condes, Santiago, Chile (the "Assignor"); and

(2)	[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED][2] , a company incorporated and existing under the laws of the Cayman Islands having its registered office at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1- 1104, Cayman Islands (the "Assignee").

RECITALS

(A)	WHEREAS, the Assignor and Airbus (as defined below) are parties to the Purchase Agreement (as defined below);

(B)	WHEREAS, pursuant to the Purchase Agreement, Airbus as seller undertakes, among other things, to supply and sell, and the Assignor as buyer undertakes, among other things, to purchase and accept delivery, of certain Airbus aircraft and related goods and services including the Aircraft (as defined below); and

(C)	WHEREAS, in connection with the financing of the acquisition of the Aircraft, the Assignor wishes to assign certain of its rights under the Purchase Agreement in respect of the Aircraft to the Assignee upon the terms and subject to the conditions of this Agreement.

IT IS AGREED AS FOLLOWS:

Section 1.              Definitions and Interpretation.

1.1           In this Agreement, including the recitals and the schedules, the following terms shall have the following meanings:

"Airbus" means Airbus S.A.S., a Société par actions simplifiee duly created and existing under French law, whose principal place of business is at 1, rond-point Maurice Bellonte, 31700 Blagnac, Cédex, France and includes its successors and assigns.

"Airbus Bill of Sale" means the bill of sale relating to the Aircraft substantially in the form set out in Schedule 1 (Form of Aircraft Bill of Sale), duly completed with respect to the Aircraft and executed by a duly authorised representative of Airbus.

2 Delete as appropriate

"Aircraft" means collectively (i) the Airframe (ii) the Propulsion Systems attached thereto, and where the context so admits, (iii) the Manuals and Technical Records.

"Airframe" means the Airbus A350 aircraft bearing manufacturer’s serial number [•] (excluding the Propulsion Systems) together with all Parts incorporated in, installed on or attached to such airframe on the Delivery Date.

"Beneficiaries" means the Loan Trustee and the Secured Parties and their successors, assigns and transferees, provided that (i) such successors, assigns and/or transferees are not owned or controlled by an aircraft manufacturer and (ii) are not in direct or indirect competition with Airbus.

"Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for general business in Paris, Hamburg and Santiago and, if a payment in Dollars is required to be made on that day, New York City.

"Buyer Furnished Equipment" means the buyer furnished equipment supplied by or on behalf of the Assignor in respect of the Aircraft on or prior to the Delivery Date pursuant to the Purchase Agreement.

"Certificate of Acceptance" means the certificate of acceptance relating to the Aircraft substantially in the form set out in Schedule 2 (Form of Certificate of Acceptance), duly completed with respect to the Aircraft and executed by the duly authorised representative of the Assignor as agent for the Assignee.

"Conditions Precedent" means the conditions specified in Section 3.01 and Section 3.02 of the Participation Agreement.

"Delivery" means the delivery of and transfer of title to the Aircraft to the Assignee in accordance with the Purchase Agreement and this Agreement.

"Delivery Date" means the date on which Delivery takes place.

"Expected Delivery Date" means the date on which the Aircraft is expected to be available for Delivery.

"Lease Agreement" means the lease agreement entered into as of_________________, 2015 in respect of the Aircraft between the Assignee, as lessor, and the Assignor, as lessee.

"Lien" means (a) any lien, mortgage, charge, deed of trust, encumbrance, pledge, hypothecation, attachment, licence, assignment by way of security or security interest howsoever arising, (b) any other preferential arrangement resulting in a secured transaction or having the same economic or legal effect as any of the foregoing, (c) any agreement to give any of the foregoing, (d) any arrangement to prefer one creditor over another creditor, or (e) the interest of a vendor or lessor under any conditional sale agreement, lease, hire purchase agreement or other title retention arrangement, except as may have been created by the Assignor in favour of the Assignee.

"Loan Trustee" means [Wilmington Trust Company], not in its individual capacity but solely as Loan Trustee including its successors and assigns, provided that such successors and/or assigns (i) are not owned or controlled by an aircraft manufacturer and (ii) are not in direct or indirect competition with Airbus.

"Manuals and Technical Records" means those records, logs, manuals, technical data and other materials and documents relating to the Aircraft, together with any amendments thereto as shall be delivered pursuant to the Purchase Agreement.

"Notice, Acknowledgement and Consent" means the notice of this Agreement and the acknowledgement and consent of Airbus thereto and the agreement of the Assignor and the Assignee to the terms of such consent substantially in the form set out in Schedule 3 (Form of Notice, Acknowledgement and Consent to Purchase Agreement Assignment in Respect of Airbus A350 Aircraft Bearing Manufacturer's Serial Number [•]).

"Part" means an appliance, component, part, instrument, accessory, furnishing or other equipment of any nature excluding Buyer Furnished Equipment and the Propulsion Systems.

"Participation Agreement" means the participation agreement entered or to be entered into between, amongst others, the Assignor, the Beneficiaries and the Assignee relating to the Aircraft.

"Propulsion Systems" means collectively the two (2) Rolls-Royce Trentmodel XWB-84 aircraft engines bearing manufacturer's serial numbers [•] and [•].3

"Purchase Agreement" means the Airbus A350XWB purchase agreement dated 20 December 2005 (as amended and restated 21 January 2008 and as further amended 28 July 2010) between TAM - Linhas Aéreas S.A., as purchaser, and Airbus, as seller, such purchase agreement together with its various letter agreements, exhibits and appendices, as amended and supplemented from time to time, and as novated to the Assignor as of 21 July 2014, relating to inter alia the purchase of the Aircraft.

"Purchase Price" means the purchase price of the Aircraft calculated in accordance with the Purchase Agreement to be paid to Airbus on the Delivery Date.

"Secured Parties" means:

(i) Wilmington Trust Company, as Loan Trustee,

(ii) Wilmington Trust Company , as Pass Through Trustee,

(iii) Wilmington Trust Company, as Subordination Agent,

3 Airbus. To be confirmed.

(iv)        Natixis, acting through its New York branch , as Liquidity Provider and including such person's successors and assigns provided that such successors and/or assigns (i) are not owned or controlled by an aircraft manufacturer and (ii) are not in direct or indirect competition with Airbus and "Secured Party" shall mean any of them.

1.2           In this Agreement a reference to any Clause, paragraph or Schedule is a reference to such Clause, paragraph or Schedule of this Agreement, and the headings of Clauses and Schedules are inserted for convenience of reference only and shall not affect the interpretation.

1.3           Reference to any document or agreement means such document or agreement as originally signed, or as modified, amended, varied, or supplemented from time to time.

Section 2.               Assignment.

2.1           Subject to the terms and conditions of this Agreement, the Assignor assigns with full title guarantee to the Assignee, in respect of the Aircraft:

(a)          the right to accept delivery of, purchase and, upon receipt of the Purchase Price by Airbus, take title to the Aircraft and to be named the "Buyer" in the Airbus Bill of Sale and invoice or similar document to be delivered in respect of the Aircraft at Delivery pursuant to the Purchase Agreement; and

(b)          the right to compel performance by Airbus of its obligations corresponding to the rights assigned under this Section 2.1.

2.2           The Assignee accepts the assignment contained in Section 2.1 above subject to the terms of this Agreement.

Section 3.               Payment of Purchase Price.

3.1           Subject to the terms and conditions of this Agreement and the fulfilment to the satisfaction of, or due waiver by, the Assignee of the Conditions Precedent, the Assignee shall, on the Delivery Date, purchase the Aircraft and pay the Purchase Price to Airbus.

3.2           The Assignor shall give to the Assignee prior written notice of the Expected Delivery Date. Such notice shall be received by the Assignee not later than the third Business Day prior to the Expected Delivery Date.

3.3           The payments to be made pursuant to Section 3.1 shall be made to such account as Airbus may specify to the Assignee.

3.4           The Assignor shall pay any amounts (other than those to be paid by the Assignee pursuant to Section 3.1) remaining to be paid by the "Buyer" under the Purchase Agreement in respect of the Aircraft when invoiced.

Section 4.               Rights and Obligations of the Assignor and Assignee.

4.1           The Assignee shall have no obligation or liability under the Purchase Agreement by reason of or arising out of this Agreement, provided that to the extent that the Assignee exercises any rights under the Purchase Agreement or makes any claim with respect to the Aircraft or any part thereof, the terms and conditions of the Purchase Agreement shall apply to and be binding upon the Assignee and the Assignee shall be subject to all obligations, restrictions, limitations and conditions of the Purchase Agreement with respect to the exercise of such rights or the making of such claim to the same extent as if the Assignee had been named "Buyer" thereunder.

4.2           The assignment referred to in Section 2.1 shall not constitute a novation of the Purchase Agreement. Notwithstanding this Agreement, the Assignor shall remain fully liable to Airbus to perform all the obligations and duties of the "Buyer" under the Purchase Agreement and the exercise by the Assignee of any of the rights assigned hereunder shall not release the Assignor from any of its duties or obligations to Airbus under the Purchase Agreement, save to the extent that such exercise by the Assignee shall constitute performance of such duties and obligations.

4.3           The parties agree, and stipulate in favour of Airbus, that, save to the extent rights are hereby assigned to the Assignee, all other terms of the Purchase Agreement shall continue to apply and have full effect between the Assignor and Airbus and nothing herein shall modify in any way the rights of Airbus under the Purchase Agreement or subject Airbus to any liabilities, obligations, costs, losses, expenses or damages to which it would not otherwise be subject.

Section 5.               Agency.

5.1           The Assignee appoints (and the Assignor hereby accepts such appointment) the Assignor as its sole agent to exercise on behalf of the Assignee the rights assigned to the Assignee under Section 2.1 and to sign and issue the Certificate of Acceptance provided however that this agency shall not authorise or entitle the Assignor to exercise any of the rights relating to passage of title to the Aircraft or the right to receive the Airbus Bill of Sale.

5.2           The Assignee undertakes to ratify and confirm and shall be bound by any act performed or omission made by the Assignor as its agent pursuant to this Section 5 (Agency).

5.3           The Assignor shall not be entitled to appoint any third party as its agent to exercise on its behalf any of its rights resulting from this Section 5 (Agency).

Section 6.               Representations, Warranties and Undertakings.

6.1           The Assignor represents and warrants to the Assignee that:

   (a)          the Purchase Agreement is in full force and effect and is enforceable in accordance with its terms;

   (b)          it is not in default under the Purchase Agreement;

   (c)          it has not created or allowed to subsist any Lien over the whole or any part of the rights hereby assigned with respect to the Aircraft and the Purchase Agreement; and

   (d)          upon Delivery of the Aircraft to the Assignee, the Assignee will acquire such title to the Aircraft as would have been conveyed to the Assignor under the Purchase Agreement but for the execution of this Agreement.

6.2           Each of the Assignor and the Assignee for itself undertakes that it shall not enter into any agreement with Airbus which would substantially amend, modify, rescind, cancel or terminate the Purchase Agreement in respect of the Aircraft without the prior consent of the other party, other than, in respect of the Assignor, to seek, request or authorise changes in the specification of the Aircraft or to order additional parts, equipment or furnishings for the Aircraft.

6.3           The Assignor undertakes that it shall:

(a)          exercise its rights (to the extent not assigned under this Agreement) and perform its duties and obligations under the Purchase Agreement; and

(b)          on or prior to the Delivery Date, notify Airbus of this Agreement in accordance with Clause 136 of the Law of Property Act (1925) and obtain the execution by Airbus of the Notice, Acknowledgement and Consent.

6.4           Each of the Assignor and the Assignee represents and warrants for itself that it shall, on or prior to the Delivery Date, have obtained any and all authorisations, licences, consents and approvals as are necessary or advisable for it to obtain in order to permit it to perform any of its obligations hereunder.

Section 7. Onward Transfer of Rights. Neither the Assignor nor the Assignee may assign, sell, transfer, delegate or otherwise dispose of any of its respective rights or obligations hereunder without the prior written consent of the other party and Airbus.

Section 8.       Notification ("Signification"). In addition to the notice requirement set out in Section 6.3(b), this Agreement shall, at the Assignor’s cost and expense, be notified to Airbus on or within fourteen (14) days following the Delivery Date in accordance with the provisions of Article 1690 of the French Civil Code.

Section 9.       Non-Disclosure. Each of the Assignor and the Assignee agrees that it shall not disclose to any person the terms of this Agreement and the Notice, Acknowledgement and Consent, except:

(a)          in connection with any legal proceedings arising out of or in connection with this Agreement; or

(b)          to any Beneficiary, provided that the Assignor or the Assignee disclosing such information shall cause and ensure that it obtains an undertaking in favour of the parties to this Agreement and Airbus from such Beneficiary in terms similar to this Section 9 (Non-Disclosure); or

(c)          as required by any applicable law or governmental regulations provided that the Assignor and/or the Assignee, as the case may be, shall use their reasonable efforts to obtain assurance that such information will be treated confidentially; or

(d)          to its accountants, auditors or legal advisers, provided that such accountants, auditors or legal advisers are under an ethical obligation to or agree to treat such information as confidential; or

(e)          with the prior written consent of Airbus, such consent not to be unreasonably withheld.

Section 10. Signification. This Agreement shall at the Assignor’s expense be notified to Airbus on or within fourteen (14) days following the Delivery Date in accordance with the provisions of article 1690 of the French Civil Code.

Section 11. Further Acts. The parties agree that at any time and from time to time, and at the cost of the Assignor, they shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may reasonably be necessary in order to give full effect to this Agreement and the rights and powers herein granted.

Section 12. Waiver. No term or provision of this Agreement may be changed, waived, discharged or terminated except by written instruments signed by or on behalf of each of the parties hereto and previously consented to in writing by Airbus.

Section 13.             Illegality.

13.1         If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect neither the legality, validity or enforceability of the remaining provisions shall in any way be affected or impaired.

13.2         Any provision of this Agreement which may prove to be or become illegal, invalid or unenforceable in whole or in part shall so far as reasonably possible be performed according to the spirit and purpose of this Agreement.

Section 14. Notices. Any notice or other communication given or made under this Agreement shall be in writing and, provided it shall be addressed as set out below, shall be deemed to have been duly given:

(a)          if sent by personal delivery, upon delivery at the address of the relevant party (provided that if the date of delivery is not a Business Day, notice shall be deemed to have been received on the first following Business Day);

(b)          if sent by post, then five (5) Business Days after posting; and

(c)          if sent by facsimile, when dispatched with correct confirmation printout (provided that if the date of receipt is not a Business Day, notice shall be deemed to have been received on the first following Business Day), to the parties as follows:

in the case of the Assignor to:

LATAM Airlines Group S.A.

Edificio Huidobro

Avenida Presidente Riesco 5711

piso 20

Las Condes

Santiago

Chile

Fax:       +56 22 565 8764

Attention:         Fleet Management Director

in the case of the Assignee to:

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo

Leasing Limited/Canastero Leasing Limited]4

c/o Maples Corporate Services Limited

PO Box 309,

Ugland House,

Grand Cayman,

KY1-1104,

Cayman Islands

Fax:                   +1 345 949 8080

Attention:           Wanda Ebanks

in the case of Airbus to:

Airbus S.A.S.

1, rond-point Maurice Bellonte

31707 Blagnac Cedex

France

Fax:                    +33 5 61 93 41 95

Attention:           Vice-President Contracts and Delivery

Section 15. Counterparts. This Agreement may be executed by the parties in separate counterparts and any single counterpart or set of counterparts executed and delivered by the parties shall constitute one and the same Agreement and a full original Agreement for all purposes.

4 Delete as appropriate

Section 16.         Effective Date. This Agreement shall enter into effect and be binding upon the parties from the Delivery Date.

Section 17.         Governing Law and Jurisdiction.

17.1      This Agreement shall be governed by and construed in accordance with the laws of France.

17.2      The parties irrevocably agree that the Tribunal de Commerce of Paris shall have exclusive jurisdiction to settle any disputes arising out of or in connection with this Agreement

17.3      Each of the parties irrevocably and unconditionally waives: (a) any immunity from the jurisdiction of the court mentioned in Clause 16.2 above and any immunity from suit, judgement, execution, set-off, attachment, arrest, specific performance, injunction or other judicial order or remedy to which it or any of its assets may be entitled at present or in the future in any jurisdiction in respect of any legal action or proceedings with respect to or in connection with this Agreement; and (b) any objections to such jurisdiction on the ground of venue or forum non conveniens or any similar grounds.

17.4      The Assignor irrevocably appoints the London office of the Assignor at present of 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ, England as its agent for service of process relating to any proceedings before the courts of England and Wales arising out of or in connection with the Relevant Documents (as defined in the Notice, Acknowledgement and Consent) and agrees to maintain the process agent in England notified to the parties.

17.5      The Assignee irrevocably appoints as its agent for service of process relating to any proceedings before the courts of England and Wales the person from time to time appointed by the Assignee as its agent for service of process in the United Kingdom pursuant to the Companies Act 2006 of the United Kingdom of Great Britain and Northern Ireland (such agent being as of this time [Mr. Gonzalo Garcia] of 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ, England).

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as a deed in three (3) originals on the day and year first above written.

SCHEDULE 1

FORM OF AIRCRAFT BILL OF SALE

(the “Bill of Sale”)

Know all men by these presents that Airbus S.A.S., a Société par Actions Simplifiée existing under French law and having its principal office at 1, rond-point Maurice Bellonte, 31707 Blagnac Cedex, FRANCE (the “Seller”), is, this                 day of                             201[•], the owner of the title to the following airframe (the “Airframe”), the engines as specified (the “Propulsion Systems”) and all appliances, components, parts, instruments, accessories, furnishings, modules and other equipment of any nature, excluding buyer furnished equipment (“BFE”), incorporated therein, installed thereon or attached thereto on the date hereof (the “Parts”):

AIRFRAME:	PROPULSION SYSTEMS:
AIRBUS Model A350XWB-900	Rolls-Royce model TRENT XWB-84

MANUFACTURER'S SERIAL NUMBER:	ENGINE SERIAL NUMBERS:
[•]	LH (#1): [•]
REGISTRATION MARK:	RH (#2): [•]
[•]

and has such title to the BFE as was acquired by it from LATAM Airlines Group S.A. pursuant to a bill of sale dated ________________201[•] (the “BFE Bill of Sale”).

The Airframe, Propulsion System and Parts are hereafter together referred to as the “Aircraft”.

The Seller does, this         day of_____________201[•], sell, transfer and deliver all of its above described rights, title and interest in and to the Aircraft and the BFE to the following entity and to its successors and assigns forever, said Aircraft and the BFE to be the property thereof:

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]5

c/o Maples Corporate Services Limited

P.O. Box 309, Ugland House,

Grand Cayman, KY1-1104,

CAYMAN ISLANDS (the “Buyer”)

The Seller hereby warrants to the Buyer, its successors and assigns that it has (i) good and lawful right to sell, deliver and transfer title to the Aircraft to the Buyer and that there was conveyed to the Buyer good, legal and valid title to the Aircraft, free and clear of all liens, claims, charges, encumbrances and rights of others and that the Seller will warrant and defend such title forever against all claims and demands whatsoever and (ii) such title to the BFE as Seller has acquired from LATAM Airlines Group S.A. pursuant to the BFE Bill of Sale.

This Bill of Sale is governed by and shall be construed in accordance with the laws of France.

5 Delete as appropriate

IN WITNESS WHEREOF, the Seller has caused this instrument to be executed by its duly authorised representative this            day of                    201[•] in Blagnac, France.

AIRBUS S.A.S.

Name:

Title:

Signature:

SCHEDULE 2

FORM OF CERTIFICATE OF ACCEPTANCE

In accordance with the terms of Clause 8 of the A350XWB purchase agreement dated 20 December 2005 (as amended and restated on 21 January 2008 and as further amended 28 July 2010) between TAM – Linhas Aereas S.A. (“TAM”) (the “Original Buyer”) and Airbus S.A.S., as novated to LATAM Airlines Group S.A. (the “Customer”)_on 21 July 2014 and supplemented from time to time the "Purchase Agreement"), the technical acceptance tests relating to one Airbus A350XWB-900 aircraft bearing manufacturer’s serial number [•] and registration mark [•] (the “Aircraft”) have taken place in Toulouse, France].

In view of said tests having been carried out with satisfactory results, the Customer as agent of [•] (the “Owner”) pursuant to the purchase agreement assignment dated______________201[•] and made between the Customer and the Owner, hereby approves the Aircraft as being in conformity with the provisions of the Purchase Agreement and accepts the Aircraft for delivery in accordance with the provisions of the Purchase Agreement.

Such acceptance shall not impair the rights that may be derived from the airframe warranties relating to the Aircraft set forth in the Purchase Agreement.

Any right at law or otherwise to revoke this acceptance of the Aircraft is hereby irrevocably waived.

IN WITNESS WHEREOF, the Customer, as agent of the Owner, has caused this instrument to be executed by its duly authorised representative this ______ day of ___________ 201[•] in Blagnac, France].

LATAM Airlines Group S.A. as agent of [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]6 as Owner

Name:

Title:

Signature:

6 Delete as appropriate

SCHEDULE 3

FORM OF NOTICE, ACKNOWLEDGEMENT AND CONSENT TO PURCHASE AGREEMENT ASSIGNMENT IN RESPECT OF AIRBUS A350 AIRCRAFT BEARING MANUFACTURER'S SERIAL NUMBER [•]

(the "Notice, Acknowledgement and Consent")

1.	Notice

Reference is made to a purchase agreement assignment made between LATAM Airlines Group S.A. (the "Assignor") and [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]7 (the "Assignee") and dated 201[●] in respect of the Aircraft, more particularly described therein (the "Purchase Agreement Assignment"). The Assignor hereby notifies Airbus S.A.S., a Société par actions simplifiee duly created and existing under French law ("Airbus") that it has assigned certain of its rights under the Purchase Agreement to the Assignee on the terms set out in the attached Purchase Agreement Assignment.

2.	Consent

Airbus acknowledges and consents to the assignment provisions contained in Section 2.1 of the Purchase Agreement Assignment subject to the terms of this Notice, Acknowledgement and Consent.

3.	Interpretation

Capitalised terms used and not defined in this Notice, Acknowledgement and Consent shall have the meaning ascribed to them in the Purchase Agreement Assignment.

4.	Rights and Obligations of the Parties

4.1	Nothing herein or in the Purchase Agreement Assignment shall modify in any way the rights of Airbus under the Purchase Agreement or subject Airbus to any obligations, losses, costs, expenses, damages or liabilities to which it would not otherwise be subject nor require Airbus to transfer title to or possession of the Aircraft prior to receipt of payment in full of the Purchase Price of such Aircraft.

4.2	No novation shall take place by reason of the execution and performance of the Purchase Agreement Assignment and this Notice, Acknowledgement and Consent in relation to the obligations contained in the Purchase Agreement and the Assignor shall not be discharged from any of its duties or obligations under the Purchase Agreement save to the extent that such duties or obligations are performed by the Assignee.

4.3	The Assignee agrees expressly for the benefit of Airbus that to the extent that the Assignee exercises any rights under the Purchase Agreement or makes any claim with respect to the Aircraft or any part thereof, the terms and conditions of the Purchase Agreement shall apply to and be binding upon the Assignee, and the Assignee shall be subject to all obligations, restrictions, limitations and conditions of the Purchase Agreement with respect to the exercise of such rights or the making of such claim to the same extent as if the Assignee had been named "Buyer" thereunder.

7 Delete as appropriate

4.4	Airbus accepts the stipulations in its favour contained in the Purchase Agreement Assignment.

5.	Agency

5.1	If the Assignee and the Assignor shall at any time be in dispute as to which of them is the beneficiary of any particular assigned right or interest under the Purchase Agreement, Airbus shall be entitled to perform the corresponding obligations exclusively in favour of the Assignor until both the Assignee and the Assignor notify Airbus in writing of their agreement as to which of them is the beneficiary of such right.

5.2	Airbus shall be fully entitled to rely upon anything said or done or omitted by the Assignor as agent pursuant to Section 5 (Agency) of the Purchase Agreement Assignment as if such thing had been said or done or omitted by the Assignee itself, and the Assignee shall ratify and confirm any act performed or omission made by the Assignor as its agent.

6.	Indemnity

The Assignor hereby indemnifies and holds harmless Airbus from and against any and all costs, expenses, losses, damages and liabilities (including any taxes or duties of any kind) imposed on, incurred by or asserted against Airbus in any way relating to or arising out of this Notice, Acknowledgement and Consent and the Purchase Agreement Assignment, unless and except to the extent that such costs, expenses, losses, damages and liabilities are directly caused by the gross negligence or wilful misconduct of Airbus. Any claim for payment by Airbus shall be substantiated by the certificate of its Vice-President, Contracts Administration and Delivery Transactions (which shall, in the absence of manifest error, be conclusive and binding on the parties).

7.	Notice

7.1	Any notice or other communication given or made under this Notice, Acknowledgement and Consent shall be in writing and, provided it shall be addressed as set out below, shall be deemed to have been duly given:

(a)	if sent by personal delivery, upon delivery at the address of the relevant party (provided that if the date of delivery is not a Business Day, notice shall be deemed to have been received on the first following Business Day);

(b)	if sent by post, then five (5) Business Days after posting; and

(c)	if sent by facsimile, when dispatched with correct confirmation printout (provided that if the date of receipt is not a Business Day, notice shall be deemed to have been received on the first following Business Day), to the parties as follows:

in the case of the Assignor to:

LATAM Airlines Group S.A.

Edificio Huidobro

Avenida Presidente Riesco 5711

piso 20

Las Condes

Santiago Chile

Fax:       +56 22 565 8764

Attention:        Fleet Management Director

in the case of the Assignee to:

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing

Limited/Canastero Leasing Limited]8

c/o Maples Corporate Services Limited

PO Box 309,

Ugland House,

Grand Cayman,

KY1-1104,

Cayman Islands

Fax:                   +1 345 949 8080

Attention:        Wanda Ebanks

in the case of Airbus to:

Airbus S.A.S.

1, rond-point Maurice Bellonte

31707 Blagnac Cedex

France

Fax:                       +33 5 61 93 41 95

Attention:             Vice-President Contracts and Delivery

8 Delete as appropriate

8.	Non Disclosure

Each of the Assignor and the Assignee agrees that it shall not disclose to any person the terms of the Purchase Agreement Assignment or this Notice, Acknowledgement and Consent (together, the "Relevant Documents"), except:

(a)	in connection with any legal proceedings arising out of or in connection with the Relevant Documents; or

(b)	to any Beneficiary, provided that the Assignor or the Assignee disclosing such information shall cause and ensure that it obtains an undertaking in favour of the parties to this Notice, Acknowledgement and Consent from such Beneficiary in terms similar to this Section 7 (Non Disclosure); or

(c)	as required by any applicable law or governmental regulations; or

(d)	to its accountants, auditors or legal advisers provided that such accountants, auditors or legal advisers are under an ethical obligation to or agree to treat such information as confidential; or

(e)	with the prior written consent of Airbus such consent not to be unreasonably withheld.

9.	Illegality

9.1	If at any time any provision of this Notice, Acknowledgement and Consent is or becomes illegal, invalid or unenforceable in any respect neither the legality, validity or enforceability of the remaining provisions shall in any way be affected or impaired.

9.2	Any provision of this Consent which may prove to be or become illegal, invalid or unenforceable in whole or in part shall so far as reasonably possible be performed according to the spirit and purpose of this Consent.

10.	Counterparts

This Notice, Acknowledgement and Consent may be executed by the parties in separate counterparts and any single counterpart or set of counterparts executed and delivered by the parties shall constitute one and the same agreement and a full original agreement for all purposes.

11.	Governing Law and Jurisdiction

This Notice, Acknowledgement and Consent shall be governed by and construed in accordance with the laws of France. The Tribunal de Commerce of Paris shall have exclusive jurisdiction over any dispute arising out of this Notice, Acknowledgement and Consent.

12.	Purchase Agreement Consent

This Notice, Acknowledgement and Consent shall constitute the consent of Airbus required in respect of the Purchase Agreement Assignment pursuant to the Purchase Agreement.

13.	Effective Date

This Notice, Acknowledgement and Consent shall enter into effect and be binding upon the parties from the Delivery Date.

IN WITNESS WHEREOF, the parties hereto have executed this Notice, Acknowledgement and Consent in three (3) originals on the day and year written below.

Dated:__________________________201[●]

LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

AIRBUS S.A.S.

By:
Name:
Title:

[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED][9]

By:
Name:
Title:

9 Delete as appropriate

EXECUTION PAGE

PURCHASE AGREEMENT ASSIGNMENT MSN [•]

THE ASSIGNOR

EXECUTED and DELIVERED	)
as a DEED	)
by LATAM AIRLINES GROUP S.A.
and signed by	)
)
________________ its________________________	)
being a person who in accordance with the	)
laws of Chile is acting under the	)
authority of the company	)
)
in the presence of:	)

By:
Name:
Title:

THE ASSIGNEE

EXECUTED and DELIVERED	)
as a DEED	)
by [PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING
LIMITED/CANASTERO LEASING LIMITED][10]	)
and signed by	)
)
________________ its________________________	)
being a person who in accordance with the	)
laws of the Cayman Islands is acting	)
under the authority of the company	)
)
in the presence of:	)

By:
Name:
Title:

10 Delete as appropriate

EXHIBIT L-1 to

NOTE PURCHASE AGREEMENT

FORM OF AIRFRAME WARRANTIES AGREEMENT (A321 – LAN)

[Attached.]

Form Document

DATED________________________________201[•]

AIRBUS S.A.S.

as Manufacturer

[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED]

as Lessor

LATAM AIRLINES GROUP S.A.

as Airline

and

WILMINGTON TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY

AS LOAN TRUSTEE

as Loan Trustee

AIRFRAME WARRANTIES AGREEMENT

IN RESPECT OF CERTAIN AIRFRAME WARRANTIES

RELATING TO ONE (1) AIRBUS A321-200 AIRCRAFT

WITH MANUFACTURER'S SERIAL NUMBER [•] AND

CHILEAN REGISTRATION MARK [•]

		Page

Section 1.	Definitions and Interpretation	2

Section 2.	Intentionally Left Blank	4

Section 3.	Covenant	4

Section 4.	Notice to the Manufacturer and Warranty Confirmation	4

Section 5.	Termination of the Airline's Rights	5

Section 6.	Remedies and Waivers	5

Section 7.	Benefit of Agreement	5

Section 8.	Assignments and Transfers	5

Section 9.	Manufacturer Warranty Confirmation	6

Section 10.	Partial Invalidity	7

Section 12.	Notices	7

Section 13.	Counterparts	9

Section 14.	Governing Law and Jurisdiction	9

Section 15.	Further Acts	10

Section 16.	Waiver	10

Section 17.	Effective Date	10

Section 19.	Confidentiality Undertaking	10

Schedule 1:		1

Part A:	Form of Enforcement Notice to Manufacturer	2

Part B:	Form of Lessor's Notice to Manufacturer	3

Schedule 2:	Form of Warranty Confirmation by the Manufacturer	1

Schedule 3:	The Warranties	1

THIS AIRFRAME WARRANTIES AGREEMENT (this "Agreement") is dated_______________201[•] and made

AMONG:

(1)	AIRBUS S.A.S. (legal successor of Airbus S.N.C., formerly known (1) as Airbus G.I.E. and Airbus Industrie G.I.E., a Société par Actions Simplifiée duly created and existing under French law having its principal office at 1 rond-point Maurice Bellonte, 31707 Blagnac Cedex, France (formerly known as Airbus G.I.E. and Airbus Industrie G.I.E.) (together with its successors and assigns) in its capacity as manufacturer of the Aircraft (the "Manufacturer");

(2)	[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED], a company incorporated and existing under the laws of the Cayman Islands having its registered office at c/o [Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands][1] (the "Lessor");

(3)	LATAM AIRLINES GROUP S.A. (formerly having the legal name LAN Airlines S.A. and Lan Chile S.A. and doing business as LAN Airlines), a corporation organised and existing under the laws of Chile whose principal place of business is at Edificio Huidobro, Avenida Presidente Riesco 5711, piso 20, Las Condes, Santiago, Chile (formerly having the legal name LAN Airlines S.A. and Lan Chile S.A. and doing business as LAN Airlines) (the "Airline"); and

(4)	WILMINGTON TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS LOAN TRUSTEE, acting through its offices at [•], in its capacity as Loan Trustee (the "Loan Trustee").

RECITALS

(A)	Pursuant to the Purchase Agreement (as defined below), the Airline agreed to purchase, inter alia, the Aircraft (as defined below) from the Manufacturer.

(B)	Pursuant to the Purchase Agreement Assignment (as defined below), the Airline has assigned to the Lessor, inter alia, its rights to purchase the Aircraft from the Manufacturer on the terms and conditions set out therein.

(C)	Pursuant to the Lease (as defined below), the Lessor has agreed that it will lease the Aircraft to the Airline.

(D)	The Manufacturer has granted the Warranties to the Airline under the Purchase Agreement and the Warranties are made available exclusively for the benefit of the Airline. At the request of the Loan Trustee and the Lessor , who may be entitled to repossess the Aircraft pursuant to the provisions of certain of the Financing Agreements, the Lessor, the Airline and the Loan Trustee wish, with the consent and agreement of the Manufacturer, to make arrangements in respect of the Warranties on the terms and conditions set out herein.

1 To be confirmed

IT IS AGREED:

Section 1.               Definitions and Interpretation.

1.1           Definitions.         In this Agreement, the following terms shall have the following meanings:

"Aircraft" means collectively the Airframe and the Propulsion Systems installed thereon. "Airframe" means the Airbus A321-200airframe bearing manufacturer's serial number [•] and current registration mark [•] (excluding the Propulsion Systems from time to time installed thereon) together with all parts incorporated in, installed on or attached to such airframe on the Delivery Date.

"Beneficiaries" means the Secured Parties

"Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for general business in Paris, Santiago and Hamburg.

"Delivery" means the delivery of and transfer of title to the Aircraft in accordance with the Purchase Agreement and the Purchase Agreement Assignment.

"Delivery Date" means the date on which Delivery takes place.

"Enforcement Notice" means any notice served by the Loan Trustee pursuant to Section 4.2 (Enforcement Notice to Manufacturer) and substantially in the form set out in Schedule 1 Part B (Form of Enforcement Notice to Manufacturer).

"Financing Agreements" has the meaning given to it in the Participation Agreement.

"Lease" means the lease agreement [MSN[•]] dated as of as of _________________________, 201[•] between the Lessor and the Airline in relation to the Aircraft.

"Lease Event of Default" has the meaning given to the term "Lease Event of Default" in the Lease.

"Lessor Notice" means any notice served by the Lessor pursuant to Section 4.3 (Lessor's Notice to Manufacturer) and substantially in the form set out in Schedule 1 Part C (Form of Lessor Notice to Manufacturer).

"Loan Trustee" means Wilmington Trust Company, not in its individual capacity but solely as Loan Trustee including its successors and assigns, provided that such successors and/or assigns (i) are not owned or controlled by an aircraft manufacturer and (ii) are not in direct or indirect competition with the Manufacturer.

"Notice" means a Lessor Notice or an Enforcement Notice.

"Participation Agreement" means the participation agreement dated as of _____________________ 201[•] between, amongst others, the Lessor and the Airline relating to, inter alia, the Aircraft.

"Propulsion Systems" means collectively the two (2) CFM International model CFM56- 5b3/3 aircraft engines bearing manufacturer's serial numbers [•] and [•], together with all parts incorporated in, installed on, or attached to such Propulsion Systems on the Delivery Date, and any replacement engine therefor with effect from the time title to which has passed to the Lessor pursuant to the Lease.2

"Purchase Agreement" means the Airbus A320 family purchase agreement dated 20 March 1998 between the Airline, as purchaser, and Airbus, as seller, such purchase agreement together with its various letter agreements, exhibits and appendices (the “Original A320 Family Purchase Agreement”) , as amended and restated by way of a deed of amendment and restatement of the Original A320 Family Purchase Agreement dated 2 August 2000, and as amended and supplemented from time to time, relating to inter alia the purchase of the Aircraft.

"Purchase Agreement Assignment" means the purchase agreement assignment dated on or about the date of this Agreement between the Airline, as assignor, and the Lessor, as assignee, in relation to the Aircraft.

"Remaining Warranties" has the meaning given to it in Section 3 (Covenant).

"Secured Parties" means:

(i) Wilmington Trust Company, as Loan Trustee,

(ii) Wilmington Trust Company , as Pass Through Trustee,

(iii) Wilmington Trust Company, as Subordination Agent,

(iv) Natixis, acting through its New York branch , as Liquidity Provider and including such person's successors and assigns provided that such successors and/or assigns (i) are not owned or controlled by an aircraft manufacturer and (ii) are not in direct or indirect competition with Airbus and "Secured Party" shall mean any of them.

"Warranties" means such warranties in respect of the Airframe given by the Manufacturer to the Airline pursuant to [clause 12] (Warranties and Service Life Policy) and [clause 13] (Patent Indemnity) of the Purchase Agreement, including all post-delivery rights in respect thereof and as are and remain available on the Delivery Date, and as more particularly set out in Schedule 3 (The Warranties).

2 Airbus. To be confirmed.

"Warranty Confirmation" means the confirmation to be provided by the Manufacturer pursuant to Section 4.4 (Warranty Confirmation) in the form set out in Schedule 2 (Form of Warranty Confirmation by the Manufacturer).

1.2           In this Agreement, unless otherwise stated, a reference to any Section, paragraph or Schedule is a reference to such Section, paragraph or Schedule of this Agreement, and the headings of Sections and Schedules are inserted for convenience of reference only and shall not affect the interpretation.

1.3           Reference to any document or agreement means such document or agreement as originally signed, or as modified, amended, varied or supplemented from time to time.

Section 2.               Intentionally Left Blank

Section 3. Covenant. Subject to Section 4 (Notice to the Manufacturer and Warranty Confirmation) and Section 5 (Termination of the Airline's Rights), the Manufacturer agrees to grant by way of the Warranty Confirmation to the Loan Trustee or the Lessor specified in a Notice duly served in accordance with Section 4 (Notice to the Manufacturer and Warranty Confirmation) a package of warranties equivalent to such of the Warranties which as at the date of the Notice remain available under the terms of the Purchase Agreement (the "Remaining Warranties").

Section 4.               Notice to the Manufacturer and Warranty Confirmation.

4.1           Enforcement Notice to Manufacturer. The rights of the Loan Trustee to receive the benefit of the Remaining Warranties pursuant to Section 3 (Covenant) is subject to the receipt by the Manufacturer of an Enforcement Notice duly executed by the Loan Trustee and the execution by the Manufacturer of the Warranty Confirmation specified in Section 4.3 (Warranty Confirmation). The Enforcement Notice may only be served after actual repossession of the Aircraft by the Loan Trustee pursuant to the provisions of the Financing Agreements following a Lease Event of Default which shall have occurred and be continuing. A copy of the Notice shall be sent to the Airline and the Lessor for information, but the receipt or non-receipt of such copy by the Airline or the Lessor shall not affect the rights and obligations of the parties to this Agreement.

4.2           Lessor's Notice to Manufacturer. The rights of the Lessor to receive the benefit of the Remaining Warranties pursuant to Section 3 (Covenant) is subject to the receipt by the Manufacturer of an Lessor's Notice duly executed by the Lessor and the execution by the Manufacturer of the Warranty Confirmation specified in Section 4.4 (Warranty Confirmation). The Lessor may deliver the Lessor's Notice only if (i) the Lessor has repossessed the Aircraft pursuant to the provisions of the Financing Agreements following a Lease Event of Default which shall have occurred and be continuing; and (ii) there has been no delivery of an Enforcement Notice to the Manufacturer by the Loan Trustee pursuant to Section 4.2 (Enforcement Notice to Manufacturer). A copy of the Lessor's Notice shall be sent to the Airline and the Loan Trustee for information, but the receipt or non-receipt of such copy by the Airline or the Loan Trustee shall not affect the rights and obligations of the parties to this Agreement.

4.3           Warranty Confirmation. Subject to Section 9 (Manufacturer Warranty Confirmation) and upon receipt by the Manufacturer of any of (i) the Enforcement Notice in accordance with Section 4.1 (Enforcement Notice to Manufacturer), or (ii) the Lessor Notice in accordance with Section 4.2 (Lessor Notice), the Manufacturer shall execute and deliver to the Lessor and the Loan Trustee (as the case may be) the Warranty Confirmation and grant the Remaining Warranties to the Lessor or the Loan Trustee (as the case may be) which is identified in the Notice in accordance with Section 3 (Covenant).

4.4           Benefit of Warranties. Each of the parties hereto hereby agrees that until receipt by the Manufacturer of any Notice in accordance with Section 4.1 (Enforcement Notice to Manufacturer) or Section 4.2 (Lessor's Notice to Manufacturer) the benefit of the Warranties shall be made available only to the Airline in accordance with the provisions of this Agreement.

Section 5.               Termination of the Airline's Rights.

5.1 The Airline and the Lessorhereby agree that, as regards any rights that the Airline may have against the Manufacturer, on the date of any Notice all of the Airline's right, title and interest in and to the Warranties shall be terminated forthwith (save to the extent of any claim made against the Manufacturer existing at such date and notified in writing to the Manufacturer on or before that date) whether or not the Airline shall have actually received a copy of the Notice. The Manufacturer shall have no liability whatsoever to the Airline in the event that the Airline does not receive a copy of such Notice or (save to the extent of any claim made against the Manufacturer existing at such date and notified in writing to the Manufacturer on or before that date) in any other respect whatsoever concerning the Warranties from the date of such Notice.

Section 6. Remedies and Waivers. No failure by the parties to exercise, nor any delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided at law.

Section 7.         Benefit of Agreement. This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and permitted assigns in accordance with Section 8 (Assignments and Transfers).

Section 8.          Assignments and Transfers.

8.1 Except as expressly provided in this Agreement, none of the parties hereto shall be entitled to assign, sell, or transfer or otherwise dispose of all or any of their rights, benefits and obligations hereunder without the prior written consent of the other parties hereto and the Manufacturer (such consent not to be unreasonably withheld).

Section 9.               Manufacturer Warranty Confirmation.

9.1           The parties hereby agree that the Manufacturer will provide the Warranty Confirmation subject to the following:

(a)          the Manufacturer shall incur no obligations (except as set out in this Agreement), costs, expenses, damages, losses or liabilities whatsoever by reason of any of the Financing Agreements, this Agreement or any of the transactions contemplated thereby (other than in respect of its obligations as Manufacturer pursuant to the Purchase Agreement) and the Airline shall indemnify and hold harmless the Manufacturer against any such obligations, costs, expenses, damages, losses or liabilities so incurred (except to the extent directly caused by fraud, the gross negligence or wilful misconduct of the Manufacturer) provided that the Airline has been provided with a certificate setting out, in reasonable detail, the basis upon which such costs, expenses, losses or liabilities were incurred together with documentary evidence (if any) thereof;

(b)          this Agreement shall not constitute a novation of the Purchase Agreement and the Airline shall not be discharged from any of its obligations under the Purchase Agreement by reason of this Agreement;

(c)          the Manufacturer shall be entitled to rely on the information contained in any Notice delivered to it pursuant to Section 4.1 (Enforcement Notice to Manufacturer) or Section 4.2 (Lessor's Notice to Manufacturer) without enquiring as to the accuracy of the information contained in such Notice or entitlement of any of the parties to give such Notice and the Airline shall indemnify and hold harmless the Manufacturer in respect of all losses, obligations, costs, expenses, damages and liabilities it may incur if such information proves not to be correct (except to the extent directly caused by fraud, the gross negligence or wilful misconduct of the Manufacturer) provided that the Airline has been provided with a certificate setting out, in reasonable detail, the basis upon which such obligations, costs, expenses, losses, damages or liabilities were incurred together with documentary evidence (if any) thereof; and

(d)          Airbus shall not be deemed to have knowledge of the actual repossession of the Aircraft by the Loan Trustee or the Lessor unless and until Airbus shall have received a Notice in accordance with sections 4.1 (Enforcement Notice to Manufacturer) or 4.2 (Lessor's Notice to Manufacturer).

(e)          nothing herein nor in the Warranty Confirmation shall modify in any way the rights of the Manufacturer under the Purchase Agreement or subject the Manufacturer to any obligations, costs, expenses, losses, damages or liabilities to which it would not otherwise be subject.

9.2           The Lessor, the Loan Trustee and the Airline agree that the terms of the Warranty Confirmation are subject to the provisions of this Section 9 (Manufacturer Warranty Confirmation).

9.3           The Lessor, the Loan Trustee and the Airline shall have no obligation or liability under the Purchase Agreement by reason of or arising out of this Agreement, provided that the terms and conditions of the Purchase Agreement shall apply to all claims made in respect of the Warranties and shall be binding upon the Lessor, the Loan Trustee and the Airline, and the Lessor, the Loan Trustee and the Airline shall be subject to all obligations, restrictions, limitations and conditions of the Purchase Agreement with respect to the making of such claim (including, without limitation, the Waiver, Release and Renunciation in clause 12 of the Purchase Agreement) to the same extent as if they had been named "Buyer" thereunder.

9.4           If, at any time prior to the receipt of any Notice, there shall at any time be any dispute as to which of the parties to this Agreement is the beneficiary of any particular right or interest in respect of the Remaining Warranties, the Manufacturer shall be entitled to perform the corresponding obligations exclusively in favour of the Airline until the Loan Trustee or the Airline or the Lessor shall provide a Notice to the Manufacturer.

9.5           In the event of a conflict between an Enforcement Notice and a Lessor Notice, the Enforcement Notice shall prevail and the Manufacturer shall extend the benefit of the Remaining Warranties to the Loan Trustee.

Section 10. Partial Invalidity. If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

Section 11. Transfers between the Lessor and the Loan Trustee. If, at any time after the Remaining Warranties have been granted to the Lessor (the "First Party") pursuant to this Agreement, the Aircraft is repossessed by the Loan Trustee (the "Replacement Party"), then the parties agree that all right, title and interest of the First Party in and to the Remaining Warranties shall be terminated and that the Manufacturer shall grant to the Replacement Party the manufacturer support equivalent to such of the Remaining Warranties as at such time remain available to the First Party on terms mutatis mutandis and subject to the same conditions as in respect of the granting of the relevant rights to the First Party by the Manufacturer.

Section 12. Notices. Any notice or other communication given or made under this Agreement shall be in writing and, provided it shall be addressed as set out below, shall be deemed to have been duly given:

12.1         if sent by personal delivery, upon delivery at the address of the relevant Party (provided that if the date of delivery is not a Business Day, notice shall be deemed to have been received on the first following Business Day);

12.2         if sent by post, then five Business Days after posting;

12.3         if sent by fax, when dispatched with correct confirmation printout (provided that if the date of receipt is not a Business Day, notice shall be deemed to have been received on the first following Business Day), to the Parties as follows:

(a)         if to the Manufacturer, to it at:

Airbus S.A.S.

1 rond-point Maurice Bellonte

31707 Blagnac Cedex

France

Attn.: Head of Contract – Customer Services

Fax:         +33 5 61 93 46 10

(b)        if to the Lessor, to it at:

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo
Leasing Limited/Canastero Leasing Limited]3

c/o Maples Corporate Services Limited
PO Box 309,

Ugland House,
Grand Cayman,
KY1-1104,

Cayman Islands

Fax:     +1 345 949 8080

Attention:         Wanda Ebanks

with copy to the Loan Trustee (at the address given below) and to the Airline (at the address given below).

(c)        if to the Airline, to it at:

LATAM Airlines Group S.A.
Edificio Huidobro

Avenida Presidente Riesco 5711
piso 20

Las Condes
Santiago
Chile

Fax:     +56 22 565 8764

Attn.: General Counsel/Corporate Finance Director

With a copy by e-mail to:

GrupoTesoreriaPagosChile_2@lanchile.com

(it being agreed that such electronic notification shall not constitute notice under this Section 12 (Notices))

3 Delete as appropriate

(d)          if to the Loan Trustee, to it at:

Wilmington Trust Company
1100 North Market Street
Wilmington

DE 19890-1605

Telephone: +1 302 636 6000

Fax: +1 302 636 4140

Attention: Corporate Trust Administration

(it being agreed that electronic notification shall not constitute notice under this Section 12 (Notices)).

12.4         Each communication and document made or delivered by one party to another pursuant to this Agreement shall be made and/or delivered in writing and in the English language. Unless otherwise stated, any such communication or document may be made by letter or any form of facsimile transmission.

Section 13.            Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original, but all counterparts shall together constitute but one and the same instrument.

Section 14.            Governing Law and Jurisdiction.

14.1         English Law. This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

14.2         The parties hereto irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any disputes arising out of or in connection with this Agreement

14.3         Each of the parties hereto irrevocably and unconditionally waives: (a) any immunity from the jurisdiction of the court mentioned in section 14.2 and any immunity from suit, judgement, execution, set-off, attachment, arrest, specific performance, injunction or other judicial order or remedy to which it or any of its assets may be entitled at present or in the future in any jurisdiction in respect of any legal action or proceedings with respect to or in connection with this Agreement; and (b) any objections to such jurisdiction on the ground of venue or forum non conveniens or any similar grounds.

14.4         Service of Process on Airline. The Airline agrees that the process by which any Proceedings are begun may be served on it by being delivered to its London office, at present of 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ, England or such other person from time to time appointed as the process agent in the United Kingdom of the Airline. If such person ceases to be appointed and no other person is appointed within fifteen (15) days, the Loan Trustee shall be entitled to appoint such person by notice to the Airline. Nothing contained in this Section 14.4 (Service of Process on Airline) shall affect the right to serve process in any other manner permitted by law.

14.5         Service of Process on Lessor. The Lessor agrees that the process by which any Proceedings are begun may be served on it by being delivered to its London office, at present of 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ, England, or such other person from time to time appointed as the process agent in the United Kingdom of the Lessor. If such person ceases to be appointed and no other person is appointed within fifteen (15) days, the Loan Trustee shall be entitled to appoint such person by notice to the Lessor. Nothing contained in this Section 14.6 (Service of Process on Lessor) shall affect the right to serve process in any other manner permitted by law.

Section 15. Further Acts. The parties hereto agree that at any time and from time to time, and at the cost and expense of the Airline, they shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may reasonably be necessary in order to give full effect to this Agreement and the rights and powers herein granted.

Section 16. Waiver. No term or provision of this Agreement may be changed, waived, discharged or terminated except by written instruments signed by or on behalf of each of the parties hereto.

Section 17. Effective Date. This Agreement shall enter into effect and be binding upon the parties hereto from the Delivery Date.

Section 18. Third Parties. The terms of this Agreement may only be enforced by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded. This Agreement may be amended without the consent of any third party.

Section 19. Confidentiality Undertaking. Each of the the Lessor, the Airline and the Loan Trustee agrees that it shall not disclose to any person the terms of this Agreement, [clauses 12 and 13] to the Purchase Agreement, any Notice or any Warranty Confirmation (together, the "Relevant Documents"), except:

(a)          as required by any applicable law or governmental regulations; or

(b)          in connection with any legal proceedings arising out of or in connection with the Relevant Documents; or

(c)          to any Beneficiary, provided that the Lessor, the Airline or the Loan Trustee disclosing the Relevant Documents to any Beneficiary shall cause and ensure that it obtains an undertaking in favour of the parties to this Agreement from such Beneficiary in terms similar to this Section 19 (Confidentiality Undertaking); or

(d)          to its accountants, auditors or legal advisers provided that such accountants, auditors or legal advisers are under an ethical obligation to or agree to treat such information as confidential; or

(e)          with the prior written consent of the Manufacturer and the other parties to this Agreement, such consent not to be unreasonable withheld.

AS WITNESS the Parties hereto have executed this Agreement in five (5) originals as of the day and year first written above.

SCHEDULE 1

PART A

FORM OF ENFORCEMENT NOTICE TO MANUFACTURER

To:	Airbus S.A.S.
Attn.:	Head of Contracts Customer Services

Copy:	LATAM Airlines Group S.A. (the "Airline") Attn.: General Counsel/Corporate Finance Director

Copy:	[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited] (the "Lessor")
Attn.: Wanda Ebanks

________________ 20__

One (1) Airbus A321-200 Aircraft MSN [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the airframe warranties agreement between Airbus S.A.S., [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited], the Airline and Wilmington Trust Company, not in its individual capacity but solely as Loan Trustee dated_________________________201[•] (the "Airframe Warranties Agreement").

2.	We hereby give notice that the Aircraft has been repossessed by the Loan Trustee in accordance with the provisions of the Financing Agreements following a Lease Event of Default which has occurred and is continuing and that the Loan Trustee is entitled to the benefit of the Remaining Warranties.

3.	In accordance with Section 3 (Covenant) of the Airframe Warranties Agreement, we request you to provide your confirmation in the form of the Warranty Confirmation that the Remaining Warranties shall, from the date of the Warranty Confirmation, be extended to the Loan Trustee in accordance with the terms of the Airframe Warranties Agreement.

4.	This notice shall be governed by and construed in accordance with the laws of England and Wales.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Loan Trustee, as Loan Trustee

By:
Name:
Title:

PART B

FORM OF LESSOR NOTICE TO MANUFACTURER

To:	Airbus S.A.S.
Attn.:	Head of Contracts Customer Services

Copy:	LATAM Airlines Group S.A. (the "Airline") Attn.: General Counsel/Corporate Finance Director

Copy:	Wilmington Trust Company, not in its individual capacity but solely as Loan Trustee (the "Loan Trustee")
Attn.: [•]

______________ 20 __

One (1) Airbus A321 Aircraft MSN [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the airframe warranties agreement between Airbus S.A.S., [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited], the Airline and Wilmington Trust Company, not in its individual capacity but solely as Loan Trustee dated 201[•] (the "Airframe Warranties Agreement").

2.	We hereby give notice that the Aircraft has been repossessed by the Lessor in accordance with the provisions of the Financing Agreements following a Lease Event of Default which has occurred and is continuing and that the Lessor is entitled to the benefit of the Remaining Warranties.

3.	In accordance with Section 3 (Covenant) of the Airframe Warranties Agreement, we request you to provide your confirmation in the form of the Warranty Confirmation that the Remaining Warranties shall, from the date of the Warranty Confirmation, be extended to the Lessor in accordance with the terms of the Airframe Warranties Agreement.

4.	This notice shall be governed by and construed in accordance with the laws of England and Wales.

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]
as Lessor

By:
Name:
Title:

SCHEDULE 2

FORM OF WARRANTY CONFIRMATION BY THE MANUFACTURER

To:	(1) Wilmington Trust Company, not in its individual capacity but solely as Loan Trustee (the "Loan Trustee")

(2)         [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited] (the "Lessor")

(3)         LATAM Airlines Group S.A. (the "Airline")

_____________________ 20__

One (1) Airbus A321 Aircraft MSN [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the Airframe Warranties Agreement between Airbus S.A.S. (the "Manufacturer"), the Lessor, the Airline and the Loan Trustee dated __________________________ 201[•] (the "Airframe Warranties Agreement").

2.	The Manufacturer hereby acknowledges receipt of a Notice dated ______ 201[•] from [insert name of relevant party] whereby it was advised by the [Lessor/Loan Trustee] that [has repossessed the Aircraft pursuant to the provisions of the Financing Agreements]. Accordingly, the Manufacturer hereby confirms that, from the date hereof, the Remaining Warranties shall be made available to [insert name of relevant party].

3.	The Warranty Confirmation given by the Manufacturer in the preceding paragraph is given upon and subject to the provisions of the Airframe Warranties Agreement.

4.	This Warranty Confirmation shall be governed by and construed in accordance with the laws of England and Wales.

AIRBUS S.A.S.

By:
Name:
Title:

SCHEDULE 3

THE WARRANTIES

EXECUTION PAGE

AIRFRAME WARRANTIES AGREEMENT MSN [•]

THE MANUFACTURER

SIGNED by	)
duly authorised for and	)
on behalf of	)
AIRBUS S.A.S.	)

THE LESSOR

SIGNED by	)
duly authorised for and	)
on behalf of	)
[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING
LIMITED/CANASTERO LEASING LIMITED]	)

THE AIRLINE

SIGNED by	)
duly authorised for and	)
on behalf of	)
LATAM AIRLINES GROUP S.A.	)

THE LOAN TRUSTEE

SIGNED by	)
and	)
duly authorised for and	)
on behalf of	)
WILMINGTON TRUST COMPANY,	)
not in its individual capacity	)
but solely as Loan Trustee	)

EXHIBIT L-2 to
NOTE PURCHASE AGREEMENT

FORM OF AIRFRAME WARRANTIES AGREEMENT (A321 – LAN – INITIAL SUBLEASE)

[Attached.]

Form Document

DATED_______________________________201[•]

AIRBUS S.A.S.

as Manufacturer

[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED]1

as Lessor

LATAM AIRLINES GROUP S.A.

as Airline

TAM LINHAS AÉREAS S.A.

as Sublessee

and

WILMINGTON TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS LOAN TRUSTEE

as Loan Trustee

AIRFRAME WARRANTIES AGREEMENT

IN RESPECT OF CERTAIN AIRFRAME WARRANTIES
RELATING TO ONE (1) AIRBUS A321 AIRCRAFT WITH
MANUFACTURER'S SERIAL NUMBER [•] AND BRAZILIAN REGISTRATION MARK [•]

1 Delete as appropriate

-i-

THIS AIRFRAME WARRANTIES AGREEMENT (this "Agreement") is dated ________________ 201[•] and made

AMONG:

(1)	AIRBUS S.A.S. (legal successor of Airbus S.N.C., formerly known as Airbus G.I.E. and Airbus Industrie G.I.E.), a Société par Actions Simplifiée duly created and existing under French law having its principal office at 1 rond-point Maurice Bellonte, 31707 Blagnac Cedex, France (formerly known as Airbus G.I.E. and Airbus Industrie G.I.E.) (together with its successors and assigns) in its capacity as manufacturer of the Aircraft (the "Manufacturer");

(2)	[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED][2] , a company incorporated and existing under the laws of the Cayman Islands having its registered office at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1- 1104, Cayman Islands (the "Lessor");

(3)	LATAM AIRLINES GROUP S.A., (formerly having the legal name LAN Airlines S.A. and Lan Chile S.A. and doing business as LAN Airlines), a corporation organised and existing under the laws of Chile whose principal place of business is at Edificio Huidobro, Avenida Presidente Riesco 5711, piso 20, Las Condes, Santiago, Chile (formerly having the legal name LAN Airlines S.A. and Lan Chile S.A. and doing business as LAN Airlines) (the "Airline");

(4)	TAM LINHAS AÉREAS S.A., a company incorporated and existing under the laws of Brazil, and having its principal place of business at Avenida Jurandir, No. 856, 4 Andar, Lote 4, CEP 04072-000 Jardim Ceci, in the City of São Paulo, State of São Paulo, Brazil (the "Sublessee"); and

(5)	WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly set forth herein, but solely in its capacity as Loan Trustee (the "Loan Trustee").

RECITALS

(A)	Pursuant to the Purchase Agreement (as defined below), the Airline agreed to purchase, inter alia, the Aircraft (as defined below) from the Manufacturer.

(B)	Pursuant to the Purchase Agreement Assignment (as defined below), the Airline has assigned to the Lessor, inter alia, its rights to purchase the Aircraft from the Manufacturer on the terms and conditions set out therein.

(C)	Pursuant to the Lease (as defined below), the Lessor has agreed that it will lease the Aircraft to the Airline. Pursuant to the Sublease Agreement (as defined below), the Airline has agreed that it will lease the Aircraft to the Sublessee.

2 Delete as appropriate

(D)	The Manufacturer has granted the Warranties to the Airline under the Purchase Agreement and the Warranties are made available exclusively for the benefit of the Airline. At the request of the Airline and the Loan Trustee who may be entitled to repossess the Aircraft pursuant to the provisions of certain of the Financing Agreements, the Lessor, the Airline, the Sublessee and the Loan Trustee wish, with the consent and agreement of the Manufacturer, to make arrangements in respect of the Warranties on the terms and conditions set out herein.

IT IS AGREED:

Section 1.               Definitions and Interpretation.

1.1           Definitions.         In this Agreement, the following terms shall have the following meanings:

"Aircraft" means collectively the Airframe and the Propulsion Systems installed thereon. "Airframe" means the Airbus A321 airframe bearing manufacturer's serial number [•] and current registration mark [•] (excluding the Propulsion Systems from time to time installed thereon) together with all parts incorporated in, installed on or attached to such airframe on the Delivery Date.

"Airline's Notice" means a notice delivered by the Airline pursuant to Section 4.1 (Airline's Notice to Manufacturer) and substantially in the form set out in Schedule 1 Part A (Form of Airline's Notice to Manufacturer).

"Beneficiaries" means the Secured Parties.

"Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for general business in Paris, Santiago and Hamburg.

"Delivery" means the delivery of and transfer of title to the Aircraft in accordance with the Purchase Agreement and the Purchase Agreement Assignment.

"Delivery Date" means the date on which Delivery takes place.

"Enforcement Notice" means any notice served by the Loan Trustee pursuant to Section 4.2 (Enforcement Notice to Manufacturer) and substantially in the form set out in Schedule 1 Part B (Form of Enforcement Notice to Manufacturer).

"Engines" means collectively the CFM International model CFM56-5B3/3 aircraft engines bearing manufacturer's serial numbers [•] and [•], together with all parts incorporated in, installed on, or attached to such Engines on the Delivery Date, and any replacement engine therefor with effect from the time title to which has passed to the Lessor pursuant to the Lease.

"Financing Agreements" has the meaning given to it in the Participation Agreement.

"Lease" means the lease agreement [MSN [•]] dated as of as of , 201[•] between the Lessor and the Airline in relation to the Aircraft.

"Lease Event of Default" has the meaning given to the term "Lease Event of Default" in the Lease.

"Lessor Notice" means any notice served by the Lessor pursuant to Section 4.3 (Lessor's Notice to Manufacturer) and substantially in the form set out in Schedule 1 Part C (Form of Lessor Notice to Manufacturer).

"Loan Trustee" shall mean Wilmington Trust Company, not in its individual capacity, except as expressly provided in the Financing Agreements, but solely in its capacity as Loan Trustee .

"Notice" means an Airline's Notice, a Lessor Notice or an Enforcement Notice.

"Participation Agreement" means the participation agreement dated as of _____________________, 201[•] between, amongst others, the Lessor and the Airline relating to, inter alia, the Aircraft.

"Purchase Agreement" means the Airbus A320 family purchase agreement dated 20 March 1998 between the Airline, as purchaser, and the Manufacturer, as seller, such purchase agreement together with its various exhibits and appendices (the "Original A320 Family Purchase Agreement") as amended and restated by way of a deed of amendment and restatement of the Original A320 Family Purchase Agreement dated 2 August 2000, (such purchase agreement together with its various exhibits and appendices, and as amended, and supplemented from time to time, relating to inter alia the purchase of the Aircraft).

"Purchase Agreement Assignment" means the purchase agreement assignment dated on or about the date of this Agreement between the Airline, as assignor, and the Lessor, as assignee, in relation to the Aircraft.

"Remaining Warranties" has the meaning given to it in Section 3 (Covenant).

"Secured Parties" means:

(i) Wilmington Trust Company, as Loan Trustee,

(ii) Wilmington Trust Company , as Pass Through Trustee,

(iii) Wilmington Trust Company, as Subordination Agent,

(iv) Natixis, acting through its New York branch, as Liquidity Provider and including such person's successors and assigns provided that such successors and/or assigns (i) are not owned or controlled by an aircraft manufacturer and (ii) are not in direct or indirect competition with Airbus and "Secured Party" shall mean any of them.

"Sublease Agreement" means the aircraft sublease agreement dated as of___________, 201[•] entered into between the Airline and the Sublessee in relation to the Aircraft.

"Warranties" means such warranties in respect of the Airframe given by the Manufacturer to the Airline pursuant to [clause 12] (Warranties and Service Life Policy) and [clause 13] (Patent Indemnity) of the Purchase Agreement, including all post-delivery rights in respect thereof and as are and remain available on the Delivery Date, and as more particularly set out in Schedule 3 (The Warranties).

"Warranty Confirmation" means the confirmation to be provided by the Manufacturer pursuant to Section 4.4 (Warranty Confirmation) in the form set out in Schedule 2 (Form of Warranty Confirmation by the Manufacturer).

1.2           In this Agreement, unless otherwise stated, a reference to any Section, paragraph or Schedule is a reference to such Section, paragraph or Schedule of this Agreement, and the headings of Sections and Schedules are inserted for convenience of reference only and shall not affect the interpretation.

1.3           Reference to any document or agreement means such document or agreement as originally signed, or as modified, amended, varied or supplemented from time to time.

Section 2.               Intentionally Left Blank

Section 3. Covenant. Subject to Section 4 (Notice to the Manufacturer and Warranty Confirmation) and Section 5 (Termination of the Airline's and the Sublessee's Rights), the Manufacturer agrees to grant by way of the Warranty Confirmation to the Loan Trustee or the Airline specified in a Notice duly served in accordance with Section 4 (Notice to the Manufacturer and Warranty Confirmation) a package of warranties equivalent to such of the Warranties which as at the date of the Notice remain available under the terms of the Purchase Agreement (the "Remaining Warranties").

Section 4.               Notice to the Manufacturer and Warranty Confirmation.

4.1           Airline's Notice to Manufacturer. The rights of the Airline to receive the benefit of the Remaining Warranties pursuant to Section 3 (Covenant) is subject to the receipt by the Manufacturer of an Airline's Notice duly executed by the Airline and the execution by the Manufacturer of the Warranty Confirmation specified in Section 4.4 (Warranty Confirmation). The Airline may deliver the Airline's Notice only if (i) the leasing of the Aircraft under the Sublease Agreement has ended or has been terminated pursuant to the provisions thereof; and (ii) there has been no delivery of an Enforcement Notice or Lessor Notice to the Manufacturer by the Loan Trustee or Lessor pursuant to Section 4.2 (Enforcement Notice to Manufacturer) or Section 4.3 (Lessor's Notice to the Manufacturer). A copy of the Airline's Notice shall be sent to the Sublessee, the Lessor and the Loan Trustee for information, but the receipt or non-receipt of such copy by the Sublessee, the Lessor or the Loan Trustee shall not affect the rights and obligations of the parties to this Agreement.

4.2           Enforcement Notice to Manufacturer. The rights of the Loan Trustee to receive the benefit of the Remaining Warranties pursuant to Section 3 (Covenant) is subject to the receipt by the Manufacturer of an Enforcement Notice duly executed by the Loan Trustee and the execution by the Manufacturer of the Warranty Confirmation specified in Section 4.4 (Warranty Confirmation). The Enforcement Notice may only be served after actual repossession of the Aircraft by the Loan Trustee pursuant to the provisions of the Financing Agreements following a Lease Event of Default which shall have occurred and be continuing. A copy of the Notice shall be sent to the Airline, the Lessor and the Sublessee for information, but the receipt or non-receipt of such copy by the Airline, the Lessor or the Sublessee shall not affect the rights and obligations of the parties to this Agreement.

4.3           Lessor's Notice to Manufacturer. The rights of the Lessor to receive the benefit of the Remaining Warranties pursuant to Section 3 (Covenant) is subject to the receipt by the Manufacturer of a Lessor's Notice duly executed by the Lessor and the execution by the Manufacturer of the Warranty Confirmation specified in Section 4.4 (Warranty Confirmation). The Lessor may deliver the Lessor's Notice only if (i) the Lessor has repossessed the Aircraft pursuant to the provisions of the Financing Agreements following a Lease Event of Default which shall have occurred and be continuing; and (ii) there has been no delivery of an Enforcement Notice to the Manufacturer by the Loan Trustee pursuant to Section 4.2 (Enforcement Notice to Manufacturer). A copy of the Lessor's Notice shall be sent to the Sublessee, the Airline and the Loan Trustee for information, but the receipt or non-receipt of such copy by the Sublessee, the Airline or the Loan Trustee shall not affect the rights and obligations of the parties to this Agreement.

4.4           Warranty Confirmation. Subject to Section 9 (Manufacturer Warranty Confirmation) and upon receipt by the Manufacturer of any of (i) the Airline's Notice in accordance with Section 4.1 (Airline's Notice to Manufacturer); (ii) the Enforcement Notice in accordance with Section 4.2 (Enforcement Notice to Manufacturer), or (iii) the Lessor Notice in accordance with Section 4.3 (Lessor Notice), the Manufacturer shall execute and deliver to the Lessor, the Loan Trustee and the Airline (as the case may be) the Warranty Confirmation and grant the Remaining Warranties to the Lessor, the Loan Trustee or the Airline (as the case may be) which is identified in the Notice in accordance with Section 3 (Covenant).

4.5           Benefit of Warranties. Each of the parties hereto hereby agrees that until receipt by the Manufacturer of any Notice in accordance with Section 4.1 (Airline's Notice to Manufacturer), Section 4.2 (Enforcement Notice to Manufacturer) or Section 4.3 (Lessor's Notice to Manufacturer) the benefit of the Warranties shall be made available only to the Sublessee in accordance with the provisions of this Agreement.

Section 5.               Termination of the Airline's and the Sublessee's Rights.

5.1           The Sublessee and the Airline hereby agree that, as regards any rights that the Sublessee may have against the Manufacturer, on the date of any Notice all of the Sublessee's right, title and interest in and to the Warranties shall be terminated forthwith (save to the extent of any claim made against the Manufacturer existing at such date and notified in writing to the Manufacturer on or before that date) whether or not the Sublessee shall have actually received a copy of the Notice. The Manufacturer shall have no liability whatsoever to the Sublessee in the event that the Sublessee does not receive a copy of such Notice or (save to the extent of any claim made against the Manufacturer existing at such date and notified in writing to the Manufacturer on or before that date) in any other respect whatsoever concerning the Warranties from the date of such Notice.

5.2           The Sublessee and the Airline hereby agree that, as regards any rights that the Airline may have against the Manufacturer, on the date of any Notice all of the Airline's right, title and interest in and to the Warranties shall be terminated forthwith (save to the extent of any claim made against the Manufacturer existing at such date and notified in writing to the Manufacturer on or before that date) whether or not the Airline shall have actually received a copy of the Notice. The Manufacturer shall have no liability whatsoever to the Airline in the event that the Airline does not receive a copy of the Notice or (save to the extent of any claim made against the Manufacturer existing at such date and notified in writing to the Manufacturer on or before that date) in any other respect whatsoever concerning the Warranties from the date of such Notice.

Section 6. Remedies and Waivers. No failure by the parties to exercise, nor any delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided at law.

Section 7. Benefit of Agreement. This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and permitted assigns in accordance with Section 8 (Assignments and Transfers).

Section 8. Assignments and Transfers. Except as expressly provided in this Agreement, none of the parties hereto shall be entitled to assign, sell, or transfer or otherwise dispose of all or any of their rights, benefits and obligations hereunder without the prior written consent of the other parties hereto and the Manufacturer (such consent not to be unreasonably withheld).

Section 9.               Manufacturer Warranty Confirmation.

9.1           The parties hereby agree that the Manufacturer will provide the Warranty Confirmation subject to the following:

(a)          the Manufacturer shall incur no obligations (except as set out in this Agreement), costs, expenses, damages, losses or liabilities whatsoever by reason of any of the Financing Agreements, this Agreement or any of the transactions contemplated thereby (other than in respect of its obligations as Manufacturer pursuant to the Purchase Agreement) and the Airline shall indemnify and hold harmless the Manufacturer against any such obligations, costs, expenses, damages, losses or liabilities so incurred (except to the extent directly caused by fraud, the gross negligence or wilful misconduct of the Manufacturer) provided that the Airline has been provided with a certificate setting out, in reasonable detail, the basis upon which such costs, expenses, losses or liabilities were incurred together with documentary evidence (if any) thereof;

(b)          this Agreement shall not constitute a novation of the Purchase Agreement and the Airline shall not be discharged from any of its obligations under the Purchase Agreement by reason of this Agreement;

(c)          the Manufacturer shall be entitled to rely on the information contained in any Notice delivered to it pursuant to Section 4.1 (Airline's Notice to Manufacturer), Section 4.2 (Enforcement Notice to Manufacturer) or Section 4.3 (Lessor's Notice to Manufacturer) without enquiring as to the accuracy of the information contained in such Notice or entitlement of any of the parties to give such Notice and the Airline shall indemnify and hold harmless the Manufacturer in respect of all losses, obligations, costs, expenses, damages and liabilities it may incur if such information proves not to be correct (except to the extent directly caused by fraud, the gross negligence or wilful misconduct of the Manufacturer) provided that the Airline has been provided with a certificate setting out, in reasonable detail, the basis upon which such obligations, costs, expenses, losses, damages or liabilities were incurred together with documentary evidence (if any) thereof; and

(d)          Airbus shall not be deemed to have knowledge of (i) any termination or expiration of the leasing of the Aircraft under the Sub-Lease Agreement, or (ii) the actual repossession of the Aircraft by the Loan Trustee or the Lessor unless and until Airbus shall have received a Notice in accordance with sections 4.1 (Airline's Notice to Manufacturer),

4.2 (Enforcement Notice to Manufacturer) or 4.3 (Lessor's Notice to Manufacturer).

(e)          nothing herein nor in the Warranty Confirmation shall modify in any way the rights of the Manufacturer under the Purchase Agreement or subject the Manufacturer to any obligations, costs, expenses, losses, damages or liabilities to which it would not otherwise be subject.

9.2           The he Sublessee and the Airline agree that the terms of the Warranty Confirmation are subject to the provisions of this Section 9 (Manufacturer Warranty Confirmation).

9.3           The Lessor, the Airline, the Loan Trustee and the Sublessee shall have no obligation or liability under the Purchase Agreement by reason of or arising out of this Agreement, provided that the terms and conditions of the Purchase Agreement shall apply to all claims made in respect of the Warranties and shall be binding upon the Lessor, the Airline, the Loan Trustee and the Sublessee and the Lessor, the Airline, the Loan Trustee and the Sublessee shall be subject to all obligations, restrictions, limitations and conditions of the Purchase Agreement with respect to the making of such claim (including, without limitation, the Waiver, Release and Renunciation in clause 12 of the Purchase Agreement) to the same extent as if they had been named "Buyer" thereunder.

9.4           If, at any time prior to the receipt of any Notice, there shall at any time be any dispute as to which of the parties to this Agreement is the beneficiary of any particular right or interest in respect of the Remaining Warranties, the Manufacturer shall be entitled to perform the corresponding obligations exclusively in favour of the Sublessee until the Loan Trustee or the Airline or the Lessor shall provide a Notice to the Manufacturer.

9.5           In the event of a conflict between an Airline's Notice and a Lessor Notice, then the Lessor Notice shall prevail and the Manufacturer shall extend the benefit of the Remaining Warranties to the Lessor. In the event of a conflict between an Enforcement Notice and either a Lessor Notice or an Airline's Notice, the Enforcement Notice shall prevail and the Manufacturer shall extend the benefit of the Remaining Warranties to the Loan Trustee.

Section 10. Partial Invalidity. If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

Section 11. Transfers between Lessor or from the Airline. If, at any time after the Remaining Warranties have been granted to the Lessor or the Airline (the "First Party") pursuant to this Agreement, the Aircraft is repossessed by the Loan Trustee (the "Replacement Party"), then the parties agree that all right, title and interest of the First Party in and to the Remaining Warranties shall be terminated and that the Manufacturer shall grant to the Replacement Party the manufacturer support equivalent to such of the Remaining Warranties as at such time remain available to the First Party on terms mutatis mutandis and subject to the same conditions as in respect of the granting of the relevant rights to the First Party by the Manufacturer.

Section 12. Notices. Any notice or other communication given or made under this Agreement shall be in writing and, provided it shall be addressed as set out below, shall be deemed to have been duly given:

12.1         if sent by personal delivery, upon delivery at the address of the relevant Party (provided that if the date of delivery is not a Business Day, notice shall be deemed to have been received on the first following Business Day);

12.2         if sent by post, then five Business Days after posting;

12.3         if sent by fax, when dispatched with correct confirmation printout (provided that if the date of receipt is not a Business Day, notice shall be deemed to have been received on the first following Business Day), to the Parties as follows:

(a)          if to the Manufacturer, to it at:

Airbus S.A.S.

1 rond-point Maurice Bellonte

31707 Blagnac Cedex

France

Attn:     Head of Contract – Customer Services

Fax:      +33 5 61 93 46 10

(b)          if to the Lessor, to it at:

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]3

c/o Maples Corporate Services Limited

PO Box 309

Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Attn:      Wanda Ebanks

Fax:      +1 345 949 8080

with copy to the Loan Trustee (at the address given below) and to the Airline (at the address given below).

(c)          if to the Airline, to it at:

LATAM Airlines Group S.A.

Edificio Huidobro

Avenida Presidente Riesco 5711

piso 20

Las Condes

Santiago

Chile

Fax:      +56 22 565 8764

Attn:      General Counsel/Corporate Finance Director

With a copy by e-mail to:

GrupoTesoreriaPagosChile_2@lanchile.com

(it being agreed that such electronic notification shall not constitute notice under this Section 12 (Notices))

(d)          if to the Sublessee, to it at:

TAM Linhas Aéreas S.A.

Avenida Jurandir

No. 856, 4° Andar

3 Delete as appropriate

Lote 4, CEP 04072-000

Jardim Ceci
São Paulo
Brazil

Fax:      +55 11 55 82 91 18

Attn:      Contracts Director

(e)          if to the Loan Trustee, to it at:

Wilmington Trust Company

1100 North Market Street

Wilmington

DE 19890-1605

Telephone: +1 302 636 6000

Fax: +1 302 636 4140

Attention: Corporate Trust Administration

(it being agreed that electronic notification shall not constitute notice under this Section 12 (Notices))

12.4         Each communication and document made or delivered by one party to another pursuant to this Agreement shall be made and/or delivered in writing and in the English language. Unless otherwise stated, any such communication or document may be made by letter or any form of facsimile transmission.

Section 13. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original, but all counterparts shall together constitute but one and the same instrument.

Section 14.             Governing Law and Jurisdiction.

14.1         English Law. This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

14.2         The parties hereto irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any disputes arising out of or in connection with this Agreement

14.3         Each of the parties hereto irrevocably and unconditionally waives: (a) any immunity from the jurisdiction of the court mentioned in section 14.2 and any immunity from suit, judgement, execution, set-off, attachment, arrest, specific performance, injunction or other judicial order or remedy to which it or any of its assets may be entitled at present or in the future in any jurisdiction in respect of any legal action or proceedings with respect to or in connection with this Agreement; and (b) any objections to such jurisdiction on the ground of venue or forum non conveniens or any similar grounds.

14.4         Service of Process on Airline. The Airline agrees that the process by which any Proceedings are begun may be served on it by being delivered to its London office, at present of 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ, England or such other person from time to time appointed as the process agent in the United Kingdom of the Airline. If such person ceases to be appointed and no other person is appointed within fifteen

(15) days, the Loan Trustee shall be entitled to appoint such person by notice to the Airline. Nothing contained in this Section 14.4 (Service of Process on Airline) shall affect the right to serve process in any other manner permitted by law.

14.5         Service of Process on Sublessee. The Sublessee agrees that the process by which any Proceedings are begun may be served on it by being delivered to its London office, at present of 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ, England or such other person from time to time appointed as the process agent in the United Kingdom of the Sublessee. If such person ceases to be appointed and no other person is appointed within fifteen (15) days, the Loan Trustee shall be entitled to appoint such person by notice to the Sublessee. Nothing contained in this Section 14.5 (Service of Process on Sublessee) shall affect the right to serve process in any other manner permitted by law.

14.6         Service of Process on Lessor. The Lessor agrees that the process by which any Proceedings are begun may be served on it by being delivered to its London office, at present of 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ, England, or such other person from time to time appointed as the process agent in the United Kingdom of the Lessor. If such person ceases to be appointed and no other person is appointed within fifteen

(15)        days, the Loan Trustee shall be entitled to appoint such person by notice to the Lessor. Nothing contained in this Section 14.6 (Service of Process on Lessor) shall affect the right to serve process in any other manner permitted by law.

Section 15. Further Acts. The parties hereto agree that at any time and from time to time, and at the cost and expense of the Airline, they shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may reasonably be necessary in order to give full effect to this Agreement and the rights and powers herein granted.

Section 16. Waiver. No term or provision of this Agreement may be changed, waived, discharged or terminated except by written instruments signed by or on behalf of each of the parties hereto.

Section 17. Effective Date. This Agreement shall enter into effect and be binding upon the parties hereto from the Delivery Date.

Section 18. Third Parties. The terms of this Agreement may only be enforced by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded. This Agreement may be amended without the consent of any third party.

Section 19. Confidentiality Undertaking. Each of the Lessor, the Airline, the Sublessee and the Loan Trustee agrees that it shall not disclose to any person the terms of this Agreement, [clauses 12 and 13] to the Purchase Agreement, any Notice or any Warranty Confirmation (together, the "Relevant Documents"), except:

(a)          as required by any applicable law or governmental regulations; or

(b)          in connection with any legal proceedings arising out of or in connection with the Relevant Documents; or

(c)          to any Beneficiary, provided that the Lessor, the Airline, the Sublessee or the Loan Trustee disclosing the Relevant Documents to any Beneficiary shall cause and ensure that it obtains an undertaking in favour of the parties to this Agreement from such Beneficiary in terms similar to this Section 19 (Confidentiality Undertaking); or

(d)          to its accountants, auditors or legal advisers provided that such accountants, auditors or legal advisers are under an ethical obligation to or agree to treat such information as confidential; or

(e)          with the prior written consent of the Manufacturer and the other parties to this Agreement, such consent not to be unreasonable withheld.

AS WITNESS the Parties hereto have executed this Agreement in five (5) originals as of the day and year first written above.

SCHEDULE 1

PART A

FORM OF AIRLINE'S NOTICE TO MANUFACTURER

To:	Airbus S.A.S.
Attn: Head of Contracts Customer Services

Copy:	Wilmington Trust Company (the "Loan Trustee")
Attn: [•]

Copy:	TAM Linhas Aéreas S.A. (the "Sublessee")
Attn: Contracts Director

Copy:	[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]
Attn: Wanda Ebanks

________________________ 20 __

One (1) Airbus A321 Aircraft MSN [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the airframe warranties agreement between Airbus S.A.S., [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited][4], the Airline, the Sublessee and Wilmington Trust Company as Loan Trustee dated____________________201[•] (the "Airframe Warranties Agreement").

2.	The Airline hereby gives notice that the leasing of the Aircraft under the Sublease has ended or has been terminated pursuant to the provisions thereof.

3.	In accordance with Section 3 (Covenant) of the Airframe Warranties Agreement, we request you provide your confirmation in the form of the Warranty Confirmation that the Remaining Warranties shall, from the date of the Warranty Confirmation, be extended to the Airline in accordance with the terms of the Airframe Warranties Agreement.

This Notice shall be governed by and construed in accordance with laws of England and Wales.

LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

4 Delete as appropriate

PART B

FORM OF ENFORCEMENT NOTICE TO MANUFACTURER

To:	Airbus S.A.S.
Attn: Head of Contracts Customer Services

Copy:	LATAM Airlines Group S.A. (the "Airline") Attn: General Counsel/Corporate Finance Director

Copy:	TAM Linhas Aéreas S.A. (the "Sublessee") Attn: Contracts Director

Copy:	[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]
Attn: Wanda Ebanks

______________ 20__

One (1) Airbus A321 Aircraft MSN [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the airframe warranties agreement between Airbus S.A.S., [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited], the Airline, the Sublessee and Wilmington Trust Company as Loan Trustee dated_____________________201[•] (the "Airframe Warranties Agreement").

2.	We hereby give notice that the Aircraft has been repossessed by the Loan Trustee in accordance with the provisions of the Financing Agreements following a Lease Event of Default which has occurred and is continuing and that the Loan Trustee is entitled to the benefit of the Remaining Warranties.

3.	In accordance with Section 3 (Covenant) of the Airframe Warranties Agreement, we request you to provide your confirmation in the form of the Warranty Confirmation that the Remaining Warranties shall, from the date of the Warranty Confirmation, be extended to the Loan Trustee in accordance with the terms of the Airframe Warranties Agreement.

4.	This notice shall be governed by and construed in accordance with the laws of England and Wales.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Loan Trustee, as Loan Trustee

By:
Name:
Title:

PART C

FORM OF LESSOR NOTICE TO MANUFACTURER

To:	Airbus S.A.S.
Attn: Head of Contracts Customer Services

Copy:	LATAM Airlines Group S.A. (the "Airline")
Attn: General Counsel/Corporate Finance Director

Copy:	TAM Linhas Aéreas S.A. (the "Sublessee")
Attn: Contracts Director

Copy:	Wilmington Trust Company (the "Loan Trustee")
Attn: [•]

______________ 20 __

One (1) Airbus A321 Aircraft MSN [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the airframe warranties agreement between Airbus S.A.S., [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited], the Airline, the Sublessee and Wilmington Trust Company, not in its individual capacity but solely as Loan Trustee dated________________________201[•] (the "Airframe Warranties Agreement").

2.	We hereby give notice that the Aircraft has been repossessed by the Lessor in accordance with the provisions of the Financing Agreements following a Lease Event of Default which has occurred and is continuing and that the Lessor is entitled to the benefit of the Remaining Warranties.

3.	In accordance with Section 3 (Covenant) of the Airframe Warranties Agreement, we request you to provide your confirmation in the form of the Warranty Confirmation that the Remaining Warranties shall, from the date of the Warranty Confirmation, be extended to the Lessor in accordance with the terms of the Airframe Warranties Agreement.

4.	This notice shall be governed by and construed in accordance with the laws of England and Wales.

[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED]
as Lessor

By:
Name:
Title:

SCHEDULE 2

FORM OF WARRANTY CONFIRMATION BY THE MANUFACTURER

To:	(1) Wilmington Trust Company, not in its individual capacity but solely as Loan Trustee (the "Loan Trustee")

(2)         [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited] (the "Lessor")

(3)         LATAM Airlines Group S.A. (the "Airline")

(4)         TAM Linhas Aéreas S.A. (the "Sublessee")

___________________ 20__

One (1) Airbus A321-211 Aircraft MSN [●] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the Airframe Warranties Agreement between Airbus S.A.S. (the "Manufacturer"), the Lessor, the Airline, the Sublessee and the Loan Trustee dated [•] 201[•] (the "Airframe Warranties Agreement").

2.	The Manufacturer hereby acknowledges receipt of a Notice dated______________20 from [insert name of relevant party] whereby it was advised by the [Airline/Loan Trustee/Lessor] that [the leasing of the Aircraft under the Sublease has ended or expired][the Aircraft has been repossessed by the [Loan Trustee][the Lessor] in accordance with the provisions of the Financing Agreements][[ Accordingly, the Manufacturer hereby confirms that, from the date hereof, the Remaining Warranties shall be made available to [insert name of relevant party].

3.	The Warranty Confirmation given by the Manufacturer in the preceding paragraph is given upon and subject to the provisions of the Airframe Warranties Agreement.

4.	This Warranty Confirmation shall be governed by and construed in accordance with the laws of England and Wales.

AIRBUS S.A.S.

By:
Name:
Title:

SCHEDULE 3

THE WARRANTIES

EXECUTION PAGE

AIRFRAME WARRANTIES AGREEMENT MSN 6414

THE MANUFACTURER

SIGNED by	)
duly authorised for and	)
on behalf of	)
AIRBUS S.A.S.	)

THE LESSOR

SIGNED by	)
duly authorised for and	)
on behalf of	)
[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING
LIMITED/CANASTERO LEASING LIMITED]	)

THE AIRLINE

SIGNED by	)
duly authorised for and	)
on behalf of	)
LATAM AIRLINES GROUP S.A.	)

THE SUBLESSEE

SIGNED by	)
duly authorised for and	)
on behalf of	)
TAM LINHAS AÉREAS S.A.	)

THE LOAN TRUSTEE

SIGNED by	)
and	)
duly authorised for and	)
on behalf of	)
WILMINGTON TRUST COMPANY,	)
not in its individual capacity	)
but solely as Loan Trustee	)

EXHIBIT L-3 to
NOTE PURCHASE AGREEMENT

FORM OF AIRFRAME WARRANTIES AGREEMENT (A321 – TAM)

[Attached.]

Form Document

DATED_____________201[•]

AIRBUS S.A.S.

as Manufacturer

[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING

LIMITED/CANASTERO LEASING LIMITED]

as Lessor

LATAM AIRLINES GROUP S.A.

as Airline

and

WILMINGTON TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY

AS LOAN TRUSTEE

as Loan Trustee

AIRFRAME WARRANTIES AGREEMENT

IN RESPECT OF CERTAIN AIRFRAME WARRANTIES

RELATING TO ONE (1) AIRBUS A321-200 AIRCRAFT

WITH MANUFACTURER'S SERIAL NUMBER [•] AND

CHILEAN REGISTRATION MARK [•]

		Page

Section 1.	Definitions and Interpretation	2

Section 2.	Intentionally Left Blank	4

Section 3.	Covenant	4

Section 4.	Notice to the Manufacturer and Warranty Confirmation	4

Section 5.	Termination of the Airline's Rights	5

Section 6.	Remedies and Waivers	5

Section 7.	Benefit of Agreement	5

Section 8.	Assignments and Transfers	5

Section 9.	Manufacturer Warranty Confirmation	5

Section 10.	Partial Invalidity	7

Section 12.	Notices	7

Section 13.	Counterparts	9

Section 14.	Governing Law and Jurisdiction	9

Section 15.	Further Acts	10

Section 16.	Waiver	10

Section 17.	Effective Date	10

Section 19.	Confidentiality Undertaking	10

Schedule 1:		1

Part A:	Form of Enforcement Notice to Manufacturer	2

Part B:	Form of Lessor's Notice to Manufacturer	3

Schedule 2:	Form of Warranty Confirmation by the Manufacturer	1

Schedule 3:	The Warranties	1

-i-

THIS AIRFRAME WARRANTIES AGREEMENT (this "Agreement") is dated__________201[•] and made AMONG:

(1)	AIRBUS S.A.S. (legal successor of Airbus S.N.C., formerly known (1) as Airbus G.I.E. and Airbus Industrie G.I.E., a Société par Actions Simplifiée duly created and existing under French law having its principal office at 1 rond-point Maurice Bellonte, 31707 Blagnac Cedex, France (together with its successors and assigns) in its capacity as manufacturer of the Aircraft (the "Manufacturer");

(2)	[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED], a company incorporated and existing under the laws of the Cayman Islands having its registered office at c/o [Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands]1 (the "Lessor");

(3)	LATAM AIRLINES GROUP S.A., a corporation organised and existing under the laws of Chile whose principal place of business is at Edificio Huidobro, Avenida Presidente Riesco 5711, piso 20, Las Condes, Santiago, Chile (the "Airline"); and

(4)	WILMINGTON TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS LOAN TRUSTEE, acting through its offices at [•], in its capacity as Loan Trustee (the "Loan Trustee").

RECITALS

(A)	Pursuant to the Purchase Agreement (as defined below), the Airline agreed to purchase,

inter alia, the Aircraft (as defined below) from the Manufacturer.

(B)	Pursuant to the Purchase Agreement Assignment (as defined below), the Airline has assigned to the Lessor, inter alia, its rights to purchase the Aircraft from the Manufacturer on the terms and conditions set out therein.

(C)	Pursuant to the Lease (as defined below), the Lessor has agreed that it will lease the Aircraft to the Airline.

(D)	The Manufacturer has granted the Warranties to the Airline under the Purchase Agreement and the Warranties are made available exclusively for the benefit of the Airline. At the request of the Loan Trustee and the Lessor, who may be entitled to repossess the Aircraft pursuant to the provisions of certain of the Financing Agreements, the Lessor, the Airline and the Loan Trustee wish, with the consent and agreement of the Manufacturer, to make arrangements in respect of the Warranties on the terms and conditions set out herein.

IT IS AGREED:

1 To be confirmed

Section 1.        Definitions and Interpretation.

1.1     Definitions. In this Agreement, the following terms shall have the following meanings:

"Aircraft" means collectively the Airframe and the Propulsion Systems installed thereon.

"Airframe" means the Airbus A321-200airframe bearing manufacturer's serial number [•] and current registration mark [•] (excluding the Propulsion Systems from time to time installed thereon) together with all parts incorporated in, installed on or attached to such airframe on the Delivery Date.

"Beneficiaries" means the Secured Parties.

"Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for general business in Paris, New York, Santiago and Hamburg.

"Delivery" means the delivery of and transfer of title to the Aircraft in accordance with the Purchase Agreement and the Purchase Agreement Assignment.

"Delivery Date" means the date on which Delivery takes place.

"Enforcement Notice" means any notice served by the Loan Trustee pursuant to Section 4.2 (Enforcement Notice to Manufacturer) and substantially in the form set out in Schedule 1 Part B (Form of Enforcement Notice to Manufacturer).

"Financing Agreements" has the meaning given to it in the Participation Agreement.

"Lease" means the lease agreement [MSN[•]] dated as of as of____________, 201[•] between the Lessor and the Airline in relation to the Aircraft.

"Lease Event of Default" has the meaning given to the term "Lease Event of Default" in the Lease.

"Lessor Notice" means any notice served by the Lessor pursuant to Section 4.3 (Lessor's Notice to Manufacturer) and substantially in the form set out in Schedule 1 Part C (Form of Lessor Notice to Manufacturer).

"Loan Trustee" means Wilmington Trust Company, not in its individual capacity but solely as Loan Trustee including its successors and assigns, provided that such successors and/or assigns (i) are not owned or controlled by an aircraft manufacturer and (ii) are not in direct or indirect competition with the Manufacturer.

"Notice" means a Lessor Notice or an Enforcement Notice.

"Participation Agreement" means the participation agreement dated as of ___________ 201[•] between, amongst others, the Lessor and the Airline relating to, inter alia, the Aircraft.

"Propulsion Systems" means collectively the two (2) CFM International model CFM56- 5b3/3 aircraft engines bearing manufacturer's serial numbers [•] and [•], together with all parts incorporated in, installed on, or attached to such Propulsion Systems on the Delivery Date, and any replacement engine therefor with effect from the time title to which has passed to the Lessor pursuant to the Lease.

"Purchase Agreement" means the Airbus A320F/A330 family purchase agreement dated 14 November 2006 between TAM Linhas Aéreas S.A., as purchaser, and Airbus, as seller, (as novated to the Assignor on 30 October 2014) such purchase agreement together with its various letter agreements, exhibits and appendices, as amended, restated and supplemented from time to time, relating to inter alia the purchase of the Aircraft.

"Purchase Agreement Assignment" means the purchase agreement assignment dated on or about the date of this Agreement between the Airline, as assignor, and the Lessor, as assignee, in relation to the Aircraft.

"Remaining Warranties" has the meaning given to it in Section 3 (Covenant).

"Secured Parties" means:

(i)	Wilmington Trust Company, as Loan Trustee,

(ii)	Wilmington Trust Company , as Pass Through Trustee,

(iii)	Wilmington Trust Company, as Subordination Agent,

(iv)	Natixis, acting through its New York branch , as Liquidity Provider and including such person's successors and assigns provided that such successors and/or assigns (i) are not owned or controlled by an aircraft manufacturer and (ii) are not in direct or indirect competition with Airbus and "Secured Party" shall mean any of them.

"Warranties" means such warranties in respect of the Airframe given by the Manufacturer to the Airline pursuant to [clause 12] (Warranties and Service Life Policy) and [clause 13] (Patent Indemnity) of the Purchase Agreement, including all post-delivery rights in respect thereof and as are and remain available on the Delivery Date, and as more particularly set out in Schedule 3 (The Warranties).

"Warranty Confirmation" means the confirmation to be provided by the Manufacturer pursuant to Section 4.4 (Warranty Confirmation) in the form set out in Schedule 2 (Form of Warranty Confirmation by the Manufacturer).

1.2        In this Agreement, unless otherwise stated, a reference to any Section, paragraph or Schedule is a reference to such Section, paragraph or Schedule of this Agreement, and the headings of Sections and Schedules are inserted for convenience of reference only and shall not affect the interpretation.

1.3        Reference to any document or agreement means such document or agreement as originally signed, or as modified, amended, varied or supplemented from time to time.

Section 2.           Intentionally Left Blank

Section 3. Covenant. Subject to Section 4 (Notice to the Manufacturer and Warranty Confirmation) and Section 5 (Termination of the Airline's Rights), the Manufacturer agrees to grant by way of the Warranty Confirmation to the Loan Trustee or the Lessor specified in a Notice duly served in accordance with Section 4 (Notice to the Manufacturer and Warranty Confirmation) a package of warranties equivalent to such of the Warranties which as at the date of the Notice remain available under the terms of the Purchase Agreement (the "Remaining Warranties").

Section 4.           Notice to the Manufacturer and Warranty Confirmation.

4.1        Enforcement Notice to Manufacturer. The rights of the Loan Trustee to receive the benefit of the Remaining Warranties pursuant to Section 3 (Covenant) is subject to the receipt by the Manufacturer of an Enforcement Notice duly executed by the Loan Trustee and the execution by the Manufacturer of the Warranty Confirmation specified in Section 4.3 (Warranty Confirmation). The Enforcement Notice may only be served after actual repossession of the Aircraft by the Loan Trustee pursuant to the provisions of the Financing Agreements following a Lease Event of Default which shall have occurred and be continuing. A copy of the Notice shall be sent to the Airline and the Lessor for information, but the receipt or non-receipt of such copy by the Airline or the Lessor shall not affect the rights and obligations of the parties to this Agreement.

4.2        Lessor's Notice to Manufacturer. The rights of the Lessor to receive the benefit of the Remaining Warranties pursuant to Section 3 (Covenant) is subject to the receipt by the Manufacturer of an Lessor's Notice duly executed by the Lessor and the execution by the Manufacturer of the Warranty Confirmation specified in Section 4.4 (Warranty Confirmation). The Lessor may deliver the Lessor's Notice only if (i) the Lessor has repossessed the Aircraft pursuant to the provisions of the Financing Agreements following a Lease Event of Default which shall have occurred and be continuing; and (ii) there has been no delivery of an Enforcement Notice to the Manufacturer by the Loan Trustee pursuant to Section 4.2 (Enforcement Notice to Manufacturer). A copy of the Lessor's Notice shall be sent to the Airline and the Loan Trustee for information, but the receipt or non-receipt of such copy by the Airline or the Loan Trustee shall not affect the rights and obligations of the parties to this Agreement.

4.3        Warranty Confirmation. Subject to Section 9 (Manufacturer Warranty Confirmation) and upon receipt by the Manufacturer of any of (i) the Enforcement Notice in accordance with Section 4.1 (Enforcement Notice to Manufacturer), or (ii) the Lessor Notice in accordance with Section 4.2 (Lessor Notice), the Manufacturer shall execute and deliver to the Lessor and the Loan Trustee (as the case may be) the Warranty Confirmation and grant the Remaining Warranties to the Lessor or the Loan Trustee (as the case may be) which is identified in the Notice in accordance with Section 3 (Covenant).

4.4        Benefit of Warranties. Each of the parties hereto hereby agrees that until receipt by the Manufacturer of any Notice in accordance with Section 4.1 (Enforcement Notice to Manufacturer) or Section 4.2 (Lessor’s Notice to Manufacturer) the benefit of the Warranties shall be made available only to the Airline in accordance with the provisions of this Agreement.

Section 5.           Termination of the Airline's Rights.

5.1 The Airline and the Lessorhereby agree that, as regards any rights that the Airline may have against the Manufacturer, on the date of any Notice all of the Airline's right, title and interest in and to the Warranties shall be terminated forthwith (save to the extent of any claim made against the Manufacturer existing at such date and notified in writing to the Manufacturer on or before that date) whether or not the Airline shall have actually received a copy of the Notice. The Manufacturer shall have no liability whatsoever to the Airline in the event that the Airline does not receive a copy of such Notice or (save to the extent of any claim made against the Manufacturer existing at such date and notified in writing to the Manufacturer on or before that date) in any other respect whatsoever concerning the Warranties from the date of such Notice.

Section 6.          Remedies and Waivers. No failure by the parties to exercise, nor any delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided at law.

Section 7.          Benefit of Agreement. This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and permitted assigns in accordance with Section 8 (Assignments and Transfers).

Section 8.          Assignments and Transfers.

8.1 Except as expressly provided in this Agreement, none of the parties hereto shall be entitled to assign, sell, or transfer or otherwise dispose of all or any of their rights, benefits and obligations hereunder without the prior written consent of the other parties hereto and the Manufacturer (such consent not to be unreasonably withheld).

Section 9.           Manufacturer Warranty Confirmation.

9.1       The parties hereby agree that the Manufacturer will provide the Warranty Confirmation subject to the following:

(a)      the Manufacturer shall incur no obligations (except as set out in this Agreement), costs, expenses, damages, losses or liabilities whatsoever by reason of any of the Financing Agreements, this Agreement or any of the transactions contemplated thereby (other than in respect of its obligations as Manufacturer pursuant to the Purchase Agreement) and the Airline shall indemnify and hold harmless the Manufacturer against any such obligations, costs, expenses, damages, losses or liabilities so incurred (except to the extent directly caused by fraud, the gross negligence or wilful misconduct of the Manufacturer) provided that the Airline has been provided with a certificate setting out, in reasonable detail, the basis upon which such costs, expenses, losses or liabilities were incurred together with documentary evidence (if any) thereof;

(b)      this Agreement shall not constitute a novation of the Purchase Agreement and the Airline shall not be discharged from any of its obligations under the Purchase Agreement by reason of this Agreement;

(c)      the Manufacturer shall be entitled to rely on the information contained in any Notice delivered to it pursuant to Section 4.1 (Enforcement Notice to Manufacturer) or Section 4.2 (Lessor's Notice to Manufacturer) without enquiring as to the accuracy of the information contained in such Notice or entitlement of any of the parties to give such Notice and the Airline shall indemnify and hold harmless the Manufacturer in respect of all losses, obligations, costs, expenses, damages and liabilities it may incur if such information proves not to be correct (except to the extent directly caused by fraud, the gross negligence or wilful misconduct of the Manufacturer) provided that the Airline has been provided with a certificate setting out, in reasonable detail, the basis upon which such obligations, costs, expenses, losses, damages or liabilities were incurred together with documentary evidence (if any) thereof; and

(d)      Airbus shall not be deemed to have knowledge of the actual repossession of the Aircraft by the Loan Trustee or the Lessor unless and until Airbus shall have received a Notice in accordance with sections 4.1 (Enforcement Notice to Manufacturer) or 4.2 (Lessor's Notice to Manufacturer).

(e)      nothing herein nor in the Warranty Confirmation shall modify in any way the rights of the Manufacturer under the Purchase Agreement or subject the Manufacturer to any obligations, costs, expenses, losses, damages or liabilities to which it would not otherwise be subject.

9.2      The Lessor, the Loan Trustee and the Airline agree that the terms of the Warranty Confirmation are subject to the provisions of this Section 9 (Manufacturer Warranty Confirmation).

9.3      The Lessor, the Loan Trustee and the Airline shall have no obligation or liability under the Purchase Agreement by reason of or arising out of this Agreement, provided that the terms and conditions of the Purchase Agreement shall apply to all claims made in respect of the Warranties and shall be binding upon the Lessor, the Loan Trustee and the Airline, and the Lessor, the Loan Trustee and the Airline shall be subject to all obligations, restrictions, limitations and conditions of the Purchase Agreement with respect to the making of such claim (including, without limitation, the Waiver, Release and Renunciation in clause 12 of the Purchase Agreement) to the same extent as if they had been named "Buyer" thereunder.

9.4      If, at any time prior to the receipt of any Notice, there shall at any time be any dispute as to which of the parties to this Agreement is the beneficiary of any particular right or interest in respect of the Remaining Warranties, the Manufacturer shall be entitled to perform the corresponding obligations exclusively in favour of the Airline until the Loan Trustee or the Airline or the Lessor shall provide a Notice to the Manufacturer.

9.5      In the event of a conflict between an Enforcement Notice and a Lessor Notice, the Enforcement Notice shall prevail and the Manufacturer shall extend the benefit of the Remaining Warranties to the Loan Trustee.

Section 10. Partial Invalidity. If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

Section 11. Transfers between the Lessor and the Loan Trustee. If, at any time after the Remaining Warranties have been granted to the Lessor (the "First Party") pursuant to this Agreement, the Aircraft is repossessed by the Loan Trustee (the "Replacement Party"), then the parties agree that all right, title and interest of the First Party in and to the Remaining Warranties shall be terminated and that the Manufacturer shall grant to the Replacement Party the manufacturer support equivalent to such of the Remaining Warranties as at such time remain available to the First Party on terms mutatis mutandis and subject to the same conditions as in respect of the granting of the relevant rights to the First Party by the Manufacturer.

Section 12. Notices. Any notice or other communication given or made under this Agreement shall be in writing and, provided it shall be addressed as set out below, shall be deemed to have been duly given:

12.1      if sent by personal delivery, upon delivery at the address of the relevant Party (provided that if the date of delivery is not a Business Day, notice shall be deemed to have been received on the first following Business Day);

12.2      if sent by post, then five Business Days after posting;

12.3      if sent by fax, when dispatched with correct confirmation printout (provided that if the date of receipt is not a Business Day, notice shall be deemed to have been received on the first following Business Day), to the Parties as follows:

(a)	if to the Manufacturer, to it at:

Airbus S.A.S.

1 rond-point Maurice Bellonte

31707 Blagnac Cedex

France

Attn.:   Head of Contract – Customer Services

Fax:      +33 5 61 93 46 10

(b)	if to the Lessor, to it at:

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo

Leasing Limited/Canastero Leasing Limited]2

c/o Maples Corporate Services Limited

PO Box 309,

Ugland House,

Grand Cayman,

KY1-1104,

Cayman Islands

Fax:     +1 345 949 8080

Attention:      Wanda Ebanks

with copy to the Loan Trustee (at the address given below) and to the Airline (at the address given below).

(c)	if to the Airline, to it at:

LATAM Airlines Group S.A.

Edificio Huidobro

Avenida Presidente Riesco 5711

piso 20

Las Condes

Santiago Chile

Fax:    +56 22 565 8764

Attn.: General Counsel/Corporate Finance Director

With a copy by e-mail to:

GrupoTesoreriaPagosChile_2@lanchile.com

(it being agreed that such electronic notification shall not constitute notice under this Section 12 (Notices))

(d)	if to the Loan Trustee, to it at:

Wilmington Trust Company

1100 North Market Street

Wilmington

DE 19890-1605

2 Delete as appropriate

Telephone: +1 302 636 6000

Fax: +1 302 636 4140

Attention: Corporate Trust Administration

(it being agreed that electronic notification shall not constitute notice under this Section 12 (Notices)).

12.4    Each communication and document made or delivered by one party to another pursuant to this Agreement shall be made and/or delivered in writing and in the English language. Unless otherwise stated, any such communication or document may be made by letter or any form of facsimile transmission.

Section 13.       Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original, but all counterparts shall together constitute but one and the same instrument.

Section 14.       Governing Law and Jurisdiction.

14.1    English Law. This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

14.2    The parties hereto irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any disputes arising out of or in connection with this Agreement

14.3    Each of the parties hereto irrevocably and unconditionally waives: (a) any immunity from the jurisdiction of the court mentioned in section 14.2 and any immunity from suit, judgement, execution, set-off, attachment, arrest, specific performance, injunction or other judicial order or remedy to which it or any of its assets may be entitled at present or in the future in any jurisdiction in respect of any legal action or proceedings with respect to or in connection with this Agreement; and (b) any objections to such jurisdiction on the ground of venue or forum non conveniens or any similar grounds.

14.4    Service of Process on Airline. The Airline agrees that the process by which any Proceedings are begun may be served on it by being delivered to its London office, at present of 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ, England or such other person from time to time appointed as the process agent in the United Kingdom of the Airline. If such person ceases to be appointed and no other person is appointed within fifteen

(15) days, the Loan Trustee shall be entitled to appoint such person by notice to the Airline. Nothing contained in this Section 14.4 (Service of Process on Airline) shall affect the right to serve process in any other manner permitted by law.

14.5    Service of Process on Lessor. The Lessor agrees that the process by which any Proceedings are begun may be served on it by being delivered to its London office, at present of 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ, England, or such other person from time to time appointed as the process agent in the United Kingdom of the Lessor. If such person ceases to be appointed and no other person is appointed within fifteen (15) days, the Loan Trustee shall be entitled to appoint such person by notice to the Lessor.

Nothing contained in this Section 14.6 (Service of Process on Lessor) shall affect the right to serve process in any other manner permitted by law.

Section 15.    Further Acts. The parties hereto agree that at any time and from time to time, and at the cost and expense of the Airline, they shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may reasonably be necessary in order to give full effect to this Agreement and the rights and powers herein granted.

Section 16.    Waiver. No term or provision of this Agreement may be changed, waived, discharged or terminated except by written instruments signed by or on behalf of each of the parties hereto.

Section 17.    Effective Date. This Agreement shall enter into effect and be binding upon the parties hereto from the Delivery Date.

Section 18.    Third Parties. The terms of this Agreement may only be enforced by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded. This Agreement may be amended without the consent of any third party.

Section 19. Confidentiality Undertaking. Each of the the Lessor, the Airline and the Loan Trustee agrees that it shall not disclose to any person the terms of this Agreement, [clauses 12 and 13] to the Purchase Agreement, any Notice or any Warranty Confirmation (together, the "Relevant Documents"), except:

(a)    as required by any applicable law or governmental regulations; or

(b)    in connection with any legal proceedings arising out of or in connection with the Relevant Documents; or

(c)    to any Beneficiary, provided that the Lessor, the Airline or the Loan Trustee disclosing the Relevant Documents to any Beneficiary shall cause and ensure that it obtains an undertaking in favour of the parties to this Agreement from such Beneficiary in terms similar to this Section 19 (Confidentiality Undertaking); or

(d)    to its accountants, auditors or legal advisers provided that such accountants, auditors or legal advisers are under an ethical obligation to or agree to treat such information as confidential; or

(e)    with the prior written consent of the Manufacturer and the other parties to this Agreement, such consent not to be unreasonable withheld.

AS WITNESS the Parties hereto have executed this Agreement in five (5) originals as of the day and year first written above.

SCHEDULE 1

PART A

FORM OF ENFORCEMENT NOTICE TO MANUFACTURER

To:	Airbus S.A.S.
Attn.: Head of Contracts Customer Services

Copy:	LATAM Airlines Group S.A. (the "Airline") Attn.: General Counsel/Corporate Finance Director

Copy:	[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited] (the "Lessor")

Attn.: Wanda Ebanks

____________ 20___

One (1) Airbus A321-200 Aircraft MSN [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the airframe warranties agreement between Airbus S.A.S., [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited], the Airline and Wilmington Trust Company, not in its individual capacity but solely as Loan Trustee dated__________________201[•] (the "Airframe Warranties Agreement").

2.	We hereby give notice that the Aircraft has been repossessed by the Loan Trustee in accordance with the provisions of the Financing Agreements following a Lease Event of Default which has occurred and is continuing and that the Loan Trustee is entitled to the benefit of the Remaining Warranties.

3.	In accordance with Section 3 (Covenant) of the Airframe Warranties Agreement, we request you to provide your confirmation in the form of the Warranty Confirmation that the Remaining Warranties shall, from the date of the Warranty Confirmation, be extended to the Loan Trustee in accordance with the terms of the Airframe Warranties Agreement.

4.	This notice shall be governed by and construed in accordance with the laws of England and Wales.

WILMINGTON TRUST COMPANY, not in its
individual capacity but solely as Loan Trustee, as Loan Trustee

By:
Name:
Title:

PART B

FORM OF LESSOR NOTICE TO MANUFACTURER

To:	Airbus S.A.S.
Attn.: Head of Contracts Customer Services

Copy:	LATAM Airlines Group S.A. (the "Airline") Attn.: General Counsel/Corporate Finance Director

Copy:	Wilmington Trust Company, not in its individual capacity but solely as Loan Trustee (the "Loan Trustee")

Attn.: [•]

____________ 20___

One (1) Airbus A321 Aircraft MSN [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the airframe warranties agreement between Airbus S.A.S., [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited], the Airline and Wilmington Trust Company, not in its individual capacity but solely as Loan Trustee dated___________201[•] (the "Airframe Warranties Agreement").

2.	We hereby give notice that the Aircraft has been repossessed by the Lessor in accordance with the provisions of the Financing Agreements following a Lease Event of Default which has occurred and is continuing and that the Lessor is entitled to the benefit of the Remaining Warranties.

3.	In accordance with Section 3 (Covenant) of the Airframe Warranties Agreement, we request you to provide your confirmation in the form of the Warranty Confirmation that the Remaining Warranties shall, from the date of the Warranty Confirmation, be extended to the Lessor in accordance with the terms of the Airframe Warranties Agreement.

4.	This notice shall be governed by and construed in accordance with the laws of England and Wales.

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]
as Lessor

By:
Name:
Title:

SCHEDULE 2

FORM OF WARRANTY CONFIRMATION BY THE MANUFACTURER

To:           (1)        Wilmington Trust Company, not in its individual capacity but solely as Loan Trustee (the "Loan Trustee")

(2)        [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited] (the "Lessor")

(3)	LATAM Airlines Group S.A. (the "Airline")

_________20__

One (1) Airbus A321 Aircraft MSN [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the Airframe Warranties Agreement between Airbus S.A.S. (the "Manufacturer"), the Lessor, the Airline and the Loan Trustee dated ______201[•] (the "Airframe Warranties Agreement").

2.	The Manufacturer hereby acknowledges receipt of a Notice dated _______201[•] from [insert name of relevant party] whereby it was advised by the [Lessor/Loan Trustee] that [has repossessed the Aircraft pursuant to the provisions of the Financing Agreements]. Accordingly, the Manufacturer hereby confirms that, from the date hereof, the Remaining Warranties shall be made available to [insert name of relevant party].

3.	The Warranty Confirmation given by the Manufacturer in the preceding paragraph is given upon and subject to the provisions of the Airframe Warranties Agreement.

4.	This Warranty Confirmation shall be governed by and construed in accordance with the laws of England and Wales.

AIRBUS S.A.S.

By:
Name:
Title:

SCHEDULE 3

THE WARRANTIES

EXECUTION PAGE

AIRFRAME WARRANTIES AGREEMENT MSN [•]

THE MANUFACTURER

SIGNED by	)
duly authorised for and	)
on behalf of	)
AIRBUS S.A.S.	)

THE LESSOR

SIGNED by	)
duly authorised for and	)
on behalf of	)
[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED] )

THE AIRLINE

SIGNED by	)
duly authorised for and	)
on behalf of	)
LATAM AIRLINES GROUP S.A.	)

THE LOAN TRUSTEE

SIGNED by	)
and	)
duly authorised for and	)
on behalf of	)
WILMINGTON TRUST COMPANY,	)
not in its individual capacity	)
but solely as Loan Trustee	)

EXHIBIT L-4 to

NOTE PURCHASE AGREEMENT

FORM OF AIRFRAME WARRANTIES AGREEMENT (A321 – TAM – INITIAL SUBLEASE)

[Attached.]

Form Document

DATED______________________________201[•]

AIRBUS S.A.S.

as Manufacturer

[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING
LIMITED/CANASTERO LEASING LIMITED]1

as Lessor

LATAM AIRLINES GROUP S.A.

as Airline

TAM LINHAS AÉREAS S.A.

as Sublessee

and

WILMINGTON TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY

AS LOAN TRUSTEE

as Loan Trustee

AIRFRAME WARRANTIES AGREEMENT

IN RESPECT OF CERTAIN AIRFRAME WARRANTIES

RELATING TO ONE (1) AIRBUS A321 AIRCRAFT WITH

MANUFACTURER'S SERIAL NUMBER [•] AND

BRAZILIAN REGISTRATION MARK [•]

1 Delete as appropriate

-i-

THIS AIRFRAME WARRANTIES AGREEMENT (this "Agreement") is dated_________201[•] and made

AMONG:

(1)	AIRBUS S.A.S. (legal successor of Airbus S.N.C., formerly known as Airbus G.I.E. and Airbus Industrie G.I.E.), a Société par Actions Simplifiée duly created and existing under French law having its principal office at 1 rond-point Maurice Bellonte, 31707 Blagnac Cedex, France (together with its successors and assigns) in its capacity as manufacturer of the Aircraft (the "Manufacturer");

(2)	[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED][2] , a company incorporated and existing under the laws of the Cayman Islands having its registered office at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1- 1104, Cayman Islands (the "Lessor");

(3)	LATAM AIRLINES GROUP S.A., a corporation organised and existing under the laws of Chile whose principal place of business is at Edificio Huidobro, Avenida Presidente Riesco 5711, piso 20, Las Condes, Santiago, Chile (the "Airline");

(4)	TAM LINHAS AÉREAS S.A., a company incorporated and existing under the laws of Brazil, and having its principal place of business at Avenida Jurandir, No. 856, 4 Andar, Lote 4, CEP 04072-000 Jardim Ceci, in the City of São Paulo, State of São Paulo, Brazil (the "Sublessee"); and

(5)	WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly set forth herein, but solely in its capacity as Loan Trustee (the "Loan Trustee").

RECITALS

(A)	Pursuant to the Purchase Agreement (as defined below), the Airline agreed to purchase, inter alia, the Aircraft (as defined below) from the Manufacturer.

(B)	Pursuant to the Purchase Agreement Assignment (as defined below), the Airline has assigned to the Lessor, inter alia, its rights to purchase the Aircraft from the Manufacturer on the terms and conditions set out therein.

(C)	Pursuant to the Lease (as defined below), the Lessor has agreed that it will lease the Aircraft to the Airline.

(D)	Pursuant to the Sublease Agreement (as defined below), the Airline has agreed that it will lease the Aircraft to the Sublessee.

(E)	The Manufacturer has granted the Warranties to the Airline under the Purchase Agreement and the Warranties are made available exclusively for the benefit of the Airline. At the request of the Airline and the Loan Trustee who may be entitled to repossess the Aircraft pursuant to the provisions of certain of the Financing Agreements, the Lessor, the Airline, the Sublessee and the Loan Trustee wish, with the consent and agreement of the Manufacturer, to make arrangements in respect of the Warranties on the terms and conditions set out herein.

2 Delete as appropriate

IT IS AGREED:

Section 1.            Definitions and Interpretation.

1.1         Definitions. In this Agreement, the following terms shall have the following meanings:

"Aircraft" means collectively the Airframe and the Propulsion Systems installed thereon.

"Airframe" means the Airbus A321 airframe bearing manufacturer's serial number [•] and current registration mark [•] (excluding the Propulsion Systems from time to time installed thereon) together with all parts incorporated in, installed on or attached to such airframe on the Delivery Date.

"Airline's Notice" means a notice delivered by the Airline pursuant to Section 4.1 (Airline's Notice to Manufacturer) and substantially in the form set out in Schedule 1 Part A (Form of Airline's Notice to Manufacturer).

"Beneficiaries" means the Secured Parties.

"Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for general business in Paris, Santiago and Hamburg.

"Delivery" means the delivery of and transfer of title to the Aircraft in accordance with the Purchase Agreement and the Purchase Agreement Assignment.

"Delivery Date" means the date on which Delivery takes place.

"Enforcement Notice" means any notice served by the Loan Trustee pursuant to Section 4.2 (Enforcement Notice to Manufacturer) and substantially in the form set out in Schedule 1 Part B (Form of Enforcement Notice to Manufacturer).

"Financing Agreements" has the meaning given to it in the Participation Agreement.

"Lease" means the lease agreement [MSN [•]] dated as of as of__________, 201[•] between the Lessor and the Airline in relation to the Aircraft.

"Lease Event of Default" has the meaning given to the term "Lease Event of Default" in the Lease.

"Lessor Notice" means any notice served by the Lessor pursuant to Section 4.3 (Lessor's Notice to Manufacturer) and substantially in the form set out in Schedule 1 Part C (Form of Lessor Notice to Manufacturer).

"Loan Trustee" shall mean Wilmington Trust Company, not in its individual capacity, except as expressly provided in the Financing Agreements, but solely in its capacity as Loan Trustee .

"Notice" means an Airline's Notice, a Lessor Notice or an Enforcement Notice.

"Participation Agreement" means the participation agreement dated as of ____________, 201[•] between, amongst others, the Lessor and the Airline relating to, inter alia, the Aircraft.

"Propulsion Systems" means collectively the CFM International model CFM56-5B3/3 aircraft engines bearing manufacturer's serial numbers [•] and [•], together with all parts incorporated in, installed on, or attached to such Propulsion Systems on the Delivery Date, and any replacement engine therefor with effect from the time title to which has passed to the Lessor pursuant to the Lease.

"Purchase Agreement" means the Airbus A320F/A330 family purchase agreement dated 14 November 2006 between TAM Linhas Aéreas S.A, purchaser, and the Manufacturer, as seller as (as novated to the Assignor on 30 October 2014) such purchase agreement together with its various exhibits and appendices, and as amended, restated and supplemented from time to time, relating to inter alia the purchase of the Aircraft).

"Purchase Agreement Assignment" means the purchase agreement assignment dated on or about the date of this Agreement between the Airline, as assignor, and the Lessor, as assignee, in relation to the Aircraft.

"Remaining Warranties" has the meaning given to it in Section 3 (Covenant). "Secured Parties" means:

(i) Wilmington Trust Company, as Loan Trustee,

(ii) Wilmington Trust Company , as Pass Through Trustee,

(iii) Wilmington Trust Company, as Subordination Agent,

(iv) Natixis, acting through its New York branch , as Liquidity Provider and including such person's successors and assigns provided that such successors and/or assigns (i) are not owned or controlled by an aircraft manufacturer and (ii) are not in direct or indirect competition with Airbus and "Secured Party" shall mean any of them.

"Sublease Agreement" means the aircraft sublease agreement dated as of ______________, 201[•] entered into between the Airline and the Sublessee in relation to the Aircraft.

"Warranties" means such warranties in respect of the Airframe given by the Manufacturer to the Airline pursuant to [clause 12] (Warranties and Service Life Policy) and [clause 13] (Patent Indemnity) of the Purchase Agreement, including all post-delivery rights in respect thereof and as are and remain available on the Delivery Date, and as more particularly set out in Schedule 3 (The Warranties).

"Warranty Confirmation" means the confirmation to be provided by the Manufacturer pursuant to Section 4.4 (Warranty Confirmation) in the form set out in Schedule 2 (Form of Warranty Confirmation by the Manufacturer).

1.2          In this Agreement, unless otherwise stated, a reference to any Section, paragraph or Schedule is a reference to such Section, paragraph or Schedule of this Agreement, and the headings of Sections and Schedules are inserted for convenience of reference only and shall not affect the interpretation.

1.3          Reference to any document or agreement means such document or agreement as originally signed, or as modified, amended, varied or supplemented from time to time.

Section 2.             Intentionally Left Blank

Section 3.   Covenant. Subject to Section 4 (Notice to the Manufacturer and Warranty Confirmation) and Section 5 (Termination of the Airline's and the Sublessee's Rights), the Manufacturer agrees to grant by way of the Warranty Confirmation to the Loan Trustee or the Airline specified in a Notice duly served in accordance with Section 4 (Notice to the Manufacturer and Warranty Confirmation) a package of warranties equivalent to such of the Warranties which as at the date of the Notice remain available under the terms of the Purchase Agreement (the "Remaining Warranties").

Section 4.             Notice to the Manufacturer and Warranty Confirmation.

4.1          Airline's Notice to Manufacturer. The rights of the Airline to receive the benefit of the Remaining Warranties pursuant to Section 3 (Covenant) is subject to the receipt by the Manufacturer of an Airline's Notice duly executed by the Airline and the execution by the Manufacturer of the Warranty Confirmation specified in Section 4.4 (Warranty Confirmation). The Airline may deliver the Airline's Notice only if (i) the leasing of the Aircraft under the Sublease Agreement has ended or has been terminated pursuant to the provisions thereof; and (ii) there has been no delivery of an Enforcement Notice or Lessor Notice to the Manufacturer by the Loan Trustee or Lessor pursuant to Section 4.2 (Enforcement Notice to Manufacturer) or Section 4.3 (Lessor's Notice to the Manufacturer). A copy of the Airline's Notice shall be sent to the Sublessee, the Lessor and the Loan Trustee for information, but the receipt or non-receipt of such copy by the Sublessee, the Lessor or the Loan Trustee shall not affect the rights and obligations of the parties to this Agreement.

4.2          Enforcement Notice to Manufacturer. The rights of the Loan Trustee to receive the benefit of the Remaining Warranties pursuant to Section 3 (Covenant) is subject to the receipt by the Manufacturer of an Enforcement Notice duly executed by the Loan Trustee and the execution by the Manufacturer of the Warranty Confirmation specified in Section 4.4 (Warranty Confirmation). The Enforcement Notice may only be served after actual repossession of the Aircraft by the Loan Trustee pursuant to the provisions of the Financing Agreements following a Lease Event of Default which shall have occurred and be continuing. A copy of the Notice shall be sent to the Airline, the Lessor and the Sublessee for information, but the receipt or non-receipt of such copy by the Airline, the Lessor or the Sublessee shall not affect the rights and obligations of the parties to this Agreement.

4.3          Lessor's Notice to Manufacturer. The rights of the Lessor to receive the benefit of the Remaining Warranties pursuant to Section 3 (Covenant) is subject to the receipt by the Manufacturer of a Lessor's Notice duly executed by the Lessor and the execution by the Manufacturer of the Warranty Confirmation specified in Section 4.4 (Warranty Confirmation). The Lessor may deliver the Lessor's Notice only if (i) the Lessor has repossessed the Aircraft pursuant to the provisions of the Financing Agreements following a Lease Event of Default which shall have occurred and be continuing; and (ii) there has been no delivery of an Enforcement Notice to the Manufacturer by the Loan Trustee pursuant to Section 4.2 (Enforcement Notice to Manufacturer). A copy of the Lessor's Notice shall be sent to the Sublessee, the Airline and the Loan Trustee for information, but the receipt or non-receipt of such copy by the Sublessee, the Airline or the Loan Trustee shall not affect the rights and obligations of the parties to this Agreement.

4.4          Warranty Confirmation. Subject to Section 9 (Manufacturer Warranty Confirmation) and upon receipt by the Manufacturer of any of (i) the Airline's Notice in accordance with Section 4.1 (Airline's Notice to Manufacturer); (ii) the Enforcement Notice in accordance with Section 4.2 (Enforcement Notice to Manufacturer), or (iii) the Lessor Notice in accordance with Section 4.3 (Lessor Notice), the Manufacturer shall execute and deliver to the Lessor, the Loan Trustee and the Airline (as the case may be) the Warranty Confirmation and grant the Remaining Warranties to the Lessor, the Loan Trustee or the Airline (as the case may be) which is identified in the Notice in accordance with Section 3 (Covenant).

4.5          Benefit of Warranties. Each of the parties hereto hereby agrees that until receipt by the Manufacturer of any Notice in accordance with Section 4.1 (Airline's Notice to Manufacturer), Section 4.2 (Enforcement Notice to Manufacturer) or Section 4.3 (Lessor's Notice to Manufacturer) the benefit of the Warranties shall be made available only to the Sublessee in accordance with the provisions of this Agreement.

Section 5.             Termination of the Airline's and the Sublessee's Rights.

5.1          The Sublessee and the Airline hereby agree that, as regards any rights that the Sublessee may have against the Manufacturer, on the date of any Notice all of the Sublessee's right, title and interest in and to the Warranties shall be terminated forthwith (save to the extent of any claim made against the Manufacturer existing at such date and notified in writing to the Manufacturer on or before that date) whether or not the Sublessee shall have actually received a copy of the Notice. The Manufacturer shall have no liability whatsoever to the Sublessee in the event that the Sublessee does not receive a copy of such Notice or (save to the extent of any claim made against the Manufacturer existing at such date and notified in writing to the Manufacturer on or before that date) in any other respect whatsoever concerning the Warranties from the date of such Notice.

5.2           The Sublessee and the Airline hereby agree that, as regards any rights that the Airline may have against the Manufacturer, on the date of any Notice all of the Airline's right, title and interest in and to the Warranties shall be terminated forthwith (save to the extent of any claim made against the Manufacturer existing at such date and notified in writing to the Manufacturer on or before that date) whether or not the Airline shall have actually received a copy of the Notice. The Manufacturer shall have no liability whatsoever to the Airline in the event that the Airline does not receive a copy of the Notice or (save to the extent of any claim made against the Manufacturer existing at such date and notified in writing to the Manufacturer on or before that date) in any other respect whatsoever concerning the Warranties from the date of such Notice.

Section 6.   Remedies and Waivers. No failure by the parties to exercise, nor any delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided at law.

Section 7.   Benefit of Agreement. This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and permitted assigns in accordance with Section 8 (Assignments and Transfers).

Section 8.   Assignments and Transfers. Except as expressly provided in this Agreement, none of the parties hereto shall be entitled to assign, sell, or transfer or otherwise dispose of all or any of their rights, benefits and obligations hereunder without the prior written consent of the other parties hereto and the Manufacturer (such consent not to be unreasonably withheld).

Section 9.           Manufacturer Warranty Confirmation.

9.1       The parties hereby agree that the Manufacturer will provide the Warranty Confirmation subject to the following:

(a)          the Manufacturer shall incur no obligations (except as set out in this Agreement), costs, expenses, damages, losses or liabilities whatsoever by reason of any of the Financing Agreements, this Agreement or any of the transactions contemplated thereby (other than in respect of its obligations as Manufacturer pursuant to the Purchase Agreement) and the Airline shall indemnify and hold harmless the Manufacturer against any such obligations, costs, expenses, damages, losses or liabilities so incurred (except to the extent directly caused by fraud, the gross negligence or wilful misconduct of the Manufacturer) provided that the Airline has been provided with a certificate setting out, in reasonable detail, the basis upon which such costs, expenses, losses or liabilities were incurred together with documentary evidence (if any) thereof;

(b)          this Agreement shall not constitute a novation of the Purchase Agreement and the Airline shall not be discharged from any of its obligations under the Purchase Agreement by reason of this Agreement;

(c)          the Manufacturer shall be entitled to rely on the information contained in any Notice delivered to it pursuant to Section 4.1 (Airline's Notice to Manufacturer), Section 4.2 (Enforcement Notice to Manufacturer) or Section 4.3 (Lessor's Notice to Manufacturer) without enquiring as to the accuracy of the information contained in such Notice or entitlement of any of the parties to give such Notice and the Airline shall indemnify and hold harmless the Manufacturer in respect of all losses, obligations, costs, expenses, damages and liabilities it may incur if such information proves not to be correct (except to the extent directly caused by fraud, the gross negligence or wilful misconduct of the Manufacturer) provided that the Airline has been provided with a certificate setting out, in reasonable detail, the basis upon which such obligations, costs, expenses, losses, damages or liabilities were incurred together with documentary evidence (if any) thereof; and

(d)          Airbus shall not be deemed to have knowledge of (i) any termination or expiration of the leasing of the Aircraft under the Sub-Lease Agreement, or (ii) the actual repossession of the Aircraft by the Loan Trustee or the Lessor unless and until Airbus shall have received a Notice in accordance with sections 4.1 (Airline's Notice to Manufacturer), 4.2 (Enforcement Notice to Manufacturer) or 4.3 (Lessor's Notice to Manufacturer).

(e)          nothing herein nor in the Warranty Confirmation shall modify in any way the rights of the Manufacturer under the Purchase Agreement or subject the Manufacturer to any obligations, costs, expenses, losses, damages or liabilities to which it would not otherwise be subject.

9.2           The Sublessee and the Airline agree that the terms of the Warranty Confirmation are subject to the provisions of this Section 9 (Manufacturer Warranty Confirmation).

9.3           The Lessor, the Airline, the Loan Trustee and the Sublessee shall have no obligation or liability under the Purchase Agreement by reason of or arising out of this Agreement, provided that the terms and conditions of the Purchase Agreement shall apply to all claims made in respect of the Warranties and shall be binding upon the Lessor, the Airline, the Loan Trustee and the Sublessee and the Lessor, the Airline, the Loan Trustee and the Sublessee shall be subject to all obligations, restrictions, limitations and conditions of the Purchase Agreement with respect to the making of such claim (including, without limitation, the Waiver, Release and Renunciation in clause 12 of the Purchase Agreement) to the same extent as if they had been named "Buyer" thereunder.

9.4           If, at any time prior to the receipt of any Notice, there shall at any time be any dispute as to which of the parties to this Agreement is the beneficiary of any particular right or interest in respect of the Remaining Warranties, the Manufacturer shall be entitled to perform the corresponding obligations exclusively in favour of the Sublessee until the Loan Trustee or the Airline or the Lessor shall provide a Notice to the Manufacturer.

9.5           In the event of a conflict between an Airline's Notice and a Lessor Notice, then the Lessor Notice shall prevail and the Manufacturer shall extend the benefit of the Remaining Warranties to the Lessor. In the event of a conflict between an Enforcement Notice and either a Lessor Notice or an Airline's Notice, the Enforcement Notice shall prevail and the Manufacturer shall extend the benefit of the Remaining Warranties to the Loan Trustee.

Section 10. Partial Invalidity. If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

Section 11. Transfers between Lessor or from the Airline. If, at any time after the Remaining Warranties have been granted to the Lessor or the Airline (the "First Party") pursuant to this Agreement, the Aircraft is repossessed by the Loan Trustee (the "Replacement Party"), then the parties agree that all right, title and interest of the First Party in and to the Remaining Warranties shall be terminated and that the Manufacturer shall grant to the Replacement Party the manufacturer support equivalent to such of the Remaining Warranties as at such time remain available to the First Party on terms mutatis mutandis and subject to the same conditions as in respect of the granting of the relevant rights to the First Party by the Manufacturer.

Section 12. Notices. Any notice or other communication given or made under this Agreement shall be in writing and, provided it shall be addressed as set out below, shall be deemed to have been duly given:

12.1         if sent by personal delivery, upon delivery at the address of the relevant Party (provided that if the date of delivery is not a Business Day, notice shall be deemed to have been received on the first following Business Day);

12.2         if sent by post, then five Business Days after posting;

12.3         if sent by fax, when dispatched with correct confirmation printout (provided that if the date of receipt is not a Business Day, notice shall be deemed to have been received on the first following Business Day), to the Parties as follows:

(a)	if to the Manufacturer, to it at: Airbus S.A.S.

1 rond-point Maurice Bellonte
31707 Blagnac Cedex

France

Attn:	Head of Contract – Customer Services
Fax:	+33 5 61 93 46 10

(b)	if to the Lessor, to it at:

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo

Leasing Limited/Canastero Leasing Limited]3

c/o Maples Corporate Services Limited

PO Box 309

Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Attn:	Wanda Ebanks
Fax:	+1 345 949 8080

with copy to the Loan Trustee (at the address given below) and to the Airline (at the address given below).

(c)	if to the Airline, to it at:

LATAM Airlines Group S.A.

Edificio Huidobro

Avenida Presidente Riesco 5711

piso 20

Las Condes

Santiago

Chile

Fax:	+56 22 565 8764
Attn:	General Counsel/Corporate Finance Director

With a copy by e-mail to:

GrupoTesoreriaPagosChile_2@lanchile.com

(it being agreed that such electronic notification shall not constitute notice under this Section 12 (Notices))

(d)	if to the Sublessee, to it at:

TAM Linhas Aéreas S.A.

Avenida Jurandir

No. 856, 4° Andar

Lote 4, CEP 04072-000

Jardim Ceci

São Paulo

Brazil

3 Delete as appropriate

Fax:	+55 11 55 82 91 18
Attn:	Contracts Director

(e)	if to the Loan Trustee, to it at:

Wilmington Trust Company

1100 North Market Street

Wilmington

DE 19890-1605

Telephone: +1 302 636 6000

Fax: +1 302 636 4140

Attention: Corporate Trust Administration

(it being agreed that electronic notification shall not constitute notice under this Section 12 (Notices))

12.4        Each communication and document made or delivered by one party to another pursuant to this Agreement shall be made and/or delivered in writing and in the English language. Unless otherwise stated, any such communication or document may be made by letter or any form of facsimile transmission.

Section 13.        Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original, but all counterparts shall together constitute but one and the same instrument.

Section 14.        Governing Law and Jurisdiction.

14.1        English Law. This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

14.2        The parties hereto irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any disputes arising out of or in connection with this Agreement

14.3        Each of the parties hereto irrevocably and unconditionally waives: (a) any immunity from the jurisdiction of the court mentioned in section 14.2 and any immunity from suit, judgement, execution, set-off, attachment, arrest, specific performance, injunction or other judicial order or remedy to which it or any of its assets may be entitled at present or in the future in any jurisdiction in respect of any legal action or proceedings with respect to or in connection with this Agreement; and (b) any objections to such jurisdiction on the ground of venue or forum non conveniens or any similar grounds.

14.4        Service of Process on Airline. The Airline agrees that the process by which any Proceedings are begun may be served on it by being delivered to its London office, at present of 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ, England or such other person from time to time appointed as the process agent in the United Kingdom of the Airline. If such person ceases to be appointed and no other person is appointed within fifteen (15) days, the Loan Trustee shall be entitled to appoint such person by notice to the Airline. Nothing contained in this Section 14.4 (Service of Process on Airline) shall affect the right to serve process in any other manner permitted by law.

14.5         Service of Process on Sublessee. The Sublessee agrees that the process by which any Proceedings are begun may be served on it by being delivered to its London office, at present of 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ, England or such other person from time to time appointed as the process agent in the United Kingdom of the Sublessee. If such person ceases to be appointed and no other person is appointed within fifteen (15) days, the Loan Trustee shall be entitled to appoint such person by notice to the Sublessee. Nothing contained in this Section 14.5 (Service of Process on Sublessee) shall affect the right to serve process in any other manner permitted by law.

14.6         Service of Process on Lessor. The Lessor agrees that the process by which any Proceedings are begun may be served on it by being delivered to its London office, at present of 2nd Floor, Landmark House, Hammersmith Bridge Road, London W6 9EJ, England, or such other person from time to time appointed as the process agent in the United Kingdom of the Lessor. If such person ceases to be appointed and no other person is appointed within fifteen (15) days, the Loan Trustee shall be entitled to appoint such person by notice to the Lessor. Nothing contained in this Section 14.6 (Service of Process on Lessor) shall affect the right to serve process in any other manner permitted by law.

Section 15. Further Acts. The parties hereto agree that at any time and from time to time, and at the cost and expense of the Airline, they shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may reasonably be necessary in order to give full effect to this Agreement and the rights and powers herein granted.

Section 16. Waiver. No term or provision of this Agreement may be changed, waived, discharged or terminated except by written instruments signed by or on behalf of each of the parties hereto.

Section 17. Effective Date. This Agreement shall enter into effect and be binding upon the parties hereto from the Delivery Date.

Section 18. Third Parties. The terms of this Agreement may only be enforced by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded. This Agreement may be amended without the consent of any third party.

Section 19. Confidentiality Undertaking. Each of the Lessor, the Airline, the Sublessee and the Loan Trustee agrees that it shall not disclose to any person the terms of this Agreement, [clauses 12 and 13] to the Purchase Agreement, any Notice or any Warranty Confirmation (together, the "Relevant Documents"), except:

(a)         as required by any applicable law or governmental regulations; or

(b)         in connection with any legal proceedings arising out of or in connection with the Relevant Documents; or

(c)         to any Beneficiary, provided that the Lessor, the Airline, the Sublessee or the Loan Trustee disclosing the Relevant Documents to any Beneficiary shall cause and ensure that it obtains an undertaking in favour of the parties to this Agreement from such Beneficiary in terms similar to this Section 19 (Confidentiality Undertaking); or

(d)         to its accountants, auditors or legal advisers provided that such accountants, auditors or legal advisers are under an ethical obligation to or agree to treat such information as confidential; or

(e)         with the prior written consent of the Manufacturer and the other parties to this Agreement, such consent not to be unreasonable withheld.

AS WITNESS the Parties hereto have executed this Agreement in five (5) originals as of the day and year first written above.

SCHEDULE 1

PART A

FORM OF AIRLINE'S NOTICE TO MANUFACTURER

To:	Airbus S.A.S.

Attn: Head of Contracts Customer Services

Copy:	Wilmington Trust Company (the "Loan Trustee") Attn: [•]

Copy:	TAM Linhas Aéreas S.A. (the "Sublessee") Attn: Contracts Director

Copy:	[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]

Attn: Wanda Ebanks

___________ 20 ___

One (1) Airbus A321 Aircraft MSN [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the airframe warranties agreement between Airbus S.A.S., [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited][4], the Airline, the Sublessee and Wilmington Trust Company as Loan Trustee dated__________201[•] (the "Airframe Warranties Agreement").

2.	The Airline hereby gives notice that the leasing of the Aircraft under the Sublease has ended or has been terminated pursuant to the provisions thereof.

3.	In accordance with Section 3 (Covenant) of the Airframe Warranties Agreement, we request you provide your confirmation in the form of the Warranty Confirmation that the Remaining Warranties shall, from the date of the Warranty Confirmation, be extended to the Airline in accordance with the terms of the Airframe Warranties Agreement.

This Notice shall be governed by and construed in accordance with laws of England and Wales.

LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

4 Delete as appropriate

PART B

FORM OF ENFORCEMENT NOTICE TO MANUFACTURER

To:	Airbus S.A.S.

Attn: Head of Contracts Customer Services

Copy:	LATAM Airlines Group S.A. (the "Airline") Attn: General Counsel/Corporate Finance Director

Copy:	TAM Linhas Aéreas S.A. (the "Sublessee") Attn: Contracts Director

Copy:	[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]

Attn: Wanda Ebanks

___________ 20 ___

One (1) Airbus A321 Aircraft MSN [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the airframe warranties agreement between Airbus S.A.S., [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited], the Airline, the Sublessee and Wilmington Trust Company as Loan Trustee dated_________201[•] (the "Airframe Warranties Agreement").

2.	We hereby give notice that the Aircraft has been repossessed by the Loan Trustee in accordance with the provisions of the Financing Agreements following a Lease Event of Default which has occurred and is continuing and that the Loan Trustee is entitled to the benefit of the Remaining Warranties.

3.	In accordance with Section 3 (Covenant) of the Airframe Warranties Agreement, we request you to provide your confirmation in the form of the Warranty Confirmation that the Remaining Warranties shall, from the date of the Warranty Confirmation, be extended to the Loan Trustee in accordance with the terms of the Airframe Warranties Agreement.

4.	This notice shall be governed by and construed in accordance with the laws of England and Wales.

WILMINGTON TRUST COMPANY, not in its
individual capacity but solely as Loan Trustee,
as Loan Trustee

By:
Name:
Title:

PART C

FORM OF LESSOR NOTICE TO MANUFACTURER

To:	Airbus S.A.S.

Attn: Head of Contracts Customer Services

Copy:	LATAM Airlines Group S.A. (the "Airline") Attn: General Counsel/Corporate Finance Director

Copy:	TAM Linhas Aéreas S.A. (the "Sublessee") Attn: Contracts Director

Copy:	Wilmington Trust Company (the "Loan Trustee") Attn: [•]

___________ 20 ___

One (1) Airbus A321 Aircraft MSN [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the airframe warranties agreement between Airbus S.A.S., [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited], the Airline, the Sublessee and Wilmington Trust Company, not in its individual capacity but solely as Loan Trustee dated__________201[•] (the "Airframe Warranties Agreement").

2.	We hereby give notice that the Aircraft has been repossessed by the Lessor in accordance with the provisions of the Financing Agreements following a Lease Event of Default which has occurred and is continuing and that the Lessor is entitled to the benefit of the Remaining Warranties.

3.	In accordance with Section 3 (Covenant) of the Airframe Warranties Agreement, we request you to provide your confirmation in the form of the Warranty Confirmation that the Remaining Warranties shall, from the date of the Warranty Confirmation, be extended to the Lessor in accordance with the terms of the Airframe Warranties Agreement.

4.	This notice shall be governed by and construed in accordance with the laws of England and Wales.

[PARINA LEASING LIMITED/RAYADOR
LEASING LIMITED/CUCLILLO LEASING
LIMITED/CANASTERO LEASING LIMITED]
as Lessor

By:
Name:
Title:

SCHEDULE 2

FORM OF WARRANTY CONFIRMATION BY THE MANUFACTURER

To:	(1)	Wilmington Trust Company, not in its individual capacity but solely as Loan Trustee (the "Loan Trustee")

(2)	[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited] (the "Lessor")

(3)	LATAM Airlines Group S.A. (the "Airline")

(4)	TAM Linhas Aéreas S.A. (the "Sublessee")

___________ 20 ___

One (1) Airbus A321-211 Aircraft MSN [●] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the Airframe Warranties Agreement between Airbus S.A.S. (the "Manufacturer"), the Lessor, the Airline, the Sublessee and the Loan Trustee dated [•] 201[•] (the "Airframe Warranties Agreement").

2.	The Manufacturer hereby acknowledges receipt of a Notice dated__________20 from [insert name of relevant party] whereby it was advised by the [Airline/Loan Trustee/Lessor] that [the leasing of the Aircraft under the Sublease has ended or expired][the Aircraft has been repossessed by the [Loan Trustee][the Lessor] in accordance with the provisions of the Financing Agreements][[ Accordingly, the Manufacturer hereby confirms that, from the date hereof, the Remaining Warranties shall be made available to [insert name of relevant party].

3.	The Warranty Confirmation given by the Manufacturer in the preceding paragraph is given upon and subject to the provisions of the Airframe Warranties Agreement.

4.	This Warranty Confirmation shall be governed by and construed in accordance with the laws of England and Wales.

AIRBUS S.A.S.

By:
Name:
Title:

SCHEDULE 3

THE WARRANTIES

EXECUTION PAGE

AIRFRAME WARRANTIES AGREEMENT MSN 6414

THE MANUFACTURER

SIGNED by	)
duly authorised for and	)
on behalf of	)
AIRBUS S.A.S.	)

THE LESSOR

SIGNED by	)
duly authorised for and	)
on behalf of	)
[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED])

THE AIRLINE

SIGNED by	)
duly authorised for and	)
on behalf of	)
LATAM AIRLINES GROUP S.A.	)

THE SUBLESSEE

SIGNED by	)
duly authorised for and	)
on behalf of	)
TAM LINHAS AÉREAS S.A.	)

THE LOAN TRUSTEE

SIGNED by	)
and	)
duly authorised for and	)
on behalf of	)
WILMINGTON TRUST COMPANY,	)
not in its individual capacity	)
but solely as Loan Trustee	)

EXHIBIT L-5 to

NOTE PURCHASE AGREEMENT

FORM OF AIRFRAME WARRANTIES AGREEMENT (A350)

[Attached.]

Form Document

DATED__________________________201[•]

AIRBUS S.A.S.

as Manufacturer

[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING

LIMITED/CANASTERO LEASING LIMITED]1

as Lessor

LATAM AIRLINES GROUP S.A.

as Airline

TAM LINHAS AÉREAS S.A.

as Sublessee

and

WILMINGTON TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY

AS LOAN TRUSTEE

as Loan Trustee

AIRFRAME WARRANTIES AGREEMENT

IN RESPECT OF CERTAIN AIRFRAME WARRANTIES

RELATING TO ONE (1) AIRBUS A350 AIRCRAFT WITH

MANUFACTURER'S SERIAL NUMBER [•] AND

BRAZILIAN REGISTRATION MARK [•]

1 Delete as appropriate

-i-

THIS AIRFRAME WARRANTIES AGREEMENT (this "Agreement") is dated ___________201[•] and made

AMONG:

(1)	AIRBUS S.A.S. (legal successor of Airbus S.N.C., formerly known as Airbus G.I.E. and Airbus Industrie G.I.E.), a Société par Actions Simplifiée duly created and existing under French law having its principal office at 1 rond-point Maurice Bellonte, 31707 Blagnac Cedex, France (together with its successors and assigns) in its capacity as manufacturer of the Aircraft (the "Manufacturer");

(2)	[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED][2] , a company incorporated and existing under the laws of the Cayman Islands having its registered office at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1- 1104, Cayman Islands (the "Lessor");

(3)	LATAM AIRLINES GROUP S.A., (formerly having the legal name LAN Airlines S.A. and Lan Chile S.A. and doing business as LAN Airlines), a corporation organised and existing under the laws of Chile whose principal place of business is at Edificio Huidobro, Avenida Presidente Riesco 5711, piso 20, Las Condes, Santiago, Chile (the "Airline");

(4)	TAM LINHAS AÉREAS S.A., a company incorporated and existing under the laws of Brazil, and having its principal place of business at Avenida Jurandir, No. 856, 4 Andar, Lote 4, CEP 04072-000 Jardim Ceci, in the City of São Paulo, State of São Paulo, Brazil (the "Sublessee"); and

(5)	WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly set forth herein, but solely in its capacity as Loan Trustee (the "Loan Trustee").

RECITALS

(A)	Pursuant to the Purchase Agreement (as defined below), the Airline agreed to purchase, inter alia, the Aircraft (as defined below) from the Manufacturer.

(B)	Pursuant to the Purchase Agreement Assignment (as defined below), the Airline has assigned to the Lessor, inter alia, its rights to purchase the Aircraft from the Manufacturer on the terms and conditions set out therein.

(C)	Pursuant to the Lease (as defined below), the Lessor has agreed that it will lease the Aircraft to the Airline.

(D)	Pursuant to the Sublease Agreement (as defined below), the Airline has agreed that it will lease the Aircraft to the Sublessee.

2 Delete as appropriate

(E)	The Manufacturer has granted the Warranties to the Airline under the Purchase Agreement and the Warranties are made available exclusively for the benefit of the Airline. At the request of the Airline and the Loan Trustee who may be entitled to repossess the Aircraft pursuant to the provisions of certain of the Financing Agreements, the Lessor, the Airline, the Sublessee and the Loan Trustee wish, with the consent and agreement of the Manufacturer, to make arrangements in respect of the Warranties on the terms and conditions set out herein.

IT IS AGREED:

Section 1.              Definitions and Interpretation.

1.1           Definitions.   In this Agreement, the following terms shall have the following meanings:

"Aircraft" means collectively the Airframe and the Propulsion Systems installed thereon.

"Airframe" means the Airbus A350 airframe bearing manufacturer's serial number [•] and current registration mark [•] (excluding the [Propulsion Systems from time to time installed thereon) together with all parts incorporated in, installed on or attached to such airframe on the Delivery Date.

"Airline's Notice" means a notice delivered by the Airline pursuant to Section 4.1 (Airline's Notice to Manufacturer) and substantially in the form set out in Schedule 1 Part A (Form of Airline's Notice to Manufacturer).

"Beneficiaries" means the Secured Parties.

"Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for general business in Paris, Santiago and Hamburg.

"Delivery" means the delivery of and transfer of title to the Aircraft in accordance with the Purchase Agreement and the Purchase Agreement Assignment.

"Delivery Date" means the date on which Delivery takes place.

"Enforcement Notice" means any notice served by the Loan Trustee pursuant to Section 4.2 (Enforcement Notice to Manufacturer) and substantially in the form set out in Schedule 1 Part B (Form of Enforcement Notice to Manufacturer).

"Financing Agreements" has the meaning given to it in the Participation Agreement.

"Lease" means the lease agreement [MSN [•]] dated as of as of________________, 201[•] between the Lessor and the Airline in relation to the Aircraft.

"Lease Event of Default" has the meaning given to the term "Lease Event of Default" in the Lease.

"Lessor Notice" means any notice served by the Lessor pursuant to Section 4.3 (Lessor's Notice to Manufacturer) and substantially in the form set out in Schedule 1 Part C (Form of Lessor Notice to Manufacturer).

"Loan Trustee" shall mean Wilmington Trust Company, not in its individual capacity, except as expressly provided in the Financing Agreements, but solely in its capacity as Loan Trustee .

"Notice" means an Airline's Notice, a Lessor Notice or an Enforcement Notice.

"Participation Agreement" means the participation agreement dated as of______________, 201[•] between, amongst others, the Lessor and the Airline relating to, inter alia, the Aircraft.

"Propulsion Systems" means collectively the Rolls-Royce Trentmodel XWB-84 aircraft engines bearing manufacturer's serial numbers [•] and [•], together with all parts incorporated in, installed on, or attached to such Propulsion Systems on the Delivery Date, and any replacement engine therefor with effect from the time title to which has passed to the Lessor pursuant to the Lease.

"Purchase Agreement" means the Airbus A350XWB family purchase agreement dated 20 December 2005 (as amended and restated on 21 January 2008 and as further amended 28 July 2010) between the TAM – Linhas Aereas S.A., as purchaser, and the Manufacturer, as seller (the "Original Purchase Agreement") as novated to the Airline as of 21 July 2014 , relating to inter alia the purchase of the Aircraft).]

"Purchase Agreement Assignment" means the purchase agreement assignment dated on or about the date of this Agreement between the Airline, as assignor, and the Lessor, as assignee, in relation to the Aircraft.

"Remaining Warranties" has the meaning given to it in Section 3 (Covenant).

"Secured Parties" means:

(i) Wilmington Trust Company, as Loan Trustee,

(ii) Wilmington Trust Company , as Pass Through Trustee,

(iii) Wilmington Trust Company, as Subordination Agent,

(iv) Natixis, acting through its New York branch , as Liquidity Provider and including such person's successors and assigns provided that such successors and/or assigns (i) are not owned or controlled by an aircraft manufacturer and (ii) are not in direct or indirect competition with Airbus and "Secured Party" shall mean any of them.

"Sublease Agreement" means the aircraft sublease agreement dated as of                         , 201[•] entered into between the Airline and the Sublessee in relation to the Aircraft.

"Warranties" means such warranties in respect of the Airframe given by the Manufacturer to the Airline pursuant to [clause 12] (Warranties and Service Life Policy) and [clause 13] (Patent Indemnity) of the Purchase Agreement, including all post-delivery rights in respect thereof and as are and remain available on the Delivery Date, and as more particularly set out in Schedule 3 (The Warranties).

"Warranty Confirmation" means the confirmation to be provided by the Manufacturer pursuant to Section 4.4 (Warranty Confirmation) in the form set out in Schedule 2 (Form of Warranty Confirmation by the Manufacturer).

1.2           In this Agreement, unless otherwise stated, a reference to any Section, paragraph or Schedule is a reference to such Section, paragraph or Schedule of this Agreement, and the headings of Sections and Schedules are inserted for convenience of reference only and shall not affect the interpretation.

1.3           Reference to any document or agreement means such document or agreement as originally signed, or as modified, amended, varied or supplemented from time to time.

Section 2.               Intentionally Left Blank

Section 3.   Covenant. Subject to Section 4 (Notice to the Manufacturer and Warranty Confirmation) and Section 5 (Termination of the Airline's and the Sublessee's Rights), the Manufacturer agrees to grant by way of the Warranty Confirmation to the Loan Trustee or the Airline specified in a Notice duly served in accordance with Section 4 (Notice to the Manufacturer and Warranty Confirmation) a package of warranties equivalent to such of the Warranties which as at the date of the Notice remain available under the terms of the Purchase Agreement (the "Remaining Warranties").

Section 4.               Notice to the Manufacturer and Warranty Confirmation.

4.1           Airline's Notice to Manufacturer. The rights of the Airline to receive the benefit of the Remaining Warranties pursuant to Section 3 (Covenant) is subject to the receipt by the Manufacturer of an Airline's Notice duly executed by the Airline and the execution by the Manufacturer of the Warranty Confirmation specified in Section 4.4 (Warranty Confirmation). The Airline may deliver the Airline's Notice only if (i) the leasing of the Aircraft under the Sublease Agreement has ended or has been terminated pursuant to the provisions thereof; and (ii) there has been no delivery of an Enforcement Notice or Lessor Notice to the Manufacturer by the Loan Trustee or Lessor pursuant to Section 4.2 (Enforcement Notice to Manufacturer) or Section 4.3 (Lessor's Notice to the Manufacturer). A copy of the Airline's Notice shall be sent to the Sublessee, the Lessor and the Loan Trustee for information, but the receipt or non-receipt of such copy by the Sublessee, the Lessor or the Loan Trustee shall not affect the rights and obligations of the parties to this Agreement.

4.2           Enforcement Notice to Manufacturer. The rights of the Loan Trustee to receive the benefit of the Remaining Warranties pursuant to Section 3 (Covenant) is subject to the receipt by the Manufacturer of an Enforcement Notice duly executed by the Loan Trustee and the execution by the Manufacturer of the Warranty Confirmation specified in Section 4.4 (Warranty Confirmation). The Enforcement Notice may only be served after actual repossession of the Aircraft by the Loan Trustee pursuant to the provisions of the Financing Agreements following a Lease Event of Default which shall have occurred and be continuing. A copy of the Notice shall be sent to the Airline, the Lessor and the Sublessee for information, but the receipt or non-receipt of such copy by the Airline, the Lessor or the Sublessee shall not affect the rights and obligations of the parties to this Agreement.

4.3           Lessor's Notice to Manufacturer. The rights of the Lessor to receive the benefit of the Remaining Warranties pursuant to Section 3 (Covenant) is subject to the receipt by the Manufacturer of a Lessor's Notice duly executed by the Lessor and the execution by the Manufacturer of the Warranty Confirmation specified in Section 4.4 (Warranty Confirmation). The Lessor may deliver the Lessor's Notice only if (i) the Lessor has repossessed the Aircraft pursuant to the provisions of the Financing Agreements following a Lease Event of Default which shall have occurred and be continuing; and (ii) there has been no delivery of an Enforcement Notice to the Manufacturer by the Loan Trustee pursuant to Section 4.2 (Enforcement Notice to Manufacturer). A copy of the Lessor's Notice shall be sent to the Sublessee, the Airline and the Loan Trustee for information, but the receipt or non-receipt of such copy by the Sublessee, the Airline or the Loan Trustee shall not affect the rights and obligations of the parties to this Agreement.

4.4           Warranty Confirmation. Subject to Section 9 (Manufacturer Warranty Confirmation) and upon receipt by the Manufacturer of any of (i) the Airline's Notice in accordance with Section 4.1 (Airline's Notice to Manufacturer); (ii) the Enforcement Notice in accordance with Section 4.2 (Enforcement Notice to Manufacturer), or (iii) the Lessor Notice in accordance with Section 4.3 (Lessor Notice), the Manufacturer shall execute and deliver to the Lessor, the Loan Trustee and the Airline (as the case may be) the Warranty Confirmation and grant the Remaining Warranties to the Lessor, the Loan Trustee or the Airline (as the case may be) which is identified in the Notice in accordance with Section 3 (Covenant).

4.5           Benefit of Warranties. Each of the parties hereto hereby agrees that until receipt by the Manufacturer of any Notice in accordance with Section 4.1 (Airline's Notice to Manufacturer), Section 4.2 (Enforcement Notice to Manufacturer) or Section 4.3 (Lessor's Notice to Manufacturer) the benefit of the Warranties shall be made available only to the Sublessee in accordance with the provisions of this Agreement.

Section 5.               Termination of the Airline's and the Sublessee's Rights.

5.1           The Sublessee and the Airline hereby agree that, as regards any rights that the Sublessee may have against the Manufacturer, on the date of any Notice all of the Sublessee's right, title and interest in and to the Warranties shall be terminated forthwith (save to the extent of any claim made against the Manufacturer existing at such date and notified in writing to the Manufacturer on or before that date) whether or not the Sublessee shall have actually received a copy of the Notice. The Manufacturer shall have no liability whatsoever to the Sublessee in the event that the Sublessee does not receive a copy of such Notice or (save to the extent of any claim made against the Manufacturer existing at such date and notified in writing to the Manufacturer on or before that date) in any other respect whatsoever concerning the Warranties from the date of such Notice.

5.2           The Sublessee and the Airline hereby agree that, as regards any rights that the Airline may have against the Manufacturer, on the date of any Notice all of the Airline's right, title and interest in and to the Warranties shall be terminated forthwith (save to the extent of any claim made against the Manufacturer existing at such date and notified in writing to the Manufacturer on or before that date) whether or not the Airline shall have actually received a copy of the Notice. The Manufacturer shall have no liability whatsoever to the Airline in the event that the Airline does not receive a copy of the Notice or (save to the extent of any claim made against the Manufacturer existing at such date and notified in writing to the Manufacturer on or before that date) in any other respect whatsoever concerning the Warranties from the date of such Notice.

Section 6.              Remedies and Waivers. No failure by the parties to exercise, nor any delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided at law.

Section 7.              Benefit of Agreement. This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and permitted assigns in accordance with Section 8 (Assignments and Transfers).

Section 8.              Assignments and Transfers. Except as expressly provided in this Agreement, none of the parties hereto shall be entitled to assign, sell, or transfer or otherwise dispose of all or any of their rights, benefits and obligations hereunder without the prior written consent of the other parties hereto and the Manufacturer (such consent not to be unreasonably withheld).

Section 9.              Manufacturer Warranty Confirmation.

9.1           The parties hereby agree that the Manufacturer will provide the Warranty Confirmation subject to the following:

(a)          the Manufacturer shall incur no obligations (except as set out in this Agreement), costs, expenses, damages, losses or liabilities whatsoever by reason of any of the Financing Agreements, this Agreement or any of the transactions contemplated thereby (other than in respect of its obligations as Manufacturer pursuant to the Purchase Agreement) and the Airline shall indemnify and hold harmless the Manufacturer against any such obligations, costs, expenses, damages, losses or liabilities so incurred (except to the extent directly caused by fraud, the gross negligence or wilful misconduct of the Manufacturer) provided that the Airline has been provided with a certificate setting out, in reasonable detail, the basis upon which such costs, expenses, losses or liabilities were incurred together with documentary evidence (if any) thereof;

(b)          this Agreement shall not constitute a novation of the Purchase Agreement and the Airline shall not be discharged from any of its obligations under the Purchase Agreement by reason of this Agreement;

(c)          the Manufacturer shall be entitled to rely on the information contained in any Notice delivered to it pursuant to Section 4.1 (Airline's Notice to Manufacturer), Section 4.2 (Enforcement Notice to Manufacturer) or Section 4.3 (Lessor's Notice to Manufacturer) without enquiring as to the accuracy of the information contained in such Notice or entitlement of any of the parties to give such Notice and the Airline shall indemnify and hold harmless the Manufacturer in respect of all losses, obligations, costs, expenses, damages and liabilities it may incur if such information proves not to be correct (except to the extent directly caused by fraud, the gross negligence or wilful misconduct of the Manufacturer) provided that the Airline has been provided with a certificate setting out, in reasonable detail, the basis upon which such obligations, costs, expenses, losses, damages or liabilities were incurred together with documentary evidence (if any) thereof; and

(d)          Airbus shall not be deemed to have knowledge of (i) any termination or expiration of the leasing of the Aircraft under the Sub-Lease Agreement, or (ii) the actual repossession of the Aircraft by the Loan Trustee or the Lessor unless and until Airbus shall have received a Notice in accordance with sections 4.1 (Airline's Notice to Manufacturer), 4.2 (Enforcement Notice to Manufacturer) or 4.3 (Lessor's Notice to Manufacturer).

(e)          nothing herein nor in the Warranty Confirmation shall modify in any way the rights of the Manufacturer under the Purchase Agreement or subject the Manufacturer to any obligations, costs, expenses, losses, damages or liabilities to which it would not otherwise be subject.

9.2          The he Sublessee and the Airline agree that the terms of the Warranty Confirmation are subject to the provisions of this Section 9 (Manufacturer Warranty Confirmation).

9.3          The Lessor, the Airline, the Loan Trustee and the Sublessee shall have no obligation or liability under the Purchase Agreement by reason of or arising out of this Agreement, provided that the terms and conditions of the Purchase Agreement shall apply to all claims made in respect of the Warranties and shall be binding upon the Lessor, the Airline, the Loan Trustee and the Sublessee and the Lessor, the Airline, the Loan Trustee and the Sublessee shall be subject to all obligations, restrictions, limitations and conditions of the Purchase Agreement with respect to the making of such claim (including, without limitation, the Waiver, Release and Renunciation in clause 12 of the Purchase Agreement) to the same extent as if they had been named "Buyer" thereunder.

9.4          If, at any time prior to the receipt of any Notice, there shall at any time be any dispute as to which of the parties to this Agreement is the beneficiary of any particular right or interest in respect of the Remaining Warranties, the Manufacturer shall be entitled to perform the corresponding obligations exclusively in favour of the Sublessee until the Loan Trustee or the Airline or the Lessor shall provide a Notice to the Manufacturer.

9.5          In the event of a conflict between an Airline's Notice and a Lessor Notice, then the Lessor Notice shall prevail and the Manufacturer shall extend the benefit of the Remaining Warranties to the Lessor. In the event of a conflict between an Enforcement Notice and either a Lessor Notice or an Airline's Notice, the Enforcement Notice shall prevail and the Manufacturer shall extend the benefit of the Remaining Warranties to the Loan Trustee.

Section 10.   Partial Invalidity. If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

Section 11.   Transfers between Lessor or from the Airline. If, at any time after the Remaining Warranties have been granted to the Lessor or the Airline (the "First Party") pursuant to this Agreement, the Aircraft is repossessed by the Loan Trustee (the "Replacement Party"), then the parties agree that all right, title and interest of the First Party in and to the Remaining Warranties shall be terminated and that the Manufacturer shall grant to the Replacement Party the manufacturer support equivalent to such of the Remaining Warranties as at such time remain available to the First Party on terms mutatis mutandis and subject to the same conditions as in respect of the granting of the relevant rights to the First Party by the Manufacturer.

Section 12.   Notices. Any notice or other communication given or made under this Agreement shall be in writing and, provided it shall be addressed as set out below, shall be deemed to have been duly given:

12.1   if sent by personal delivery, upon delivery at the address of the relevant Party (provided that if the date of delivery is not a Business Day, notice shall be deemed to have been received on the first following Business Day);

12.2   if sent by post, then five Business Days after posting;

12.3   if sent by fax, when dispatched with correct confirmation printout (provided that if the date of receipt is not a Business Day, notice shall be deemed to have been received on the first following Business Day), to the Parties as follows:

(a)	if to the Manufacturer, to it at:

Airbus S.A.S.

1 rond-point Maurice Bellonte

31707 Blagnac Cedex

France

Attn:	Head of Contract – Customer Services
Fax:	+33 5 61 93 46 10

(b)	if to the Lessor, to it at:

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo

Leasing Limited/Canastero Leasing Limited]3

c/o Maples Corporate Services Limited

PO Box 309

Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Attn:	Wanda Ebanks
Fax:	+1 345 949 8080

with copy to the Loan Trustee (at the address given below) and to the Airline (at the address given below).

(c)	if to the Airline, to it at:

LATAM Airlines Group S.A.

Edificio Huidobro

Avenida Presidente Riesco 5711

piso 20

Las Condes

Santiago

Chile

Fax:	+56 22 565 8764
Attn:	General Counsel/Corporate Finance Director

With a copy by e-mail to:

GrupoTesoreriaPagosChile_2@lanchile.com

(it being agreed that such electronic notification shall not constitute notice under this Section 12 (Notices))

(d)	if to the Sublessee, to it at:

TAM Linhas Aéreas S.A.

Avenida Jurandir

No. 856, 4° Andar

Lote 4, CEP 04072-000

Jardim Ceci

São Paulo

Brazil

3 Delete as appropriate

Fax:	+55 11 55 82 91 18
Attn:	Contracts Director

(e)	if to the Loan Trustee, to it at:

Wilmington Trust Company

1100 North Market Street

Wilmington

DE 19890-1605

Telephone: +1 302 636 6000

Fax: +1 302 636 4140

Attention: Corporate Trust Administration

(it being agreed that electronic notification shall not constitute notice under this Section 12 (Notices))

12.4 Each communication and document made or delivered by one party to another pursuant to this Agreement shall be made and/or delivered in writing and in the English language. Unless otherwise stated, any such communication or document may be made by letter or any form of facsimile transmission.

Section 13.    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original, but all counterparts shall together constitute but one and the same instrument.

Section 14.     Governing Law and Jurisdiction.

14.1 French Law. This Agreement shall be governed by and construed in accordance with the laws of France.

14.2 The parties hereto irrevocably agree that the Tribunal de Commerce of Paris shall have exclusive jurisdiction to settle any disputes arising out of or in connection with this Agreement

14.3 Each of the parties hereto irrevocably and unconditionally waives: (a) any immunity from the jurisdiction of the court mentioned in section 14.2 and any immunity from suit, judgement, execution, set-off, attachment, arrest, specific performance, injunction or other judicial order or remedy to which it or any of its assets may be entitled at present or in the future in any jurisdiction in respect of any legal action or proceedings with respect to or in connection with this Agreement; and (b) any objections to such jurisdiction on the ground of venue or forum non conveniens or any similar grounds.

Section 15.    Further Acts. The parties hereto agree that at any time and from time to time, and at the cost and expense of the Airline, they shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may reasonably be necessary in order to give full effect to this Agreement and the rights and powers herein granted.

Section 16. Waiver. No term or provision of this Agreement may be changed, waived, discharged or terminated except by written instruments signed by or on behalf of each of the parties hereto.

Section 17. Effective Date. This Agreement shall enter into effect and be binding upon the parties hereto from the Delivery Date.

Section 18. Confidentiality Undertaking. Each of the Lessor, the Airline, the Sublessee and the Loan Trustee agrees that it shall not disclose to any person the terms of this Agreement, [clauses 12 and 13] to the Purchase Agreement, any Notice or any Warranty Confirmation (together, the "Relevant Documents"), except:

(a)          as required by any applicable law or governmental regulations; or

(b)          in connection with any legal proceedings arising out of or in connection with the Relevant Documents; or

(c)          to any Beneficiary, provided that the Lessor, the Airline, the Sublessee or the Loan Trustee disclosing the Relevant Documents to any Beneficiary shall cause and ensure that it obtains an undertaking in favour of the parties to this Agreement from such Beneficiary in terms similar to this Section 19 (Confidentiality Undertaking); or

(d)          to its accountants, auditors or legal advisers provided that such accountants, auditors or legal advisers are under an ethical obligation to or agree to treat such information as confidential; or

(e)          with the prior written consent of the Manufacturer and the other parties to this Agreement, such consent not to be unreasonable withheld.

AS WITNESS the Parties hereto have executed this Agreement in five (5) originals as of the day and year first written above.

SCHEDULE 1

PART A

FORM OF AIRLINE'S NOTICE TO MANUFACTURER

To:	Airbus S.A.S.

Attn: Head of Contracts Customer Services

Copy:	Wilmington Trust Company (the "Loan Trustee") Attn: [•]

Copy:	TAM Linhas Aéreas S.A. (the "Sublessee") Attn: Contracts Director

Copy:	[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]

Attn: Wanda Ebanks

____________ 20____

One (1) Airbus [A321/A350] Aircraft MSN [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the airframe warranties agreement between Airbus S.A.S., [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited][4], the Airline, the Sublessee and Wilmington Trust Company as Loan Trustee dated__________201[•] (the "Airframe Warranties Agreement").

2.	The Airline hereby gives notice that the leasing of the Aircraft under the Sublease has ended or has been terminated pursuant to the provisions thereof.

3.	In accordance with Section 3 (Covenant) of the Airframe Warranties Agreement, we request you provide your confirmation in the form of the Warranty Confirmation that the Remaining Warranties shall, from the date of the Warranty Confirmation, be extended to the Airline in accordance with the terms of the Airframe Warranties Agreement.

This Notice shall be governed by and construed in accordance with laws of France.

LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

4 Delete as appropriate

PART B

FORM OF ENFORCEMENT NOTICE TO MANUFACTURER

To:	Airbus S.A.S.

Attn: Head of Contracts Customer Services

Copy:	LATAM Airlines Group S.A. (the "Airline") Attn: General Counsel/Corporate Finance Director

Copy:	TAM Linhas Aéreas S.A. (the "Sublessee") Attn: Contracts Director

Copy:	[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited]

Attn: Wanda Ebanks

____________ 20____

One (1) Airbus [A321/A350] Aircraft MSN [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the airframe warranties agreement between Airbus S.A.S., [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited], the Airline, the Sublessee and Wilmington Trust Company as Loan Trustee dated____________201[•] (the "Airframe Warranties Agreement").

2.	We hereby give notice that the Aircraft has been repossessed by the Loan Trustee in accordance with the provisions of the Financing Agreements following a Lease Event of Default which has occurred and is continuing and that the Loan Trustee is entitled to the benefit of the Remaining Warranties.

3.	In accordance with Section 3 (Covenant) of the Airframe Warranties Agreement, we request you to provide your confirmation in the form of the Warranty Confirmation that the Remaining Warranties shall, from the date of the Warranty Confirmation, be extended to the Loan Trustee in accordance with the terms of the Airframe Warranties Agreement.

4.	This notice shall be governed by and construed in accordance with the laws of France.

WILMINGTON TRUST COMPANY, not in its
individual capacity but solely as Loan Trustee, as Loan Trustee

By:
Name:
Title:

PART C

FORM OF LESSOR NOTICE TO MANUFACTURER

To:	Airbus S.A.S.

Attn: Head of Contracts Customer Services

Copy:	LATAM Airlines Group S.A. (the "Airline") Attn: General Counsel/Corporate Finance Director

Copy:	TAM Linhas Aéreas S.A. (the "Sublessee") Attn: Contracts Director

Copy:	Wilmington Trust Company (the "Loan Trustee") Attn: [•]

____________ 20____

One (1) Airbus [A321/A350] Aircraft MSN [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the airframe warranties agreement between Airbus S.A.S., [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited], the Airline, the Sublessee and Wilmington Trust Company, not in its individual capacity but solely as Loan Trustee dated 201[•] (the "Airframe Warranties Agreement").

2.	We hereby give notice that the Aircraft has been repossessed by the Lessor in accordance with the provisions of the Financing Agreements following a Lease Event of Default which has occurred and is continuing and that the Lessor is entitled to the benefit of the Remaining Warranties.

3.	In accordance with Section 3 (Covenant) of the Airframe Warranties Agreement, we request you to provide your confirmation in the form of the Warranty Confirmation that the Remaining Warranties shall, from the date of the Warranty Confirmation, be extended to the Lessor in accordance with the terms of the Airframe Warranties Agreement.

4.	This notice shall be governed by and construed in accordance with the laws of France.

[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED]
as Lessor

By:
Name:
Title:

SCHEDULE 2

FORM OF WARRANTY CONFIRMATION BY THE MANUFACTURER

To:	(1) Wilmington Trust Company, not in its individual capacity but solely as Loan Trustee (the "Loan Trustee")

(2)           [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited] (the "Lessor")

(3)           LATAM Airlines Group S.A. (the "Airline")

(4)           TAM Linhas Aéreas S.A. (the "Sublessee")

____________ 20____

One (1) Airbus A321-211 Aircraft MSN 6414 (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the Airframe Warranties Agreement between Airbus S.A.S. (the "Manufacturer"), the Lessor, the Airline, the Sublessee and the Loan Trustee dated [•] 201[•] (the "Airframe Warranties Agreement").

2.	The Manufacturer hereby acknowledges receipt of a Notice dated 20 from [insert name of relevant party] whereby it was advised by the [Airline/Loan Trustee/Lessor] that [the leasing of the Aircraft under the Sublease has ended or expired][the Aircraft has been repossessed by the [Loan Trustee][the Lessor] in accordance with the provisions of the Financing Agreements][[ Accordingly, the Manufacturer hereby confirms that, from the date hereof, the Remaining Warranties shall be made available to [insert name of relevant party].

3.	The Warranty Confirmation given by the Manufacturer in the preceding paragraph is given upon and subject to the provisions of the Airframe Warranties Agreement.

4.	This Warranty Confirmation shall be governed by and construed in accordance with the laws of France.

AIRBUS S.A.S.

By:
Name:
Title:

SCHEDULE 3

THE WARRANTIES

EXECUTION PAGE

AIRFRAME WARRANTIES AGREEMENT MSN 6414

THE MANUFACTURER

SIGNED by	)
duly authorised for and	)
on behalf of	)
AIRBUS S.A.S.	)

THE LESSOR

SIGNED by	)
duly authorised for and	)
on behalf of	)
[PARINA LEASING LIMITED/RAYADOR LEASING LIMITED/CUCLILLO LEASING LIMITED/CANASTERO LEASING LIMITED])

THE AIRLINE

SIGNED by	)
duly authorised for and	)
on behalf of	)
LATAM AIRLINES GROUP S.A.	)

THE SUBLESSEE

SIGNED by	)
duly authorised for and	)
on behalf of	)
TAM LINHAS AÉREAS S.A.	)

THE LOAN TRUSTEE

SIGNED by	)
and	)
duly authorised for and	)
on behalf of	)
WILMINGTON TRUST COMPANY,	)
not in its individual capacity	)
but solely as Loan Trustee	)

EXHIBIT M-1 to

NOTE PURCHASE AGREEMENT

FORM OF ENGINE WARRANTIES AGREEMENT (ROLLS ROYCE)

[Attached.]

Form Document

DATED:_____________, 201[•]

BETWEEN

(1) ROLLS-ROYCE PLC

AND

(2) LATAM AIRLINES GROUP S.A.

AND

(3) [RAYADOR LEASING LIMITED/ CANASTERO LEASING LIMITED]1

AND

(4) WILMINGTON TRUST COMPANY

ENGINE WARRANTY AGREEMENT

relating to two Rolls-Royce model Trent [XWB-84/1000]
engines

DEG [•]

1 Delete as appropriate

-i-

ENGINE WARRANTY AGREEMENT

DATED:___________, 201[•]

PARTIES:

(1)	ROLLS-ROYCE plc, a company incorporated in England (company number 1003142), whose registered office is 62 Buckingham Gate, London, SW1E 6AT, England ("Rolls-Royce");

(2)	LATAM AIRLINES GROUP S.A. (formerly having the legal name LAN Airlines S.A. and doing business as LAN Airlines), a sociedad anónima organized under the laws of the Republic of Chile, whose principal place of business is at Edificio Huidobro, Avda. Presidente Riesco 5711 Piso 20, Las Condes, Santiago, Chile ("Lessee");

(3)	[RAYADOR LEASING LIMITED/CANASTERO LEASING LIMITED] [2] , a company incorporated and existing under the laws of the Cayman Islands having its registered office at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands ("Lessor"); and

(4)	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Loan Trustee, a company organized under the laws of the State of Delaware whose principal place of business is at 1100 North Market Street, Wilmington, Delaware 19890-1605 ("Loan Trustee")

each a "Party" and together the "Parties".

BACKGROUND:

(A)	Lessee has entered into a purchase agreement with the Airframer, for the purchase of the Aircraft. The Lessee has agreed to assign to the Lessor its rights to purchase the Aircraft.

(B)	The Lessor has agreed to lease the Aircraft to the Lessee pursuant to the Lease Agreement [MSN[•]] dated as of_________, 201[•].

(C)	Rolls-Royce has, inter alia, granted certain warranties relating to the Supplies to the Lessee.

(D)	Rolls-Royce has agreed to extend to the Transaction Parties the benefit of the Warranties on the terms set out in this Agreement.

AGREED TERMS:

1.	INTERPRETATION

The definitions and rules of interpretation set out in Schedule 1 (Interpretation) apply in this Agreement.

2 Delete as appropriate

2.	REPRESENTATIONS AND WARRANTIES

2.1	General

Each Party makes the following representations and warranties to the other Parties:

(a)	It is a limited liability company, sociedad anónima (S.A.) or corporation, as applicable, duly incorporated and validly existing under the laws of its jurisdiction of incorporation and, if relevant under such laws, in good standing;

(b)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and the transactions contemplated by it;

(c)	The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

(i)	any Law applicable to it;

(ii)	its constitutional documents; or

(iii)	any agreement or instrument binding upon it or any of its assets;

(d)	The obligations expressed to be assumed by it in this Agreement are legal, valid and binding obligations, enforceable in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency, reorganisation or other laws of general application affecting the enforcement of creditors' rights).

3.	LESSEE WARRANTY

3.1	Acknowledgement of Lessee Warranty

Rolls-Royce and Lessee confirm that through the Customer Agreement, Rolls-Royce has granted to the Lessee and the Lessee has accepted certain warranties (the "Lessee Warranty") relating to the Supplies.

3.2	Applicability of Lessee Warranty

The Lessee acknowledges that:

(a)	Where a Transaction Party has an interest in the relevant item of Supplies, Lessee will only be entitled to receive any benefit under the Lessee Warranty, whilst it is the Operator of such Supplies;

(b)	The Lessee Warranty is subject always to the terms of any other agreement between Lessee and any company in the Rolls-Royce Group relating to Supplies;

(c)	Upon receipt by Rolls-Royce of a notice from Lessor or Loan Trustee that (as applicable), Lessor or Loan Trustee is now the Operator, Lessee's rights and Rolls-Royce's obligations under the Lessee Warranty will be suspended in respect of the applicable Supplies until such time as Rolls-Royce receives a notice from Lessor and/or Loan Trustee (as applicable) confirming that Lessee is the Operator of such Supplies;

(d)	To the extent that Rolls-Royce has provided any warranty benefit to a Transaction Party in accordance with this Agreement, Rolls-Royce will have no obligation to provide any benefit to the Lessee under the Lessee Warranty.

4.	GRANT OF WARRANTIES

4.1	Grant of Warranty

(a)	In consideration of the sum of £1 paid by each of the Transaction Parties to Rolls-Royce (the receipt and adequacy of which is hereby acknowledged) and the terms of this Agreement, Rolls-Royce grants to each of the Transaction Parties the Warranties in respect of Supplies.

(b)	Nothing in this Agreement will oblige Rolls-Royce to perform its obligations in respect of the Warranties in favour of any person (including without limitation a Transaction Party) that is not the Operator.

4.2	Benefit of Warranty

Rolls-Royce, Lessee and each of the Transaction Parties agree that:

(a)	Subject to Clause 4.3, following a notice from Lessor or Loan Trustee that Lessee is no longer the Operator, Rolls-Royce will perform its obligations in respect of the Warranties in favour of Lessor to the exclusion of Lessee and the Loan Trustee.

(b)	Subject to Clause 4.3, following a notice from Loan Trustee that:

(i)	A Lease Event of Default under the Lease has occurred and is continuing; and

(ii)	the Loan Trustee has exercised its rights under the Indenture;

unless and until such notice is rescinded, Rolls-Royce will perform its obligations in respect of the Warranties in favour of Loan Trustee to the exclusion of Lessor and Lessee.

(c)	Lessor will provide notice to Rolls-Royce when the Transaction Parties no longer have any interest in the Supplies. Following such notice, all the rights of Lessor and the Loan Trustee under this Agreement will terminate.

(d)	Loan Trustee will provide notice to Rolls-Royce when:

(i)	the sums secured by the Indenture have been paid; or

(ii)	the Indenture has been discharged; or

(iii)	Loan Trustee has no further rights or interest in the Supplies.

Following such notice all the rights of Loan Trustee under this Agreement will terminate.

(e)	Notwithstanding the termination of or expiry of the rights of any of the Transactions Parties rights under this Agreement, this Agreement will continue to regulate the mutual rights and obligations of the applicable Parties for the period from the date of this Agreement until such termination or expiry.

4.3	Conditions of Warranty

Rolls-Royce's obligations under the Warranties are subject always to the terms of this Agreement and are conditional upon the Operator's compliance with and performance of the conditions and obligations contained in the Warranties.

4.4	Inconsistent Notices

(a)	If Rolls-Royce receives inconsistent notices from the Lessor and the Loan Trustee, any notice served by Loan Trustee will prevail over any served by the Lessor, provided that Rolls-Royce will be entitled to comply with any notice served by any Transaction Party, and will be under no obligation to any other Transaction Party, until effective service of an inconsistent notice.

(b)	Rolls-Royce will be entitled to rely on any notice referred to in Clause 4.2 without enquiring as to the validity of the facts specified in such notice or incurring any liability in relation to such reliance. Rolls-Royce will have no responsibility to determine, investigate or verify which other party is the Operator at any given time and subject to Clause 4.4(a), may rely upon notices received from any Transaction Party setting forth the identity of the Operator for the time being. This will be without prejudice to Clause 4.1(b).

4.5	Priority of Claims

(a)	Failure by any Transaction Party to give notice of a claim under the Warranties to Rolls-Royce while it is the Operator of the Supplies will not prejudice or affect the rights of any other Transaction Party to enforce such claim at any time when it is the Operator of the Supplies.

(b)	If any Transaction Party makes a claim under the Warranties, but another Transaction Party is the Operator of the Supplies on the date on which the benefits of the Warranties under such claim are to be provided, such benefits will be provided by Rolls-Royce to such subsequent Operator to the exclusion of the Transaction Party which made the original claim.

(c)	Each Transaction Party agrees for the benefit of Rolls-Royce that with respect to any claim made under the Warranties, Rolls-Royce will under no circumstances be required to make a payment or provide a benefit to more than one Transaction Party.

4.6	Assignment of Warranty to Third Parties

(a)	Rolls-Royce agrees with each Transaction Party that, on receiving notice from time to time from a Transaction Party that such Transaction Party wishes to assign absolutely and with full title guarantee all of its rights, title and interest, present and future, in and to the Warranties to a person other than a Transaction Party, Rolls-Royce will, upon receipt and acceptance (such acceptance not to be unreasonably withheld) of a duly executed Notice of Assignment, permit such assignment of the Warranties.

(b)	Each Transaction Party will inform any such person or any other person to whom the Transaction Party may intend to assign its rights in the Warranties:

(i)	that such person will need to agree to the terms of and execute the Notice of Assignment and deliver the same to Rolls-Royce; and

(ii)	of such person’s inability to claim against Rolls-Royce in respect of the Warranties unless it executes and delivers the Notice of Assignment to Rolls- Royce and such Notice of Assignment is accepted by Rolls-Royce.

4.7	Limitation of Liability

(a)	Transaction Parties' remedy for Rolls-Royce's breach (including repudiatory breach) of, or failure to perform, any obligation under this Agreement is as set out in this Agreement and not otherwise.

(b)	Transaction Parties' entitlement to the Warranties in respect of the Supplies and all other rights and privileges granted by this Agreement, are in lieu of and to the exclusion of any other right or cause in action in contract (including negligent breach of contract), tort (including negligence and product liability whether strict or otherwise) or under statute or any other legally recognised cause of action or liability whatsoever.

(c)	The protection afforded by this Clause 4.7 extends to, and for the benefit of, Rolls-Royce's servants and agents and any Supplier, and Clause 7.8 must be construed accordingly.

(d)	Nothing in this Agreement will exclude or limit any liability on the part of Rolls-Royce other than to the extent permissible by Law. To the extent that any part of this Agreement has such effect the Parties agree to replace such part of this Agreement with provisions modified to the extent necessary to ensure such exclusion or limitation is permissible by Law, but no further.

(e)	Transaction Parties and Rolls-Royce agree that this Agreement has been the subject of negotiation at arms' length between sophisticated Parties with assistance of counsel, is fully understood by each, and that the agreements of the Parties set out in this Agreement have been arrived at having regard to:

(i)	the terms of this Agreement;

(ii)	the express Warranties given by Rolls-Royce and Transaction Parties' rights under this Agreement; and

(iii)	the exclusions, waivers and limitations of liability set out in this Agreement.

5.	RECOGNITION OF RIGHTS TO LEASE ENGINES

Each Transaction Party acknowledges that from time to time, Rolls-Royce or a member of the Rolls-Royce Group (the "Engine Provider") may make a Lease Engine available for the non-exclusive use of the Lessee and that Lessee may install such Lease Engine on the Aircraft. In consideration of the benefits associated with the use of the Lease Engines on the Aircraft, Lessor and Loan Trustee agree to:

(a)	recognise the rights of the Engine Provider and its creditors' rights and interests in any Lease Engine installed on the Aircraft; and

(b)	not claim or assert, as against the Engine Provider or its creditors, any right, title or interest in any Lease Engine arising by virtue of the installation of any such Lease Engine on the Aircraft.

6.	TRANSFER

Subject to Clause 4.6, no Party will assign, transfer or part with any of its rights or obligations under this Agreement without the prior written consent of the other Parties.

7.	MISCELLANEOUS

7.1	Further Assurance

Each Party agrees from time to time to promptly do and perform such other and further acts and execute and deliver all such other instruments as may be required by Law to carry out and effect the intent and purpose of this Agreement, all at the expense of the Party requesting such acts and instruments.

7.2	Expenses

Each Party will pay its own charges and expenses incurred by it in the negotiation, preparation, execution and registration of this Agreement.

7.3	Waiver, remedies cumulative

The rights of each Party under this Agreement may be exercised as often as needed, are cumulative and apply in addition to its rights under the general Law and may be waived only in writing and specifically. Not exercising or delay in exercising any right is not a waiver of that right.

7.4	Severability

If a term of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction in relation to any Party, that will not invalidate the remaining provisions of this Agreement or affect the legality, validity or enforceability of that or any other provision in any other jurisdiction.

7.5	Counterparts

This Agreement may be executed in any number of separate counterparts by the Parties, and by each Party on separate counterparts. Each counterpart is an original but all counterparts will together constitute one and the same instrument.

7.6	Variation

The provisions of this Agreement may not be varied otherwise than by written agreement between the Parties.

7.7	Survival

The provisions of Clauses 4.7 (Limitation of Liability), 7 (Miscellaneous), 8 (Notices) and 9 (Law and Jurisdiction) and Schedule 3 (Warranties) will survive the expiration or termination of this Agreement, and will continue in full force and effect

7.8	Contract (Rights of Third Parties) Act 1999

A person who is not a Party, other than a person contemplated by Clause 4.7(c) (Limitation of Liability) or with respect to Clause 5 (Recognition of Rights to Lease Engines) an Engine Provider, will have no rights under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. No consent of any third party is needed for any amendment (including any release or compromise of any liability) or termination of this Agreement.

7.9	Entire agreement

(a)	This Agreement (and with respect to the Lessee and Rolls-Royce the Customer Agreement) constitutes the entire agreement between the Parties with respect to its subject matter.

(b)	Rolls-Royce assumes no contractual obligation with respect to the Supplies other than as expressly set out in this Agreement (and with respect to the Lessee and Rolls-Royce the Customer Agreement), whether arising under any condition or warranty of merchantability, fitness or quality or any other contractual condition or warranty express or implied by statute or otherwise.

(c)	Rolls-Royce assumes no collateral duty in tort or negligence to any other Party with respect to the Supplies.

(d)	No Party has placed any reliance on any representations, agreements, statements or understandings made prior to the signature of this Agreement, whether orally or in writing, relating to the Supplies other than those expressly incorporated in this Agreement (and with respect to the Lessee and Rolls- Royce the Customer Agreement), which has been negotiated on the basis that its terms represent their entire agreement relating to Supplies and supersede all such representations, agreements, statements and understandings.

(e)	Neither Party may place any reliance on any and all future representations whatsoever in respect of the performance of this Agreement unless expressly agreed by the Parties in writing to form a part of this Agreement. It is not the intention of this Clause 7.9 to exclude the liability of any Party for fraudulent misrepresentation.

7.10	Precedence

If there is any conflict or inconsistency between the terms of this Agreement and the terms of the Warranty, then the terms of the Warranty will prevail.

8.	NOTICES

8.1	Communications in writing

(a)	Subject to Clause 8.1(b), any notice given to a Party under or in connection with this Agreement will be in writing and, unless otherwise stated, may be given in person, by certified post or by fax.

(b)	If provisions of this Agreement specify other methods or recipients of communication between the Parties, then the terms of those provisions will apply.

8.2	Contact Details

(a)	The addresses for delivery of a notice in connection with this Agreement for each Party are set out in Schedule 2 (Notices).

(b)	A Party may change its contact details by giving five Business Days' notice to the other Parties.

(c)	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

8.3	Effectiveness

Any notice given in connection with this Agreement will only be effective:

(a)	if delivered in person, when delivered;

(b)	if by commercial courier service or recorded delivery, on the date and at the time of signature of the courier's delivery receipt or the recorded delivery receipt; and

(c)	if by fax, when received in legible form.

(d)	For the purposes of this Clause 8.3 the following will apply:

(i)	where delivery occurs after 6:00 p.m. on a Business Day or at any time on a day which is not a Business Day, service will be deemed to occur at 9:00 a.m. on the next following Business Day; and

(ii)	all times are to be read as local time in the place of deemed receipt.

(e)	The provisions of this Clause 8.3 will not apply to the service of any proceedings or other documents in any legal or arbitral proceedings.

(f)	A notice required to be given under or in connection with this Agreement is not validly given if sent by e-mail.

(g)	References to time in this Clause 8.3 are to local time in the country of the addressee.

8.4	English language

(a)	Any notice given in connection with this Agreement will be in English.

(b)	Any other document provided in connection with this Agreement will be in English or accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

9.	LAW AND JURISDICTION

9.1	Governing law

This Agreement and any non-contractual obligations arising out of or in relation to it are governed by, and are to be construed in accordance with, English law.

9.2	Jurisdiction

(a)	For the exclusive benefit of Rolls-Royce, each of Lessee and the Transaction Parties irrevocably submits to the non-exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this Agreement.

(b)	Nothing in this Clause 9 limits Rolls-Royce's right to take legal action under this Agreement in any other courts with jurisdiction. To the extent allowed by law, Rolls-Royce may take:

(i)	proceedings in any other court; and

(ii)	concurrent proceedings in any number of jurisdictions.

(c)	Each Party:

(i)	waives any objection to the courts of England on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and

(ii)	agrees that a judgment or order or a court of England in connection with this Agreement will be binding on it and may be enforced against it in the courts of any other jurisdiction; and

(iii)	represents and warrants that is subject to civil and commercial law with respect to its obligations under this Agreement and that neither it nor its assets enjoys any right of immunity from set-off, suit or execution in respect of its obligations under this Agreement and it hereby waives any immunity it may have inconsistent with the foregoing.

9.3	Process Agent

(a)	Lessee irrevocably appoints the Lessee's Process Agent as its process agent under this Agreement for service of process in any proceedings before the English courts. Service of process will be deemed complete on delivery to such agent (whether or not it is forwarded to and received by Lessee). If any person appointed as process agent is unable for any reason to act as agent for service of process, Lessee must immediately appoint another agent on terms acceptable to Rolls-Royce. Failing this, Rolls-Royce may appoint another agent for this purpose. Lessee agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings. This clause does not affect any other method of service allowed by Law.

(b)	Lessor irrevocably appoints the Lessee's Process Agent as its process agent under this Agreement for service of process in any proceedings before the English courts. Service of process will be deemed complete on delivery to such agent (whether or not it is forwarded to and received by Lessor). If any person appointed as process agent is unable for any reason to act as agent for service of process, Lessor must immediately appoint another agent on terms acceptable to Rolls-Royce. Failing this, Rolls-Royce may appoint another agent for this purpose. Lessor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings. This clause does not affect any other method of service allowed by Law.

(c)	Loan Trustee irrevocably appoints the Lessee's Process Agent as its process agent under this Agreement for service of process in any proceedings before the English courts. Service of process will be deemed complete on delivery to such agent (whether or not it is forwarded to and received by Loan Trustee). If any person appointed as process agent is unable for any reason to act as agent for service of process, Loan Trustee must immediately appoint another agent on terms acceptable to Rolls-Royce. Failing this, Rolls-Royce may appoint another agent for this purpose. Loan Trustee agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings. This clause does not affect any other method of service allowed by Law.

Signed for and on behalf of: ROLLS-ROYCE plc	Signed for and on behalf of: LATAM AIRLINES GROUP S.A.

By:	By:
Printed:	Printed:
Title:	Title:

Signed for and on behalf of: [RAYADOR LEASING LIMITED	Signed for and on behalf of: WILMINGTON TRUST COMPANY
/CANASTERO LEASING LIMITED]	not in its individual capacity but solely as Loan Trustee

By:	By:
Printed:	Printed:
Title:	Title:

SCHEDULE 1

INTERPRETATION

1.1	Definitions

In this Agreement:

"Affiliate" means as to any person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such person (for purposes of this definition, "control" of a person means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such person or (b) direct or cause the direction of the management and policies of such person, whether by contract or otherwise;

"Aircraft" means the [Airbus A350/Boeing 787-9] type aircraft with manufacturer's serial number [•] and registration mark [•] powered by the Engines;

"Airframer" means [The Boeing Company/Airbus S.A.S.];

"Business Day" means any day other than a Saturday, Sunday or day on which commercial banks are required or authorised to close in New York, New York and Santiago, Chile;

"Customer Agreement" means the General Terms Agreement No. DEG [•] dated [•] between the Engine Manufacturer and Lessee in respect of the applicable Engines,

"Engine(s)" means the Rolls-Royce model Trent [XWB-84/1000] engines with Rolls- Royce serial numbers [•] and [•];

"Engine Provider" has the meaning given in Clause 5;

"Group" means in relation to a company, that company and all other Affiliates of that company; and each company in a group is a member of that group. Unless the context requires otherwise, the application of the definition of Group to any company at any time applies to the company as it is at that time;

"Indenture" shall mean that certain indenture and Indenture [MSN] dated on or about the date of the Lease between the Lessor and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, including by any indenture supplement executed and delivered pursuant to the Indenture;

"Law" means all rules and regulations (regardless of its source), including judicial or administrative interpretation thereof, in force from time to time;

"Lease Agreement" shall mean the lease agreement [MSN [•]] dated as of ___________, 201[•] between Lessor and Lessee, as supplemented by each Lease Supplement and "Lease" will be construed accordingly;

"Lease Engine" means an engine which is not owned by Lessee and which is made available by the Rolls-Royce Group for the use of Lessee;

"Lease Event of Default" means an event of default under the Lease Agreement;

"Lessee's Process Agent" means the person from time to time appointed by the Lessee as its agent for service of process in the United Kingdom pursuant to the Companies Act 2006 of the United Kingdom of Great Britain and Northern Ireland;

"Lessee Warranty" has the meaning given in Clause 3.1;

“Notice of Assignment” means the notice of assignment contained in Schedule 4 (Notice of Assignment).

"Operator" means the Transaction Party having the right for the time being to immediate possession, use, enjoyment, management and operation of the Engines;

"Part" means any Engine part manufactured or supplied by Rolls-Royce or a source approved by Rolls-Royce;

"Supplier" means Rolls-Royce, its servants and agents, and any person engaged directly or indirectly in the supply of Parts or Used Parts to Operator or in the provision of goods or services for that purpose, whether as subcontractor or supplier to Rolls-Royce or otherwise;

"Supplies" means any equipment in the possession of Transaction Party (including the Engines and Parts), which falls into the categories of the Warranties.

"Transaction Parties" means together Lessor and Loan Trustee and "Transaction Party" will be construed accordingly;

"Used Part(s)" means parts purchased by Operator directly from Rolls-Royce which are used and serviceable;

"Warranties" means the warranties contained in Schedule 3 (Warranties) and "Warranty" will be construed accordingly.

1.2	Construction:

In this Agreement any reference to:

(a)	(i)	this Agreement or another document is a reference to this Agreement or other document as amended (but without prejudice to any prohibition on amending this Agreement);

(ii)	an "amendment" includes an amendment, supplement, novation, re-enactment, replacement, restatement or variation and "amend" will be construed accordingly;

(iii)	a clause, a sub-clause or a schedule is a reference to a clause or sub-clause of, or a schedule to, this Agreement;

(iv)	a currency is a reference to the lawful currency for the time being of the relevant country;

(v)	"include", "includes", "including" or similar terms will not be construed as exclusive or limiting examples of the matters in question and will mean "including, without limitation";

(vi)	"incorporation" includes the formation or establishment of a partnership or any other person and "incorporate" will be construed accordingly;

(vii)	"jurisdiction of incorporation" includes any jurisdiction under the laws of which a person is incorporated;

(viii)	a "person" includes any individual, partnership, consortium, joint venture, trust, company, corporation, government, state, agency, committee, department, authority and other bodies, corporate or unincorporated whether having distinct legal personality or not;

(ix)	a "regulation" includes any regulation, rule, official directive, request or guideline in each case whether or not having the force of law but, if not having the force of law, being of a type the compliance with which is in accordance with the general practice of the persons to whom it is addressed of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(x)	a provision of any Law is a reference to that provision as extended, re-enacted, applied or amended and includes any subordinate legislation;

(xi)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(xii)	this Agreement includes the Schedules;

(xiii)	words imparting the singular include the plural and vice versa;

(xiv)	one gender will include a reference to the other genders;

(xv)	the word "month" or "months" must be construed as a reference to any period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month (or in the case of a period of two or more months, the numerically corresponding day in the final such month) or, if any such period ends on a day which is not a Business Day, it will end on the next succeeding Business Day; provided that if any such period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the calendar month in which such period ends, such period will end on the last Business Day in that later calendar month; and

(xvi)	all times are to be read as local time in the place of deemed receipt.

(b)	The Table of Contents and headings in this Agreement do not affect its interpretation.

SCHEDULE 2

NOTICES

The following are the notice details for each Party.

Rolls-Royce plc

PO Box 31

Moor Lane

Derby

England

DE24 8BJ

Contact:	Commercial Executive – Customer Team
Fax:	+44 (0)1332 245490

For the Lessee:

LATAM Airlines Group S.A.

Edificio Huidobro

Avda. Presidente Riesco 5711

Piso 20

Las Condes, Santiago

Chile

Attention:	Corporate Finance Director/General Counsel
Fax:	+ 56 22 565 8764

With a copy to:

Email: GrupoTesoreriaPagosChile_2@lanchile.com

(it being agreed that such electronic notification shall

not constitute notice under Section 8)

For the Lessor:

[Rayador Leasing Limited/Canastero Leasing Limited]

c/o MaplesFS Limited

PO Box 1093

Queensgate House

George Town

Grand Cayman

KY1-1102

Cayman Islands

Attention: Wanda Ebanks

Facsimile: +1 345 949 8080

For the Loan Trustee:

Wilmington Trust Company

1100 North Market Street

Wilmington, DE 19890-1605

Attention:	Corporate Trust Administration
Telephone:	302-636-6000
Fax:	302-636-4140

SCHEDULE 3

WARRANTIES3

3 To be inserted depending on Engine type

SCHEDULE 4

NOTICE OF ASSIGNMENT RELATING TO ENGINE WARRANTY AGREEMENT DEG [•]

To:

Rolls-Royce plc (“Rolls-Royce”)

65 Buckingham Gate

London SW1E 6AT

England

From:

[                ] (the “Assignor”)

And:

[                ] (the “Assignee”)

Dated:____________201[•]

Capitalised terms, unless defined herein or as the context otherwise requires, shall have the meanings given to them in the engine warranty agreement dated as of , 201[•] between Rolls-Royce, LATAM Airlines Group S.A., [Rayador Leasing Limited/Canastero Leasing Limited] and Wilmington Trust Company, not in its individual capacity but solely as Loan Trustee (the “EWA”), a copy of which is attached hereto.

1.	The Assignor and the Assignee have entered into the “Indenture” whereby the Assignor granted security over the Engines covered to the extent under the EWA.

2.	The Assignor and the Assignee acknowledge that Rolls-Royce and the Assignor amongst others parties entered into the EWA.

3.	The Assignor hereby gives Rolls-Royce notice that by means of the Indenture, the Assignor has assigned absolutely and with full title guarantee all of its right, title and interest, present and future, in and to the Warranties (together, the “Assigned Rights”) to the Assignee, the validity of such assignment being subject to the express written consent of Rolls-Royce which consent is provided by Rolls-Royce executing the attached copy of this Notice of Assignment.

4.	The Assignor and the Assignee each warrant that the assignment of the Assigned Rights as provided in paragraph 3 above shall not result in any increased obligation or liability on the part of Rolls-Royce under the EWA.

5.	The Assignee acknowledges and agrees that all references to the Assignor in the EWA (whether individually or collectively as a Transaction Party) shall from the date of acceptance by Rolls-Royce of this Notice of Assignment apply to the Assignee.

6.	The Assignee expressly and irrevocably agrees to be bound by all of the terms, conditions and limitations set forth in the EWA, and in particular clause 4.7 (Limitation of Liability) thereof, without exception or reservation, as if the Assignee were the original contracting party, and, subject to Rolls-Royce retaining all of its rights and entitlements under the EWA.

7.	Upon execution by Rolls-Royce of this notice of assignment, Rolls-Royce shall be released from any further obligation to the Assignor under the EWA.

8.	This notice and the instructions herein contained are irrevocable.

9.	This notice shall be governed by and construed in accordance with the laws of England and Wales.

10.	For the exclusive benefit of Rolls-Royce, each of Assignor and Assignee irrevocably submits to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this Notice of Assignment. Nothing in this paragraph 10 limits Rolls-Royce’s right to take legal action under this Notice of Assignment in any other courts with jurisdiction.

Executed by and on behalf of Assignor:

By:

Printed

Title:

Executed by and on behalf of Assignee:

By:

Printed

Title:

Executed by and accepted on behalf of:

ROLLS-ROYCE plc

By:

Printed

Title:

Date:

EXHIBIT M-2 to

NOTE PURCHASE AGREEMENT

FORM OF ENGINE WARRANTIES AGREEMENT (CFM)

[Attached.]

Form Document

CFM INTERNATIONAL, INC.,

as Engine Manufacturer

[PARINA LEASING LIMITED/CUCLILLO LEASING LIMITED],

as Lessor

LATAM AIRLINES GROUP S.A.,

as Lessee

and

WILMINGTON TRUST COMPANY

as Loan Trustee

IN RESPECT OF ONE (1) AIRBUS A321 AIRCRAFT WITH MANUFACTURER'S SERIAL

NUMBER [•] AND CHILEAN REGISTRATION MARK [•] EQUIPPED WITH TWO (2) CFM

56-5B3/3 ENGINES WITH SERIAL NUMBERS [•] AND [•]

ENGINE WARRANTIES AGREEMENT

CONTENTS

Clause		Page

1.	DEFINITIONS AND INTERPRETATION	2

2.	REPRESENTATION, COVENANT	4

3.	NOTICE TO THE ENGINE MANUFACTURER AND WARRANTY CONFIRMATION	4

4.	TERMINATION OF THE LESSEE'S AND THE LESSOR'S RIGHTS	5

5.	REMEDIES AND WAIVERS	6

6.	BENEFIT OF AGREEMENT	6

7.	ASSIGNMENTS AND TRANSFERS	6

8.	ENGINE MANUFACTURER WARRANTY CONFIRMATION	6

9.	PARTIAL INVALIDITY	8

10.	TRANSFER FROM LESSOR TO LOAN TRUSTEE	9

11.	NOTICES	9

12.	COUNTERPARTS	10

13.	FURTHER ACTS	10

14.	EFFECTIVE DATE	11

15.	LAW AND JURISDICTION	11

SCHEDULES

SCHEDULE 1 ENGINE WARRANTIES		1

SCHEDULE 2 NOTICES		1

SCHEDULE 3 WARRANTY CONFIRMATION		1

-i-

THIS ENGINE WARRANTIES AGREEMENT (this "Agreement'") is dated as of ______________, 201[•] and made

BETWEEN:

(1)	CFM INTERNATIONAL, INC., a corporation organised and existing under the laws of the State of Delaware with its principal place of business at One Neumann Way, MD– F125, Cincinnati, OH 45215-6301, United States of America (the "Engine Manufacturer");

(2)	[PARINA LEASING LIMITED/CUCLILLO LEASING LIMITED], a company incorporated under the laws of the Cayman Islands having its registered office at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1- 1104, Cayman Islands (the "Lessor");

(3)	LATAM AIRLINES GROUP S.A. (formerly having the legal name LAN Airlines S.A. and doing business as LAN Airlines), a corporation organised and existing under the laws of Chile whose principal place of business is at Edificio Huidobro, Avenida Presidente Riesco 5711, piso 20, Las Condes, Santiago, Chile (the "Lessee"); and

(4)	WILMINGTON TRUST COMPANY, acting through its offices at [•], not in its individual capacity but solely as Loan Trustee for and on behalf of the Secured Parties (in this capacity the "Loan Trustee").

WHEREAS:

(A)	Pursuant to the General Terms Agreement, the Engine Manufacturer granted the Engine Warranties to the Lessee.

(B)	Pursuant to a purchase agreement assignment of even date herewith between the Lessee and the Lessor (the "Purchase Agreement Assignment"), the Lessee has assigned to the Lessor, inter alia, its right to accept delivery of and take title to the Aircraft.

(C)	Pursuant to the Lease, the Lessor has agreed that it will lease the Aircraft to the Lessee, and the Lessee has agreed that it will take the Aircraft on lease from the Lessor.

(D)	The Lessor has granted, or will grant, to the Loan Trustee a mortgage over the Aircraft and has assigned, or will assign, to the Loan Trustee, by way of further security, its rights, title and interest in and to, inter alia, the Lease.

(E)	At the request of the Transaction Parties, who may be entitled to repossess the Aircraft pursuant to certain of the Financing Agreements, the parties hereto wish, with the consent and agreement of the Engine Manufacturer, to make arrangements in respect of the Engine Warranties on the terms and conditions set out herein.

IN CONSIDERATION OF THE MUTUAL COVENANTS HEREIN CONTAINED, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, the following terms shall have the following meanings:

"Aircraft" means the Airbus A321 aircraft bearing manufacturer's serial number [•] together with the Engines and any and all Parts incorporated in, installed on or attached to such aircraft on the Delivery Date;

"Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for general business in New York, London, Paris and Santiago, Chile;

"Delivery Date" means the date on which the Aircraft is delivered by Airbus S.A.S. to the Lessor pursuant to and subject to the terms and conditions of the Purchase Agreement Assignment;

"Enforcement Notice" means any notice served by the Loan Trustee pursuant to Clause

3.2 (Enforcement Notice to Engine Manufacturer) and substantially in the form set out in schedule 2 part 2;

"Engines" means the two (2) CFM 56-5B3/3 engines with manufacturer's serial numbers [•] and [•] installed on the Aircraft on the Delivery Date;

"Engine Warranties" means, in respect solely to the Engines, the Engine Manufacturer's New Engine Warranty, New Parts Warranty, Ultimate Life Warranty and Campaign Change Warranty as such warranties are defined and set forth in the CFM Product Support Plan (Section II, Exhibit B) which forms a part of the General Terms Agreement and as limited by the applicable terms of the General Terms Agreement (such as, but not limited to Article XIII (Limitation of Liability)) and the CFM Product Support Plan, as more particularly set out in schedule 1;

"Financing Agreements" has the meaning given to such term in the Participation Agreement;

"General Terms Agreement" means the CFM General Terms Agreement No. CFM[•] dated [•] between the Engine Manufacturer and the Lessee, but solely to the extent such General Terms Agreement relates to the Engines, as amended, modified or supplemented from time to time, but excluding all letter agreements thereto;

"Indemnitee" means each of the Lessor, the Secured Parties and their respective directors, officers, partners, employees, agents, contractors, subsidiaries and affiliates;

"Lease" means the lease agreement [MSN [•]] entered into between the Lessor and the Lessee in relation to the Aircraft;

"Lessor's Notice" means a notice delivered by the Lessor pursuant to Clause 3.1 (Lessor's Notice to Engine Manufacturer) and substantially in the form set out in schedule 2 part 1;

"Nominee" means any person nominated by the Loan Trustee or the Lessor (as the context requires) whose nomination has been consented to by the Engine Manufacturer (such consent not to be unreasonably withheld or delayed) and who has executed a notice to the Engine Manufacturer in substantially the form set out in part 1 or part 2 (as the case may be) of schedule 2;

"Notice" means a Lessor's Notice or an Enforcement Notice as the case may be;

"Participation Agreement" means the participation agreement dated as of _____________ 201[•] between the Secured Parties, the Lessor and the Lessee relating to the Aircraft;

"Remaining Warranties" has the meaning given in Clause 2.2;

"Secured Parties" has the meaning given to such term in the Participation Agreement;

"Transaction Parties" means the Lessor and the Loan Trustee, and "Transaction Party" shall mean either of them as the context may require; and

"Warranty Confirmation" means the confirmation to be provided by the Engine Manufacturer pursuant to Clause 3.3 (Warranty Confirmation) and in the form set out in schedule 3.

1.2	In this Agreement, unless otherwise stated, a reference to any clause, paragraph or schedule is a reference to such clause, paragraph or schedule of this Agreement, and the headings of clauses and schedules are inserted for convenience of reference only and shall not affect the interpretation.

1.3	Reference to any document or agreement means such document or agreement as modified, amended, varied or supplemented from time to time.

1.4	Reference to a statutory or legislative provision, shall be construed, at any particular time, as including a reference to any modification, extension or re-enactment thereof then in force and all instruments, orders and regulations then in force and made under or deriving validity from the relevant provision.

1.5	Reference to a "person" includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality) and any assignee or successor in title to that person.

1.6	The table of contents in this Agreement is for convenience only and is to be ignored in construing this Agreement.

1.7	Where the context so admits, words importing the singular number only shall include the plural and vice versa.

2.	REPRESENTATION, COVENANT

2.1	The Lessee hereby represents and warrants to each of the Lessor and the Loan Trustee that true and complete copies of the relevant provisions of the General Terms Agreement are attached hereto at schedule 1 and that such provisions constitute all the provisions of the Engine Warranties (including all provisions of each of the Engine Warranties) relevant to this Agreement.

2.2	Subject to Clause 3 (Notice to the Engine Manufacturer and Warranty Confirmation), Clause 4 (Termination of the Lessee's and the Lessor's Rights) and Clause 10 (Transfer from Lessor to Loan Trustee) the Engine Manufacturer agrees to grant by way of the Warranty Confirmation to any of the Transaction Parties as may be specified in a Notice duly served in accordance with Clause 3 (Notice to the Engine Manufacturer and Warranty Confirmation) a package of warranty rights equivalent to such of the Engine Warranties which as at the date of the Notice remain available under the terms of the General Terms Agreement (the "Remaining Warranties").

3.	NOTICE TO THE ENGINE MANUFACTURER AND WARRANTY CONFIRMATION

3.1	Lessor's Notice to Engine Manufacturer

The rights of the Lessor (which expression shall, for the purposes of this Clause 3.1 (Lessor's Notice to Engine Manufacturer) and Clauses 3.3 (Warranty Confirmation) and 10 (Transfer from Lessor or Lessee to Loan Trustee), include any Nominee if specified in the Lessor's Notice) to receive the benefit of the Remaining Warranties pursuant to Clause 2 (Representation, Covenant) is subject to the receipt by the Engine Manufacturer of a Lessor's Notice duly executed by the Lessor in the form set out in schedule 2 part 1 (Lessor's Notice to the Engine Manufacturer) and the execution by the Engine Manufacturer of the Warranty Confirmation specified in Clause 3.3 (Warranty Confirmation). The Lessor may deliver the Lessor's Notice only if: (a) the leasing of the Aircraft under the Lease has been terminated pursuant to the provisions thereof; and (b) there has been no delivery of an Enforcement Notice to the Engine Manufacturer by the Loan Trustee pursuant to Clause 3.2 (Enforcement Notice to Engine Manufacturer). A copy of the Lessor's Notice shall be sent to the Lessee and the Loan Trustee for information, but the receipt or non-receipt of such copy by the Lessee or the Loan Trustee shall not affect the rights and obligations of the parties to this Agreement.

3.2	Enforcement Notice to Engine Manufacturer

The right of the Loan Trustee (which expression shall, for the purposes of this Clause 3.2 (Enforcement Notice to Engine Manufacturer) and Clauses 3.3 (Warranty Confirmation) and 10 (Transfer from Lessor or Lessee to Loan Trustee), include any Nominee if specified in the Enforcement Notice) to receive the benefit of the Remaining Warranties pursuant to Clause 2 (Representation, Covenant) is subject to the receipt by the Engine Manufacturer of an Enforcement Notice duly executed by the Loan Trustee in the form set out in schedule 2 part 2 (Enforcement Notice) and the execution by the Engine Manufacturer of the Warranty Confirmation specified in Clause 3.3 (Warranty Confirmation). The Loan Trustee may deliver the Enforcement Notice at any time after actual repossession of the Aircraft or any Engine by the Loan Trustee pursuant to the Financing Agreements. A copy of the Enforcement Notice shall be sent to the Lessor and the Lessee for information, but the receipt or non-receipt of such copy by the Lessor and the Lessee shall not affect the rights and obligations of the parties to this Agreement.

3.3	Warranty Confirmation

Upon receipt by the Engine Manufacturer of (a) a Lessor's Notice in accordance with Clause 3.1 (Lessor's Notice to Engine Manufacturer) or (b) an Enforcement Notice in accordance with Clause 3.2 (Enforcement Notice to Engine Manufacturer), the Engine Manufacturer shall execute and deliver to the Transaction Parties the Warranty Confirmation and grant the Remaining Warranties to the Transaction Party specified in the Notice duly delivered in accordance with Clause 3.1 (Lessor's Notice to Engine Manufacturer) or Clause 3.2 (Enforcement Notice to Engine Manufacturer).

3.4	Benefit of Warranties

Each of the parties hereto hereby agrees in favour of the Lessee and the Engine Manufacturer that, until such time as the leasing of the Aircraft under the Lease has been terminated pursuant to the provisions thereof or until such time as the Aircraft has been repossessed by any one of the Transaction Parties in accordance with the Financing Agreements and receipt by the Engine Manufacturer of a Notice in accordance with Clause 3.1 (Lessor's Notice to Engine Manufacturer) or Clause 3.2 (Enforcement Notice to Engine Manufacturer), the Lessee shall have the exclusive benefit of and shall be entitled to exercise all rights in respect of the Engine Warranties. The Lessee may not enter into any change order or other amendment, modification or supplement to the General Terms Agreement in respect of the Engine Warranties without the prior written consent of the Loan Trustee and the Lessor.

4.	TERMINATION OF THE LESSEE'S AND THE LESSOR'S RIGHTS

4.1	The Lessee and the Transaction Parties hereby agree that, as regards any rights that the Lessee may have against the Engine Manufacturer, on the date that any Lessor's Notice or an Enforcement Notice is received by the Engine Manufacturer in accordance with this Agreement, all of the Lessee's rights, title and interest in and to the Remaining Warranties shall (save to the extent of any claim against the Engine Manufacturer existing at such date) be terminated forthwith, whether or not the Lessee shall have received a copy of such Notice. The Engine Manufacturer shall have no liability whatsoever to the Lessee (save to the extent of any claim against the Engine Manufacturer existing at such date) in the event that the Lessee does not receive a copy of such Notice or in any other respect whatsoever concerning the Remaining Warranties from the date that such Notice is received by the Engine Manufacturer in accordance with this Agreement, except to the extent such liability is directly caused by the fraud, gross negligence or wilful misconduct of the Engine Manufacturer.

4.2	The Lessor hereby agrees that, as regards any rights that the Lessor may have against the Engine Manufacturer, on the date that any Enforcement Notice is received by the Engine Manufacturer in accordance with this Agreement, all of the Lessor's rights, title and interest in and to the Remaining Warranties shall (save to the extent of any claim against the Engine Manufacturer existing at such date) be terminated forthwith, whether or not the Lessor shall have received a copy of such Enforcement Notice. The Engine Manufacturer shall have no liability whatsoever to the Lessor (save to the extent of any claim against the Engine Manufacturer existing at such date) in the event that the Lessor does not receive a copy of such Enforcement Notice or in any other respect whatsoever concerning the Remaining Warranties from the date on which any such Enforcement Notice is received by the Engine Manufacturer in accordance with this Agreement, except to the extent such liability is directly caused by the fraud, gross negligence or wilful misconduct of the Engine Manufacturer.

5.	REMEDIES AND WAIVERS

No failure by any party hereto to exercise, nor any delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege prevent any further or other exercise thereof or the exercise of any other right, remedy, power or privilege whether hereunder or otherwise. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided at law.

6.	BENEFIT OF AGREEMENT

This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, permitted assigns and permitted transferees (as notified, in the case of permitted assigns and permitted transferees, to the Engine Manufacturer and confirmed by the Engine Manufacturer in writing (such confirmation not to be unreasonably withheld or delayed)).

7.	ASSIGNMENTS AND TRANSFERS

None of the Lessee and the Transaction Parties hereto shall be entitled to assign, extend or transfer all or any of its rights, benefits and obligations hereunder (including without limitation assignment for security purposes) without the prior written consent of the Engine Manufacturer and the Loan Trustee (such consent not to be unreasonably withheld or delayed).

8.	ENGINE MANUFACTURER WARRANTY CONFIRMATION

The parties hereby agree that the Engine Manufacturer will provide the Warranty Confirmation subject to the following:

8.1	the Engine Manufacturer shall incur no obligations, costs, expenses or liabilities whatsoever by reason of this Agreement or any of the other Financing Agreements or any of the transactions contemplated thereby and the Lessee shall indemnify and hold harmless the Engine Manufacturer against any such obligations, costs, expenses or liabilities so incurred, except to the extent directly caused by the fraud, gross negligence or wilful misconduct of the Engine Manufacturer, provided that the Lessee has been provided with the basis of such costs, expenses or liabilities in reasonable detail;

8.2	this Agreement shall not constitute a novation of the General Terms Agreement, and the Lessee shall not be discharged from any of its duties or obligations under the General Terms Agreement by reason of this Agreement;

8.3	the Engine Manufacturer shall be entitled to rely on the information contained in a Notice delivered to it pursuant to Clause 3.1 (Lessor's Notice to Engine Manufacturer) or Clause 3.2 (Enforcement Notice to Engine Manufacturer) without enquiring as to the accuracy of or entitlement of any of the Transaction Parties to give such Notice. The Lessee shall indemnify and hold harmless the Engine Manufacturer in respect of all losses, costs, expenses and liabilities it may incur if such information proves not to be correct, except to the extent that such liability is directly caused by the fraud, gross negligence or wilful misconduct of the Engine Manufacturer; provided that the Lessee has been provided with the basis of such costs, expenses or liabilities in reasonable detail;

8.4	if, at any time prior to the service of a Notice, there shall be any dispute as to which of the parties to this Agreement is the beneficiary of any particular right or interest in respect of the Remaining Warranties, the Engine Manufacturer shall be entitled to perform the corresponding obligations exclusively in favour of the Lessee;

8.5	none of the parties hereto (other than the Engine Manufacturer) shall, without the prior written consent of the Engine Manufacturer, disclose directly or indirectly to any third party any of the terms of the Engine Warranties disclosed to it by the Engine Manufacturer in this Agreement; provided however, that (a) the parties hereto may use, retain and disclose such information to their special counsel and public accountants, who shall not further disclose such terms, (b) the parties hereto may disclose such information as required by applicable laws, governmental regulations, subpoena, or other written demand under colour of legal right, but they shall first, as soon as practicable upon receipt of such demand and to the extent permitted by applicable laws, furnish a copy thereof to the Engine Manufacturer (and prior to the service of a Notice, the Lessee), and they shall afford the Engine Manufacturer (and prior to the service of a Notice, the Lessee), reasonable opportunity, at the Engine Manufacturer's cost and expense, to obtain a protective order or other assurance reasonably satisfactory to the Engine Manufacturer of confidential treatment of the information required to be disclosed, (c) the parties hereto may disclose such information to any Indemnitee or their legal advisors who shall not further disclose such terms or any bona fide potential purchaser, financier or lessee of the Aircraft and/or Engines or their legal advisors (subject to the execution by such prospective purchaser, financier or lessee of a written confidentiality statement setting forth the same or substantially similar terms as those referred to in this Clause 8.5), (d) the parties hereto may disclose such information to their potential permitted transferees or assignees (subject to the execution by such potential permitted transferee or assignee of a written confidentiality statement setting forth the same or substantially similar terms as those referred to in this Clause 8.5) and (e) the parties hereto may disclose such information to the Secured Parties and their affiliates, auditors, accountants, legal advisers, potential transferees, assignees and participants provided that such person also similarly agrees to be bound by the requirements of this Section 8.5;

8.6	each of the parties hereto agrees that neither this Agreement, nor any of the terms or provisions contained herein, may be amended, extended or modified, supplemented, terminated or waived orally. Any and all amendments, extensions, modifications, supplements, terminations or waivers to this Agreement must be presented to each of the other parties hereto in writing, and be signed by the party against whom such amendment, extension, modification, supplement, termination or waiver is sought to be enforced;

8.7	nothing in this Agreement shall modify in any way the contractual rights of the Engine Manufacturer under the General Terms Agreement or subject the Engine Manufacturer to any multiple or duplicative liability or obligations to which it would not otherwise be subject under the General Terms Agreement or subject the Engine Manufacturer to any multiple or duplicate liability or obligations under the General Terms Agreement;

8.8	by their execution of this Agreement, the parties hereto agree to the terms of the Warranty Confirmation which is subject to the provisions of this Agreement;

8.9	no Transaction Party shall have any obligation or liability under the General Terms Agreement or the Engine Warranties by reason of or arising out of this Agreement, provided that the terms and conditions of the General Terms Agreement and the Engine Warranties (including but not limited to Article XIII (Limitation of Liability) shall apply to all rights exercised and all claims made in respect of the Engine Warranties and shall be binding upon the Transaction Parties and the Transaction Parties shall be subject to all obligations, restrictions, limitations and conditions of the General Terms Agreement and the Engine Warranties with respect to the exercising of such rights or the making of such claim to the same extent as if they had been named the beneficiary thereunder; and

8.10	in the event of a conflict between a Lessor's Notice and an Enforcement Notice, then the Enforcement Notice shall prevail and the Engine Manufacturer shall extend the benefit of the Remaining Warranties to the Loan Trustee.

9.	PARTIAL INVALIDITY

9.1	If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

9.2	Any provision of this Agreement which may prove to be or become illegal, invalid or unenforceable in whole or in part shall so far as reasonably possible be performed according to the spirit and purpose of this Agreement.

10.	TRANSFER FROM LESSOR TO LOAN TRUSTEE

If, at any time after the Remaining Warranties have been granted to the Lessor pursuant to Clause 3.3 (Warranty Confirmation), the Loan Trustee serves an Enforcement Notice on the Engine Manufacturer pursuant to Clause 3.2 (Enforcement Notice to Engine Manufacturer), then the parties hereto agree that all rights, title and interest of the Lessor in and to the Remaining Warranties shall be terminated (save to the extent of any claim against the Engine Manufacturer existing at such date), and that the Engine Manufacturer shall grant to the Loan Trustee a package of warranties equivalent to such of the Remaining Warranties as at such time may remain available.

11.	NOTICES

Any Notice or other communication given or to be made under this Agreement shall be in writing in the English language and, provided it shall be addressed as set out below, it shall be deemed to have been duly delivered as follows:

(a)	if sent by personal delivery, upon actual delivery at the address of the relevant party;

(b)	if sent by post, five (5) Business Days after posting;

(c)	if sent by fax, when despatched with correct confirmation printout (provided that if the date of receipt is not a Business Day, notice shall be deemed to have been received on the first following Business Day), to the parties as follows:

(i)	in the case of the Engine Manufacturer to: CFM International, Inc.

c/o GE Aviation

One Neumann Way, Mail Drop F125

Cincinnati, OH 45215-6301

United States of America

Fax:	+1 513 243 9384
Attention:	General Counsel Commercial Engines

With a copy to:

CFM International, Inc.

One Neumann Way, Mail Drop Y7

Cincinnati, OH 45215

United States of America

Fax:	+1 513 552 3397
Attention:	Contracts Administration

(ii)	in the case of the Lessor to:

[Parina Leasing Limited/Cuclillo Leasing Limited]

c/o Maples Corporate Services Limited

PO Box 309

Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Fax:	+1 345 949 8080
Attention:	Wanda Ebanks

(iii)	in the case of the Lessee to:

LATAM Airlines Group S.A.
Edificio Huidobro

Avenida Presidente Riesco 5711
piso 20

Las Condes
Santiago
Chile

Fax:	+562 565 3905
Attention:	Fleet Management Director

(iv)	in the case of the Loan Trustee to: Wilmington Trust Company

1100 North Market Street Wilmington

DE 19890-1605

Telephone: +1 302 636 6000

Fax: +1 302 636 4140

Attention: Corporate Trust Administration

12.	COUNTERPARTS

This Agreement may be executed by fax and in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original, but all counterparts shall together constitute but one and the same instrument.

13.	FURTHER ACTS

The parties agree that at any time and from time to time they shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may reasonably be necessary in order to give full effect to this Agreement and the rights and powers herein granted. The reasonable out-of-pocket costs and expenses of any such actions shall be borne by the Lessee.

14.	EFFECTIVE DATE

This Agreement shall enter into effect and become binding on the parties from the Delivery Date.

15.	LAW AND JURISDICTION

15.1	This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, United States of America.

15.2	Each party hereby submits to the non-exclusive jurisdiction of the Commercial Division of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action or proceeding arising out of or relating to this Agreement; provided, however, that notwithstanding the foregoing, any party may commence an action in any other jurisdiction to enforce a judgment or other judicial determination in respect of this Agreement or take action in any other jurisdiction to otherwise enforce its rights under this Agreement or to enforce a judgment or other judicial interpretation of any of the aforesaid courts in New York issued by any of the foregoing courts.

15.3	Each party irrevocably and unconditionally waives, to the fullest extent permitted by applicable laws, any right that they may have to trial by jury of any claim or cause of action in respect of the matters arising under this Agreement.

15.4	Each party irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 15.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum in each case whether on the grounds of venue or forum non conveniens or any similar grounds or otherwise.

15.5	The submission to the jurisdiction of the courts referred to in Clause 15.2 shall not (and shall not be construed so as to) limit the right of a party to take proceedings against any other party in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

15.6	To the extent that a party or any of the property of such party is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party for itself and its property does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the subject matter hereof.

15.7	The Lessee shall at all times maintain an agent for service of process in the State of New York and agrees that the process by which any suit, action or proceedings is begun may be served on it by being delivered to Law Debenture Corporate Services, Inc. in the case of proceedings in the Supreme Court of the State of New York sitting in New York County and the United States District Court for the Southern District of New York. If for any reason such person shall cease to be a valid agent for service of process, the Lessee shall appoint another agent and shall notify the other parties hereto of the name and address of such new agent.

15.8	The Lessor shall at all times maintain an agent for service of process in the State of New York and agrees that the process by which any suit, action or proceedings is begun may be served on it by being delivered to Law Debenture Corporate Services, Inc. in the case of proceedings in the Supreme Court of the State of New York sitting in New York County and the United States District Court for the Southern District of New York. If for any reason such person shall cease to be a valid agent for service of process, the Lessor shall appoint another agent and shall notify the other parties hereto of the name and address of such new agent.

IN WITNESS WHEREOF the parties have executed this Agreement in four (4) originals on the day and year first above written.

SCHEDULE 1

ENGINE WARRANTIES

SCHEDULE 2

NOTICES

PART 1: LESSOR'S NOTICE TO THE ENGINE MANUFACTURER

From:	[Parina Leasing Limited/Cuclillo Leasing Limited] (the "Lessor")

To:	CFM International, Inc.

Attn:	General Counsel, Commercial Contracts

Copy:	LATAM Airlines Group S.A. (the "Lessee")

Copy:	Wilmington Trust Company (the "Loan Trustee")

[Date]

One (1) Airbus A321 aircraft msn [•] equipped with two (2) CFM 56-5B3/3 engines with serial numbers [•] and [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the engine warranties agreement dated __________ 201[•] (the "Engine Warranties Agreement") in relation to the Aircraft between CFM International, Inc., the Lessor, the Lessee and the Loan Trustee.

2.	The Lessor hereby gives notice that the leasing of the Aircraft under the Lease has been terminated pursuant to the provisions thereof.

3.	In accordance with Clause 2 (Representation, Covenant) of the Engine Warranties Agreement, we request you provide your confirmation in the form of the Warranty Confirmation that the Remaining Warranties shall, from the date of the Warranty Confirmation, be extended to [the Lessor] [[•] as Nominee of the Lessor] in accordance with the terms of the Engine Warranties Agreement.

4.	This notice shall be governed by and construed in accordance with the laws of the State of New York.

[PARINA LEASING LIMITED/CUCLILLO LEASING LIMITED]

By:
Name:
Title:

PART 2: ENFORCEMENT NOTICE

From:	Wilmington Trust Company (the "Loan Trustee")

To:	CFM International, Inc.

Attn:	General Counsel, Commercial Contracts

Copy:	LATAM Airlines Group S.A. (the "Lessee")

Copy:	[Parina Leasing Limited/Cuclillo Leasing Limited] (the "Lessor")

[Date]

One (1) Airbus A321 aircraft msn [•] equipped with two (2) CFM 56-5B3/3 engines with serial numbers [•] and [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the engine warranties agreement dated__________201[•] (the "Engine Warranties Agreement") in relation to the Aircraft between CFM International, Inc., the Lessor, the Lessee and the Loan Trustee.

2.	The Loan Trustee hereby gives notice that the Aircraft has been repossessed by the Loan Trustee pursuant to the terms of the Financing Agreements.

3.	In accordance with Clause 2 (Representation, Covenant) of the Engine Warranties Agreement, we request you provide your confirmation in the form of the Warranty Confirmation that the Remaining Warranties shall, from the date of the Warranty Confirmation, be extended to [the Loan Trustee] [[•] as Nominee of the Loan Trustee] in accordance with the terms of the Engine Warranties Agreement.

4.	This notice shall be governed by and construed in accordance with the laws of the State of New York.

WILMINGTON TRUST COMPANY

By:
Name:
Title:

SCHEDULE 3

WARRANTY CONFIRMATION

To:	(1)	Wilmington Trust Company (the "Loan Trustee")

(2)	[Parina Leasing Limited/Cuclillo Leasing Limited] (the "Lessor")

(3)	LATAM Airlines Group S.A. (the "Lessee")

[Date]

One (1) Airbus A321 aircraft msn [•] equipped with two (2) CFM 56-5B3/3 engines with serial numbers [•] and [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the engine warranties agreement dated_________201[•] (the "Engine Warranties Agreement") in relation to the Aircraft between CFM International, Inc., the Lessor, the Lessee and the Loan Trustee.

2.	The Engine Manufacturer hereby acknowledges receipt of the Notice to the Engine Manufacturer from [the Lessor] [the Loan Trustee]. Accordingly, the Engine Manufacturer hereby confirms that, subject to the terms and conditions of the Engine Warranties Agreement, from the date hereof, the Remaining Warranties shall be made available to [the Lessor] [the Loan Trustee] [[•] as Nominee of [the Lessor] [the Loan Trustee]].

3.	This Warranty Confirmation of the Engine Manufacturer shall be governed by and construed in accordance with the laws of the State of New York.

CFM INTERNATIONAL, INC.

By:
Name:
Title:

THE ENGINE MANUFACTURER

CFM INTERNATIONAL, INC.

By:
Name
Title:

THE LESSOR

[PARINA LEASING LIMITED/CUCLILLO
LEASING LIMITED]

By:
Name
Title:

THE LESSEE

LATAM AIRLINES GROUP S.A.

By:
Name
Title:

THE LOAN TRUSTEE

WILMINGTON TRUST COMPANY not in its
individual capacity but solely as Loan Trustee

By:
Name
Title:

Execution Page

Engine Warranties Agreement

MSN [•] / ESNs [•] and [•]

EXHIBIT M-3 to

NOTE PURCHASE AGREEMENT

FORM OF ENGINE WARRANTIES AGREEMENT (CFM – INITIAL SUBLEASE)

[Attached.]

Form Document

CFM INTERNATIONAL, INC.,

as Engine Manufacturer

[PARINA LEASING LIMITED/CUCLILLO LEASING LIMITED]1,

as Lessor

LATAM AIRLINES GROUP S.A.,

as Lessee

TAM LINHAS AÉREAS S.A.,

as Sublessee

and

WILMINGTON TRUST COMPANY,

as Loan Trustee

IN RESPECT OF ONE (1) AIRBUS A321-200 AIRCRAFT WITH MANUFACTURER'S

SERIAL NUMBER [•] AND BRAZILIAN REGISTRATION MARK [•] EQUIPPED WITH

TWO (2) CFM 56-5B3/3 ENGINES WITH SERIAL NUMBERS [•] AND [•]

ENGINE WARRANTIES AGREEMENT

1 Delete as appropriate

SCHEDULES

SCHEDULE 1	ENGINE WARRANTIES	Sch. 1-1

SCHEDULE 2	NOTICES	Sch. 2-1

SCHEDULE 3	WARRANTY CONFIRMATION	Sch. 3-1

-i-

THIS ENGINE WARRANTIES AGREEMENT (this "Agreement'") is dated as of ___________201[•] and made

BETWEEN:

(1)	CFM INTERNATIONAL, INC., a corporation organised and existing under the laws of the State of Delaware with its principal place of business at One Neumann Way, MD– F125, Cincinnati, OH 45215-6301, United States of America (the "Engine Manufacturer");

(2)	[PARINA LEASING LIMITED/CUCLILLO LEASING LIMITED] 2 , a company incorporated under the laws of the Cayman Islands having its registered office at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1- 1104, Cayman Islands (the "Lessor");

(3)	LATAM AIRLINES GROUP S.A. (formerly having the legal name LAN Airlines S.A. and doing business as LAN Airlines), a corporation organised and existing under the laws of Chile whose principal place of business is at Edificio Huidobro, Avenida Presidente Riesco 5711, piso 20, Las Condes, Santiago, Chile (the "Lessee");

(4)	TAM LINHAS AÉREAS S.A., a company incorporated and existing under the laws of Brazil, and having its principal place of business at Avenida Jurandir, No. 856, 4° Andar, Lote 4, CEP 04072-000 Jardim Ceci, in the City of São Paulo, State of São Paulo, Brazil (the "Sublessee"); and

(5)	WILMINGTON TRUST COMPANY, acting through its offices at [•], not in its individual capacity but solely as Loan Trustee for and on behalf of the Secured Parties (in this capacity the "Loan Trustee").

WHEREAS:

(A)	Pursuant to the General Terms Agreement, the Engine Manufacturer granted the Engine Warranties to the Lessee.

(B)	Pursuant to a purchase agreement assignment of even date herewith between the Lessee and the Lessor (the "Purchase Agreement Assignment"), the Lessee has assigned to the Lessor, inter alia, its right to accept delivery of and take title to the Aircraft.

(C)	Pursuant to the Lease, the Lessor has agreed that it will lease the Aircraft to the Lessee, and the Lessee has agreed that it will take the Aircraft on lease from the Lessor.

(D)	Pursuant to the Sublease, the Lessee has agreed that it will lease the Aircraft to the Sublessee, and the Sublessee has agreed that it will take the Aircraft on lease from the Lessee. The Lessor has granted, or will grant, to the Loan Trustee a mortgage over the Aircraft and has assigned, or will assign, to the Loan Trustee, by way of further security, its rights, title and interest in and to, inter alia, the Lease.

2 Delete as appropriate

(E)	At the request of the Transaction Parties, who may be entitled to repossess the Aircraft pursuant to certain of the Financing Agreements, the parties hereto wish, with the consent and agreement of the Engine Manufacturer, to make arrangements in respect of the Engine Warranties on the terms and conditions set out herein.

IN CONSIDERATION OF THE MUTUAL COVENANTS HEREIN CONTAINED, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, the following terms shall have the following meanings:

"Aircraft" means the Airbus A321-200 aircraft bearing manufacturer's serial number [•] together with the Engines and any and all Parts incorporated in, installed on or attached to such aircraft on the Delivery Date;

"Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for general business in New York, London, Paris, São Paulo and Santiago, Chile;

"Delivery Date" means the date on which the Aircraft is delivered by Airbus S.A.S. to the Lessor pursuant to and subject to the terms and conditions of the Purchase Agreement Assignment;

"Enforcement Notice" means any notice served by the Loan Trustee pursuant to Clause

3.3 (Enforcement Notice to Engine Manufacturer) and substantially in the form set out in schedule 2 part 3;

"Engines" means the two (2) CFM 56-5B3/3 engines with manufacturer's serial numbers [•] and [•] installed on the Aircraft on the Delivery Date;

"Engine Warranties" means, in respect solely to the Engines, the Engine Manufacturer's New Engine Warranty, New Parts Warranty, Ultimate Life Warranty and Campaign Change Warranty as such warranties are defined and set forth in the CFM Product Support Plan (Section II, Exhibit B) which forms a part of the General Terms Agreement and as limited by the applicable terms of the General Terms Agreement (such as, but not limited to Article XIII (Limitation of Liability)) and the CFM Product Support Plan, as more particularly set out in schedule 1;

"Financing Agreements" has the meaning given to such term in the Participation Agreement;

"General Terms Agreement" means the CFM General Terms Agreement No. CFM[•] dated [•] between the Engine Manufacturer and the Lessee, but solely to the extent such General Terms Agreement relates to the Engines, as amended, modified or supplemented from time to time, but excluding all letter agreements thereto;

"Indemnitee" means each of the Lessor, the Secured Parties and their respective directors, officers, partners, employees, agents, contractors, subsidiaries and affiliates;

"Lease" means the lease agreement [MSN[•]] entered into between the Lessor and the Lessee in relation to the Aircraft;

"Lessor's Notice" means a notice delivered by the Lessor pursuant to Clause 3.1 (Lessor's Notice to Engine Manufacturer) and substantially in the form set out in schedule 2 part 1;

"Lessee's Notice" means a notice delivered by the Lessee pursuant to Clause 3.2 (Lessee's Notice to Engine Manufacturer) and substantially in the form set out in schedule 2 part 2;

"Nominee" means any person nominated by the Loan Trustee or the Lessor (as the context requires) whose nomination has been consented to by the Engine Manufacturer (such consent not to be unreasonably withheld or delayed) and who has executed a notice to the Engine Manufacturer in substantially the form set out in part 1 or part 3 (as the case may be) of schedule 2;

"Notice" means a Lessor's Notice, a Lessee's Notice or an Enforcement Notice as the case may be;

"Participation Agreement" means the participation agreement dated as of __________, 201[•] between the Secured Parties, the Lessor and the Lessee relating to the Aircraft

"Remaining Warranties" has the meaning given in Clause 2.2;

"Secured Parties" has the meaning given to such term in the Participation Agreement;

"Sublease" means the aircraft sublease agreement entered or to be entered into between the Lessee and the Sublessee in relation to the Aircraft;

"Transaction Parties" means the Lessor, the Lessee and the Loan Trustee, and "Transaction Party" shall mean either of them as the context may require; and

"Warranty Confirmation" means the confirmation to be provided by the Engine Manufacturer pursuant to Clause 3.4 (Warranty Confirmation) and in the form set out in schedule 3.

1.2	In this Agreement, unless otherwise stated, a reference to any clause, paragraph or schedule is a reference to such clause, paragraph or schedule of this Agreement, and the headings of clauses and schedules are inserted for convenience of reference only and shall not affect the interpretation.

1.3	Reference to any document or agreement means such document or agreement as modified, amended, varied or supplemented from time to time.

1.4	Reference to a statutory or legislative provision, shall be construed, at any particular time, as including a reference to any modification, extension or re-enactment thereof then in force and all instruments, orders and regulations then in force and made under or deriving validity from the relevant provision.

1.5	Reference to a "person" includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality) and any assignee or successor in title to that person.

1.6	The table of contents in this Agreement is for convenience only and is to be ignored in construing this Agreement.

1.7	Where the context so admits, words importing the singular number only shall include the plural and vice versa.

2.	REPRESENTATION, COVENANT

2.1	The Lessee hereby represents and warrants to each of the Lessor and the Loan Trustee that true and complete copies of the relevant provisions of the General Terms Agreement are attached hereto at schedule 1 and that such provisions constitute all the provisions of the Engine Warranties (including all provisions of each of the Engine Warranties) relevant to this Agreement.

2.2	Subject to Clause 3 (Notice to the Engine Manufacturer and Warranty Confirmation), Clause 4 (Termination of the Lessee's, Sublessee's and the Lessor's Rights) and Clause 10 (Transfer from Lessor or Lessee to Loan Trustee) the Engine Manufacturer agrees to grant by way of the Warranty Confirmation to any of the Transaction Parties as may be specified in a Notice duly served in accordance with Clause 3 (Notice to the Engine Manufacturer and Warranty Confirmation) a package of warranty rights equivalent to such of the Engine Warranties which as at the date of the Notice remain available under the terms of the General Terms Agreement (the "Remaining Warranties").

3.	NOTICE TO THE ENGINE MANUFACTURER AND WARRANTY CONFIRMATION

3.1	Lessor's Notice to Engine Manufacturer

The rights of the Lessor (which expression shall, for the purposes of this Clause 3.1 (Lessor's Notice to Engine Manufacturer) and Clauses 3.4 (Warranty Confirmation) and 10 (Transfer from Lessor or Lessee to Loan Trustee), include any Nominee if specified in the Lessor's Notice) to receive the benefit of the Remaining Warranties pursuant to Clause 2 (Representation, Covenant) is subject to the receipt by the Engine Manufacturer of a Lessor's Notice duly executed by the Lessor in the form set out in schedule 2 part 1 (Lessor's Notice to the Engine Manufacturer) and the execution by the Engine Manufacturer of the Warranty Confirmation specified in Clause 3.4 (Warranty Confirmation). The Lessor may deliver the Lessor's Notice only if: (a) the leasing of the Aircraft under the Lease has been terminated pursuant to the provisions thereof; and (b) there has been no delivery of an Enforcement Notice to the Engine Manufacturer by the Loan Trustee pursuant to Clause 3.3 (Enforcement Notice to Engine Manufacturer). A copy of the Lessor's Notice shall be sent to the Lessee, the Sublessee and the Loan Trustee for information, but the receipt or non-receipt of such copy by the Lessee, the Sublessee or the Loan Trustee shall not affect the rights and obligations of the parties to this Agreement.

3.2	Lessee's Notice to Engine Manufacturer

The rights of the Lessee to receive the benefit of the Remaining Warranties pursuant to Clause 2 (Representation, Covenant) is subject to the receipt by the Engine Manufacturer of a Lessee's Notice duly executed by the Lessee in the form set out in schedule 2 part 2 (Lessee's Notice to the Engine Manufacturer) and the execution by the Engine Manufacturer of the Warranty Confirmation specified in Clause 3.4 (Warranty Confirmation). The Lessee may deliver the Lessee's Notice only if: (a) the leasing of the Aircraft under the Sublease has been terminated pursuant to the provisions thereof; (b) there has been no delivery of a Lessor's Notice to the Engine Manufacturer by the Lessor pursuant to Clause 3.1 (Lessor's Notice to Engine Manufacturer); and (c) there has been no delivery of an Enforcement Notice to the Engine Manufacturer by the Loan Trustee pursuant to Clause 3.3 (Enforcement Notice to Manufacturer). A copy of the Lessee's Notice shall be sent to the Sublessee, the Lessor and the Loan Trustee for information, but the receipt or non-receipt of such copy by the Sublessee, the Lessor or the Loan Trustee shall not affect the rights and obligations of the parties to this Agreement.

3.3	Enforcement Notice to Engine Manufacturer

The right of the Loan Trustee (which expression shall, for the purposes of this Clause 3.3 (Enforcement Notice to Engine Manufacturer) and Clauses 3.4 (Warranty Confirmation) and 10 (Transfer from Lessor or Lessee to Loan Trustee), include any Nominee if specified in the Enforcement Notice) to receive the benefit of the Remaining Warranties pursuant to Clause 2 (Representation, Covenant) is subject to the receipt by the Engine Manufacturer of an Enforcement Notice duly executed by the Loan Trustee in the form set out in schedule 2 part 3 (Enforcement Notice) and the execution by the Engine Manufacturer of the Warranty Confirmation specified in Clause 3.4 (Warranty Confirmation). The Loan Trustee may deliver the Enforcement Notice at any time: after actual repossession of the Aircraft or any Engine by the Loan Trustee pursuant to the Financing Agreements. A copy of the Enforcement Notice shall be sent to the Lessor, the Lessee and the Sublessee for information, but the receipt or non-receipt of such copy by the Lessor, the Lessee or the Sublessee shall not affect the rights and obligations of the parties to this Agreement.

3.4	Warranty Confirmation

Upon receipt by the Engine Manufacturer of (a) a Lessor's Notice in accordance with Clause 3.1 (Lessor's Notice to Engine Manufacturer), (b) a Lessee's Notice in accordance with Clause 3.2 (Lessee's Notice to Engine Manufacturer), or (c) an Enforcement Notice in accordance with Clause 3.3 (Enforcement Notice to Engine Manufacturer), the Engine Manufacturer shall execute and deliver to the Transaction Parties and the Sublessee the Warranty Confirmation and grant the Remaining Warranties to the Transaction Party specified in the Notice duly delivered in accordance with Clause 3.1 (Lessor's Notice to Engine Manufacturer), Clause 3.2 (Lessee's Notice to Engine Manufacturer), or Clause 3.3 (Enforcement Notice to Engine Manufacturer).

3.5	Benefit of Warranties

Each of the parties hereto hereby agrees in favour of the Sublessee and the Engine Manufacturer that, until such time as the leasing of the Aircraft under the Sublease has been terminated pursuant to the provisions thereof or until such time as the Aircraft has been repossessed by any one of the Transaction Parties in accordance with the Financing Agreements and receipt by the Engine Manufacturer of a Notice in accordance with Clause 3.1 (Lessor's Notice to Engine Manufacturer), Clause 3.2 (Lessee's Notice to Engine Manufacturer) or Clause 3.3 (Enforcement Notice to Engine Manufacturer), the Sublessee shall have the exclusive benefit of and shall be entitled to exercise all rights in respect of the Engine Warranties. The Lessee may not enter into any change order or other amendment, modification or supplement to the General Terms Agreement in respect of the Engine Warranties without the prior written consent of the Loan Trustee and the Lessor.

4.	TERMINATION OF THE LESSEE'S, SUBLESSEE'S AND THE LESSOR'S RIGHTS

4.1	The Transaction Parties hereby agree that, as regards any rights that the Lessee may have against the Engine Manufacturer, on the date that any Lessor's Notice or an Enforcement Notice is received by the Engine Manufacturer in accordance with this Agreement, all of the Lessee's rights, title and interest in and to the Remaining Warranties shall (save to the extent of any claim against the Engine Manufacturer existing at such date) be terminated forthwith, whether or not the Lessee shall have received a copy of such Notice. The Engine Manufacturer shall have no liability whatsoever to the Lessee (save to the extent of any claim against the Engine Manufacturer existing at such date) in the event that the Lessee does not receive a copy of such Notice or in any other respect whatsoever concerning the Remaining Warranties from the date that such Notice is received by the Engine Manufacturer in accordance with this Agreement, except to the extent such liability is directly caused by the fraud, gross negligence or wilful misconduct of the Engine Manufacturer.

4.2	The Sublessee and the Transaction Parties hereby agree that, as regards any rights that the Sublessee may have against the Engine Manufacturer, on the date that any Notice is received by the Engine Manufacturer in accordance with this Agreement, all of the Sublessee's rights, title and interest in and to the Remaining Warranties shall (save to the extent of any claim against the Engine Manufacturer existing at such date) be terminated forthwith, whether or not the Sublessee shall have received a copy of such Notice. The Engine Manufacturer shall have no liability whatsoever to the Sublessee (save to the extent of any claim against the Engine Manufacturer existing at such date) in the event that the Sublessee does not receive a copy of such Notice or in any other respect whatsoever concerning the Remaining Warranties from the date that such Notice is received by the Engine Manufacturer in accordance with this Agreement, except to the extent such liability is directly caused by the fraud, gross negligence or wilful misconduct of the Engine Manufacturer.

4.3	The Lessor hereby agrees that, as regards any rights that the Lessor may have against the Engine Manufacturer, on the date that any Enforcement Notice is received by the Engine Manufacturer in accordance with this Agreement, all of the Lessor's rights, title and interest in and to the Remaining Warranties shall (save to the extent of any claim against the Engine Manufacturer existing at such date) be terminated forthwith, whether or not the Lessor shall have received a copy of such Enforcement Notice. The Engine Manufacturer shall have no liability whatsoever to the Lessor (save to the extent of any claim against the Engine Manufacturer existing at such date) in the event that the Lessor does not receive a copy of such Enforcement Notice or in any other respect whatsoever concerning the Remaining Warranties from the date on which any such Enforcement Notice is received by the Engine Manufacturer in accordance with this Agreement, except to the extent such liability is directly caused by the fraud, gross negligence or wilful misconduct of the Engine Manufacturer.

5.	REMEDIES AND WAIVERS

No failure by any party hereto to exercise, nor any delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege prevent any further or other exercise thereof or the exercise of any other right, remedy, power or privilege whether hereunder or otherwise. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided at law.

6.	BENEFIT OF AGREEMENT

This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, permitted assigns and permitted transferees (as notified, in the case of permitted assigns and permitted transferees, to the Engine Manufacturer and confirmed by the Engine Manufacturer in writing (such confirmation not to be unreasonably withheld or delayed)).

7.	ASSIGNMENTS AND TRANSFERS

None of the Sublessee and the Transaction Parties hereto shall be entitled to assign, extend or transfer all or any of its rights, benefits and obligations hereunder (including without limitation assignment for security purposes) without the prior written consent of the Engine Manufacturer and the Loan Trustee (such consent not to be unreasonably withheld or delayed).

8.	ENGINE MANUFACTURER WARRANTY CONFIRMATION

The parties hereby agree that the Engine Manufacturer will provide the Warranty Confirmation subject to the following:

8.1	the Engine Manufacturer shall incur no obligations, costs, expenses or liabilities whatsoever by reason of this Agreement or any of the other Financing Agreements or any of the transactions contemplated thereby and the Sublessee shall indemnify and hold harmless the Engine Manufacturer against any such obligations, costs, expenses or liabilities so incurred, except to the extent directly caused by the fraud, gross negligence or wilful misconduct of the Engine Manufacturer, provided that the Sublessee has been provided with the basis of such costs, expenses or liabilities in reasonable detail;

8.2	this Agreement shall not constitute a novation of the General Terms Agreement, and the Lessee shall not be discharged from any of its duties or obligations under the General Terms Agreement by reason of this Agreement;

8.3	the Engine Manufacturer shall be entitled to rely on the information contained in a Notice delivered to it pursuant to Clause 3.1 (Lessor's Notice to Engine Manufacturer), Clause 3.2 (Lessee's Notice to Engine Manufacturer), or Clause 3.3 (Enforcement Notice to Engine Manufacturer) without enquiring as to the accuracy of or entitlement of any of the Transaction Parties to give such Notice. The Sublessee shall indemnify and hold harmless the Engine Manufacturer in respect of all losses, costs, expenses and liabilities it may incur if such information proves not to be correct, except to the extent that such liability is directly caused by the fraud, gross negligence or wilful misconduct of the Engine Manufacturer, provided that the Sublessee has been provided with the basis of such costs, expenses or liabilities in reasonable detail;

8.4	if, at any time prior to the service of a Notice, there shall be any dispute as to which of the parties to this Agreement is the beneficiary of any particular right or interest in respect of the Remaining Warranties, the Engine Manufacturer shall be entitled to perform the corresponding obligations exclusively in favour of the Sublessee;

8.5	none of the parties hereto (other than the Engine Manufacturer) shall, without the prior written consent of the Engine Manufacturer, disclose directly or indirectly to any third party any of the terms of the Engine Warranties disclosed to it by the Engine Manufacturer in this Agreement; provided however, that (a) the parties hereto may use, retain and disclose such information to their special counsel and public accountants, who shall not further disclose such terms, (b) the parties hereto may disclose such information as required by applicable laws, governmental regulations, subpoena, or other written demand under colour of legal right, but they shall first, as soon as practicable upon receipt of such demand and to the extent permitted by applicable laws, furnish a copy thereof to the Engine Manufacturer (and prior to the service of a Notice, the Sublessee), and they shall afford the Engine Manufacturer (and prior to the service of a Notice, the Sublessee), reasonable opportunity, at the Engine Manufacturer's cost and expense, to obtain a protective order or other assurance reasonably satisfactory to the Engine Manufacturer of confidential treatment of the information required to be disclosed, (c) the parties hereto may disclose such information to any Indemnitee or their legal advisors who shall not further disclose such terms or any bona fide potential purchaser, financier or lessee of the Aircraft and/or Engines or their legal advisors (subject to the execution by such prospective purchaser, financier or lessee of a written confidentiality statement setting forth the same or substantially similar terms as those referred to in this Clause 8.5), (d) the parties hereto may disclose such information to their potential permitted transferees or assignees (subject to the execution by such potential permitted transferee or assignee of a written confidentiality statement setting forth the same or substantially similar terms as those referred to in this Clause 8.5) and (e) the parties hereto may disclose such information to the Secured Parties and their affiliates, auditors, accountants, legal advisers, potential transferees, assignees and participants provided that such person also similarly agrees to be bound by the requirements of this Section 8.5;

8.6	each of the parties hereto agrees that neither this Agreement, nor any of the terms or provisions contained herein, may be amended, extended or modified, supplemented, terminated or waived orally. Any and all amendments, extensions, modifications, supplements, terminations or waivers to this Agreement must be presented to each of the other parties hereto in writing, and be signed by the party against whom such amendment, extension, modification, supplement, termination or waiver is sought to be enforced;

8.7	nothing in this Agreement shall modify in any way the contractual rights of the Engine Manufacturer under the General Terms Agreement or subject the Engine Manufacturer to any multiple or duplicative liability or obligations to which it would not otherwise be subject under the General Terms Agreement or subject the Engine Manufacturer to any multiple or duplicate liability or obligations under the General Terms Agreement;

8.8	by their execution of this Agreement, the parties hereto agree to the terms of the Warranty Confirmation which is subject to the provisions of this Agreement;

8.9	no Transaction Party shall have any obligation or liability under the General Terms Agreement or the Engine Warranties by reason of or arising out of this Agreement, provided that the terms and conditions of the General Terms Agreement and the Engine Warranties (including but not limited to Article XIII (Limitation of Liability) shall apply to all rights exercised and all claims made in respect of the Engine Warranties and shall be binding upon the Transaction Parties and the Transaction Parties shall be subject to all obligations, restrictions, limitations and conditions of the General Terms Agreement and the Engine Warranties with respect to the exercising of such rights or the making of such claim to the same extent as if they had been named the beneficiary thereunder; and

8.10	in the event of a conflict between a Lessee's Notice, a Lessor's Notice, and an Enforcement Notice, then the Enforcement Notice shall prevail and the Engine Manufacturer shall extend the benefit of the Remaining Warranties to the Loan Trustee.

9.	PARTIAL INVALIDITY

9.1	If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

9.2	Any provision of this Agreement which may prove to be or become illegal, invalid or unenforceable in whole or in part shall so far as reasonably possible be performed according to the spirit and purpose of this Agreement.

10.	TRANSFER FROM LESSOR OR LESSEE TO LOAN TRUSTEE

If, at any time after the Remaining Warranties have been granted to the Lessor or the Lessee pursuant to Clause 3.4 (Warranty Confirmation), the Loan Trustee serves an Enforcement Notice on the Engine Manufacturer pursuant to Clause 3.3 (Enforcement Notice to Engine Manufacturer), then the parties hereto agree that all rights, title and interest of the Lessor or the Lessee (as the case may be) in and to the Remaining Warranties shall be terminated (save to the extent of any claim against the Engine Manufacturer existing at such date), and that the Engine Manufacturer shall grant to the Loan Trustee a package of warranties equivalent to such of the Remaining Warranties as at such time may remain available.

11.	NOTICES

Any Notice or other communication given or to be made under this Agreement shall be in writing in the English language and, provided it shall be addressed as set out below, it shall be deemed to have been duly delivered as follows:

(a)	if sent by personal delivery, upon actual delivery at the address of the relevant party;

(b)	if sent by post, five (5) Business Days after posting;

(c)	if sent by fax, when despatched with correct confirmation printout (provided that if the date of receipt is not a Business Day, notice shall be deemed to have been received on the first following Business Day), to the parties as follows:

(i)	in the case of the Engine Manufacturer to: CFM International, Inc.

c/o GE Aviation

One Neumann Way, Mail Drop F125
Cincinnati, OH 45215-6301

United States of America

Fax:	+1 513 243 9384
Attention:	General Counsel Commercial Engines

With a copy to:

CFM International, Inc.

One Neumann Way, Mail Drop Y7 Cincinnati, OH 45215

United States of America

Fax:	+1 513 552 3397
Attention:	Contracts Administration

(ii)	in the case of the Lessor to:

[PARINA LEASING LIMITED/CUCLILLO LEASING LIMITED]3

c/o Maples Corporate Services Limited

PO Box 309

Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Fax:	+1 345 949 8080
Attention:	Wanda Ebanks

(iii)	in the case of the Lessee to:

LATAM Airlines Group S.A.

Edificio Huidobro

Avenida Presidente Riesco 5711

piso 20

Las Condes

Santiago

Chile

Fax:	+562 565 3905
Attention:	Fleet Management Director

(iv)	in the case of the Sublessee to:

TAM Linhas Aéreas S.A.

Avenida Jurandir

No. 856, 4° Andar

Lote 4, CEP 04072-000

Jardim Ceci

3 Delete as appropriate

São Paulo

Brazil

Fax:	+55 11 55 82 91 18
Attention:	Contracts Director

(v)	in the case of the Loan Trustee to:

Wilmington Trust Company

1100 North Market Street Wilmington

DE 19890-1605

Telephone: +1 302 636 6000

Fax: +1 302 636 4140

Attention: Corporate Trust Administration

12.	COUNTERPARTS

This Agreement may be executed by fax and in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original, but all counterparts shall together constitute but one and the same instrument.

13.	FURTHER ACTS

The parties agree that at any time and from time to time they shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may reasonably be necessary in order to give full effect to this Agreement and the rights and powers herein granted. The reasonable out-of-pocket costs and expenses of any such actions shall be borne by the Sublessee.

14.	EFFECTIVE DATE

This Agreement shall enter into effect and become binding on the parties from the Delivery Date.

15.	LAW AND JURISDICTION

15.1	This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, United States of America.

15.2	Each party hereby submits to the non-exclusive jurisdiction of the Commercial Division of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action or proceeding arising out of or relating to this Agreement; provided, however, that notwithstanding the foregoing, any party may commence an action in any other jurisdiction to enforce a judgment or other judicial determination in respect of this Agreement or take action in any other jurisdiction to otherwise enforce its rights under this Agreement or to enforce a judgment or other judicial interpretation of any of the aforesaid courts in New York issued by any of the foregoing courts.

15.3	Each party irrevocably and unconditionally waives, to the fullest extent permitted by applicable laws, any right that they may have to trial by jury of any claim or cause of action in respect of the matters arising under this Agreement.

15.4	Each party irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 15.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum in each case whether on the grounds of venue or forum non conveniens or any similar grounds or otherwise.

15.5	The submission to the jurisdiction of the courts referred to in Clause 15.2 shall not (and shall not be construed so as to) limit the right of a party to take proceedings against any other party in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

15.6	To the extent that a party or any of the property of such party is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party for itself and its property does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the subject matter hereof.

15.7	The Lessee shall at all times maintain an agent for service of process in the State of New York and agrees that the process by which any suit, action or proceedings is begun may be served on it by being delivered to Law Debenture Corporate Services, Inc. in the case of proceedings in the Supreme Court of the State of New York sitting in New York County and the United States District Court for the Southern District of New York. If for any reason such person shall cease to be a valid agent for service of process, the Lessee shall appoint another agent and shall notify the other parties hereto of the name and address of such new agent.

15.8	The Sublessee shall at all times maintain an agent for service of process in the State of New York and agrees that the process by which any suit, action or proceedings is begun may be served on it by being delivered to Law Debenture Corporate Services, Inc. in the case of proceedings in the Supreme Court of the State of New York sitting in New York County and the United States District Court for the Southern District of New York. If for any reason such person shall cease to be a valid agent for service of process, the Sublessee shall appoint another agent and shall notify the other parties hereto of the name and address of such new agent.

15.9	The Lessor shall at all times maintain an agent for service of process in the State of New York and agrees that the process by which any suit, action or proceedings is begun may be served on it by being delivered to Law Debenture Corporate Services, Inc. in the case of proceedings in the Supreme Court of the State of New York sitting in New York County and the United States District Court for the Southern District of New York. If for any reason such person shall cease to be a valid agent for service of process, the Lessor shall appoint another agent and shall notify the other parties hereto of the name and address of such new agent.

IN WITNESS WHEREOF the parties have executed this Agreement in five (5) originals on the day and year first above written.

SCHEDULE 1

ENGINE WARRANTIES

Sch. 1-1

SCHEDULE 2

NOTICES

PART 1: LESSOR'S NOTICE TO THE ENGINE MANUFACTURER

From:	[PARINA LEASING LIMITED/CUCLILLO LEASING LIMITED][4] (the "Lessor")

To:	CFM International, Inc.

Attn:	General Counsel, Commercial Contracts

Copy:	LATAM Airlines Group S.A. (the "Lessee")

Copy:	Wilmington Trust Company (the "Loan Trustee")

Copy:	TAM Linhas Aéreas S.A. (the "Sublessee")

[Date]

One (1) Airbus A321-200 aircraft msn [•] equipped with two (2) CFM 56-5B3/3 engines with serial numbers [•] and [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the engine warranties agreement dated_________201[•] (the "Engine Warranties Agreement") in relation to the Aircraft between CFM International, Inc., the Lessor, the Lessee, the Sublessee and the Loan Trustee.

2.	The Lessor hereby gives notice that the leasing of the Aircraft under the Lease has been terminated pursuant to the provisions thereof.

3.	In accordance with Clause 2 (Representation, Covenant) of the Engine Warranties Agreement, we request you provide your confirmation in the form of the Warranty Confirmation that the Remaining Warranties shall, from the date of the Warranty Confirmation, be extended to [the Lessor] [[•] as Nominee of the Lessor] in accordance with the terms of the Engine Warranties Agreement.

4.	This notice shall be governed by and construed in accordance with the laws of the State of New York.

[PARINA LEASING LIMITED/CUCLILLO LEASING LIMITED][5]

By:
Name:
Title:

4 Delete as appropriate

5 Delete as appropriate

Sch. 2-1

PART 2: LESSEE'S NOTICE TO THE ENGINE MANUFACTURER

From:	LATAM Airlines Group S.A. (the "Lessee")

To:	CFM International, Inc.

Attn:	General Counsel, Commercial Contracts

Copy:	[PARINA LEASING LIMITED/CUCLILLO LEASING LIMITED][6] (the "Lessor")

Copy:	Wilmington Trust Company (the "Loan Trustee")

Copy:	TAM Linhas Aéreas S.A. (the "Sublessee")

[Date]

One (1) Airbus A321-200 aircraft msn [•] equipped with two (2) CFM 56-5B3/3 engines with serial numbers [•] and [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the engine warranties agreement dated_________201[•] (the "Engine Warranties Agreement") in relation to the Aircraft between CFM International, Inc., the Lessor, the Lessee, the Sublessee and the Loan Trustee.

2.	The Lessee hereby gives notice that the leasing of the Aircraft under the Sublease has been terminated pursuant to the provisions thereof.

3.	In accordance with Clause 2 (Representation, Covenant) of the Engine Warranties Agreement, we request you provide your confirmation in the form of the Warranty Confirmation that the Remaining Warranties shall, from the date of the Warranty Confirmation, be extended to the Lessee in accordance with the terms of the Engine Warranties Agreement.

4.	This notice shall be governed by and construed in accordance with the laws of the State of New York.

LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

6 Delete as appropriate

Sch. 2-2

PART 3: ENFORCEMENT NOTICE

From:	Wilmington Trust Company (the "Loan Trustee")

To:	CFM International, Inc.

Attn:	General Counsel, Commercial Contracts

Copy:	LATAM Airlines Group S.A. (the "Lessee")

Copy:	[PARINA LEASING LIMITED/CUCLILLO LEASING LIMITED][7] (the "Lessor")

Copy:	TAM Linhas Aéreas S.A. (the "Sublessee")

[Date]

One (1) Airbus A321-200 aircraft msn [•] equipped with two (2) CFM 56-5B3/3 engines with serial numbers [•] and [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the engine warranties agreement dated_________201[•] (the "Engine Warranties Agreement") in relation to the Aircraft between CFM International, Inc., the Lessor, the Lessee, the Sublessee and the Loan Trustee.

2.	The Loan Trustee hereby gives notice that the Aircraft has been repossessed by the Loan Trustee pursuant to the terms of the Financing Agreements.

3.	In accordance with Clause 2 (Representation, Covenant) of the Engine Warranties Agreement, we request you provide your confirmation in the form of the Warranty Confirmation that the Remaining Warranties shall, from the date of the Warranty Confirmation, be extended to [the Loan Trustee] [[•] as Nominee of the Loan Trustee] in accordance with the terms of the Engine Warranties Agreement.

4.	This notice shall be governed by and construed in accordance with the laws of the State of New York.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Loan Trustee

By:
Name:
Title:

7 Delete as appropriate

Sch. 2-3

SCHEDULE 3

WARRANTY CONFIRMATION

To:	(1)	Wilmington Trust Company (the "Loan Trustee")

(2)	[PARINA LEASING LIMITED/CUCLILLO LEASING LIMITED] [8] (the "Lessor")

(3)	LATAM Airlines Group S.A. (the "Lessee")

(4)	TAM Linhas Aéreas S.A. (the "Sublessee")

[Date]

One (1) Airbus A321-200 aircraft msn [•] equipped with two (2) CFM 56-5B3/3 engines with serial numbers [•] and [•] (the "Aircraft")

1.	Terms used herein bear the same meanings as those set forth in the engine warranties agreement dated __________201[•] (the "Engine Warranties Agreement") in relation to the Aircraft between CFM International, Inc., the Lessor, the Lessee, the Sublessee and the Loan Trustee.

2.	The Engine Manufacturer hereby acknowledges receipt of the Notice to the Engine Manufacturer from [the Lessor] [the Lessee] [the Loan Trustee]. Accordingly, the Engine Manufacturer hereby confirms that, subject to the terms and conditions of the Engine Warranties Agreement, from the date hereof, the Remaining Warranties shall be made available to [the Lessor] [the Lessee] [the Loan Trustee] [[•] as Nominee of [the Lessor] [the Loan Trustee]].

3.	This Warranty Confirmation of the Engine Manufacturer shall be governed by and construed in accordance with the laws of the State of New York.

CFM INTERNATIONAL, INC.

By:
Name:
Title:

8 Delete as appropriate

Sch. 3-1

THE ENGINE MANUFACTURER CFM INTERNATIONAL, INC.

By:
Name
Title:

THE LESSOR

[PARINA LEASING LIMITED/CUCLILLO LEASING LIMITED][9]

By:
Name
Title:

THE LESSEE

LATAM AIRLINES GROUP S.A.

By:
Name
Title:

THE SUBLESSEE

TAM LINHAS AÉREAS S.A.

By:
Name
Title:

THE LOAN TRUSTEE

WILMINGTON TRUST COMPANY, not in its
individual capacity but solely as Loan Trustee

By:
Name
Title:

9 Delete as appropriate

Execution Page

Engine Warranties Agreement

MSN [•] / ESNs [•] and [•]

EXHIBIT N to

NOTE PURCHASE AGREEMENT

FORM OF SUBORDINATION ACKNOWLEDGMENT

[Attached.]

SUBORDINATION
ACKNOWLEDGEMENT
(MSN [•])

To:

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Loan Trustee (the “Security Agent”) [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited] (the “Lessor”)

Date: [•]________, 201[•]

Dear Sirs,

One (1) Airbus [A321] [A350] Aircraft MSN [•] with Brazilian Registration Mark [•] (the “Aircraft”)

Reference is made to the lease agreement in relation to the Aircraft dated [•], 2015 and made between (1) the Lessor, as lessor, and (2) LATAM Airlines Group S.A., as lessee (the “Lessee”) (the “Head Lease Agreement”).

Pursuant to the Indenture and Security Agreement ([Reg. No.]) dated [•], 2015 among, inter alios, the Lessor and the Loan Trustee, the Lessor will issue two separate series of Equipment Notes, the proceeds of which will be used to assist in financing the acquisition by the Lessor of the Aircraft;

RECONHECIMENTO DE
SUBORDINAÇÃO
(MSN [•])

Para:

WILMINGTON TRUST COMPANY, não em sua capacidade individual mas somente como Agente de Empréstimo (a “Agente de Empréstimo”) [Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited] (a “Arrendadora”)

Data: ________de [•] de 2015

Prezados Senhores,

Uma (1) Aeronave Airbus [A321] [A350] MSN [•] com Marca de Registro Brasileiro [•] (doravante denominada “Aeronave”)

Fazemos referência ao contrato de arrendamento relacionado à Aeronave datado de [•] de 2015 e firmado entre (1) a Arrendadora, na qualidade de arrendadora, e (2) a LATAM Airlines Group S.A., na qualidade de arrendatária (doravante denominada “Arrendatária”), (doravante denominado “Contrato de Arrendamento”).

Em conformidade com a Escritura e Contrato de Garantia ([Reg. No.]) datado de [•] de 2015, entre inter alios, o Arrendador e o Agente de Empréstimo, o Arrendador irá emitir duas séries separadas de Notas de Equipamentos (Equipment Notes) cujos recursos serão utilizados para auxiliar o financiamento da aquisição da Aeronave pelo Arrendador.

Pursuant to a sublease agreement dated [•], 2015 between (1) the Lessee, as sublessor, and (2) TAM Linhas Aéreas S.A., as sublessee (the “Sublessee”), the Lessee has agreed to sublease the Aircraft to the Sublessee (the “Sublease Agreement”).

In this letter, terms defined (expressly or by reference) in the Head Lease Agreement shall have the same meanings in this letter, unless otherwise defined herein.

In consideration of the Lessor granting its consent to the subleasing of the Aircraft by the Lessee to the Sublessee and for other valuable consideration the sufficiency of which is hereby acknowledged, each of the Lessee and the Sublessee undertakes for the benefit of the addressees of this letter that it will duly perform its obligations under the Sublease Agreement and agrees as follows:

Em conformidade com um contrato de subarrendamento datado de [•] de 2015 celebrado entre (1) a Arrendatária, na qualidade de subarrendadora, e (2) a TAM Linhas Aéreas S.A., na qualidade de subarrendatária (doravante denominada “Subarrendatária”), a Arrendatária concordou em subarrendar a Aeronave à Subarrendatária (doravante denominado “Contrato de Subarrendamento”).

Os termos definidos (expressamente ou por referência) no Contrato de Arrendamento terão os mesmos significados nesta carta, salvo se definidos de outra forma neste instrumento.

Em contraprestação ao consentimento por parte da Arrendadora com o subarrendamento da Aeronave pela Arrendatária à Subarrendatária e por outras contraprestações valiosas cuja suficiência nós reconhecemos neste ato, a Arrendatária e a Subarrendatária, individualmente, comprometem-se, pelo benefício dos destinatários desta carta, a desempenharem devidamente suas obrigações previstas no Contrato de Subarrendamento e concordam com o seguinte:

1 SUBORDINATION

1.1 The Lessee and the Sublessee acknowledge and confirm to the Lessor and the Loan Trustee that the Sublease Agreement and their rights and interests therein as sublessor and sublessee respectively in and to the Aircraft shall be, in all respects and at all times, fully subject and subordinate to the Lessor’s rights, title and interests in and to the Aircraft and under the Head Lease Agreement and to the rights and interests of the Secured Parties under the Security Documents and the Related Secured Parties under the Related Security Documents.

 1.2 Any claims which the Sublessee may have or acquire as a result of any breach, non-performance or repudiation of the Sublease Agreement shall be exclusively against the Lessee, and the Sublessee shall not be entitled to withhold or delay performance of any of its undertakings herein to any of the Lessor or the Loan Trustee on the grounds of such breach, non-performance or repudiation.

1.3 Any claims which the Lessee may have or acquire as a result of any breach, non-performance or repudiation of the Sublease Agreement by the Sublessee shall be exclusively against the Sublessee, and the Lessee shall not be entitled to withhold or delay performance of any of the undertakings in this letter on the grounds of such breach, non- performance or repudiation.

1 SUBORDINAÇÃO

1.1 A Arrendatária e a Subarrendatária reconhecem e confirmam à Arrendadora e ao Agente de Empréstimo que o Contrato de Subarrendamento e os direitos e participações das mesmas contidos no referido contrato, na qualidade de subarrendadora e subarrendatária respectivamente, com relação à Aeronave, estarão em todos os aspectos e a todos os momentos totalmente sujeitos e subordinados aos direitos, titularidade e participações da Arrendadora na Aeronave, aos termos do Contrato de Arrendamento e aos direitos e participações das Partes Garantidas conforme previsto nos Documentos da Garantia e das Demais Partes Garantidas conforme previsto nos Demais Documentos da Garantia.

1.2 Quaisquer reivindicações que a Subarrendatária possa ter ou adquirir como resultado de qualquer violação, não execução ou repúdio ao Contrato de Subarrendamento deverão ser exclusivamente contra a Arrendatária, e a Subarrendatária não terá direito de reter ou atrasar o cumprimento de quaisquer compromissos previstos neste instrumento com a Arrendadora ou com a Agente de Empréstimo tendo como base tal violação, não execução ou repúdio.

1.3 Quaisquer reivindicações que a Arrendatária possa ter ou adquirir como resultado de qualquer violação, não execução ou repúdio ao Contrato de Subarrendamento por parte da Subarrendatária deverão ser exclusivamente contra a Subarrendatária, e a Arrendatária não terá direito de reter ou atrasar o cumprimento de quaisquer compromissos previstos neste instrumento tendo como base tal violação, não execução ou repúdio.

1.4 The Sublessee agrees that the Aircraft shall not be used, maintained, repaired, insured, operated or kept in any manner which is inconsistent with the provisions of the Head Lease Agreement and the Sublessee will not take any action nor omit to do anything, during the term of the Sublease Agreement or whilst the Aircraft is in its possession or power, that would cause there to be a breach of the Head Lease Agreement.

1.5 The Sublessee agrees that it shall not further lease, hire or part with possession of the Aircraft or any part thereof.

1.6 The Sublessee hereby irrevocably and unconditionally waives any right of quiet enjoyment arising pursuant to or in connection with the Cape Town Convention.

1.7 Each of the Lessee and the Sublessee repeats for the benefit of the Lessor and the Loan Trustee (a) each of the representations and warranties set out in Section 4.02 and 4.02A, respectively of the Participation Agreement and (b) each of the indemnities expressed in favour of the Lessor, the Secured Parties, the Indemnitees and/or the Loan Trustee under Section 4.03 of the Participation Agreement.

1.4 A Subarrendatária concorda que a Aeronave não deverá ser usada, conservada, reparada, segurada, operada ou mantida de uma forma que seja inconsistente com as disposições do Contrato de Arrendamento, e a Subarrendatária não tomará nem se omitirá em tomar qualquer medida, durante a vigência do Contrato de Subarrendamento ou enquanto a Aeronave estiver em sua posse ou poder, que possa causar uma violação do Contrato de Arrendamento.

1.5 A Subarrendatária concorda em não arrendar, contratar ou abrir mão da posse da Aeronave ou de qualquer parte dela.

1.6 A Subarrendatária neste ato renuncia em caráter irrevogável e incondicional a qualquer direito à posse pacífica decorrente de acordo com ou relacionada à Convenção da Cidade do Cabo.

1.7 A Arrendatária e a Subarrendatária, individualmente, confirmam para o benefício da Arrendadora e da Agente de Empréstimo (a) cada uma das declarações e garantias previstas nas cláusulas 4.02 e 4.02A do Contrato de Participação e (b) cada uma das indenizações expressas em favor da Arrendadora, das Partes Garantidas, das Indenizadas e/ou do Agente de Empréstimo conforme previsto na cláusula 4.03 do Contrato de Participação.

1.8 Each of the Lessee and the Sublessee repeats in favour of the Lessor and the Loan Trustee, each of the covenants and undertakings set out in the Sublease Agreement which are expressed to be for the benefit of the Lessor and the Loan Trustee.

1.9 Each of the Lessee and the Sublessee agrees that the obligation of the Lessee to provide security in respect of the rights and interests of, inter alia, the Lessor and the Loan Trustee shall not be affected by the termination of the Sublease Agreement or the leasing of the Aircraft thereunder, and on the importation of the Aircraft into the Republic of Chile, the Lessee shall provide the levels of security as required under the terms of the Head Lease Agreement.

1.10 The Sublessee acknowledges receipt of a copy of the Head Lease Agreement.

1.11 The Lessee and the Sublessee confirm that the Sublessee shall not be permitted to take any action under the Sublease Agreement not permitted to be taken by the Lessee under the Head Lease Agreement.

1.8 A Arrendatária e a Subarrendatária, individualmente, confirmam em favor da Arrendadora e da Agente de Empréstimo cada uma das avenças e compromissos estabelecidos no Contrato de Subarrendamento expressos em benefício da Arrendadora e da Agente de Empréstimo.

1.9 A Arrendatária e a Subarrendatária, individualmente, concordam que a obrigação da Arrendatária em oferecer garantia com relação aos direitos e participações, inter alia, da Arrendadora e da Agente de Empréstimo não deverá ser afetada pela rescisão do Contrato de Subarrendamento ou do arrendamento da Aeronave previsto no mesmo, e quanto à importação da Aeronave para a República do Chile, a Arrendatária deverá oferecer níveis de garantia conforme exigido pelos termos do Contrato de Arrendamento.

1.10 A Subarrendatária reconhece o recebimento de uma via do Contrato de Arrendamento.

1.11 A Arrendatária e a Subarrendatária confirmam que a Subarrendatária não tem permissão para tomar qualquer medida nos termos do Contrato de Subarrendamento que não seja permitida pela Arrendatária nos termos do Contrato de Arrendamento.

2 TERMINATION

The Lessee and the Sublessee agree that if at any time the Lessor (or the Loan Trustee, as assignee of the Lessor or otherwise acting in accordance with the Security Documents) terminates the leasing of the Aircraft to the Lessee under the Head Lease Agreement:

2.1 the leasing of the Aircraft pursuant to the Sublease Agreement and the Sublessee’s right to possession of the Aircraft under the Sublease Agreement will terminate simultaneously and automatically and that upon such termination, without prejudice to the Lessee’s obligations under the Head Lease Agreement which shall be unaffected thereby, the Lessee and the Sublessee shall if requested by the Lessor or the Loan Trustee promptly redeliver the Aircraft to the Lessor (or its nominee) to such location as directed by the Loan Trustee, free and clear of all Liens and security interests and in a condition complying in all respects with the requirements of the Head Lease Agreement. Such redelivery shall be carried out at the Lessee’s cost and expense; and

 2.2 if the Lessee and/or the Sublessee fail to comply with their respective obligations set out in Clause 2.1, the Lessor may, without further notice or demand, retake possession of the Aircraft wherever it may be located and for such purpose the Lessor and its agents and representatives may enter upon any land or premises belonging to, occupied, or controlled by the Lessee and/or the Sublessee where the Aircraft may be located and retake possession of and remove the same and do all other things or acts which are in the opinion of the Lessor or the Loan Trustee necessary or advisable to retake possession of the Aircraft, in each case without any responsibility or liability for any loss or damage caused thereby or in connection therewith (and the Lessee and/or the Sublessee irrevocably authorise the Lessor and its agents and representatives to do any or all of the foregoing),

2 RESCISÃO

A Arrendatária e a Subarrendatária concordam que se, a qualquer tempo, a Arrendadora (ou a Agente de Empréstimo, na qualidade de cessionária da Arrendadora ou ainda atuando em conformidade com os Documentos da Garantia) rescindir o arrendamento da Aeronave à Arrendatária nos termos do Contrato de Arrendamento:

2.1 o arrendamento da Aeronave de acordo com o Contrato de Subarrendamento e o direito da Subarrendatária à posse da Aeronave nos termos do Contrato de Subarrendamento rescindirão simultânea e automaticamente e que, após tal rescisão, sem prejuízo às obrigações da Arrendatária previstas no Contrato de Arrendamento que não deverão ser afetadas, a Arrendatária e a Subarrendatária deverão, se solicitado pela Arrendadora ou pela Agente de Empréstimo, reentregar imediatamente a Aeronave à Arrendadora (ou a sua representante) no local indicado pela Agente de Empréstimo, livre e desembaraçada de todos os Direitos de Garantia e em uma condição que esteja em conformidade, em todos os aspectos, com as exigências do Contrato de Arrendamento. Tal reentrega deverá ser realizada à custa da Arrendatária; e

2.2 se a Arrendatária e/ou a Subarrendatária não cumprirem com suas respectivas obrigações estabelecidas na Cláusula 2.1, a Arrendadora poderá, sem notificação ou demanda, retomar a posse da Aeronave, onde quer que ela esteja localizada, e, para tal finalidade, a Arrendadora, seus agentes e representantes poderão entrar qualquer terreno ou prédio que pertença, seja ocupado ou controlado pela Arrendatária e/ou pela Subarrendatária, onde a Aeronave esteja localizada, retomar a posse dela e removê-la e realizar todas as medidas e atos necessários que, na opinião da Arrendadora ou da Agente de Empréstimo, sejam necessários ou convenientes para a retomada da posse da Aeronave, em cada caso sem qualquer responsabilidade ou obrigação sobre qualquer prejuízo ou dano causado por tais atos e medidas ou a eles relacionados (e a Arrendatária e/ou a Subarrendatária autorizam em caráter irrevogável a Arrendadora, seus agentes e representantes a realizar o acima exposto),

PROVIDED THAT if the Loan Trustee has exercised and enforced its rights under the Security Documents then the Lessee and/or the Sublessee will either, as the case may be, (i) redeliver the Aircraft to the Loan Trustee (or its nominee) in accordance with Clause 2.1 or (ii) permit the Loan Trustee to retake possession and take the other actions permitted by Clause 2.2.

3 HEAD LEASE AGREEMENT

Notwithstanding the Sublease Agreement, the Lessee will remain fully liable to perform its obligations under the Head Lease Agreement and the other Financing Agreements to which the Lessee is a party but to the extent the Sublessee properly performs an obligation under the Sublease Agreement, the Lessor agrees that such performance shall be regarded as discharging (to such extent) any corresponding obligations of the Lessee under the Financing Agreements to which the Lessee is a party.

FICANDO RESSALVADO QUE se a Agente de Empréstimo tiver exercido e executado seus direitos previstos nos Documentos de Garantia, então a Arrendatária e/ou a Subarrendatária, conforme o caso, (i) reentregarão a Aeronave à Agente de Empréstimo (ou seu representante), de acordo com a Cláusula 2.1 ou (ii) permitirão que a Agente de Empréstimo retome a posse e tome outras medidas permitidas pela Cláusula 2.2.

3 CONTRATO DE ARRENDAMENTO

Não obstante o Contrato de Subarrendamento, a Arrendatária continuará plenamente responsável pelo cumprimento das obrigações previstas no Contrato de Arrendamento e nos outros Documentos da Arrendatária, mas na medida em que a Subarrendatária cumprir adequadamente uma obrigação prevista no Contrato de Subarrendamento, a Arrendadora concorda que tal cumprimento será considerado como uma liberação (na mesma medida) de quaisquer obrigações correspondentes da Arrendatária previstas nos Documentos da Arrendatária dos quais a Arrendatária seja parte.

4 SUBLEASE AGREEMENT

4.1 The Lessee and the Sublessee hereby agree to cooperate with the Lessor and the Loan Trustee and do all things reasonably requested by the Lessor and/or the Loan Trustee (at no cost to the Lessor or the Loan Trustee) in connection with the execution and filing of any documents reasonably required by the Lessor or the Loan Trustee to be executed and filed from time to time in Brazil and/or Chile in connection with this letter and to ensure the validity, enforcement and priority hereof.

4.2 The Lessee and the Sublessee hereby acknowledge and agree that the Sublease Agreement cannot be amended without the prior written consent of the Lessor and the Loan Trustee.

4.3 The Lessee and the Sublessee will not assign, transfer or otherwise dispose of any of their respective obligations or rights under the Sublease Agreement other than an assignment by the Lessee of its rights under the Sublease Agreement pursuant to a lessee security assignment dated on or about the date hereof between the Lessee, as assignor, and the Lessor, as assignee.

4 CONTRATO DE SUBARRENDAMENTO

4.1 A Arrendatária e a Subarrendatária neste ato concordam em colaborar com a Arrendadora e a Agente de Empréstimo e fazer tudo o que seja razoavelmente solicitado pela Arrendadora e/ou pela Agente de Empréstimo (sem gastos para a Arrendadora ou a Agente de Empréstimo) com relação à assinatura e registro de quaisquer documentos razoavelmente solicitados pela Arrendadora ou pela Agente de Empréstimo a serem assinados e registrados de tempos em tempos no Brasil e/ou no Chile relacionados a esta carta e para garantir a validade, exequibilidade e prioridade deste instrumento.

4.2 A Arrendatária e a Subarrendatária neste ato reconhecem e concordam que o Contrato de Subarrendamento não pode ser aditado sem o consentimento prévio por escrito da Arrendadora e da Agente de Empréstimo.

4.3 A Arrendatária e a Subarrendatária não cederão, transferirão ou de outro modo alienarão quaisquer de suas respectivas obrigações ou direitos previstos no Contrato de Subarrendamento salvo a cessão por parte da Arrendatária de seus direitos previstos no Contrato de Subarrendamento de acordo com uma cessão de garantia da arrendatária celebrada na data ou em data próxima à deste instrumento entre a Arrendatária, na qualidade de cedente, e a Arrendadora, na qualidade de cessionária.

4.4 The Lessee agrees to inform the Lessor and the Loan Trustee immediately upon the Sublessee ceasing to be a Leasing Affiliate or Permitted Sublessee.

4.5 Each of the Lessee and the Sublessee confirm that the provisions of the Sublease Agreement are not in contravention of the provisions of the Head Lease Agreement. To the extent that any provision of the Sublease Agreement is in contravention of the provisions of the Head Lease Agreement, the Lessee and the Sublessee agree to cooperate to amend the Sublease Agreement to correct such contravention with the prior written consent of the Lessor and the Loan Trustee. Each of the Lessee and the Sublessee hereby waives any claim it may have against the other should the provisions of the Sublease Agreement be determined to be in contravention of the provisions of the Head Lease Agreement. If any provision of the Sublease Agreement contravenes any provision of the Head Lease Agreement, any such contravening provision shall be of no force or effect as against the Lessor or the Secured Parties. If there is any conflict between the provisions of the Head Lease Agreement and the provisions of the Sublease Agreement, the provisions of the Head Lease Agreement shall prevail.

4.4 A Arrendatária concorda em informar a Arrendadora e a Agente de Empréstimo imediatamente quando a Subarrendatária deixar de ser uma Afiliada do Arrendamento.

4.5 A Arrendatária e a Subarrendatária, individualmente, confirmam que as disposições do Contrato de Subarrendamento não são contrárias às disposições do Contrato de Arrendamento. Na medida em que qualquer disposição do Contrato de Subarrendamento seja contrária às disposições do Contrato de Arrendamento, a Arrendatária e a Subarrendatária concordam em colaborar para o aditamento do Contrato de Subarrendamento a fim de corrigir tal contravenção mediante o prévio consentimento por escrito da Arrendadora e da Agente de Empréstimo. A Arrendatária e a Subarrendatária, individualmente, neste ato renunciam a qualquer reivindicação que possam ter uma contra a outra caso as disposições do Contrato de Subarrendamento sejam consideradas contrárias às disposições do Contrato de Arrendamento. Se qualquer disposição do Contrato de Subarrendamento estiver em contravenção com qualquer disposição do Contrato de Arrendamento, tal disposição contrária não deverá vigorar ou ter efeito contra a Arrendadora ou as Partes Garantidas. Se houver um conflito entre as disposições do Contrato de Arrendamento e as disposições do Contrato de Subarrendamento, as disposições do Contrato de Arrendamento deverão prevalecer.

5 REPRESENTATIONS AND WARRANTIES OF THE SUBLESSEE

The Sublessee acknowledges that the Loan Trustee and the Lessor have consented to the leasing of the Aircraft to the Sublessee pursuant to the Sublease Agreement in full reliance on the representations and warranties made and to be made by the Sublessee under the Sublease Agreement. In addition, for the benefit of the Lessor and the Loan Trustee, the Sublessee hereby represents and warrants as of the date hereof that:

5.1 it has been and is properly formed and existing under the laws of Brazil and has been and is maintained according to all laws and regulations applicable to it;

5.2 in entering into this letter and carrying out its obligations hereunder, it does not contravene or breach any law or regulation or document applicable to or binding upon it;

5 DECLARAÇÕES E GARANTIAS DA SUBARRENDATÁRIA

A Subarrendatária reconhece que a Agente de Empréstimo e a Arrendadora consentiram com o arrendamento da Aeronave à Subarrendatária de acordo com o Contrato de Subarrendamento com base nas declarações e garantias feitas e a serem feitas pela Subarrendatária de acordo com o Contrato de Subarrendamento. Além disso, para o benefício da Arrendadora e da Agente de Empréstimo, a Subarrendatária neste ato declara e garante na data deste instrumento que:

5.1 foi e encontra-se constituída e existente de acordo com as leis do Brasil e tem sido operada de acordo com todas as leis e regulamentos aplicáveis a ela;

5.2 ao assinar esta carta e cumprir suas obrigações de acordo com os termos deste instrumento, ela não transgride ou viola qualquer lei ou regulamento ou documento aplicável ou vinculante a ela;

5.3 it has the authorizations it needs to enter into this letter and to carry out its obligations, and it has the power to enter into this letter;

5.4 it has taken all necessary legal action to authorize the person or persons who execute and deliver this letter and thereby bind it to all the terms and conditions hereof and to act for and on behalf of it as contemplated hereby;

5.5 no liquidator, receiver, manager or similar officer has been appointed in respect of all or any part of its assets nor has any application been made to a court which is still pending for an order for, or any act, matter or thing been done which with the giving of notice, lapse of time or satisfaction of some other condition (or any combination thereof) will lead to, the appointment of any such officer or equivalent in any jurisdiction;

5.6 its obligations under this letter are legal, valid and binding and enforceable against it;

5.7 the Sublease Agreement constitutes the whole agreement between the Lessee and the Sublessee relating to the Aircraft, and there have been no amendments, supplements, novations, written consents, approvals, waivers or other modifications relating to the Sublease Agreement and there are no oral waivers currently in effect that would modify or amend the terms thereof;

5.3 tem as autorizações necessárias para assinar esta carta e cumprir suas obrigações, e tem o poder de assinar esta carta;

5.4 tomou todas as medidas legais necessárias para autorizar a pessoa ou pessoas que assinam e formalizam esta carta e, desse modo, a vincula a todos os termos e condições deste instrumento e para agir em seu nome e representação conforme disposto neste instrumento;

5.5 nenhum liquidante, administrador judicial, administrador ou pessoa de cargo similar foi nomeado a respeito de todo ou qualquer parte de seu ativo e nenhum pedido foi feito a um tribunal, o qual aguarda decisão, ou qualquer ato, questão ou coisa foi feita, a qual com a entrega de notificação, decorrer de tempo ou cumprimento de alguma outra condição (ou qualquer combinação disso) levará à nomeação de qualquer referida pessoa de cargo equivalente em qualquer jurisdição;

5.6 suas obrigações de acordo com a presente carta são legais, válidas e vinculantes e exequíveis em relação a ela;

5.7 o Contrato de Subarrendamento constitui o acordo integral entre a Arrendatária e a Subarrendatária com relação à Aeronave, e não houve alterações, aditamentos, novações, consentimentos por escrito, aprovações, renúncias ou outras modificações relativas ao Contrato de Subarrendamento e não há renúncias verbais atualmente em vigor que poderiam modificar ou alterar os termos do Contrato de Subarrendamento;

5.8 its entry into the Sublease Agreement and its performance of its obligations and rights thereunder do not and will not contravene or breach any law or regulation or document applicable to or binding upon it; and

5.9 its main activity is the transport of passengers and/or goods.

6 REPRESENTATIONS AND WARRANTIES OF THE LESSEE

For the benefit of the Lessor and the Loan Trustee, the Lessee hereby represents and warrants as of the date hereof that:

6.1 the Sublease Agreement constitutes the whole agreement between the Lessee and the Sublessee relating to the Aircraft, and there have been no amendments, supplements, novations, written consents, approvals, waivers or other modifications relating to the Sublease Agreement and there are no oral waivers currently in effect that would modify or amend the terms thereof;

6.2 the terms of the Sublease Agreement are such that the Sublessee, in complying with the terms thereunder, shall not cause the Lessee, as lessee under the Head Lease Agreement, to be in breach of any of, or cause a Lease Event of Default under, the provisions of the Head Lease Agreement;

5.8 sua entrada no Contrato de Subarrendamento e o cumprimento de suas obrigações e direitos nos termos desse instrumento não infringem ou violam, nem infringirão ou violarão, qualquer lei ou regulamento ou documento aplicável ou vinculante a ela; e

5.9 sua principal atividade é o transporte de passageiros e/ou bens por contraprestação.

6 DECLARAÇÕES E GARANTIAS DA ARRENDATÁRIA

Para o benefício da Arrendadora e da Agente de Empréstimo, a Arrendatária neste ato declara e garante na data deste instrumento:

6.1 que o Contrato de Subarrendamento constitui o acordo integral entre a Arrendatária e a Subarrendatária com relação à Aeronave, e não houve alterações, aditamentos, novações, consentimentos por escrito, aprovações, renúncias ou outras modificações relativas ao Contrato de Subarrendamento e não há renúncias verbais atualmente em vigor que poderiam modificar ou alterar os termos do Contrato de Subarrendamento;

6.2 que os termos do Contrato de Subarrendamento sejam tais que a Subarrendatária, ao cumprir os termos do Contrato de Subarrendamento, não deverá fazer com que a Arrendatária, na qualidade de arrendatária de acordo com o Contrato de Arrendamento, viole qualquer das disposições do Contrato de Arredamento e não deverá causar um Evento de Inadimplementos do Arrendamento nos termos do Contrato de Arredamento;

6.3 the term of the Sublease Agreement does not extend beyond, or be capable of extension beyond the Term; and

6.4 the Sublessee is a Leasing Affiliate and a Permitted Sublessee.

7 SECURITY ASSIGNMENTS

Each of the Lessee and the Sublessee acknowledges:

7.1 [the assignment by way of security by the Sublessee of its right, title and interest to the proceeds of the Insurances and the requisition proceeds pursuant to a sublessee security assignment dated on or about the date hereof (the “Sublessee Security Assignment”);]

7.2 [the assignment by way of security by the Lessee of its right, title and interest to the proceeds of the Insurances, the requisition proceeds, the Sublease Agreement and the Sublessee Security Assignment to the Lessor pursuant to a lessee security assignment dated on or about the date hereof (the “Lessee Security Assignment”); and]

6.3 que o prazo do Contrato de Subarrendamento não seja prorrogado, ou poderá ser prorrogado, além do Período de Arrendamento; e

6.4 que a Subarrendatária seja uma Afiliada do Arrendamento.

7 CESSÕES DE GARANTIA

A Arrendatária e a Subarrendatária reconhecem:

7.1 [a cessão, por meio de garantia, pela Subarrendatária de seus direitos, titularidade e participação nas receitas de Seguros e nas Receitas de Requisição de acordo com uma cessão de garantia da subarrendatária na ou próxima à data deste instrumento (a “Cessão de Garantia da Subarrendatária”);]

7.2 [a cessão, por meio de garantia, pela Arrendatária de seus direitos, titularidade e participação nas receitas de Seguros, Receitas de Requisição, Contrato de Subarrendamento e na Cessão de Garantia da Subarrendatária à Arrendadora de acordo com uma cessão de garantia da arrendatária na ou próxima à data deste instrumento (a “Cessão de Garantia da Arrendatária”); e]

7.3 [the assignment by way of security by the Lessor of its right, title and interest to the proceeds of the Insurances, the requisition proceeds, the Sublease Agreement, the Head Lease Agreement, the Sublessee Security Assignment and the Lessee Security Assignment to the Loan Trustee pursuant to [the Indenture].]

8 LAW AND JURISDICTION

8.1 This letter and any non-contractual obligations connected with it shall be governed by, and construed in accordance with, New York law and the courts of the State of New York [and Brazil] shall have non-exclusive jurisdiction to resolve any issues or disputes arising out of this letter.

[8.2 Without prejudice to any other mode of service, proceedings will be duly served upon: (i) the Lessee by sending a copy to its process agent referred to in clause [•] of the Trust Deed; and (ii) the Sublessee by sending a copy to its process agent referred to in clause [•] of the Sublease Agreement.]

8.3 Each of the Lessee and the Sublessee irrevocably and unconditionally agrees that, if the Lessor and/or the Loan Trustee brings legal proceedings against it or its assets in relation to this letter, no immunity from such legal proceedings (which will be deemed to include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets and waives any such right of immunity which it or its assets now has or may in the future acquire and consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

7.3 [a cessão, por meio de garantia, pela Arrendadora de seus direitos, titularidade e participação nas receitas de Seguros, Receitas de Requisição, Contrato de Subarrendamento, Contrato de Arrendamento, Cessão de Garantia da Subarrendatária e na Cessão de Garantia da Arrendatária ao Agente de Empréstimo de acordo com [a Escritura].]

8 LEI E JURISDIÇÃO

8.1 A presente carta e quaisquer obrigações não contratuais ligadas a ela deverão ser regidas pela, e interpretadas de acordo com, a lei inglesa, e os tribunais ingleses deverão ter jurisdição não exclusiva para resolver quaisquer questões ou controvérsias decorrentes desta carta.

[8.2 Sem prejuízo a qualquer outro modo de citação, processos serão devidamente entregues: (i) à Arrendatária pela entrega de uma cópia ao seu agente de citação mencionado na cláusula [•] da Escritura de “Trust”; e (ii) à Subarrendatária pela entrega de uma cópia ao seu agente de citação mencionado na cláusula [•] do Contrato de Subarrendamento.]

8.3 A Arrendatária e a Subarrendatária, individualmente, irrevogável e incondicionalmente, concordam que, caso a Arrendadora e/ou a Agente de Empréstimo instaure processos judiciais contra ela ou seus ativos com relação a esta carta, nenhuma imunidade aos referidos processos judiciais (os quais serão considerados como incluindo, entre outros, ações, arresto, outras apreensões, obtenção de sentença, execução, ou outro tipo de execução) será reivindicada por ou em nome dela ou a respeito de seus ativos e renuncia a quaisquer direitos de imunidade que ela ou seus ativos tenham ou possam adquirir no futuro e consentem com, de forma geral, a respeito de qualquer referido processo, a concessão de qualquer recurso ou emissão de qualquer citação em conexão com os referidos processos, incluindo, entre outros, o proferimento, aplicação ou execução, com relação a qualquer bem (independentemente de seu uso ou uso pretendido), de qualquer decisão ou sentença que possa ser proferida ou dada nesses processos.

9 MISCELLANEOUS

9.1 To the extent that there is any inconsistency at all between any provision of any kind whatsoever of this letter and the Sublease Agreement, the provisions of this letter shall at all times prevail.

9.2 This letter may be executed in counterparts each of which will constitute one and the same document.

9.3 This letter is given to (i) the Lessor and (ii) the Loan Trustee as loan trustee for itself and the other Secured Parties.

9.4 This letter shall not be construed as a waiver or variation of any of the Lessor’s and/or the Secured Parties’ rights and remedies under the Head Lease Agreement and the other Financing Agreements and is without prejudice to: (i) such rights and remedies of the Lessor and/or the Secured Parties; and (ii) the obligations of the Lessee under the Head Lease Agreement and the other Financing Agreements which shall remain in full force and effect.

9.5 This letter is designated as a “Financing Agreement” under and for all purposes of the Head Lease Agreement and the other Financing Agreements.

9.6 Each of the Lessee and the Sublessee covenants with the Lessor and the Loan Trustee that it shall from time to time and at all times, at the request of the Lessor and/or the Loan Trustee but at no cost to the Lessor or the Loan Trustee, take such actions and execute such additional documents, instruments, agreements, certificates, consents and assurances as may be reasonably necessary or desirable or as the Lessor or the Loan Trustee may reasonably request from time to time to give full effect to this letter.

IN WITNESS WHEREOF this letter has been duly executed as a deed by the Lessee and the Sublessee and has been signed by the Lessor and the Loan Trustee and is intended to be and is hereby delivered on the date first above written.

[Execution page follows]

9 DISPOSIÇÕES DIVERSAS

9.1 Em caso de qualquer inconsistência entre as disposições desta carta e o Contrato de Subarrendamento, as disposições desta carta sempre deverão prevalecer.

9.2 Esta carta pode ser assinada em vias e cada uma delas constituirá um mesmo e único documento.

9.3 Esta carta é entregue (i) à Arrendadora e (ii) à Agente de Empréstimo na qualidade de Agente de Empréstimo em seu próprio nome e em nome das Partes Garantidas.

9.4 Esta carta não deverá ser interpretada como uma renúncia ou alteração a quaisquer direitos ou recursos da Arrendadora e/ou das Partes Garantidas nos termos do Contrato de Arrendamento e dos demais Documentos da Transação e não deverá causar prejuízo: (i) aos referidos direitos e recursos da Arrendadora e/ou das Partes Garantidas; e (ii) às obrigações da Arrendatária de acordo com o Contrato de Arrendamento e os demais Documentos da Transação, os quais permanecerão em pleno vigor e efeito.

9.5 Esta carta é denominada um “Documento da Transação” de acordo com e para todas as finalidades do Contrato de Arrendamento e os demais Documentos da Transação.

9.6 A Arrendatária e a Subarrendatária, individualmente, promete à Arrendadora e à Agente de Empréstimo que, de tempos em tempos e a todo momento, mediante pedido da Arrendadora e/ou da Agente de Empréstimo, mas sem nenhum custo para a Arrendadora e para a Agente de Empréstimo, tomará todas as medidas e assinará os documentos, instrumentos, contratos, certificados, consentimentos e garantias adicionais que possam ser razoavelmente necessários ou desejáveis ou conforme a Arrendadora ou a Agente de Empréstimo vierem a exigir razoavelmente de tempos em tempos para dar pleno efeito a esta carta.

EM TESTEMUNHO DO QUE, esta carta foi devidamente assinada como um instrumento pela Arrendatária e pela Subarrendatária e foi assinada pela Arrendadora e pela Agente de Empréstimo e deve ser e neste ato é entregue na data primeiramente mencionada.

[Segue página de assinatura]

EXECUTION PAGE

SUBORDINATION

ACKNOWLEDGEMENT

MSN [•]

EXECUTED as a DEED by

LATAM AIRLINES GROUP S.A.

and signed by:

_________________________________

 its

_________________________________

being a person who in accordance with the laws of Chile is acting under the authority of the company in the presence of:

Signature:

Name:

Title:

EXECUTED as a DEED by

TAM LINHAS AÉREAS S.A.

and signed by:

_________________________________

PÁGINA DE ASSINATURA

RECONHECIMENTO DE

SUBORDINAÇÃO

MSN [•]

ASSINADA como um INSTRUMENTO

 pela

LATAM AIRLINES GROUP S.A.

e assinada por:

_________________________________

seu

_________________________________

na qualidade da pessoa que, em conformidade com as leis do Chile, está atuando de acordo com autorização da sociedade.

na presença de:

Assinatura:

Nome:

Cargo:

ASSINADA como um INSTRUMENTO

 pela

TAM LINHAS AÉREAS S.A.

e assinada por:

_________________________________

its

_________________________________

being a person who in accordance with the laws of Brazil is acting under the authority of the company in the presence of:

Signature:

Name:

Title:

Acknowledged by:

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited] (as Lessor)

By:

Title:

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Loan Trustee (as Loan Trustee)

By:

Title:

Witnesses:

1.

_________________________________

Name:

ID:

2.

_________________________________

Name:

ID:

seu

_________________________________

na qualidade da pessoa que, em conformidade com as leis do Brasil, está atuando de acordo com autorização da sociedade.

na presença de:

Assinatura:

Nome:

Cargo:

Reconhecido por:

[Parina Leasing Limited/Rayador Leasing Limited/Cuclillo Leasing Limited/Canastero Leasing Limited] (na qualidade de Arrendadora)

By:

Title:

WILMINGTON TRUST COMPANY, não em sua capacidade individual mas somente como Agente de Empréstimo (na qualidade de Agente de Empréstimo)

Por:

Cargo:

Testemunhas:

1.

_________________________________

Nome:

RG:

2.

_________________________________

Nome:

RG:

EXHIBIT O to

NOTE PURCHASE AGREEMENT

FORM OF NOTE GUARANTEE

[Attached.]

FINAL FORM

GUARANTEE ([MSN])

dated as of [___________], 2015

from

[PARINA LEASING LIMITED]/[CUCLILLO LEASING LIMITED]/[RAYADOR LEASING LIMITED]/[CANASTERO LEASING LIMITED]1

One (1) [Airbus A321-200]/[Boeing 787-9]/[Airbus A350-900 Aircraft]2

1 To insert Relevant Owners, i.e. each Owner except the Owner purchasing the Aircraft.

2 To insert relevant aircraft model.

i

GUARANTEE

GUARANTEE, dated as of [ ], 201[_] (as amended, modified or supplemented from time to time, this “Guarantee”), from [PARINA LEASING LIMITED]/[CUCLILLO LEASING LIMITED]/[RAYADOR LEASING LIMITED]/[CANASTERO LEASING LIMITED]3, each an exempted company with limited liability incorporated under the laws of the Cayman Islands (collectively, the “Guarantors”, and individually, a “Guarantor”), to the parties listed in Schedule I hereto (collectively, together with their successors and permitted assigns, the “Parties”, and, individually, a “Party”).

WHEREAS, each Guarantor, [PARINA LEASING LIMITED]/[CUCLILLO LEASING LIMITED]/[RAYADOR LEASING LIMITED]/[CANASTERO LEASING LIMITED]4, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Other Owner”; the Guarantors and the Other Owner, collectively, the “Owners” and, individually an “Owner”), have entered into that certain Note Purchase Agreement dated as of the date hereof (the “Note Purchase Agreement”), among the Owners, LATAM Airlines Group S.A. (“LATAM”), Wilmington Trust Company, as pass through trustee under each of the Pass Through Trust Agreements (the “Pass Through Trustee”), Wilmington Trust Company, as Subordination Agent (the “Subordination Agent”), Wilmington Trust, National Association, as Escrow Agent under each of the Escrow and Paying Agent Agreements, Wilmington Trust Company, as Paying Agent under each of the Escrow and Paying Agent Agreements, and MaplesFS, as Put & Call Trustee;

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Indenture; and

WHEREAS, in order to finance the aircraft identified on Schedule II hereto (the “Aircraft”), the Other Owner will issue the Equipment Notes under the Indenture and Security Agreement [MSN] dated as of the date hereof (the “Indenture”) between the Other Owner and the Loan Trustee;

WHEREAS, it is a condition to the financing of the Aircraft that each Guarantor guarantee the obligations of the Other Owner under the Indenture;

NOW, THEREFORE, in order to induce the Pass Through Trustee to purchase the Equipment Notes and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

3 To insert Relevant Owners.

4 To insert the Owners purchasing the Aircraft.

Section 1.       Guarantee.

(a)        Each Guarantor does hereby acknowledge that it is fully aware of the terms and conditions of the Indenture, the Participation Agreement, the Equipment Notes and the transactions and the other documents contemplated thereby, and does hereby irrevocably and fully and unconditionally guarantee, jointly and severally, as primary obligor and not as surety merely, to the Parties, as their respective interests may appear, the payment by the Other Owner of all payment obligations when due under the Indenture, the Participation Agreement, the Aircraft Security Documents and the Equipment Notes (such obligations of the Other Owner guaranteed hereby being hereafter referred to, individually, as a “Guaranteed Obligation” and, collectively, as the “Guaranteed Obligations”) in accordance with the terms of the Financing Agreements. Each Guarantor does hereby agree that in the event that the Other Owner fails to pay any Guaranteed Obligation when due for any reason (including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the status, existence, assets or obligations of the Other Owner, or the disaffirmance with respect to the Other Owner of the Indenture or any other Financing Agreement in any such proceeding) after the date on which such Guaranteed Obligation became due and payable and the applicable grace period has expired, the Guarantors shall, jointly and severally, pay or cause to be paid forthwith, upon the receipt of notice from the Loan Trustee (such notice to be sent to the Other Owner (to the extent the Loan Trustee is not stayed or prevented from doing so by operation of law) and the Guarantors) stating that such Guaranteed Obligation was not paid when due after the applicable grace period has expired and stating the amount of such Guaranteed Obligation.

(b)        The obligations of each Guarantor hereunder shall not be, to the fullest extent permitted by law, affected (i) by the genuineness, validity, regularity or enforceability (or lack thereof) of any other Guarantor’s obligations hereunder or any of the Other Owner’s obligations under the Indenture or any other Financing Agreement to which the Other Owner is a party, any amendment, waiver or other modification of the Indenture or such other Financing Agreement (except that any such amendment or other modification shall be given effect in determining the obligations of such Guarantor hereunder), or (ii) by any substitution, release or exchange of collateral for or other guaranty of any of the Guaranteed Obligations (except to the extent that such substitution, release or exchange is not undertaken in accordance with the terms of the Financing Agreements) without the consent of such Guarantor, or (iii) by any priority or preference to which any other obligations of any other Guarantor or the Other Owner may be entitled over such other Guarantor’s obligations hereunder or the Other Owner’s obligations under the Indenture and the other Financing Agreements to which the Other Owner is a party, as the case may be, or (iv) by any other circumstance that might otherwise constitute a legal or equitable defense to or discharge of the obligations of a surety or guarantor including, without limitation, any defense arising out of any laws of the Cayman Islands, the United States of America or of any State thereof which would excuse, discharge, exempt, modify or delay the due or punctual payment and performance of the obligations of such Guarantor hereunder. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not, to the fullest extent permitted by law, affect the liability of any Guarantor hereunder: (v) the extension of the time for or waiver of, at any time or from time to time, without notice to such Guarantor, any other Guarantor’s or the Other Owner’s performance of or compliance with any of its obligations hereunder or under the Financing Agreements, as the case may be (except that such extension or waiver shall be given effect in determining the obligations of such Guarantor hereunder), (w) any assignment, transfer, lease or other arrangement by which the Other Owner transfers possession or loses control of the use of any Aircraft, any defect in the title, condition, design, operation or fitness for use of, or damage to or loss or destruction of, any Aircraft, whether or not due to the fault of the Other Owner, (x) any merger or consolidation of the Other Owner or any other Guarantor into or with any other Person, or any sale, transfer, lease or disposal of any of its assets, (y) any issuance of Additional Series Equipment Notes or (z) any change in the ownership of any shares of capital stock of the Other Owner or any other Guarantor.

2

(c)        This Guarantee is an absolute, present and continuing guaranty of payment and performance and not of collection and is in no way conditional or contingent upon any attempt to collect from the Other Owner any unpaid amounts due. Each Guarantor specifically agrees, to the fullest extent permitted by law, that it shall not be necessary or required, and that such Guarantor shall not be entitled to require, that any Party (i) file suit or proceed to obtain or assert a claim for personal judgment against the Other Owner or any other Guarantor for the Guaranteed Obligations, or (ii) make any effort at collection of the Guaranteed Obligations from the Other Owner or any other Guarantor, or (iii) foreclose against or seek to realize upon any security now or hereafter existing for the Guaranteed Obligations, including the Collateral, or (iv) file suit or proceed to obtain or assert a claim for personal judgment against any other Person liable for the Guaranteed Obligations, or make any effort at collection of the Guaranteed Obligations from any such other Person, or exercise or assert any other right or remedy to which any Party is or may be entitled in connection with the Guaranteed Obligations or any security or other guaranty therefor, or (v) assert or file any claim against the assets of the Other Owner or any other Guarantor or other Person liable for the Guaranteed Obligations, or any part thereof, before or as a condition of enforcing the liability of any Guarantor under this Guarantee or requiring payment of said Guaranteed Obligations by any Guarantor hereunder, or at any time thereafter.

Section 2.       No Implied Third Party Beneficiaries. This Guarantee shall not be deemed to create any right in any Person except a Party and shall not be construed in any respect to be a contract in whole or in part for the benefit of any other Person.

Section 3.       Waiver; No Set-off; Reinstatement; Subrogation. Each Guarantor waives notice of the acceptance of this Guarantee and of the performance or nonperformance by the Other Owner or any other Guarantor, demand for payment from the Other Owner, any other Guarantor or any other Person, notice of nonpayment or failure to perform on the part of the Other Owner or any other Guarantor, diligence, presentment, protest, dishonor and, to the fullest extent permitted by law, all other demands or notices whatsoever, other than the request for payment hereunder and notice provided for in Section 1 hereof. The obligations of each Guarantor shall be absolute and unconditional and shall remain in full force and effect until satisfaction of all Guaranteed Obligations and, without limiting the generality of the foregoing, to the extent not prohibited by applicable law, shall not be released, discharged or otherwise affected by the existence of any claims, set-off, defense or other rights that such Guarantor may have at any time and from time to time against any Party, whether in connection herewith or any unrelated transactions. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by any Party upon the insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding with respect to the Other Owner or any other Guarantor or otherwise, all as though such payment had not been made. Each Guarantor, by virtue of any payment hereunder to a Party, shall be subrogated to such Party’s claim against the Other Owner or any other Person relating thereto; provided, however, that such Guarantor shall not be entitled to receive payment from the Other Owner in respect of any claim against the Other Owner arising from a payment by such Guarantor in the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings relating to the Other Owner, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Other Owner, whether or not involving insolvency or bankruptcy proceedings, in which case the Guaranteed Obligations shall be paid and performed in full before any payment in respect of a claim by such Guarantor shall be made by or on behalf of the Other Owner.

3

Section 4.       Amendments, Etc. No amendment of or supplement to this Guarantee, or waiver or modification of, or consent under, the terms hereof, shall be effective unless evidenced by an instrument in writing signed by each Guarantor and each Party against whom such amendment, supplement, waiver, modification or consent is to be enforced.

Section 5.       Payments. All payments by any Guarantor hereunder in respect of any Obligation shall be made in Dollars and otherwise as provided in the Indenture, the Participation Agreement, any relevant Aircraft Security Document or the Equipment Notes in which such Guaranteed Obligation is contained.

Section 6.       Integration; Counterparts; Successors and Assigns; Headings. This Guarantee (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Guarantors and the Parties, with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and (c) shall be binding upon the successors and assigns of the Guarantors and shall inure to the benefit of, and shall be enforceable by, each of the Parties to the fullest extent permitted by applicable laws. The headings in this Guarantee are for purposes of reference only, and shall not limit or otherwise affect the meanings hereof.

Section 7.       Notices. All requests, notices or other communications hereunder shall be in writing, addressed as follows:

If to the Guarantors:

[PARINA LEASING LIMITED]/[CUCLILLO LEASING LIMITED]/[RAYADOR LEASING LIMITED]/[CANASTERO LEASING LIMITED]

c/o Maples Corporate Services Limited

PO Box 309

Ugland House

Grand Cayman

KY1-1104

Cayman Islands

4

[PARINA LEASING LIMITED]/[CUCLILLO LEASING LIMITED]/[RAYADOR LEASING LIMITED]/[CANASTERO LEASING LIMITED]

c/o Maples Corporate Services Limited

PO Box 309

Ugland House

Grand Cayman

KY1-1104

Cayman Islands

[PARINA LEASING LIMITED]/[CUCLILLO LEASING LIMITED]/[RAYADOR LEASING LIMITED]/[CANASTERO LEASING LIMITED]

c/o Maples Corporate Services Limited

PO Box 309

Ugland House

Grand Cayman

KY1-1104

Cayman Islands

If to a Party:

to the address or telecopy number set forth in the Participation Agreements.

All requests, notices or other communications shall be given in the manner, and shall be effective at the times and under the terms, set forth in Section 7.01 of the Participation Agreements.

Section 8.       No Waivers. No failure on the part of any Party to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.

Section 9.       Severability. To the fullest extent permitted by applicable law, any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or any provision in any other Operative Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.       GOVERNING LAW. THIS GUARANTEE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

5

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed as of the day and year first written above.

[PARINA LEASING LIMITED]/[CUCLILLO LEASING LIMITED]/[RAYADOR LEASING LIMITED]/[CANASTERO LEASING LIMITED]

By:
Name:
Title:

[PARINA LEASING LIMITED]/[CUCLILLO LEASING LIMITED]/[RAYADOR LEASING LIMITED]/[CANASTERO LEASING LIMITED]

By:
Name:
Title:

[PARINA LEASING LIMITED]/[CUCLILLO LEASING LIMITED]/[RAYADOR LEASING LIMITED]/[CANASTERO LEASING LIMITED]

By:
Name:
Title:

SCHEDULE I

TO GUARANTEE

PARTIES

Wilmington Trust Company, as Loan Trustee

Wilmington Trust Company, as Pass Through Trustee

Wilmington Trust Company, as Subordination Agent

SCHEDULE II

TO GUARANTEE

AIRCRAFT

Registration Mark	MSN #	Aircraft Type	Engine Model Type